As filed with the Securities and Exchange Commission
on November 10, 2004                                 Registration No. 333-118860

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                        PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
        (Exact name of registrant as specified in governing instruments)

                                   ----------

                              2901 Butterfield Road
                            Oak Brook, Illinois 60523
                    (Address of principal executive offices)

                                   ----------

                              Robert H. Baum, Esq.
           Vice Chairman, Executive Vice President and General Counsel
                             The Inland Group, Inc.
                              2901 Butterfield Road
                            Oak Brook, Illinois 60523
                                 (630) 218-8000
            (Name, address, including zip code and telephone number,
                    including area code of agent for service)

                                   ----------

                                 With a copy to:
                             David J. Kaufman, Esq.
                                Duane Morris LLP
                             227 West Monroe Street
                                   Suite 3400
                             Chicago, Illinois 60606
                                 (312) 499-6700

                                   ----------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

================================================================================

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

                         CALCULATION OF REGISTRATION FEE

                                                       Proposed            Proposed
      Title of Each Class of                           Maximum             Maximum
         Securities Being            Amount Being   Offering Price    Aggregate Offering      Amount of
            Registered                Registered      Per Share             Price          Registration Fee
Common Stock, $.001 par value.....    250,000,000   $        10.00    $    2,500,000,000   $        316,750
Common Stock, $.001 par value(1)..     20,000,000             9.50           190,000,000   $         24,073
                                                                                           ----------------
                                                                                           $        340,823*
                                                                                           ================

     (1)Represents shares issuable pursuant to the registrant's distribution reinvestment program.
     *Previously paid.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

[INLAND WESTERN LOGO]

                                   PROSPECTUS
                       270,000,000 shares of common stock

$10.00 per share: Minimum Initial Purchase - 300 shares (100 shares for Tax-Exempt Entities)

We are a real estate investment trust or a REIT. We were formed in 2003 to acquire and manage properties which are located primarily in states west of the Mississippi River. As of October 7, 2004, we owned 69 properties which have an aggregate gross leasable area of approximately 13 million square feet. No public market currently exists for our shares of common stock and our shares cannot be readily sold.

We are offering 250,000,000 shares to investors who meet our suitability standards; and up to 20,000,000 shares to participants in our reinvestment plan (at $9.50 per share). The common stock will be issued in book entry form only.

The managing dealer of the offering, Inland Securities Corporation, is our affiliate. The managing dealer is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell 250,000,000 of our shares. Your subscription payments will be placed in an escrow account held by the escrow agent, LaSalle Bank National Association, and will be held in trust for your benefit, pending release to us. Subscription proceeds are expected to be released to us as subscriptions are accepted. This offering will end no later than [?], 2005, unless we elect to extend it to a date no later than [?], 2006 in states that permit us to make this extension.

INVESTING IN OUR COMPANY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR A DISCUSSION OF THE MATERIAL RISK FACTORS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH YOUR INVESTMENT IN OUR COMMON STOCK. THESE RISKS INCLUDE:

   - our common stock is not currently listed or traded on an exchange and cannot be readily sold (and sales by stockholders may be made at a loss);
   - we have no ownership in our advisor and the advisor is owned by our sponsor or their affiliates;
   - our advisor and its affiliates will receive substantial fees, including participation in proceeds from the sale, refinancing or liquidation of our assets;
   - our advisor, property managers and two of our directors are subject to conflicts of interest as a result of their affiliation with The Inland Group;
   -    there are limits on ownership, transferability and redemption of shares;
   - risks that the incentive structure of fees payable to our advisor and its affiliates may encourage our advisor to make investments that have greater risks to generate higher fees; and
   - although we anticipate that aggregate borrowings will not exceed 55% of the combined fair market value of our properties, our charter imposes a limitation on our borrowings of less than 300% of net assets and there are risks associated with a high amount of leverage.

The use of forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in this program is not permitted. Any stockholder loss of capital will be limited to the amount of their investment. You should purchase these securities only if you can afford a complete loss of your investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                                                             Per Share     Max. Offering
Public offering price, primary shares (1).................                   $   10.00   $  $2,500,000,000
Public offering price, distribution reinvestment program..                   $    9.50   $     190,000,000
Selling commissions (1)...................................                   $    1.05   $     262,500,000
Proceeds, before expenses, to us..........................                   $    8.95   $   2,427,500,000

(1) The selling commission only applies to sales of primary shares and is composed of a 7.5% selling commission (7.0% of which is reallowable), 2.5% marketing allowance and .5% due diligence expense allowance.

                    The date of this Prospectus is [?], 2004.

                         FOR RESIDENTS OF MICHIGAN ONLY:

A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE DEPARTMENT OF CONSUMER & INDUSTRY SERVICES, MICHIGAN OFFICE OF FINANCIAL AND INSURANCE SERVICES. THE DEPARTMENT HAS NOT UNDERTAKEN TO PASS UPON THE VALUE OF THESE SECURITIES NOR TO MAKE ANY RECOMMENDATIONS AS TO THEIR PURCHASE.

THE USE OF THIS PROSPECTUS IS CONDITIONED UPON ITS CONTAINING ALL MATERIAL FACTS AND THAT ALL STATEMENTS CONTAINED THEREIN ARE TRUE AND CAN BE SUBSTANTIATED. THE DEPARTMENT HAS NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

NO BROKER-DEALER, SALESMAN, AGENT OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERING HEREBY MADE OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR EFFECTIVE LITERATURE.

THIS IS A BEST EFFORTS OFFERING, AND WE RESERVE THE RIGHT TO ACCEPT OR REJECT ANY SUBSCRIPTION AND WILL PROMPTLY NOTIFY THE SUBSCRIBER OF ACCEPTANCE OR REJECTION. THERE IS NO ASSURANCE THAT THIS OFFERING WILL ALL BE SOLD. THERE ARE NO ASSURANCES AS TO WHAT SIZE WE MAY REACH.

THERE IS NO ASSURANCE THAT OUR OPERATIONS WILL BE PROFITABLE OR THAT LOSSES WILL NOT OCCUR.

IT IS NOT OUR POLICY TO REDEEM OUR STOCK (EXCEPT AS PROVIDED IN THIS OFFERING).

ANY REPRESENTATIONS CONTRARY TO ANY OF THE FOREGOING SHOULD BE REPORTED FORTHWITH TO THE OFFICE OF FINANCIAL AND INSURANCE SERVICE AT 611 West Ottawa Street, 2nd Floor Ottawa Building, P.O. Box 30701, Lansing, MI 48909-8201, or Telephone (877) 999-6442.

                                 WHO MAY INVEST

     In order to purchase shares, you must:

     -    Meet the financial suitability standards, and

     -    Purchase a minimum number of shares.

     SUITABILITY STANDARDS

     Because an investment in our common stock is risky and is a long-term investment, it is suitable for you only if you have adequate financial means, you have no immediate need for liquidity in your investment and you can bear the complete loss of your investment.

     We have established financial suitability standards for investors who purchase shares of our common stock. In addition, residents of some states must meet higher suitability standards under state law. These standards require you to meet the applicable criteria below. In determining your net worth, do not include your home, home furnishings or your automobile. INVESTORS WITH INVESTMENT DISCRETION

                                        a

OVER ASSETS OF AN EMPLOYEE BENEFIT PLAN COVERED BY ERISA SHOULD CAREFULLY REVIEW THE INFORMATION IN THE SECTION ENTITLED, "ERISA CONSIDERATIONS."

     GENERAL STANDARDS FOR ALL INVESTORS

     -    Minimum net worth of at least $150,000; or

     - Minimum annual gross income of at least $45,000 and net worth of at least $45,000.

     Standards for Maine Residents

     -    Minimum net worth of $200,000, or

     - Minimum annual gross income of $50,000 and a minimum net worth of $50,000.

     Standards for Arizona, California, Iowa, Massachusetts, Michigan, Missouri, Oregon or Tennessee Residents

     -    Minimum net worth of $225,000, or

     - Minimum annual gross income of $60,000 and a minimum net worth of $60,000.

     Standards for Kansas, Missouri, Ohio and Pennsylvania Residents

     - In addition to meeting the general standards for all investors, your investment may not exceed 10% of your liquid net worth.

     In the case of sales to fiduciary accounts, these minimum standards must be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the common stock if the donor or the grantor is the fiduciary. INVESTORS WITH INVESTMENT DISCRETION OVER ASSETS OF AN EMPLOYEE BENEFIT PLAN COVERED UNDER ERISA SHOULD CAREFULLY REVIEW THE INFORMATION ENTITLED "ERISA CONSIDERATIONS."

     In the case of gifts to minors, the suitability standards must be met by the custodian account or by the donor.

     MINIMUM PURCHASE

     Subject to the restrictions imposed by state law, we will sell shares of our common stock only to investors who initially purchase a minimum of 300 shares of common stock for a total purchase price of $3,000, or tax-exempt entities which purchase a minimum of 100 shares of common stock for a total purchase price of $1,000. For investors living in Iowa, the minimum investment for IRAs will be 300 shares of common stock for a total purchase price of $3,000, and for investors living in Minnesota, the minimum investment for IRAs and qualified plan accounts will be 200 shares of common stock for a total purchase price of $2,000. Tax-exempt entities are generally any investor that is exempt from federal income taxation, including:

     - a pension, profit-sharing, retirement, IRA or other employee benefit plan which satisfies the requirements for qualification under Section 401(a), 414(d) or 414(e) of the Internal Revenue Code;

                                        b

     - a pension, profit-sharing, retirement, IRA or other employee benefit plan which meets the requirements of Section 457 of the Internal Revenue Code;

     - trusts that are otherwise exempt under Section 501(a) of the Internal Revenue Code;

     - a voluntary employees' beneficiary association under Section 501(c)(9) of the Internal Revenue Code; or

     - an IRA which meets the requirements of Section 408 of the Internal Revenue Code.

     The term "plan" includes plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of
Section 4975 of the Internal Revenue Code, governmental or church plans that are exempt from ERISA and Section 4975 of the Internal Revenue Code, but that may be subject to state law requirements, or other employee benefit plans.

     Subject to any restrictions imposed by state law, subsequent additional investments by current investors require a minimum investment of $25. This limitation does not apply to the purchase of shares through the dividend reinvestment provision.

             [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

                                        c

                                TABLE OF CONTENTS

                                                                                                                         PAGE
WHO MAY INVEST..............................................................................................................a

     Suitability Standards..................................................................................................a

     Minimum Purchase.......................................................................................................b

PROSPECTUS SUMMARY..........................................................................................................1

     Inland Western Retail Real Estate Trust, Inc...........................................................................1

     The types of real estate that we may acquire and manage................................................................1

     Our sponsor, our advisor and The Inland Group..........................................................................2

     Conflicts of interest..................................................................................................4

     Compensation to be paid to our advisor and affiliates..................................................................5

     Primary business objective and strategies..............................................................................8

     Terms of the offering..................................................................................................9

     Is an investment in us appropriate for you?...........................................................................10

     Distributions.........................................................................................................10

     Real property investments.............................................................................................10

     Share repurchase program..............................................................................................10

     Estimated Use of Proceeds.............................................................................................11

RISK FACTORS...............................................................................................................12

     Our common stock is not currently listed on an exchange or trading market and cannot be readily sold..................12

     The price of our common stock is subjective and may not bear any relationship to what a stockholder could receive if it was sold...........................................................................................12

     You do not know what real properties and other assets we may acquire in the future, and must rely on our advisor, our board and officers to select them and stockholders will not participate in these decisions..........12

     Competition with third parties in acquiring properties will reduce our profitability and the return on your investment.......................................................................................................12

     We will compete with real estate investment programs sponsored by companies affiliated with us for the acquisition of properties and for the time and services of personnel.............................................13

     We plan to incur mortgage indebtedness and other borrowings, which may reduce the funds available for distribution, may increase the risk of loss since defaults may result in foreclosure and mortgages may include cross-collateralization or cross-default provisions that increase the risk that more than one property may be affected by a default............................................................................13

     If we have insufficient working capital reserves, we will have to obtain financing from other sources.................14

     The types of properties which we intend to acquire and the area in which we may acquire retail centers is limited..........................................................................................................14

     The aggregate amount we may borrow is limited under our articles of incorporation.....................................14

     Because of the way we are organized, we would be a difficult takeover target. This could depress the price of our stock and inhibit a management change........................................................................14

     Your investment return may be reduced if we are required to register as an investment company under the
          Investment Company Act...........................................................................................16

     There are many factors which can affect distributions to stockholders.................................................17

     Our derivative financial instruments used to hedge against interest rate fluctuations could reduce the overall returns on your investment.......................................................................................17

     We could issue more shares in the future, which could reduce the market price of our outstanding shares...............18

     Our share repurchase program is limited to 5% of the weighted average number of shares of our stock outstanding during the prior calendar year and may be changed or terminated by us, thereby reducing the potential liquidity of your investment...........................................................................18

     Stockholders have limited control over changes in our policies........................................................18

     If we invest in joint ventures, the objectives of our partners may conflict with our objectives.......................18

     If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser.........18

     Delays in acquisitions of properties may have an adverse effect.......................................................19

     We may not be able to immediately invest proceeds in real estate, which will harm your returns........................19

     We depend on our board of directors, advisor and property managers and losing those relationships could negatively affect our operations.................................................................................19

     There are conflicts of interest between us and our affiliates.........................................................19

     We cannot predict the amounts of compensation to be paid to our advisor and our other affiliates......................21

     The managing dealer has not made an independent review of us or the prospectus........................................21

     Our rights and the rights of our stockholders to take action against our directors and officers and the advisor are limited..............................................................................................22

     The business of our advisor and our property managers may be acquired by us without further action of our stockholders.....................................................................................................22

     Your percentage of ownership may become diluted if we issue new shares of stock.......................................22

     There are inherent risks with real estate investments.................................................................23

     Adverse economic conditions in our primary geographic region and in the market for retail space could reduce our income and distributions to you.......................................................................23

     Rising expenses could reduce cash flow and funds available for future acquisitions....................................23

     If our tenants are unable to make rental payments, if their rental payments are reduced, or if they terminate a lease, our financial condition and ability to pay distributions will be adversely affected.....................24

     Our financial condition and ability to make distributions may be adversely affected by the bankruptcy or insolvency, a downturn in the business, or a lease termination of a tenant that occupies a large area of the retail center or an anchor tenant............................................................................24

     If a tenant claims bankruptcy, we may be unable to collect balances due under relevant leases.........................24

     We may incur additional costs in acquiring or re-leasing retail properties............................................25

     Our properties will be subject to competition for tenants and customers...............................................25

     Our properties will face competition which may affect tenants' ability to pay rent and the amount of rent paid to us and in turn affect the cash available for distributions and the amount of distributions....................25

     We may be restricted from re-leasing space............................................................................25

     We may be unable to sell a property if or when we decide to do so.....................................................25

     If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits....................................................................26

     Terrorist attacks, such as the attacks that occurred in New York and Washington, D.C. on September 11, 2001,
          and other acts of violence or war may affect the markets in which we operate, our operations and our profitability....................................................................................................26

     Real estate related taxes may increase and if these increases are not passed on to tenants, our income will be reduced..........................................................................................................27

     Revenue from our properties depends on the amount of our tenants' retail revenue, making us vulnerable to general economic downturns and other conditions affecting the retail industry....................................27

     The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for any distributions...................................................27

     Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions....................................................................................................28

     If a sale or leaseback transaction is recharacterized, our financial condition could be adversely affected............28

     We may incur additional costs in acquiring newly constructed properties which may adversely affect cash available for distributions to you...............................................................................29

     Our investments in unimproved real property may result in additional cost to us to comply with re-zoning restrictions or environmental regulations........................................................................29

     Construction and development activities will expose us to risks such as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions and government regulation.............................................................................29

     We may acquire or finance properties with lock-out provisions which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.....................29

     Your investment has various federal income tax risks..................................................................29

     If we fail to maintain our REIT status, our dividends will not be deductible to us and our income will be subject to taxation..............................................................................................29

     You may have tax liability on distributions you elect to reinvest in common stock.....................................30

     The opinion of Duane Morris LLP regarding our status as a REIT does not guarantee our ability to remain a
          REIT.............................................................................................................30

     Even REITS are subject to federal and state income taxes..............................................................30

     An investment in our common stock may not be suitable for every employee benefit plan.................................30

     The annual statement of value that we will be sending to stockholders subject to ERISA and to certain other plan stockholders is only an estimate and may not reflect the actual value of our shares.........................31

CAUTIONING NOTE REGARDING FORWARD-LOOKING STATEMENTS.......................................................................32

HOW WE OPERATE.............................................................................................................34

CONFLICTS OF INTEREST......................................................................................................36

COMPENSATION TABLE.........................................................................................................39

ESTIMATED USE OF PROCEEDS..................................................................................................47

PRIOR PERFORMANCE OF OUR AFFILIATES........................................................................................48

     Prior Investment Programs.............................................................................................48

     Summary Information...................................................................................................48

     Publicly Registered REITS.............................................................................................50

     Private Partnerships..................................................................................................52

     1031 Exchange Private Placement Offering Program......................................................................53

MANAGEMENT.................................................................................................................64

     Inland Affiliated Companies...........................................................................................64

     Our General Management................................................................................................67

     Our Directors and Executive Officers..................................................................................68

     Committees of Our Board of Directors..................................................................................71

     Compensation of Directors and Officers................................................................................72

     Executive Compensation................................................................................................72

     Independent Director Stock Option Plan................................................................................73

     Our Advisor...........................................................................................................74

     Our Advisory Agreement................................................................................................75

     The Property Managers and the Management Agreements...................................................................78

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS AND OUR ADVISOR.........................................87

PRINCIPAL STOCKHOLDERS.....................................................................................................90

OUR STRUCTURE AND FORMATION................................................................................................91

     Structure.............................................................................................................91

SELECTED FINANCIAL DATA....................................................................................................92

INVESTMENT OBJECTIVES AND POLICIES.........................................................................................94

     General...............................................................................................................94

     Distributions.........................................................................................................94

     Types of Investments..................................................................................................95

     Property Acquisition Standards........................................................................................96

     Description of Leases.................................................................................................97

     Property Acquisition..................................................................................................97

     Borrowing.............................................................................................................98

     Sale or Disposition of Properties.....................................................................................99

     Change in Investment Objectives and Policies..........................................................................99

     Investment Limitations...............................................................................................100

     Other Investments....................................................................................................100

     Appraisals...........................................................................................................101

     Return of Uninvested Proceeds........................................................................................101

     Additional Offerings and Exchange Listing............................................................................101

     Joint Ventures.......................................................................................................102

     Construction and Development Activities..............................................................................102

     Other Policies.......................................................................................................103

REAL PROPERTY INVESTMENTS.................................................................................................105

     Investing in REITS...................................................................................................105

     General..............................................................................................................105

     Insurance Coverage on Properties.....................................................................................107

     Properties...........................................................................................................107

     Retail Shopping Centers..............................................................................................108

     Neighborhood and Community Shopping Centers..........................................................................109

     Single-User Retail Properties........................................................................................109

     Commercial Property..................................................................................................109

     Projects Under Development...........................................................................................109

     Summary Tabular Presentation of Properties Owned.....................................................................110

     Description of Properties............................................................................................117

     Potential Property Acquisitions......................................................................................215

     Tenant Lease Expiration..............................................................................................233

     Tenant Concentration.................................................................................................234

     Property Allocation..................................................................................................235

CAPITALIZATION............................................................................................................237

MANAGEMENT'S DISCUSSION AND ANALYSIS OF OUR FINANCIAL CONDITION...........................................................238

DESCRIPTION OF SECURITIES.................................................................................................260

     Authorized Stock.....................................................................................................260

     Common Stock.........................................................................................................260

     Preferred Stock......................................................................................................261

     Issuance of Additional Securities and Debt Instruments...............................................................262

     Restrictions on Issuance of Securities...............................................................................262

     Restrictions on Ownership and Transfer...............................................................................262

     Anti-Takeover Provisions of Maryland Law and Our Articles of Incorporation and Bylaws................................265

SHARES ELIGIBLE FOR FUTURE SALE...........................................................................................268

     Shares to be Outstanding or Issuable upon Exercise or Conversion of Other Outstanding Securities.....................268

     Securities Act Restrictions..........................................................................................268

     Independent Director Stock Option Plan...............................................................................269

     Effect of Availability of Shares on Market Price of Shares...........................................................269

     Registration Rights..................................................................................................269

SUMMARY OF OUR ORGANIZATIONAL DOCUMENTS...................................................................................271

     Articles of Incorporation and Bylaw Provisions.......................................................................271

     Stockholders' Meetings...............................................................................................271

     Board of Directors...................................................................................................272

     Stockholder Voting Rights............................................................................................272

     Rights of Objecting Stockholders.....................................................................................273

     Stockholder Lists; Inspection of Books and Records...................................................................273

     Amendment of the Organizational Documents............................................................................274

     Dissolution or Termination of the Company............................................................................274

     Advance Notice of Director Nominations and New Business..............................................................274

     Restrictions on Certain Conversion Transactions and Roll-Ups.........................................................275

     Limitation on Total Operating Expenses...............................................................................277

     Transactions with Affiliates.........................................................................................278

     Restrictions on Borrowing............................................................................................278

     Restrictions on Investments..........................................................................................279

FEDERAL INCOME TAX CONSIDERATIONS.........................................................................................282

     Federal Income Taxation as a REIT....................................................................................282

     Federal Income Taxation of Stockholders..............................................................................288

     Other Tax Considerations.............................................................................................291

ERISA CONSIDERATIONS......................................................................................................293

PLAN OF DISTRIBUTION......................................................................................................296

     General..............................................................................................................296

     Escrow Conditions....................................................................................................296

     Subscription Process.................................................................................................297

     Representations and Warranties in the Subscription Agreement.........................................................297

     Determination of Your Suitability as an Investor.....................................................................298

     Compensation We Will Pay for the Sale of Our Shares..................................................................298

     Volume Discounts.....................................................................................................299

     Deferred Commission Option...........................................................................................301

     Indemnification......................................................................................................303

HOW TO SUBSCRIBE..........................................................................................................304

SALES LITERATURE..........................................................................................................306

DISTRIBUTION REINVESTMENT AND SHARE REPURCHASE PROGRAMS...................................................................307

     Distribution Reinvestment Program....................................................................................307

     Share Repurchase Program.............................................................................................308

REPORTS TO STOCKHOLDERS...................................................................................................311

PRIVACY POLICY NOTICE.....................................................................................................312

LITIGATION................................................................................................................313

RELATIONSHIPS AND RELATED TRANSACTIONS....................................................................................313

LEGAL MATTERS.............................................................................................................319

EXPERTS...................................................................................................................319

WHERE YOU CAN FIND MORE INFORMATION.......................................................................................321

Index to Financial Statements                  F-1
Appendix A - Prior Performance Tables          A-1
Appendix B - Distribution Reinvestment Plan    B-1
Appendix C - Subscription Agreement            C-1
Appendix D - Transfer on Death Designation     D-1
Appendix E1 - Letter of Direction             E1-1
Appendix E2 - Notice of Revocation            E2-1
Appendix G - Privacy Policy Notice             G-1

                               PROSPECTUS SUMMARY

     This summary highlights all of the material information in this prospectus. Because this is a summary, it does not contain all the information that may be important to you. You should read this entire prospectus and its appendices carefully before you decide to invest in our shares of common stock.

     INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

     We are a Maryland corporation formed in March 2003 and we operate as a real estate investment trust, or a REIT, for federal and state income tax purposes. Our company owns all of our assets, either directly or indirectly.

     Our principal executive offices are located at 2901 Butterfield Road, Oak Brook, Illinois 60523 and our telephone number is (630) 218-8000.

     THE TYPES OF REAL ESTATE THAT WE MAY ACQUIRE AND MANAGE

     Our advisor is experienced in acquiring and managing real estate, particularly retail focused shopping centers. We acquire and manage a diversified (by geographical location and by type and size of retail centers) portfolio of real estate primarily improved for use as retail establishments, principally multi-tenant shopping centers. Our portfolio does and will consist predominantly of grocery and discount store anchored retail, including net lease retail. We may acquire certain mixed use properties that may include lodging, office and/or multi-family residential if they are part of a retail center. And, we may also acquire other types of retail shopping centers, such as enclosed malls, outlet malls and power centers. We also anticipate acquiring real estate improved with other commercial facilities which provide goods and services as well as double or triple net leased properties, which are either commercial or retail, including properties acquired in sale and leaseback transactions. A triple-net leased property is one which is leased to a tenant who is responsible for the base rent and all costs and expenses associated with their occupancy, including property taxes, insurance, repairs and maintenance.

     The geographic focus of our portfolio continues to be western U.S. markets; yet, at the present time, we believe that properties available for sale east of the Mississippi River are offering more favorable investment returns. Our objective continues to be to acquire properties primarily for income as distinguished from primarily for capital gain. As a result, many of our recently acquired properties are located in eastern U.S. markets. However, over the long-term, we expect the portfolio to consist of properties located primarily west of the Mississippi River. Where feasible, we will endeavor to acquire multiple properties within the same major metropolitan markets where the acquisitions result in efficient property management operations with the potential to achieve market dominance.

     We do not intend to invest in real estate properties that are primarily:

     -    farms;
     -    health care facilities;
     -    industrial properties;
     -    leisure home sites;
     -    manufacturing facilities;
     -    mining properties;
     -    ranches;
     -    single-family residential properties;
     -    timberlands; or
     -    unimproved properties not intended to be developed (vacant land).

     Subject to compliance with the applicable requirements under the federal income tax laws, we may also undertake construction and development activities and render services in connection with such activities.

     OUR SPONSOR, OUR ADVISOR AND THE INLAND GROUP

     Our sponsor is Inland Real Estate Investment Corporation, which is owned by The Inland Group, Inc. The Inland Group, together with its subsidiaries and affiliates, is a fully-integrated group of legally and financially separate companies that have been engaged in diverse facets of real estate for over 35 years providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, syndication, renovation, construction, finance and other related services. Inland Western Retail Real Estate Advisory Services, Inc., is a wholly owned subsidiary of our sponsor and is our advisor. Inland Securities Corporation, another affiliate of The Inland Group, is the managing dealer of this offering. Inland US Management LLC, Inland Southwest Management LLC and Inland Pacific Management LLC, our property managers, are entities owned principally by individuals who are affiliates of The Inland Group. The principal executive offices of The Inland Group, our sponsor, and our advisor are located at 2901 Butterfield Road, Oak Brook, Illinois 60523 and their telephone number is (630) 218-8000. The principal executive offices of our property managers are located at 2907 Butterfield Road, Oak Brook, Illinois 60523 and their telephone number is (630) 218-8000.

     The following organizational chart depicts the services that affiliates or our sponsor will render to us and our organizational structure.

The following organizational chart depicts the services that affiliates or our sponsor will render to us and our organizational structure.

                              ORGANIZATIONAL CHART

               ------------------            ---------           ---------           ---------
               Daniel L. Goodwin*            Robert H.           G. Joseph           Robert D.
                                               Baum*              Cosenza*            Parks*
               ------------------            ---------           ---------           ---------
                       ||                       ||                  ||                   ||
=================================================================================================================
    ||          ||          ||          ||                                                              ||
----------  ----------  ----------  ----------                                                          ||
  Inland      Inland      Inland      Inland                                                            ||
Northwest   Southwest    Western     Pacific                                                 -----------------------
Management  Management  Management  Management                                               THE INLAND GROUP, INC.*
  Corp.       Corp.       Corp.       Corp.                                                  -----------------------
----------  ----------  ----------  ----------                                                          ||
    ||          ||          ||          ||                                                              ||
==============================================       ==========================================================================
                      ||                                      ||                       ||                         ||         ||
                      ||                                      ||                       ||                         ||         ||
---------------------------------------------------  ------------------- -----------------------------   ------------------- ||
        Inland Holdco Management LLC                 The Inland Services          Inland Real             The Inland Real    ||
                                                         Group, Inc.     Estate Investment Corporation   Estate Transactions ||
                                                                                  (our sponsor)              Group, Inc.     ||
---------------------------------------------------  ------------------- -----------------------------   ------------------- ||
    |                 |                  |                    ||                               ||        ||                  ||
    |                 |                  |                    ||                               ||        ||                  ||
---------     ----------------     --------------             ||                               ||        ||                  ||
Inland US     Inland Southwest     Inland Pacific             ||                               ||        ||                  ||
Management        Property            Property         ---------------                         ||        ||                  ||
   LLC           Management          Management        Inland Risk and                         ||        ||                  ||
(property           LLC                 LLC               Insurance                            ||        ||                  ||
 manager)        (property           (property            Management                           ||        ||                  ||
                  manager)            manager)          Services, Inc.                         ||        ||                  ||
---------     ----------------     --------------      ---------------                         ||        ||                  ||
    |                |                    |                   |                                ||        ||                  ||
    |                |                    |                   |                                ||        ||                  ||
---------------------------------------------------           |                                ||        ||                  ||
         |                                                    |                                ||        ||                  ||
         |                                                    |                                ||        ||                  ||
         |                  ----------------------------------------------------------         ||        ||                  ||
         |                  |                                                                  ||        ||                  ||
         |                  |                                                                  ||        ||                  ||
         |                  |              ========================================================      ||                  ||
         |                  |              ||                         ||                         ||      ||                  ||
         |                  |              ||                         ||                         ||      ||                  ||
         |                  |       ----------------- ------------------------------ ------------------  ||  ----------------------
         |                  |       Inland Securities   Inland Western Retail Real   Inland Partnership  ||     Inland Mortgage
         |                  |          Corporation    Estate Advisory Services, Inc.   Property Sales    ||  Investment Corporation
         |                  |                                 (our advisor)             Corporation      ||
         |                  |       ----------------- ------------------------------ ------------------  ||  ----------------------
         |                  |          |                 |                                               ||              ||
         |                  |          |                 |         ========================================        ============
         |                  |          |                 |         ||           ||                       ||        ||         ||
         |                  |          |                 |         ||       -----------                  ||        ||     ----------
         |            ------------     |                 |    -----------   Inland Real  ------------------  -----------   Inland
         |              Insurance      |                 |    Inland Real     Estate         Inland Real       Inland     Mortgage
         |              Services       |                 |      Estate      Development        Estate         Mortgage    Servicing
         |            ------------     |                 |    Sales, Inc.   Corporation  Acquisitions, Inc.  Corporation Corporation
         |                  |          |                 |    -----------   -----------  ------------------  ----------- -----------
         |                  |          |                 |         |             |                |               |           |
         |                  |          |                 |   --------------      |                |               |           |
         |                  |          |                 |    Real Estate        |                |               |           |
-----------------------     |          |                 |   Sales Services      |                |               |           |
Property Management and     |          |                 |   --------------      |                |               |           |
    Related Services        |          |                 |         |             |                |               |           |
-----------------------     |          |                 |         |             |                |               |           |
         |                  |          |                 |         |             |                |               |           |
         |                  |          |                 |         |             |                |               |           |
         |                  | ----------------  -----------------  |     ----------------     -----------   ---------   ---------
         |                  | Securities Sales    Organization,    |     Construction and      Property     Mortgage    Mortgage
         |                  |                   Advisory and Real  |        Development       Acquisition   Brokerage     Loan
         |                  |                    Estate Services   |         Services          Services     Services    Servicing
         |                  | ----------------  -----------------  |     ----------------     -----------   ---------   ---------
         |                  |          |                 |         |             |                |               |           |
         |                  |          |                 |         |             |                |               |           |
         |                  |          |                 |         |             |                |               |           |
-----------------------------------------------------------------------------------------------------------------------------------
                                           Inland Western Retail Real Estate Trust, Inc.
                We are principally owned by public investors. Ownership is represented by shares of our common stock
-----------------------------------------------------------------------------------------------------------------------------------

Solid lines indicate 100% ownership. Broken lines indicate service.

* The four indicated individuals control The Inland Group, Inc. and own substantially all of its stock.

     Investment in shares of our common stock involves risks. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you may lose some or all of your investment. The following is a summary of the material risks which we believe are most relevant to an investment in the shares. These risks are generally listed in the order of priority.

     - our common stock is not currently listed or traded on an exchange and cannot be readily sold (and sales by stockholders may be made at a loss);

     - although we anticipate that aggregate borrowings will not exceed 55% of the combined fair market value of our properties, our charter imposes a limitation on our borrowings of less than 300% of net assets and there are risks associated with a high amount of leverage;

     - we have no ownership in our advisor and the advisor is owned by our sponsor or their affiliates;

     - our advisor and its affiliates will receive substantial fees, including participation in proceeds from the sale, refinancing or liquidation of our assets;

     - our advisor, property managers and two of our directors are subject to conflicts of interest as a result of their affiliation with The Inland Group, including conflicts of interest relating to:

             - the negotiation of the terms of the advisor and property management agreements;
             - the allocation of their time between us and their other business ventures;
             -    decisions whether to acquire and dispose of properties;
             - the purchase and sale of properties to or from the advisor and our affiliates; and
             - the allocation of investment opportunities between us and their other business ventures.

     - we may make distributions that include a return of principal for federal tax purposes;

     - there are limits on ownership, transferability and redemption of shares;

     - our investment policies and strategies may be changed without stockholder consent;

     -    our investments will lack geographic diversification; and

     - risks that incentive structure of fees payable to our advisor and its affiliates may encourage our advisor to make investments that have greater risks to generate higher fees.

     CONFLICTS OF INTEREST

     CONFLICTS OF INTEREST EXIST BETWEEN US AND SOME OF OUR AFFILIATES, INCLUDING OUR ADVISOR. THESE AFFILIATES INCLUDE INLAND REAL ESTATE CORPORATION, INLAND RETAIL REAL ESTATE TRUST, INC. AND INLAND REAL ESTATE EXCHANGE CORPORATION. INLAND REAL ESTATE CORPORATION IS A PUBLICLY TRADED REIT THAT IS SELF-ADMINISTERED AND IS NO LONGER AFFILIATED WITH THE INLAND GROUP. INLAND REAL ESTATE CORPORATION PURCHASES SHOPPING CENTERS LOCATED IN THE MIDWEST. INLAND RETAIL REAL ESTATE TRUST, INC. IS AFFILIATED WITH THE INLAND GROUP. INLAND RETAIL REAL ESTATE TRUST, INC. GENERALLY PURCHASES SHOPPING CENTERS LOCATED EAST OF THE MISSISSIPPI RIVER. INLAND REAL ESTATE EXCHANGE CORPORATION IS A SUBSIDIARY OF INLAND REAL ESTATE INVESTMENT CORPORATION. INLAND REAL ESTATE EXCHANGE CORPORATION PROVIDES REPLACEMENT PROPERTIES FOR PEOPLE WISHING TO COMPLETE AN IRS SECTION 1031 REAL ESTATE EXCHANGE. Midwest Real Estate Equities, Inc. is not a subsidiary of The Inland

Group, Inc or its affiliates but does have some of the same shareholders as The Inland Group, Inc. Midwest Real Estate Equities buys, manages and sells commercial and multi-family property.

     Some of these conflicts include:

     - competition for the time and services of personnel that work for us and our affiliates, including such persons as Daniel L. Goodwin, Robert H. Baum, G. Joseph Cosenza, Robert D. Parks, Thomas P. McGuinness, Roberta S. Matlin and Brenda G. Gujral, which may limit the amount of time these people may spend on our business matters;

     - substantial compensation payable by us to Inland Securities Corporation, Inland Western Retail Real Estate Advisory Services, Inc., Inland US Management LLC, Inland Southwest Management LLC and Inland Pacific Management LLC for their various services which may not be on market terms and is payable, in most cases, whether or not our stockholders receive distributions;

     - competition for properties, although our affiliates are governed by the Property Acquisition Service Agreement which, with certain limitations, gives us a right of first refusal for certain properties west of the Mississippi River; and

     - the possibility that we may do business with entities that have pre-existing relationships with our affiliates which may result in a conflict between our business and the ongoing business relationships our affiliates have with each other.

     Conflicts of interest may also arise in connection with the potential sale or refinancing of our properties or the enforcement of agreements.

     We have an option to acquire or consolidate into us the business conducted by our advisor and/or our property managers for shares of common stock.

     COMPENSATION TO BE PAID TO OUR ADVISOR AND AFFILIATES

     We pay our advisor and affiliates substantial fees for managing our business.

     We will also pay the advisor and other affiliates of our sponsor a number of other fees for services or expense reimbursements during our offering, operational and liquidation stage.

     Set forth below is a tabular summary of fees and compensation payable to our advisor and other affiliates.

Type of Compensation

Nonsubordinated payments:

     Offering stage:

Selling commissions                   7.5% of the sale price for each share
                                      Estimated maximum: $187,500,000. Through
                                      June 30, 2004, we have incurred
                                      $77,907,763 in selling commissions in
                                      connection with our initial public
                                      offering. In our initial public offering, we intend to sell 250,000,000 shares of our common stock at $10.00 per share.

Marketing contribution and due        3.0% of the gross offering proceeds
diligence allowance                   Through June 30, 2004, we have incurred
                                      $10,546,604 in marketing contributions and due diligence expense allowance in connection with our initial public offering. The actual amount of marketing contribution and due diligence expense allowance in connection with this offering will depend on the number of shares sold.
                                      If there are no special sales, and we sell the maximum number of shares offered, approximately $75,000,000 will be paid for the marketing contribution and the due diligence expense allowance.

Reimbursable expenses and other       Estimated amount: $14,684,000. Through
expenses of issuance                  June 30, 2004, we have incurred $666,107
                                      of reimbursable expenses to our advisor in connection with our initial public offering. In addition, in connection with our initial public offering, as of December 31, 2003, our advisor had advanced an aggregate of approximately
                                      $1,763,306 for the payment of offering
                                      expenses to non-affiliated third parties, all of which has been repaid. Our sponsor has not advanced any reimbursable expenses in connection with this offering. We may reimburse up to $14,684,000 for offering expenses advanced if we sell the maximum number of shares offered.

                                      If the offering is not successful, then
                                      our sponsor will be solely responsible for the offering expenses to the extent it has not been reimbursed.

Acquisition stage:

Acquisition expenses                  We will reimburse Inland Real Estate
                                      Acquisitions, Inc. for costs incurred, on our behalf, in connection with the acquisition of properties. We will pay an amount, estimated to be up to 0.5% of the total of (1) the gross offering proceeds from the sale of 250,000,000 shares and
                                      (2) the gross proceeds from the sale of up to 20,000,000 shares pursuant to the distribution reinvestment programs. The acquisition expenses for any particular property will not exceed 6% of the gross purchase price of the property.

Operational stage:

Property management fee               4.5% of the gross income from the
This fee terminates upon a business   properties. (cannot exceed 90% of the fee
combination  with our property        which would be payable to an unrelated
managers.                             third party). We will pay the fee for
                                      services in connection with the rental,
                                      leasing, operation and management of the properties. For the year ended December
                                      31, 2003, and the six months ended June
                                      30, 2004, we have incurred and paid
                                      property management fees of $16,627 and
                                      $1,154,272, of which $16,627 and
                                      $1,154,272 were retained by Inland US
                                      Management LLC, Inland Southwest
                                      Management LLC and Inland Pacific
                                      Management LLC. Actual amounts we will
                                      incur in the future cannot be determined at the present time.

Loan servicing fee and mortgage       0.08% of the total principal amount of the
brokerage fee                         loans being serviced for each full year,
                                      up to the first $100 million and a lesser percentage on a sliding scale thereafter.
                                      For the year ended December 31, 2003, and the six months ended June 30, 2004, we have incurred and paid $328 and $21,276 to Inland Mortgage Servicing Corporation. For the year ended December 31, 2003, and the six months ended June 30, 2004, we have incurred and paid $59,523 and $1,122,042 to Inland Mortgage Investment Corporation.

Reimbursable expenses relating to     The compensation and reimbursements to our
administrative services               advisor and its affiliates will be
                                      approved by a majority of our directors.
                                      Actual amounts cannot be determined at the present time. These may include cost of goods and services and non-supervisory services performed directly for us by independent parties.

Liquidation stage:

Property disposition fee              Lesser of 3% of sales price or 50% of the
This fee terminates  upon a business  customary commission which would be paid
combination with our advisor.         to a third party. Actual amounts cannot be
                                      determined at the present time.

     Subordinated payments:

     Operational stage:               As of June 30, 2004, we have not paid or
                                      accrued any advisor asset management fees.
                                      Actual amounts we will incur in the future cannot be determined at the present time.

Advisor asset management fee          Not more than 1% per annum of our average
This fee terminates  upon a business  assets; subordinated to a non-cumulative,
combination  with our advisor.        non-compounded return, equal to 6% per
                                      annum. Actual amounts cannot be determined at the present time. We will pay the fee for services in connection with our day-to-day operations, including administering our bookkeeping and accounting functions, services as our consultant in connection with policy decisions made by our board, managing our properties or causing them to be managed by another party and providing other services as our board deems appropriate.

     Liquidation stage:

Incentive advisory fee                After our stockholders have first received
This fee terminates  upon a business  a 10% cumulative, non-compounded return
combination  with the Advisor.        and a return of their net investment, an
                                      incentive advisory fee equal to 15% on net proceeds from the sale of a property will be paid to our advisor.

     PRIMARY BUSINESS OBJECTIVE AND STRATEGIES

     Our primary business objective is to enhance the performance and value of our properties through active management. Key elements of our strategy are:

     Acquisitions:

     - To selectively acquire real properties that are diversified types and well-located.

     - To selectively acquire properties on an all-cash basis if necessary to provide us with a competitive advantage over potential purchasers who must secure financing. We may, however, acquire properties subject to existing indebtedness if we believe this is in our best interest. We may acquire properties free and clear of permanent mortgage debt by paying the entire purchase price of each property in cash or for shares, interests in entities that own one or more of our properties or a combination of these. However, as of the date of this prospectus, we had not paid the purchase price of any properties using shares or interests in entities that will own our properties.

     - To diversify geographically within the states west of the Mississippi by acquiring properties primarily located in major metropolitan areas to minimize the potential adverse impact of economic downturns in local markets.

     Operations:

     - We intend to continue to actively manage costs and minimize operating expenses by centralizing all management, leasing, marketing, financing, accounting, renovation and data processing activities.

     - We intend to improve rental income and cash flow by aggressively marketing rentable space.

     - We intend to continue to emphasize regular maintenance and periodic renovation to meet the needs of tenants and to maximize long-term returns.

     - We intend to continue to maintain a diversified tenant base at our retail centers, consisting primarily of retail tenants providing consumer goods and services.

     TERMS OF THE OFFERING

     If we sell the maximum amount of shares under the offering, we will have sold a total of 500,020,000 shares, assuming that we sell all of the 250,000,000 shares offered in our initial public offering which began September 2003. These numbers do not include shares issued upon exercise of options granted and which may be granted under our independent director stock option plan, nor do they include shares issued pursuant to our existing distribution reinvestment program.

     We are offering a maximum of 250,000,000 shares on a best efforts basis through the managing dealer at $10.00 per share, subject to discounts in some cases. An offering on a best efforts basis is one in which the securities dealers participating in the offering are under no obligation to purchase any of the securities being offered and, therefore, no specified number of securities are guaranteed to be sold and no specified amount of money is guaranteed to be raised from the offering.

     We are also offering up to 20,000,000 shares at a purchase price of $9.50 per share to stockholders who elect to participate in our distribution reinvestment program.

     The offering price of our shares is subjective and was determined by our board of directors. Our board of directors determined the offering price based upon the offering price in our initial public offering in September 2003, the offering price of earlier REITs organized by our sponsor, the range of other REITs that do not have a public trading market and the recommendation of the managing dealer based on its consultations with likely soliciting dealers.

     IS AN INVESTMENT IN US APPROPRIATE FOR YOU?

     An investment in us might be appropriate as part of your investment portfolio if:

     - You are looking for regular distributions. We intend to pay regular monthly distributions to our domestic stockholders and regular quarterly distributions to our foreign stockholders. We have paid regular distributions to our domestic and foreign stockholders for the past nine months and the past three quarters. The maximum time that you should have to wait to receive the first distribution is 45 days from the date in which we accept your subscription.

     - You are looking for a hedge against inflation. We have, and intend to continue to hedge against inflation by entering into leases with tenants which provide for scheduled rent escalations or participation in the growth of tenant sales. This is designed to provide increased distributions and capital appreciation.

     - You are looking for capital preservation and appreciation. We intend to acquire, a portfolio of diverse properties, usually on an all cash basis, that are well located. After acquiring these properties, we may finance them, but we anticipate that aggregate borrowings secured by our properties will not exceed 55% of their combined fair market value. Currently, our aggregate borrowings secured by our properties is approximately 55% of their combined fair market value.

     WE CANNOT GUARANTEE THAT WE WILL ACHIEVE THESE OBJECTIVES.

     DISTRIBUTIONS

     We have and intend to continue to pay regular monthly distributions to our domestic stockholders and regular quarterly distributions to our foreign stockholders. The maximum time that you should have to wait to receive the first distribution is 45 days from the date in which we accept your subscription.

     In order to maintain our REIT status under federal income tax laws, we intend to distribute at least 90% of our taxable income to our stockholders. For federal income tax purposes only, we may make distributions that include a return of principal or an amount in excess of 95% of cash available to us.

     REAL PROPERTY INVESTMENTS

     As of October 7, 2004, our real estate portfolio was comprised of 69 properties containing approximately 13 million square feet of gross leasable area. The 69 properties consist of 34 retail shopping centers, 16 neighborhood and community shopping center properties, 11 single-user retail facilities, five joint venture retail shopping centers that we have operating control, two commercial properties, and one project under development, located in 24 states.

     SHARE REPURCHASE PROGRAM

     We have instituted a share repurchase program. Our share repurchase program provides eligible stockholders with limited interim liquidity by enabling them to sell shares back to us. The prices at which shares may be sold back to us will be one year from the purchase date at $9.25 per share; two years from the purchase date at $9.50 per share; three years from the purchase date at $9.75 per share; and four years from the purchase date at the greater of $10.00 per share or a price equal to ten times our "funds available for distribution" per weighted average share outstanding for the prior calendar year. We may terminate, reduce or otherwise change the above share repurchase program.

     ESTIMATED USE OF PROCEEDS

     The amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Since these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. The amounts set forth below assume:

     - we sell the maximum of 250,000,000 shares in this offering at $10 per share; and

     - we sell the maximum of 20,000,000 shares in our distribution reinvestment program at $9.50 per share.

     We have not given effect to any special sales or volume discounts which could reduce selling commissions.

                                                                                     MAXIMUM OFFERING
                                                                             (INCLUDING SHARES SOLD UNDER THE
                                                                            DISTRIBUTION REINVESTMENT PROGRAM)
                                                                            ----------------------------------
                                                                                 AMOUNT            PERCENT
                                                                            ----------------    --------------
Gross proceeds...................................................           $  2,690,000,000            100.00%
                                                                            ----------------    --------------
Less expenses:
     Selling commissions.........................................                187,500,000              6.97%
     Marketing allowance.........................................                 62,500,000              2.32%
     Due diligence expense allowance.............................                 12,500,000              0.46%
                                                                            ----------------    --------------
     Organization and offering...................................                 14,684,000               .55%
                                                                            ----------------    --------------
     Total expenses..............................................                277,184,000             10.30%
                                                                            ----------------    --------------

Gross amount available...........................................              2,412,816,000             89.70%
Less
     Acquisition expenses........................................                 13,450,000              0.50%
     Working capital reserve.....................................                 26,900,000              1.00%
                                                                            ----------------    --------------
Net cash available...............................................           $  2,372,466,000             88.20%
                                                                            ================    ==============

     We will pay the managing dealer cash selling commissions of up to 7.5% on all of the 250,000,000 shares of common stock sold on a best-efforts basis. No selling commission is paid on shares sold through our distribution reinvestment program.

                                  RISK FACTORS

     An investment in our shares involves significant risks and therefore is suitable only for those persons who understand those risks and the consequences of their investment and who are able to bear the risk of loss of their entire investment. You should consider the following material risks in addition to other information set forth elsewhere in this prospectus before making your investment decisions.

     OUR COMMON STOCK IS NOT CURRENTLY LISTED ON AN EXCHANGE OR TRADING MARKET AND CANNOT BE READILY SOLD. There is currently no public trading market for the shares and we cannot assure you that one will develop. We may never list the shares for trading on a national stock exchange or include the shares for quotation on a national market system. The absence of an active public market for our shares could impair your ability to sell our stock at a profit or at all. By September 15, 2008 our board of directors will determine whether it is in our best interests to apply to have the shares listed on a national stock exchange or included for quotation on a national market system if we meet the applicable listing requirements at that time.

     THE PRICE OF OUR COMMON STOCK IS SUBJECTIVE AND MAY NOT BEAR ANY RELATIONSHIP TO WHAT A STOCKHOLDER COULD RECEIVE IF IT WAS SOLD. Our board of directors determined the offering price of our shares of common stock based on the following factors:

     - the offering price of our common stock in our initial public offering in September 2003;

     -    the offering price of the earlier REITs organized by our sponsor;

     - the range of offering prices of other REITs that do not have a public trading market; and

     - the recommendation of the managing dealer based on its consultations with likely soliciting dealers.

     However, the offering price of our shares of common stock may not be the same as the price at which the shares may trade if they were listed on an exchange or actively traded by brokers, nor of the proceeds that a stockholder may receive if we were liquidated or dissolved. As such, any sales may be made at a loss.

     YOU DO NOT KNOW WHAT REAL PROPERTIES AND OTHER ASSETS WE MAY ACQUIRE IN THE FUTURE, AND MUST RELY ON OUR ADVISOR, OUR BOARD AND OFFICERS TO SELECT THEM AND STOCKHOLDERS WILL NOT PARTICIPATE IN THESE DECISIONS. We intend to acquire commercial retail properties. Although we have already acquired 69 properties, and we are considering acquiring others, no information is available as to the identification, location, operating histories, lease terms or other relevant economic and financial data of any other properties or other assets we may purchase in the future. As a result, you must rely on us to locate and acquire additional suitable investment properties. In addition, our board of directors may approve future equity offerings or obtain financing, the proceeds of which may be invested in additional properties; therefore, you will not have an opportunity to evaluate all of the properties that will be in our portfolio. Stockholders will not participate in evaluating these investment opportunities. Nonetheless, you will be unable to evaluate the manner in which we invest the proceeds of this offering or the economic merit of particular properties prior to their acquisition. This prospectus only describes the parameters we will use to acquire additional real properties and other assets.

     COMPETITION WITH THIRD PARTIES IN ACQUIRING PROPERTIES WILL REDUCE OUR PROFITABILITY AND THE RETURN ON YOUR INVESTMENT. We compete with many other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced

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operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investment properties may increase. This will result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties, our profitability is reduced and you will experience a lower return on your investment.

     WE WILL COMPETE WITH REAL ESTATE INVESTMENT PROGRAMS SPONSORED BY COMPANIES AFFILIATED WITH US FOR THE ACQUISITION OF PROPERTIES AND FOR THE TIME AND SERVICES OF PERSONNEL. Affiliated companies have previously sponsored other REITs, private real estate equity programs and private placement mortgage and note programs, and affiliated companies in the future may sponsor other real estate investment programs. These affiliated companies include Inland Real Estate Corporation, Inland Retail Real Estate Trust, Inc., Inland Real Estate Exchange Corporation and other entities to be formed by The Inland Group, Inc. We will compete with these existing and future real estate investment programs for the acquisition of properties of a type suitable for our investment, for the time and services of personnel of our advisor and affiliates of our advisor in connection with our operation and the management of our assets, and for obtaining and retaining investors for our common stock. We will generally be acquiring properties that are located primarily west of the Mississippi River and single user net lease properties located anywhere in the United States and therefore our geographic diversity may be limited.

     WE PLAN TO INCUR MORTGAGE INDEBTEDNESS AND OTHER BORROWINGS, WHICH MAY REDUCE THE FUNDS AVAILABLE FOR DISTRIBUTION, MAY INCREASE THE RISK OF LOSS SINCE DEFAULTS MAY RESULT IN FORECLOSURE AND MORTGAGES MAY INCLUDE CROSS-COLLATERALIZATION OR CROSS-DEFAULT PROVISIONS THAT INCREASE THE RISK THAT MORE THAN ONE PROPERTY MAY BE AFFECTED BY A DEFAULT. We may, in some instances, use either existing financing or borrow new funds to acquire properties. We intend to incur or increase our mortgage debt by obtaining loans secured by selected or all of the real properties to obtain funds to acquire additional real properties. We may also borrow funds if necessary to satisfy the requirement that we distribute to stockholders as dividends at least 90% of our annual REIT taxable income, or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes. Currently, our aggregate borrowings secured by our properties is approximately 55% of their combined fair market value.

     We may incur mortgage debt on a particular real property if we believe the property's projected cash flow is sufficient to service the mortgage debt. However, if there is a shortfall in cash flow, then the amount available for distributions to stockholders may be affected. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by properties may result in foreclosure actions initiated by lenders and our loss of the property securing the loan which is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entity that owns our properties. In such cases, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default.

     If mortgage debt is unavailable at reasonable rates, we will not be able to place financing on the properties, which could reduce distributions per share. If we place mortgage debt on the properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, our net income could be reduced, which would reduce cash available for distribution to stockholders and may prevent us from raising capital by issuing more stock and may prevent us from borrowing more money.

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     IF WE HAVE INSUFFICIENT WORKING CAPITAL RESERVES, WE WILL HAVE TO OBTAIN
FINANCING FROM OTHER SOURCES. We have established working capital reserves which we believe are adequate to cover our cash needs. However, if these reserves are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Additional borrowing for working capital purposes will increase our interest expense and therefore, our financial condition and our ability to pay distributions may be adversely affected.

     THE TYPES OF PROPERTIES WHICH WE INTEND TO ACQUIRE AND THE AREA IN WHICH WE MAY ACQUIRE RETAIL CENTERS IS LIMITED. We primarily acquire and manage retail centers. We intend to acquire retail centers primarily in the states west of the Mississippi River. Adverse economic conditions affecting that area could adversely affect our profitability to a greater degree than if we had diversified our investments to include other types of real estate over a larger geographic region.

     THE AGGREGATE AMOUNT WE MAY BORROW IS LIMITED UNDER OUR ARTICLES OF INCORPORATION. Our articles of incorporation limit the aggregate amount we may borrow, secured and unsecured, to 300% of our net assets, absent a satisfactory showing that a higher level is appropriate. Currently, our aggregate borrowings are approximately 164% of our net assets. That limitation could have adverse consequences on our business, including:

     -    freezing our ability to purchase properties;

     - causing us to lose our REIT status if borrowing was necessary to distribute the required minimum amount of cash to our stockholders for us to qualify as a REIT;

     - causing operational problems if there are cash flow shortfalls for working capital purposes; and

     - resulting in the loss of a property if, for example, financing was necessary to cure a default on a mortgage.

     In order to change this limitation, we must obtain approval by a majority of our independent directors and by a majority of our stockholders. There will be a delay before approval can be obtained, if it can be obtained at all. It is possible that even if the required approval is obtained, it may not be obtained in sufficient time to avoid the adverse consequences of not having the additional funding when it is needed.

BECAUSE OF THE WAY WE ARE ORGANIZED, WE WOULD BE A DIFFICULT TAKEOVER TARGET. THIS COULD DEPRESS THE PRICE OF OUR STOCK AND INHIBIT A MANAGEMENT CHANGE. Provisions which may have an anti-takeover effect and inhibit a change in our management include:

     - THERE ARE OWNERSHIP LIMITS AND RESTRICTIONS ON TRANSFERABILITY AND OWNERSHIP IN OUR ARTICLES OF INCORPORATION. In order for us to qualify as a REIT, no more than 50% of the outstanding shares of our stock may be beneficially owned, directly or indirectly, by five or fewer individuals at any time during the last half of each taxable year. To assure that we will not fail to qualify as a REIT under this test, our articles of incorporation provide that, subject to some exceptions, no person may beneficially own more than 9.8% of our common stock.

     This restriction may:

             - have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might involve a premium price for holders of our common stock; or

             - compel a stockholder who had acquired more than 9.8% of our stock to dispose of the additional shares and, as a result, to forfeit the benefits of owning the additional shares.

     - OUR ARTICLES OF INCORPORATION PERMIT OUR BOARD OF DIRECTORS TO ISSUE PREFERRED STOCK WITH TERMS THAT MAY DISCOURAGE A THIRD PARTY FROM ACQUIRING US. Our articles of incorporation permit our board of directors to issue, without stockholder approval, up to 10 million shares of preferred stock. The board may classify or reclassify any unissued preferred stock and establish preferences, conversion or other rights, voting power, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption, of any preferred stock. Thus, our board could authorize, without the approval by our stockholders, the issuance of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as merger, tender offer or sale of all or substantially all of our assets) that might provide a premium for holders of our common stock.

     - MARYLAND LAW MAY DISCOURAGE A THIRD PARTY FROM ACQUIRING US. Maryland law restricts mergers and other business combinations between us and an interested stockholder. Under the Maryland Business Combination Act, an anti-takeover statute, for a period of five years after the most recent acquisition of stock by an interested stockholder, we may not engage in any merger or other business combination with that interested stockholder or any affiliate of that interested stockholder. After the five-year period, any merger or other business combination must be approved by our board of directors and by at least 80% of all the votes entitled to be cast by holders of outstanding shares of our voting stock and two-thirds of all the votes entitled to be cast by holders of outstanding shares of our voting stock other than the interested stockholder with whom the business combination is to be effected. The votes cited in the previous sentence would not apply if, among other things, the stockholders of the company receive in the business combination a minimum consideration for their common stock equal to the highest price paid by the interested stockholder for its common stock. However, as permitted by the Maryland Busienss Combination Act, our articles of incorporation provide that the business combination provisions of Maryland law do not apply to any business combination involving us and our affiliates. As a result, the five-year prohibition and the super-majority stockholder vote requirements will not apply to any business combinations between us and our affiliates. The Maryland Business Combination Act could have the effect of discouraging offers from third parties to acquire us and of increasing the difficulty of successfully completing a business combination. See "Description of Securities - Provisions of Maryland Law and our Articles of Incorporation and Bylaws."

     - MARYLAND LAW ALSO LIMITS THE ABILITY OF A THIRD PARTY TO BUY A LARGE STAKE IN US AND EXERCISE VOTING POWER IN ELECTING DIRECTORS. Maryland law provides a second anti-takeover statute, its Control Share Acquisition Act, which provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by the corporation's disinterested stockholders by a vote of two-thirds of the votes entitled to be cast on the matter; shares of stock owned by interested stockholders, that is, by the acquirer, by officers or by directors who are employees of the corporation, are not entitled to be cast on the matter. "Control shares" are voting shares of stock which would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares. The control share acquisition statute does not apply (i) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (ii) to acquisitions approved or exempted by the articles of incorporation or bylaws of the corporation. As permitted by the Maryland Control Share Acquisition Act, our bylaws exempt our affiliates from the Maryland control share acquisition statute. This statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer by anyone other than our affiliates or any of their affiliates. See "Description of Securities - Provisions of Maryland Law and our Articles of Incorporation and Bylaws - Control Share Acquisition."

     YOUR INVESTMENT RETURN MAY BE REDUCED IF WE ARE REQUIRED TO REGISTER AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT. We are not registered as an investment company under the Investment Company Act of 1940. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act. These requirements include:

     -    limitations on capital structure;

     -    restrictions on specified investments;

     -    prohibitions on transactions with affiliates; and

     - compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

     In order to maintain our exemption from regulation under the Investment Company Act of 1940, we must engage primarily in the business of buying real estate, and these investments must be made within a year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.

     To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our strategy.

     If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

     THERE ARE MANY FACTORS WHICH CAN AFFECT DISTRIBUTIONS TO STOCKHOLDERS. Distributions will be based principally on cash available from our properties, real estate securities, and other investments. The amount of cash available for distributions will be affected by many factors, such as our ability to buy properties as offering proceeds become available, the yields on securities of other REITs which we invest in, and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. We can give no assurance that we will be able to pay or maintain distributions or that distributions will increase over time. Nor can we give any assurance that rents from the properties will increase, that the securities we buy will increase in value or provide increased dividends over time, or that future acquisitions of real properties or our investments in securities will increase our cash available for distributions to stockholders. Our actual results may differ from the assumptions used by our board of directors in establishing the initial distribution rate to stockholders. Some of these factors are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions:

     - If one or more tenants defaults or terminates their lease, there could be a decrease or cessation of rental payments which would mean less cash available for distributions.

     - Cash available for distributions may be reduced if we are required to spend money to correct defects or to make improvements to properties.

     - Cash available to make distributions may decrease if the assets we acquire have lower yields than expected.

     - There may be a delay between the sale of the common stock and our purchase of real properties. During that time, we may invest in lower yielding short term instruments, which could result in a lower yield on your investment.

     - Federal income tax laws require REITs to distribute at least 90% of their taxable income to stockholders. This limits the earnings which we may retain for corporate growth, such as property acquisition, development or expansion and makes us more dependent upon additional debt or equity financing than corporations which are not REITs. If we borrow more funds in the future, more of our operating cash will be needed to make debt payments and cash available for distributions may therefore decrease.

     - In connection with future property acquisitions, we may issue additional shares of common stock or interests in other entities that own our properties. We cannot predict the number of shares of common stock, units or interests which we may issue, or the effect that these additional shares might have on cash available for distributions to you. If we issue additional shares, they could reduce the cash available for distributions to you.

     - We make distributions to our stockholders to comply with the distribution requirements of the Internal Revenue Code and to eliminate, or at least minimize, exposure to federal income taxes and the nondeductible REIT excise tax. Differences in timing between the receipt of income and the payment of expenses and the effect of required debt payments could require us to borrow funds on a short term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.

     OUR DERIVATIVE FINANCIAL INSTRUMENTS USED TO HEDGE AGAINST INTEREST RATE FLUCTUATIONS COULD REDUCE THE OVERALL RETURNS ON YOUR INVESTMENT. We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our properties. To the extent we do, we are exposed to credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. When the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. When the fair value of a derivative contract is negative, we owe the counterparty and, therefore, it does not possess credit risk.

     Our hedging strategy and use of derivative financial instruments may reduce the overall returns on your investments. We have had limited experience with derivative financial instruments and [SO FAR WE HAVE RECOGNIZED LOSSES IN OUR USE OF DERIVATIVE FINANCIAL INSTRUMENTS].

     WE COULD ISSUE MORE SHARES IN THE FUTURE, WHICH COULD REDUCE THE MARKET PRICE OF OUR OUTSTANDING SHARES. We have the power to issue more shares of our common stock in the future. We cannot predict the effect on the market price of our outstanding common stock, if any, of future sales by us of shares of our common stock, or the availability of shares for future sales through the exercise of options granted to independent directors under our independent director stock option plan. The issuance of these additional shares, or the perception that these shares could be issued, could adversely affect the prevailing market prices, if any, for our common stock.

     OUR SHARE REPURCHASE PROGRAM IS LIMITED TO 5% OF THE WEIGHTED AVERAGE NUMBER OF SHARES OF OUR STOCK OUTSTANDING DURING THE PRIOR CALENDAR YEAR AND MAY BE CHANGED OR TERMINATED BY US, THEREBY REDUCING THE POTENTIAL LIQUIDITY OF YOUR INVESTMENT. In accordance with our share repurchase program, a maximum of 5% of the weighed average number of shares of our stock outstanding during the prior calendar year may be repurchased by us. This standard limits the number of shares we can purchase. Our board also has the ability to change or terminate, at any time, our share repurchase program. If we terminate or modify our share repurchase program or if we do not have sufficient funds available to repurchase all shares that our stockholders request to repurchase, then our stockholders' ability to liquidate their shares will be diminished.

     STOCKHOLDERS HAVE LIMITED CONTROL OVER CHANGES IN OUR POLICIES. Our board of directors determines our major policies, including our investment objectives, financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. This means that stockholders will have limited control over changes in our policies.

     IF WE INVEST IN JOINT VENTURES, THE OBJECTIVES OF OUR PARTNERS MAY CONFLICT WITH OUR OBJECTIVES. We may make investments in joint ventures or other partnership arrangements between us and affiliates of our sponsor or with unaffiliated third parties. Investments in joint ventures which own real properties may involve risks otherwise not present when we purchase real properties directly. For example, our co-venturer may file for bankruptcy protection, may have economic or business interests or goals which are inconsistent with our interests or goals, or may take actions contrary to our instructions, requests, policies or objectives. Among other things, actions by a co-venturer might subject real properties owned by the joint venture to liabilities greater than those contemplated by the terms of the joint venture or other adverse consequences.

     IF WE SELL PROPERTIES BY PROVIDING FINANCING TO PURCHASERS, WE WILL BEAR THE RISK OF DEFAULT BY THE PURCHASER. If we decide to sell any of our properties, we will use our best efforts to sell for cash. However, we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk of default by the purchaser and will be subject to remedies provided by law. There are no limitations or restrictions on our ability to take purchase money obligations. We may therefore take a purchase money obligation secured by a mortgage as part payment for the purchase price. The terms of payment to us will be affected by custom in the area where the property being sold is located and the then-prevailing economic conditions. If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other properties, will be delayed until the promissory notes or other property are actually

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paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years.

     DELAYS IN ACQUISITIONS OF PROPERTIES MAY HAVE AN ADVERSE EFFECT. Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns and distributions on your investment. Where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in your distributions attributable to those particular properties. In addition, it takes a certain amount of time to locate, negotiate an acceptable purchase contract, conduct due diligence and ultimately acquire a property. If we are unable to invest our offering proceeds in income producing real properties in a timely manner, this may adversely affect the funds available for distribution.

     WE MAY NOT BE ABLE TO IMMEDIATELY INVEST PROCEEDS IN REAL ESTATE, WHICH WILL HARM YOUR RETURNS. Until we invest the proceeds of this offering in real estate investments, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments are not likely to earn as high a return as we expect to earn on our real estate investments, and we cannot guarantee how long it will take us to fully invest the proceeds of this offering in real estate investments. If we are unable to locate and close on real estate investments promptly, or in a manner consistent with the capital we raise, the funds available for your distributions could be reduced.

     WE DEPEND ON OUR BOARD OF DIRECTORS, ADVISOR AND PROPERTY MANAGERS AND LOSING THOSE RELATIONSHIPS COULD NEGATIVELY AFFECT OUR OPERATIONS. Our board of directors has supervisory control over all aspects of our operations. Our ability to achieve our investment objectives will depend to a large extent on the board's ability to oversee, and the quality of, the management provided by the advisor, the property managers, their affiliates and employees for day-to-day operations. Therefore, we depend heavily on the ability of the advisor and its affiliates to retain the services of each of its executive officers and key employees. However, none of these individuals has an employment agreement with the advisor or its affiliates. The loss of any of these individuals could have a material adverse effect on us. These individuals include Daniel L. Goodwin, Robert H. Baum, G. Joseph Cosenza, Robert D. Parks, Thomas P. McGuinness, Roberta S. Matlin and Brenda G. Gujral.

     Our advisor must reimburse us for certain operational stage expenses exceeding 15% of the gross offering proceeds. If the advisor's net worth or cash flow is not sufficient to cover these expenses, we will not be reimbursed.

     THERE ARE CONFLICTS OF INTEREST BETWEEN US AND OUR AFFILIATES. Our operation and management may be influenced or affected by conflicts of interest arising out of our relationship with our affiliates. Our advisor and its affiliates are or will be engaged in other activities that will result in potential conflicts of interest with the services that the advisor and affiliates will provide to us. Those affiliates could take actions that are more favorable to other entities than to us. The resolution of conflicts in favor of other entities could have a negative impact on our financial performance. These affiliates include Inland Retail Real Estate Trust, Inc., Inland Western Retail Real Estate Advisory Services, Inc., our advisor, Inland Real Estate Corporation, Inland Real Estate Exchange Corporation and entities to be formed by The Inland Group, Inc. Inland Real Estate Corporation is a publicly traded REIT that is self-administered and is no longer affiliated with The Inland Group. Inland Real Estate Corporation generally purchases shopping centers located in the Midwest. Inland Retail Real Estate Trust, Inc. is affiliated with The Inland Group, Inc. Inland Retail Real Estate Trust, Inc. purchases shopping centers located east of the Mississippi River. Inland Real Estate Exchange Corporation is a subsidiary of Inland Real Estate Investment Corporation. Inland Real Estate Exchange Corporation provides replacement properties for people wishing to complete an IRS Section 1031 real estate exchange. Our advisor receives fees based on the book value including acquired intangibles of the properties under management. Specific conflicts of interest between us and our affiliates include:

     - WE MAY ACQUIRE PROPERTIES FROM AFFILIATES OF OUR SPONSOR IN TRANSACTIONS IN WHICH THE PRICE WILL NOT BE THE RESULT OF ARM'S LENGTH NEGOTIATIONS. The prices we pay to affiliates of our sponsor for our properties will be equal to the prices paid by them, plus the costs incurred by them relating to the acquisition and financing of the properties. These prices will not be the subject of arm's length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated in an arm's-length transaction. The result of these transactions could cause us to pay more for particular properties than we would have in an arm's length transaction and therefore, adversely affect our cash flow and our ability to pay your distributions.

     - WE MAY PURCHASE REAL PROPERTIES FROM PERSONS WITH WHOM OUR ADVISOR OR ITS AFFILIATES HAVE PRIOR BUSINESS RELATIONSHIPS AND OUR INTERESTS IN THESE BUSINESS RELATIONSHIPS MAY BE DIFFERENT FROM THE INTERESTS OF OUR ADVISOR OR ITS AFFILIATES IN THESE BUSINESS RELATIONSHIPS. We may purchase properties from third parties who have sold properties in the past, or who may sell properties in the future, to our advisor or its affiliates. If we purchase properties from these third parties, our advisor will experience a conflict between our current interests and its interest in preserving any ongoing business relationship with these sellers. This could result in our advisor or its affiliates recommending properties that may be in the best interest of the third party seller, but not our best interest. This could adversely impact our portfolio by causing us to invest in properties that are not necessarily in our best interest.

     - OUR ADVISOR AND ITS AFFILIATES RECEIVE COMMISSIONS, FEES AND OTHER COMPENSATION BASED UPON OUR INVESTMENTS AND THEREFORE OUR ADVISOR AND ITS AFFILIATES MAY RECOMMEND THAT WE MAKE INVESTMENTS IN ORDER TO INCREASE THEIR COMPENSATION. Our advisor and its affiliates receive commissions, fees and other compensation based upon our investments. They benefit by us retaining ownership of our assets and leveraging our assets, while you may be better served by sale or disposition or not leveraging the assets. In addition, our advisor's ability to receive fees and reimbursements depends on our continued investment in properties and in other assets which generate fees. Our advisor receives fees based on the book value including acquired intangibles of the properties under management. Our property managers receive fees based on the income from properties under management. Therefore, our advisor and/or property managers may recommend that we purchase properties that generate fees for our advisor and property managers, but are not necessarily the most suitable investment for our portfolio. In addition, our affiliates, who receive fees, including our advisor, may recommend that we acquire properties, which may result in our incurring substantive amounts of indebtedness. Therefore, the interest of our advisor and its affiliates in receiving fees may conflict with our ability to earn income and may result in our incurring substantive amounts of indebtedness. The resolution of this conflict of interest may adversely impact our cash flow and our ability to pay your distributions.

     - OUR ADVISOR MAY HAVE CONFLICTING FIDUCIARY OBLIGATIONS IF WE ACQUIRE PROPERTIES WITH ITS AFFILIATES. Our advisor may cause us to acquire an interest in a property through a joint venture with its affiliates. In these circumstances, our advisor will have a fiduciary duty to both us and its affiliates participating in the joint venture. The resolution of this conflict of interest may cause the advisor to sacrifice our best interest in favor of the seller of the

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          property and therefore, we may enter into a transaction that is not in our best interest. The resolution of this conflict of interest may negatively impact our financial performance.

     - THERE IS COMPETITION FOR THE TIME AND SERVICES OF OUR ADVISOR AND OUR ADVISOR MAY NOT DEDICATE THE TIME NECESSARY TO MANAGER OUR BUSINESS. We rely on our advisor and its affiliates for our daily operation and the management of our assets. Our officers and other personnel of our advisor and its affiliates have conflicts in allocating their management time, services and functions among the real estate investment programs they currently service and any future real estate investment programs or other business ventures which they may organize or serve. Those personnel could take actions that are more favorable to other entities than to us. The resolution of conflicts in favor of other entities could have a negative impact on our financial performance.

     - INLAND SECURITIES CORPORATION IS PARTICIPATING AS MANAGING DEALER IN THE SALE OF THE SHARES. Inland Securities Corporation is our managing dealer of this offering and is affiliated with The Inland Group. Our managing dealer is entitled to selling commissions and reimbursement for marketing and due diligence expenses. Our managing dealer may be subject to a conflict of interest arising out of its participation in this offering and its affiliation with The Inland Group in performing its "due diligence" obligations which arise under the Securities Act of 1933. The resolution of this conflict of interest could have a negative impact on our financial performance.

     - WE MAY ACQUIRE THE BUSINESS OF OUR ADVISOR AND OUR PROPERTY MANAGERS WITHOUT FURTHER ACTION BY OUR STOCKHOLDERS. During the term of our agreements with our advisor and our property managers, we have the option to acquire or consolidate the business conducted by them without any consent of our stockholders, our advisor or our property managers. We may elect to exercise this right at any time after September 15, 2008. This unfettered discretion could cause us to take action that otherwise we would not be able to do, and therefore could have a negative impact on our financial performance.

     - WE DO NOT HAVE ARM'S-LENGTH AGREEMENTS, WHICH COULD CONTAIN TERMS WHICH ARE NOT IN OUR BEST INTEREST. As we have noted, our agreements and arrangements with our advisor or any of its affiliates, including those relating to compensation, are not the result of arm's length negotiations. These agreements may contain terms that our not in our best interest and would not otherwise be applicable if we entered into arm's-length agreements. See "Conflicts of Interest" for a discussion of various conflicts of interest.

     WE CANNOT PREDICT THE AMOUNTS OF COMPENSATION TO BE PAID TO OUR ADVISOR AND OUR OTHER AFFILIATES. Because the fees that we will pay to our advisor and our other affiliates are based on the level of our business activity, it is not possible to predict the amounts of compensation that we will be required to pay these entities. In addition, because key employees of our affiliates are given broad discretion to determine when to consummate a transaction, we rely on these key persons to dictate the level of our business activity. Fees paid to our affiliates will reduce funds available for distribution. Because we cannot predict the amount of fees due to these affiliates, we cannot predict how precisely such fees will impact our distributions.

     THE MANAGING DEALER HAS NOT MADE AN INDEPENDENT REVIEW OF US OR THE PROSPECTUS. The managing dealer, Inland Securities Corporation, is one of our affiliates and will not make an independent review of us or the offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the managing dealer, also an affiliate, cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker. In addition, a substantial portion of the proceeds of the offering will be paid to the managing dealer for managing the offering, including cash selling commissions, a marketing contribution and a due diligence expense allowance.

     OUR RIGHTS AND THE RIGHTS OF OUR STOCKHOLDERS TO TAKE ACTION AGAINST OUR DIRECTORS AND OFFICERS AND THE ADVISOR ARE LIMITED. Maryland law provides that a director has no liability in the capacity as a director if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Maryland law also provides that an act by a director of a Maryland corporation is presumed to satisfy the standards of the preceding sentence. Additionally, our articles of incorporation limit the liability of our directors and officers to us and to our stockholders for monetary damages to the maximum extent permitted under Maryland law. Our articles of incorporation, in the case of our directors, officers, employees and agents, and the advisory agreement, in the case of the advisor, require us to indemnify our directors, officers, employees and agents and the advisor for actions taken by them in good faith and without negligence or misconduct. Moreover, we have entered into separate indemnification agreements with each of our directors and some of our executive officers. As a result, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and the advisor than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or the advisor in some cases. See "Limitation of Liability and Indemnification of Directors, Officers and Our Advisors."

     THE BUSINESS OF OUR ADVISOR AND OUR PROPERTY MANAGERS MAY BE ACQUIRED BY US WITHOUT FURTHER ACTION OF OUR STOCKHOLDERS. During the term of our agreements with our advisor and our property managers, we have the option to cause the business conducted by our advisor and/or our property managers (including all of their assets) to be acquired by or consolidated into us, without any consent of our stockholders, our advisor or our property managers or their respective board of directors or stockholders or shareholders in certain instances. We may elect to exercise this right as soon as any time after September 15, 2008. Our decision to exercise this right will be determined by a vote of a majority of our directors not otherwise interested in the transaction (including a majority of our independent directors). Our advisor and our property managers and/or their respective stockholders and shareholders will receive in connection with such an acquisition and in exchange for the transfer of all of the stock or assets of our advisor and/or our property managers, as the case may be, and for terminating their contractual relationships with us and the release or waiver of all their fees payable under the provisions of those contractual arrangements until their stated termination, but not paid, a determinable number of our shares. We will be obligated to pay any fees accrued under such contractual arrangements for services rendered through the closing of such acquisitions. In the event such an acquisition transaction is structured as a purchase of assets by us or a share exchange in which we are the acquiring corporation, our articles of incorporation and Maryland law will permit us to enter into and to consummate such a transaction without obtaining the approval of our stockholders. We do not presently intend to seek such stockholder approval if it is not then required by Maryland law or our articles of incorporation. Any such transaction will occur, if at all, only if our board of directors obtains a fairness opinion from a recognized financial advisor or institution providing valuation services to the effect that the consideration to be paid therefore is fair, from a financial point of view, to our stockholders. As a result, our stockholders will not have a right to vote on a decision to acquire the advisor or property managers and such transaction could dilute your holdings.

     YOUR PERCENTAGE OF OWNERSHIP MAY BECOME DILUTED IF WE ISSUE NEW SHARES OF STOCK. Stockholders have no rights to buy additional shares of stock in the event we issue new shares of stock, known as preemptive rights. We may issue common stock, convertible debt or preferred stock in a subsequent public offering or a private placement, upon exercise of options, or to sellers of properties we directly or indirectly acquire instead of, or in addition to, cash consideration. Investors purchasing common stock in this offering who do not participate in any future stock issues will experience dilution in the percentage of the issued and outstanding stock they own. Your investment will not be diluted as a result of any future stock issues if we sell any subsequently issued common stock for cash or property having a value of not less than $10 per share. Options to purchase common stock to be issued to independent directors under our independent director stock option plan, and/or convertible securities, if any, likely will be exercised or converted at a time when we seek to obtain needed capital through a new offering of our securities and on terms more favorable than those provided by the offered securities. As long as options on convertible securities remain unexercised or unconverted, the terms on which we could raise additional capital may be adversely affected, increasing the likelihood of your ownership percentage being diluted.

     THERE ARE INHERENT RISKS WITH REAL ESTATE INVESTMENTS. All real property investments are subject to some degree of risk. Equity real estate investments cannot be quickly converted to cash. This limits our ability to promptly vary our portfolio in response to changing economic, financial and investment conditions. Real property investments are also subject to adverse changes in general economic conditions or local conditions which reduce the demand for rental space. Other factors also affect real estate values, including:

     - possible federal, state or local regulations and controls affecting rents, prices of goods, fuel and energy consumption and prices, water and environmental restrictions;

     -    increasing labor and material costs; and

     -    the attractiveness of the property to tenants in the neighborhood.

     The yields available from equity investments in real estate depend in large part on the amount of rental income earned, as well as property operating expenses and other costs we incur. If our properties do not generate revenues sufficient to meet operating expenses, we may have to borrow amounts to cover fixed costs, and our cash available for distributions may be adversely affected.

     Prior investment programs of our sponsor experienced mortgage defaults and restructuring of debt. The principal real estate related adverse effects experienced by prior investment programs sponsored by The Inland Group and its affiliates were mortgage defaults and restructuring of debt.

     ADVERSE ECONOMIC CONDITIONS IN OUR PRIMARY GEOGRAPHIC REGION AND IN THE MARKET FOR RETAIL SPACE COULD REDUCE OUR INCOME AND DISTRIBUTIONS TO YOU. We intend to acquire properties that will be located primarily in states west of the Mississippi River in the United States. Our properties will primarily be used as retail establishments, principally multi-tenant shopping centers. The economic performance of our properties could be affected by changes in local economic conditions. Our performance is therefore linked to economic conditions in areas where we have acquired or intend to acquire properties and in the market for retail space generally. Therefore, to the extent that there are adverse economic conditions in an area and in the market for retail space generally that impact the market rents for retail space, such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to you.

     In addition, we intend to predominantly own and operate grocery and discount anchored retail centers. To the extent that the investing public has a negative perception of the retail sector, the value of our common stock may be negatively impacted, thereby resulting in the shares trading (if at all) at a discount below the inherent value of our assets as a whole.

     RISING EXPENSES COULD REDUCE CASH FLOW AND FUNDS AVAILABLE FOR FUTURE ACQUISITIONS. Our properties and any properties we buy in the future are and will be subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. The properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses.

     While some of our properties may be leased on a triple-net-lease basis or require the tenants to pay a portion of such expenses, renewals of leases or future leases may not be negotiated on that basis, in which event we will have to pay those costs. If we are unable to lease properties on a triple-net-lease basis or on a basis requiring the tenants to pay all or some of such expenses, or if tenants fail to pay required tax, utility and other impositions, we could be required to pay those costs which could adversely affect funds available for future acquisitions or cash available for distributions.

     IF OUR TENANTS ARE UNABLE TO MAKE RENTAL PAYMENTS, IF THEIR RENTAL PAYMENTS ARE REDUCED, OR IF THEY TERMINATE A LEASE, OUR FINANCIAL CONDITION AND ABILITY TO PAY DISTRIBUTIONS WILL BE ADVERSELY AFFECTED. We are subject to the risk that tenants, as well as lease guarantors, if any, may be unable to make their lease payments or may decline to extend a lease upon its expiration. A default by a tenant, the failure of a guarantor to fulfill its obligations or other premature termination of a lease, or a tenant's election not to extend a lease upon its expiration, could have an adverse effect on our financial condition and our ability to pay distributions.

     OUR FINANCIAL CONDITION AND ABILITY TO MAKE DISTRIBUTIONS MAY BE ADVERSELY AFFECTED BY THE BANKRUPTCY OR INSOLVENCY, A DOWNTURN IN THE BUSINESS, OR A LEASE TERMINATION OF A TENANT THAT OCCUPIES A LARGE AREA OF THE RETAIL CENTER OR AN ANCHOR TENANT. Generally, any tenant occupying a large portion of the gross leasable area of a retail center, a tenant of any of the triple-net single-user retail properties outside the primary geographical area of investment, commonly referred to as an anchor tenant, or a tenant that is an anchor tenant at more than one retail center, may become insolvent, may suffer a downturn in business, or may decide not to renew its lease. Any of these events would result in a reduction or cessation in rental payments to us and would adversely affect our financial condition. A lease termination by an anchor tenant could result in lease terminations or reductions in rent by other tenants whose leases permit cancellation or rent reduction if an anchor tenant's lease is terminated. In certain properties where there are large tenants, other tenants may require that if certain large tenants or "shadow" tenants discontinue operations, a right of termination or reduced rent may exist. In such event, we may be unable to re-lease the vacated space. Similarly, the leases of some anchor tenants may permit the anchor tenant to transfer its lease to another retailer. The transfer to a new anchor tenant could cause customer traffic in the retail center to decrease and thereby reduce the income generated by that retail center. A transfer lease to a new anchor tenant could also allow other tenants to make reduced rental payments or to terminate their leases at the retail center. If we are unable to re-lease the vacated space to a new anchor tenant, we may incur additional expenses in order to re-model the space to be able to re-lease the space to more than one tenant.

     IF A TENANT CLAIMS BANKRUPTCY, WE MAY BE UNABLE TO COLLECT BALANCES DUE UNDER RELEVANT LEASES. Any or all of the tenants, or a guarantor of a tenant's lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. Such a bankruptcy filing would bar all efforts by us to collect pre-bankruptcy debts from these entities or their properties, unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If a lease is assumed, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim is capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims.

     A tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. Such an event could cause a decrease or cessation of rental payments which would mean a reduction in our cash flow and the amount available for distributions to you. In the event of a bankruptcy, we cannot assure you that the tenant or its trustee will assume our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available for distributions to you may be adversely affected.

     WE MAY INCUR ADDITIONAL COSTS IN ACQUIRING OR RE-LEASING RETAIL PROPERTIES. Some of the properties we may acquire may be designed or built primarily for a particular tenant or a specific type of use. If a tenant fails to renew its lease or defaults on its lease obligations, we may not be able to readily market the property to a new tenant without substantial capital improvements or remodeling, which may adversely affect our results of operation and financial condition.

     OUR PROPERTIES WILL BE SUBJECT TO COMPETITION FOR TENANTS AND CUSTOMERS. We have and intend to continue to acquire properties located in developed areas. Therefore, there are and will undoubtedly be numerous other retail properties within the market area of each of our properties which will compete with our properties and which will compete with us for tenants. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for customer traffic and creditworthy tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties which we would not have otherwise made, thus affecting cash available for distributions, and the amount available for distributions to you.

     OUR PROPERTIES WILL FACE COMPETITION WHICH MAY AFFECT TENANTS' ABILITY TO PAY RENT AND THE AMOUNT OF RENT PAID TO US AND IN TURN AFFECT THE CASH AVAILABLE FOR DISTRIBUTIONS AND THE AMOUNT OF DISTRIBUTIONS. Each of our properties will be subject to competition from similar retail centers within their respective market areas. Other retail centers within the market area of our properties will compete with our properties for customers affecting their cash flows and thus affecting their ability to pay rent. In addition, some of our tenant rent payments may be based on the amount of sales revenue generated by them. If these tenants experience competition, the amount of their rent may decrease and our cash flow will decrease.

     WE MAY BE RESTRICTED FROM RE-LEASING SPACE. In many cases, tenant leases will contain provisions giving the tenant the exclusive right to sell particular types of merchandise or provide specific types of services within the particular retail center, or limit the ability of other tenants to sell such merchandise or provide such services. When re-leasing space after a vacancy is required, these provisions may limit the number and types of prospective tenants for the vacant space. The failure to re-lease or to re-lease on satisfactory terms could result in a reduction of net income, funds from operations and cash available for distributions and thus affect the amount of distributions to you.

     WE MAY BE UNABLE TO SELL A PROPERTY IF OR WHEN WE DECIDE TO DO SO. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.

     We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

     In acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would restrict our ability to sell a property.

     IF WE SUFFER LOSSES THAT ARE NOT COVERED BY INSURANCE OR THAT ARE IN EXCESS OF INSURANCE COVERAGE, WE COULD LOSE INVESTED CAPITAL AND ANTICIPATED PROFITS. Each tenant is responsible for insuring its goods and premises and, in some circumstances, may be required to reimburse us for a share of the cost of acquiring comprehensive insurance for the property, including casualty, liability, fire and extended coverage customarily obtained for similar properties in amounts which our advisor determines are sufficient to cover reasonably foreseeable losses. Tenants of single-user properties leased on a triple-net-lease basis typically are required to pay all insurance costs associated with those properties. Material losses may occur in excess of insurance proceeds with respect to any property as insurance may not have sufficient resources to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or copayments. Insurance risks associated with potential terrorism acts could sharply increase the premium we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that specific coverage against terrorism be purchased by commercial property owners as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our potential properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that will have adequate coverage for such losses. The Terrorism Risk Insurance Act of 2002 is designed for a sharing of terrorism losses between insurance companies and the federal government. We cannot be certain how this act will impact us or what additional cost to us, if any, could result. If such an event occurred to, or caused the destruction of, one or more of our properties, we could lose both our invested capital and anticipated profits from such property.

     TERRORIST ATTACKS, SUCH AS THE ATTACKS THAT OCCURRED IN NEW YORK AND WASHINGTON, D.C. ON SEPTEMBER 11, 2001, AND OTHER ACTS OF VIOLENCE OR WAR MAY AFFECT THE MARKETS IN WHICH WE OPERATE, OUR OPERATIONS AND OUR PROFITABILITY. Terrorist attacks may negatively affect our operations and your investment in our common shares. We cannot assure you that there will not be further terrorist attacks against the United States or United States businesses. Properties we may acquire may be located in areas that may be susceptible to attack, which may make these properties more likely to be viewed as terrorist targets than similar, less recognizable properties. These attacks or armed conflicts may directly impact the value of our properties through damage, destruction, loss or increased security costs. We may obtain terrorism insurance as required by our lenders. The terrorism insurance that we obtain may not be sufficient to cover loss for damages to our properties as a result of terrorist attacks. In addition, certain losses resulting from these types of events are uninsurable and others would not be covered by our current terrorism insurance. Additional terrorism insurance may not be available at a reasonable price or at all.

     The United States' armed conflict in Iraq and continued efforts against terrorism could have a further impact on our tenants. The consequences of any armed conflict and efforts against terrorism are unpredictable, and we may not be able to foresee events that could have an adverse effect on our business or your investment.

     More generally, any of these events could result in increased volatility in or damage to the United States and worldwide financial markets and economy. They also could result in an economic uncertainty in the United States or abroad. Our revenues will be dependent upon payment of rent by retailers, which may be particularly vulnerable to uncertainty in the local economy. Adverse economic conditions could affect the ability of our tenants to pay rent, which could have a material adverse effect on our operating results and financial condition, as well as our ability to pay distributions to stockholders.

     REAL ESTATE RELATED TAXES MAY INCREASE AND IF THESE INCREASES ARE NOT PASSED ON TO TENANTS, OUR INCOME WILL BE REDUCED. Some local real property tax assessors may seek to reassess some of our properties as a result of our acquisition of the property. Generally, from time to time our property taxes increase as property values or assessment rates change or for other reasons deemed relevant by the assessors. An increase in the assessed valuation of a property for real estate tax purposes will result in an increase in the related real estate taxes on that property. Although some tenant leases may permit us to pass through such tax increases to the tenants for payment, there is no assurance that renewal leases or future leases will be negotiated on the same basis. Increases not passed through to tenants will adversely affect our income, cash available for distributions, and the amount of distributions to you.

     REVENUE FROM OUR PROPERTIES DEPENDS ON THE AMOUNT OF OUR TENANTS' RETAIL REVENUE, MAKING US VULNERABLE TO GENERAL ECONOMIC DOWNTURNS AND OTHER CONDITIONS AFFECTING THE RETAIL INDUSTRY. Some of our leases may provide for base rent plus contractual base rent increases. Some of our leases may also include a percentage rent clause for additional rent above the base amount based upon a specified percentage of the sales our tenants generate.

     Under those leases which contain percentage rent clauses, our revenue from tenants may increase as the sales of our tenants increase. Generally, retailers face declining revenues during downturns in the economy. As a result, the portion of our revenue which we derive from percentage rent leases could decline upon a general economic downturn.

     THE COSTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS AND OTHER GOVERNMENTAL LAWS AND REGULATIONS MAY ADVERSELY AFFECT OUR INCOME AND THE CASH AVAILABLE FOR ANY DISTRIBUTIONS. All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. Under various federal, state and local laws, ordinances and regulations, a current or previous owner, developer or operator of real estate may be liable for the costs of removal or remediation of hazardous or toxic substances at, on, under, or in its property. The costs of removal or remediation could be substantial. In addition, the presence of such substances, or the failure to properly remediate such substances, may adversely affect our ability to sell or rent such property or to use such property as collateral for future borrowing.

     Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations, stricter interpretation of existing laws or the future discovery of environmental contamination may require material expenditures by us. We cannot assure that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land, by operations in the vicinity of the properties, such as the presence of underground storage tanks, or by the activities of unrelated third parties.

     These laws typically allow liens to be placed on the affected property. In addition, there are various local, state and federal fire, health, life-safety and similar regulations which we may be required to comply with, and be subject to liability in the form of fines or damages for noncompliance.

     State and federal laws in this area are constantly evolving, and we intend to monitor these laws and take commercially reasonable steps to protect ourselves from the impact of these laws, including obtaining environmental assessments of each property acquired. We cannot assure that such assessments will reveal all environmental liabilities or that a prior owner of a property did not create a material environmental condition not known to us. We cannot predict what other environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted, or what environmental conditions may be found to exist in the future. We cannot assure that our business, assets, results of operations, liquidity or financial condition will not be adversely affected by these laws, which may adversely affect cash available for distributions, and the amount of distributions to you.

     OUR COSTS ASSOCIATED WITH COMPLYING WITH THE AMERICANS WITH DISABILITIES ACT MAY AFFECT CASH AVAILABLE FOR DISTRIBUTIONS. Our properties will be subject to the Americans with Disabilities Act of 1990. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for "public accommodations" and "commercial facilities" that generally requires that buildings and services, including restaurants and retail stores, be made accessible and available to people with disabilities. The Disabilities Act's requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. We will attempt to acquire properties which comply with the Disabilities Act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the Disabilities Act. However, we cannot assure that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you.

     IF A SALE OR LEASEBACK TRANSACTION IS RECHARACTERIZED, OUR FINANCIAL CONDITION COULD BE ADVERSELY AFFECTED. We may enter into sale and leaseback transactions, where we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale and leaseback may be recharacterized as either a financing or a joint venture, either of which outcomes could adversely affect our business.

     If the sale and leaseback were recharacterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. These outcomes could adversely affect our cash flow and the amount available for distributions to you.

     If the sale and leaseback were recharacterized as a joint venture, we and our lessee could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property. The imposition of liability on us could adversely affect our cash flow and the amount available for distributions to our stockholders.

     WE MAY INCUR ADDITIONAL COSTS IN ACQUIRING NEWLY CONSTRUCTED PROPERTIES WHICH MAY ADVERSELY AFFECT CASH AVAILABLE FOR DISTRIBUTIONS TO YOU. We have and intend to continue to primarily acquire existing or newly constructed properties. We may purchase properties that are subject to completion of construction and development. The builder's failure to perform may result in tenants terminating leases. These actions may increase our costs or necessitate legal action by us to rescind our purchase of a property, to compel performance, or to sue for damages. Any such legal action may result in increased costs to us.

     OUR INVESTMENTS IN UNIMPROVED REAL PROPERTY MAY RESULT IN ADDITIONAL COST TO US TO COMPLY WITH RE-ZONING RESTRICTIONS OR ENVIRONMENTAL REGULATIONS. We may invest up to 10% of our assets in unimproved real property. Investments in unimproved properties are subject to the risks of real estate investments in general. They are also subject to risks and uncertainties associated with re-zoning the land for higher use or development and environmental concerns of governmental entities and/or community groups. We do not intend to invest in any unimproved property which is not intended to be developed.

     CONSTRUCTION AND DEVELOPMENT ACTIVITIES WILL EXPOSE US TO RISKS SUCH AS COST OVERRUNS, CARRYING COSTS OF PROJECTS UNDER CONSTRUCTION OR DEVELOPMENT, AVAILABILITY AND COSTS OF MATERIALS AND LABOR, WEATHER CONDITIONS AND GOVERNMENT REGULATION. Should we elect to engage in construction and development activities, in accordance with current pronouncements of the Internal Revenue Service, we intend to have our employees only perform oversight and review functions. These functions may include selecting sites, reviewing construction and tenant improvement design proposals, negotiating and contracting for feasibility studies, supervising compliance with local, state or federal laws and regulations, negotiating contracts, oversight of construction, accounting and obtaining financing. We will retain an independent general contractor to perform the actual physical construction work on tenant improvements or the installation of heating, ventilation and air conditioning systems. These activities will expose us to risks inherent in construction and development, including cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, adverse weather conditions and governmental regulation.

     WE MAY ACQUIRE OR FINANCE PROPERTIES WITH LOCK-OUT PROVISIONS WHICH MAY PROHIBIT US FROM SELLING A PROPERTY, OR MAY REQUIRE US TO MAINTAIN SPECIFIED DEBT LEVELS FOR A PERIOD OF YEARS ON SOME PROPERTIES. Lock out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for distributions to you. Lock out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a nonrecourse basis at maturity, or increasing the amount of indebtedness with respect to such properties.

     Lock out provisions could impair our ability to take actions during the lock-out period that would otherwise be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

     YOUR INVESTMENT HAS VARIOUS FEDERAL INCOME TAX RISKS. Although the provisions of the Internal Revenue Code relevant to your investment are generally described in the section of the prospectus titled "Federal Income Tax Considerations," we strongly urge you to consult your own tax advisor concerning the effects of federal, state and local income tax law on an investment and on your individual tax situation.

     IF WE FAIL TO MAINTAIN OUR REIT STATUS, OUR DIVIDENDS WILL NOT BE DEDUCTIBLE TO US AND OUR INCOME WILL BE SUBJECT TO TAXATION. We have qualified as a REIT under the Internal Revenue Code of

1986, as amended, which affords us significant tax advantages. The requirements for this qualification, however, are complex. If we fail to continue to meet these requirements, our dividends will not be deductible to us and we will have to pay a corporate level tax on our income. This would substantially reduce our cash available to pay distributions and your yield on your investment. In addition, tax liability might cause us to borrow funds, liquidate some of our investments or take other steps which could negatively affect our operating results. Moreover, if our REIT status is terminated because of our failure to meet a technical REIT test, we would be disqualified from electing treatment as a REIT for the four taxable years following the year in which REIT status is lost.

     YOU MAY HAVE TAX LIABILITY ON DISTRIBUTIONS YOU ELECT TO REINVEST IN COMMON STOCK. If you participate in our distribution reinvestment program, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in common stock. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

     THE OPINION OF DUANE MORRIS LLP REGARDING OUR STATUS AS A REIT DOES NOT GUARANTEE OUR ABILITY TO REMAIN A REIT. Our legal counsel, Duane Morris LLP, will render its opinion that we qualify as a REIT, based upon our representations as to the manner in which are owned, invest in assets, and operate, among other things. Our qualification as a REIT depends upon our ability to meet, through investments, actual operating results, distributions, and satisfaction of specific stockholder rules, the various tests imposed by the Internal Revenue Code. Duane Morris LLP will not review these operating results or compliance with the qualification standards. This means that we cannot assure you that we will satisfy the REIT requirements in the future. Also, this opinion represents Duane Morris LLP's legal judgment based on the law in effect as of the date of this prospectus and is not binding on the Internal Revenue Service, and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to the federal income tax laws, any of which could be applied retroactively.

     EVEN REITS ARE SUBJECT TO FEDERAL AND STATE INCOME TAXES. Even if we qualify and maintain our status as a REIT, we may become subject to federal income taxes and related state taxes. For example, if we have net income from a "prohibited transaction," such income will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. In addition, we may also be subject to state and local taxes on our income or property, either directly or at the level of the operating partnership or at the level of the other companies through which we indirectly own our assets. We cannot assure you that we will be able to continue to satisfy the REIT requirements.

     IN VIEW OF THE COMPLEXITY OF THE TAX ASPECTS OF THE OFFERING, PARTICULARLY IN LIGHT OF THE FACT THAT SOME OF THE TAX ASPECTS OF THE OFFERING WILL NOT BE THE SAME FOR ALL INVESTORS, PROSPECTIVE INVESTORS ARE STRONGLY ADVISED TO CONSULT THEIR TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATION PRIOR TO AN INVESTMENT IN SHARES OF OUR COMMON STOCK.

     AN INVESTMENT IN OUR COMMON STOCK MAY NOT BE SUITABLE FOR EVERY EMPLOYEE BENEFIT PLAN. When considering an investment in our common stock, an individual with investment discretion over assets of any pension plan, profit-sharing plan, retirement plan, IRA or other employee benefit plan covered by ERISA should consider whether the investment satisfies the fiduciary requirements of ERISA and other applicable laws. In particular, attention should be paid to the diversification requirements of Section 404(a)(1)(C) of ERISA in light of all the facts and circumstances, including the portion of the plan's portfolio of which the investment will be a part. All plan investors should also consider whether the investment is prudent and meets plan liquidity requirements as there may be only a limited market in which to sell or otherwise dispose of our common stock, and whether the investment is permissible under the plan's governing instrument. We have not, and will not, evaluate whether an investment in our common stock is suitable for any particular plan. Rather, we will accept entities as stockholders if an entity otherwise meets the suitability standards.

     THE ANNUAL STATEMENT OF VALUE THAT WE WILL BE SENDING TO STOCKHOLDERS SUBJECT TO ERISA AND TO CERTAIN OTHER PLAN STOCKHOLDERS IS ONLY AN ESTIMATE AND MAY NOT REFLECT THE ACTUAL VALUE OF OUR SHARES. The annual statement of value will report the value of each common stock based as of the close of our fiscal year. No independent appraisals will be obtained and the value will be based upon an estimated amount we determine would be received if our properties and other assets were sold as of the close of our fiscal year and if such proceeds, together with our other funds, were distributed pursuant to a liquidation. However, the net asset value of each share of common stock will be deemed to be $10 during this offering and for the first three years following the termination of this offering. Because this is only an estimate, we may subsequently revise any annual valuation that is provided. We cannot assure that:

     - a value included in the annual statement could actually be realized by us or by our stockholders upon liquidation;

     - stockholders could realize that value if they were to attempt to sell their common stock; or

     - an annual statement of value would comply with any reporting and disclosure or annual valuation requirements under ERISA or other applicable law. We will stop providing annual statements of value if the common stock becomes listed for trading on a national stock exchange or included for quotation on a national market system.

              CAUTIONING NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements that reflect management's expectations and projections about our future results, performance, prospects and opportunities. We have attempted to identify these forward-looking statements by using words such as "may," "will," "expects," "anticipates," "believes," "intends," "expects," "estimates," "could" or similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things, and are detailed on the previous pages:

     - our common stock is not currently listed or traded on an exchange and cannot be readily sold;

     - although we anticipate that aggregate borrowings will not exceed 55% of the combined fair market value of our properties, our charter imposes a limitation on our borrowings of less than 300% of net assets and there are risks associated with a high amount of leverage;

     - we have no ownership in our advisor and the advisor is owned by our sponsor or their affiliates;

     - our advisor and its affiliates will receive substantial fees, including participation in proceeds from the sales, refinancing or liquidation of our assets;

     - our advisor, property managers and two of our directors are subject to conflicts of interest as a result of their affiliation with The Inland Group, including conflicts of interest relating to:

             - the negotiation of the terms of the advisors and property management agreements;

             - the allocation of their time between us and their other business ventures;

             -    decisions whether to acquire and dispose of properties

             - the purchase and sale of properties to or from the advisor and our affiliates; and

             - the allocation of investment opportunities between us and their other business ventures.

     - we may make distributions that include a return of principal for federal tax purposes;

     - there are limits on ownership, transferability and redemption of shares;

     - our investment policies and strategies may be changed without stockholder consent;

     -    our investments may lack geographic diversification; and

     - risks that incentive structure of fees payable to our advisor and its affiliates may encourage our advisor to make investments that have greater risks to generate higher fees.

     You should not place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

                                 HOW WE OPERATE

     We operate as a REIT for federal and state income tax purposes. Our sponsor is Inland Real Estate Investment Corporation. Our sponsor was instrumental in our organization.

     We contract with Inland Western Retail Real Estate Advisory Services, Inc. for its services as our advisor. Our advisor has the responsibility for our day-to-day operations and the management of our assets.

     In addition to the services of our advisor, we contract with Inland US Management LLC, Inland Southwest Management LLC and Inland Pacific Management LLC for their services as our property managers. Inland US Management LLC, Inland Southwest Management LLC and Inland Pacific Management LLC provide the day-to-day property management services for all of our properties.

     Our sponsor, Inland Real Estate Investment Corporation, is owned by The Inland Group, Inc. Our advisor Inland Western Retail Real Estate Advisory Services, Inc., is owned by our sponsor, and thus is indirectly controlled by The Inland Group. In addition, our property managers, Inland US Management LLC, Inland Southwest Management LLC and Inland Pacific Management LLC, are owned by individuals who are affiliates of the Inland Group.

     The Inland Group, together with its subsidiaries and affiliates, is a fully-integrated group of legally and financially separate companies that have been engaged in diverse facets of real estate for over 35 years providing the following and other related services:

     Property management                     Leasing
     Marketing                               Acquisition
     Disposition                             Development
     Redevelopment                           Syndication
     Renovation                              Construction
     Finance                                 Other related services

     The following organizational chart depicts the services that affiliates or our sponsor will render to us and our organizational structure.

The following organizational chart depicts the services that affiliates or our sponsor will render to us and our organizational structure.

                              ORGANIZATIONAL CHART

               ------------------                     ---------                    ---------                    ---------
               Daniel L. Goodwin*                     Robert H.                    G. Joseph                    Robert D.
                                                        Baum*                       Cosenza*                     Parks*
               ------------------                     ---------                    ---------                    ---------
                       ||                                ||                           ||                            ||
                       ===============================================================================================
                                  ||                                                         ||
                                  ||                                                         ||
       ==============================================================                        ||
       ||                  ||                 ||                    ||                       ||
       ||                  ||                 ||                    ||                       ||
------------------ ------------------- ------------------ -------------------                ||
     Inland              Inland              Inland             Inland                       ||
    Northwest           Southwest           Western             Pacific                      ||
    Management         Management          Management          Management                    ||
      Corp.               Corp.               Corp.               Corp.                      ||
------------------ ------------------- ------------------ -------------------                ||
       ||                  ||                 ||                    ||                       ||
       ||                  ||                 ||                    ||                       ||
       ||                  ||                 ||                    ||                       ||
    -------------------------------------------------------------------                      ||
                          Inland Holdco Management LLC                                       ||
                                                                                             ||
    -------------------------------------------------------------------                      ||
                                    ||                                                       ||
            ==================================================                               ||
            ||                      ||                      ||                               ||
            ||                      ||                      ||                               ||
    ------------------      -------------------     -------------------                      ||
        Inland US            Inland Southwest          Inland Pacific                        ||
        Management          Property Management     Property Management                      ||
           LLC                     LLC                     LLC                               ||
    (property manager)      (property manager)      (property manager)                       ||
    ------------------      -------------------     -------------------                      ||
           |                        |                       |                                ||
           |                        |                       |                                ||
           ==================================================                                ||
                                    |                                                        ||
                                    |                                                        ||
                                    |                                                        ||
  -----------------------------------------------------------------------                    ||
                Property Management and Related Services                                     ||
                                                                                             ||
  -----------------------------------------------------------------------                    ||
  |                                                                                          ||
  |                                                                               -----------------------
  |                                                                               THE INLAND GROUP, INC.*
  |                                                                               -----------------------
  |                                                                                          ||
  |                                                                                          ||
  |          ==================================================================================================================
  |          ||                                                   ||                                             ||          ||
  |          ||                                                   ||                                             ||          ||
  | -------------------     -----------------------------------------------------------------------     -------------------  ||
  |     The Inland                                         Inland Real                                      Inland Real      ||
  |      Services                                  Estate Investment Corporation                        Estate Transactions  ||
  |     Group, Inc.                                        (our sponsor)                                      Group, Inc.    ||
  | -------------------     -----------------------------------------------------------------------     -------------------  ||
  |          ||                                                   ||                                    ||                   ||
  |          ||                    ===============================================================      ||                   ||
  |          ||                    ||                             ||                            ||      ||                   ||
  |          ||                    ||                             ||                            ||      ||                   ||
  |   ---------------       -----------------     ------------------------------    ------------------  ||  ----------------------
  |   Inland Risk and       Inland Securities       Inland Western Retail Real      Inland Partnership  ||     Inland Mortgage
  |      Insurance             Corporation        Estate Advisory Services, Inc.      Property Sales    ||  Investment Corporation
  |     Management                                        (our advisor)                Corporation      ||
  |    Services, Inc.       -----------------     ------------------------------    ------------------  ||  ----------------------
  |   ---------------          |                      |                                                 ||             ||
  |          |                 |                      |           ========================================     =================
  |          |                 |                      |           ||           ||                       ||     ||             ||
  |          |                 |                      |      -----------   -----------  ------------------  -----------  -----------
  | ------------------         |                      |      Inland Real   Inland Real  Inland Real Estate    Inland       Inland
  | Insurance Services         |                      |        Estate        Estate     Acquisitions, Inc.   Mortgage      Mortgage
  |                            |                      |      Sales, Inc.   Development                      Corporation   Servicing
  |                            |                      |                    Corporation                                   Corporation
  | ------------------         |                      |      -----------   -----------  ------------------  -----------  -----------
  |          |                 |                      |           |             |                |               |           |
  |          |                 |                      |    --------------       |                |               |           |
  |          |                 |                      |      Real Estate        |                |               |           |
  |          |                 |                      |    Sales Services       |                |               |           |
  |          |                 |                      |    --------------       |                |               |           |
  |          |                 |                      |           |             |                |               |           |
  |          |          ----------------  ----------------------  |   --------------------    -----------   ---------   ---------
  |          |          Securities Sales  Organization, Advisory  |     Construction and       Property     Mortgage    Mortgage
  |          |                               and Real Estate      |   Development Services    Acquisition   Brokerage     Loan
  |          |                                   Services         |                            Services     Services    Servicing
  |          |          ----------------  ----------------------  |   --------------------    -----------   ---------   ---------
  |          |                 |                      |           |             |                 |               |           |
  |          |                 |                      |           |             |                 |               |           |
  |          |                 |                      |           |             |                 |               |           |
-----------------------------------------------------------------------------------------------------------------------------------
                                           Inland Western Retail Real Estate Trust, Inc.
               We are principally owned by public investors. Ownership is represented by shares of our common stock
-----------------------------------------------------------------------------------------------------------------------------------

* The four indicated individuals control The Inland Group, Inc. and own substantially all of its stock.

Solid lines indicate 100% ownership. Broken lines indicate service.

                              CONFLICTS OF INTEREST

     We are subject to conflicts of interest arising out of our relationship with our sponsor, our advisor and their affiliates. All of our agreements and arrangements with our advisor and its affiliates, including those relating to compensation, are not the result of arm's length negotiations. Some of the conflicts inherent in our transactions with our advisor and its affiliates, and the limitations on our advisor adopted to address these conflicts, are described below. Our advisor and its affiliates will try to balance our interests with their own. However, to the extent that our advisor or its affiliates take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our stock. In addition, our directors and officers and security holders may engage for their own account in business activities of the types conducted or to be conducted by us and our subsidiaries.

     THERE MAY BE CONFLICTING INVESTMENT OPPORTUNITIES AMONG AFFILIATES OF OUR ADVISOR AND THE INLAND GROUP. Affiliates of our advisor and The Inland Group have sponsored multiple previous investment programs. Our sponsor may also sponsor other programs which may have investment objectives similar to ours. Therefore, our sponsor, our advisor and their affiliates could face conflicts of interest in determining which investment programs will have the first opportunity to acquire real properties and other assets as they become available.

     In order to address this situation, we have an agreement with our advisor, some of its affiliates, and Inland Retail Real Estate Trust, Inc., another REIT sponsored by our sponsor. This agreement gives us the right to purchase property in our primary geographic area of investment, which includes the states west of the Mississippi River, placed under contract by our advisor or any of its affiliates, if we are able to close the purchase within 60 days. Similarly, Inland Retail Real Estate Trust, Inc. has the first opportunity to purchase properties in its primary geographical area of investment, which is located in states east of the Mississippi.

     IN THE SITUATION INVOLVING SINGLE USER NET LEASED RETAIL PROPERTY LOCATED ANYWHERE WITHIN THE UNITED STATES, AND BOTH OF US HAVE FUNDS AVAILABLE TO MAKE THE PURCHASE, THE PROSPECTIVE PROPERTY WILL FIRST BE OFFERED TO INLAND RETAIL REAL ESTATE TRUST, INC. IF INLAND RETAIL REAL ESTATE TRUST, INC. DOES NOT PURCHASE THE PROSPECTIVE PROPERTY, IT WILL THEN BE OFFERED TO US.

     Factors which may be considered in connection with evaluating the suitability of the prospective property or other asset for investment by a particular investment program include:

     - the effect of the acquisition on the diversification of each program's portfolio;

     -    the amount of funds available for investment;

     -    cash flow; and

     - the estimated income tax effects of the purchase and subsequent disposition.

     We currently focus on purchase of properties in the states west of the Mississippi River which is outside Inland Retail Real Estate Trust Inc.'s primary geographic area of investment. We have acquired and will continue to acquire properties east of the Mississippi River. However, if any conflicts do arise, they will be resolved as provided in the agreement with our advisor discussed above.

     All actions taken by our advisor or its affiliates which present potential conflicts with us will be APPROVED BY A MAJORITY OF OUR INDEPENDENT DIRECTORS.

     WE MAY ACQUIRE PROPERTIES FROM AFFILIATES OF OUR SPONSOR. The prices we pay to affiliates of our sponsor for these properties will be equal to the prices paid by them, plus the costs incurred by them relating to the acquisition and financing of the properties. These prices will not be the subject of arm's length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated in an arm's-length transaction. However, our articles of incorporation provide that the purchase price of any property acquired from an affiliate may not exceed its fair market value as determined by a competent independent appraiser. In addition, the price must be approved by a majority of our directors who have no financial interest in the transaction. If the price to us exceeds the cost paid by our affiliate, there must be substantial justification for the excess cost.

     WE MAY PURCHASE REAL PROPERTIES FROM PERSONS WITH WHOM AFFILIATES OF OUR ADVISOR HAVE PRIOR BUSINESS RELATIONSHIPS. We may purchase properties from third parties who have sold properties in the past, or who may sell properties in the future, to our advisor or its affiliates. If we purchase properties from these third parties, our advisor will experience a conflict between our current interests and its interest in preserving any ongoing business relationship with these sellers. Nevertheless, our advisor has a fiduciary obligation to us.

     PROPERTY MANAGEMENT SERVICES ARE BEING PROVIDED BY COMPANIES OWNED PRINCIPALLY BY AFFILIATES OF THE INLAND GROUP. Our property managers, which are owned principally by individuals who are our affiliates, provide property management services to us pursuant to management services agreements which we can terminate only in the event of gross negligence or willful misconduct on the part of the property managers. However, our property management services agreements provide that we pay our property managers a monthly management fee of no greater than 90% of the fee which would be payable to an unrelated third party providing such services. In addition, the advisor and the property managers believe that the property managers have sufficient personnel and other required resources to discharge all responsibilities to us.

     OUR ADVISOR AND ITS AFFILIATES RECEIVE COMMISSIONS, FEES AND OTHER COMPENSATION BASED UPON OUR INVESTMENTS. We believe that the compensation we will pay to our advisor and its affiliates is no more than what we would pay for similar services performed by independent firms. Some compensation is payable whether or not there is cash available to make distributions to our stockholders. To the extent this occurs, our advisor and its affiliates benefit from us retaining ownership of our assets and leveraging our assets, while our stockholders may be better served by sale or disposition or not leveraging the assets. In addition, the advisor's ability to receive fees and reimbursements depends on our continued investment in properties and in other assets which generate fees. Our advisor received fees based on the book value including acquired intangibles of the properties under management. Our property managers receive fees based on the income from properties under management. Therefore, our advisor and/or property managers may recommend that we purchase properties that generate fees for our advisor and property managers, but are not necessarily the most suitable investment for our portfolio. In addition, our affiliates, who receive fees, including our advisor, may recommend that we acquire properties, which may result in our incurring substantive amounts of indebtedness. Therefore, the interest of the advisor and its affiliates in receiving fees may conflict with the interest of our stockholders in earning income on their investment in our common stock. Our advisor and its affiliates recognize that they have a fiduciary duty to us and our stockholders, and have represented to us that their actions and decisions will be made in the manner most favorable to us and our stockholders.

     While we will not make loans to our advisor or its affiliates, we may borrow money from them for various purposes, including funding working capital requirements. If we do, the terms, such as the interest rate, security, fees and other charges, will be at least as favorable to us as those which would be charged by unaffiliated lending institutions in the same locality on comparable loans. Any money borrowed from an affiliate of The Inland Group is expected to be repaid within 180 days.

     Our advisor and its affiliates may do business with others who do business with us, although presently there are no instances of this. However, our advisor or its affiliates may not receive rebates or participate in any reciprocal business arrangements which would have the effect of circumventing our agreement with our advisor.

     OUR ADVISOR MAY HAVE CONFLICTING FIDUCIARY OBLIGATIONS IF WE ACQUIRE PROPERTIES WITH ITS AFFILIATES. Our advisor may cause us to acquire an interest in a property through a joint venture with its affiliates. In these circumstances, our advisor will have a fiduciary duty to both us and its affiliates participating in the joint venture. In order to minimize the conflict between these fiduciary duties, the advisory agreement provides guidelines for investments in joint ventures with affiliates. In addition, our articles of incorporation require a majority of our disinterested directors to determine that the transaction is fair and reasonable to us and is on terms and conditions no less favorable than from unaffiliated third parties entering into the venture.

     THERE IS COMPETITION FOR THE TIME AND SERVICES OF OUR ADVISOR. We rely on our advisor and its affiliates for our daily operation and the management of our assets. Personnel of our advisor and its affiliates have conflicts in allocating their management time, services and functions among the real estate investment programs they currently service and any future real estate investment programs or other business ventures which they may organize or serve. Our advisor and its affiliates believe they have enough staff to perform their responsibilities in connection with all of the real estate programs and other business ventures in which they are involved.

     INLAND SECURITIES CORPORATION IS PARTICIPATING AS MANAGING DEALER IN THE SALE OF THE SHARES. Inland Securities Corporation is the managing dealer of the offering and is affiliated with The Inland Group. The managing dealer is entitled to selling commissions and reimbursement for marketing and due diligence expenses. The managing dealer may be subject to a conflict of interest arising out of its participation in this offering and its affiliation with The Inland Group in performing its "due diligence" obligations which arise under the Securities Act of 1933. However, the managing dealer believes it has and will continue to properly perform these "due diligence" activities.

     WE MAY ACQUIRE THE BUSINESS OF OUR ADVISOR AND OUR PROPERTY MANAGERS WITHOUT FURTHER ACTION BY OUR STOCKHOLDERS. During the term of our agreements with our advisor and our property managers, we have the option to acquire or consolidate the business conducted by them without any consent of our stockholders, our advisor or our property managers. We may elect to exercise this right at any time after September 15, 2008. Before this date, we need the consent of the advisor and the property managers to exercise this right. Our decision to exercise this right will be determined by a vote of a majority of our disinterested directors. Our advisor and our property managers and their shareholders will receive shares of our common stock in the acquisition. The transaction will occur, if at all, only if the board of directors obtains a fairness opinion from a recognized financial valuation service provider to the effect that the consideration to be paid is fair, from a financial point of view, to our stockholders. We will be obligated to pay any fees accrued under any contractual arrangements we have with the advisor and/or the property managers for services rendered through the closing of such acquisitions.

     WE DO NOT HAVE ARM'S-LENGTH AGREEMENTS. As we have noted, our agreements and arrangements with our advisor or any of its affiliates, including those relating to compensation, are not the result of arm's length negotiations, but we believe these agreements and arrangements approximate the terms of arm's length transactions.

                               COMPENSATION TABLE

     The compensation arrangements between us and our advisor, The Inland Group and its affiliates, were not determined by arm's-length negotiations. See "Conflicts of Interest." The following table discloses the compensation which we may pay our advisor and its affiliates. In those instances in which there are maximum amounts or ceilings on the compensation which may be received, our advisor and its affiliates may not recover any excess amounts for those services by reclassifying them under a different compensation or fee category.

     We define net income as total revenues less expenses other than additions to reserves for depreciation or bad debts or other similar non-cash reserves. When we use the term "net income" for purposes of calculating some expenses and fees, it excludes the gain from the sale of our assets. This definition of net income is prescribed by the Statement of Policy Regarding REITs adopted by the North American Securities Administrators Association, Inc., or NASAA; but it is not in accordance with generally accepted accounting principles in the United States, because depreciation and other non-cash reserves are not deducted in determining net income under the NASAA REIT Statement. Excluding depreciation will result in not reimbursing our advisor for a non-cash expenditure and not excluding the gain from the sale of our assets could result in greater net income on which the 25% reimbursement to our advisor is allowed.

NONSUBORDINATED PAYMENTS

     The following aggregate amounts of compensation, allowances and fees we may pay to our advisor and its affiliates are not subordinated to the returns on net investments that we are required to pay to our stockholders.

    TYPE OF COMPENSATION AND                                                                      ESTIMATED MAXIMUM
            RECIPIENT                              METHOD OF COMPENSATION                           DOLLAR AMOUNT
-----------------------------------    ------------------------------------------------    -------------------------------
                                                       OFFERING STAGE

Selling commissions payable to the     We will pay a selling commission of 7.5% of the     Through June 30, 2004, we have
managing dealer and dealers            sale price for each share (and reallow 7%),         incurred $77,907,763 in selling
designated by the managing dealers     subject to reduction for special sales under        commissions in connection
referred to as soliciting dealers.     the circumstances as described in the "Plan of      with our initial public
                                       Distribution - Compensation - We Will Pay For       offering. We intend
                                       the Sale of Our Shares."                            to sell 250,000,000 shares of
                                                                                           our common stock at $10.00
                                       We will permit the managing dealer and its          per share in our initial
                                       respective officers and employees and certain       public offering.  The actual
                                       of its affiliates to purchase shares net of         amount we will incur in this
                                       sales commissions and the marketing                 offering depends upon the
                                       contribution and due diligence expense              amount of shares sold.  A
                                       allowance or for $8.95 per share; however, any      total of $187,500,000 in
                                       subsequent purchases of shares by any such          selling commissions will be
                                       persons are limited to a maximum discount of 5%.    paid if the maximum offering
                                                                                           is sold and there are no
                                                                                           special sales.

    TYPE OF COMPENSATION AND                                                                      ESTIMATED MAXIMUM
            RECIPIENT                              METHOD OF COMPENSATION                           DOLLAR AMOUNT
-----------------------------------    ------------------------------------------------    -------------------------------
                                       Also, soliciting dealers and their
                                       respective officers and employees and
                                       certain of their respective affiliates
                                       who request and are entitled to purchase
                                       shares net of selling commissions may
                                       make an initial purchase of shares net of
                                       sales commissions or for $9.30 per share;
                                       however, any subsequent purchases of
                                       shares by any such persons are limited to
                                       a maximum discount of 5%.

Marketing contribution and due         We will pay an amount equal to 2.5% of the          Through June 30, 2004, we
diligence expense allowance paid       gross offering proceeds to the managing             have incurred $10,546,604 in
to the managing dealer and             dealer, all or a portion of which may be            marketing contributions and
soliciting dealers.                    passed on to soliciting dealers, in lieu of         due diligence expense
                                       reimbursement of specific expenses associated       allowance in connection with
                                       with marketing.  We may pay an additional           our initial public offering.
                                       0.5% of the gross offering proceeds to the          The actual amount of
                                       managing dealer, which may be passed on to          marketing contribution and
                                       the soliciting dealers, for due diligence           due diligence expense
                                       expenses.  We will not pay the marketing            allowance in connection with
                                       contribution and due diligence expense              this offering will depend on
                                       allowance in connection with any special            the number of shares sold.
                                       sales, except those receiving volume                If there are no special sales
                                       discounts and those described in "Plan of           and we sell the maximum
                                       Distribution - Volume Discounts."                   number of shares offered,
                                                                                           approximately $75,000,000
                                                                                           will be paid for the
                                                                                           marketing contribution and
                                                                                           the due diligence expense
                                                                                           allowance.

    TYPE OF COMPENSATION AND                                                                      ESTIMATED MAXIMUM
            RECIPIENT                              METHOD OF COMPENSATION                           DOLLAR AMOUNT
-----------------------------------    ------------------------------------------------    -------------------------------
Reimbursable expenses and other        We expect to incur the  following  expenses  in     All amounts other than the
expenses of issuance and               connection with this offering:                      Securities and Exchange
distribution                                                                               Commission registration fee
                                       Securities and Exchange Commission                  and the NASD filing fee are
                                       registration                                        estimates. The actual amounts
                                                                                           of these expenses cannot be
                                       Fee                            $     340,823        determined at the present
                                                                                           time. We estimate the total
                                       NASD filing fee                $      30,500        amount of the issuance and
                                       Printing and mailing                                distribution expenses to be
                                       expenses                       $   4,250,000        approximately $13,307,323.
                                                                                           Through June 30, 2004, we have
                                       Blue Sky fees and                                   incurred $666,107 of
                                       expenses                       $     136,000        reimbursable expenses to our
                                                                                           advisor in connection with our
                                       Legal fees and expenses        $     900,000        initial public offering. In
                                       Accounting fees and                                 addition, as of December 31,
                                       expenses                       $     650,000        2003, our advisor had advanced
                                                                                           an aggregate of approximately
                                       Advertising and sales                               $1,763,306 for the payment of
                                       literature                     $   5,500,000        offering expenses to
                                                                                           non-affiliated third parties
                                       Transfer Agent fees            $     800,000        in connection with our initial
                                                                                           public offering, all of which
                                       Data processing fees           $     500,000        has been repaid.

                                       Bank fees and other
                                       administrative expenses        $     200,000

                                       If the aggregate of all offering expenses,          Our sponsor has not advanced
                                       including selling commissions, the marketing        any reimbursable expenses in
                                       contribution and due diligence expense              connection with this offering.
                                       allowance, exceeds 15% of the gross offering        We may reimburse up to
                                       proceeds, of if the aggregate of all offering       $13,307,323 for offering
                                       expenses, excluding the selling expenses,           expenses advanced if we sell
                                       exceeds 5.5% of the gross offering proceeds,        the maximum number of shares
                                       our advisor or its affiliates will promptly         offered in this offering.
                                       pay the excess and we will have no liability
                                       for these expenses at any time afterward.           If this offering is not
                                                                                           successful, then our sponsor
                                                                                           will be solely responsible for
                                                                                           the offering expenses to the
                                                                                           extent it has not been
                                                                                           reimbursed.

    TYPE OF COMPENSATION AND                                                                      ESTIMATED MAXIMUM
            RECIPIENT                              METHOD OF COMPENSATION                           DOLLAR AMOUNT
-----------------------------------    ------------------------------------------------    -------------------------------
Acquisition expenses paid to our       We will pay an  amount,  estimated  to be up to     We may pay no more than
advisor's affiliates, Inland Real      0.5% of the  total  of (1) the  gross  offering     $13,450,000 for the
Estate Acquisitions, Inc. and The      proceeds from the sale of  250,000,000  shares,     reimbursement of acquisition
Inland Real Estate Group, Inc.         (2) the gross  proceeds  from the sale of up to     expenses if the maximum number
                                       20,000,000  shares pursuant to the distribution     of shares are sold and all of
                                       reinvestment    programs.    The    acquisition     the 20,000,000 shares are sold
                                       expenses for any  particular  property will not     pursuant to the distribution
                                       exceed  6% of the gross  purchase  price of the     reinvestment program.
                                       property.

                                       However, if we request additional services,         However, the actual amounts
                                       the compensation will be provided on separate       cannot be determined at the
                                       agreed-upon terms and the rate will be              present time.
                                       approved by a majority of disinterested
                                       directors, including a majority of the
                                       disinterested independent directors, as
                                       fair and reasonable for us.

Interest expenses paid to our          We may borrow money from our advisor and its        The actual amounts are
advisor and Inland Mortgage            affiliates in order to acquire properties.  In      dependent on actual
Corporation in connection with         such instances, we will pay our advisor and         borrowings.  Therefore, these
loans.                                 its affiliates interest at prevailing market        amounts cannot be determined
                                       rates.                                              at the present time.

                                                     OPERATIONAL STAGE

Property management fee paid to        We will pay a monthly fee of 4.5% of the gross      For the year ended December
our property managers, Inland US       income from the properties.  We will also pay       31, 2003, and the six months
Management LLC, Inland Southwest       a monthly fee for any extra services equal to       ended June 30, 2004 we have
Management LLC and Inland Pacific      no more than 90% of that which would be             incurred and paid property
Management LLC.  We will pay the       payable to an unrelated party providing the         management fees of $16,627
fee for services in connection         services.  The property managers may                and $1,154,272, of which
with the rental, leasing,              subcontract their duties for a fee that may be      16,627 and $1,154,272 were
operation and management of the        less than the fee provided for in the               retained by Inland US
properties.                            management services agreements.                     Management LLC, Inland
                                                                                           Southwest Management LLC and
                                                                                           Inland Pacific Management LLC.
                                                                                           If we acquire the businesses
                                                                                           of our advisor and/or our
                                                                                           property managers, the
                                                                                           property management fees will
                                                                                           cease. The actual amounts we
                                                                                           will incur in the future are
                                                                                           dependent upon results of
                                                                                           operations and, therefore,
                                                                                           cannot be determined at the
                                                                                           present time.

    TYPE OF COMPENSATION AND                                                                      ESTIMATED MAXIMUM
            RECIPIENT                              METHOD OF COMPENSATION                           DOLLAR AMOUNT
--------------------------------------------------------------------------------------------------------------------------
Advisors asset management fee.         We will pay our advisor an asset management         As of June 30, 2004, we have
We will pay the fee for services       fee after our stockholders have first               not paid or accrued any
in connection with our                 received a 6% annual return.                        advisor asset management fees.
day-to-day operations, including                                                           The actual amounts we will
making strategic decisions,                                                                incur in the future are
performing day-to-day operations                                                           dependent upon results of
that include accounting,                                                                   operations and, therefore,
investment advisory services,                                                              cannot be determined at the
risk management services and tax                                                           present time.
reduction services and providing
other services as our board
deems appropriate.

Reimbursable expenses to our           We will reimburse some expenses of the              The actual amounts are
advisor.  These may include            advisor.  The compensation and reimbursements       dependent upon results of
costs of goods and services,           to our advisor will be approved by a majority       operations and, therefore,
administrative services and            of our directors and a majority of our              cannot be determined at the
non-supervisory services               independent directors as fair and reasonable        present time.
performed directly for us by           for us.
independent parties.

We will reimburse some expenses        Inland Risk and Insurance Management Services       The actual amounts are
of the Inland Risk and Insurance       charges us $50 per hour for assistance in           dependent upon results of
Management Services for                obtaining insurance coverage.  Any                  operations and, therefore,
insurance coverage.                    commissions they receive are credited against       cannot be determined at the
                                       this hourly rate.  We believe this hourly           present time.
                                       rate is approximately 90% of the rate charged
                                       by unaffiliated third parties.  The
                                       compensation to this company will be approved
                                       by a majority of our directors and a majority
                                       of our independent directors as fair and
                                       reasonable for us.

We will compensate the Inland          Inland Mortgage Servicing Corporation charges       For the year ended December
Mortgage Servicing Corporation         us .03% per year on the first billion dollars       31, 2003, and the six months
and Inland Mortgage Investment         of mortgages serviced and .01% thereafter.          ended June 30, 2004 we have
Corporation for purchase, sale         Inland Mortgage Investment Corporation charges      incurred and paid $328 and
and servicing of mortgages             us .02% of the principal amount of each loan        $21,276 to Inland Mortgage
                                       placed.  The compensation to these companies        Servicing Corporation.  For
                                       will be approved by a majority of our               the year ended December 31,
                                       directors and a majority of our independent         2003, and the six months
                                       directors as fair and reasonable for us.            ended June 30, 2004 we have
                                                                                           incurred and paid $59,523
                                                                                           and $1,122,042 to Inland
                                                                                           Mortgage Investment
                                                                                           Corporation.  The actual
                                                                                           amounts we will incur in the
                                                                                           future are dependent upon
                                                                                           results of operations and,
                                                                                           therefore, cannot be
                                                                                           determined at the present
                                                                                           time.

    TYPE OF COMPENSATION AND                                                                      ESTIMATED MAXIMUM
            RECIPIENT                              METHOD OF COMPENSATION                           DOLLAR AMOUNT
--------------------------------------------------------------------------------------------------------------------------
                                                     LIQUIDATION STAGE
Property disposition fee payable       We may pay a property disposition fee to our        The actual amounts to be
to our advisor's affiliates,           advisor and its affiliates if we sell any of        received depend upon the sale
Inland Real Estate Sales, Inc.         our real property in an amount equal to the         price of our properties and,
and Inland Partnership Property        lesser of:                                          therefore, cannot be
Sales Corp.                                                                                determined at the present
                                       1.    3% of the contract sales price of the         time.  If we acquire the
                                             property; or                                  advisor, the property
                                                                                           disposition fee will cease.
                                       2.    50% of the customary commission which
                                             would be paid to a third party broker
                                             for the sale of a comparable property.

                                       The amount paid, when added to the sums paid
                                       to unaffiliated parties, will not exceed
                                       either the customary commission or an amount
                                       equal to 6% of the contracted for sales
                                       price.  Payment of such fees will be made only
                                       if the advisor provides a substantial service
                                       in connection with the sale of the property.
                                       See "Management -- Our Advisory Agreement."

SUBORDINATED PAYMENTS

We may pay the following additional fees to our advisor after returns on net investment have been paid to the stockholders:

    TYPE OF COMPENSATION AND                                                                ESTIMATED MAXIMUM DOLLAR
            RECIPIENT                              METHOD OF COMPENSATION                            AMOUNT
--------------------------------------------------------------------------------------------------------------------------
                                                     OPERATIONAL STAGE

Advisor asset management fee           We pay an annual advisor asset management fee       The actual amounts to be
payable to our advisor.                of not more than 1% of our average assets.  Our     received depend upon the sale
                                       average assets means the average of the total       price of our properties and,
                                       book value including acquired intangibles of        therefore, cannot be
                                       our real estate assets plus the total value of      determined at the present
                                       our loans receivables secured by real estate,       time.  If we acquire the
                                       before reserves for depreciation or bad debts       advisor, the advisor asset
                                       or other similar non-cash reserves.  We will        management fee will cease.
                                       compute our average assets by taking the
                                       average of these values at the end of each
                                       month during the quarter for which we are
                                       calculating the fee.  The fee is payable
                                       quarterly in an amount equal to 1/4 of 1% of
                                       average assets as of the last day of the
                                       immediately preceding quarter.  For any year in
                                       which we qualify as a REIT, our advisor must
                                       reimburse us for the following amounts if any:

     TYPE OF COMPENSATION AND                                                                     ESTIMATED MAXIMUM
            RECIPIENT                              METHOD OF COMPENSATION                           DOLLAR AMOUNT
--------------------------------------------------------------------------------------------------------------------------
                                       (1)   the amounts by which our total operating
                                             expenses, the sum of the advisor asset
                                             management fee plus other operating
                                             expenses, paid during the previous
                                             fiscal year exceed the greater of:

                                             -   2% of our average assets for that
                                                 fiscal year, or

                                             -   25% of our net income for that
                                                 fiscal year.

                                       (2)   plus an amount, which will not exceed the
                                             advisor asset management fee for that
                                             year, equal to any difference between the
                                             total amount of distributions to
                                             stockholders for that year and the 6%
                                             annual return on the net investment of
                                             stockholders.
                                             Items such as organization and offering
                                             expenses, property expenses, interest
                                             payments, taxes, non-cash expenditures, the
                                             incentive advisory fee and acquisition
                                             expenses are excluded from the definition of
                                             total operating expenses.

                                             See "Management -- Our Advisory Agreement" for
                                             an explanation of circumstances where the
                                             excess amount specified in clause (1) may not
                                             need to be reimbursed.

                                                         LIQUIDATION STAGE

Incentive advisory fee payable to      We will pay to the advisor an amount equal to       The actual amounts to be
our advisor.                           15% of the net proceeds from the sale of a          received depend upon the
                                       property after the stockholders have first          sale price of our
                                       received:                                           properties and, therefore,
                                                                                            cannot be determined at
                                       (1)   a cumulative non-compounded return equal      the present time.  If we
                                             to 10% a year on their net investment;        acquire or consolidate
                                             and                                           with the business conducted by
                                                                                           our advisor, the incentive
                                       (2)   their net investment.                         advisory fee will terminate.

    COMPENSATION TO OFFICERS AND DIRECTORS

    We expect to pay the following to our directors (as our officers are not paid directly by us):

     TYPE OF COMPENSATION AND                                                                     ESTIMATED MAXIMUM
            RECIPIENT                              METHOD OF COMPENSATION                           DOLLAR AMOUNT
--------------------------------------------------------------------------------------------------------------------------
Director fees                          Independent directors receive                       We will pay the five independent
                                       an annual fee of $5,000                             directors $25,000 in the aggregate
                                       (increased to $10,000                               (increased to $50,000 effective
                                       effective October 1, 2004)                          October 1, 2004), plus fees for
                                       and a fee of $500 for                               attending meetings.  As of June 30,
                                       attending each meeting of the                       2004 our five independent directors
                                       board or one of its                                 were paid fees in the aggregate of
                                       committees in person and $350                       $69,250. The actual amounts to be
                                       for attending a meeting via                         received for future meetings depends
                                       the telephone.  Our officers                        upon the number of meetings and their
                                       who are also our directors do                       attendance and, therefore, cannot be
                                       not receive director fees.                          determined at the present time.

Stock options to independent           Each independent director                           This form of compensation is not paid
directors                              receives                                            in cash.

                                       -    an initial option to
                                            purchase 3,000 shares of
                                            common stock at a price of
                                            $8.95 per share, when they
                                            become an independent
                                            director, subject to some
                                            conditions; and

                                       -    each year on the date of
                                            the stockholders' annual
                                            meeting, an additional
                                            option to purchase 500
                                            shares of common stock at
                                            an exercise price equal to
                                            the then fair market value
                                            per share.  For additional
                                            information on this option
                                            plan, see "Management --
                                            Independent Director Stock
                                            Option Plan."

                            ESTIMATED USE OF PROCEEDS

     The amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Since these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. The amounts assume:

     - we sell the maximum of 250,000,000 shares in this offering at $10 per share; and

     - we sell the maximum of 20,000,000 shares in our distribution reinvestment program at $9.50 per share.

     Under this scenario we have not given effect to any special sales or volume discounts which could reduce selling commissions.

                                                                                   MAXIMUM OFFERING
                                                                           (INCLUDING SHARES SOLD UNDER THE
                                                                          DISTRIBUTION REINVESTMENT PROGRAM)
                                                                          ----------------------------------
                                                                               AMOUNT             PERCENT
                                                                          ----------------    --------------
Gross proceeds.........................................................   $  2,690,000,000            100.00%
                                                                          ----------------    --------------
 Less expenses:
     Selling commissions...............................................        187,500,000              6.97%
     Marketing allowance...............................................         62,500,000              2.32%
     Due diligence expense allowance...................................         12,500,000              0.46%
                                                                          ----------------    --------------
     Organization and offering.........................................         13,307,000              0.50%
                                                                          ----------------    --------------
     Total expenses....................................................        275,807,000             10.26%
                                                                          ----------------    --------------

Gross amount available.................................................      2,414,193,000             89.74%
Less:
     Acquisition expenses..............................................         13,450,000              0.50%
     Working capital reserve...........................................         26,900,000              1.00%
                                                                          ----------------    --------------
Net cash available.....................................................   $  2,373,843,000             88.24%
                                                                          ================    ==============

     We will pay the managing dealer cash selling commissions of up to 7.5% on all of the 250,000,000 shares of common stock sold on a best efforts basis. No selling commission is paid on shares sold through our distribution reinvestment program.

                       PRIOR PERFORMANCE OF OUR AFFILIATES

PRIOR INVESTMENT PROGRAMS

     During the 10-year period ending June 30, 2004, The Inland Group and its affiliates have sponsored two other REITs and 25 real estate exchange private placements, which altogether have raised more than $3,093,000,000 from over 75,000 investors. During that period, Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc., the other REITs, have raised over $2,959,000,000 from over 75,000 investors. Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. have investment objectives and policies similar to ours and have invested principally in shopping centers that provide sales of convenience goods and personal services to neighboring communities in the Midwest and Southeast areas. However, Inland Real Estate Corporation is now a self-administered REIT and is no longer affiliated with The Inland Group. Our investment objectives and policies are similar to those of several of the other prior investment programs sponsored by our affiliates which have owned and operated retail properties. However, the vast majority of the other investment programs sponsored by our affiliates were dissimilar from our operation in that the prior programs owned apartment properties, pre-development land and whole or partial interests in mortgage loans.

     The information in this section and in the Prior Performance Tables included in this prospectus as APPENDIX A shows relevant summary information concerning real estate programs sponsored by our affiliates. The purpose is to provide information on the prior performance of these programs so that you may evaluate the experience of the affiliated companies in sponsoring similar programs. The following discussion is intended to briefly summarize the objectives and performance of the prior programs and to disclose any material adverse business developments sustained by them. Past performance is not necessarily indicative of future performance.

SUMMARY INFORMATION

     The table below provides summarized information concerning prior programs sponsored by our affiliates for the 10-year period ending June 30, 2004, and is qualified in its entirety by reference to the introductory discussion above and the detailed information appearing in the Prior Performance Tables in APPENDIX A of this prospectus. YOU SHOULD NOT CONSTRUE INCLUSION OF THE SUCCEEDING TABLES AS IMPLYING IN ANY MANNER THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE TABLES BECAUSE THE YIELD AND CASH AVAILABLE AND OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT FOR OUR PROPERTIES. YOU SHOULD NOTE THAT BY ACQUIRING OUR SHARES, YOU WILL NOT BE ACQUIRING ANY INTERESTS IN ANY PRIOR PROGRAMS.

                                                      INLAND RETAIL                               INLAND REAL
                                                       REAL ESTATE       INLAND REAL ESTATE         ESTATE
                                                       TRUST, INC.          CORPORATION        EXCHANGE PRIVATE
                                                           REIT                 REIT               PLACEMENT
                                                      PROGRAM AS OF         PROGRAM AS OF      OFFERINGS AS OF
                                                      JUNE 30, 2004        JUNE 30, 2004         JUNE 30, 2004
                                                     ----------------------------------------------------------
Number of programs sponsored                                        1                     1                  25
Aggregate amount raised from investors               $  2,262,634,000           696,827,000         133,628,000
Approximate aggregate number of
  investors                                                    59,000                16,000                 343
Number of properties purchased                                    271                   146                  25
Aggregate cost of properties                         $  4,016,367,000         1,276,000,000         294,864,000
Number of mortgages/notes                                           0                     0                   0
Principal amount of mortgages/notes                  $              0                     0                   0
Principal of properties (based on cost)
  that were:
Commercial--
  Retail                                                        90.00%                86.00%              44.82%
  Single-user retail net-lease                                  10.00%                14.00%               9.10%
  Nursing homes                                                  0.00%                 0.00%               0.00%
  Offices                                                        0.00%                 0.00%              30.22%
  Industrial                                                     0.00%                 0.00%              15.86%
  Health clubs                                                   0.00%                 0.00%               0.00%
  Mini-storage                                                   0.00%                 0.00%               0.00%
    Total commercial                                           100.00%               100.00%              100.0%
Multi-family residential                                         0.00%                 0.00%               0.00%
Land                                                             0.00%                 0.00%               0.00%

Percentage of properties (based on cost)
  that were:
Newly constructed (within a year of
  acquisition)                                                  36.00%                40.00%              60.00%
Existing construction                                           64.00%                60.00%              40.00%

Number of properties sold in whole or in
  part                                                              0                     8                   0

Number of properties exchanged                                      0                     0                   0

     Of the programs included in the above table, Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. have investment objectives similar to ours. Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. represent approximately 97% of the aggregate amount raised from investors, approximately 99% of the aggregate number of investors, approximately 95% of the properties purchased, and approximately 95% of the aggregate cost of the properties.

     During the three years prior to June 30, 2004, Inland Real Estate Corporation purchased 24 commercial properties and Inland Retail Real Estate Trust, Inc. purchased 249 commercial properties. Upon written request, you may obtain, without charge, a copy of Table VI filed with the Securities and Exchange Commission in Part II of our prospectus. The table provides more information about these acquisitions.

PUBLICLY REGISTERED REITS

     Inland Real Estate Corporation. Through a total of four public offerings, the last of which was completed in 1999, Inland Real Estate Corporation sold a total of 51,642,397 shares of common stock. In addition, as of June 30, 2004, Inland Real Estate Corporation issued 13,937,881 shares of common stock through its distribution reinvestment program. As of June 30, 2004, Inland Real Estate Corporation repurchased 5,256,435 shares of common stock through its share repurchase program for an aggregate amount of $49,159,202. As a result, Inland Real Estate Corporation has realized total gross offering proceeds of approximately $696,827,000 as of June 30, 2004. On June 9, 2004, Inland Real Estate Corporation listed its shares on the New York Stock Exchange and began trading under the ticker "IRC".

     Inland Real Estate Corporation's objective is to purchase shopping centers that provide convenience goods, personal services, wearing apparel and hardware and appliances located within an approximate 400-mile radius of its headquarters in Oak Brook, Illinois, and to provide, at a minimum, cash distributions on a quarterly basis and a hedge against inflation through capital appreciation. It may also acquire single-user retail properties throughout the United States. As of June 30, 2004, the properties owned by Inland Real Estate Corporation were generating sufficient cash flow to cover operating expenses plus pay an annual cash distribution of $0.94 per share paid monthly.

     As of June 30, 2004, Inland Real Estate Corporation owned 138 properties for a total investment of approximately $1,276,000,000. These properties were purchased with proceeds received from the above described offerings of shares of its common stock and financings. As of June 30, 2004, Inland Real Estate Corporation financed approximately $642,783,000 on its properties and had $110,000,000 outstanding through an unsecured line of credit.

     On July 1, 2000, Inland Real Estate Corporation became a self-administered REIT by completing its acquisition of Inland Real Estate Advisory Service, Inc., its advisor, and Inland Commercial Property Management, Inc., its property manager. The acquisition was accomplished by merging its advisor and its property manager into two wholly owned subsidiaries of Inland Real Estate Corporation. As a result of the merger, Inland Real Estate Corporation issued to our sponsor, the sole shareholder of the advisor, and The Inland Property Management Group, Inc., the sole shareholder of its property manager, an aggregate of 6,181,818 shares of Inland Real Estate Corporation's common stock at $11 per share, or approximately 9.008% of its common stock.

     Inland Retail Real Estate Trust, Inc. Through a total of three public offerings, the last of which was completed in 2003, Inland Retail Real Estate Trust, Inc. sold a total of 213,699,534 shares of its common stock. In addition, as of June 30, 2004, Inland Retail Real Estate Trust, Inc. issud 16,028,707 shares through its distribution reinvestment program, and has repurchased a total of 2,246,611 shares through the share reinvestment program. As a result, Inland Retail Real Estate Trust Inc. has realized total gross offering proceeds of approximately $2,262,634,000 as of June 30, 2004.

     Inland Retail Real Estate Trust, Inc.'s objective is to purchase shopping centers east of the Mississippi River in addition to single-user retail properties in locations throughout the United States, and to provide regular cash distributions and a hedge against inflation through capital appreciation. As of June 30, 2004, the properties owned by Inland Retail Real Estate Trust, Inc. were generating sufficient cash flow to cover operating expenses plus pay an annual cash distribution of $.83 per share per annum paid monthly.

     As of June 30, 2004, Inland Retail Real Estate Trust, Inc. owned 271 properties for a total investment of approximately $4,016,368,000. These properties were purchased with proceeds received from the above described offerings of shares of its common stock and financings. As of June 30, 2004, Inland Retail Real Estate Trust, Inc. financed approximately $2,246,899,000 on its properties.

     The following table summarizes distributions for each of the publicly registered REITS through June 30,2004:

                                REIT PERFORMANCE
                       Distributions through June 30, 2004

                                  INLAND REAL ESTATE CORPORATION
                                      OFFERING COMPLETED 1999
     -----------------------------------------------------------------------------------------------
                                                                         Average          Average
                                                                       Annualized        Annualized
                                                                       Distribution     Distribution
                                                                      for Purchases    for Purchases
          Total         Ordinary      Non-taxable     Capital Gain      at $10 per       at $11 per
       Distribution      Income       Distribution    Distribution        Share            Share
           ($)            ($) *          ($) **          ($) ***           ($)              ($)
     -----------------------------------------------------------------------------------------------
1995        736,627        694,213          42,414               -         7.6             N/A
1996      3,704,943      3,093,525         611,418               -         8.1             N/A
1997     13,127,597      9,739,233       3,388,364               -         8.6             N/A
1998     35,443,213     27,015,143       8,428,070               -         8.8             7.9
1999     48,379,621     35,640,732      12,738,889               -         8.9             8.0
2000     52,964,010     40,445,730      12,518,280               -         9.0             8.1
2001     58,791,604     45,754,604      12,662,414         374,586         9.3             8.4
2002     60,090,685     41,579,944      18,315,640         195,101         9.4             8.5
2003     61,165,608     47,254,096      13,577,679         333,833         9.4             8.6
2004     30,897,781     30,897,781           *                   -         9.4             8.6
     -------------------------------------------------------------

        365,301,689    282,115,001      82,283,168         903,520
     =============================================================

              INLAND RETAIL REAL ESTATE TRUST, INC.
                     OFFERING COMPLETED 2003
     -------------------------------------------------------------
                                                         Average
           Total         Ordinary      Non-taxable     Annualized
       Distribution      Income       Distribution    Distribution
           ($)            ($) *          ($) **            (%)
     -------------------------------------------------------------
1999      1,396,861         318,484       1,078,377       7.2
2000      6,615,454       3,612,577       3,002,877       7.7
2001     17,491,342      10,538,534       6,952,808       8.0
2002     58,061,491      36,387,136      21,674,355       8.2
2003    160,350,811      97,571,099      62,779,712       8.3
2004     93,266,206      93,266,206           *           8.3
     ---------------------------------------------

        337,182,165    241,694,036      95,488,129
     =============================================

ON JUNE 9, 2004 INLAND REAL ESTATE CORPORATION LISTED ITS SHARES ON THE NEW YORK STOCK EXCHANGE AND BEGAN TRADING UNDER THE SYMBOL "IRC."

     * The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.
     **   Represents a return of capital for federal income tax purposes.
     *** Represents a capital gain distribution for federal income tax purposes.

PRIVATE PARTNERSHIPS

     Since our inception and through June 30, 2004, our affiliates have sponsored 514 private placement limited partnerships which have raised more than $524,201,000 from approximately 17,000 investors and invested in properties for an aggregate price of more than $1 billion in cash and notes. Of the 522 properties purchased, 93% have been in Illinois. Approximately 90% of the funds were invested in apartment buildings, 6% in shopping centers, 2% in office buildings and 2% in other properties. Including sales to affiliates, 475 partnerships have sold their original property investments. Officers and employees of our sponsor and its affiliates invested more than $17,000,000 in these private placement limited partnerships.

     From July 1, 1995 through June 30, 2004, investors in The Inland Group private partnerships have received total distributions in excess of $271,882,700, consisting of cash flow from partnership operations, interest earnings, sales and refinancing proceeds and cash received during the course of property exchanges.

     Following a proposal by the former corporate general partner, which was an affiliate of The Inland Group, investors in 301 private partnerships voted in 1990 to make our sponsor the corporate general partner for those partnerships.

     Beginning in December 1993 and continuing into the first quarter of 1994, investors in 101 private limited partnerships for which our sponsor is the general partner received letters from it informing them of the possible opportunity to sell the 66 apartment properties owned by those partnerships to a to-be-formed REIT in which affiliates of our sponsor would receive stock and cash and the limited partners would receive cash. The underwriters of this apartment REIT subsequently advised our sponsor to sell to a third party its management and general partner's interests in those remaining limited partnerships not selling their apartment properties to the apartment REIT. Those not selling their apartment properties constituted approximately 30% of the Inland-sponsored limited partnerships owning apartment buildings. The prospective third-party buyers of our sponsor's interests in the remaining partnerships, however, would make no assurance to support those partnerships financially. As a result, in a March 1994 letter, our sponsor informed investors of its decision not to go forward with the formation of the apartment REIT.

     Following this decision, two investors filed a complaint in April 1994 in the Circuit Court of Cook County, Illinois, Chancery Division, purportedly on behalf of a class of other unnamed investors, alleging that our sponsor had breached its fiduciary responsibility to those investors whose partnerships would have sold apartment properties to the apartment REIT. The complaint sought an accounting of information regarding the apartment REIT matter, an unspecified amount of damages and the removal of our sponsor as general partner of the partnerships that would have participated in the sale of properties. In August 1994, the court granted our sponsor's motion to dismiss, finding that the plaintiffs lacked standing to bring the case individually. The plaintiffs were granted leave to file an amended complaint. Thereafter, in August 1994, six investors filed an amended complaint, purportedly on behalf of a class of other investors, and derivatively on behalf of six limited partnerships of which our sponsor is the general partner. The derivative counts sought damages from our sponsor for alleged breach of fiduciary duty and breach of contract, and asserted a right to an accounting. Our sponsor filed a motion to dismiss in response to the amended complaint. The suit was dismissed in March 1995 with prejudice. The plaintiffs filed an appeal in April 1996. After the parties briefed the issue, arguments were heard by the Appellate Court in February 1997. In September 1997, the Appellate Court affirmed the trial court decision in favor of our sponsor.

     Inland Real Estate Investment Corporation is the general partner of twenty-seven private limited partnerships and one public limited partnership that own interests in fifteen buildings that are net leased to Kmart. The fourteen Kmarts owned by the private limited partnerships are all cross collateralized. Relating to the Kmart bankruptcy, the status of the fifteen is as follows:

     - CATEGORY 1 - The leases of nine of the Kmarts are current and have been accepted by Kmart under their Chapter 11 reorganization plan.

     - CATEGORY 2 - Kmart assigned its designation rights in one lease to Kohl's. The lease was amended and extended for Kohl's by IREIC, the general partner on behalf of the owners and lender; and Kohl's began paying rent February 12, 2003.

     - CATEGORY 3 - Under Kmart's Chapter 11 reorganization plan and upon emergence from bankruptcy on April 22, 2003, Kmart has rejected the remaining four property leases, one of which is subject to a ground lease to Kimco. Kmart ceased paying rent as of May 1, 2003.

     IREIC, the General Partner has agreed with the note holders who own the loan to conduct a liquidation of the 14 properties which comprise Categories 1, 2 and 3. The Category 2 property, which is leased by Kohl's, was sold on February 19, 2004. As of June 30, 2004, three of the Category 1 K-Mart properties have been sold. Offers have been received on the remaining six, five of which are under contract. One of the Category 3 properties has been sold, one is under contract and two have offers pending as of June 30, 2004.

     - CATEGORY 4 - Under Kmart's Chapter 11 reorganization, Kmart rejected the lease for the property owned by the public limited partnership and ceased paying rent as of June 29, 2002. The general partner plans to either re-tenant or sell this facility.

1031 EXCHANGE PRIVATE PLACEMENT OFFERING PROGRAM

     In March of 2001, Inland Real Estate Exchange Corporation (IREX) was established as a subsidiary of Inland Real Estate Investment Corporation. The main objective of IREX is to provide replacement properties for people wishing to complete an IRS Section 1031 real estate exchange. Through June 30, 2004, IREX offered the sale of twenty-five properties with a total property value of $294,474,000.

     LANDINGS OF SARASOTA DBT. Inland Southern Acquisitions, Inc., a Delaware corporation and an affiliate of IREX acquired The Landings, a multi-tenant shopping center located in Sarasota, Florida in December 1997 for $9,800,000. In August 2001, Inland Southern Acquisitions, Inc. contributed 100% of its interest in the property into Landings of Sarasota DBT, a Delaware business trust, refinanced the property with a loan of $8,000,000 from Parkway Bank & Trust Co., an Illinois banking corporation, and began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $12,000,000, which consisted of $8,000,000 in debt assumption and $4,000,000 in equity investment. $200,000 of the offering proceeds were allocated to a property reserve account. The offering was completed in May 2002 when the maximum offering amount was raised.

     SENTRY OFFICE BUILDING, DBT, a Delaware business trust, purchased a newly constructed, single-tenant office building in Davenport, Iowa in December 2001 from Ryan Companies US Inc., a Minnesota corporation. The trust financed its acquisition of the property with a $7,500,000 first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation. In January 2002, Sentry Office Building Corporation, a Delaware corporation and the initial beneficiary of the trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a

1031 tax-deferred exchange. The total price was $11,000,000, which consisted of $7,500,000 in debt assumption and $3,500,000 in equity investment. $100,000 of the offering proceeds obtained from the new owners was allocated to a property reserve account. The offering was completed in April 2002 when the maximum offering amount was raised.

     PETS BOWIE DELAWARE BUSINESS TRUST purchased a single-tenant retail building leased to PETsMART in Bowie, Maryland in October 2001 from PETsMART, Inc. and Wells Fargo Bank Northwest, N.A. The trust initially financed its acquisition of the property with a temporary loan of $2,625,305 from Parkway Bank & Trust Co., an Illinois banking corporation, and then replaced this loan with a permanent loan of $1,300,000 with the same lender. In May 2002, Pets Bowie Delaware Business Trust began offering all of its beneficial interests to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $3,900,000, which consisted of $1,300,000 in debt assumption and $2,600,000 in equity investment. $90,000 of the offering proceeds obtained from the new owners was allocated to a property reserve account. The offering was completed in July 2002 when the maximum offering amount was raised.

     1031 CHATTANOOGA DBT, a Delaware business trust, acquired a retail property currently leased to Eckerd in Chattanooga, Tennessee in May 2002. The trust financed the property with a loan of $1,500,000 from Parkway Bank & Trust Co., an Illinois banking corporation. In July 2002, 1031 Chattanooga, L.L.C., the initial beneficiary of 1031 Chattanooga DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $3,400,000, which consisted of $1,500,000 in debt assumption and $1,900,000 in equity investment. The offering was completed in May 2003 when the maximum offering amount was raised.

     LANSING SHOPPING CENTER, DBT a Delaware business trust, purchased a newly constructed, multi-tenant retail shopping center in Lansing, Illinois in June 2002 from LaSalle Bank National Association, as trustee under trust agreement dated May 22, 2001 and known as Trust No. 127294. The trust financed its acquisition of the property with a $5,900,000 first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation. In August 2002, Lansing Shopping Center, L.L.C., a Delaware limited liability company and the initial beneficiary of Lansing Shopping Center, DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $10,900,000, which consisted of $5,900,000 in debt assumption and $5,000,000 in equity investment. $80,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in September 2001 when the maximum offering amount was raised.

     INLAND 220 CELEBRATION PLACE DELAWARE BUSINESS TRUST purchased a single-tenant office building currently leased to Walt Disney World Co., a Florida corporation, in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co. in a sale/leaseback transaction. The trust financed its acquisition of the property with an $18,000,000 first mortgage loan from Bank of America, N.A., a national banking association. In September 2002, Inland 220 Celebration Place, L.L.C., a Delaware limited liability company and the initial beneficiary of Inland 220 Celebration Place Delaware Business Trust, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $33,800,000, which consisted of $18,000,000 in debt assumption and $15,800,000 in equity investment. $50,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in September 2003 when the maximum offering amount was raised.

     TAUNTON CIRCUIT DELAWARE BUSINESS TRUST acquired a retail property currently leased to Circuit City in Taunton, Massachusetts in July 2002. The Trust financed the property with a first mortgage of

$2,800,000 from MB Financial Bank. In September 2002, Inland Taunton Circuit, L.L.C., the initial beneficiary of Taunton Circuit Delaware Business Trust, offered all of its interest in the trust to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $6,550,000, which consisted of $2,800,000 in debt assumption and $3,750,000 in equity investment. The offering was completed in September 2002.

     BROADWAY COMMONS DELAWARE BUSINESS TRUST acquired a multi-tenant retail center located in Rochester, Minnesota, in July 2002. The Trust financed the property with a first mortgage of $8,850,000 from Parkway Bank & Trust Co., an Illinois banking corporation. In October 2002, Broadway Commons, L.L.C., the initial beneficiary of Broadway Commons Delaware Business Trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $17,250,000, which consisted of $8,850,000 in debt assumption and $8,400,000 in equity investment. $100,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in December 2003 when the maximum offering amount was raised.

     BELL PLAZA 1031, LLC. REHAB ASSOCIATES XIII, INC., an Illinois corporation and an affiliate of IREX acquired Bell Plaza, a multi-tenant shopping center in Oak Lawn, IL on August 28, 1998 for $1,675,000. In October 2002, Rehab Associates XIII contributed 100% of its interest in the property into Bell Plaza 1031, LLC, a Delaware single member limited liability company, and then offered all of its membership interests in Bell Plaza, LLC to North Forsyth Associates, a North Carolina general partnership, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $4,030,000, which consisted of $3,140,000 in debt assumption and $890,000 in equity investment. $25,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in November 2002.

     INLAND 210 CELEBRATION PLACE DELAWARE BUSINESS TRUST purchased a single-tenant office building, currently leased to Walt Disney World Co., a Florida corporation, in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co. in a sale/leaseback transaction. The trust financed its acquisition of the property with a $5,700,000 first mortgage loan from Bear Stearns Commercial Mortgage, Inc. In January 2003, Inland 210 Celebration Place Delaware Business Trust sold its fee simple interest in 210 Celebration Place to Old Bridge Park Celebration, LLC, a Delaware limited liability company, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $12,000,000, which consisted of $5,700,000 in debt assumption and $6,300,000 in equity investment.

     COMPUSA RETAIL BUILDING. Lombard C-USA, L.L.C., a Delaware limited liability company, purchased a single-tenant retail building leased to CompUSA, Inc. in Lombard, Illinois in January 2003 from an unrelated third party. The L.L.C. financed its acquisition of the property with a $4,000,000 loan from Bear Stearns Commercial Mortgage, Inc. In April 2003, Lombard C-USA, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2840 S. Highland Avenue, Lombard, DuPage County, Illinois for $3,910,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $7,950,000, which consisted of $4,000,000 in debt assumption and $3,950,000 in equity investment. As required by the lender, Lombard C-USA, L.L.C. shall retain at least a 1% tenant in common interest, which is included in the $3,950,000 equity investment. $75,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in February 2004 when the maximum offering amount was raised.

     DEERE DISTRIBUTION FACILITY IN JANESVILLE, WISCONSIN. Janesville 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant, light industrial distribution center leased to Deere &

Company, a Delaware corporation, in Janesville, Wisconsin in February 2003 from Ryan Janesville, L.L.C., a Minnesota corporation and an affiliate of Ryan Companies US, Inc. The L.L.C. financed its acquisition of the property with a $10,450,000 loan from Bear Stearns Commercial Mortgage, Inc. In May 2003, Janesville 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2900 Beloit Avenue, Janesville, Rock County, Wisconsin for $9,949,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $20,500,000, consisted of $10,450,000 in debt assumption and $10,050,000 in equity investment, 1% of which was required by the lender to be retained by Janesville 1031, L.L.C. $100,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in January 2004 when the maximum offering was raised.

     FLEET OFFICE BUILDING. Westminster Office 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant office building leased entirely to Fleet National Bank, a national banking association, in Providence, Rhode Island in April 2003 from Fleet National Bank in a sale/leaseback transaction. The L.L.C. financed its acquisition of the property with a $12,900,000 loan from Bear Stearns Commercial Mortgage, Inc. In June 2003, Westminster Office 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 111 Westminster Street, Providence, Providence County, Rhode Island for $9,900,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $22,900,000, consisted of $12,900,000 in debt assumption and $10,000,000 in equity investment, 1% of which was required by the lender to be retained by Westminster Office 1031, L.L.C. $150,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in January 2004 when the maximum offering was raised.

     DEERE DISTRIBUTION FACILITY IN DAVENPORT, IOWA. Davenport 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant, light industrial distribution center leased to Quad Cities Consolidation and Distribution, Inc., an Illinois corporation, in Davenport, Iowa in April 2003 from Ryan Companies US, Inc., a Minnesota corporation. The lease is fully guaranteed by Deere & Company, a Delaware corporation. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc. In August 2003, Davenport 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2900 Research Parkway, Davenport, Scott County, Iowa for $15,543,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $28,200,000, consisted of $12,500,000 in debt assumption and $15,700,000 in equity investment, 1% of which was required by the lender to be retained by Davenport 1031, L.L.C. $100,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in April 2004 when the maximum offering was raised.

     GRAND CHUTE DST, a Delaware statutory trust, purchased a multi-tenant retail shopping center in Grand Chute, Wisconsin in October 2002 from Continental 56 Fund Limited Partnership. The trust funded the acquisition of the property with cash from the sale of 100% of the beneficial interests in the trust to Grand Chute, L.L.C., a Delaware limited liability company. Subsequent to the acquisition of the property, the trust obtained a $5,678,350 loan from Bank of America, N.A. and the proceeds of the loan were distributed to Grand Chute, L.L.C. as a partial return of its capital contribution. In January 2003, Grand Chute, L.L.C. began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $12,048,350 which consisted of $5,678,350 in debt assumption and $6,370,000 in equity investment. $478,350 of the offering proceeds was allocated to four separate property reserve accounts, three of which were required by the lender. In September 2003, certain information in the offering was amended and supplemented through the release of the First Supplement to Private Placement Memorandum. The offering was completed in March 2004 when the maximum offering amount was raised.

     MACON OFFICE DST, a Delaware statutory trust, purchased a single-tenant office complex in Macon, Georgia in October 2002 from UTF Macon, L.L.C. The trust funded the acquisition of the property with cash from the sale of 100% of the beneficial interests in the trust to Macon Office, L.L.C., a Delaware limited liability company. Subsequent to the acquisition of the property, the trust obtained a $5,560,000 loan from Bank of America, N.A. and the proceeds of the loan were distributed to Macon Office, L.L.C. as a partial return of its capital contribution. In October 2003, Macon Office, L.L.C. began offering all of its beneficial interests in the trust to certain qualified persons seeking a cash investment, in addition to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $12,160,000 which consisted of $5,560,000 in debt assumption and $6,600,000 in equity investment. $100,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in March 2004 when the maximum offering amount was raised.

     WHITE SETTLEMENT ROAD INVESTMENT, LLC, a Delaware limited liability company, acquired a retail property currently leased to Eckerd Corporation in Fort Worth, Texas in July 2003. The LLC funded the acquisition of the property with cash from an affiliate and with a short-term loan from Parkway Bank and Trust Co., an Illinois banking corporation, in the amount of $2,041,000. In November 2003, Fort Worth Exchange, LLC, a Delaware limited liability company and initial beneficiary of White Settlement Road Investment, LLC, offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $2,840,000, which consisted of $1,420,000 in debt assumption and $1,420,000 in equity investment. The offering was completed in December 2003. Simultaneous with the completion of the offering, the short-term loan with Parkway was converted to a permanent loan and the terms of the loan documents were modified in accordance with a loan commitment from Parkway.

     PLAINFIELD MARKETPLACE. Plainfield 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant shopping center located in Plainfield, IL on December 16, 2003 from Ryan Companies US, Inc., a Minnesota corporation. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In January 2004, Plainfield 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 11840 South Route 59, Plainfield, Will County, Illinois for $12,350,250 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $24,400,000, consisted of $11,925,000 in debt assumption and $12,475,000 in equity investment, 1% of which was required by the lender to be retained by Plainfield1031, L.L.C. The difference between the real estate acquisition price of $21,700,000 and the total price of $24,400,000 consists of $950,000 acquisition fee, $150,000 for a property reserve account, and $1,600,000 of estimated costs and expenses.

     PIER 1 RETAIL CENTER. Butterfield-Highland 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on December 30, 2003 from the beneficiary of Trust No. 2314, an unrelated third party, which trust was held by North Side Community Bank as Trustee under the Trust Agreement dated December 12, 2003. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In March 2004, Butterfield-Highland 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2830 S. Highland Avenue, Lombard, Illinois for $4,257,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $8,150,000, consisted of $3,850,000 in debt assumption and $4,300,000 in equity investment, a minimum of 1% of which is required by the lender to be retained by Butterfield-Highland 1031, L.L.C. The difference between the real estate acquisition price of $7,025,000 and the total price of $8,150,000 consists of $350,000 acquisition fee, $100,000 for a property reserve account, and $675,000 of estimated costs and expenses.

     LONG RUN 1031, L.L.C. LR 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on January 27, 2003 from Ryan Lemont, L.L.C., the third party seller and developer of the property. The L.L.C. financed its acquisition of the property with cash and, on April 24, 2003, placed a loan on the Property in the amount of $4,700,000 from Principal Commercial Funding, LLC. In June 2004, LR 1031, L.L.C. a Delaware limited liability company and initial beneficiary of Long Run 1031, L.L.C offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $4,960,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $9,660,000 consisted of $4,700,000 in debt assumption and $4,960,000 in equity investment. The difference between the real estate acquisition price of $8,500,000 and the total price of $9,660,000 consists of $451,347 acquisition fee, $50,000 for a property reserve account, and $658,653 of estimated costs and expenses.

     FORESTVILLE 1031, L.L.C. Forestville Exchange, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on November 13, 2003 from Silver Hill, L.L.C., a North Carolina limited liability company, the property's developer. The L.L.C. financed its acquisition of the property with cash. In May 2004, Forestville Exchange, L.L.C. a Delaware limited liability company and initial beneficiary of Forestville 1031, L.L.C offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $3,900,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $3,900,000000 consisted of $1,793,630 in debt assumption and $2,106,370 in equity investment. The difference between the real estate acquisition price of $3,450,000 and the total price of $3,900,000 consists of $172,500 acquisition fee and $277,500 of estimated costs and expenses.

     BED BATH & BEYOND RETAIL CENTER. BBY Schaumburg 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 20, 2004 from the American Real Estate Holdings, L.P. a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In June 2004, BBY Schaumburg 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 905-915 East Golf Road, Schaumburg, Illinois for $6,633,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. Total price, $12,605,000, consisted of $6,905,000 in debt assumption and $5,700,000 in equity investment, 1% of which was required by the lender to be retained by BBY Schaumburg 1031, L.L.C. The difference between the real estate acquisition price of $11,655,110 and the total price of $13,605,000 consists of $600,000 acquisition fee, $400,000 for property reserve accounts, and $949,890 of estimated costs and expenses.

     CROSS CREEK COMMONS SHOPPING CENTER. Cross Creek 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on February 17, 2004 from Buckley Shuler Real Estate, L.L.C., a Georgia limited liability company, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and subsequently placed a loan from bear Stearns Commercial Mortgage on the property. In March 2004, Cross Creek 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 10920-10948 Cross Creek Boulevard, Tampa, Florida for $6,930,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. As of June 30, 2004 the L.L.C. had raised $2,788,000. Total price, $12,078,762, consisted of $5,078,762 in debt assumption and $7,000,000 in equity investment, 1% of which was required by the lender to be retained by Cross Creek 1031, L.L.C. The difference between the real estate acquisition price of $10,319,583 and the total price of $12,078,762 consists of $520,000 acquisition fee, $150,000 for a property reserve account, and $1,089,179 of estimated costs and expenses.

     BJ'S SHOPPING CENTER EAST SYRACUSE, NEW YORK. BJS Syracuse 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 30, 2004 from the American Real Estate Holdings, L.P. a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan and cash. In June 2004, BJS Syracuse 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2-4 Chevy Drive, East Syracuse, New York for $8,365,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price of the purchase was $15,850,000. Total price, $15,850,000, consisted of $7,400,000 in debt assumption and $8,450,000 in equity investment, 1% of which was required by the lender to be retained by BJS Syracuse 1031, L.L.C. The difference between the real estate acquisition price of $13,500,000 and the total price of $15,850,000 consists of $675,000 acquisition fee, $150,000 for a property reserve account, and $1,525,000 of estimated costs and expenses.

     BARNES & NOBLE RETAIL CENTER CLAY, NEW YORK. Clay 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 15, 2004 from the Clay First Associates, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with an assumed mortgage and note for $3,175,000 and cash. In June 2004, Clay 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 3954-3956 Route 31, Clay, New York for $3,930,300 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. Total price, $7,145,000, consisted of $3,175,000 in debt assumption and $3,970,000 in equity investment, 1% of which was required by the lender to be retained by BJS Syracuse 1031, L.L.C. The difference between the real estate acquisition price of $6,100,000 and the total price of $7,145,000 consists of $305,000 acquisition fee, $100,000 for a property reserve account, and $640,000 of estimated costs and expenses.

     The following summary table describes the fees and expenses incurred by each of our entities in our 1031 Exchange Private Placement Offering Project.

                                                   Sentry                                    Lansing       Inland 220
                                  Landings of      Office                        1031        Shopping      Celebration
                                    Sarasota      Building    Pets Bowie     Chattanooga      Center          Place
                                      DBT           DBT           DBT            DBT           DBT             DBT
                                  ----------------------------------------------------------------------------------
Commissions & Fees(1)               Up to 8.5%   Up to 8.5%    Up to 8.5%     Up to 8.5%    Up to 8.5%    Up to 8.5%
Selling Commission To 3rd Party
Reps                                     6.00%        6.00%         6.00%          6.00%         6.00%          6.00%
Due Diligence Fee                        0.50%        0.50%         0.50%          0.50%         0.50%          0.50%
Marketing  Expenses                      1.00%        1.50%         1.50%          1.50%         1.50%          1.00%
Offering & Organization                  1.00%        0.50%         0.50%          0.50%         0.50%          1.00%
Mortgage Broker Fee (IMC)(2)             0.50%        0.50%         0.50%          0.50%         0.50%          0.50%
Acquisition Fee & Carrying
Costs(3)
Acquisition Fee                           N/A         0.71%         0.77%          0.90%         0.88%          1.18%
Bridge Financing Fees                     N/A           N/A         1.49%          0.50%         0.20%          0.10%
                                        11.25%
Total Load(4)                           12.75%       14.23%        13.68%         14.39%        13.68%         13.23%
Asset Management Fees(5)                  N/A         0.75%         1.00%          0.56%         0.55%          0.52%
Property Management                                              Paid by
Fees(6)                                   4.5%         5.0%   Asset Mgr.            5.0%          5.0%           4.5%
Backend Sales Commission                  3.5%         3.5%          3.5%           3.5%          3.5%           N/A

                                                                                                          Janesville
                                                                             Inland 210      CompUSA        Deere
                                    Taunton       Broadway                  Celebration      Retail      Distribution
                                    Circuit       Commons     Bell Plaza       Place        Building       Facility
                                      DBT           DBT        1031 LLC         DBT            LLC         1031 LLC
                                  -----------------------------------------------------------------------------------
                                                     Up to         Up to          Up to         Up to
Commissions & Fees(1)               Up to 8.0%        8.77%         9.19%          5.27%         8.56%      Up to 8.6%
Selling Commission To 3rd Party
Reps                                     6.00%        6.00%         6.00%          3.81%         6.00%           6.00%
Due Diligence Fee                        0.50%        0.50%         0.50%          0.00%         0.50%           0.50%
Marketing  Expenses                      1.00%        1.00%         1.00%          0.50%         1.00%           1.00%
Offering & Organization                  0.50%        1.27%         1.69%          0.96%         1.06%           1.10%
Mortgage Broker Fee
(IMC)(2)                                 0.61%        0.50%         0.50%          0.50%         0.50%           0.50%
Acquisition Fee & Carrying
Costs(3)
Acquisition Fee                          0.69%        0.75%          N/A           0.89%         0.82%           0.87%
Bridge Financing Fees                    0.07%        0.23%          N/A           0.23%         0.23%           0.23%
Total Load(4)                           11.89%       12.98%        23.02%         10.52%        14.93%          13.93%
Asset Management Fees(5)                 0.57%         N/A          0.53%          0.53%         0.63%           0.49%
Property Management Fees(6)               4.0%         5.0%          5.0%           4.5%          4.5%            4.5%
Backend Sales Commission                  N/A          N/A           3.5%           N/A           N/A             N/A

                                                  Davenport                                      White
                                     Fleet          Deere                                      Settlement
                                     Office      Distribution       Grand          Macon          Road        Plainfield
                                    Building       Facility         Chute         Office       Investment    Marketplace
                                    1031 LLC       1031 LLC          DST            DST           LLC          1031 LLC
                                  --------------------------------------------------------------------------------------
                                        Up to           Up to          Up to          Up to         Up to          Up to
Commissions & Fees(1)                    8.52%           8.42%          8.82%          8.52%         8.52%          8.76%
Selling Commission To 3rd Party
Reps                                     6.00%           6.00%          6.00%          6.00%         7.04%          6.00%
Due Diligence Fee                        0.50%           0.50%          0.50%          0.50%         0.60%          0.50%
Marketing  Expenses                      1.00%           1.00%          1.00%          1.00%         1.16%          1.00%
Offering & Organization                  1.02%           0.92%          1.32%          1.02%         1.66%          1.26%
Mortgage Broker Fee (IMC)(2)             0.50%           0.71%          0.50%          0.50%         0.97%          0.57%
Acquisition Fee & Carrying
Costs(3)
Acquisition Fee                          0.85%           0.77%          0.84%          0.72%         8.99%          3.89%
Bridge Financing Fees                    0.35%           0.72%          0.13%          0.81%         0.12%          0.92%
Total Load(4)                           14.57%          13.18%         12.96%         14.24%        30.90%          6.56%
Asset Management Fees(5)                 0.49%           0.50%          0.66%          0.66%         0.00%          0.04%
Property Management Fees(6)               4.5%            4.5%           5.0%           4.5%          5.0%           5.0%
Backend Sales Commission                  N/A              NA             NA             NA            NA             NA

                                     Pier 1                                                      Cross
                                     Retail                                     Bed, Bath &      Creek
                                     Center        Long Run       Forestville     Beyond        Commons
                                    1031 LLC       1031 LLC        1031 LLC      1031 LLC       1031 LLC
                                  -----------------------------------------------------------------------
                                                                       Up to                        Up to
Commissions & Fees(1)              Up to 8.73%     Up to 8.37%          8.40%    Up to 8.70%         8.64%
Selling Commission To 3rd
Party Reps                               6.00%           5.84%          5.54%           6.00%        6.00%
Due Diligence Fee                        0.50%          0..49%          0.46%           0.50%        0.50%
Marketing  Expenses                      1.00%           0.97%          0.93%           1.00%        1.00%
Offering & Organization                  1.23%           1.07%          1.46%           1.20%        1.14%
Mortgage Broker Fee (IMC)(2)             0.50%           0.47%          0.43%           0.55%        0.40%
Acquisition Fee & Carrying
Costs(3)
Acquisition Fee                          4.29%           5.31%          5.00%           5.15%        5.04%
Bridge Financing Fees                    0.94%
Total Load(4)                            8.28%          22.38%         21.34%          23.13%       22.99%
Asset Management Fees(5)                 0.06%           0.20%          0.00%           0.15%        0.11%
Property Management Fees(6)               5.0%            5.0%           5.0%            5.0%         5.0%
Backend Sales Commission                   NA              NA             NA             N/A           NA

                                       BJ's         Barnes &
                                     Shopping     Noble Retail
                                      Center         Center
                                     1031 LLC       1031 LLC
                                  ---------------------------
                                        Up to
Commissions & Fees(1)                    8.59%     Up to 8.69%
Selling Commission To 3rd Party
Reps                                     6.00%           6.00%
Due Diligence Fee                        0.50%           0.50%
Marketing  Expenses                      1.00%           1.00%
Offering & Organization                  1.09%           1.19%
Mortgage Broker Fee (IMC)(2)             0.50%           0.40%
Acquisition Fee & Carrying
Costs(3)
Acquisition Fee                          5.00%           5.00%
Bridge Financing Fees
Total Load(4)                           26.04%          23.80%
Asset Management Fees(5)                 0.12%           0.13%
Property Management Fees(6)               5.0%            5.0%
Backend Sales Commission                   NA              NA

(1) Commissions and fees are calculated as a percentage of the equity portion of each deal.

(2) The Mortgage Broker Fee is calculated as a percentage of the debt portion of each deal.

(3) Acquisition & Carrying Costs are calculated as a percentage of the real estate acquisition price.

(4) The Total Load is calculated as a percentage of the equity portion of each deal. The Total Load includes the Commissions & Fees, Mortgage Broker Fee, Acquisition Fee & Carrying Costs, as well as any other non-affiliated third party expenses.

(5) Asset Management Fees are calculated as a percentage of the value of the assets under management. However, for The Landings and Broadway Commons, which are both Master Lease deals, the Master Tenant Income is the residual cash flow from the Property after payment of the Master Lease Rent. As a result, it is not possible to accurately represent the Master Tenant Income as a percentage of the value of the assets under management.

(6) Property Management Fees are calculated as a percentage of Gross Income from the property.

The following additional fees are the same for each deal:

     Loan Servicing Fee - IMSC will be compensated with a monthly fee equal to the outstanding principal balance of the loan at the beginning of every month multiplied by 1/8% then divided by 12. This figure, however, shall never exceed $10,000, nor be less than $1,200 monthly.

     Termination Fees - (i) MASTER LEASE: 8.333% of the last 12 Months of NOI less Rent payments for the same 12 months multiplied by the number of months remaining on the then-current term of the Master Lease and (ii) ASSET & PROPERTY MANAGEMENT AGREEMENTS: The sum of the current monthly AM & PM fees times the number of months remaining on the term.

     The following table summarizes cash distributions to investors for each of the 1031 Exchange Private Placement Offering Projects through June 30, 2004:

                            1031 EXCHANGE PERFORMANCE
                       DISTRIBUTIONS THROUGH JUNE 30, 2004

                                                    Number      Offering     Offering   Distributions    2001 Annual    2002 Annual
                                                     of          Equity     Completed      To Date      Distribution   Distribution
Name of Entity                                    Investors       ($)          ($)           ($)            (%)            (%)
-----------------------------------------------------------------------------------------------------------------------------------
Landings of Sarasota DBT                              9         4,000,000    05/ 2002         807,036       8.00            8.00
Sentry Office Building DBT                            7         3,500,000    04/ 2002         676,396                       8.20
Pets Bowie DBT                                        7         2,600,000    07/ 2002         463,278                       8.89
1031 Chattanooga DBT                                  9         1,900,000    05/ 2002         317,728                       8.19
Lansing Shopping Center DBT                           5         5,000,000    09/ 2001         742,590                       8.47
Inland 220 Celebration Place DBT                     35        15,800,000    09/ 2003       1,821,875                       8.08
Taunton Circuit DBT                                   1         3,750,000    09/ 2002         522,750                       8.22
Broadway Commons DBT                                 32         8,400,000    12/ 2003         645,185                       8.14
Bell Plaza 1031, LLC                                  1           890,000    11/ 2003         183,074                      13.53
Inland 210 Celebration Place DBT                      1         6,300,000    01/ 2003         762,125
CompUSA Retail Building, LLC                         11         3,950,000    02/ 2004         226,939
Janesville Deere Distribution Facility 1031, LLC     35        10,050,000    01/ 2004         489,369
Fleet Office Building 1031, LLC                      30        10,000,000    01/ 2004         440,971
Davenport Deere Distribution Facility 1031, LLC      35        15,700,000    04/ 2004         492,322
Grand Chute DST                                      29         5,370,000    03/ 2004         129,906
Macon Office DST                                     29         6,600,000    03/ 2004         245,266
White Settlement Road Investment, LLC                 1         1,420,000    12/ 2003          55,849
Plainfield Marketplace 1031, LLC                     31        12,475,000    06/ 2004           1,163
Pier 1 Retail Center 1031, LLC                       22         4,300,000    06/ 2004               -
Long Run 1031, LLC                                    1         4,935,000    05/ 2004               -
Forestville 1031, LLC                                 1         3,900,000    05/ 2004          12,918

Bed, Bath & Beyond 1031, LLC                          0         6,633,000       *                   -
Cross Creek Commons 1031, LLC                        11         6,930,000       *                   -
BJ's Shopping Center 1031, LLC                        0         8,365,000       *                   -
Barnes & Noble Retail Center 1031, LLC                0         3,930,000       *                   -
                                                              -----------               -------------

                                                              156,698,000                   9,036,740
                                                              ===========               =============

                                                       2003 Annual    2004 Annual
                                                       Distribution   Distribution
Name of Entity                                             (%)            (%)
----------------------------------------------------------------------------------
Landings of Sarasota DBT                                     8.07           8.39
Sentry Office Building DBT                                   8.73           9.25
Pets Bowie DBT                                               8.89           9.12
1031 Chattanooga DBT                                         8.26           8.26
Lansing Shopping Center DBT                                  8.29           8.96
Inland 220 Celebration Place DBT                             8.10           8.10
Taunton Circuit DBT                                          8.31           8.31
Broadway Commons DBT                                         8.22           8.26
Bell Plaza 1031, LLC                                        14.67          16.05
Inland 210 Celebration Place DBT                             8.23           8.23
CompUSA Retail Building, LLC                                 8.05           8.17
Janesville Deere Distribution Facility 1031, LLC             7.23           7.35
Fleet Office Building 1031, LLC                              7.19           7.19
Davenport Deere Distribution Facility 1031, LLC              7.36           7.36
Grand Chute DST                                              8.48           8.49
Macon Office DST                                             8.20           8.20
White Settlement Road Investment, LLC                                       8.34
Plainfield Marketplace 1031, LLC                                            7.09
Pier 1 Retail Center 1031, LLC                                                 -
Long Run 1031, LLC                                                             -
Forestville 1031, LLC                                                       7.55

Bed, Bath & Beyond 1031, LLC                                                   -
Cross Creek Commons 1031, LLC                                                  -
BJ's Shopping Center 1031, LLC                                                 -
Barnes & Noble Retail Center 1031, LLC                                         -

*  Offering was not complete as of June 30, 2004

                                   MANAGEMENT

INLAND AFFILIATED COMPANIES

     The Inland Group, Inc. was started by a group of Chicago schoolteachers in 1967, and incorporated the following year. The founders of The Inland Group and its affiliates are still centered in the Chicago metropolitan area. Over the past 35 years, The Inland Group and its affiliates have experienced significant growth and now make up a fully-integrated group of legally and financially separate companies that have been engaged in diverse facets of real estate providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, renovation, construction, finance, investment products, and other related services. The Inland Real Estate Group of Companies (sometimes referred to as "Inland") represents the marketing name for these separate legal entities that are either subsidiaries of the same entity, affiliates of each other, share some common ownership or were previously sponsored by Inland Real Estate Investment Corporation. Inland in the aggregate was ranked by Crain's Chicago Business in April 2004 as the 28th largest privately held company headquartered in the Chicago area. Among the affiliates of Inland is one of the largest property management firms in Illinois and one of the largest commercial real estate and mortgage banking firms in the Midwest.

     As of June 30, 2004 Inland and its affiliates have more than 1,000 employees, own properties in 42 states, and have managed assets in excess of $10 billion. The senior management includes executives of The Inland Group and its affiliates. Our management personnel have substantial experience in a full range of real estate services. Our top seven senior executives have an average of over 25 years experience in the real estate industry.

     Our advisor and managing dealer are affiliates of Inland. The relevant skills and experience of each of the Inland affiliated companies, developed over the course of more than 35 years in business, primarily in the Chicago metropolitan area, are available to us in the conduct of our business.

     As of June 30, 2004, our sponsor, Inland Real Estate Investment Corporation, is the general partner of limited partnerships which own in excess of 3,455 acres of pre-development land in the Chicago area, as well as approximately 16.9 million square feet of real property in Chicago and nationwide.

     Inland developed expertise in real estate financing as it bought and sold properties over the years. Inland Mortgage Corporation was incorporated in 1977. As of June 30, 2004 Inland Mortgage Corporation has originated more than $7 billion in financing including loans to third parties and affiliated entities.

     Inland Mortgage Investment Corporation and Inland Mortgage Servicing Corporation were incorporated in 1990, delineating the functions and duties associated with financing. As of June 30, 2004, Inland Mortgage Investment Corporation owned an approximately $76 million loan portfolio, and Inland Mortgage Servicing Corporation serviced a loan portfolio of 558 loans exceeding $3.7 billion.

     The Inland Property Management companies are responsible for collecting rent, and leasing and maintaining the rental properties they manage.

     The Inland Property Management companies managed over 54 million square feet of commercial properties in 42 states as of June 30, 2004. A substantial portion of the portfolio, approximately 14.8 million square feet, consists of properties leased on a triple-net lease basis. A triple-net lease means that the tenant operates and maintains the property and pays rent that is net of taxes, insurance, and operating expenses. This group also manages more than 11,500 multi-family units that are principally located in the Chicago area.

     Inland US Management LLC, Inland Southwest Management LLC and Inland Pacific Management LLC, our management companies, were formed to segregate responsibility for management of our properties from Inland Property Management companies' growing management portfolio of retail properties. Our property management companies are responsible for collecting rent, leasing, and maintaining the retail properties they manage. These properties are primarily intended to be our properties in our primary geographical area of investment. Our property management companies are owned primarily by individuals who are affiliates of Inland.

     Inland Real Estate Acquisitions, Inc., another company affiliated with Inland, has extensive experience in acquiring real estate for investment. Over the years, it and its affiliates have acquired over 1,700 properties for over $10 billion.

     Inland Real Estate Development Corporation has handled the design, approval and entitlement of land parcels which have included in excess of 10,900 residential units, 11.8 million square feet of retail land and 7.6 million square feet of industrial land. They have been responsible for the land development of land for over 3,300 of those residential units, 6.7 million square feet of the retail land and all 7.6 million square feet of the industrial land. They currently handle an inventory of over 3,000 acres of prime land for development.

     Inland Real Estate Sales, Inc., another affiliate of Inland, is one of the largest "mid-market" commercial brokerage specialists in the Midwest. In the last three years it has completed more than $380 million in commercial real estate sales. Inland Real Estate Sales, Inc. has been involved in the sale of more than 2,500 multi-family units and over 3.5 million square feet of commercial property.

     See also "Prior Performance of our Affiliates" and APPENDIX A - "Prior Performance Tables" for information concerning over $2.9 billion raised from over 75,000 investors in connection with two other REITs, one other public real estate equity program, one private real estate equity program and five private placement mortgage and note programs and nine real estate exchange private placement offerings sponsored by The Inland Group affiliated companies during the 10-year period ending June 30, 2004, and the prior performance of those programs. During the last 35 years, more than 100,000 investors were in the Inland Group's 238 completed programs as of October 7, 2004, with no investor losses of initial invested capital in any completed equity program.

     The following sets forth information with respect to the directors and principal executive officers of The Inland Group:

NAME                         AGE*       POSITION AND OFFICE WITH THE INLAND GROUP
----                         ----       -----------------------------------------------
Daniel L. Goodwin            60         Chairman, president and director

Robert H. Baum               60         Vice chairman, executive vice president - general
                                        counsel and director

G. Joseph Cosenza            60         Vice chairman and director

Robert D. Parks              60         Director

----------
*As of January 1, 2004

Messrs. Goodwin, Baum, Cosenza and Parks were the founders of Inland.

     DANIEL L. GOODWIN, is a founding and controlling stockholder of and the Chairman of the Board and Chief Executive Officer of The Inland Group, Inc.
Mr. Goodwin also serves as a director or officer of entities wholly owned or controlled by The Inland Group. In addition, Mr. Goodwin is the Chairman of the Board and Chief Executive Officer of Inland Mortgage Investment Corporation and Chairman and Chief Executive Officer of Inland Bancorp, a bank holding company. He is a director of Inland Real Estate Corporation and he also oversees numerous stock market investment portfolios and is the advisor for Inland Mutual Fund Trust, a publicly traded mutual fund.

     HOUSING. Mr. Goodwin is a member of the National Association of Realtors, the Illinois Association of Realtors and the Northern Illinois Commercial Association of Realtors. He is also the author of a nationally recognized real estate reference book for the management of residential properties. Mr. Goodwin serves on the Board of the Illinois State Affordable Housing Trust Fund. He served as an advisor for the Office of Housing Coordination Services of the State of Illinois, and as a member of the Seniors Housing Committee of the National Multi-Housing Council. He has served as Chairman of the DuPage County Affordable Housing Task Force. Mr. Goodwin also serves as Chairman of New Directions Affordable Housing Corporation.

     EDUCATION. Mr. Goodwin obtained his Bachelor's and Master's Degrees from Illinois State universities. Following graduation, he taught for five years in the Chicago Public Schools. More recently, Mr. Goodwin has served as a member of the Board of Governors of Illinois State Colleges and Universities. He is Vice Chairman of the Board of Trustees of Benedictine University, Vice Chairman of the Board of Trustees of Springfield College and Chairman of the Board of Trustees of Northeastern Illinois University.

     ROBERT H. BAUM has been with The Inland Group and has affiliates since 1968 and is one of the four original principals. Mr. Baum is vice chairman and executive vice president-general counsel of The Inland Group. In his capacity as general counsel, Mr. Baum is responsible for the supervision of the legal activities of The Inland Group and its affiliates. This responsibility includes the supervision of The Inland Group Law Department and serving as liaison with outside counsel. Mr. Baum has served as a member of the North American Securities Administrators Association Real Estate Advisory Committee and as a member of the Securities Advisory Committee to the Secretary of State of Illinois. He is a member of the American Corporation Counsel Association and has also been a guest lecturer for the Illinois State Bar Association. Mr. Baum has been admitted to practice before the Supreme Court of the

United States, as well as the bars of several federal courts of appeals and federal district courts and the State of Illinois. He is also an Illinois licensed real estate broker. He has served as a director of American National Bank of DuPage and currently serves as a director of Inland Bancorp Holding Company and of Westbank. Mr. Baum also is a member of the Governing Council of Wellness House, a charitable organization that provides emotional support for cancer patients and their families.

     G. JOSEPH COSENZA has been with The Inland Group and its affiliates since 1968 and is one of the four original principals and founders. Mr. Cosenza is a director and vice chairman of The Inland Group and oversees, coordinates and directs Inland's many enterprises. In addition, Mr. Cosenza immediately supervises a staff of 19 persons who engage in property acquisition and due diligence. Mr. Cosenza has been a consultant to other real estate entities and lending institutions on property appraisal methods. He has directly overseen the purchase of close to $10.5 billion of income-producing real estate from 1968 to present.

     Mr. Cosenza received his B.A. Degree from Northeastern Illinois University and his Master's Degree from Northern Illinois University. From 1967 to 1972, he taught in the LaGrange and Wheeling, Illinois School Districts and he served as assistant principal and taught in the Wheeling, Illinois School District while the four schoolteacher partners operated Inland on a part time basis. Mr. Cosenza has been a licensed real estate broker since 1968 and an active member of various national and local real estate associations, including the National Association of Realtors and the Urban Land Institute.

     Mr. Cosenza also has been chairman of the board of American Bank of DuPage and has served on the board of directors of Continental Bank of Oakbrook Terrace. He was the chairman and is presently a director on the board of Inland Bankcorp, which owns Westbank in Westchester, Hillside and Lombard, Illinois. Mr. Cosenza has been a director since 1994 to Inland Real Estate Corporation, a $1.7 billion asset publicly traded REIT and is also a member of the management committee.

     ROBERT D. PARKS is a director of The Inland Group, Inc. and one of its four original principals; chairman of Inland Real Estate Investment Corporation, a director of Inland Securities Corporation, and a director of Inland Investment Advisors, Inc. Mr. Parks is president, chief executive officer and a director of Inland Real Estate Corporation. He is chairman, chief executive officer and an affiliated director of Inland Retail Real Estate Trust, Inc., and is our chairman, chief executive officer, and an affiliated director.

     Mr. Parks is responsible for the ongoing administration of existing investment programs, corporate budgeting and administration for Inland Real Estate Investment Corporation. He oversees and coordinates the marketing of all investments and investor relations.

     Prior to joining Inland, Mr. Parks taught in Chicago's public schools. He received his B.A. Degree from Northeastern Illinois University and his M.A. Degree from the University of Chicago. He is a registered Direct Participation Program Limited Principal with the National Association of Securities Dealers. He is a member of the Real Estate Investment Association, the Financial Planning Association, the Foundation for Financial Planning as well as a member of the National Association of Real Estate Investment Trusts (NAREIT).

OUR GENERAL MANAGEMENT

     We operate under the direction of our board of directors. Our board is responsible for our business and management. Our board sets our policies and strategies. Our advisor is responsible for the day-to-day management of our affairs and the implementation of the policies of our board. Inland US Management LLC, Inland Southwest Management LLC and Inland Pacific Management LLC are responsible for managing, maintaining and leasing the individual properties. Inland Real Estate

Acquisitions, Inc. is responsible for acquiring properties. Inland Risk and Insurance Management Services, Inc., an affiliate of The Inland Group, Inc., is responsible for providing insurance coverage on the properties. Inland Mortgage Corporation, Inland Mortgage Servicing Corporation and Inland Mortgage Investment Corporation are responsible for the purchase, sales and servicing of mortgages. See "Compensation Table" for a description of the fees paid to our affiliates.

OUR DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information with respect to our directors and executive officers:

          NAME                           AGE             POSITION AND OFFICE WITH US
          ----------------------------   ---   ------------------------------------------------
          Robert D. Parks............    60    Chairman, chief executive officer and affiliated
                                               director
          Roberta S. Matlin..........    59    Vice president -- administration
          Scott W. Wilton............    43    Secretary
          Steven P. Grimes...........    37    Treasurer and principal financial officer
          Lori J. Foust..............    39    Principal accounting officer
          Brenda G. Gujral...........    61    Affiliated director
          Frank A. Catalano, Jr......    42    Independent director
          Kenneth H. Beard...........    64    Independent director
          Paul R. Gauvreau...........    64    Independent director
          Gerald M. Gorski...........    61    Independent director
          Barbara A. Murphy..........    66    Independent director

----------
     *As of January 1, 2004

     ROBERTA S. MATLIN has been our vice president of administration since our formation. Ms. Matlin joined Inland Real Estate Investment Corporation in 1984 as director of investor administration and currently serves as senior vice president of our sponsor, directing its day-to-day internal operations.
Ms. Matlin is a director of our sponsor, a director and president of Inland Investment Advisors, Inc., and Intervest Southern Real Estate Corporation, and a director and vice president of Inland Securities Corporation. Since 1998, she has been vice president of administration of Inland Retail Real Estate Trust. She is president and a director of Inland Investment Advisors, Inc. and Intervest Southern Real Estate Corporation. She was vice president of administration of Inland Real Estate Corporation from 1995 until 2000. From June 2001 until April 2004 she was a trustee and executive vice president of Inland Mutual Fund Trust. Prior to joining Inland, she worked for the Chicago Region of the Social Security Administration of the United States Department of Health and Human Services. Ms. Matlin is a graduate of the University of Illinois. She holds Series 7, 22, 24, 39, 63 and 65 licenses from the National Association of Securities Dealers, Inc.

     SCOTT W. WILTON has been our secretary since our formation. Mr. Wilton joined The Inland Group in January 1995. He is assistant vice president of The Inland Real Estate Group, Inc. and assistant counsel with The Inland Real Estate Group law department. In 1998, Mr. Wilton became secretary of Inland Retail Real Estate Trust, Inc. and Inland Retail Real Estate Advisory Services, Inc. In 2001, he became the Secretary of Inland Real Estate Exchange Corporation.
Mr. Wilton is involved in all aspects of The Inland Group's business, including real estate acquisitions and financing, securities law and corporate governance matters, leasing and tenant matters, and litigation management. He received B.S. degrees in economics and history from the University of Illinois at Champaign 1982 and his law degree from Loyola University of Chicago, Illinois 1985. Prior to joining The Inland Group, Mr. Wilton worked for the Chicago law firm of Williams, Rutstein, Goldfarb, Sibrava and Midura, Ltd., specializing in real estate and corporate transactions and litigation.

     STEVEN P. GRIMES joined our advisor as its Chief Financial Officer and became our treasurer and principal financial officer in 2004. He is responsible for our finances and borrowings. Prior to joining our advisor, Mr. Grimes was a director with Cohen Financial and was a senior manager with Deloitte and Touche. Mr. Grimes received his B.S. Degree in Accounting from Indiana University and is a Certified Public Accountant. Mr. Grimes is a member of the American Institute of Certified Public Accountants, or AICPA, and the Illinois CPA Society.

     LORI J. FOUST joined the Inland organization as Vice President of Inland Western Retail Real Estate Advisory Services, Inc. in 2003. Ms. Foust is also our principal accounting officer. She is responsible for our financial and SEC reporting. Prior to joining the Inland organization, Ms. Foust worked in the field of public accounting and was a senior manager in the real estate division for Ernst and Young, LLP. She received her B.S. Degree in Accounting and her M.B.A. Degree from the University of Central Florida. Ms. Foust is a certified public accountant and a member of the AICPA.

     BRENDA G. GUJRAL, an affiliated director, is president, chief operating officer and a director of Inland Real Estate Investment Corporation, the parent company of our advisor. She is also president, chief operating officer and a director of our managing dealer. Mrs. Gujral is also a director of Inland Investment Advisors, Inc., an investment advisor.

     Mrs. Gujral has overall responsibility for the operations of Inland Real Estate Investment Corporation, including the distribution of checks to over 50,000 investors, the review of periodic communications to those investors, the filing of quarterly and annual reports for Inland Real Estate Investment Corporation-sponsored publicly registered investment programs with the Securities and Exchange Commission, compliance with other Securities and Exchange Commission and National Association of Securities Dealers securities regulations both for Inland Real Estate Investment Corporation and Inland Securities Corporation, review of asset management activities and marketing and communications with the independent broker-dealer firms selling current and prior Inland Real Estate Investment Corporation sponsored investment programs. She works with internal and outside legal counsel in structuring Inland Real Estate Investment Corporation's investment programs and in connection with the preparation of its offering documents and registering the related securities with the Securities and Exchange Commission and state securities commissions.

     Mrs. Gujral has been with the Inland organization for 22 years, becoming an officer in 1982. Prior to joining the Inland organization, she worked for the Land Use Planning Commission establishing an office in Portland, Oregon to implement land use legislation for that state.

     She is a graduate of California State University. She holds Series 7, 22, 39 and 63 licenses from the National Association of Securities Dealers and is a member of The National Association of Real Estate Investment Trusts. Ms. Gujral is also a member of the Financial Planning Association, the Foundation for Financial Planning and the National Association for Female Executives.

     FRANK A. CATALANO, JR. has served as president of Catalano & Associates since 1999. Catalano & Associates is a real estate company that includes brokerage, property management and rehabilitation and leasing of office buildings. Mr. Catalano's experience also includes mortgage banking. Since 2002, he has been a vice president of First Home Mortgage Company. Prior to that, Mr. Catalano was a regional manager at Flagstar Bank. He also was president and chief executive officer of CCS Mortgage, Inc. from 1995 through 2000, when Flagstar Bank acquired it.

     Mr. Catalano is a member of the Elmhurst, IL Chamber of Commerce and as past chairman of the board, he is also a member of the Elmhurst Jaycees, Elmhurst Hospital Board of Governors, Elmhurst Kiwanis and is currently the President of Elmhurst Historical Museum Commission. Mr. Catalano holds a mortgage broker's license.

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

     KENNETH H. BEARD was president and chief executive officer of Exelon Services, an energy services company from 1999-2002, where he had responsibility for financial performance including being accountable for creating business strategy, growing the business through acquisition, integrating acquired companies and developing infrastructure for the combined acquired businesses. Exelon Services is a subsidiary of Exelon Corporation, a New York Stock Exchange listed company. Prior to that position, from 1974 to 1999, Mr. Beard was the founder, president and chief executive officer of Midwest Mechanical, Inc., a heating, ventilation and air conditioning company providing innovative and cost effective construction services and solutions for commercial, industrial, and institutional facilities. From 1964 to 1974 Mr. Beard was employed at The Trane Company, a manufacturer of heating, ventilating and air conditioning equipment having positions in sales, sales management and general management.

     Mr. Beard holds a MBA and BSCE from the University of Kentucky and is a licensed mechanical engineer. He is on the board of directors of the Wellness House in Hinsdale, Illinois, a cancer support organization, and Harris Bank - Hinsdale, serves on the Dean's Advisory Council of the University of Kentucky, School of Engineering, and is a past member of the Oak Brook, Illinois Plan Commission (1981-1991).

     PAUL R. GAUVREAU is the retired chief financial officer, financial vice president and treasurer of Pittway Corporation, New York Stock exchange listed manufacturer and distributor of professional burglar and fire alarm systems and equipment from 1966 until its sale to Honeywell, Inc. in 2001. He was president of Pittway's non-operating real estate and leasing subsidiaries through 2001. He was a financial consultant to Honeywell, Inc.; Genesis Cable, L.L.C.; ADUSA, Inc. He was a director and audit committee member of Cylink Corporation, a Nasdaq Stock Market listed manufacturer of voice and data security products from 1998 until its merger with Safenet, Inc. in February 2003. Prior to 1995, he was a director and acting chief financial officer instrumental in 1996 Cylink initial public offering.

     Mr. Gauvreau holds a MBA from the University of Chicago and a BSC from Loyola University of Chicago. He is on the Board of Trustees and Vice Chairman of the Finance Committee of Benedictine University, Lisle, Illinois; a member of the Board of Trustees of the Chaddick Institute of DePaul University, Chicago, Illinois; and a member of the board of directors and treasurer of the Children's Brittle Bone Foundation, Pleasant Prairie, Wisconsin.

     GERALD M. GORSKI is a partner in the law firm of Gorski and Good, Wheaton Illinois. Mr. Gorski's practice is limited to governmental law. His firm represents numerous units of local government in Illinois and Mr. Gorski has served as a Special Assistant State's Attorney and Special Assistant Attorney General in Illinois. He received a Bachelor of Arts degree from North Central College with majors in Political Science and Economics and a Juris Doctor degree from DePaul University Law School where he was placed on the Deans Honor List. Mr. Gorski serves as the Vice-Chairman of the Board of Commissioners for the DuPage Airport Authority. He has written numerous articles on various legal issues facing Illinois municipalities; has been a speaker at a number of municipal law conferences and is a member of the Illinois Bar Association, the Institute for Local Government Law and the International Municipal Lawyers Association.

     BARBARA A. MURPHY is the Chairwoman of the DuPage Republican Party. Ms. Murphy is also a member of Illinois Motor Vehicle Review Board and a member of Matrimonial Fee Arbitration Board. Ms. Murphy is a Milton Township Trustee and a committeeman for Milton Township Republican Central Committee. Ms. Murphy previously served as State Central Committeewoman for the Sixth Congressional District and has also served on the DuPage Civic Center Authority Board, the DuPage County Domestic Violence Task Force, and the Illinois Toll Highway Advisory Committee. Ms. Murphy is a founding member of the Family Shelter Service Board. As an active volunteer for Central DuPage Hospital, she acted as the "surgery hostess" (cared for families while a family member was undergoing surgery). Ms. Murphy was a department manager and buyer for J.W. Robinson's and Bloomingdale's and the co-owner of Daffy Down Dilly Gift Shop.

COMMITTEES OF OUR BOARD OF DIRECTORS

     Our bylaws provide that our board may establish such committees as the board believes appropriate. The board will appoint the members of the committee in the board's discretion. Our bylaws require that a majority of the members of each committee of our board is to be comprised of independent directors.

     Our Board has established an audit committee comprised of Messrs. Catalano, Beard and Gauvreau. Mr. Gauvreau serves as the chair of the Audit Committee and qualifies as our "financial expert" under the rules of the Securities and Exchange Commission. These three directors are independent in accordance with the National Association of Securities Dealers' listing standards and under the Sarbanes-Oxley Act. The board has adopted a written charter for the audit committee.

     The audit committee is responsible for the engagement of our independent auditors, reviewing the plans and results of the audit engagement with our auditors, approving services performed by and the independence of our independent auditors, considering the range of audit and non-audit fees, and consulting with our independent auditors regarding the adequacy of our internal accounting controls.

     Although we do not have a standing nominating committee or compensation committee of the board, the board itself serves in those capacities.

     There is no compensation committee. The board has been responsible for all compensation decisions. As we have no employees, there are no compensation decisions to be made by the board.

     Our board does not currently have a nominating committee. Rather, each member of our board participates in the process of identifying and considering individuals for board membership. Our board believes its current process is effective since the current members of the board are seasoned executives from a variety of backgrounds. Each member of our board satisfies the independence requirements under the National Association of Securities Dealers' listing standards and the Sarbanes-Oxley Act, other than Mr. Parks and Mrs. Gujral. The board will consider for recommendation to the board nominations made by stockholders that comply with the procedures described in our proxy statement under the caption "Advance Notice Procedures for Making Director Nominations and Stockholder Proposals."

     Once our board has identified a possible nominee (whether through a recommendation from a shareholder or otherwise), the independent members of the board make an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to the board when the candidate is recommended, the board's own knowledge of the prospective candidate and information, if any, obtained by the board's inquiries. The preliminary determination is based primarily on the need for additional board members to fill vacancies, expand the size of the board or obtain representation in market areas without board representation and the likelihood that the candidate can satisfy the evaluation factors described below. If the independent members of the board determine that additional consideration is warranted, it may gather additional information about the candidate's background and experience. The independent members of the board then evaluate the prospective nominee against the following standards and qualifications:

     -    achievement, experience and independence;

     -    wisdom, integrity and judgment;

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

     -    understanding of the business environment; and

     -    willingness to devote adequate time to Board duties.

     The independent members of the board also consider such other relevant factors as they deem appropriate, including the current composition of the board, the need for audit committee or other expertise and the evaluations of other candidates. In connection with this evaluation, the independent members of the board determine whether to interview the candidate. If the independent members of the board decide that an interview is warranted, one or more of those members, and others as appropriate, interviews the candidate in person or by telephone. After completing this evaluation and interview, the independent members of the board make a recommendation to the full board as to the persons who should be nominated by the board, and the board determines the nominees after considering the recommendation and report of the independent members of the board.

     EXECUTIVE COMMITTEE. Our board may establish an executive committee consisting of three directors, including two independent directors. The executive committee would likely exercise all powers of the board in the management of the business and affairs of our company, except for those which require actions by all of the directors or by the independent directors under our articles of incorporation or bylaws or under applicable law.

     MANAGEMENT AND DISCLOSURE COMMITTEE. Our board may establish a management disclosure committee to assist in reviewing our disclosures, controls and procedures. The committee may include our directors and directors and officers of our advisor.

     EXECUTIVE COMPENSATION COMMITTEE. Our board may establish an executive compensation committee consisting of three directors, including two independent directors, to establish compensation policies and programs for our executive officers. The executive compensation committee will exercise all powers of our board in connection with establishing and implementing compensation matters, including incentive compensation and benefit plans.

COMPENSATION OF DIRECTORS AND OFFICERS

     We pay our independent directors an annual fee of $5,000 (increased to $10,000 effective October 1, 2004) plus $500 for each in person meeting and $350 for each meeting of the board or a committee of the board attended by telephone, and reimbursement of their out-of-pocket expenses incurred. Our two other directors, Robert D. Parks and Brenda G. Gujral, do not receive any fees or other remuneration for serving as directors.

EXECUTIVE COMPENSATION

     We have no employees and our executive officers will not receive any compensation from us for their services as such officers. Our executive officers are officers of one or more of our affiliates, and are compensated by those entities, in part, for their services rendered to us.

COMPLIANCE AND GOVERNANCE

     On October 12, 2004, our board of directors unanimously adopted a Code of Business Conduct and Ethics, Nonretaliation Policy, and Complaint Procedures for Accounting and Auditing Matters.

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

INDEPENDENT DIRECTOR STOCK OPTION PLAN

     We have an independent director stock option plan under which non-employee directors, as defined under Rule 16b-3 of the Securities Exchange Act of 1934, are eligible to participate.

     We have authorized and reserved a total of 75,000 shares of our common stock for issuance under our independent director stock option plan. The number and type of shares which could be issued under the plan may be adjusted if we are the surviving entity after a reorganization or merger or if our stock splits, is consolidated or we are recapitalized. If this occurs, the exercise price of the options will be correspondingly adjusted.

     The independent director stock option plan provides for the grant of non-qualified stock options to purchase 3,000 shares to each independent director upon his or her appointment if they meet the conditions in the plan. The plan also provides for subsequent grants of options to purchase 500 shares on the date of each annual stockholder's meeting to each independent director then in office. However, options may not be granted at any time when the grant, along with the grants to be made at the same time to other independent directors, would exceed 10% of our issued and outstanding shares. We have granted options to purchase 3,000 shares at $8.95 per share to each of our five independent directors. The option price for subsequent options will be equal to the fair market value of a share on the last business day preceding the annual meeting of stockholders. The option price will be fixed at $8.95 per share until the earlier of the termination of this offering or two years after the commencement of this offering.

     One-third of the options granted following an individual initially becoming an independent director are exercisable beginning on the date of their grant, one-third will first become exercisable on the first anniversary of the date of their grant, and the remaining one-third will first become exercisable on the second anniversary of the date of their grant. All other options granted under the independent director stock option plan will become fully exercisable on the second anniversary of their date of grant.

     Options granted under the independent director stock option plan are exercisable until the first to occur of

     -    the tenth anniversary of the date of grant,

     - the removal for cause of the independent director as an independent director, or

     - three months following the date the independent director ceases to be an independent director for any other reason except death or disability.

     The options may be exercised by payment of cash or through the delivery of common stock. They are generally exercisable in the case of death or disability for a period of one year after death or the disabling event, provided that the death or disabling event occurs while the person is an independent director. However, if the option is exercised within the first six months after it becomes exercisable, any shares issued pursuant to such exercise may not be sold until the six month anniversary of the date of the grant of the option. Notwithstanding any other provisions of the independent director stock option plan to the contrary, no option issued pursuant thereto may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code.

     No option may be sold, pledged, assigned or transferred by an independent director in any manner otherwise than by will or by the laws of descent or distribution.

     Upon our dissolution, liquidation, reorganization, merger or consolidation as a result of which we are not the surviving corporation, or upon sale of all or substantially all of our property, the independent director stock option plan will terminate, and any outstanding unexercised options will terminate and be forfeited. However, holders of options may exercise any options that are otherwise exercisable immediately prior to the dissolution, liquidation, consolidation or merger. Additionally, our board may provide for any or all of the following alternatives:

     - for the assumption by the successor corporation of the options previously granted or the substitution by the corporation for the options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices;

     - for the continuance of the independent director stock option plan by such successor corporation in which event the independent director stock option plan and the options will continue in the manner and under the terms so provided; or

     - for the payment in cash or common stock in lieu of and in complete satisfaction of the options.

OUR ADVISOR

     Our advisor, Inland Western Retail Real Estate Advisory Services, Inc., is an Illinois corporation and a wholly owned subsidiary of our sponsor. Our advisor/business manager reviews and updates our mission statement, determines our businesses' direction, selects the criteria for acquisitions and financing, adjusts the demographic and geographic parameters, analyzes strategic alternatives, adjusts our rate of growth to maximize shareholder value, and updates our business plan that is performed by Inland employees on our behalf involving the combined efforts of highly skilled technical people with many years of experience.

     The following table sets forth information regarding the executive officers and directors of our advisor, all of whom have held their positions and offices since its formation in 1998. The biographies of Messrs. Parks, Cosenza, and Goodwin are set forth above under "-- Inland Affiliated Companies" and the biography of Mr. Wilton is set forth under "-- Our Directors and Executive Officers."

     NAME                                  AGE   POSITION AND OFFICE WITH OUR ADVISOR
     ----                                  ---   --------------------------------------
     Daniel L. Goodwin...................  60    Director
     Robert D. Parks.....................  60    Director and president
     G. Joseph Cosenza...................  60    Director
     Steven P. Grimes....................  37    Chief financial officer
     Brenda G. Gujral....................  61    Vice president
     Lori J. Foust.......................  39    Vice president and controller
     Scott W. Wilton.....................  43    Secretary
     Debra J. Randall....................  48    Assistant vice president and assistant
                                                 controller

----------
     *As of January 1, 2004

     DEBRA J. RANDALL joined our advisor as assistant vice president on January 30, 2004. Ms. Randall is responsible for our financial and SEC reporting. Prior to joining the advisor, Ms. Randall was a corporate controller for a privately held real estate company and has over 10 years of real estate experience at several public accounting firms. She received her B.A. Degree in Liberal Arts and is in the process of completing her M.A. Degree from DePaul University. She is a certified public accountant and a member of the Illinois CPA Society.

OUR ADVISORY AGREEMENT

     DUTIES OF OUR ADVISOR. Under the terms of our advisory agreement, our advisor generally has responsibility for our day-to-day operations. This includes the following:

     -    administering our bookkeeping and accounting functions,

     - serving as our consultant in connection with policy decisions to be made by our board, managing our properties or causing them to be managed by another party, and

     -    rendering other services as our board deems appropriate.

     Our advisor is subject to the supervision of its board and has only such functions as are delegated to it by its board.

     TERM OF THE ADVISORY AGREEMENT. The advisory agreement has an initial term of three years and is renewable for successive one-year terms upon the mutual consent of the parties. It may be terminated by either party, by mutual consent of the parties or by a majority of the independent directors or the advisor, as the case may be, upon 60 days' written notice. If the advisory agreement is terminated, the advisor must cooperate with us and take all reasonable steps requested by our board to assist it in making an orderly transition of the advisory function. Our board shall determine that any successor advisor possesses sufficient qualifications to perform the advisory function for us and justify the compensation provided for in its contract with us.

     COMPENSATION TO ADVISOR. The advisory agreement provides for the advisor to be paid:

     - an advisor asset management fee after the stockholders have first received a 6% annual return; and

     -    a property disposition fee; and

     - an incentive advisory fee from the net proceeds of a sale of a property after the stockholders have first received a 10% cumulative return and a return of their net investment.

     If the advisor or its affiliates perform services that are outside of the scope of the advisory agreement, we will compensate them at rates and in amounts agreed upon by the advisor and the independent directors.

     The advisor bears the expenses it incurs in connection with performing its duties under the advisory agreement. These include:

     -    employee expenses;

     -    travel and other expenses of its directors, officers and employees;

     -    rent;

     -    telephone;

     - equipment expenses to the extent they relate to the office maintained by both us and the advisor; and

     - miscellaneous administrative expenses incurred in supervising, monitoring and inspecting real property or our other investments or relating to its performance under the advisory agreement. The advisor is reimbursed for the cost to it and its affiliates of goods and services used for and by us and obtained from unaffiliated parties. It is also reimbursed for related administrative services. We bear our own expenses for functions the advisor is not required to perform under the advisory agreement. These generally include capital raising and financing activities, corporate governance matters and other activities not directly related to our properties.

     REIMBURSEMENT BY ADVISOR. For any year in which we qualify as a REIT, our advisor must reimburse us for the amounts, if any:

     - by which our total operating expenses paid during the previous fiscal year exceed the greater of

               -    2% of our average assets for that fiscal year or

               - 25% of our net income, before any additions to or allowance for reserves for depreciation, amortization or bad debts or other similar low-cash reserves before any gain from the sale of our assets, for that fiscal year;

     - PLUS an amount, so long as it does not exceed the amount of the advisor asset management fee for that year, equal to any deficit between the total amount of distributions to stockholders for such fiscal year and the current return. Current return refers to a cumulative, non-compounded return, equal to 6% per annum on net investment.

The advisor is also obligated to pay organization and offering expenses in excess of specified levels. See "Compensation Table" for a description of the fees and reimbursements to which the advisor is entitled. Provided however, only so much of the excess specified in the first bullet point above will be required to be reimbursed as the board, including a majority of the independent directors, determines should justifiably be reimbursed in light of such unanticipated, unusual or non-recurring factors which may have occurred within 60 days after the end of the quarter for which the excess occurred. In this event, the stockholders will be sent a written disclosure and explanation of the factors the independent directors considered in arriving at the conclusion that the higher total operating expenses were justified.

     BUSINESS COMBINATION BETWEEN US AND THE ADVISOR. Many REITs that are listed on a national stock exchange or included for quotation on a national market system are considered self-administered, because their employees perform all significant management functions. In contrast, those that are not self-administered, like us, typically engage a third-party, such as our advisor, to perform management functions on its behalf. If for any reason the independent directors determine that we should become self-administered, the advisory agreement permits the business conducted by the advisor, including all of its assets, to be acquired by or consolidated into us. A similar provision is included in each management agreement permitting acquisition of the business conducted by the respective property manager, including all of its assets. Until September 15, 2008, such a business combination could only take place with our consent and that of the advisor and property managers. After September 15, 2008, we could acquire these companies in a business combination without their consent.

     If the businesses conducted by the advisor and/or a property manager are acquired by or consolidated into us, the advisor and/or the property manager and/or their respective stockholders or members will receive a number of shares in exchange for terminating their respective management agreements and the release and waiver of all fees payable under them. We will be obligated to pay any fees accrued under such contractual arrangements for services rendered through the closing of the acquisitions.

     The number of shares we will issue to the advisor and/or the property managers, as the case may be, will be determined as follows:

     - We will first send an election notice to the advisor and/or the property manager, as the case may be, of our election to proceed with such a transaction.

     - Next, the net income of the advisor and/or the property manager, as the case may be, for the calendar monthly period immediately preceding the calendar month in which the business combination agreement is signed, as determined by an independent audit conducted in accordance with generally accepted auditing standards, will be annualized. The advisor or the property manager will bear the cost of the audit.

     - The annualized net income will then be multiplied by 90% and divided by our funds from operations per weighted average share. Funds from operations per weighted average share will be equal to our annualized funds from operations per weighted average share for the fiscal quarter immediately preceding the fiscal quarter in which the business combination agreement is signed, all based upon our quarterly report delivered to stockholders.

     Funds from operations means net income in accordance with generally accepted accounting principles, excluding gains or losses from sales of properties, plus depreciation on real property and amortization, and after adjustments for unconsolidated partnerships and joint ventures in which we hold an interest.

     The resulting quotient will constitute the number of shares to be issued by us to the advisor or the property manager, or their respective shareholders or members, as the case may be. Delivery of the shares and the closing of the transaction must occur within 90 days of delivery after the election notice.

     Under some circumstances, this kind of transaction can be entered into and consummated without seeking specific stockholder approval. See "Conflicts of Interest." Any transaction like this will occur, if at all, only if our board obtains a fairness opinion from a recognized financial advisor or institution providing valuation services to the effect that the consideration to be paid is fair to the stockholders from a financial point of view. If the advisory agreement is terminated for any reason other than our acquisition of the business conducted by the advisor, then all obligations of the advisor and its affiliates to offer properties to us will also terminate.

     LIABILITY AND INDEMNIFICATION OF ADVISOR. Under the advisory agreement, we are required to indemnify the advisor and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding with respect to the advisor's acts or omissions. However, this is only a requirement so long as:

     - the advisor determined in good faith that the course of conduct which caused a loss or liability was in our best interest;

     -    the advisor was acting on behalf of or performing services for us;

     - the liability or loss was not the result of misconduct on the part of the advisor; and

     - the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the assets of the stockholders.

     We will advance amounts to those entitled to indemnification for legal and other expenses only if:

     - the legal action relates to acts or omissions concerning the performance of duties or services by the person seeking indemnification for or on our behalf;

     - the legal action is initiated by a third party and a court of competent jurisdiction specifically approves its advancement; and

     - the person seeking indemnification who is receiving the advances undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, if such party is found not to be entitled to indemnification.

     Although Inland Retail Real Estate Trust, Inc. is no longer offering its securities, it has not fully invested all of its anticipated funds available for investment. Accordingly, material conflicting investment opportunities between them and us could be expected. However, we have primarily focused our purchase of retail centers to those west of the Mississippi River, which is outside Inland Retail Real Estate Trust, Inc.'s primary geographic area of investment. However, if any conflicts do arise, they will be resolved as provided in the property acquisition service agreement.

THE PROPERTY MANAGERS AND THE MANAGEMENT AGREEMENTS

     Our present property managers provide property management services to us under the terms of the management agreements. The property managers provide services in connection with the rental, leasing, operation and management of the properties. Our property managers are each Delaware limited liability companies owned by a Delaware limited liability holding company, which in turn is owned by a Delaware corporation owned principally by individuals who are affiliates of The Inland Group. We have agreed to pay the property managers a monthly management fee in an amount no greater than 90% of the fee which would be payable to an unrelated party providing such services, which fee will initially be 4.5% of gross income, as defined in the relevant management agreement, from the properties managed for the month for which the payment is made. In addition, we have agreed to compensate each property manager if it provides us with services other than those specified in the management agreement. There is a separate management agreement for each property for an initial term ending as of December 31 in the year in which the property is acquired, and each management agreement is subject to three successive three-year renewals, unless either party notifies the other in writing of its intent to terminate between 60 and 90 days prior to the expiration of the initial or renewal term. We may terminate with 30 days prior written notice in the event of gross negligence or malfeasance by the property manager. The property managers may subcontract the required property management services for less than the management fee provided in the management agreement. See "Compensation Table -- Nonsubordinated Payments -- Operational Stage." Our property managers may form additional property management companies as necessary to manage the properties we acquire, and may approve of the change of management of a property from one manager to another.

     Our property managers, Inland US Management LLC, Inland Southwest Management LLC and Inland Pacific Management LLC, conduct their activities within states where they manager our properties. The principal executive office of the holding company, Inland HOLDCO Management LLC, is located at 2907 Butterfield Road in Oak Brook, Illinois.

     See "--The Advisory Agreement" above in this section and "Conflicts of Interest" for a discussion of our option to acquire or consolidate with the business conducted by the property managers.

     The following sets forth information with respect to the executive officers and managers of Inland HOLDCO Management LLC.

                                                        POSITION AND OFFICE
                                                         WITH INLAND HOLDCO
     NAME                         AGE*                    MANAGEMENT LLC
     ----                         ----     ----------------------------------------------
     Thomas P. McGuinness         47       President and manager
     Robert M. Barg               50       Senior vice president/treasurer, secretary and
                                           manager
     James H. Neubauer            62       Senior vice president
     Linda Centanni               49       Vice president
     Elizabeth D. McNeely         49       Vice president
     Frank Natanek                36       Vice president
     Ulana B. Horawelskyj         57       Manager
     Alan F. Kremin               57       Manager
     Frances c. Panico            54       Manager

----------
     *As of January 1, 2004

     THOMAS P. MCGUINNESS joined Inland Property Management in 1982 and became president of Mid-America Management Corporation in July 1990 and chairman in 2001. He is also president of Inland Property Management, Inc. as well as a director of Inland Commercial Property Management. He is chairman and a director of Inland Mid-Atlantic Management Corp. Mr. McGuinness is a licensed real estate broker; and is past president of the Chicagoland Apartment Association, and past regional vice president of the National Apartment Association. He is currently on the board of directors of the Apartment Building Owners and Managers Association, and is a trustee with the Service Employees' Local No. 1 Health and Welfare Fund, as well as the Pension Fund and holds CLS and CSM accreditations from the International Council of Shopping Centers.

     ROBERT M. BARG joined the Inland organization in 1986 and is currently the treasurer of Inland Property Management Group, Inc. Since 2003 he has been a senior vice president, secretary and treasurer of Inland Western Management Corp. In July 2004 he became a director of Inland Western Management Corp. as well as a senior vice president, secretary, treasurer, and a director of Inland Northwest Management Corp., Inland Pacific Management Corp., and Inland Southwest Management Corp. He is also a director, senior vice president, and treasurer of Mid-America Management Corp., and secretary and treasurer of Inland Southern Management Corp. He was secretary and treasurer of Inland Southeast Property Management Corp. from 1998 to 2001. Prior to joining the Inland organization, Mr. Barg was an accounting manager of the Charles H. Shaw Co. He received his B.S. Degree in Business Administration from the University of Illinois at Chicago and a Masters Degree from Western Illinois University.
Mr. Barg is a certified public accountant and is a member of the Illinois CPA Society.

     JAMES H. NEUBAUER joined Inland Property Management in 1978 as an on-site manager. In 1981, he was promoted to the position of director of purchasing. Subsequently, in 1983, he became an on-site property manager and, in 1984, he became the president of Inland Western Property Management. From 1985 to 1996, Mr. Neubauer was president and senior vice president of Mid-America Management where he was responsible for all rental property operations outside the Chicagoland metropolitan area, which included New Hampshire, Arizona, Indiana, Wisconsin and Peoria, Moline and Danville, Illinois. He left Inland in 1996 to pursue other opportunities and rejoined Inland Southeast Property Management Corp. in 1999 as senior vice president and in May 2002 was promoted to president. In June 2004, he became a senior vice president of Inland Northwest Management Corp., Inland Pacific Management Corp., Inland Southwest Management Corp. and Inland Western Management Corp. He is a licensed real estate broker in Florida and holds a B.A. degree from the University of Maryland, a M.A. degree from Ball State University and a M.B.A. degree from Benedictine College.

     LINDA CENTANNI joined Mid-America Management Corp. in 1978 in the business office and in 1979 she began working in the accounting department specializing in the area of property management accounts receivable. In 1997 she was promoted to assistant vice president. Her current responsibilities include supervision of 12 people as department head of both accounts receivable and records. In July 2004 she was promoted to a vice president of Inland Northwest Management Corp., Inland Pacific Management Corp., Inland Southwest Management Corp., and Inland Western Management Corp. Ms. Centanni holds an Illinois real estate salesperson license.

     ELIZABETH D. MCNEELEY joined Inland Southeast Property Management as a property accountant in January of 2002. In January of 2003 she was promoted to senior property accountant for Inland Western Management Corp., and in July of 2003 was promoted to a vice president of Inland Northwest Management Corp., Inland Pacific Management Corp., Inland Southwest Management Corp., and Inland Western Management Corp. Prior to joining Inland, Ms. McNeeley was an accountant for the Burlington Northern Railroad, Pinnacle Relocation and Trase Miller Teleservices. She also taught mathematics at both the Middle School and Jr. College level. Ms. McNeeley holds a BA from North Central College and an MA from DePaul University. She is a licensed Real Estate Sales Agent.

     FRANK NATANEK joined The Inland Group in July 2004 as a vice president of Inland Northwest Property Management Corp., Inland Pacific Management Corp., Inland Southwest Management Corp., and Inland Western Management Corp. Prior to joining Inland, Mr. Natanek worked for the Hallmark Greeting Card Company from October 2002 to March 2004. Mr. Natanek has a degree from St. Xavier, and a law degree from Loyola University. In addition Mr. Natanek holds an MBA from the University of Chicago.

     ULANA B. HORALEWSKYJ joined The Inland Group in 1990 and is currently treasurer of Inland Real Estate Exchange Corporation, vice president of Inland Real Estate Investment Corporation and president of Partnership Ownership Corporation. In her capacity as vice president of Inland Real Estate Investment Corporation, Ms. Horalewskyj oversees the cash management and accounting for over 250 Inland private limited partnerships. Prior to joining Inland, she spent four years working for an accounting firm and 10 years in the banking industry. Ms. Horalewskyj received her B.A. from Roosevelt University in Chicago.

     ALAN F. KREMIN joined The Inland Group in 1982. Mr. Kremin was promoted to treasurer of The Inland Group, Inland Commercial Property Management, Inc., and various other Inland Group subsidiaries in March 1991. In his current capacity as the chief financial officer of The Inland Group, a position he has held since 1991, his responsibilities include financial management, cash budgeting and corporate taxes for the consolidated group and serving as a director for various Inland Group subsidiaries and outside affiliated entities, for which he also serves as treasurer. He is a director of Inland Southeast Property Management Corp., and in March 2002 he became a director, secretary and treasurer of Inland Southern Management LLC. In November 2002, he became a director of Mid-Atlantic Management, LLC. Prior to his current position, Mr. Kremin was treasurer of Inland Real Estate Investment Corporation from 1986 to 1990, where he supervised the daily operations of its accounting department. That department encompasses corporate accounting for the general partner of the Inland Real Estate Investment Corporation-sponsored limited partnership investment programs. Prior to joining The Inland Group, Mr. Kremin served for one year as a controller of CMC Realty and three years as assistant controller of JMB Realty Corporation. Prior to his real estate experience, Mr. Kremin worked eight years in public accounting, including four years at Arthur Young & Company. He received his B.S. degree in accounting from Loyola University. Mr. Kremin is a certified public accountant, holds securities and insurance licenses and is a licensed real estate broker.

     FRANCES C. PANICO joined The Inland Group in 1972 and is president of Inland Mortgage Servicing Corporation and senior vice president of Inland Mortgage Corporation and Inland Mortgage

Investment Corporation. Ms. Panico oversees the operation of loan services, which has a loan portfolio in excess of $4,200,000,000. She previously supervised the origination, processing and underwriting of single-family mortgages, and she packaged and sold mortgages to secondary markets. Ms. Panico's other primary duties for The Inland Group have included coordinating collection procedures and overseeing the default and resolution process. Ms. Panico received her BA Degree in Business Communication from Northern Illinois University.

     The following sets forth information with respect to the executive officers and managers of Inland US Management LLC.

                                                              POSITION AND OFFICE
                                                                WITH INLAND US
       NAME                               AGE*                  MANAGEMENT LLC
       ----                               ----                  --------------
       Thomas P. McGuinness               47      President and manager
       Robert M. Barg                     50      Senior vice president/treasurer, secretary
                                                  and manager
       Linda Centanni                     49      Vice President
       Elizabeth D. McNeely               49      Vice President
       Frank Natanek                      30      Vice President
       Lawrence R. Sajdak, Jr.            24      Assistant vice president
       Steven Yee                         37      Assistant vice president
       Anthony A. Casaccio                48      Manager
       Alan F. Kremin                     57      Manager
       Pamela C. Stewart                  47      Manager

----------
     *As of January 1, 2004

     The biographies of Mr. McGuinness, Mr. Barg, Ms. Centanni, Ms. McNeely, Mr. Natanek and Mr. Kremin are set forth above.

     LAWRENCE R. SAJDAK joined The Inland Group in September 1998 as a college intern, working every summer and holiday season. He started in the marketing department and soon became proficient in other departments in management. He has degrees in chemistry and business from North Central College. Prior to joining Inland he was employed by Cintas Corporation. Mr. Sajdak returned to Inland in December 2002 as a department head in the business management department, and subsequently became a property manager. In July 2004 Mr. Sajdak was promoted to an assistant vice president of Inland Northwest Property Management Corp. He is a member of the International Council of Shopping Centers.

     STEVEN YEE joined The Inland Group in February of 2004 as a senior property manager, and in July 2004, Mr. Yee was promoted to assistant vice president of Inland Northwest Property Management Corp. Prior to joining Inland he worked for Manulife Financial. His was also the director of operations for MB real estate and a retail property manager for Trammel Crow. His real estate experience includes managing and leasing retail shopping centers in the greater Chicagoland area. Mr. Yee attended DePaul University, receiving a degree in real estate finance. He is a licensed real estate broker, and a member of the International Council of Shopping Centers, and holds CPM and CCIM designations.

     ANTHONY A. CASACCIO joined The Inland Group in 1984 working for Inland Condo Association Management. From 1987 to 1991 he was president of Partnership Asset Sales Corporation, and in 1991 when Inland Real Estate Development Corporation was formed, Mr. Casaccio became the president and a director. Mr. Casaccio holds a B.S. degree in accounting from DePaul University. He is a member of the

DuPage Association of Realtors, the National Association of Realtors, Northern Illinois Commercial Association of Realtors, the National Home Builders Association, the Realtor Association of the Western Suburbs, The Urban Land Institute and the Oswego Economic Development Corporation. Mr. Casaccio is a licensed real estate broker in the state of Illinois.

     PAMELA C. STEWART joined Midwest Real Estate Equities, Inc., an affiliate of The Inland Group in 1995 as an acquisition specialist. Prior to joining Midwest Equities, Ms. Stewart worked for another affiliate company, New Directions Housing Corporation (NDHC), a not-for-profit organization that develops affordable housing. In 2002, Ms. Stewart became an assistant vice president and in 2004, she was promoted to vice president of Midwest Real Estate Equities, Inc. Ms. Stewart is responsible for acquiring commercial real estate properties for the company's portfolio and investing corporate funds into redevelopment projects, including rental properties, shopping centers, office buildings and industrial buildings. Ms. Stewart is also the corporate asset management director for The Inland Real Estate Group of Companies. Ms. Stewart has a B.A. degree in Marketing from Roosevelt University. She is a member of the National Association of Realtors, the Northern Illinois Commercial Association of Realtors and she is a Certified Commercial Investment Member (CCIM) and Candidate. She holds a real estate broker's license in the state of Illinois.

     The following sets forth information with respect to the executive officers and managers of Inland Pacific Management LLC.

                                                                         POSITION AND OFFICE
                                                                         WITH INLAND PACIFIC
       NAME                                      AGE*                      MANAGEMENT LLC
       ----                                      ----                      --------------
       Thomas P. McGuinness                      47      President and manager
       Robert M. Barg                            50      Senior vice president/treasurer, secretary and
                                                         manager
       James H. Neubauer                         62      Senior vice president and manager
       Linda Centanni                            49      Vice President
       Elizabeth D. McNeely                      49      Vice President
       Frank Natanek                             30      Vice President
       David M. Benjamin                         49      Manager
       Alan F. Kremin                            57      Manager

----------
     *As of January 1, 2004

     The biographies of Mr. McGuinness, Mr. Barg, Mr. Neubauer, Ms. Centanni, Ms. McNeely, Mr. Natanek and Mr. Kremin are set forth above.

     DAVID M. BENJAMIN joined The Inland Group in 1983 in the accounting department and is controller of The Inland Real Estate Group. Mr. Benjamin has spent his entire accounting career in the real estate industry, working for American Invesco and Draper and Kramer before coming to Inland. Mr. Benjamin is responsible for the accounting and corporate income tax preparation of various Inland entities and he assists in the day to day oversight of The Inland Real Estate Group accounting department. Mr. Benjamin is a CPA.

     The following sets forth information with respect to the executive officers and Managers of Inland Southwest Management LLC.

                                                                      POSITION AND OFFICE
                                                                     WITH INLAND SOUTHWEST
       NAME                                      AGE*                    MANAGEMENT LLC
       ----                                      ----                    --------------
       Thomas P. McGuinness                      47      President and manager
       Robert M. Barg                            50      Senior vice president/treasurer, secretary and
                                                         manager
       James H. Neubauer                         62      Senior vice president
       Linda Centanni                            49      Vice President
       Elizabeth D. McNeely                      49      Vice President
       Frank Natanek                             30      Vice President
       Alan F. Kremin                            57      Manager
       Ulana B. Horalewskyj                      57      Manager
       Frances C. Panico                         54      Manager

----------
     *As of January 1, 2004

     The biographies of Mr. McGuinness, Mr. Barg, Mr. Neubauer, Ms. Centanni, Ms. McNeely, Mr. Natanek, Ms. Horalewskyj, Mr. Kremin and Ms. Panico are set forth above.

INLAND SECURITIES CORPORATION

     Inland Securities Corporation, our managing dealer, was formed in 1984. It is registered under the applicable federal and state securities laws and is qualified to do business as a securities broker-dealer throughout the United States. Since its formation, the managing dealer has provided the marketing function for distribution of the investment products sponsored by our sponsor. It does not render these services to anyone other than affiliates of The Inland Group, and it does not focus its efforts on the retail sale side of the securities business. It is a member firm of the National Association of Securities Dealers, Inc.

     The following table sets forth information with respect to the directors, officers and principal employees of Inland Securities Corporation involved in national sales and marketing activities of Inland Securities Corporation. The biography of Mr. Parks set forth above under "-Inland Affiliated Companies" in this section and the biographies of Mrs. Gujral and Ms. Matlin are set forth above under "-Our Directors and Executive Officers" in this section. The biography of Ms. Lynch is also set forth above under "--Our Advisor."

                                                                     POSITION AND OFFICE
    NAME                                      AGE*                 WITH OUR MANAGING DEALER
    ----                                      ----                 ------------------------
    Brenda G. Gujral....................      61       President, chief operating officer and director
    Roberta S. Matlin...................      59       Vice president and director
    Catherine L. Lynch..................      45       Treasurer, secretary and director
    Robert D. Parks.....................      60       Director
    Brian Conlon........................      45       Executive vice president
    R. Martel Day.......................      54       Executive vice president - national sales and
                                                       marketing
    Fred C. Fisher......................      59       Senior vice president
    David Bassitt.......................      61       Senior vice president
    John Cunningham.....................      45       Senior vice president
    Tomas Giardino......................      29       Vice president

    Curtis Shoch........................      31       Vice president
    Shawn Vaughan.......................      32       Vice president
    Mark Lavery.........................      28       Vice president
    Ralph Rudolph.......................      40       Vice president
    Robert J. Babcock...................      28       Vice president
    Frank V. Pinelli....................      57       Vice president
    Matthew Polodsky....................      32       Vice president
    Darrell Rau.........................      48       Vice president
    Jeffrey S. Hertiz...................      30       Vice President

----------
     *As of January 1, 2004

     BRIAN M. CONLON joined Inland Securities Corporation as executive vice president in September 1999. Prior to joining Inland, Mr. Conlon was executive vice president and chief operating officer of Wells Real Estate Funds, where he was responsible for overseeing day to day operations of the firm's real estate investment and capital raising initiatives. Mr. Conlon is a General Securities Principal, is licensed as a real estate broker in Georgia, and has earned the Certified Financial Planner and Certified Commercial Investment Member designations. Mr. Conlon currently serves on the national board of directors for the Financial Planning Association. Mr. Conlon holds Series 7, 24 and 63 licenses with the National Association of Securities Dealers, Inc.

     R. MARTEL DAY is executive vice president and national sales director for Inland Securities Corporation, and he is responsible for the sale of Inland's investment products nationwide. Mr. Day joined Inland in 1984 as a regional representative in the southeast. Since then, he has served as regional vice president, senior vice president and national marketing director.

     Mr. Day graduated with an Engineering degree from the Georgia Institute of Technology. He is a member of the board of directors of the Investment Program Association (IPA), a member of the Financial Planning Association (FPA), and the National Association of Real Estate Investment Trusts (NAREIT). He holds General Securities and Registered Investment Advisor licenses with the National Association of Securities Dealers, Inc.

     FRED C. FISHER is a senior vice president of Inland Securities Corporation, which he joined in 1984. Mr. Fisher began his career with Inland Securities Corporation as regional vice president for the Midwest region. In 1994, he was promoted to senior vice president. Mr. Fisher received his bachelor's degree from John Carroll University. Before joining Inland Securities Corporation, he spent nine years as a regional sales manager for the S.S. Pierce Company.
Mr. Fisher holds Series 7, 22 and 63 licenses with the National Association of Securities Dealers, Inc.

     DAVID BASSITT joined Inland Securities Corporation as a senior vice president in March 2001. Prior to joining Inland, Mr. Bassitt was director of financial services with AEI Fund Management, Inc. and was responsible for wholesaling public and private net lease real estate investments and 1031 property exchanges to financial planners. Mr. Bassitt received his bachelor's degree from Ferris State University, and a master's degree from St. Cloud University. Mr. Bassitt holds Series 6, 7, 22 and 63 licenses with the National Association of Securities Dealers, Inc.

     JOHN CUNNINGHAM is a senior vice president of Inland Securities Corporation. He joined an affiliate of The Inland Group in January 1995 as a commercial real estate broker. In March 1997, Mr. Cunningham was hired by Inland Securities Corporation as a regional representative for the western region, and he was promoted to a vice president in 1999. In 2002, he became senior vice president of the western region. Mr. Cunningham graduated from Governors State University with a B.S. degree in business administration, concentrating in marketing. Before joining the Inland organization,

Mr. Cunningham owned and operated his own business and developed real estate. He holds Series 7 and Series 63 licenses with the National Association of Securities Dealers, Inc.

     TOMAS GIARDINO joined Inland Securities Corporation as vice president in September 2000. Prior to joining Inland, Mr. Giardino was the director of mutual fund sales at SunAmerica Securities, where he was responsible for increasing the market share of nine focus firms at the broker dealer. Mr. Giardino entered the securities industry in January 1999. Prior to entering the securities industry, Mr. Giardino was in the advertising field for four years. Mr. Giardino received his B.A. in political science from Arizona State University in May 1998. He holds Series 7, 63 and 65 licenses with the National Association of Securities Dealers, Inc.

     CURTIS SHOCH joined Inland Securities Corporation as vice president in January 2000. Prior to joining Inland, Mr. Shoch was assistant vice president at Wells Real Estate Funds, where he was responsible for launching new real estate investment alternatives in the southeastern United States. Mr. Shoch began his career in 1994 with Keogler Investment Advisory Services. Mr. Shoch graduated from Lynchburg College in Lynchburg, Virginia in 1994 with a major in marketing and an emphasis in finance. He is a Registered Representative as well as a Registered Investment Advisor. Mr. Shoch holds Series 7, 63 and 65 licenses with the National Association of Securities Dealers, Inc.

     SHAWN VAUGHAN joined Inland Securities Corporation as vice president in August 2000. Prior to joining Inland, Mr. Vaughan was assistant vice president at Wells Real Estate Funds, where he was responsible for marketing real estate investments in the mid-Atlantic region. Mr. Vaughan started his career in financial services in 1994 on the retail side of the business with a successful financial planning firm. During this time, he was responsible for handling every aspect of the financial planning process. Mr. Vaughan holds Series 7 and 63 licenses with the National Association of Securities Dealers, Inc.

     MARK LAVERY joined Inland Securities Corporation as a vice president in April 2001. Prior to joining Inland, Mr. Lavery was with Charles Schwab, where he was on an active trade team. Mr. Lavery began his career with Investment Planners. Mr. Lavery graduated from Milliken University in 1997 with a B.S. in finance. Mr. Lavery holds Series 7 and 66 licenses with the National Association of Securities Dealers, Inc.

     RALPH RUDOLPH joined Inland Securities Corporation in 1995 as a regional representative for Midwest team and was promoted to a vice president in 2000. Prior to joining Inland, Mr. Rudolph served in the United States Marine Corp. and worked for another broker-dealer. He is a graduate of Elmhurst College with a degree in business administration. Mr. Rudolph holds Series 7 and 63 licenses with the National Association of Securities Dealers, Inc.

     ROBERT J. BABCOCK joined Inland Securities Corporation as a vice president in March 2004. Prior to joining Inland, Mr. Babcock was an external wholesaler with AEI Fund Management, Inc. and was responsible for wholesaling public and private net lease real estate investments and 1031 property exchanges to financial planners. Mr. Babcock began his career as a financial advisor with American Express Financial Advisors in 1999. He received his bachelor's degree from Gustavus Adolphus College. Mr. Babcock holds Series 7 and 63 licenses with the National Association of Securities Dealers, Inc.

     FRANK V. PINELLI joined Inland Securities Corporation in 2004 as a vice president. He was previously employed with The Inland Group from 1973-1983 where he worked in property management, real estate sales, and real estate acquisitions. Prior to rejoining the Inland staff, from 1984-2003 Mr. Pinelli was a principal in his own real estate firm and developed an international marketing organization. Mr. Pinelli is a graduate of Southern Illinois University. He holds Series 7 and 63 licenses with the National Association of Securities Dealers, Inc and also is licensed as a real estate broker in Illinois and Oregon.

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

     MATTHEW PODOLSKY joined Inland Securities Corporation as a vice president in April 2003. Mr. Podolsky started his career in real estate in 1994 on the commercial sales and leasing side with Cushman and Wakefield of California, Inc. Prior to joining Inland Securities Corporation he was a vice president at CB Richard Ellis, Inc. Mr. Podolsky graduated from the University of Arizona with a B.S. in Regional Development/Urban Planning. He holds Series 7 and 63 licenses with the National Association of Securities Dealers, Inc. and a real estate license in the state of California.

     DARRELL RAU joined Inland Securities Corporation in 2004 as a vice president of the midwest region where he develops sales and new broker/dealer relationships. Prior to joining Inland in 2004, Mr. Rau was vice president of developing markets at CTE Pension Advisors. Mr. Rau graduated magna cum laude from Northwood University in Midland, Michigan with a degree in Business Administration. He holds Series 6,7,62 and 63 licenses with the National Association of Securities Dealers, Inc.

     JEFFREY S. HERTZ joined Inland Securities Corporation as a vice president in September 2004. Mr. Hertz started his career in the securities industry in 2000 with Nuveen Investments as a trader, working with unit investment trusts and exchange traded funds. Prior to joining Inland Securities Corporation, he was an advisor services representative for Nuveen. Mr. Hertz graduated from the University of Oregon with a B.A. in psychology. He holds Series 7, 63 and 65 licenses with the National Association of Securities Dealers, Inc.

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

                 LIMITATION OF LIABILITY AND INDEMNIFICATION OF
                       DIRECTORS, OFFICERS AND OUR ADVISOR

     The laws that we are subject to and our articles of incorporation provide that our advisor and directors are deemed to be in a fiduciary relationship to us and our stockholders and that our directors have a fiduciary duty to the stockholders to supervise our relationship with the advisor.

     Maryland law provides that a director has no liability in the capacity as a director if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Maryland law also provides that an act by a director of a Maryland corporation is presumed to satisfy the standards of the preceding sentence. Our articles of incorporation and bylaws provide that the liability of our directors and officers is limited to the fullest extent permitted by Maryland law and that none of our directors and officers will be liable to us or to any of our stockholders for money damages, including for breach of their fiduciary duty to us. As a result, our directors and officers will not be liable for monetary damages unless:

     - the person actually received an improper benefit or profit in money, property or services; and

     - the person is adjudged to be liable based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

     Maryland law provides that a corporation may indemnify any director, officer, employee or agent, unless it is established that:

     - the act or omission of the person was material to the matter giving rise to the proceeding, and

          -    was committed in bad faith, or

          -    was the result of active and deliberate dishonesty;

     - the person actually received an improper personal benefit in money, property or services; or

     - in the case of any criminal proceeding, the person had reasonable cause to believe the act or omission was unlawful.

     Except as described below, our articles of incorporation authorize and direct us to indemnify and pay or reimburse reasonable expenses to any director, officer, employee or agent we employ, and the advisor and its affiliates, to the fullest extent permitted by Maryland law. As long as we qualify as a REIT we will not indemnify or reimburse the expenses of any director, officer, employee, agent or the advisor or its affiliates unless:

     - the directors have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

     - the person seeking indemnification was acting on our behalf or performing services for us;

     - the liability or loss was not the result of negligence or misconduct on the part of the person seeking indemnification, except that if the person seeking indemnification is or was an independent director, the liability or loss will not have been the result of gross negligence or willful misconduct; and

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

     - such indemnification or agreement to be held harmless is recoverable only out of our net assets and not from the assets of the stockholders.

     As long as we qualify as a REIT, we will not indemnify any director, officer, employee, agent or the advisor or its affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

     - there has been a successful adjudication on the merits of each count involving alleged securities law violations;

     - the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

     - a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made, and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published position of any state securities regulatory authority in which our securities were offered and sold as to indemnification for securities law violations.

     We will advance amounts to a person entitled to indemnification for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with Maryland law and, as long as we qualify as a REIT, only if all of the following conditions are satisfied:

     - the legal action relates to acts or omissions relating to the performance of duties or services by the person seeking indemnification for us or on our behalf;

     - the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement; and

     - the person seeking indemnification undertakes in writing to repay us the advanced funds, together with interest at the applicable legal rate of interest, if the person seeking indemnification is found not to be entitled to indemnification.

     We may purchase and maintain insurance or provide similar protection on behalf of any director, officer, employee, agent or the advisor or its affiliates against any liability asserted which was incurred in any such capacity with us or arising out of such status; provided, however, that we will not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under our articles of incorporation or bylaws. We may enter into any contract for indemnity and advancement of expenses with any director, officer, employee or agent as may be determined by the board and as permitted by law. We have not purchased insurance on behalf of any person but we intend to.

     We have entered into separate indemnification agreements with each of our directors and some of our executive officers. The indemnification agreements will require that we indemnify our directors and officers to the fullest extent permitted by law, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The agreements provide that we also must indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements and cover directors and officers under our directors' and officers' liability insurance, if any. Although the indemnification agreements offer substantially the same scope of coverage afforded by provisions in our articles of incorporation and the bylaws, they provide greater assurance to directors and officers that indemnification will be available, because as a contract, it cannot be unilaterally modified by the board or by the stockholders to eliminate the rights it provides.

     We have been advised that, in the opinion of the Securities and Exchange Commission, any indemnification that applies to liabilities arising under the Securities Act is contrary to public policy and, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

     The following table provides information as of October 7, 2004 regarding the number and percentage of shares beneficially owned by each director, each executive officer, all directors and executive officers as a group and any person known to us to be the beneficial owner of more than 5% of our outstanding shares. As of October 7, 2004, no stockholder beneficially owned more than 5% of our outstanding shares. As of October 7, 2004, we had approximately 41,000 stockholders of record and approximately 152,126,358 shares of common stock outstanding. Beneficial ownership includes outstanding shares and shares which are not outstanding that any person has the right to acquire within 60 days after the date of this table. However, any such shares which are not outstanding are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person. Except as indicated, the persons named in the table have sole voting and investing power with respect to all shares beneficially owned by them.

                                                  NUMBER OF SHARES
   BENEFICIAL OWNER                              BENEFICIALLY OWNED        PERCENT OF CLASS
Robert D. Parks                                         96,843.8258(1)             *%
Roberta S. Matlin                                          174.8127                *
Scott W. Wilton                                                   0                0
Steven P. Grimes                                                  0                0
Lori A. Foust                                                     0                0
Brenda G. Gujral                                                  0                0
Frank A. Catalano, Jr.                                        2,000 (2)            *
Kenneth H. Beard                                              2,000 (2)            *
Paul R. Gauvreau                                       113,731.8436 (2)            *
Gerald M. Gorski                                         3,979.4431 (2)            *
Barbara A. Murphy                                             2,000 (2)            *

All directors  and executive  officers
as a group (12 persons)                                220,729.9252 (1)            *%

----------
   *Less than 1%

(1) Includes 20,000 shares owned by our advisor. Our advisor is a wholly-owned subsidiary of our sponsor, which is an affiliate of The Inland Group.
     Mr. Parks is a control person of The Inland Group and disclaims beneficial ownership of these shares owned by our advisor.

(2) Includes 2,000 shares issuable upon exercise of options granted to each independent director under our independent director stock option plan, to the extent that such options are currently exercisable or will become exercisable within 60 days after the date of this table.

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

                           OUR STRUCTURE AND FORMATION

     We were formed in March 2003 as a Maryland corporation. Our articles of incorporation and bylaws became operative on March 5, 2003. Our existence is perpetual.

STRUCTURE

     We intend to own all of our assets, either directly or indirectly. Our advisor contributed $200,000 to us for 20,000 shares of our common stock to form us. Our advisor has agreed to not sell their initial investment while the advisor remains our sponsor, but may transfer these shares to its own affiliates. A REIT may conduct some of its business and hold some of its interests in properties in "qualified REIT subsidiaries," which must be owned 100% by the REIT or through "taxable REIT subsidiaries" which may be wholly or partially owned. Although we currently do not intend to have any qualified REIT subsidiaries, we may in the future decide to conduct some business or hold some of our interests in properties in qualified REIT subsidiaries.

     See "How We Operate - Organizational Chart" for a diagram depicting the services rendered by our affiliates to us, as well as our organizational structure.

     Prior to this offering, if all of the 250,000,000 shares from our first offering are sold, the advisor's 20,000 shares represent .008% of the outstanding shares. If all of the 250,000,000 shares from our first offering are sold for gross offering proceeds of $2,500,000,000 and if all of the 250,000,000 of the shares offered by this prospectus are sold for gross offering proceeds of $2,500,000,000 as set forth on the cover page of this prospectus, assuming no other shares are issued or sold, the advisor's 20,000 shares will then represent only .004% of the outstanding shares.

     We have formed entities to acquire each of the properties currently owned by us. We may form entities to acquire additional properties. They will be owned or controlled directly or indirectly by us. In the case of the properties currently owned by us, the entities that own our properties are all directly or indirectly owned by us.

     Robert D. Parks, Brenda G. Gujral, Roberta S. Matlin, Daniel L. Goodwin, Catherine L. Lynch, Steven P. Grimes and Lori A. Foust are considered our promoters. Mr. Parks is our chairman and a director. Ms. Gujral is a director. Ms. Matlin is our vice president. Mr. Grimes is our Principal Financial Officer and Ms. Foust is our Principal Accounting Officer. None of our promoters are employed by us. Other than Mr. Parks and Ms. Gujral, Ms. Matlin, Mr. Grimes and Ms. Foust, none of our promoters are officers or directors of us.

             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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

                             SELECTED FINANCIAL DATA

     The following table sets forth selected financial information about us, and should be read in conjunction with the "Management's Discussion and Analysis of Our Consolidated Financial Condition and Results of Operation" and the Financial Statements and related notes included elsewhere in this prospectus.

     The following net income (loss) and distributions per share basic and diluted are based upon the weighted average number of common shares outstanding for the period. For the period from March 5, 2003 (inception) to December 31, 2003 the distributions per common share are based upon the weighted average number of common shares outstanding for the period from October 2, 2003 (first day shares were sold to the public) to December 31, 2003. For the period from March 5, 2003 (inception) to December 31, 2003, $357,790 (or 100% of the distributions paid for 2003) represented a return of capital due to the tax loss in 2003.

                                                                          PERIOD FROM       PERIOD FROM
                                                                         MARCH 5, 2003     MARCH 5, 2003
                                                     FOR THE SIX          (INCEPTION)       (INCEPTION)
                                                    MONTHS ENDED            THROUGH           THROUGH
                                                      30-JUN-04             30-JUN-03        31-DEC-03
                                                -------------------      -------------    --------------
Total assets................................    $     1,532,426,247            884,411         212,102,163

Mortgages payable...........................    $       588,631,295                  0          29,627,000

Total income................................    $        29,452,928                  0             782,281

Net income (loss)...........................    $         2,147,141             (9,750)           (173,279)
Net income (loss) per common share,
  basic and diluted.........................    $              0.04              (0.49)              (0.07)

Distributions declared......................    $        16,645,065                  0           1,285,329
Distributions per weighted average
  common share .............................    $              0.34                  0                 .15

Funds from operations ......................    $        11,935,240                  0              18,991
Cash flows provided by operating
  activities................................    $        15,696,664                  0             723,501

Cash flows used in investing activities.....    $    (1,148,662,789)                 0        (133,424,163)
Cash flows provided by financing
  activities................................    $     1,195,481,997            200,000         197,081,796
Weighted average number of common
  shares outstanding, basic and diluted.....             48,805,229             20,000           2,520,986

     The distributions per common share are based upon the weighted average number of common shares outstanding for the period from October 2, 2003 (first day shares were sold to the public) to December 31, 2003.

     One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Cash generated from operations is not equivalent to our net income from continuing operations as determined under Generally Accepted Accounting Principles in the United States of America or GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts or NAREIT, an industry trade group, has promulgated a standard known as "Funds from Operations" or "FFO" for short, which it believes more accurately reflects the operating performance of a REIT such as us. As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation on real property and amortization, and after adjustments for unconsolidated partnerships and joint ventures in which the REIT holds an interest. We have adopted the NAREIT definition for computing FFO because management believes that, subject to the following limitations, FFO provides a basis for comparing our performance and operations to those of other REITs. The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity. Items which are capitalized do not impact FFO, whereas items that are expensed reduce FFO. Consequently, our presentation of FFO may not be comparable to other similarly-titled measures presented by other REITs. FFO is not intended to be an alternative to "Net Income" as an indicator of our performance nor to "Cash Flows from Operating Activities" as determined by GAAP as a measure of our capacity to pay distributions. We believe that FFO is a better measure of our operating performance because FFO excludes non-cash items from GAAP net income. This allows us to compare our relative property performance to determine our return on capital. Management uses the calculation of FFO for several reasons. We use FFO to compare our performance to that of other REITs in our peer group. Additionally, we use FFO in conjunction with our acquisition policy to determine investment capitalization strategy. FFO is calculated as follows:

                                                                                PERIOD FROM MARCH 5,
                                                 FOR THE SIX MONTHS ENDED    2003 (INCEPTION) THROUGH
                                                        30-JUNE-04                   31-DEC-03
                                                -------------------------    ------------------------
Net income (loss)                               $               2,147,141    $               (173,279)
Depreciation and amortization
  related to investment properties                              9,788,099                     192,270
                                                -------------------------    ------------------------
Funds from operations (1)                       $              11,935,240    $                 18,991
                                                =========================    ========================

(1) FFO does not represent cash generated from operating activities calculated in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow as a measure of liquidity.

                       INVESTMENT OBJECTIVES AND POLICIES

GENERAL

     Our investment objectives are to:

     - make regular distributions to the stockholders, which may be in amounts which may exceed our taxable income due to the non-cash nature of depreciation expense and, to such extent, will constitute a tax-deferred return of capital, but in no event less than 90% of our taxable income;

     - provide a hedge against inflation by entering into leases which contain clauses for scheduled rent escalations or participation in the growth of tenant sales, permitting us to increase distributions and realize capital appreciation; and

     -    preserve stockholders' capital.

It is our policy to acquire properties primarily for income as distinguished from primarily for possible capital gain.

DISTRIBUTIONS

     Federal income tax law requires that a REIT distribute annually at least 90% of its REIT Taxable Income. See "Federal Income Tax Considerations -- Federal Income Taxation as a REIT." In order to qualify for REIT status we may be required to make distributions in excess of cash available. For a discussion of the tax treatment of distributions to you, see "Federal Income Tax Considerations."

     We anticipate that distributions will be paid to our domestic stockholders on a monthly basis and to our foreign stockholders on a quarterly basis. Distributions will be at the discretion of the board. Our ability to pay distributions and the size of these distributions will depend upon a variety of factors. We cannot assure that distributions will continue to be made or that any particular level of distributions established in the future, if any, will be maintained by us.

     At the March 19, 2004 regularly scheduled board meeting, the board unanimously approved a resolution to delegate to our management committee, which includes our chief executive officer, principal financial officer, principal accounting officer and secretary, the authority to make monthly distributions to stockholders on our common stock in an amount between 6.0% and 7.25% on an annualized basis, for the remainder of the 2004 calendar year.

     Our board approved the following distributions payable to holders of our common stock:

     - $.30 per share per annum for the stockholders of record on October 31, 2003, payable on November 10, 2003;

     - $.50 per share per annum for the stockholders of record on November 30, 2003, payable on December 10, 2003;

     - $.70 per share per annum for the stockholders of record on December 31, 2003, payable on January 10, 2004;

     - $.70 per share per annum for the stockholders of record on January 31, 2004, payable on February 10, 2004;

     - $.70 per share per annum for the stockholders of record on February 29, 2004, payable on March 10, 2004;

     - $.70 per share per annum for the stockholders of record on March 31, 2004, payable on April 10, 2004;

     - $.67 per share per annum for the stockholders of record on April 30, 2004, payable on May 10, 2004;

     - $.675 per share per annum for the stockholders of record on May 31, 2004, payable on June 10, 2004;

     - $.65 per share per annum for the stockholders of record on June 30, 2004, payable on July 10, 2004;

     - $.65 per share per annum for the stockholders of record on July 31, 2004, payable on August 10, 2004;

     - $.65 per share per annum for the stockholders of record on August 31, 2004, payable on September 10, 2004; and

     - $.65 per share per annum for the stockholders of record on September 30, 2004, payable on October 10, 2004.

TYPES OF INVESTMENTS

     We were formed to acquire and manage a portfolio of real estate which is diversified by geographical location and by type and size of retail centers. Our properties will consist of real estate primarily improved for use as retail establishments, principally multi-tenant shopping centers. We believe that our real estate will be located primarily in the states west of the Mississippi River in the United States. We will endeavor to acquire multiple properties within the same major metropolitan markets where acquisitions result in efficient property operations with the potential to achieve market leverage. See "Real Property Investments -- General."

     Most of these properties will be subject to "net" leases. "Net" leases typically require tenants to pay a share, either pro rata or fixed, of all or a majority of the operating expenses. Operating expenses include real estate taxes, special assessments, utilities, insurance, common area maintenance and building repairs related to the property, as well as base rent payments.

     We may also acquire real estate improved with other commercial facilities which provide goods and services as well as those leased on a double or triple-net-lease basis which are either commercial or retail. Triple-net-leases also require the tenant to pay a base minimum annual rent with periodic increases. We may enter into sale and leaseback transactions in which we will purchase a property and lease the property to the seller of the property.

     To provide us with a competitive advantage over potential purchasers of properties who must secure financing, we intend to acquire properties free and clear of permanent mortgage debt. We will do this by paying the entire purchase price of property in cash, shares, interest in entities that own our properties or a combination of any of these. We may incur debt of a property to acquire properties where our board determines that incurring such debt is in our best interest. In addition, from time to time, we intend to acquire some properties without financing and later incur mortgage debt secured by selected or all such properties if favorable financing terms are available. We will use the proceeds from such loans to

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acquire additional properties. See "Borrowing" under this section for a more detailed explanation of our borrowing intentions and limitations.

     We may purchase properties subject to completion of construction in accordance with terms and conditions we specify. In these cases, we will be obligated to purchase the property at the completion of construction, if construction conforms to definitive plans, specifications and costs approved by us and embodied in the construction contract, as well as, in most instances, satisfaction that agreed upon percentages of the property are leased. We will receive a certificate of an architect, engineer or other appropriate party, stating that the property complies with all plans and specifications. We may construct or develop properties, and render services in connection with the development or construction, subject to compliance with applicable requirements under federal income tax laws. Construction and development activities will expose us to risks such as cost overruns, carrying costs of projects under construction and development, availability and costs of materials and labor, our inability to obtain tenants, weather conditions, and government regulation.

     See "- Investment Limitations" under this section and "Summary of Our Organizational Documents -- Restrictions on Investments" for investment limitations.

PROPERTY ACQUISITION STANDARDS

     We have signed a property acquisition service agreement with Inland Real Estate Acquisitions, Inc. Under that agreement, Inland Real Estate Acquisitions has agreed to seek properties for us and to perform due diligence on the properties and negotiate the terms of the purchase. Through its experience with the acquisition of over 1,000 real properties by our affiliates, the advisor believes Inland Real Estate Acquisitions has the ability to identify quality real properties capable of meeting our investment objectives. When evaluating property, Inland Real Estate Acquisitions will consider a number of factors, including a real property's:

     -    geographic location and type;

     -    construction quality and condition;

     -    current and projected cash flow;

     -    potential for capital appreciation;

     -    lease rent roll, including the potential for rent increases;

     - potential for economic growth in the tax and regulatory environment of the community in which the property is located;

     - potential for expanding the physical layout of the property and/or the number of sites;

     - occupancy and demand by tenants for properties of a similar type in the same geographic vicinity;

     - prospects for liquidity through sale, financing or refinancing of the property;

     - competition from existing properties and the potential for the construction of new properties in the area; and

     - treatment under applicable federal, state and local tax and other laws and regulations.

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     Inland Real Estate Acquisitions also requires the seller of a property to provide a current Phase I environmental report and, if necessary, a Phase II environmental report.

     Before purchasing a property, Inland Real Estate Acquisitions examines and evaluates the potential value of the site, the financial condition and business history of the property, the demographics of the area in which the property is located or to be located, the proposed purchase price, geographic and market diversification and potential sales. In a sale-leaseback situation, since the seller of the property generally is assuming the operating risk, the price paid for the property by us may be greater than if it was not leased back to the seller. All acquisitions from our affiliates must be approved by a majority of our directors, including a majority of the independent directors.

DESCRIPTION OF LEASES

     When spaces become vacant or existing leases expire, we anticipate entering into "net" leases. Net leases require tenants to pay a share, either pro rata or fixed, of all or a majority of the operating expenses, including real estate taxes, special assessments, insurance, utilities, common area maintenance and building repairs related to the properties, as well as base rent payments. We intend to include provisions which increase the amount of base rent payable at various points during the lease term and/or provide for the payment of additional rent calculated as a percentage of a tenant's gross sales above predetermined thresholds in most leases. The leases with most anchor tenants generally have initial terms of 10 to 25 years, with one or more renewal options available to the tenant. By contrast, smaller tenant leases typically have three- to five-year terms.

     Triple net leases generally have a term of 15 to 25 years and are typically not less than 10 years. In addition, the tenant of a triple-net-lease is responsible for the base rent in addition to the costs and expenses related to property taxes, insurance, repairs and maintenance applicable to the leased space.

     Each net lease tenant is required to pay its share of the cost of the liability insurance covering the property in which it is a tenant. The third-party liability coverage insures, among others, us, our advisor and our property manager. Typically, each tenant is required to obtain, at its own expense, property insurance naming us as the insured party for fire and other casualty losses in an amount equal to the full value of its premises and the contents of the premises. All property insurance must be approved by the property manager. In general, the net lease may be assigned or subleased with our prior written consent, but the original tenant must remain liable under the lease unless the assignee meets income and net worth tests.

     In connection with sale and leaseback transactions, the tenant is responsible for paying a predetermined minimum annual rent generally based upon our cost of purchasing the land and building. In addition to the base rent, these tenants are generally responsible for the costs and expenses related to property taxes, insurance, repairs and maintenance applicable to the leased space.

PROPERTY ACQUISITION

     We anticipate acquiring fee interests or leasehold interests in properties, although other methods of acquiring a property may be used if we deem it to be advantageous. For example, we may acquire properties through a joint venture or the acquisition of substantially all of the interests of an entity which in turn owns the real property. We may also use separate entities to acquire a property. Such entities will be formed solely for the purpose of acquiring a property or properties. See " -- Joint Ventures" in this section and "Federal Income Tax Considerations -- Federal Income Taxation as a REIT."

     Our advisor and its affiliates may purchase properties in their own name, assume loans in connection with the purchase or loan and temporarily hold title to the properties for the purpose of

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facilitating acquisition or financing by us, the completion of construction of the property or any other purpose related to our business.

     Under our articles of incorporation, we are prohibited from purchasing a property from an affiliate unless a majority of the directors not interested in the transaction and a majority of our independent directors approve the purchase as fair and reasonable to us and at a cost to us no greater than the cost of the asset to our affiliate. However, the cost to us may be greater than the cost to our affiliate if a substantial justification for the excess exists and such excess is reasonable. Our policy currently provides that in no event may our cost of the asset exceed its appraised value at the time we acquire the property.

     If remodeling is required prior to the purchase of a property, we will pay a negotiated maximum amount either upon completion or in installments commencing prior to completion. The price will be based on the estimated cost of remodeling. In such instances, we will also have the right to review the tenant's books during and following completion of the remodeling to verify actual costs. If substantial disparity exists between estimated and actual costs, an adjustment in the purchase price may be negotiated. If remodeling is required after the purchase of a property, an affiliate of our advisor may serve as construction manager for a fee no greater than 90% of the fee a third party would charge for such services.

BORROWING

     We intend to acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price in cash or for shares, interest in our subsidiaries that own our properties, or a combination of any of these. However, we may incur indebtedness to acquire properties where our board determines that it is in our best interest. On properties purchased without financing, we may later incur mortgage debt by obtaining loans secured by selected properties, if favorable financing terms are available. We will use the proceeds from such loans to acquire additional properties. We may also incur debt to finance improvements to our properties. Aggregate borrowings secured by all of our properties will not exceed 55% of their combined fair market value. Our articles of incorporation provide that the aggregate amount of borrowing in relation to the net assets, in the absence of a satisfactory showing that a higher level is appropriate, not exceed 300% of net assets. Net assets means our total assets, other than intangibles at cost before deducting depreciation or other non-cash reserves less our total liabilities, calculated at least quarterly on a basis consistently applied. Any excess in borrowing over such 300% of net assets level must be approved by a majority of our independent directors, disclosed to our stockholders in our next quarterly report to stockholders, along with justification for such excess.

     We may incur debt secured by our properties, but most likely on a non-recourse basis, some of which may be subject to certain carve outs. This means that a lender's rights on default will generally be limited to foreclosing on the property. We may secure recourse financing or provide a guarantee to lenders if we believe this may result in more favorable terms. When we give a guaranty for a property, we will be responsible to the lender for the satisfaction of the indebtedness if it is not paid by the property. We do not borrow funds from a program sponsored by our advisor or its affiliates which makes or invests in mortgage loans. We seek to obtain financing which will result in the most favorable overall economic benefit while balancing various risk factors associated with the debt. At certain times the majority of debt may require level payments and at others the majority may be based on variable rates. We have determined that it may be in our best interest to make use of mortgages the majority of which provide for a balloon payment. There are no prescribed limits on the number or amount of mortgages which may be placed on any one property. Any mortgages secured by a property will comply with the restrictions set forth by the Commissioner of Corporations of the State of California.

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     Our board unanimously approved that consistent with our borrowing policies, we may commit up to the aggregate of $25 million for letters of credit in order to obtain financing for properties.

     Our board adopted a policy to delegate to management the ability to obtain unsecured general financing facilities up to $150,000,000 requiring a deposit not to exceed 3% of the facility amount without prior approval by the board of directors. These facilities would then be matched with specific properties, which would secure the amounts due under the general facilities.

SALE OR DISPOSITION OF PROPERTIES

     Our board will determine whether a particular property should be sold or otherwise disposed of after considering the relevant factors, including performance or projected performance of the property and market conditions, with a view toward achieving our principal investment objectives.

     We intend to hold our properties for a minimum of four years prior to selling them. See "Federal Income Tax Considerations -- Federal Income Taxation as a REIT." We also intend to reinvest the proceeds from the sale, financing, refinancing or other disposition of our properties into additional properties. Alternatively, we may use these proceeds to fund maintenance or repair of existing properties or to increase reserves for such purposes. The objective of reinvesting the sale, financing and refinancing proceeds in new properties is to increase our real estate assets, and our net income, which our board believes will enhance our chances of having our shares traded in a public trading market. Notwithstanding this policy, the board, in its discretion, may distribute all or part of the proceeds from the sale, financing, refinancing or other disposition of all or any of our properties to our stockholders. In determining whether to distribute these proceeds to stockholders, the board will consider, among other factors, the desirability of properties available for purchase, real estate market conditions, the likelihood of the listing of our shares on a national stock exchange or including the shares for quotation on a national market system and compliance with the applicable requirements under federal income tax law under federal income tax laws. Because we may reinvest the proceeds from the sale, financing or refinancing of our properties, we could hold stockholders' capital indefinitely. However, upon the affirmative vote of a majority of the shares of common stock, we will be forced to liquidate our assets and dissolve.

     When we sell a property, we intend to obtain an all-cash sale price. However, we may take a purchase money obligation secured by a mortgage on the property as partial payment, and there are no limitations or restrictions on our ability to take such purchase money obligations. The terms of payment to us will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. If we receive notes and other property instead of cash from sales, these proceeds, other than any interest payable on these proceeds, will not be available for distributions until and to the extent the notes or other property are actually paid, sold, refinanced or otherwise disposed. Therefore, the distribution of the proceeds of a sale to the stockholders may be delayed until that time. In these cases, we will receive payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. See "Federal Income Tax Considerations."

CHANGE IN INVESTMENT OBJECTIVES AND POLICIES

     Our stockholders have no voting rights to implement our investment objectives and policies. Our board has the responsibility for our investment objectives and policies. Our board may not, however, make any material changes regarding the restrictions on investment policies set forth in our articles of incorporation without amending the articles of incorporation. Any amendment to our articles of incorporation requires the affirmative vote of a majority of our then outstanding voting shares of common stock. See "Summary of Our Organizational Documents -- Restrictions on Investments."

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INVESTMENT LIMITATIONS

     We will not:

     - invest more than 10% of our total assets in unimproved real property (and will only invest in unimproved real property intended to be developed) or in mortgage loans on unimproved real property;

     -    invest in commodities or commodity future contracts;

     -    issue redeemable shares of common stock;

     -    issue shares on a deferred payment basis or other similar arrangement;
          and

     - operate in such a manner as to be classified as an "investment company" for purposes of the Investment Company Act. See "Summary of Our Organizational Documents -- Restrictions on Investments" for additional investment limitations.

     We do not intend to engage in hedging or similar activities for speculative purposes.

     We have no current plans to invest any proceeds from this offering, or other funds, in the securities of other issuers for the purpose of exercising control over such other issuers.

OTHER INVESTMENTS

     Consistent with our investment limitations, we may from time to time invest amounts of money in the securities of other companies that may or may not be REITs or companies related to real estate to seek superior returns on these investments. In addition, we may make loans to third parties from time to time in connection with retail centers we intend to purchase or on a short-term basis to real estate ventures.

     Our advisor has informed our board that it is increasingly concerned about the potential that mortgage interest rates at which we can borrow will increase during 2004. Our board, including all of our independent directors, unanimously approved a resolution for the following:

     We may invest in interest rate futures, an interest rate hedging strategy designed to offset the risks of potential interest rate increases on our long-term borrowings. Should conditions warrant, this interest rate hedging strategy will be implemented over a period of time. We intend to invest in up to $100 million in interest rate futures, both five and seven year treasuries, with maturities of 90 days. Our initial cash outlay in this interest rate hedging strategy is expected to be between 1 to 2% of the value of our investment in the interest rate futures. Risks associated with this interest rate hedging strategy are primarily associated with declines in interest rates. As rates decline, we risk having to increase our initial cash outlay, and may incur losses on our investments in interest rate futures.

     An affiliate of our advisor, Inland Investment Advisors, Inc., the investment advisor, will be managing this interest rate hedging strategy. Fees paid to the investment advisor are expected to be similar to those incurred using a third party investment advisor.

     We may also retain the investment advisor to invest up to $10 million of our cash in publicly traded investment securities. Fees paid to the investment advisor are expected to be similar to those incurred using a third party investment advisor.

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     We may enter into an initial $50 million (which could increase to $100 million) twelve month credit facility with an affiliate of our advisor, Inland Real Estate Exchange Corporation (IREX) for its 1031 exchange program. IREX will use the funds to purchase real estate investments that meet the criterion consistent with our real estate investment policies.

APPRAISALS

     All real property acquisitions to be made by us will be supported by an appraisal prepared by a competent, independent appraiser who is a member-in-good standing of the Appraisal Institute prior to the purchase of the property. Our policy currently provides that the purchase price of each property will not exceed its appraised value at the time of our acquisition of the property. Appraisals are, however, estimates of value and should not be relied on as measures of true worth or realizable value. We will maintain the appraisal in our records for at least five years, and copies of each appraisal will be available for review by stockholders upon their request.

RETURN OF UNINVESTED PROCEEDS

     Any of the proceeds of this offering allocable to investments in real property which have not been invested in real property or committed for investment within the later of 24 months from the original effective date of this prospectus or 12 months from the termination of the offering, will be distributed to the stockholders. All funds we receive out of the escrow account will be available for our general use from the time we receive them until expiration of the period discussed in the prior sentence. We may use these funds to:

     - fund expenses incurred to operate the properties which have been acquired,

     - reimburse the advisor for our expenses, to the extent allowable under the advisory agreement,

     -    pay the advisor its compensation under the advisory agreement; and

     - pay the property manager its property management fee under the management agreement

     See "Estimated Use of Proceeds" and "Plan of Distribution -- Escrow Conditions." We will not segregate funds separate from our other funds pending investment, and interest will be payable to the stockholders if uninvested funds are returned to them.

ADDITIONAL OFFERINGS AND EXCHANGE LISTING

     We anticipate that by September 15, 2008, our board will determine when, and if, to apply to have our shares of common stock listed for trading on a national stock exchange or included for quotation on a national market system, if we meet the then applicable listing requirements; and/or whether to commence subsequent offerings after completion of this offering. We believe that an exchange listing or inclusion of our shares in a national market system may allow us to increase our size, portfolio diversity, stockholder liquidity, access to capital and stability, and decrease our operating costs through economies of scale. However, we cannot assure that such listing or inclusion will ever occur. If it is not feasible to list shares or include them in a national market system by September 15, 2008, our board may decide to sell our assets individually, list our shares at a future date; or liquidate us within ten years of such date. The sale of all or substantially all of our assets as well as our liquidation would also require the affirmative vote of a majority of the then-outstanding voting shares of stock.

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JOINT VENTURES

     We may invest in joint venture arrangements with other public real estate programs formed by our advisor or any of its affiliates if a majority of our directors not otherwise interested in the transaction and a majority of our independent directors approve the transaction as being fair and reasonable. In addition, the investment by each joint venture partner must be substantially on the same terms and conditions as those received by other joint venturers.

     We may also invest in general partnerships or joint venture arrangements with our affiliates as co-owners of a property. The general partnership or joint venture agreement for these investments will provide that we will be able to increase our equity participation in such entity as we receive additional proceeds of the offering. As a result, we will ultimately own a 100% equity ownership of the property and the affiliated general or joint venture partner will not be entitled to any profit or other benefit on the sale of its equity participation to us. Once we own, directly or indirectly, 100% of the ownership interests in the general partnership or joint venture entity, we will determine whether the continued existence of that entity is necessary. For example, we may determine to continue the existence of the entity to minimize expenses or to meet lender requirements.

     In addition, we may enter into joint venture or partnership arrangements with unaffiliated third parties. Therefore, we may enter into acquisitions with sellers who are desirous of transactions in tax advantaged structures such as arrangements typically referred to as "Down REITs." A Down REIT is an organizational structure in which, in addition to owning indirect interests in real estate properties through the ownership of an interest in a lower-tier operating partnership (as in an UPREIT), a REIT also owns real estate properties directly at the REIT level. In a Down REIT structure, because the REIT owns real estate properties directly, the value of the REIT shares do not bear a direct relationship with the value of an interest in the lower-tier Down REIT operating partnership. You should consider the potential risk that our non-affiliated joint venture partner may be unable to agree with us on a matter material to the joint venture. See "Risk Factors -- Risks Related to the Offering."

     We are unable to estimate the proportion of our assets that may be invested in joint venture interests.

CONSTRUCTION AND DEVELOPMENT ACTIVITIES

     From time to time, we may attempt to enhance investment opportunities by undertaking construction and development activities and rendering services in connection with them. Our advisor has advised us that, in its view, we may be able to reduce overall purchase costs if we were to undertake construction and development rather than merely being limited to purchasing properties subject to completion of construction by a third party. The construction and development activities would expose us to such risks as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions, government regulation and our inability to obtain tenants. We nevertheless have concluded that our investment prospects would be enhanced by permitting us to engage in construction and development activities so long as such activities did not cause us to lose our status as a REIT. To comply with the applicable requirements under federal income tax law under federal income tax law, and until the Internal Revenue Service changes its pronouncements with regard to these requirements, we intend to limit our construction and development activities to the performance of oversight and review functions, including reviewing the construction and tenant improvement design proposals, negotiating and contracting for feasibility studies and supervising compliance with local, state or federal laws and regulations, negotiating contracts, oversight of construction, accounts, and obtaining financing. In addition to using independent contractors to provide services in connection with the operation of our properties, we may also use "taxable REIT subsidiaries" to carry out these functions.

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See "Federal Future Tax Considerations - Federal Income Taxation as a REIT" for
a discussion of a "taxable REIT subsidiary." We will retain independent contractors to perform the actual physical construction work on tenant improvements, the installation of heating, ventilation and air conditioning systems. See "Real Property Investments - General" for a detailed description of the types of properties we may invest in.

OTHER POLICIES

     Before we purchase a particular property, we may obtain an option to purchase the property. The amount paid for the option, if any, usually would be surrendered if the property was not purchased and normally would be credited against the purchase price if the property was purchased. See "Real Property Investments - General" for a detailed description of the types of properties we may invest in.

     We hold all funds, pending investment in properties, in assets which will allow us to continue to qualify as a REIT. These investments are highly liquid and provide for appropriate safety of principal and may include, but are not limited to, investments such as bonds issued by the Government National Mortgage Association, or GNMA, and real estate mortgage investment conduits also known as REMICs. See "Federal Income Tax Considerations - Federal Income Taxation as a REIT."

     We will not make distributions-in-kind, except for:

     -    distributions of readily marketable securities;

     - distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our articles of incorporation; or

     - distributions of in-kind property which meet all of the following conditions:

          - our board of directors advises each stockholder of the risks associated with direct ownership of the in-kind property;

          - our board of directors offers each stockholder the election of receiving in-kind property distributions; and

          - the directors distribute in-kind property only to those stockholders who accept our offer.

     Although our articles of incorporation and bylaws do not prohibit the following, we have no current plans to:

     -    underwrite the securities of other issuers;

     -    invest in real estate mortgages; or

     - invest the proceeds of the offering, other than on a temporary basis, in non-real estate related investments.

We may change our current plans, without stockholder approval, if our board of directors determines that it would be in the best interests of our stockholder to engage in any such transaction.

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     Although we are authorized to issue senior securities, we have no current plans to do so. See "Description of Securities - Preferred Stock," "- Issuance of Additional Securities and Debt Instruments" and "- Restrictions on Issuance of Securities."

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                            REAL PROPERTY INVESTMENTS

INVESTING IN REITS

     A real estate investment trust or REIT is a company that owns and, in most cases, operates income-producing properties. To qualify as a REIT, generally a company must annually distribute at least 90% of its taxable income to stockholders.

     According to the National Association of Real Estate Investment Trusts (NAREIT), dividend growth for publicly traded REITs has consistently outpaced inflation. Stock price appreciation for publicly-traded REITs has historically tracked the rate of increase in the Consumer Price Index, according to NAREIT. This information is based on REITs that are listed and traded on a national exchange and would not be representative of an investment in a REIT that is not publicly traded such as us, and there is no assurance that an investment in a non-publicly traded REIT will produce comparable results.

     An analysis of historical data on publicly-traded REITs by Ibbotson Associates, a leading financial research firm, concluded that REITs have a low correlation with other stocks and bonds and represent a potentially powerful diversification tool. Ibbotson noted, "The asset allocation decision is the most important determinant of portfolio performance, outweighing the benefits of market timing and security selection." In particular, Ibbotson found that REITs may boost return and reduce risk when added to a diversified portfolio. Ibbotson also found that REITs outperformed most other major market benchmarks over the 1972-2002 period with much less volatility. There can be no assurance that future performance will mirror past performance and that these results would be comparable to non-traded REITs, like us.

GENERAL

     Our advisor is experienced in acquiring and managing real estate, particularly retail focused shopping centers. We intend to acquire and manage a diversified (by geographical location and by type and size of retail centers) portfolio of real estate primarily improved for use as retail establishments, principally multi-tenant shopping centers. Our portfolio will consist predominantly of grocery and discount store anchored retail, including net lease retail. We may acquire certain mixed use properties that may include lodging, office and/or multi-family residential if they are part of a retail center. And, we may also acquire other types of retail shopping centers, such as enclosed malls, outlet malls and power centers. We also anticipate acquiring real estate improved with other commercial facilities which provide goods and services as well as double or triple net leased properties, which are either commercial or retail, including properties acquired in sale and leaseback transactions. A triple-net leased property is one which is leased to a tenant who is responsible for the base rent and all costs and expenses associated with their occupancy, including property taxes, insurance, repairs and maintenance.

     The geographic focus of our portfolio continues to be western U.S. markets; yet, at the present time, we believe that properties available for sale east of the Mississippi River are offering more favorable investment returns. Our objective continues to be to acquire properties primarily for income as distinguished from primarily for capital gain. As a result, many of our recently acquired properties are located in eastern U.S. markets. However, over the long-term, we expect the portfolio to consist of properties located primarily west of the Mississippi River. Where feasible, we will endeavor to acquire multiple properties within the same major metropolitan markets where the acquisitions result in efficient property management operations with the potential to achieve market dominance.

     We do not intend to invest in real estate properties that are primarily:

     -    farms;

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     -    health care facilities;

     -    industrial properties;

     -    leisure home sites;

     -    manufacturing facilities;

     -    mining properties;

     -    ranches;

     -    single-family residential properties;

     -    timberlands; or

     -    unimproved properties not intended to be developed (vacant land).

     Subject to compliance with the applicable requirement under the federal income tax laws, we may also undertake construction and development activities and render services in connection with such activities.

     See "Investment Objectives and Policies" generally pertaining to our policies relating to the maintenance, operation and disposition of our properties.

     We intend to continue focusing on acquisition activity in major metropolitan areas in the western United States. The western United States, which consists of the southwest, rocky mountain and far west states, is projected to experience the most growth of any region of the country over the next 25 years. Population is expected to increase by 33.5 million between 2000 and 2025. Most of the states in the region will experience population growth rates ahead of the national average. In addition, the western region is forecast to lead the nation in the rate of employment growth. The western states will generate 22.8 million new jobs between 1999 and 2025 and account for 38% of total United States job growth.

     California is projected to show the largest gains in population and employment; however, the region's growth is expected to become more dispersed as other western states experience higher rates of growth. Texas is expected to retain its position as the second largest state, with a population likely to exceed 29.8 million by 2025. Nevada is likely to experience the fastest rate of growth (2.4% annually between 2000 and 2025), followed by Arizona, Utah, Idaho, Colorado, Texas, New Mexico, Oregon and Washington.

     Employment growth is expected to follow a similar pattern. Nevada, Arizona and Utah are projected to lead the nation by generating the fastest rate of annual employment growth. Several western cities are expected to rank among the nation's ten fastest growing metropolitan markets. These areas include Laredo and Austin-San Marcos in Texas, Las Vegas in Nevada, Provo-Orem in Utah and Phoenix-Mesa in Arizona.

     The Western region benefits from the diversity of its economy, which has enabled many western states to maintain employment and income growth even when some sectors experience reduced demand. Agriculture, natural resources, manufacturing, trade and services are all represented in the region's economy. In addition many of the goods and services produced in the west have international markets. Much of the total United States output of agricultural products, oil and natural gas, lumber and wood products and electronic equipment is produced in the West.

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INSURANCE COVERAGE ON PROPERTIES

     We carry comprehensive general liability coverage and umbrella liability coverage on all of our properties with limits of liability which we deem adequate to insure against liability claims and provide for the costs of defense. Similarly, we are insured against the risk of direct physical damage in amounts we estimate to be adequate to reimburse us on a replacement cost basis for costs incurred to repair or rebuild each property, including loss of rental income during the reconstruction period. In addition, we intend to insure our properties against loss caused by earthquake and flood if deemed necessary and economically justified. The form of management agreement for each property specifically provides for us to procure and carry public liability, fire and extended coverage, burglary and theft, rental interruption, flood, if appropriate, and boiler, if appropriate, insurance. The cost of such insurance is passed through to tenants whenever possible. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additional, mortgage lenders in some cases have begun to insist that specific coverage against terrorism be purchased by commercial property owners as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that we will have adequate coverage for such losses. Legislation has been enacted to provide federal insurance for property losses due to terrorism. We cannot be certain what impact this legislation will have on us or what additional costs to us, if any, could result.

PROPERTIES

     As of October 7, 2004, our real estate portfolio was comprised of 69 properties containing approximately 13,000,000 square feet of gross leasable area. The 69 properties consist of 34 retail shopping centers, 16 neighborhood and community shopping center properties, 11 single-user retail facilities, five joint venture retail shopping centers that we have operating control of, two commercial properties, and one project under development, located in 24 states.

     We intend to continue to primarily invest in retail properties ranging from 100,000 to 300,000 square feet in size. We may also purchase larger shopping centers, and properties in larger centers, in the future if such purchases are approved by our board of directors, including a majority of the independent directors.

     We expect that our neighborhood and community shopping centers will be "anchored" or "shadow-anchored" by a national or regional discount department store, supermarket or drugstore. A "shadow-anchor" is an anchor tenant that has leased space in that portion of the center not owned or controlled by us.

     In evaluating each of our properties as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we consider a variety of factors including overall valuation of net rental income, location, demographics, tenant mix, quality of tenants, length of leases, price per square foot, occupancy and that overall rental rates at each property are comparable to market rates. We anticipate that each property will be located within a vibrant economic area. We believe that each of the properties will be well-located, will have acceptable roadway access, will attract high quality tenants, will be well-maintained and will have been professionally managed. Nonetheless, each property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We generally do not consider any other factors materially relevant to the decision to acquire each of the properties.

     When we calculate depreciation expense for tax purposes, we use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years.

     A substantial portion of our income will consist of rent received under long-term leases. In general, each tenant pays its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

     A lease termination by an anchor tenant could result in lease terminations or reductions in rent by other tenants whose leases permit cancellation or rent reduction if another tenant's lease is terminated. We own or may own centers where the tenants may have rights to terminate their leases if certain other tenants are no longer open for business. These "co-tenancy" provisions may also exist in some leases where we own a portion of a shopping center and one or more of the anchor tenants leases space in that portion of the center not owned or controlled by us. If such tenants were to vacate their space, tenants with co-tenancy provisions would have the right to terminate their leases with us, or seek a rent reduction from us.

     Some of our leases may also contain provisions requiring the payment of additional rent calculated as a percentage of tenants' gross sales above predetermined thresholds.

     We seek to reduce our operating and leasing risks through geographic and tenant diversity. No single tenant accounted for more than 6.1% of our total shopping center gross leasable area or more than 4.7% of our total annualized base rental revenues as of October 7, 2004. Our five largest tenants include Wal-Mart, GMAC Insurance, Best Buy, Kohl's and Ross Dress for Less which represent approximately 2.8%, 3.3%, 4.5%, 1.9% and 2.6% of annualized base rental revenues at October 7, 2004.

     We will receive an appraisal for each of our properties which states that it was prepared in conformity with the Code of Professional Ethics Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation by an independent appraiser who is a member of the Appraisal Institute. Appraisals are estimates of value and should not be relied on as a measure of truth worth or realizable value.

     In cases where we have purchased properties from our affiliates, our directors, including the independent directors, must approve the acquisitions of the properties from our affiliates as being fair and reasonable.

     Our neighborhood and community shopping centers and our retail shopping centers are usually "anchored" or "shadow -anchored" by a national or regional discount department store, supermarket or drugstore. A "shadow-anchor" is an anchor tenant that has leased space in that portion of the center not owned or controlled by us. National and regional companies that are tenants in our shopping center properties include Wal-Mart, Best Buy, Ross Dress for Less, Kohl's and Home Depot.

RETAIL SHOPPING CENTERS

     Retail shopping centers comprise the primary focus of our current portfolio. As of October 7, 2004, approximately 94% of our shopping center space was leased, and the average annualized base rent per leased square foot of the shopping center portfolio was $13.00.

     Our shopping center properties, generally owned and operated through subsidiaries, had an average size of approximately 244,000 square feet as of October 7, 2004. Although we primarily invest in retail properties ranging from 100,000 to 500,000 square feet in size, as of October 7, 2004, we have also purchased larger shopping centers and properties in larger centers. We may also purchase these larger shopping centers, and properties in larger centers, in the future if such purchases are approved by our board of directors, including a majority of the independent directors.

NEIGHBORHOOD AND COMMUNITY SHOPPING CENTERS

     We acquired neighborhood and community shopping centers as part of our current portfolio. As of October 7, 2004, approximately 92% of these shopping centers were leased, and the average annualized base rent per leased square foot of these shopping centers was $16.63.

     Our neighborhood and community shopping center properties, generally owned and operated through subsidiaries, had an average size of approximately 73,000 square feet as of October 7, 2004.

SINGLE-USER RETAIL PROPERTIES

     In addition to neighborhood and community shopping centers, we acquired single-user retail properties that are triple-net-leased properties, including properties acquired in sale and leaseback transactions. Single-user retail properties, represent approximately 5% of our total shopping center portfolio gross leasable area. As of October 7, 2004, the average annualized base rent per leased square foot of the single-user retail property portfolio was $9.30.

     National and regional companies that are tenants in our single-user retail properties include Eckerds, Wal-Mart, Shaw's Supermarket, Harris Teeter and Academy Outdoor Sports.

COMMERCIAL PROPERTY

     Although we do not intend to invest in primarily office properties, we may invest in an office property or residential property if it has a significant retail or commercial use component as its primary purpose. On July 22, 2004, we purchased a single tenant office center and distribution facility known as Wrangler Company Western Headquarters and Distribution Facility for $18,477,000. We funded the purchase of this property and then obtained financing in the amount of $11,300,000 on July 26, 2004. The office center and distribution facility is located in El Paso, Texas and contains approximately 316,800 gross leasable square feet. On September 29, 2004, we purchased a single tenant office center known as GMAC Insurance Building for $59,997,000. We funded the purchase of this property and obtained financing in the amount of $33,000,000 at closing. The office center is located in Winston-Salem, North Carolina and contains approximately 501,100 gross leasable square feet. As of October 7, 2004, these office properties represented approximately 4.6% of our total portfolio gross leasable area.

PROJECTS UNDER DEVELOPMENT

     We have acquired one property under development known as Wilshire Plaza III which will be occupied by Kohl's as a single-user property.

     On July 13, 2004, we funded $5,750,000 which represents a portion of the purchase price of this shopping center currently under development in Kansas City, Missouri. We are purchasing this development from an unaffiliated third party for approximately $9,850,000.

     We are funding the development with our own funds. The Kohl's space will consist of approximately 88,248 square feet. We will receive a 7% return on the amounts funded for construction advances to the Seller until such time as Kohl's lease commences. As of October 7, 2004, we have funded $5,750,000 in construction advances.

SUMMARY TABULAR PRESENTATION OF PROPERTIES OWNED

     As of October 7, 2004, we, through separate limited partnerships or limited liability companies, have acquired fee ownership of, or a leasehold interest in, 68 shopping centers consisting of an aggregate of approximately 12,890,636 gross leasable square feet located in Arizona, Arkansas, California, Colorado, Connecticut, Florida, Georgia, Illinois, Indiana, Kansas, Louisiana, Maryland, Michigan, Missouri, Nevada, New Mexico, North Carolina, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas, Utah and Washington. The following table summarizes these properties in alphabetical order.

                                                                                         MORTGAGE         GROSS
                                                                       BOOK VALUE       PAYABLE AT       LEASABLE
                                          YEAR BUILT/       DATE       AT OCTOBER       OCTOBER 1,       AREA (SQ.
PROPERTY                         TYPE      RENOVATED      ACQUIRED       1, 2004           2004            FT.)
--------------------------------------------------------------------------------------------------------------------
Academy Sports                  SU       2004            Jul-04           7,890,968      2,920,000        60,001
Houma, Louisianna

Alison's Corner                 NC       2003            Apr-04           6,992,339      3,850,000        55,066
San Antonio, Texas

Arvada Connection
         and                    RC       1987 -1990      Apr-04          52,308,117     28,510,000        61,079
Arvada Marketplace              RC                                                                       297,678
Arvada, Colorado

Bed, Bath & Beyond Plaza        NC       2004            Oct-04          20,350,000            -          97,458
Miami, Florida

Best on the Boulevard           RC       1996 - 1999     Apr-04          35,547,369     19,525,000       204,427
Las Vegas, Nevada

Bluebonnet Parc                 RC       2002            Apr-04          22,072,024     12,100,000       135,289
Baton Rouge, Louisianna

Boulevard at the Capital        JV       2004           Sept-04         123,490,577     71,500,000       482,377
  Centre
Largo, MD

The Columns                     RC       2004            Aug-04          20,812,495     11,423,000       128,600
Jackson, Tennessee

                                       % OF
                                       TOTAL
                                       GROSS      PHYSICAL
                                      LEASABLE    OCCUPANCY      NO. OF
PROPERTY                                AREA          %          TENANTS         MAJOR TENANTS*
-------------------------------------------------------------------------------------------------------
Academy Sports                        0.5%         100%            1          Academy Sports
Houma, Louisianna

Alison's Corner                       0.4%         100%            4          Ross Dress for Less
San Antonio, Texas                                                            Shoe Carnival

Arvada Connection                                                             Old Country Buffet
         and                          0.5%          78%           12          Pier 1 Imports
Arvada Marketplace                    2.3%          97%           26          Sam's Club
Arvada, Colorado                                                              Gart Sports

Bed, Bath & Beyond Plaza              0.8%         100%           16          Bed, Bath & Beyond
Miami, Florida                                                                Office Depot
                                                                              Pier 1 Imports
                                                                              Party City

Best on the Boulevard                 1.6%          77%            8          Best Buy
Las Vegas, Nevada                                                             Barnes & Noble
                                                                              Copeland Enterprises

Bluebonnet Parc                       1.0%          89%            6          Best Buy
Baton Rouge, Louisianna                                                       Linens 'N Things
                                                                              Cost Plus World Market

Boulevard at the Capital              3.7%          73%           57          Lowe's Theaters Magic
  Centre                                                                      Johnson
Largo, MD

The Columns                           1.0%         100%           16          Best Buy
Jackson, Tennessee                                                            Ross Dress for Less
                                                                              Marshalls
                                                                              Bed, Bath & Beyond

                                                                                         MORTGAGE         GROSS
                                                                       BOOK VALUE       PAYABLE AT       LEASABLE
                                          YEAR BUILT/       DATE       AT OCTOBER       OCTOBER 1,       AREA (SQ.
PROPERTY                         TYPE      RENOVATED      ACQUIRED       1, 2004           2004            FT.)
--------------------------------------------------------------------------------------------------------------------
CorWest Plaza                   RC       1999 - 2003    Jan-04         33,338,803       18,150,000       115,011
New Britian, Connecticut

Cranberry Square                RC       1996-1997      Jul-04         20,312,108       10,900,000       195,566
Cranberry Township,
  Pennsylvania

Darien Towne Center             RC                      Dec-03         29,920,706       16,500,000       223,844
Darien, Illinois

Davis Towne Crossing            NC       2003 & 2004    Jun-04          8,207,136        5,365,200        41,349

North Richland Hills,
  Texas

Dorman Center - Phase I & II    RC       2003-2004      Mar-04 &       50,286,675       27,610,000       388,194
                                                        Jul-04

Spartanburg, South
  Carolina

Eastwood Towne Center           RC       2002           May-04         85,157,861       46,750,000       326,981
Lansing, Michigan

Eckerd Drug Store               SU       2003           Dec-03          3,376,585        1,850,000        13,824
Edmund, Oklahoma

Eckerd Drug Store               SU       2003           Dec-03          5,301,730        2,900,000        13,824
Norman, Oklahoma

Eckerd Drug Store               SU       2003 - 2004    Jun-04          2,633,000        1,425,000        13,824
Crossville, Tennessee

Eckerd Drug Store               SU       2003 - 2004    Jun-04          3,276,504        1,750,000        13,440
Columbia, South Carolina

Eckerd Drug Store               SU       2003 - 2004    Jun-04          3,097,200        1,650,000        13,824
Greer, South Carolina

                                    % OF
                                    TOTAL
                                    GROSS       PHYSICAL
                                   LEASABLE     OCCUPANCY     NO. OF
PROPERTY                             AREA           %         TENANTS          MAJOR TENANTS*
----------------------------------------------------------------------------------------------------
CorWest Plaza                      0.9%          99%           10          Super Stop & Shop
New Britian, Connecticut                                                   Liquor Depot
                                                                           CVS Pharmacy

Cranberry Square                   1.7%          92%            5          Barnes & Noble
Cranberry Township,                                                        Dick's Sporting Goods
  Pennsylvania                                                             Best Buy
                                                                           Office Max
                                                                           Toys "R" Us

Darien Towne Center                1.7%          94%           11          Home Depot
Darien, Illinois                                                           Circuit City
                                                                           PETsMART

Davis Towne Crossing               0.3%          82%           13          Lady USA Fitness

North Richland Hills,                                                      Cotton Patch Cafe
  Texas

Dorman Center - Phase I & II       3.0%          94%           23          Wal-Mart Supercenter

Spartanburg, South
  Carolina

Eastwood Towne Center              2.5%          99%           60          Dick's Sporting Goods
Lansing, Michigan

Eckerd Drug Store                  0.1%         100%            1          Eckerd Drug Store
Edmund, Oklahoma

Eckerd Drug Store                  0.1%         100%            1          Eckerd Drug Store
Norman, Oklahoma

Eckerd Drug Store                  0.1%         100%            1          Eckerd Drug Store
Crossville, Tennessee

Eckerd Drug Store                  0.1%         100%            1          Eckerd Drug Store
Columbia, South Carolina

Eckerd Drug Store                  0.1%         100%            1          Eckerd Drug Store
Greer, South Carolina

                                                                                         MORTGAGE         GROSS
                                                                       BOOK VALUE       PAYABLE AT       LEASABLE
                                          YEAR BUILT/       DATE       AT OCTOBER       OCTOBER 1,       AREA (SQ.
PROPERTY                         TYPE      RENOVATED      ACQUIRED       1, 2004           2004            FT.)
--------------------------------------------------------------------------------------------------------------------
Eckerd Drug Store               SU       2003 - 2004     Jun-04         3,660,139        1,975,000        13,824
Kill Devil Hills, North
  Carolina

Forks Town Center               NC       2002            Jul-04        18,438,874       10,395,000        92,660
Easton, Pennsylvania

Fullerton Metrocenter           RC       1988            Jun-04        51,389,458       28,050,000       253,296
Fullerton, California

Gateway Plaza                   RC       2000            Jul-04        33,044,495       18,163,000       358,200
Southlake, Texas

Gateway Village                 JV       1996            Jul-04        49,616,650       31,458,000       273,788
Annapolis, Maryland

GMAC Insurance Building         CP       1980/1990      Sept-04        60,034,792       33,000,000       501,064
Winston-Salem, North
Carolina

Governor's Marketplace          RC       2001            Aug-04        32,740,896       20,625,000       231,915
Tallahassee, Florida

Harris Teeter                   SU       1995           Sept-04         7,212,401                -        57,230
Wilmington, North
  Carolina

Harvest Towne Center            NC       1996-1999      Sept-04         8,958,341                -        42,213
Knoxville, Tennessee

Heritage Towne Crossing         NC       2002            Mar-04        14,607,691        8,950,000        80,639
Euless, Texas

Hickory Ridge                   RC       1999            Jan-04        42,022,293       23,650,000       380,487
Hickory, North Carolina

Huebner Oaks Center             RC       1997 &  1998    Jun-04        79,578,905       48,000,000       286,684

San Antonio, Texas

                                    % OF
                                    TOTAL
                                    GROSS       PHYSICAL
                                   LEASABLE     OCCUPANCY     NO. OF
PROPERTY                             AREA           %         TENANTS          MAJOR TENANTS*
----------------------------------------------------------------------------------------------------
Eckerd Drug Store                  0.1%         100%            1          Eckerd Drug Store
Kill Devil Hills, North
  Carolina

Forks Town Center                  0.7%          96%           16          Giant Food Stores
Easton, Pennsylvania

Fullerton Metrocenter              2.0%          82%           40          Sportmart
Fullerton, California                                                      Henry's Marketplace

Gateway Plaza                      2.8%          90%           25          Kohl's
Southlake, Texas

Gateway Village                    2.1%         100%           16          Safeway
Annapolis, Maryland                                                        Burlington Coat
                                                                           Factory
                                                                           Best Buy

GMAC Insurance Building            3.9%         100%            1          GMAC Insurance
Winston-Salem, North
  Carolina

Governor's Marketplace             1.8%          87%           23          Bed, Bath & Beyond
Tallahassee, Florida                                                       Sports Authority
                                                                           Marshalls

Harris Teeter                      0.4%         100%            1          Harris Teeter
Wilmington, North
Carolina

Harvest Towne Center               0.3%         100%           12          CVS Pharmacy
Knoxville, Tennessee                                                       Pet Supplies Plus

Heritage Towne Crossing            0.6%          89%           29          N/A
Euless, Texas

Hickory Ridge                      3.0%         100%           21          Best Buy
Hickory, North Carolina                                                    Kohl's
                                                                           Dick's Sporting Goods

Huebner Oaks Center                2.2%          97%           55          Bed, Bath & Beyond

San Antonio, Texas


                                                                                         MORTGAGE         GROSS
                                                                       BOOK VALUE       PAYABLE AT       LEASABLE
                                          YEAR BUILT/       DATE       AT OCTOBER       OCTOBER 1,       AREA (SQ.
PROPERTY                         TYPE      RENOVATED      ACQUIRED       1, 2004           2004            FT.)
--------------------------------------------------------------------------------------------------------------------
John's Creek Village            RC       2003 & 2004    Jun-04         29,192,357       23,300,000       191,752

Duluth, Georgia

La Plaza Del Norte              RC       1996/1999      Jan-04         59,206,004       32,528,000       320,345
San Antonio, Texas

Lakewood Towne Center           RC       1988/2003      Jun-04         80,932,733       51,260,000       578,863
Lakewood, Washington

Larkspur Landing                RC       1978/2001      Jan-04         60,721,335       33,630,000       173,821
Larkspur, California

Lincoln Park                    RC       1998           Sept-04        47,360,050       26,153,000       148,806
Dallas, Texas

Low Country Village             NC       2004           Jun-04         11,140,058        5,370,000        76,376
Bluffton, South Carolina

MacArthur Crossing              RC       1995 - 1996    Feb-04         23,076,236       12,700,000       109,755
Los Colinas, Texas

Manchester Meadows              RC       1994-1995      Aug-04         56,533,686       31,064,550       454,102
Town and Country,
  Missouri

Metro Square Center             NC       1999           Jan-04         11,029,520        6,067,183        61,817
Severn, Maryland

Mitchell Ranch Plaza            RC       2003           Aug-04         33,879,559       18,700,000       200,404
New Port Richey, Florida

Newnan Crossing I & II          RC       1999-2003      Dec-03 &       39,246,282       21,543,091       291,415
Newnan, Georgia                                         Feb-04

North Ranch Pavilions           NC       1992           Jan-04         18,264,794       10,157,400        62,812
Thousand Oaks, California

                                    % OF
                                    TOTAL
                                    GROSS       PHYSICAL
                                   LEASABLE     OCCUPANCY     NO. OF
PROPERTY                             AREA           %         TENANTS          MAJOR TENANTS*
----------------------------------------------------------------------------------------------------
John's Creek Village               1.5%          71%           16          LA Fitness

Duluth, Georgia                                                            Ross Dress for Less
                                                                           T.J. Maxx

La Plaza Del Norte                 2.5%          95%           16          Oshman's Sporting
San Antonio, Texas                                                           Goods
                                                                           Best Buy

Lakewood Towne Center              4.5%          94%           24          Gottschalk's
Lakewood, Washington                                                       Burlington Coat
                                                                             Factory

Larkspur Landing                   1.3%          87%           34          Bed, Bath & Beyond
Larkspur, California                                                       24 Hour Fitness

Lincoln Park                       1.2%          97%           13          Tom Thumb
Dallas, Texas                                                              Barnes & Noble
                                                                           The Container Store

Low Country Village                0.6%          92%            7          Ross Dress for Less
Bluffton, South Carolina                                                   Michaels
                                                                           PETsMART
MacArthur Crossing                 0.9%          93%           26          Stein Mart
Los Colinas, Texas

Manchester Meadows                 3.5%          96%           22          Wal-Mart
Town and Country,                                                          Home Depot
  Missouri

Metro Square Center                0.5%         100%            3          Shoppers Food
Severn, Maryland                                                           Warehouse

Mitchell Ranch Plaza               1.6%          93%           35          Publix
New Port Richey, Florida                                                   Marshalls
                                                                           Ross Dress for Less

Newnan Crossing I & II             2.3%         100%           22          BJ's Wholesale Club
Newnan, Georgia                                                            Office Depot
                                                                           T.J. Maxx
                                                                           Old Navy

North Ranch Pavilions              0.5%          89%           24          Savvy Salon
Thousand Oaks, California

                                                                                         MORTGAGE         GROSS
                                                                       BOOK VALUE       PAYABLE AT       LEASABLE
                                          YEAR BUILT/       DATE       AT OCTOBER       OCTOBER 1,       AREA (SQ.
PROPERTY                         TYPE      RENOVATED      ACQUIRED       1, 2004           2004            FT.)
--------------------------------------------------------------------------------------------------------------------
North Rivers Town Center        RC       2003 - 2004    Apr-04         20,170,224       11,050,000       141,004
Charleston, South Carolina

Northgate North                 RC       1999-2003      Jun-04         48,488,931       26,650,000       302,095
Seattle, Washington

Northpointe Plaza               RC       1991 - 1993    May-04         54,591,996       30,850,000       377,924
Spokane, Washington

Paradise Valley                 NC       2002           Apr-04         28,571,619       15,680,500        92,158
  Marketplace
Phoenix, Arizona

Pavilion at King's Grant        NC       2002/2003      Dec-03          8,200,912        5,342,000        79,109
Concord, North Carolina

Peoria Crossings                RC       2002 - 2003    Mar-04         37,430,091       20,497,400       213,733
Peoria, Arizona

Pine Ridge Plaza                RC       1998 - 2004    Jun-04         29,961,150       14,700,000       230,510
Lawrence, Kansas

Plaza at Marysville             RC       1995           Jul-04         21,331,375       11,800,000       115,656
Marysville, Washington

Plaza Santa Fe II               RC       2000 - 2002    Jun-04         31,063,632       17,551,721       222,389
Santa Fe, New Mexico

Promenade at Red Cliff          NC       1997           Feb-04         19,502,610       10,590,000        94,364
St. George, Utah

Reisterstown Road Plaza         JV       1986/2004      Aug-04         88,833,173       49,650,000       779,397
Baltimore, Maryland

                                    % OF
                                    TOTAL
                                    GROSS       PHYSICAL
                                   LEASABLE     OCCUPANCY     NO. OF
PROPERTY                             AREA           %         TENANTS          MAJOR TENANTS*
----------------------------------------------------------------------------------------------------
North Rivers Town Center           1.2%         100%           16          Ross Dress for Less
Charleston, South Carolina                                                 Bed, Bath & Beyond
                                                                           Office Depot
                                                                           Babies "R" Us

Northgate North                    2.3%          93%            7          Target
Seattle, Washington                                                        Best Buy

Northpointe Plaza                  2.9%          99%           31          Safeway
Spokane, Washington                                                        Gart Sports
                                                                           Best Buy

Paradise Valley                    0.7%          87%           16          Whole Foods
  Marketplace
Phoenix, Arizona

Pavilion at King's Grant           0.6%         100%            7          Toys "R" Us
Concord, North Carolina                                                    Olive Garden

Peoria Crossings                   1.7%          97%           20          Kohl's
Peoria, Arizona                                                            Ross Dress for Less
                                                                           Michaels

Pine Ridge Plaza                   1.8%         100%           14          T.J. Maxx
Lawrence, Kansas                                                           Bed, Bath & Beyond
                                                                           Kohl's

Plaza at Marysville                0.9%          95%           25          Safeway
Marysville, Washington

Plaza Santa Fe II                  1.7%          98%           20          Linens 'N Things
Santa Fe, New Mexico                                                       Best Buy
                                                                           T.J. Maxx

Promenade at Red Cliff             0.7%          90%           17          Staples
St. George, Utah                                                           Old Navy
                                                                           Big 5 Sporting Goods

Reisterstown Road Plaza            6.0%          86%           72          Home Depot
Baltimore, Maryland                                                        Public Safety
                                                                           National Wholesale
                                                                             Liquidators


                                                                                         MORTGAGE         GROSS
                                                                       BOOK VALUE       PAYABLE AT       LEASABLE
                                          YEAR BUILT/       DATE       AT OCTOBER       OCTOBER 1,       AREA (SQ.
PROPERTY                         TYPE      RENOVATED      ACQUIRED       1, 2004           2004            FT.)
--------------------------------------------------------------------------------------------------------------------
Saucon Valley Square            NC       1999           Sept-04        16,213,316        8,851,000        80,695
Bethlehem, Pennsylvania

Shaw's Supermarket              SU       1995           Dec-03         13,630,416        6,450,000        65,658
New Britain, Connecticut

The Shops at Boardwalk          RC       2003 & 2004    Jul-04         36,702,208       20,150,000       122,413

Kansas City, Missouri

Shoppes of Dallas               NC       2004           Jul-04         13,095,345        7,179,000        70,610
Dallas, Georgia

Shoppes of Prominence           NC       2004           Jun-04         15,198,965        9,954,300        78,058
  Point
Canton, Georgia

Shops at Park Place             RC       2001           Oct-03         24,088,248       13,127,000       116,300
Plano, Texas

Stony Creek Marketplace         RC       2003           Dec-03         26,026,321       14,162,000       153,816
Noblesville, Indiana

Tollgate Marketplace            JV       1979           Jul-04         72,060,645       39,765,000       392,587
Bel Air, Maryland                        Renovated
                                         1994

Towson Circle                   JV       1998           Jul-04         28,580,147       19,197,500       116,366
Towson, Maryland

Village Shoppes at              NC       2004           Aug-04         13,769,243        7,562,000        66,415
  Simonton
Lawrenceville, Georgia

Wal-Mart Supercenter            SU       1999           Jul-04         13,265,092        7,100,000       183,211
Blytheville, Arkansas

Wal-Mart Supercenter            SU       1997           Aug-04         11,081,470        6,088,500       149,704
Jonesboro, Arkansas

                                    % OF
                                    TOTAL
                                    GROSS       PHYSICAL
                                   LEASABLE     OCCUPANCY     NO. OF
PROPERTY                             AREA           %         TENANTS          MAJOR TENANTS*
----------------------------------------------------------------------------------------------------
Saucon Valley Square               0.6%         100%           14          Super Fresh Foods
Bethlehem, Pennsylvania

Shaw's Supermarket                 0.5%         100%            1          Shaw's Supermarket
New Britain, Connecticut

The Shops at Boardwalk             0.9%          67%           20          Borders Books

Kansas City, Missouri

Shoppes of Dallas                  0.5%          81%           11          Publix
Dallas, Georgia

Shoppes of Prominence              0.6%          89%           14          Publix
  Point
Canton, Georgia

Shops at Park Place                0.9%          99%           11          Bed, Bath & Beyond
Plano, Texas                                                               Michaels
                                                                           Office Max
                                                                           Walgreens

Stony Creek Marketplace            1.2%         100%           20          T.J. Maxx
Noblesville, Indiana                                                       Linens 'N Things
                                                                           Barnes & Noble

Tollgate Marketplace               3.0%         100%           34          Giant Food
Bel Air, Maryland                                                          Jo Ann Fabrics

Towson Circle                      0.9%          92%           13          Barnes & Noble
Towson, Maryland                                                           Trader Joe's East
                                                                           Bally's Total Fitness
                                                                           Pier One Imports

Village Shoppes at                 0.5%          83%            9          Publix
  Simonton
Lawrenceville, Georgia

Wal-Mart Supercenter               1.4%         100%            1          Wal-Mart Supercenter
Blytheville, Arkansas

Wal-Mart Supercenter               1.2%         100%            1          Wal-Mart Supercenter
Jonesboro, Arkansas

                                                                                         MORTGAGE         GROSS
                                                                       BOOK VALUE       PAYABLE AT       LEASABLE
                                          YEAR BUILT/       DATE       AT OCTOBER       OCTOBER 1,       AREA (SQ.
PROPERTY                         TYPE      RENOVATED      ACQUIRED       1, 2004           2004            FT.)
--------------------------------------------------------------------------------------------------------------------
Watauga Pavilion                RC       2003/2004      May-04           35,685,886     19,617,000       205,740
Watauga, Texas

Wrangler                        CP       1993           Jul-04                          11,300,000       316,800
                                                                         18,517,390
                                                                      ----------------------------------------------
El Paso, Texas

PORTFOLIO TOTAL                                                       2,129,347,652  1,186,282,345    12,890,636
                                                                      ==============================================

                                    % OF
                                    TOTAL
                                    GROSS       PHYSICAL
                                   LEASABLE     OCCUPANCY     NO. OF
PROPERTY                             AREA           %         TENANTS          MAJOR TENANTS*
----------------------------------------------------------------------------------------------------
Watauga Pavilion                   1.6%          93%           14          Oshman's
Watauga, Texas                                                             Ross Dress for Less
                                                                           Bed, Bath & Beyond
Wrangler                           2.5%         100%            1          Wrangler

                                  -----------
El Paso, Texas

PORTFOLIO TOTAL                    100%
                                  ===========

----------
* Major tenants include tenants leasing more than 10% of the gross leasable area of the individual property.

NC    Neighborhood and Community Retail Shopping Center
SU    Single User Retail Property
RC    Retail Shopping Center
D     Development Project
JV    Joint Venture
CP    Commercial Property

The table above represents book value to include land, building and improvements, site improvements and acquired intangibles.

DESCRIPTION OF PROPERTIES

     The following discussion provides more detail on each of the properties we have acquired that are summarized in the table above.

BED, BATH & BEYOND PLAZA, MIAMI, FLORIDA

     On October 5, 2004, we purchased a shopping center newly constructed during 2003 and 2004 known as Bed, Bath & Beyond Plaza, containing 97,447 gross leasable square feet. This center has entered into a 65-year ground lease with the owner of the real property. We are not acquiring the underlying real property but only the buildings on the real property and will continue to be under a 65 year ground lease. The center is located at Northwest 107th Avenue and Northwest 19th Street in Miami, Florida.

     We purchased this center from an unaffiliated third party. Our total acquisition cost was approximately $20,350,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $209 per square foot of leasable space.

     We purchased this center with our own funds. However, we expect to place financing on the center at a later date.

     We do not intend to make significant repairs and improvements to this center over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Four tenants, Bed, Bath & Beyond, Office Depot, Pier 1 Imports and Party City, will lease more than 10% of the total gross leasable area of the center. The leases with these tenants require the tenant to pay base annual rent on a monthly basis as follows:

                           Approximate                      Base Rent Per
                           GLA Leased      % of Total      Square Foot Per        Lease Term
Lessee                      (Sq. Ft.)          GLA            Annum ($)       Beginning     To
-------------------------------------------------------------------------------------------------
Bed, Bath & Beyond           28,053             29              14.80           03/04      01/20

Office Depot                 16,175             17              23.32           08/04      08/09

Pier 1 Imports               10,582             11              27.65           11/03      02/14

Party City                   10,930             11              18.12           12/03      08/14

     For federal income tax purposes, the depreciable basis in this center will be approximately $15,263,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Bed, Bath & Beyond Plaza is a newly constructed center completed during 2003 and 2004. As of October 1, 2004, the property was 100% leased to 16 tenants. The following table sets forth certain information with respect to those leases:

                                               Approximate                                           Base Rent Per
                                               GLA Leased                       Current Annual      Square Foot Per
Lessee                                         (Sq. Ft.)        Lease Ends          Rent ($)            Annum ($)
-------------------------------------------------------------------------------------------------------------------
Sally Beauty Supplies                             1,368           05/09               40,632             29.70
A+ Nails                                          1,301           05/09               41,333             31.77
Bo Concept                                        5,100           06/09               69,193             13.57
Office Depot                                     16,175           08/09              377,201             23.32
Young Eye Associates                              1,299           08/09               36,372             28.00
Cold Stone Creamery                               1,592           09/09               48,556             30.50
Pier 1 Imports                                   10,582           02/14              292,621             27.65
Starbucks                                         1,402           03/14               55,382             39.50
Sprint PCS                                        3,622           12/10              118,657             32.76
Moe's Southwestern Grill                          2,400           05/14               72,072             30.03
Doral Dentist Partners                            1,707           07/14               25,523             14.95
Party City                                       10,930           08/14              198,052             18.12
Bed, Bath & Beyond                               28,053           01/20              415,184             14.80
Fuddruckers                                       6,000             *                192,444             32.07
Quiznos                                           1,360             *                 38,082             28.00
Cargo Kids!                                       4,556             *                129,406             28.40

*    Lease term information is not currently available.

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

GMAC INSURANCE OFFICE BUILDING, WINSTON-SALEM, NORTH CAROLINA

     On September 29, 2004, we purchased a commercial office complex, containing approximately 501,064 of gross leasable square feet. The property is comprised of an 18-story office building, a six-story office building and various parcels of land that are used as surface and deck parking lots. The complex is located at 500 West 5th Street in Winston-Salem, North Carolina.

     We purchased this property from an unaffiliated third party. Our total acquisition was approximately $60,000,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $120 per square foot of leasable space.

     We purchased this property with our own funds. On September 29, 2004, we obtained financing in the amount of $33,000,000. The loan requires interest only payments at an annual interest rate of 4.61% and matures October 2009.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of its lease.

     One tenant, GMAC Insurance, leases 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis over the next ten years as follows:

                                 Approximate                     Base Rent Per
                                 GLA Leased      % of Total     Square Foot Per        Lease Term
Lessee                            (Sq. Ft.)          GLA           Annum ($)       Beginning     To
-----------------------------------------------------------------------------------------------------
GMAC Insurance                     501,064           100             10.31          10/04      09/09
                                                                     10.51          10/09      09/10
                                                                     10.72          10/10      09/11
                                                                     10.93          10/11      09/12
                                                                     11.14          10/12      09/13
                                                                     11.36          10/13      09/14

     For federal income tax purposes, the depreciable basis in this property is approximately $45,000,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

BOULEVARD AT THE CAPITAL CENTRE, LANDOVER, MARYLAND

     We entered into a joint venture agreement with the current owners of a newly constructed shopping center known as Boulevard at the Capital Centre, containing 482,377 gross leasable square feet. The center is located on the Washington D.C. Beltway (I-495 and I-95), in Landover, Maryland. The property is on a long term ground lease with the Revenue Authority of Price George's County for about 70 years.

     We entered into a joint venture agreement with the current owners of ths property, who are unaffiliated third parties. We made a capital contribution in the amount of $121,000,000 to this joint venture and received an equity interest representing a majority ownership and operating control of the joint venture.

     We made our capital contribution to the joint venture with our own funds. On September 8, 2004, we obtained financing in the amount of $71,500,000. The loan requires interest only payments at an annual rate of 5.12% and matures October 2009. Through additional joint ventures, the joint venture partners may acquire additional properties, which would be managed by our joint venture partner.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     One tenant, Lowe's Theaters Magic Johnson, will lease more than 10% of the total gross leasable area of the property. The lease term has been projected in accordance with the tenant's lease commencement date. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                            Approximate                   Base Rent Per
                            GLA Leased     % of Total    Square Foot Per        Lease Term
Lessee                       (Sq. Ft.)         GLA           Annum ($)      Beginning    To
---------------------------------------------------------------------------------------------
Lowe's Theaters                52,500           11             22.00          10/04     09/24
   Magic Johnson*

* As of October 1, 2004, the tenant's lease term had not yet commenced.

         For federal income tax purposes, the depreciable basis in this property will be approximately $90,750,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         Boulevard at the Capital Centre was newly constructed in 2004. The property has been in a leasing up phase and nine tenants have executed leases for retail space within the shopping center whose leases have not yet commenced. As of October 1, 2004, this property was 73% occupied with a total of 352,804 square feet occupied by 57 tenants. The following table sets forth certain information with respect to those leases:

                                        Approximate                          Current          Base Rent Per
                                        GLA Leased                           Annual            Square Foot
Lessee                                   (Sq. Ft.)        Lease Ends         Rent ($)         Per Annum ($)
-----------------------------------------------------------------------------------------------------------
EB Game World                              1,200             11/08             40,800            34.00
Claire's Boutique                          1,166             11/08             34,980            30.00
Sprint Spectrum                            1,965             11/08             49,161            25.02
Nextel                                     1,871             11/08             74,840            40.00
Kay Jewelers                               1,552             12/08             60,000            38.66
Cold Stone Creamery                        1,157             02/09             42,809            37.00
Capital Nails                              1,500             02/09             60,000            40.00
Sweet Tooth Cakes & Pastries               1,400             02/09             49,000            35.00
Casual Male Big & Tall                     3,500             03/09             84,000            24.00
The Classic Woman                          2,200             04/09             63,800            29.00
Next Day Blinds*                           3,000             09/09             93,000            31.00
Head 2 Head                                2,568             12/10             65,484            25.50
Oxford Street                              3,400             12/10             85,000            25.00
T-Mobile                                   1,800             01/11             72,000            40.00
Jilliano Shoes                             1,998             01/11             40,955            20.50
Gallery of African Wildlife                2,000             03/11             58,000            29.00
Qdoba Mexican Grill                        3,000             11/13             97,500            32.50
Lens Crafters                              4,653             11/13            139,590            30.00
Pier 1 Imports                            10,000             11/13            181,224            18.12
Foot Locker                                3,433             11/13             99,557            29.00
Yankee Candle Company                      2,000             11/13             48,000            24.00
Men's Wearhouse                            6,400             11/13            147,200            23.00
Penner Clothing                            5,194             11/13            142,835            27.50
Panda Express                              2,100             11/13             73,500            35.00
Foot Action USA                            3,500             11/13             98,000            28.00
Shoe City                                  7,700             11/13            180,950            23.50
Drake's Place                              2,000             11/13             48,000            24.00
Changes at Capital Centre                  4,000             12/13            104,000            26.00
Lucaya                                     3,000             12/13             63,000            21.00
Quiznos                                    1,562             12/13             51,546            33.00
Teaming Up Sports                          3,103             12/13             40,339            13.00
Cambridge Beauty Supply                    2,900             01/14             75,400            26.00
Big Screen Store                           4,500             01/14            103,500            23.00
Total Sports                               3,756             01/14            103,553            27.57
Payless ShoeSource                         2,800             01/14             78,400            28.00
The Children's Place                       6,000             01/14            132,012            22.00

                                        Approximate                          Current          Base Rent Per
                                        GLA Leased                           Annual            Square Foot
Lessee                                   (Sq. Ft.)        Lease Ends         Rent ($)         Per Annum ($)
-----------------------------------------------------------------------------------------------------------
Lane Bryant                                5,000             01/14            120,000            24.00
Starbucks                                  1,250             02/14             37,500            30.00
Mattress Warehouse                         4,112             02/14            102,800            30.00
Honeycomb Hideout                          2,500             02/14             68,750            27.50
Technicolor Salon & Spa                    4,413             03/14            110,325            25.00
Five Guys Restaurant                       1,500             03/14             48,000            32.00
African Stargina                           1,500             03/14             47,250            31.50
Babalu/Carraba's Glory Days*               6,085             04/14            146,040            24.00
Kobe Japanese Steakhouse*                  7,520             04/14            172,960            23.00
McHunu House of Style                      2,900             04/14             76,850            26.50
Reggiano's*                                2,000             05/14             50,000            25.00
Sports Authority                          40,500             07/14            506,250            12.50
DSW Shoe Warehouse                        25,000             07/14            331,250            13.25
Stonefish Grill                            6,085             08/14            212,975            35.00
Red Star Tavern                            7,661             08/14            268,135            35.00
Soul Fixins'*                              2,085             08/14             62,550            30.00
Infusions Cafe*                            3,350             09/14             83,750            25.00
Anne Taylor Loft                           5,471             01/15             75,000            13.71
Linens 'N Things                          34,440             01/15            430,512            12.50
Pizzeria Uno                               5,719             10/18            110,000            19.23
Bugaboo Creek Steakhouse                   6,400             11/18            110,000            17.19
Provident Bank of Maryland                 3,215             11/18             95,000            29.55
Borders Books & Music                     22,915             11/18            441,801            19.28
Chuck E. Cheese                           11,300             02/19             95,000             8.41
Office Depot*                             18,000             07/19            234,000            13.00
Blu Bambu*                                 4,050             09/19            113,250            27.96
Circuit City                              33,828             01/20            490,506            14.50
Chic-Fil-A                                 4,250             11/23             85,000            20.00
Golden Corrall                            11,967             12/23            112,500             9.40
Lowe's Theaters Magic
  Johnson*                                52,500             09/24          1,155,000            22.00

*    As of October 1, 2004 the tenant's lease term had not yet commenced.

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

HARRIS TEETER STORE #158, WILMINGTON, NORTH CAROLINA

     We purchased a freestanding retail building leased to a Harris Teeter grocery store, containing 57,230 gross leasable square feet. The center is located at Wilshire Boulevard and Kerr Avenue in Wilmington, North Carolina.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $7,200,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $126 per square foot of leasable space.

     We purchased this property with our own funds. However, we expect to place financing no the property at a later date.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     One tenant, Harris Teeter Store #158, will lease 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                               Approximate                   Base Rent Per
                               GLA Leased       % of Total     Square Foot           Lease Term
Lessee                          (Sq. Ft.)           GLA       Per Annum ($)       Beginning     To
----------------------------------------------------------------------------------------------------
Harris Teeter Store
  #158                              57,230          100            9.76             05/95      05/15

     For federal income tax purposes, the depreciable basis in this property will be approximately $5,400,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

HARVEST TOWNE CENTER, KNOXVILLE, TENNESSEE

     On September 8, 2004, we purchased an existing shopping center known as Harvest Towne Center, containing 32,965 gross leasable square feet. The center is located at 4824 N. Broadway Street in Knoxville, Tennessee.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $8,950,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $272 per square foot of leasable space.

     We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Four tenants, CVS Drug Store, Pet Supplies Plus, Northside Properties and Ross the Boss, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                              Approximate                   Base Rent Per
                              GLA Leased     % of Total    Square Foot Per        Lease Term
Lessee                         (Sq. Ft.)         GLA           Annum ($)      Beginning      To
----------------------------------------------------------------------------------------------------
CVS Drug Store                  10,125            31             24.50          09/99       01/20

Pet Supplies Plus                8,120            25             14.08          02/96       02/06

Northside Properties             3,480            11              7.64          08/01      Month-
                                                                                          to-Month
Ross the Boss                    4,104            12             14.50          10/01       10/06

     For federal income tax purposes, the depreciable basis in this property will be approximately $6,713,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Harvest Towne Center was built in 1996 to 1999. As of October 1, 2004, this property was 100% occupied, with a total 32,965 square feet lease to nine tenants and three ground lease tenants. The following table sets forth certain information with respect to those leases:

                                        Approximate                                   Base Rent Per
                                        GLA Leased                  Current Annual   Square Foot Per
Lessee                                   (Sq. Ft.)    Lease Ends        Rent ($)         Annum ($)
----------------------------------------------------------------------------------------------------
                                                      Month-to-
Northside Properties                       3,480        Month            26,587           7.64
Krispy Creme Donuts (Ground
  Lease)                                       *         06/05           47,600           N/A
Pet Supplies Plus                          8,120         02/06          114,365          14.08
Vacuums Unlimited                            986         05/06           11,832          12.00
Ross the Boss                              4,104         10/06           59,508          14.50
Stuart R. Humberg D.C.                     1,000         11/06           15,815          15.82
US Cleaners, Inc.                          1,427         11/07           20,691          14.50
Briano's Pizza                             2,053         01/08           29,769          14.50
Beneficial Tennessee, Inc.                 1,670         07/08           23,380          14.00
Ruby Tuesday (Ground Lease)                    *         12/12           59,400           N/A
Taco Bell (Ground Lease)                       *         11/14           39,996           N/A
CVS Drug Store                            10,125         01/20          248,063          24.50

*    The ground lease square footage is not currently available.

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

LINCOLN PARK, DALLAS, TEXAS

     On September 7, 2004, we purchased an existing shopping center known as Lincoln Park, containing 148,806 gross leasable square feet. The center is located at 7700 W. Northwest Highway in Dallas, Texas.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $47,550,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $320 per square foot of leasable space.

     We purchased this property with our own funds. On October 8, 2004, we obtained financing in the amount of $26,153,000. The loan requires interest only payments at an annual rate of 4.61% and matures in November 2009.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Three tenants, Tom Thumb, Barnes & Noble and The Container Store, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                            Approximate                    Base Rent Per
                            GLA Leased      % of Total    Square Foot Per        Lease Term
Lessee                       (Sq. Ft.)          GLA           Annum ($)      Beginning     To
----------------------------------------------------------------------------------------------
Tom Thumb                     50,000             34             11.50         08/98      07/23

Barnes & Noble                29,485             20             21.00         05/98      01/09

The Container Store           25,000             17             29.00         02/00      01/15

     For federal income tax purposes, the depreciable basis in this property will be approximately $35,663,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Lincoln Park was built in 1998. As of October 1, 2004, this property was 100% occupied, with a total 148,806 square feet leased to 14 tenants. The following table sets forth certain information with respect to those leases:

                                 Approximate                                     Base Rent Per
                                 GLA  Leased                  Current Annual    Square Foot Per
Lessee                            (Sq. Ft.)     Lease Ends       Rent ($)           Annum ($)
-----------------------------------------------------------------------------------------------
Marvin Brown                         4,408         05/05         141,000             31.99
T-Mobile                             1,402         10/05          68,698             49.00
Maggie Moo's Ice Cream               1,375         12/07          48,125             35.00
Romies Nail Boutique                 1,098         12/07          40,626             37.00
Mother's Work                        4,012         03/08         144,432             36.00

                                 Approximate                                     Base Rent Per
                                 GLA  Leased                  Current Annual    Square Foot Per
Lessee                            (Sq. Ft.)     Lease Ends       Rent ($)           Annum ($)
-----------------------------------------------------------------------------------------------
Blue Mesa Grill                      8,250         12/08         235,950             28.60
Elizabeth Arden                      6,058         12/08         151,450             25.00
Eyemasters                           3,000         12/08         134,400             44.80
Barnes & Noble                      29,485         01/09         619,185             21.00
Up In Smoke                          1,164         01/09          58,200             50.00
Bag N Baggage                        3,554         04/09         106,620             30.00
The Container Store                 25,000         01/15         725,000             29.00
Cheesecake Factory                  10,000         09/18         347,500             34.75
Tom Thumb                           50,000         07/23         575,000             11.50

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

SAUCON VALLEY SQUARE, BETHLEHEM, PENNSYLVANIA

     We purchased an existing shopping center known as Saucon Valley Square, containing 80,695 gross leasable square feet. The center is located on I-78 and Rouse 378 in Bethlehem, Pennsylvania.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $16,092,600. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $199 per square foot of leasable space.

     We purchased this property with our own funds. On September 7, 2004, we obtained financing in the amount of $8,850,900. The loan requires interest only payments at an annual rate of 5.115% and matures in October 2009.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     One tenant, Super Fresh Food Market, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                          Approximate                   Base Rent Per
                          GLA Leased     % of Total    Square Foot Per         Lease Term
Lessee                     (Sq. Ft.)         GLA           Annum ($)       Beginning      To
---------------------------------------------------------------------------------------------
Super Fresh Food             47,827           59             13.75          01/99       12/18
   Market

     For federal income tax purposes, the depreciable basis in this property will be approximately $12,069,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Saucon Valley Square was built in 1999. As of October 1, 2004, this property was 99% occupied, with a total 79,495 square feet leased to 13 tenants and one ground lease tenant. The following table sets forth certain information with respect to those leases:

                                       Approximate                  Current
                                       GLA Leased                    Annual      Base Rent Per Square
Lessee                                  (Sq. Ft.)     Lease Ends    Rent ($)      Foot Per Annum ($)
-----------------------------------------------------------------------------------------------------
Lafayette Ambassador                     2,800           03/08        42,900             15.32
Adam's Outdoor
  Advertising (Ground
  Lease)                                   N/A           07/08         3,750               N/A
Kiki Rio's Restaurant                    6,208           12/08        88,000             14.18
Holiday Hair                             1,200           01/09        20,790             17.33
Casa Mia Pizzeria                        2,000           01/09        24,650             12.33
Subway                                   1,200           02/09        22,050             18.38
Foxes Hallmark                           5,200           02/09        96,200             18.50
Blockbuster Video                        5,140           03/09       103,468             20.13
No. 1 Chinese Restaurant                 1,200           03/09        25,080             20.90
RadioShack                               2,320           03/09        36,800             15.86
Buena Bistro                             1,600           05/09        29,840             18.65
Werkheiser Jewelers                      1,200           12/13        20,790             17.33
Saucon Valley Cleaners                   1,600           01/14        27,720             17.33
Super Fresh Food Market                 47,827           12/18       657,621             13.75

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

QUAKERTOWN SHOPPING CENTER, QUAKERTOWN, PENNSYLVANIA

     We anticipate purchasing a newly constructed shopping center known as Quakertown Shopping Center, containing 61,832 gross leasable square feet (which includes 3,500 of ground leased space). The center is located at Route 309 and Tollgate Road in Quakertown, Pennsylvania.

     On August 25, 2004, we funded the initial installment of a $12,664,794 first mortgage in the amount of $11,398,314. The remaining $1,266,480 is expected to be funded in 2004. The interest rate of this first mortgage is 7.5573% and it matures in August 2005. We anticipates purchasing the center when the mortgage matures for approximately $12,665,000. We will use the funds from repayment of the first mortgage towards our purchase price.

     One tenant, Giant Food Stores, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenants to pay base annual rent on a monthly basis as follows:


                                  Approximate                    Base Rent Per
                                  GLA Leased      % of Total    Square Foot Per         Lease Term
Lessee                             (Sq. Ft.)          GLA          Annum ($)       Beginning      To
------------------------------------------------------------------------------------------------------
Giant Food Stores                   54,332             88            15.86            05/04      02/24

     For federal income tax purposes, the depreciable basis in this property will be approximately $9,499,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Quakertown Shopping Center was constructed in 2004. As of September 1, 2004, this property was 100% occupied, with a total 61,832 (including ground leased space) square feet leased to five tenants. The following table sets forth certain information with respect to those leases:

                                      Approximate                                    Base Rent Per
                                      GLA Leased                  Current Annual    Square Foot Per
Lessee                                (Sq. Ft.)      Lease Ends      Rent ($)           Annum ($)
---------------------------------------------------------------------------------------------------
Best Cuts                                 1,200         02/09          25,200            21.00
Electronics Boutique                      1,200         02/14          25,200            21.00
Dry Cleaner Drop Off                      1,600         02/14          33,600            21.00
Giant Food Stores                        54,332         02/24         861,706            15.86
Perkasie Bank (Ground Lease)              3,500         02/24          90,000             N/A

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

THE COLUMNS SHOPPING CENTER, JACKSON, TENNESSEE

     We purchased a newly constructed shopping center known as The Columns hopping Center, containing 173,587 gross leasable square feet consisting of three phases. The center is located at 1300 Vann Drive in Jackson, Tennessee.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $20,770,000. These amounts may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $162 per square foot of leasable space.

     We purchased this property with our own funds. On October 5, 2004, we obtained financing in the amount of $11,423,300. The loan requires interest only payments at an annual rate of 4.91% and matures in November 2009.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Four tenants, Best Buy, Ross Dress for Less, Marshalls and Bed, Bath & Beyond, will lease more than 10% of the total gross leasable area of the property. The lease term will be determined in accordance with the tenant's commencement date. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                 Approximate                      Base Rent Per
                                 GLA Leased      % of Total      Square Foot Per        Lease Term
Lessee                            (Sq. Ft.)          GLA            Annum ($)       Beginning     To
------------------------------------------------------------------------------------------------------
Best Buy                            30,000             17             16.00           08/03      09/08
                                                                      16.50           10/08      01/14

Ross Dress for Less                 30,187             17              9.75             *          *

Marshalls                           28,000             16              7.75           10/02      10/08
                                                                       8.10           11/08      10/13

Bed, Bath & Beyond                  20,000             12              9.75           11/03      01/14

* Lease term information is based on the date the tenant begins occupancy and is not currently available.

     For federal income tax purposes, the depreciable basis in this property will be approximately $15,578,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     The Columns Shopping Center is newly constructed in 2003/2004. As of September 1, 2004, the property was 100% leased to 16 tenants. The following table sets forth certain information with respect to those leases:

                                      Approximate                                 Current      Base Rent Per
                                      GLA Leased                     Renewal       Annual     Square Foot Per
Lessee                                 (Sq. Ft.)      Lease Ends     Options      Rent ($)       Annum ($)
--------------------------------------------------------------------------------------------------------------
Old Navy*                                14,800              -             -       186,480               12.60
Ross Dress for Less*                     30,187              -             -       294,323                9.75
Shop Space*                               7,200              -             -       115,200               16.00
Oreck Vacuums                             1,600          11/08       1/5 yr.        24,800               15.50
Dress Barn                                7,700          12/08       3/4 yr.       102,795               13.35
Books A Million                          12,500          01/09       4/3 yr.       134,375               10.75
Rack Room Shoes                           6,000          03/09       3/5 yr.        85,500               14.25
Spoil Me Rotten                           2,000          03/09             -        31,000               15.50
Rue 21                                    4,000          12/09       2/4 yr.        64,000               16.00
Don Panchos Restaurant                    4,000          04/09       1/5 yr.        60,000               15.00
Grass Monkey                              1,600          03/09       1/5 yr.        24,000               15.00
Wells Fargo                               2,400          05/09       1/5 yr.        37,200               15.50
Marshalls                                28,000          10/13       3/5 yr.       217,000                7.75
Best Buy                                 30,000          01/14       4/5 yr.       480,000               16.00
Bed, Bath & Beyond                       20,000          01/14       3/5 yr.       195,000                9.75
Quizno's                                  1,600          03/14       2/5 yr.        28,800               18.00

* Lease term information is based on the date the tenant begins occupancy and is not currently available.

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

MITCHELL RANCH PLAZA, NEW PORT RICHEY, FLORIDA

     We purchased 200,404 square feet of a portion of a 324,108 square foot newly constructed shopping center known as Mitchell Ranch Plaza. The center is located at State Road 54 and Little Road in New Port Richey, Florida.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $34,003,300. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $170 per square foot of leasable space.

     We purchased this property with our own funds. On September 2, 2004, we obtained financing in the amount of $18,700,000. The loan requires interest only payments at an annual rate of 4.53% and matures in October 2007.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Three tenants, Publix, Marshalls and Ross Dress for Less, each leases more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                            Approximate                    Base Rent Per
                            GLA Leased      % of Total    Square Foot Per         Lease Term
Lessee                       (Sq. Ft.)          GLA           Annum ($)       Beginning      To
------------------------------------------------------------------------------------------------
Publix                         44,840            22            9.85            07/03       07/23

Marshalls                      30,000            15            7.95            07/03       07/13

Ross Dress for                 30,176            15            9.75            07/03       01/14
  Less

     For federal income tax purposes, the depreciable basis in this property will be approximately $25,503,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Mitchell Ranch Plaza was constructed in 2003. As of September 1, 2004, this property was 93% occupied, with a total 185,873 square feet leased to 35 tenants. The following table sets forth certain information with respect to those leases:

                                Approximate                                         Base Rent Per
                                GLA Leased                      Current Annual     Square Foot Per
Lessee                           (Sq. Ft.)      Lease Ends         Rent ($)           Annum ($)
--------------------------------------------------------------------------------------------------
Cottage Florist                     1,200          08/06            22,212              18.51
Cruise Warehouse                      900          08/06            18,228              20.25
Pocket Change                       1,200          08/06            26,400              22.00
Vitamin Tree                        1,200          09/06            22,800              19.00
Tampa Bay Insurance                   900          09/06            16,656              18.51
Curves for Women                    1,200          09/06            21,900              18.25
Brazilian Tan                       1,800          10/06            32,856              18.25
Charles Pope Cellular               1,200          08/08            22,380              18.65
Magic Touch Cleaners                  900          08/08            22,800              25.33
La Bebe's Salon                       900          08/08            16,428              18.25
Working Cow                         1,200          08/08            22,200              18.50
Cellular                            1,200          08/08            22,116              18.43
Christos                            2,400          09/08            43,200              18.00
Great Clips                         1,000          09/08            19,248              19.25
Payless Shoesource                  2,400          09/08            60,000              25.00
Aspasia Nails                       1,200          09/08            22,200              18.50
Sally Beauty Supply                 1,200          09/08            21,300              17.75
George Josef Salon                  1,200          09/08            21,900              18.25
China Express                       1,200          10/08            23,100              19.25
Trinity Spirits                     3,950          10/08            53,280              13.49
American Family Dentist             1,200          10/08            21,780              18.15
VIP Martial Arts                    4,050          12/08            67,836              16.75
Carlucci's                          3,600          12/08            64,800              18.00
EB Games                            1,200          01/09            26,400              22.00
Hallmark Gold Crown                 3,950          01/09            65,172              16.50
Beefs O'Brady's                     2,800          02/09            50,400              18.00
The Mattress Firm                   3,000          02/09            72,300              24.10
The UPS Store                       1,200          02/09            21,600              18.00
Cingular Wireless                     900          04/09            27,000              30.00
Marshalls                          30,000          07/13           238,500               7.95
Ross Dress for Less                30,176          01/14           294,216               9.75
Starbucks                           1,500          01/14            42,000              28.00
Pier 1 Imports                     10,000          02/14           161,796              16.18
PETsMART                           19,107          01/19           211,128              11.05
Publix                             44,840          07/23           441,672               9.85

*    Lease renewal information not currently available.

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

GOVERNOR'S MARKETPLACE SHOPPING CENTER, TALLAHASSEE, FLORIDA

     We purchased an existing shopping center known as Governor's Marketplace Shopping Center, containing 265,541 gross elasable square feet. The center is located on Governor's Square Boulevard, in Tallahassee, Florida.

     We purchased this property from an unaffiliated third part with our own funds. Our total acquisition cost was approximately $32,654,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $123 per square foot of leasable space.

     On August 17, 2004, we obtained financing on the property in the amount of $20,625,000. The loan requires interest only payments at an annual rate of 5.185% and matures in September 2009.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Three tenants, Bed Bath & Beyond, Sports Authority and Marshalls, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                  Approximate                   Base Rent Per
                                  GLA Leased     % of Total    Square Foot Per        Lease Term
Lessee                             (Sq. Ft.)         GLA          Annum ($)       Beginning       To
------------------------------------------------------------------------------------------------------
Bed Bath & Beyond                   35,000            13            10.50          07/00         01/12
                                                                    11.00          02/12         01/17

Sports Authority                    34,775            13             0             08/03         01/04
                                                                    11.91          01/04         08/08

Marshalls                           30,000            11             7.75          05/01         05/06
                                                                     8.25          06/06         05/11

     For federal income tax purposes, the depreciable basis in this property will be approximately $24,491,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Governor's Marketplace was built in 2001. As of September 1, 2004, this property was 84% occupied, with a total 223,902 square feet leased to 21 tenants. The following table sets forth certain information with respect to those leases:

                                   Approximate                                                           Base Rent Per
                                   GLA Leased                      Renewal          Current Annual        Square Foot
Lessee                              (Sq. Ft.)      Lease Ends      Options             Rent ($)          Per Annum ($)
----------------------------------------------------------------------------------------------------------------------
Famous Footwear                        10,070         07/06         2/5 yr.             156,085             15.50
Student Body                            3,721         08/06         1/5 yr.              81,321             21.85
Old Navy                               20,000         09/06         2/5 yr.             230,000             11.50
Clark's Maytag                          3,466         05/07         2/5 yr.              67,587             19.50

                                   Approximate                                                           Base Rent Per
                                   GLA Leased                      Renewal          Current Annual        Square Foot
Lessee                              (Sq. Ft.)      Lease Ends      Options             Rent ($)          Per Annum ($)
----------------------------------------------------------------------------------------------------------------------
Life's Uniforms                         1,217         06/07         1/5 yr.              26,774             22.00
Cingular Wireless                       1,200         06/07         2/5 yr.              30,600             25.50
Sprint PCS                              4,206         12/07         1/5 yr.              75,708             18.00
Sports Authority                       34,775         08/08         5/5 yr.             414,170             11.91
Nextel                                  1,443         09/08         1/5 yr.              36,075             25.00
  Communications
ALLTEL                                  2,000         04/09         1/5 yr.              48,000             24.00
Michaels                               23,965         02/11         4/5 yr.             251,633             10.50
Marshalls                              30,000         05/11         2/5 yr.             232,500              7.75
Lifeway Christian                       6,324         09/11         2/5 yr.             132,804             21.00
Atlanta Bread                           4,000         11/11         2/5 yr.              94,520             23.63
  Company
Boston Market                           3,800         11/12         4/5 yr.              60,000             15.79
David's Bridal                          9,000         05/13         2/5 yr.             133,200             14.80
Petco                                  13,750         05/13         3/5 yr.             212,025             15.42
Bombay Company                          8,500         08/13         1/5 yr.             208,250             24.50
Qdoba                                   2,000         04/14         2/5 yr.              42,000             21.00
Cargo Kids                              5,465         08/14            -                124,602             22.80
Bed Bath & Beyond                      35,000         01/17         3/5 yr.             367,500             10.50

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

MANCHESTER MEADOWS, TOWN AND COUNTRY, MISSOURI

     We purchased an existing shopping center known as Manchester Meadows, containing 454,172 gross leasable square feet (which includes 3,412 square feet of ground lease space). The center is located at 13901 Manchester Road in Town and Country, Missouri.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $56,481,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $124 per square foot of leasable space.

     We purchased this property with our own funds. On August 23, 2004, we obtained financing in the amount of $31,064,550. The loan requires interest only payments at an annual rate of 4.48% and matures in September 2007.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Two tenants, Wal-Mart and Home Depot, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                         Base Rent
                           Approximate                   Per Square
                           GLA Leased     % of Total      Foot Per           Lease Term
    Lessee                  (Sq. Ft.)         GLA         Annum ($)      Beginning     To
----------------------------------------------------------------------------------------------
Wal-Mart                     154,717           34           7.00           01/95      01/15

Home Depot                   111,175           24           7.47           11/94      11/19

         For federal income tax purposes, the depreciable basis in this property will be approximately $42,361,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years.

         Manchester Meadows was built in 1994 and 1995. As of September 1, 2004, this property was 96% occupied, with a total 434,772 square feet leased to 21 tenants. The following table sets forth certain information with respect to those leases:

                                                                                                          Base Rent Per
                                       Approximate                                      Current            Square Foot
                                       GLA Leased         Lease         Renewal       Annual Rent           Annum Per
           Lessee                       (Sq. Ft.)         Ends          Option            ($)                  ($)
--------------------------------------------------------------------------------------------------------------------------
Sears Portrait Studio                      2,123          03/05            -              39,063              18.40
Linens 'N Things                          34,917          01/05         3/5 yr.          340,441               9.75
HobbyTown USA                              2,450          07/05            -              44,100              18.00
Chic Nails                                 1,400          05/06            -              28,000              20.00
Town & Country Tobacco                     1,400          01/07            -              26,600              19.00
Fast Track Fitness                         3,000          02/07            -              54,000              18.00
St. Louis Playscapes                       3,000          04/07                           54,000              18.00
United States Postal Service               3,570          04/07         1/5 yr.           63,225              17.71
Cobblestone Shoe Repairs                   1,400          04/07            -              27,300              19.50
3 Day Blinds                               4,550          03/08         1/5 yr.          104,640              23.00
Art & Frame                                1,400          11/08            -              28,000              20.00
St. Louis Playscapes                       7,500          12/08         1/5 yr.          150,000              20.00
99 Cent Only Store                         3,000          01/09         1/5 yr.           49,500              16.50
Great Clips                                1,400          04/09            -              29,400              21.00
Memories Unlimited                         2,500          04/09            -              43,750              17.50
OfficeMax                                 23,920          11/09         3/5 yr.          239,200              10.00
PETsMART                                  27,438          03/10         4/5 yr.          240,083               8.75
The Sports Authority                      40,500          11/14        10/5 yr.          324,000               8.00
Wal-Mart                                 154,717          04/15         6/5 yr.        1,083,018               7.00
Home Depot                               111,175          11/19        10/5 yr.          830,088               7.47
Boston Chicken (Ground                     3,412          08/05         7/5 yr.           79,200               N/A
  Lease)

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

THE VILLAGE SHOPPES AT SIMONTON, LAWRENCEVILLE, GEORGIA

     We purchased a newly constructed shopping center known as The Village Shoppes at Simonton, containing 66,415 gross leasable square feet. The center is located at New Hope Road and Simonton Road in Lawrenceville, Georgia.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $13,749,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $207 per square foot of leasable space.

     We purchased this property with our own funds. On September 30, 2004, we obtained financing in the amount of $7,561,700. The loan requires interest only payments at an annual rate of 4.96% and matures in October 2009.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     One tenant, Publix, will lease more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                          Base Rent
                        Approximate                       Per Square
                        GLA Leased       % of Total        Foot Per        Lease Term
       Lessee            (Sq. Ft.)          GLA            Annum ($)    Beginning     To
--------------------------------------------------------------------------------------------
Publix                     44,271            67             10.95        05/04      05/24

     For federal income tax purposes, the depreciable basis in this property will be approximately $10,312,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     The Village Shoppes at Simonton was newly constructed in 2004. As of September 1, 2004, this property was 85% occupied with a total of 56,615 square feet leased to nine tenants. The following table sets forth certain information with respect to those leases:

                                                                                       Base Rent
                                  Approximate                            Current      Per Square
                                  GLA Leased     Lease     Renewal     Annual Rent     Foot Per
         Lessee                    (Sq. Ft.)     Ends      Options         ($)         Annum ($)
---------------------------------------------------------------------------------------------------
Subway Real Estate Corp.             1,400       04/09     3/5 yr.        32,900         23.50
Dollar Store                         2,644       06/09     1/5 yr.        60,812         23.00
South Eastern Dry Cleaners           1,500       07/09     1/5 yr.        42,000         28.00
Pak Mail Center                      1,400       07/09     1/5 yr.        35,000         25.00
Nails and Tanning                    1,200       07/09     1/5 yr.        30,000         25.00
Pizza Hut of America                 1,400       07/10            *       32,900         23.50
Supercuts                            1,400       08/09     1/5 yr.        33,600         24.00

                                                                                       Base Rent
                                  Approximate                            Current      Per Square
                                  GLA Leased     Lease     Renewal     Annual Rent     Foot Per
         Lessee                    (Sq. Ft.)     Ends      Options         ($)         Annum ($)
---------------------------------------------------------------------------------------------------
New China                            1,400       08/09        *           32,200         23.00
Publix                              44,271       05/24        *          484,767         10.95

*    Lease renewal option information not currently available.

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

REISTERSTOWN ROAD PLAZA, BALTIMORE, MARYLAND

     We entered into a joint venture agreement with the current owners of an existing shopping center known as Reisterstown Road Plaza, containing 779,397 gross leasable square feet. The center is located at 6500-6512 Reisterstown Road, Baltimore, Maryland.

     We entered into a joint venture agreement with the current owners of this property, who are unaffiliated third parties. We made a capital contribution in the amount of $88,500,000 to this joint venture and received an equity interest representing a majority ownership and operating control of this joint venture.

     We made our capital contribution to the joint venture with our own funds. On August 11, 2004, we obtained financing in the amount of $49,650,000. The loan requires interest only payments at an annual rate of 5.30% and matures September 2009. Through additional joint ventures, the joint venture partners may acquire additional properties, which would be managed by our joint venture partner.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Three tenants, Home Depot, Public Safety Service and National Wholesale Liquidators, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                       Approximate     % of     Base Rent Per
                                       GLA Leased     Total      Square Foot           Lease Term
            Lessee                     (Sq. Ft.)       GLA      Per Annum ($)    Beginning     To
-----------------------------------------------------------------------------------------------------
Home Depot                               115,289        15           5.20          11/02      01/33

Public Safety Service                    107,705        14          12.00          01/98      04/11

National Wholesale Liquidators            91,129        12           4.00          05/00      01/11

     For federal income tax purposes, the depreciable basis in this property will be approximately $66,375,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Reisterstown Road Plaza was built in 1986 and renovated in 2004. As of September 1, 2004, this property was 86% occupied, with a total 668,369 square feet leased to 72 tenants. The following table sets forth certain information with respect to those leases:

                                              Approximate                                        Base Rent Per
                                              GLA Leased                       Current Annual     Square Foot
           Lessee                              (Sq. Ft.)       Lease Ends         Rent ($)       Per Annum ($)
----------------------------------------------------------------------------------------------------------------
                                                                Month-to-
African Art and Craft                               222           Month              10,800          48.65
Shingar                                           2,250           09/04              41,333          18.37
Perfumery International, Inc.                       200           01/05              16,000          80.00
Injury Treatment Center                           3,501           03/05              50,660          14.47
Hip Hop One Stop                                    238           06/05              10,800          45.38
Baltimore City Community
  College (BCCC)                                 14,620           05/06             189,329          12.95
Royal Gems & Jewelry                                330           09/06              13,530          41.00
Time and More                                       787           09/06              13,355          16.97
Changes                                           4,500           09/06              28,176           6.16
Burlington Coat Factory                          60,000           10/06             342,000           5.70
Gifts and Balloons                                  238           12/06              12,000          50.42
Avenue                                            5,000           01/07              71,250          14.25
Popeyes                                           3,523           01/07              59,891          17.00
Bank of America                                   5,250           01/07              77,976          14.85
Payless Shoes                                     4,985           07/07              43,519           8.73
Sally Beauty Supply                               1,500           11/07              27,000          18.00
Power Gamer                                       1,902           12/07              31,954          16.80
Nuvo                                              2,017           12/07              25,213          12.50
Furniture Palace                                 39,243           12/07             247,231           6.30
Accent Hair                                       1,690           01/08              35,152          20.80
Rent-A-Center                                     4,300           01/08              73,100          17.00
Juvenile Justice                                  7,291           01/08              98,428          13.50
Revelations Shoe Shop                               845           03/08              11,314          13.39
Jackson Hewitt Tax Service                        1,217           04/08              30,425          25.00
Gallo                                             5,143           04/08              42,790           8.32
Vogue Hair Supply                                 1,050           05/08              20,066          19.11
Park West Medical                                 7,783           06/08              92,229          11.85
Thi Delight                                         588           08/08              17,640          30.00
Economy Shoes                                     3,293           09/08              32,930          10.00
Vital Records                                    11,500           11/08             154,675          13.45
Sepia Sand & Sable                                1,267           12/08              20,272          16.00
Shoe Crazy                                        4,655           02/09              93,100          20.00
An Angel's Touch                                  1,598           02/09              19,751          12.36
Board of Nursing                                 15,232           02/09             195,731          12.85
Dollar City                                       5,181           04/09              51,810          10.00
Curves For Women                                  1,600           06/09              22,400          14.00
His and Hers                                      3,478           06/09              76,516          22.00
The Great Cookie                                    751           06/09              14,344          19.10

                                              Approximate                                        Base Rent Per
                                              GLA Leased                       Current Annual     Square Foot
           Lessee                              (Sq. Ft.)       Lease Ends         Rent ($)       Per Annum ($)
----------------------------------------------------------------------------------------------------------------
Chic Nails                                          839           08/09              17,770          21.18
New Direction Barber Shop                         1,086           12/09              22,372          20.60
Gold Lagoon                                         839           03/10              13,827          16.48
Provident Bank                                    2,593           11/10              57,046          22.00
National Wholesale Liquidators                   91,129           01/11             364,516           4.00
Public Safety Service                           107,705           04/11           1,292,400          12.00
Subway                                              250           05/12              27,000         108.00
Vision Beauty Supply                              2,832           07/12              43,896          15.50
All Eyes                                          1,857           07/12              28,691          15.45
Plaza Podiatry                                    1,964           08/12              39,280          20.00
DHMN State (BCCC)                                23,250           10/12             290,625          12.50
Mattress Warehouse                                4,000           11/12              76,000          19.00
Mall Spirits                                      2,236           01/13              27,637          12.36
Footlocker                                        3,000           03/13              54,000          18.00
Square Circle                                       651           03/13              10,416          16.00
KS Alterations                                      500           03/13              15,750          31.50
Cobblers And Cleaners                             1,374           04/13              27,480          20.00
Social Security Administration                   14,885           06/13             145,873           9.80
Evergreen Cafe                                      835           07/13              25,050          30.00
Sausage Plus                                        386           07/13               8,492          22.00
Steak Busters                                       855           07/13              34,200          40.00
Harbor City Bake Shop                             1,061           05/13              25,464          24.00
Blackstone Men's Wear                             3,540           07/13              46,020          13.00
Lot Stores                                        5,335           07/13              34,678           6.50
Pick-A-Pretzel                                      318           07/13               7,950          25.00
Burgundy Park Seafood                               544           07/13              26,112          48.00
Total Health Center                               1,050           09/13              15,750          15.00
Metro II                                          1,453           10/13              24,701          17.00
Shoe City                                         6,740           01/14              89,979          13.35
Marshalls                                        28,500           04/14             299,607          10.50
Original Mamma Lucia                              1,695           05/14              59,325          35.00
Baltimore City Community
  College WBJC Radio Station                      5,010           06/14              64,629          12.90
Applebee's Neighborhood Grill & Bar               6,000           02/18              88,020          14.67
Home Depot                                      115,289           01/33             600,000           5.20

* Lease renewal option information not currently available.

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

WAL-MART SUPERCENTER, JONESBORO, ARKANSAS

     We purchased an existing freestanding retail center known as Wal-Mart Supercenter, containing 149,704 gross leasable square feet. The center is located at 1911 West Parker Road in Jonesboro, Arkansas.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $10,853,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $72 per square foot of leasable space.

     We purchased this property with our own funds. On August 6, 2004, we obtained financing in the amount of $6,088,500. The loan requires interest only payments at an annual rate of 5.085% and matures September 2009.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     One tenant, Wal-Mart Supercenter, will lease 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                     Base Rent
                          Approximate                   Current     Per Square
                          GLA Leased     % of Total      Annual      Foot Per      Renewal       Lease Term
Lessee                     (Sq. Ft.)         GLA        Rent ($)     Annum ($)     Options    Beginning     To
------------------------------------------------------------------------------------------------------------------
Wal-Mart Supercenter        149,704          100        808,402        5.40        5/5 yr.      10/97      10/17

     For federal income tax purposes, the depreciable basis in this property will be approximately $8,140,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

ACADEMY SPORTS & OUTDOORS, HOUMA, LOUISIANA

     We purchased a newly constructed freestanding retail center known as Academy Sports & Outdoors, containing 60,001 gross leasable square feet. The center is located at 1777 Martin Luther King Boulevard in Houma, Louisiana.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $5,250,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $88 per square foot of leasable space.

     We purchased this property with our own funds. On August 4, 2004, we obtained financing for this property in the amount of $2,920,000. The loan requires interest only payments at an annual rate of 5.12% and matures September 2009.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     One tenant, Academy Sports & Outdoors, will lease 100% of the total gross leasable area of the property. The lease term will be determined in accordance with the tenant's commencement date. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                       Base Rent
                  Approximate    % of     Current     Per Square
                  GLA Leased     Total    Annual       Foot Per     Renewal         Lease Term
    Lessee         (Sq. Ft.)      GLA     Rent ($)     Annum ($)    Options    Beginning      To
---------------------------------------------------------------------------------------------------
Academy Sports
  & Outdoors        60,001        100     420,000       7.00        4/5 yr.     07/04       07/14
                                                        7.70                    08/14       07/24

     For federal income tax purposes, the depreciable basis in this property will be approximately $3,937,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

FORKS TOWN CENTER, EASTON, PENNSYLVANIA

     We purchased an existing shopping center known as Forks Town Center, containing 92,660 gross leasable square feet (which includes 5,100 square feet of ground lease space). The center is located at 301 Town Center Boulevard in Easton, Pennsylvania.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $18,198,700. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $196 per square foot of leasable space.

     We purchased this property with our own funds. On August 13, 2004, we obtained financing in the amount of $10,395,000. The loan requires interest only payments at an annual rate of 4.97% and matures August 2009.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     One tenant, Giant Food Stores, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                    Approximate    % of     Base Rent Per
                    GLA Leased     Total     Square Foot          Lease Term
      Lessee         (Sq. Ft.)      GLA     Per Annum ($)    Beginning      To
----------------------------------------------------------------------------------
Giant Food Stores     54,300        59          16.04          08/02       08/12
                                                17.04          09/12       08/17
                                                18.04          09/17       08/22

     For federal income tax purposes, the depreciable basis in this property will be approximately $13,649,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Forks Town Center was built in 2002. As of September 1, 2004, this property was 96% occupied, with a total 88,660 square feet leased to 14 tenants and ground lease space leased to two tenants. The following table sets forth certain information with respect to those leases:

                                     Approximate                                                      Base Rent Per
                                     GLA Leased        Lease        Renewal       Current Annual       Square Foot
             Lessee                   (Sq. Ft.)        Ends         Options          Rent ($)         Per Annum ($)
----------------------------------------------------------------------------------------------------------------------
Movie Gallery                            3,200         08/07        3/5 yr.            44,800             14.00
Vista Bank United Trust                  2,500         12/07        3/5 yr.            50,000             20.00
Subway                                   1,600         11/07        1/5 yr.            28,000             17.50
H & R Block                              1,600         01/08        1/3 yr.            30,400             19.00
Hollywood Tans                           2,400         02/08        1/5 yr.            49,416             20.59
PL Nails                                 1,200         04/08        1/5 yr.            21,600             18.00
China Moon                               3,200         04/08        1/5 yr.            48,000             15.00
Catanzaretti's Pizza                     2,400         05/08           -               43,200             18.00
Something Different                      1,600         09/08        1/5 yr.            32,000             20.00
Holiday Hair                             1,600         09/08           -               33,600             21.00
D & J Cleaners                           1,200         11/08        1/5 yr.            19,200             16.00
Data Danz Wireless                       1,360         03/09           -               20,400             15.00
Fox Hallmark                             5,400         08/09        2/5 yr.           129,600             24.00
Giant Food Stores                       54,300         08/22        8/5 yr.           870,972             16.04
Giant Gas Station (Ground
  Lease)                                 2,400         01/23        8/5 yr.            12,500              N/A
Dunkin Donuts (Ground
  Lease)                                 2,700         08/13        3/5 yr. +          40,000              N/A
                                                                    1/4 yr.

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

PLAZA AT MARYSVILLE, MARYSVILLE, WASHINGTON

     We purchased an existing shopping center known as Plaza at Marysville, containing 115,656 gross leasable square feet and one ground lease space. The center is located at State Avenue and Grove Street, in Marysville, Washington.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $21,266,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $184 per square foot of leasable space.

     We purchased this property with our own funds. On July 30, 2004, we obtained financing in the amount of $11,800,000. The loan requires interest only payments at an annual rate of 5.085% and matures August 2009.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     One tenant, Safeway, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                    Approximate    % of     Base Rent Per
                    GLA Leased     Total     Square Foot          Lease Term
      Lessee         (Sq. Ft.)      GLA     Per Annum ($)    Beginning      To
----------------------------------------------------------------------------------
Safeway               53,850        47          11.00          07/01       07/21

     For federal income tax purposes, the depreciable basis in this property will be approximately $15,950,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Plaza at Marysville was built in 1995. As of September 1, 2004, this property was 95% occupied, with a total 110,356 square feet leased to 24 tenants and one ground lease space. The following table sets forth certain information with respect to those leases:

                                                                                                           Base Rent
                                      Approximate                                          Current        Per Square
                                       GLA Leased                        Renewal         Annual Rent       Foot Per
            Lessee                     (Sq. Ft.)        Lease Ends       Options             ($)           Annum ($)
---------------------------------------------------------------------------------------------------------------------
Alderwood Auto Glass                     1,500            07/05             -              20,112            13.41
Northwest Credit Union                   1,300            11/05          1/2 yr.           24,050            18.50
Supercuts                                1,300            11/05          2/5 yr.           24,696            19.00
GNC                                      1,422            01/06             -              25,344            17.82
Marysville Daycare                       7,345            01/06             -              97,321            13.25
Alta's Pet Gallery                       3,375            05/06          1/5 yr.           45,563            13.50
Papa Murphy's                            1,300            07/06          1/5 yr.           26,004            20.00
Safeway District Office                    901            07/06          2/5 yr.           12,468            13.84
Mail Box Junction                          904            09/06             -              16,272            19.00
Alpha Denture Clinic                       904            10/06             -              17,172            19.00
Hi-Tek Nails                               863            11/06          1/5 yr.           18,120            21.00
Play It Again Sports                     3,000            11/06          1/5 yr.           49,173            16.39
Fowlds Cleaners                          1,500            12/06          1/5 yr.           24,000            16.00
Sally Beauty Supplies                    1,300            01/07          1/5 yr.           24,696            19.00
The Everett Clinic                       1,200            03/07             -              24,600            20.50
Cigar Land                               1,050            03/07          1/5 yr.           22,281            21.22
Check into Cash                          1,546            07/07          1/3 yr.           30,920            20.00
Edward Jones                             1,500            07/08          1/5 yr.           27,750            18.50
Rent-A-Center                            3,961            09/08             -              51,492            13.00
The Sun Factory                          1,803            09/08          1/5 yr.           32,454            18.00

                                                                                                           Base Rent
                                      Approximate                                          Current        Per Square
                                       GLA Leased                        Renewal         Annual Rent       Foot Per
            Lessee                     (Sq. Ft.)        Lease Ends       Options             ($)           Annum ($)
---------------------------------------------------------------------------------------------------------------------
Hollywood Video                          6,540            08/09          2/5 yr.           98,100            15.00
Party City                               7,992            01/10          2/5 yr.          107,892            13.50
Safeway Fuel Site
  (Ground Lease)                           N/A            01/11         10/5 yr.           50,000              N/A
Home Street Bank                         4,000            12/20             -              80,004            20.00
Safeway                                 53,850            07/21          8/5 yr.          592,356            11.00

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

WRANGLER COMPANY, WESTERN HEADQUARTERS AND DISTRIBUTION FACILITY, EL PASO, TEXAS

     We purchased an existing freestanding office and distribution center leased to Wrangler Company, containing 316,800 gross leasable square feet. The center is located at 12173 Rojas Drive in El Paso, Texas.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $18,476,800. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $58 per square foot of leasable space.

     We purchased this property with our own funds. On July 26, 2004, we obtained financing in the amount of $11,300,000. The loan requires interest only payments at an annual rate of 5.09% and matures August 2034.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     One tenant, Wrangler Company, will lease 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                       Base Rent
                   Approximate    % of     Current     Per Square
                   GLA Leased     Total    Annual       Foot Per     Renewal         Lease Term
    Lessee          (Sq. Ft.)      GLA     Rent ($)     Annum ($)    Options    Beginning       To
------------------------------------------------------------------------------------------------------
Wrangler
Company              316,800       100    1,504,800       4.75       3/7 yr.      11/93       11/13

     For federal income tax purposes, the depreciable basis in this property will be approximately $13,858,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

GATEWAY PLAZA SHOPPING CENTER, SOUTHLAKE, TEXAS

     We purchased an existing shopping center known as Gateway Plaza Shopping Center, containing 358,501 gross leasable square feet. The center is located on State Highway 114 and Southlake Boulevard, in Southlake, Texas.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $33,025,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $92 per square foot of leasable space.

     We purchased this property with our own funds. On September 1, 2004, we obtained financing in the amount of $18,163,000. The loan requires interest only payments at an annual rate of 5.10% and matures in September 2009.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     One tenant, Kohl's, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                    Approximate    % of     Base Rent Per
                    GLA Leased     Total     Square Foot          Lease Term
      Lessee         (Sq. Ft.)      GLA     Per Annum ($)    Beginning      To
----------------------------------------------------------------------------------
Kohl's                87,423        24        5.74             08/00        01/21

     For federal income tax purposes, the depreciable basis in this property will be approximately $24,769,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Gateway Plaza Shopping Center was built in 2000. As of September 1, 2004, this property was 90% occupied, with a total 324,240 square feet leased to 25 tenants. The following table sets forth certain information with respect to those leases:

                                      Approximate                                                        Base Rent Per
                                       GLA Leased         Lease          Renewal    Current Annual        Square Foot
            Lessee                     (Sq. Ft.)          Ends           Options      Rent ($)           Per Annum ($)
------------------------------------------------------------------------------------------------------------------------
Cool Cuts for Kids                       1,194            09/05          1/5 yr.        28,656              24.00
Old Navy                                25,000            09/05          3/5 yr.       225,000               9.00
Mattress Firm                            4,008            09/05          2/5 yr.        88,176              22.00
Rack Room                                7,996            09/05          2/5 yr.       147,926              18.50
Carpet Mills of America                  3,493            11/05          1/5 yr.        76,846              22.00
Dress Barn                               8,127            12/05          3/5 yr.       121,905              15.00
Baker Brothers                           3,000            12/05             -           75,000              25.00
Calico Corners                           5,278            12/05          2/5 yr.       126,672              24.00
Chipotle Mexican Grill                   2,432            12/05          3/5 yr.        59,025              24.27
Fitness Headquarters                     2,500            01/06          2/5 yr.        62,500              25.00
Home Theater Store                       6,000            02/08          1/6 mo.       156,000              26.00

                                      Approximate                                                        Base Rent Per
                                       GLA Leased         Lease          Renewal    Current Annual        Square Foot
            Lessee                     (Sq. Ft.)          Ends           Options      Rent ($)           Per Annum ($)
------------------------------------------------------------------------------------------------------------------------
Shogun Sushi                             4,253            05/09          2/5 yr.       114,831              27.00
Michaels                                23,838            02/10          4/5 yr.       262,218              11.00
T.J. Maxx                               30,600            08/10          3/5 yr.       267,750               8.75
Ultra Cosmetics & Salon                 11,250            10/10          3/5 yr.       202,500              18.00
Thomasville Home
  Furniture                             18,615            12/10          2/5 yr.       252,792              13.58
Bed Bath & Beyond                       30,000            01/11          4/5 yr.       330,000              11.00
Anamia's Retail                          5,058            02/11          2/5 yr.       126,450              25.00
Aaron Brothers Art &
  Frame                                  6,500            02/11          2/5 yr.       143,000              22.00
Starbucks                                1,830            03/11          2/5 yr.        54,900              30.00
Pearle Vision                            3,027            10/12          2/5 yr.        71,437              23.60
Zales                                    3,587            11/13          3/5 yr.        60,979              17.00
OfficeMax                               23,801            01/16          4/5 yr.       261,250              10.98
Bank of America                          5,430            12/20          3/5 yr.       190,000              34.99
Kohl's                                  87,423            01/21          6/5 yr.       502,187               5.74

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

WAL-MART SUPERCENTER, BLYTHEVILLE, ARKANSAS

     We purchased an existing retail store known as Wal-Mart Supercenter, containing 183,211 gross leasable square feet. The store is located at 3700 Highway 18, in Blytheville, Arkansas.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $12,935,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $71 per square foot of leasable space.

     We purchased this property with our own funds. On August 31, 2004, we obtained financing in the amount of $7,100,000. The loan requires interest only payments at an annual rate of 4.39% and matures in September 2009.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     One tenant, Wal-Mart Supercenter, leases 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                              Base
                                                              Rent
                                                              Per
                                                            Square
                       Approximate    % of     Current      Foot Per
                       GLA Leased     Total     Annual       Annum       Renewal         Lease Term
    Lessee              (Sq. Ft.)      GLA     Rent ($)       ($)        Options    Beginning       To
----------------------------------------------------------------------------------------------------------
Wal-Mart Supercenter     183,211       100      902,422       4.93        6/5 yr.     04/99       04/19

     For federal income tax purposes, the depreciable basis in this property will be approximately $9,701,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

GATEWAY VILLAGE, ANNAPOLIS, MARYLAND

     We entered into a joint venture agreement with the current owners of an existing shopping center known as Gateway Village, containing 273,788 gross leasable square feet. The center is located at Housley Road and Defense Highway in Annapolis, Maryland.

     We entered into a joint venture agreement with the current owners of this property who are unaffiliated third parties. We made a capital contribution in the amount of $49,513,455 to this joint venture and received an equity interest representing a majority ownership and operating control of this joint venture.

     We made our capital contribution to the joint venture with our own funds. On July 21, 2004, we obtained financing in the form of two loans totaling $31,458,000. The first loan requires interest only payments on $27,233,000 at an annual rate of the three month LIBOR Rate and 113 basis points and matures July 2009. The second loan requires interest only payments on $4,225,000 at an annual interest rate of the three month LIBOR Rate and 200 basis points and matures August 2005. Through additional joint ventures, the joint venture partners may acquire additional properties, which would be managed by our joint venture partner.

     Three tenants, Safeway, Burlington Coat Factory and Best Buy, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                            Approximate    % of     Base Rent Per
                            GLA Leased     Total     Square Foot          Lease Term
      Lessee                 (Sq. Ft.)      GLA     Per Annum ($)    Beginning      To
------------------------------------------------------------------------------------------
Safeway                       53,000        19               10.00    06/02        06/22

Burlington Coat Factory       68,400        25                6.00    03/99        02/04
                                                              6.29    03/04        02/09

Best Buy                      58,000        21               16.00    04/96        04/01
                                                             17.00    05/01        04/06
                                                             18.00    05/06        04/11

     For federal income tax purposes, the depreciable basis in this property will be approximately $37,135,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Gateway Village was built in 1996. As of September 1, 2004, this property was 100% occupied, with a total 273,788 square feet leased to 16 tenants. The following table sets forth certain information with respect to those leases:

                                      Approximate                               Current             Base Rent Per
                                       GLA Leased       Lease       Renewal      Annual            Square Foot Per
            Lessee                     (Sq. Ft.)        Ends        Options     Rent ($)              Annum ($)
---------------------------------------------------------------------------------------------------------------------
Rugged Wearhouse                         9,981          01/05       2/5 yr.        129,753              13.00
Big Screen Store                         3,525          10/05       2/5 yr.         88,125              25.00
Regional Acceptance Corp                 2,000          02/06       1/5 yr.         41,524              20.76
Career Partners                          1,600          02/06       1/5 yr.         36,716              22.95
Chesapeake Open MRI                      3,000          04/06       1/5 yr.         72,120              24.04
Annapolis Hair                           6,400          03/07          -            92,383              14.43
US Army                                  2,877          04/07       1/5 yr.         63,294              22.00
Standard Carpet                          3,975          08/07       1/5 yr.        113,279              28.50
Burlington Coat Factory                 68,400          02/09       4/5 yr.        430,543               6.29
Jenny Craig                              3,200          03/09       1/5 yr.         51,200              16.00
Best Buy                                58,000          04/11       3/5 yr.        986,000              17.00
Staples                                 24,491          08/11       3/5 yr.        404,101              16.50
Sakura                                   4,600          12/11       2/5 yr.         82,800              18.00
PETsMART                                25,416          01/12       5/5 yr.        419,364              16.50
Safeway                                 53,000          06/22       6/5 yr.        530,000              10.00
Beneficial Maryland                      3,323         Month-to       -             63,137              19.00
                                                       -Month

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

TOWSON CIRCLE, TOWSON, MARYLAND

     We entered into a joint venture agreement with the current owners of an existing shopping center known as Towson Circle, containing 116,366 gross leasable square feet of which 8,838 is a ground lease. The center is located at York, Dulaney Valley and Joppa Roads, in Towson, Maryland.

     We entered into a joint venture agreement with the current owners of this property, who are unaffiliated third parties. We made a capital contribution in the amount of $28,450,000 to this joint venture and received an equity interest representing a majority ownership and operating control of this joint venture.

     We made our capital contribution to the joint venture with our own funds. On July 21, 2004, we obtained financing in the form of two loans totaling $19,197,500. The first loan requires interest only payments on $15,647,500 at an annual rate of 5.10% and matures July 2009. The second loan requires interest only payments on $3,550,000 at an annual rate of 3.60% for the first ninety days and thereafter at the three month LIBOR Rate and 200 basis points. The loan matures August 2005. Through additional joint ventures, the joint venture partners may acquire additional properties, which would be managed by our joint venture partner.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Four tenants, Barnes & Noble, Trader Joe's East, Bally Total Fitness and Pier 1 Imports, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                            Approximate    % of     Base Rent Per
                            GLA Leased     Total     Square Foot          Lease Term
      Lessee                 (Sq. Ft.)      GLA     Per Annum ($)    Beginning      To
------------------------------------------------------------------------------------------
Barnes & Noble                31,222        27          20.42          11/98       01/14

Trader Joe's East             11,875        10               *         09/00       09/10

Bally Total Fitness           21,713        19          20.50          12/99       12/04
                                                        21.50          01/05       12/09
                                                        22.50          01/10       12/14

Pier 1 Imports                12,252        10          17.06          12/98       12/03
                                                        19.62          01/04       12/08

* This tenant's lease requires payment of percentage rent only on a monthly basis.

     For federal income tax purposes, the depreciable basis in this property will be approximately $21,338,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Towson Circle was built in 1998. As of September 1, 2004, this property was 92% occupied, with a total 106,621 square feet leased to 13 tenants. The following table sets forth certain information with respect to those leases:

                                      Approximate                               Current             Base Rent Per
                                       GLA Leased       Lease       Renewal      Annual            Square Foot Per
            Lessee                     (Sq. Ft.)        Ends        Options     Rent ($)              Annum ($)
---------------------------------------------------------------------------------------------------------------------
Mattress Discounters                     2,518          05/05       1/5 yr.       62,950                25.00
T-Mobile                                 1,996          09/05       5/1 yr.       52,346                26.23
Hollywood Tanning System                 2,087          09/07       1/5 yr.       53,740                25.75
Nextel                                     400          03/08       1/5 yr.       24,720                61.80
Sprint PCS                               3,128          11/08          -          86,250                27.57
Pier 1 Imports                          12,252          12/08       2/5 yr.      240,350                19.62
Storehouse, Inc.                         6,345          09/09          -         155,453                24.50
Country Curtains                         4,000          07/10       1/5 yr.       80,000                20.00
Trader Joe's East                       11,875          09/10       2/5 yr.             *                N/A

                                      Approximate                               Current             Base Rent Per
                                       GLA Leased       Lease       Renewal      Annual            Square Foot Per
            Lessee                     (Sq. Ft.)        Ends        Options     Rent ($)              Annum ($)
---------------------------------------------------------------------------------------------------------------------
Barnes & Noble                          31,222          01/14       3/5 yr.      637,553                20.42
Bally Total Fitness                     21,713          12/14       2/5 yr.      445,116                20.50
ATM Machines                               247          04/15          -           5,400                21.86
Bahama Breeze Restaurant
  (Ground Lease)                         8,838          09/18       3/5 yr.      238,336                 N/A

* This tenant's lease requires payment of percentage rent only on a monthly basis.

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

TOLLGATE MARKETPLACE, BEL AIR, MARYLAND

     We entered into a joint venture agreement with the current owners of an existing shopping center known as Tollgate Marketplace, containing 392,587 gross leasable square feet. The center is located at Route 24 and Route 1, in Bel Air, Maryland.

     We entered into a joint venture agreement with the current owners of this property, who are unaffiliated third parties. We made a capital contribution in the amount of $72,100,000 to this joint venture and received an equity interest representing a majority ownership and operating control of this joint venture.

     We made our capital contribution to the joint venture with our own funds. On July 21, 2004, we obtained financing in the amount of $39,765,000. The loan requires interest only payments at an annual rate of 2.80% for the first ninety days and thereafter at the three month LIBOR Rate and 120 basis points. The loan matures July 2009. Through additional joint ventures, the joint venture partners may acquire additional properties, which would be managed by our joint venture partner.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Two tenants, Giant Food and Jo Ann Fabrics, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                            Approximate    % of     Base Rent Per
                            GLA Leased     Total     Square Foot          Lease Term
      Lessee                 (Sq. Ft.)      GLA     Per Annum ($)    Beginning      To
------------------------------------------------------------------------------------------
Giant Food                    40,400        10         4.36            11/79       10/09

Jo Ann Fabrics                46,000        12        11.00            07/98       01/09

     For federal income tax purposes, the depreciable basis in this property will be approximately $54,225,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Tollgate Marketplace was built in 1979 and renovated in 1994. As of September 1, 2004, this property was 100% occupied, with a total 392,587 square feet leased to 34 tenants. The following table sets forth certain information with respect to those leases:

                                                                                                      Base Rent
                                      Approximate                               Current              Per Square
                                      GLA Leased        Lease       Renewal     Annual                Foot Per
            Lessee                     (Sq. Ft.)        Ends        Options     Rent ($)              Annum ($)
---------------------------------------------------------------------------------------------------------------------
Sylvan Learning Center                   3,900          06/05        1/5 yr.      75,335               19.32
AT & T Wireless                          2,000          09/05        1/5 yr.      63,999               32.00
Carvel Ice Cream                         1,250          10/05        1/5 yr.      31,250               25.00
Foto Image 1 Hour                        1,600          11/05           -         35,200               22.00
Outback Steakhouse                       6,200          12/05        3/5 yr.      77,000               12.42
Factory Card Outlet                     11,500          12/05        2/5 yr.     149,500               13.00
T.J. Maxx                               27,769          01/06           -        242,978                8.75
Dubinclipped                             1,230          06/06        2/5 yr.      33,495               27.23
Rockway Bedding                          3,200          08/06        1/5 yr.      74,400               23.25
Starbucks Coffee                         1,200          09/06        2/5 yr.      33,732               28.11
Hollywood Tanning System                 3,000          03/07        1/5 yr.      89,115               29.71
Only Nails                               1,230          06/07        1/5 yr.      39,147               31.83
Standard Carpet                          3,500          07/07        1/5 yr.      92,829               26.52
Rack Room Shoes                          6,980          11/07        1/5 yr.     127,385               18.25
JoAnn Fabrics                           46,000          01/09        3/5 yr.     506,000               11.00
Red Lobster                              8,355          01/09        3/5 yr.      88,563               10.60
Giant Food                              40,400          10/09        3/5 yr.     176,341                4.36
Boston Markets                           5,200          12/09           -         95,000               18.27
Staples                                 20,285          12/09        3/5 yr.     303,260               14.95
Pier 1 Imports                           9,920          10/10        2/5 yr.     200,681               20.23
Toys R Us                               30,000          11/10       10/5 yr.     137,499                4.58
TGI Fridays                              7,041          12/10        4/5 yr.     151,381               21.50
Petco                                   12,000          01/11        2/5 yr.     222,000               18.50
The Men's Wearhouse                      6,906          02/11        2/5 yr.     151,932               22.00
Joo Dry Cleaners                         1,500          03/11           -         31,827               21.22
Sakura                                   5,380          06/11        2/5 yr.     114,648               21.31
Barnes & Noble Superstores              23,115          01/12        3/5 yr.     369,840               16.00
Michaels                                35,000          01/12        3/5 yr.     349,999               10.00
Baja Fresh                               3,000          04/12        2/5 yr.      84,000               28.00
First Union Bank                         6,050          10/12        2/5 yr.     138,000               22.81
Bassett Furniture                       14,144          12/13        2/5 yr.     169,728               12.00
Tollgate Liquors                         4,282          05/14        2/5 yr.      51,384               12.00
Pizzeria Uno's                           6,360          11/14        4/5 yr.      77,020               12.11
Circuit City                            33,090          11/15        4/5 yr.     390,828               11.81

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

DORMAN CENTER, SPARTANBURG, SOUTH CAROLINA

     We purchased the second phase of Dorman Center, containing 37,200 gross leasable square feet for approximately $7,082,000. We acquired the first phase of Dorman Center, containing 350,994 gross leaseable square feet on March 4, 2004 for approximately $43,118,000. The center is located at Blackstock Road and W.L. Ezell Road, in Spartanburg, South Carolina.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $50,200,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $123 per square foot of leasable space for Phase I and $190 for per square foot of leasable space for Phase II.

     We purchased this property with our own funds. On April 20, 2004, we obtained financing in the amount of $27,610,000. The loan requires interest only payments at an annual rate of 4.18% and matures May 1, 2009.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     One tenant, Wal-Mart Supercenter, leases more than 10% of the combined total gross leasable area of the Phase I and Phase II properties. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                            Base Rent
                            Approximate                    Per Square
                            GLA Leased     % of Total       Foot Per         Lease Term
      Lessee                 (Sq. Ft.)         GLA          Annum ($)    Beginning      To
----------------------------------------------------------------------------------------------
Wal-Mart Supercenter          219,622         57             7.45           08/03      08/23

     For federal income tax purposes, the total depreciable basis in this property will be approximately $25,800,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Dorman Center Phase I was built in 2003 and Dorman Center Phase II was newly constructed in 2004. As of September 1, 2004, this property was 94% occupied, with a total 365,394 square feet leased to 23 tenants. The following table sets forth certain information with respect to those leases:

                                      Approximate                                                      Base Rent Per
                                      GLA Leased                         Renewal    Current Annual      Square Foot
            Lessee                     (Sq. Ft.)        Lease Ends       Options          Rent ($)     Per Annum ($)
---------------------------------------------------------------------------------------------------------------------
DORMAN CENTER I

Happy Nails                               2,000           08/06          1/3 yr.          38,000           19.00
Pilgrim's Pathway                         2,000           09/06          1/3 yr.          32,000           16.00
Alltel                                    2,500           09/06          2/3 yr.          45,000           18.00
Payless Shoe Source                       2,800           08/08          3/5 yr.          47,600           17.00
Your Dollar Store                         5,000           08/08          2/5 yr.          77,500           15.50

                                      Approximate                                                      Base Rent Per
                                      GLA Leased                         Renewal    Current Annual      Square Foot
            Lessee                     (Sq. Ft.)        Lease Ends       Options       Rent ($)        Per Annum ($)
---------------------------------------------------------------------------------------------------------------------
JD's Fashion                              3,500           08/08          1/5 yr.          63,000           18.00
Lee Jewelers                              1,700           09/08          2/5 yr.          33,150           19.50
Catherine's                               4,000           09/08          3/5 yr.          69,000           17.25
Super Tans                                2,500           10/08          2/3 yr.          42,500           17.00
Pier 1 Imports                           10,800           07/13          3/5 yr.         199,800           18.50
Michaels                                 23,885           09/13          4/5 yr.         249,459           10.44
McAllister's Deli                         4,000           10/13          2/5 yr.          66,000           16.50
Moe's Southwestern                        3,000           01/14          2/5 yr.          45,000           15.00
Linens `N Things                         25,000           01/14          3/5 yr.         252,050           10.08
Ross Dress for Less                      30,187           01/14          4/5 yr.         332,057           11.00
Wal-Mart Supercenter                    219,622           08/23         16/5 yr.       1,636,184            7.45

DORMAN CENTER II

American Cash Advance                     1,400           04/07          1/3 yr.          24,500           17.50
Cingular Wireless                         1,600           05/07          2/2 yr.          28,000           17.50
Aim Mail Center                           1,600           06/09             -             28,000           17.50
Sally Beauty Supply                       1,400           04/09          2/5 yr.          25,200           18.00
Cost Cutters                              1,400           05/09          1/5 yr.          25,900           18.50
American's Home Place                     3,500           06/09          2/3 yr.          57,225           16.35
America's Best *                          3,000           09/09          1/5 yr.          46,500           15.50
Italian Pie *                             3,200           07/14          2/5 yr.          52,800           16.50
Shoe Carnival                            12,000           03/14          2/5 yr.         156,000           13.00

*  Lease had not commenced as of September 1, 2004

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

CRANBERRY SQUARE, CRANBERRY TOWNSHIP, PENNSYLVANIA

     We purchased an existing shopping center known as Cranberry Square, containing 195,566 gross leasable square feet. The center is located on U.S. Route 19 in Cranberry Township, Pennsylvania.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $20,220,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $103 per square foot of leasable space.

     We purchased this property with our own funds. On July 16, 2004, we obtained financing for this property in the amount of $10,900,000. The loan requires interest only payments at an annual rate of 4.975% and matures August 2009.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     All five tenants, Barnes & Noble, Dick's Sporting Goods, Best Buy, OfficeMax and Toys "R" Us, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                            Base Rent
                            Approximate                    Per Square
                            GLA Leased     % of Total       Foot Per         Lease Term
Lessee                       (Sq. Ft.)         GLA          Annum ($)    Beginning      To
----------------------------------------------------------------------------------------------
Barnes & Noble                25,200          13             12.50        11/96        10/06
                                                             15.00        11/06        10/11
Dick's Sporting Goods         50,000          26             10.25        02/97        01/12

Best Buy                      37,005          19             12.25        11/02        01/08
                                                             13.25        02/08        01/13
OfficeMax                     23,380          12             10.10        10/96        09/01
                                                             10.60        10/01        09/06
                                                             10.80        10/06        09/11
Toys "R" Us                   45,000          23              3.78        11/96        01/07
                                                              4.16        02/07        01/12

     For federal income tax purposes, the depreciable basis in this property will be approximately $15,165,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Cranberry Square was built in 1996. As of September 1, 2004, this property was 92% occupied, with a total 180,585 square feet leased to five tenants. The following table sets forth certain information with respect to those leases:

                                     Approximate                                     Current        Base Rent Per
                                     GLA Leased                        Renewal       Annual        Square Foot Per
Lessee                                (Sq. Ft.)        Lease Ends      Options       Rent ($)          Annum ($)
-------------------------------------------------------------------------------------------------------------------
OfficeMax                               23,380            09/11         3/5 yr.       247,828             10.60
Barnes & Noble                          25,200            10/11         2/5 yr.       315,000             12.50
Toys "R" Us                             45,000            01/12         6/5 yr.       170,100              3.78
Dick's Sporting Goods                   50,000            01/12         3/5 yr.       512,500             10.25
Best Buy                                37,005            01/13         4/5 yr.       453,311             12.25

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

KOHL'S/WILSHIRE PLAZA III, KANSAS CITY, MISSOURI

     We funded $5,750,000 which represents a portion of the purchase price of a free standing retail center under construction to be known as Kohl's/Wilshire Plaza III to contain 88,248 gross leasable square feet. The center is located at I-35 and Highway 152 in Kansas City, Missouri.

     We are purchasing this property from an unaffiliated third party. Our total acquisition cost will be approximately $9,850,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost will be approximately $112 per square foot of leasable space.

     In accordance with the terms of the lease agreement with Kohl's, we will reimburse them for the construction of their retail building in two installments. We will receive a 7% return on the original amount funded of $5,750,000 and construction advances to Kohl's until such time as Kohl's lease commences.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     One tenant, Kohl's, will lease 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                            Base Rent
                            Approximate                    Per Square
                            GLA Leased     % of Total       Foot Per         Lease Term
Lessee                       (Sq. Ft.)         GLA          Annum ($)    Beginning      To
----------------------------------------------------------------------------------------------
Kohl's                        88,248          100            8.37         11/04        01/24

     For federal income tax purposes, the depreciable basis in this property will be approximately $7,387,500. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

SHOPPES OF DALLAS, DALLAS, GEORGIA

     We purchased a newly constructed shopping center known as Shoppes of Dallas, containing 70,610 gross leasable square feet. The center is located at Highway 381 and East Paulding Drive, in Dallas, Georgia.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $13,052,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $185 per square foot of leasable space.

     We purchased this property with our own funds. On September 30, 2004, we obtained financing in the amount of $7,178,700. The loan requires interest only payments at an annual rate of 4.96% and matures in April 2009.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     One tenant, Publix, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                            Base Rent
                            Approximate                    Per Square
                            GLA Leased     % of Total       Foot Per         Lease Term
Lessee                       (Sq. Ft.)         GLA          Annum ($)    Beginning      To
----------------------------------------------------------------------------------------------
Publix                        44,840          64             10.25        03/04        03/24

     For federal income tax purposes, the depreciable basis in this property will be approximately $9,789,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Shoppes of Dallas was newly constructed in 2004. The property is currently in a leasing up phase and certain tenants have executed leases for retail space within the shopping center. As of September 1, 2004, this property was 81% occupied, with a total of 57,440 square feet leased to 11 tenants. In addition, the seller is funding the shortfall rent for certain tenants until the space is occupied. The following table sets forth certain information with respect to those leases:

                                     Approximate                                     Current        Base Rent Per
                                     GLA Leased                        Renewal       Annual        Square Foot Per
Lessee                                (Sq. Ft.)        Lease Ends      Options       Rent ($)          Annum ($)
-------------------------------------------------------------------------------------------------------------------
Creative Tan                            1,200            04/07         1/3 yr.        24,000             20.00
Ladies Fitness Express                  1,200            04/07         1/3 yr.        19,800             16.50
Verizon                                   900            04/07         1/3 yr.        15,300             17.00
Evan Blake Salon                        1,200            04/07         1/3 yr.        21,000             17.00
Dollar Train                            2,100            06/07         1/3 yr.        36,750             17.50
USA Nails                               1,200            03/09         2/5 yr.        28,800             24.00
Great Clips                             1,200            04/09         2/5 yr.        26,400             22.00
China Fun                               1,200            05/09         2/5 yr.        25,200             21.00
Dry Clean USA                           1,200            06/09         2/5 yr.        28,800             24.00
Subway                                  1,200            07/09         2/5 yr.        22,800             19.00
Publix                                 44,840            03/24         6/5 yr.       459,600             10.25

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

THE SHOPS AT BOARDWALK, KANSAS CITY, MISSOURI

     We purchased a newly constructed shopping center known as The Shops at Boardwalk, containing 122,413 gross leasable square feet. The center is located at North Boardwalk Avenue and Ambassador Drive in Kansas City, Missouri.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $36,642,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $299 per square foot of leasable space.

     We purchased this property with our own funds. On July 2, 2004, we obtained financing in the amount of $20,150,000. The loan requires interest only payments at an annual rate of 4.13% and matures August 2009.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     One tenant, Borders Books, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                            Base Rent
                            Approximate                    Per Square
                            GLA Leased     % of Total       Foot Per         Lease Term
Lessee                       (Sq. Ft.)         GLA          Annum ($)    Beginning      To
----------------------------------------------------------------------------------------------
Borders Books                 19,000          16             13.95        09/02        08/08
                                                             14.65        09/08        08/13
                                                             15.38        09/13        08/18
                                                             16.11        09/18        01/24

     For federal income tax purposes, the depreciable basis in this property will be approximately $27,500,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     The Shops at Boardwalk was newly constructed during 2003 and 2004. The property is currently in a leasing up phase and certain tenants have executed leases for retail space within the shopping center. In addition, the seller is funding the shortfall rent for certain tenants until the space is occupied. As of September 1, 2004, this property was 70% occupied, with a total of 85,924 square feet leased to twenty tenants. The following table sets forth certain information with respect to those leases:

                                     Approximate                                     Current        Base Rent Per
                                     GLA Leased                        Renewal       Annual        Square Foot Per
Lessee                                (Sq. Ft.)        Lease Ends      Options       Rent ($)          Annum ($)
-------------------------------------------------------------------------------------------------------------------
Coldwater Creek*                        4,620            Month-to-      2/5 yr.       110,808           24.00
                                                          Month
Nextel Communications                   2,004             05/08         2/5 yr.        54,108           27.00
Electronic Boutique                     2,195             06/08         1/5 yr.        60,582           27.60
Chicos                                  2,735             07/08         2/5 yr.        68,375           25.00
Planet Sub                              3,147             07/08         1/5 yr.        84,969           27.00
Jos. A. Banks                           4,200             08/08        1/3 yr. &       92,400           22.00
                                                                        1/2 yr.
Claire's Boutique                       1,200             08/08         1/1 yr.        36,000           30.00
Maurices                                3,781             08/08         2/3 yr.        94,525           25.00

                                     Approximate                                     Current        Base Rent Per
                                     GLA Leased                        Renewal       Annual        Square Foot Per
Lessee                                (Sq. Ft.)        Lease Ends      Options       Rent ($)          Annum ($)
-------------------------------------------------------------------------------------------------------------------
Noggin Noodle                           2,390             10/08         1/5 yr.        62,140           26.00
Select Comfort                          2,158             12/08         1/5 yr.        64,740           30.00
Archivers                               5,957             01/09         1/5 yr.       119,140           20.00
2nd Swing                               3,580             04/09            -           93,080           26.00
J. Jill                                 4,040             07/13            -          121,200           30.00
Chipolte Mexican Grill                  2,801             07/13         2/5 yr.        78,428           28.00
Yankee Candle                           2,000             07/13         1/5 yr.        50,000           25.00
Red Star Tavern                         7,200             08/13         2/5 yr.       209,061           29.00
Christopher & Banks                     3,500             08/13            -           91,000           26.00
Kirklands                               4,915             01/14            -          108,130           22.00
Talbots                                 4,501             01/16         2/4 yr.       117,026           26.00
Borders Books                          19,000             01/24         4/5 yr.       265,050           13.95

*  Renewal negotiations in progress

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

SHOPPES OF PROMINENCE POINT, CANTON, GEORGIA

     We purchased a newly constructed shopping center known as Shoppes of Prominence Point, containing 78,058 gross leasable square feet. The center is located at Interstate 575 and State Route 5, in Canton, Georgia.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $18,099,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $232 per square foot of leasable space.

     We purchased this property with our own funds. On August 13, 2004, we obtained financing in the amount of $9,954,300. The loan requires interest only payments at an annual rate of 5.235% and matures September 2009.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     One tenant, Publix, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                            Base Rent
                            Approximate                    Per Square
                            GLA Leased     % of Total       Foot Per         Lease Term
Lessee                       (Sq. Ft.)         GLA          Annum ($)    Beginning      To
----------------------------------------------------------------------------------------------
Publix                        44,840          51             10.80        03/04        03/24

     For federal income tax purposes, the depreciable basis in this property will be approximately $13,574,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Shoppes of Prominence Point was newly constructed in 2004. As of September 1, 2004, this property was 89% occupied, with a total of 69,358 square feet leased to 14 tenants. The following table sets forth certain information with respect to those leases:

                                     Approximate                                     Current        Base Rent Per
                                     GLA Leased                        Renewal       Annual        Square Foot Per
Lessee                                (Sq. Ft.)        Lease Ends      Options       Rent ($)          Annum ($)
-------------------------------------------------------------------------------------------------------------------
World Wireless                          1,050            03/07          1/3 yr.        21,000           20.00
World Dollar Store                      1,610            04/07          1/3 yr.        30,590           19.00
Curves                                  1,400            04/07          1/3 yr.        27,300           19.50
Prominence Chiropractic                 1,400            05/07          1/3 yr.        26,600           19.00
Oceanside Tanning                       1,400            04/08          1/4 yr.        32,200           23.00
Bowen's TaeKwonDo Plus                  2,450            04/08          1/4 yr.        47,775           19.50
Blockbuster Video                       5,268            01/09          4/5 yr.        92,190           17.50
Holly Nails                             1,050            04/09          1/4 yr.        25,200           24.00
Yoon Sushi Restaurant                   1,400            05/09          1/5 yr.        25,900           18.50
Great Clips                             1,400            05/09          2/5 yr.        30,800           22.00
The UPS Store                           1,400            05/09          1/5 yr.        26,600           19.00
Mui Lan Restaurant                      2,100            05/09          1/5 yr.        40,950           19.50
Beef O'Brady's                          2,590            05/12          1/8 yr.        46,620           18.00
Publix                                 44,840            03/24          6/5 yr.       484,272           10.80

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

DAVIS TOWNE CROSSING, NORTH RICHLAND HILLS, TEXAS

     We purchased a newly constructed shopping center known as Davis Towne Crossing, containing 41,349 gross leasable square feet of which 4,000 is a ground lease. The center is located at Davis Boulevard and Precinct Line Road in North Richland Hills, Texas.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $9,755,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $236 per square foot of leasable space.

     We purchased this property with our own funds. On August 9, 2004, we obtained financing in the amount of $5,365,200. The loan requires interest only payments at an annual rate of 5.185% and matures September 2009.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Two tenants, Lady USA Fitness and Cotton Patch Cafe', each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenant to pay base annual rent on a monthly basis as follows:

                                                            Base Rent
                            Approximate                    Per Square
                            GLA Leased     % of Total       Foot Per         Lease Term
Lessee                       (Sq. Ft.)         GLA          Annum ($)    Beginning      To
----------------------------------------------------------------------------------------------
Lady USA Fitness              6,000           14             17.00        10/03        10/08

Cotton Patch Cafe             4,400           11             20.00        12/03        11/08

     For federal income tax purposes, the depreciable basis in this property will be approximately $7,316,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Davis Towne Crossing was newly constructed during 2003 and 2004. The property is currently in a leasing up phase and certain tenants have executed leases for retail space within the shopping center. In addition, the seller is funding the shortfall rent for certain tenants until the space is occupied. As of September 1, 2004, this property was 82% occupied with 34,091 square feet leased to 13 tenants. The following table sets forth certain information with respect to those leases:

                                     Approximate                                     Current        Base Rent Per
                                     GLA Leased                        Renewal       Annual        Square Foot Per
Lessee                                (Sq. Ft.)        Lease Ends      Options       Rent ($)          Annum ($)
-------------------------------------------------------------------------------------------------------------------
H & R Block                             2,264             05/07         1/3 yr.        45,280           20.00
The Scrapbook Palace                    3,000             10/07         1/2 yr.        57,000           19.00
RadioShack                              2,400             08/08         3/5 yr.        48,000           20.00
Sport Clips                             1,440             08/08         2/5 yr.        28,800           20.00
EB Games                                1,500             09/08         2/5 yr.        31,500           21.00
Luxury Nails                            1,400             09/08         1/5 yr.        29,400           21.00
Friedman's Jewelers                     1,727             10/08         3/3 yr.        32,813           19.00
Lady USA Fitness                        6,000             10/08         2/5 yr.       102,000           17.00
Cotton Patch Cafe                       4,400             11/08         1/5 yr.        88,000           20.00
The UPS Store                           1,360             02/09         1/5 yr.        25,840           19.00
Payless Shoes                           3,000             07/13         2/5 yr.        54,000           18.00
Quiznos Subs                            1,600             11/13         1/5 yr.        30,400           19.00
Washington Mutual
  (Ground Lease)                        4,000             08/28         4/5 yr.        85,000             N/A

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

FULLERTON METROCENTER, FULLERTON, CALIFORNIA

     We purchased an existing shopping center known as Fullerton Metrocenter, containing 253,296 gross leasable square feet. The center is located at Harbor Boulevard and Orangethorpe Avenue, in Fullerton, California.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $51,275,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $202 per square foot of leasable space.

     We purchased this property with our own funds. On July 9, 2004, we obtained financing in the amount of $28,050,000. The loan requires interest only payments at an annual rate of 5.09% and matures August 2009.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Two tenants, Sportmart and Henry's Marketplace, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                            Base Rent
                            Approximate                    Per Square
                            GLA Leased     % of Total       Foot Per         Lease Term
Lessee                       (Sq. Ft.)         GLA          Annum ($)    Beginning      To
----------------------------------------------------------------------------------------------
Sportmart                     43,660          18              8.25         10/88        10/93
                                                              9.10         11/93        10/03
                                                              9.95         11/03        02/06

Henry's Marketplace
  (Wild Oats)*                28,092          12             16.89         09/04        08/19

     For federal income tax purposes, the depreciable basis in this property will be approximately $38,456,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Fullerton Metrocenter was built in 1988. As of September 1, 2004, this property was 82% occupied, with a total 208,174 square feet leased to 40 tenants. The following table sets forth certain information with respect to those leases:

                                                                                                 Base Rent Per
                                     Approximate                                 Current          Square Foot
                                     GLA Leased          Lease      Renewal       Annual           Per Annum
Lessee                                (Sq. Ft.)           Ends      Options      Rent ($)             ($)
-----------------------------------------------------------------------------------------------------------------
H & R Block                              5,250            09/04          -         141,816           27.01
Sportmart                               43,660            02/06       3/5 yr.      434,334            9.95
La Caffepia                              1,245            03/06          -          36,708           29.48

                                                                                                 Base Rent Per
                                     Approximate                                 Current          Square Foot
                                     GLA Leased          Lease      Renewal       Annual           Per Annum
Lessee                                (Sq. Ft.)           Ends      Options      Rent ($)             ($)
-------------------------------------------------------------------------------------------------------------------
Washington Mutual                        1,560            05/06          -          35,604           22.82
Kentucky Fried Chicken                   2,304            05/06          -         100,800           43.75
AT & T Wireless Services                 2,775            10/06       1/5 yr.       75,980           27.38
Payless Shoes                            2,525            10/06       1/5 yr.       49,768           19.71
Jenny Craig                              1,900            02/07          -          53,656           28.24
RadioShack                               2,050            04/07       1/3 yr.       47,970           23.40
Party America                            9,610            05/07          -         128,064           13.33
Adelphia Communications                  1,515            06/07       1/5 yr.       41,465           27.37
Quizno's Subs                            1,400            08/07       1/5 yr.       40,460           28.90
Brite Dental                             2,250            08/07       2/5 yr.       43,920           19.52
Lilacs Flowers and Gifts                 1,200            11/07       1/5 yr.       36,408           30.34
GameStop                                 1,550            12/07          -          36,900           23.81
Ruby's Diner                             3,592            02/08          -         106,320           29.60
Pop's Unfinished Furniture               6,650            04/08       2/5 yr.      101,745           15.30
Burger King                              2,874            04/08       2/5 yr.      130,968             N/A
Wherehouse Entertainment                 6,350            06/08       2/5 yr.       99,920           15.74
GMP Vitamin                              1,020            07/08          -          30,681           30.08
Beneficial Finance                       1,775            10/08          -          49,956           28.14
Fantastic Sams                           1,170            11/08          -          34,728           29.68
Beauty Avenue                            5,400            11/08          -         110,808           20.52
Jewelry Mart                             7,000            12/08       1/5 yr.      273,432           39.06
Tilly's                                  6,040            12/08       1/5 yr.      132,276           21.90
Sylvan Learning Center                   3,648            05/09          -          71,646           19.64
Miry Collection                          4,350            05/09          -         109,260           25.12
Vans                                     1,650            06/09          -          46,348           28.09
Super Mex Restaurants                    5,500            10/09          -         155,556           28.28
Kim Sun Young Salon                      1,280            10/09          -          36,732           28.70
Metro Dry Cleaning                       1,950            11/09       1/5 yr.       52,332           26.84
Tip Top Nails                              900            01/10       1/5 yr.       36,468           40.52
Matsunoya                                2,900            06/10          -          75,132           25.91
Baskins-Robbins                          1,275            10/10       1/5 yr.       38,052           29.84
China Buffet                            10,828            06/11          -         184,617           17.05
First Bank and Trust                    21,600            02/13       2/5 yr.      201,256            9.31
Orange County Credit Union               4,000            12/13       1/5 yr.       81,600           20.40
Big Island BBQ                           1,090            03/14       1/5 yr.       31,932           28.80
Avenue                                   5,300            01/15       2/5 yr.      104,256           19.67
PETsMART                                19,238            03/19       3/5 yr.      278,544           14.48
Henry's Marketplace (Wild Oats)*        28,092            08/19          -         474,474           16.89

* Lease had not commenced as of September 1, 2004.

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

LOW COUNTRY VILLAGE SHOPPING CENTER, BLUFFTON, SOUTH CAROLINA

     We purchased a newly constructed shopping center known as Low Country Village Shopping Center, containing 76,376 gross leasable square feet (Phase I). We signed an agreement, subject to conditions, to purchase an additional 63,460 gross leasable square feet (Phase II) of construction estimated to be completed in 2004 for approximately $10,542,800. The center is located at Highway 278 and Foreman Hill Road in Bluffton, South Carolina.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $9,758,840 for Phase I. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $127 per square foot of leasable space for Phase I and $166 per square foot of leasable space for Phase II.

     We purchased Phase I and intend to purchase Phase II with our own funds. On October 6, 2004, we obtained financing in the amount of $5,370,000. The loan requires interest only payments at an annual rate of 4.96% and matures in October 2009.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Three tenants, Ross Dress for Less, Michaels and PETsMART, lease more than 10% of the total gross leasable area of the Phase I property. The lease term will be determined in accordance with the tenant's commencement date. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                           Base Rent
                            Approximate      Phase I       Per Square
                            GLA Leased     % of Total       Foot Per         Lease Term
Lessee                       (Sq. Ft.)         GLA          Annum ($)    Beginning      To
----------------------------------------------------------------------------------------------
Ross Dress for Less           30,131          39              9.75         05/04        04/09
                                                             10.25         05/09        04/14

Michaels                      21,360          28              9.75         02/04        02/14

PETsMART                      19,107          25             12.95         02/04        01/09
                                                             13.95         02/09        01/14
                                                             14.95         02/14        01/19

     For federal income tax purposes, the depreciable basis in this property will be approximately $15,750,000 for Phase I. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Low Country Village Shopping Center is newly constructed in 2004. As of September 1, 2004, Phase I was 92% occupied, with a total of 70,598 square feet leased to seven tenants. The property is currently in a leasing up phase for Phase II and certain tenants have executed lease for retail space within the shopping center. The following table sets forth certain information with respect to those leases:

                                                                                                  Base Rent Per
                                     Approximate                                 Current           Square Foot
                                     GLA Leased          Lease      Renewal       Annual            Per Annum
Lessee                                (Sq. Ft.)           Ends      Options      Rent ($)              ($)
-------------------------------------------------------------------------------------------------------------------
PHASE I

Michaels                                21,360            02/14       4/5 yr.      208,260            9.75
Ross Dress for Less                     30,131            04/14       4/5 yr.      293,777            9.75
PETsMART                                19,107            01/19       3/5 yr.      247,436           12.95

PHASE II

Linens 'N Things*                       25,080            07/14                    244,530            9.75
Cost Plus World Market*                 18,300            01/15                    215,025           11.75

*    Lease renwal option information not currently available.

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

NORTHGATE NORTH, SEATTLE, WASHINGTON

     We purchased a newly constructed shopping center known as Northgate North, containing 302,095 gross leasable square feet. The center is located at 302 Northeast Northgate Way in Seattle, Washington.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $48,455,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $160 per square foot of leasable space.

     We purchased this property with our own funds. On July 14, 2004, we obtained financing in the amount of $26,650,000. The loan requires interest only payments at an annual rate of 4.60% and matures July 2008.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Two tenants, Target and Best Buy, each leases more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                            Base Rent
                            Approximate                    Per Square
                            GLA Leased     % of Total       Foot Per         Lease Term
Lessee                       (Sq. Ft.)         GLA          Annum ($)    Beginning      To
----------------------------------------------------------------------------------------------
Target                        147,582         49              4.34         01/01        12/26

                                                            Base Rent
                            Approximate                    Per Square
                            GLA Leased     % of Total       Foot Per         Lease Term
Lessee                       (Sq. Ft.)         GLA          Annum ($)    Beginning      To
----------------------------------------------------------------------------------------------
Best Buy                       51,202         17             25.00         10/00        01/06
                                                             27.00         02/06        01/11
                                                             29.00         02/11        01/16
                                                             31.00         02/16        01/21

     For federal income tax purposes, the depreciable basis in this property will be approximately $36,341,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Northgate North was constructed between 2000 and 2003. As of September 1, 2004, this property was 93% occupied, with a total 281,595 square feet leased to seven tenants. The following table sets forth certain information with respect to those leases:

                                     Approximate                                 Current         Base Rent Per
                                     GLA Leased          Lease      Renewal       Annual          Square Foot
Lessee                                (Sq. Ft.)           Ends      Options      Rent ($)        Per Annum ($)
-------------------------------------------------------------------------------------------------------------------
Qwest Wireless                            1,950          12/07       2/5 yr.        40,000            20.51
Quizno's                                  1,315          07/12       2/5 yr.        41,856            31.83
Olive Garden                              7,930          10/12       4/5 yr.       205,000            25.85
Ross Dress for Less                      25,278          01/14       4/5 yr.       391,809            15.50
G.I. Joe's (Storage)                      1,968          05/18       4/5 yr.        11,808             6.00
G.I. Joe's                               44,370          05/18       4/5 yr.       532,440            12.00
Best Buy                                 51,202          01/21       4/5 yr.     1,280,060            25.00
Target                                  147,582          12/26       5/5 yr.       640,000             4.34

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

PACHECO PASS SHOPPING CENTER, GILROY, CALIFORNIA

     We anticipate purchasing a portion of a newly constructed shopping center known as Pacheco Pass Shopping Center, containing 99,356 gross leasable square feet (which includes 11,810 square feet of ground lease space). The center is located at Camino Arroyo and State Highway 152 in Gilroy, California.

     On June 30, 2004, we funded the initial installment of a $22,000,000 first mortgage in the amount of $15,332,906. The remainder of $6,667,094 is expected to be funded in the fourth quarter of 2004. The interest rate of this first mortgage is 6.9933% and it matures on July 15, 2005. We anticipate purchasing the center when the mortgage matures for approximately $24,400,000. We will use the principal towards our purchase price.

     Two tenants, Best Buy and Linens `N Things, will lease more than 10% of the total gross leasable area of the property. The lease term will be determined in accordance with the tenant's commencement date. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                          Base Rent
                            Approximate       % of        Per Square
                            GLA Leased        Total        Foot Per         Lease Term
Lessee                       (Sq. Ft.)         GLA         Annum ($)     Beginning      To
----------------------------------------------------------------------------------------------
Best Buy                      30,000          30            13.91         11/03        01/14

Linens 'N Things              27,984          28            13.50         03/04        01/15

     For federal income tax purposes, the depreciable basis in this property will be approximately $18,300,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Pacheco Pass Shopping Center was newly constructed in 2004. As of September 1, 2004, the property is currently in a leasing up phase and certain tenants have executed lease for retail space within the shopping center. The following table sets forth certain information with respect to those leases:

                                     Approximate                     Current         Base Rent Per
                                     GLA Leased          Lease        Annual          Square Foot
Lessee                                (Sq. Ft.)           Ends       Rent ($)        Per Annum ($)
-------------------------------------------------------------------------------------------------------
Nextel Communications                   1,500            12/10        54,000             36.00
Electronics Boutique                    1,500            11/13        52,500             35.00
The Sleep Train                         4,550            11/13       111,475             24.50
Best Buy                               30,000            01/14       417,240             13.91
Cold Stone Creamery                     1,200            01/14        38,880             32.40
Jamba Juice                             1,500            01/14        50,400             33.60
Subway                                  1,500            01/14        54,000             36.00
Sip n' Hot                              1,650            01/14        56,925             34.50
Maui Taco                               2,528            06/14        87,216             34.50
Monterey Spa & Stove                    4,612            07/14       103,770             22.50
Linens 'N Things                       27,984            01/15       377,784             13.50
Bank of America (Ground Lease)            N/A            01/24       120,000               N/A
Chili's (Ground Lease)                    N/A            04/14       100,000               N/A

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

LAKEWOOD TOWNE CENTER, LAKEWOOD, WASHINGTON

     We purchased an existing shopping center known as Lakewood Towne Center, containing 578,863 gross leasable square feet. The center is located at Gravelly Lake Drive and 100th Street, in Lakewood, Washington.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $81,100,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $140 per square foot of leasable space.

     We purchased this property with our own funds. On June 30,2004, we obtained financing in the form of two loans totaling $51,260,000. The first loan requires interest only payments on $44,000,000 at an annual rate of 2.68% for the first ninety days and thereafter at the three month LIBOR Rate. This loan matures June 2009. The second loan requires interest only payments on $7,260,000 at an annual rate of 3.83% for the first ninety days and thereafter at the LIBOR Rate. This loan matures July 2005.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Two tenants, Gottschalk's and Burlington Coat Factory, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                           Base Rent
                            Approximate       % of        Per Square
                            GLA Leased        Total        Foot Per         Lease Term
Lessee                       (Sq. Ft.)         GLA         Annum ($)    Beginning      To
----------------------------------------------------------------------------------------------
Gottschalk's                  119,256          21           3.35          03/92         02/12

Burlington Coat Factory        70,533          12           5.50          08/03         08/08
                                                            5.75          09/08         08/13

     For federal income tax purposes, the depreciable basis in this property will be approximately $60,825,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Lakewood Towne Center was rebuilt in 2002 and 2003. As of September 1, 2004, this property was 94% occupied, with a total 546,713 square feet leased to 25 tenants. The following table sets forth certain information with respect to those leases:

                                     Approximate                                 Current         Base Rent Per
                                     GLA Leased          Lease      Renewal       Annual          Square Foot
Lessee                                (Sq. Ft.)           Ends      Options      Rent ($)        Per Annum ($)
-------------------------------------------------------------------------------------------------------------------
Rent-A-Center                             4,275          05/05       2/5 yr.      47,025            11.00
Catherine P.S. Plus                       4,507          07/05          -         63,098            14.00
Pierce Transit                            4,200          07/06          -         42,000            10.00
Merino's Fine Custom                      1,095          09/06       1/5 yr.      21,900            20.00
Old Country Buffet                        9,500          12/06       2/5 yr.     118,750            12.50
Old Navy                                 16,172          01/08       2/5 yr.     177,892            11.00
Famous Footwear                           8,355          10/08       2/5 yr.     125,325            15.00
Wells Fargo Financial                     1,750          11/09          -         18,812            10.75
Lowes Cineplex                           48,229          11/11              *    517,014            10.72

                                     Approximate                                 Current         Base Rent Per
                                     GLA Leased          Lease      Renewal       Annual          Square Foot
Lessee                                (Sq. Ft.)           Ends      Options      Rent ($)        Per Annum ($)
-------------------------------------------------------------------------------------------------------------------
Barnes & Noble                           23,104          01/12       2/5 yr.     317,680            13.75
Michaels                                 24,035          02/12       3/5 yr.     288,420            12.00
Gottschalk's                            119,256          02/12          -        400,000             3.35
Bed Bath & Beyond                        30,530          01/13       3/5 yr.     381,625            12.50
The Dollar Store                         15,564          01/13       1/5 yr.     210,114            13.50
Ross Dress for Less                      30,151          01/13       4/5 yr.     354,274            11.75
Lakewood Dialysis                         9,450          03/13       2/5 yr.     135,418            14.33
Burlington Coat Factory                  70,533          08/13       3/5 yr.     387,932             5.50
Office Depot                             18,000          09/13       4/5 yr.     265,500            14.75
La Palma Restaurant                       5,120          01/14       2/5 yr.      51,200            10.00
Pier 1 Imports                           11,142          02/14       2/5 yr.     191,531            17.19
Matherhood Maternity                      1,750          05/14          -         42,875            24.50
Avenue                                    5,682          01/16       3/5 yr.      88,469            15.57
24 Hour Fitness                          20,219          12/16       2/5 yr.     279,022            13.80
G.I. Joes                                45,005          11/17       4/5 yr.     540,060            12.00
PETsMART                                 19,089          01/19       4/5 yr.     209,979            11.00

* Renewal information not currently available.

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

JOHN'S CREEK VILLAGE, DULUTH, GEORGIA

     We purchased a newly constructed shopping center known as John's Creek Village, containing 191,752 gross leasable square feet (which includes 10,555 square feet of ground lease space). The center is located at 11720 Medlock Bridge Road, in Duluth, Georgia.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $42,503,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $222 per square foot of leasable space.

     We purchased this property with our own funds. On July 2, 2004, we obtained financing in the amount of $23,300,000. The loan requires interest only payments at an annual rate of 5.10% and matures August 2009.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Three tenants, LA Fitness, Ross Dress For Less and T.J. Maxx, will lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                           Base Rent
                            Approximate       % of        Per Square
                            GLA Leased        Total        Foot Per         Lease Term
Lessee                       (Sq. Ft.)         GLA         Annum ($)    Beginning      To
----------------------------------------------------------------------------------------------
LA Fitness                    41,000           21           17.00         12/03         12/14
                                                              CPI         01/15         04/19

Ross Dress for Less           30,187           16           10.75         05/04         01/15

T.J. Maxx                     30,000           16            8.95         09/03         09/13

     For federal income tax purposes, the depreciable basis in this property will be approximately $31,877,200. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     John's Creek Village was newly constructed in 2003 and 2004. The property is currently leasing up the remaining vacancies and certain tenants have executed leases for retail space within the shopping center. As of September 1, 2004, this property was 71% occupied with a total 136,782 square feet leased to 16 tenants and two ground lease tenants. The following table sets forth certain information with respect to those leases:

                                     Approximate                                 Current         Base Rent Per
                                     GLA Leased          Lease      Renewal       Annual          Square Foot
Lessee                                (Sq. Ft.)           Ends      Options      Rent ($)        Per Annum ($)
-------------------------------------------------------------------------------------------------------------------
Nextel Communications                    1,640           11/08       2/5 yr.      46,740            28.50
American Mattress                        6,500           11/08       1/5 yr.     100,750            15.50
Electronics Boutique                     1,200           01/09       2/5 yr.      36,000            30.00
State Farm Insurance                     1,700           01/09       1/5 yr.      45,050            26.50
T-Mobile                                 1,500           02/09       1/5 yr.      51,000            34.00
Cold Stone Creamery                      1,360           02/09       2/5 yr.      39,440            29.00
Portrait Innovations                     2,375           05/09         -          64,125            27.00
Hollywood Video                          5,020           06/09              *    124,245            24.75
Hibbett Soprting Goods                   5,000           10/09              *     72,750            14.55
T.J. Maxx                               30,000           09/13       4/5 yr.     268,500             8.95
Dry Cleaners                             1,700           12/13       2/5 yr.      47,600            28.00
Chipolte Mexican Grill                   3,000           12/13       3/5 yr.      93,000            31.00
Starbucks                                1,665           02/14       4/5 yr.      56,527            33.95
Ross Dress for Less                     30,187           01/15       4/5 yr.     324,510            10.75
Doctor's Visionworks                     2,400           03/14       2/5 yr.      64,800            27.00
LA Fitness                              41,000           04/23       3/5 yr.     697,000            17.00
Chili's (Ground Lease)                   5,555           05/14       4/5 yr.     100,000              N/A
IHOP (Ground Lease)                      5,000           12/23       4/5 yr.      85,000              N/A

* As of September 1, 2004, the tenants have not occupied their space.

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

HUEBNER OAKS CENTER, SAN ANTONIO, TEXAS

     We purchased an existing shopping center known as Huebner Oaks Center, containing 286,684 gross leasable square feet (which includes 8,036 square feet of ground lease space). The center is located at I-10 and Huebner Road, in San Antonio, Texas.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $79,721,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $278 per square foot of leasable space.

     We purchased this property with our own funds. On June 22, 2004, we obtained financing in the form of two loans totaling $48,000,000. The first loan requires interest only payments on $31,723,000 at an annual rate of 4.20% and matures July 2010. The second loan requires interest only payments on $16,277,000 at an annual rate of 3.96% and matures July 2010.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     One tenant, Bed, Bath & Beyond, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                           Base Rent
                            Approximate       % of        Per Square
                            GLA Leased        Total        Foot Per         Lease Term
Lessee                       (Sq. Ft.)         GLA         Annum ($)    Beginning      To
----------------------------------------------------------------------------------------------
Bed, Bath & Beyond            35,009           12            9.65         03/97        03/02
                                                            10.62         04/02        03/07
                                                            11.68         04/07        01/08

     For federal income tax purposes, the depreciable basis in this property will be approximately $60,006,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Huebner Oaks Center was built between 1997 and 1998. As of September 1, 2004, this property was 97% occupied, with a total 279,461 square feet leased to 54 tenants and one ground lease tenant. The following table sets forth certain information with respect to those leases:

                                     Approximate                                 Current         Base Rent Per
                                     GLA Leased          Lease      Renewal       Annual          Square Foot
Lessee                                (Sq. Ft.)           Ends      Options      Rent ($)        Per Annum ($)
-------------------------------------------------------------------------------------------------------------------
Yankee Candle                            2,028           02/05       1/5 yr.       54,756           27.00
Mattress Firm                            2,942           05/05          -          64,724           22.00
Compass ATM                                 60           07/05       1/2 yr.       20,000             N/A

                                     Approximate                                 Current         Base Rent Per
                                     GLA Leased          Lease      Renewal       Annual          Square Foot
Lessee                                (Sq. Ft.)           Ends      Options      Rent ($)        Per Annum ($)
-------------------------------------------------------------------------------------------------------------------
AAA Texas                                3,682           11/05       1/5 yr.       77,322           21.00
Marble Slab                              1,542           12/05       3/3 yr.       37,008           24.00
Kinko's                                  4,760           02/06       3/5 yr.       92,249           19.38
EB Game World                            1,160           08/06          -          32,480           28.00
Pier 1 Imports                           8,990           02/07       3/5 yr.      182,137           20.26
Old Navy                                14,000           03/07       1/5 yr.      196,000           14.00
Shoes 4 Kids                             1,000           02/07       1/3 yr.       26,500           26.50
La Madeleine                             4,200           03/07       2/5 yr.       86,100           20.50
Moon Mippy                                 930           04/07       1/4 yr.       26,040           28.00
Club Humidor                             2,254           06/07          -          54,096           24.00
Cingular Wireless                        2,502           06/07          -          60,048           24.00
All Ashore Sportswear                    1,264           07/07          -          27,808           22.00
Pearle Vision                            2,721           07/07       2/5 yr.       68,025           25.00
Beauty First                             3,681           09/07       1/5 yr.       77,301           21.00
Verizon Wireless                         1,803           10/07       1/5 yr.       45,075           25.00
Oreck Homecare                           1,103           10/07       1/5 yr.       24,266           22.00
Bed, Bath & Beyond                      35,009           01/08       2/5 yr.      371,796           10.62
Frankly Fake Copy                          854           01/08       1/5 yr.       23,912           28.00
Ross Dress for Less                     28,200           01/08       5/5 yr.      267,900            9.50
Men's Wearhouse                          4,500           02/08       2/5 yr.       88,020           19.56
Fire Wok                                 2,500           03/08       1/5 yr.       52,500           21.00
Ride Away Bicycles                       3,917           04/08          -          58,755           15.00
Claire's Boutique                        1,200           08/08          -          33,600           28.00
Sports Clips                             1,057           09/08          -          26,425           25.00
Gap Kids                                 8,500           09/08       1/5 yr.      180,540           21.24
Victoria's Secret                        4,500           09/08          -          94,500           21.00
Bath & Body Works                        2,500           09/08          -          58,750           23.50
Lane Bryant                              4,500           09/08          -          94,500           21.00
Banana Republic                          5,964           09/08       1/5 yr.      114,807           19.25
California Pizza Kitchen                 4,301           10/08       2/5 yr.      118,708           27.60
GNC                                      1,155           10/08          -          28,875           25.00
Hallmark Creations                       6,416           10/08       2/5 yr.      130,566           20.35
Barbeques Galore                         4,498           11/08       2/5 yr.      124,145           27.60
Abercrombie & Fitch                      6,766           11/08          -         135,320           20.00
Casual Male Big & Tall                   3,914           12/08          -          90,022           23.00
Eddie Bauer                              6,384           01/09          -         193,691           30.34
Gymboree                                 1,925           01/09          -          46,200           24.00
Ann Taylor                               4,500           01/09          -         131,175           29.15
Starbucks                                1,690           02/09       2/5 yr.       38,870           23.00
Steak Escape                             1,663           03/09       1/5 yr.       39,912           24.00
Cactus Low Carb Superstore               2,083           05/09       1/5 yr.       33,328           16.00
Brighton                                 1,498           06/09          -          41,285           27.56
Inksell.com                              1,000           07/09       1/5 yr.       30,000           30.00
Ben Adams Jewelers                       2,233           11/09          -          55,825           25.00
Bombay Company                           4,500           12/09          -         121,500           27.00
Talbots                                  6,314           01/11       1/3 yr.      164,164           26.00
Chico's                                  3,060           07/11       2/5 yr.      107,100           35.00

                                     Approximate                                 Current         Base Rent Per
                                     GLA Leased          Lease      Renewal       Annual          Square Foot
Lessee                                (Sq. Ft.)           Ends      Options      Rent ($)        Per Annum ($)
-------------------------------------------------------------------------------------------------------------------
Macaroni Grill                           7,846           08/12       2/5 yr.      107,000           13.64
American Eagle                           5,800           01/14          -         168,200           29.00
Chipotle Mexican Grill                   2,556           03/14       2/5 yr.       69,012           27.00
Borders Books                           27,500           01/18       5/5 yr.      411,670           14.97
Saltgrass Restaurant (Ground
  Lease)                                 8,036           06/07       4/5 yr.      105,000             N/A

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

PINE RIDGE PLAZA, LAWRENCE, KANSAS

     We purchased an existing shopping center known as Pine Ridge Plaza, containing 230,510 gross leasable square feet (which includes 84,676 square feet of ground lease space). The center is located at 3106 - 3140 Iowa Street, in Lawrence, Kansas.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $26,982,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $117 per square foot of leasable space.

     We purchased this property with our own funds. On July 27, 2004, we obtained financing in the amount of $14,700,000. The loan requires interest only payments at an annual rate of 5.085% and matures August 2009.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Three tenants, Kohl's, T.J. Maxx and Bed, Bath & Beyond, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                           Base Rent
                            Approximate       % of        Per Square
                            GLA Leased        Total        Foot Per         Lease Term
Lessee                       (Sq. Ft.)         GLA         Annum ($)    Beginning      To
----------------------------------------------------------------------------------------------
Kohl's*                       80,654           35             N/A         03/98        01/19

T.J. Maxx                     25,420           11            8.50         04/04        03/09
                                                             9.00         04/09        03/14

Bed, Bath & Beyond            24,000           10           10.00         12/03        01/14

* Ground lease

     For federal income tax purposes, the depreciable basis in this property will be approximately $20,236,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Pine Ridge Plaza was redeveloped from 1998 through 2004 and the inline strip center portion of the property was completed in 2001. As of September 1, 2004, this property was 100% occupied, with a total 230,510 square feet leased to 12 tenants and two ground lease tenants. The following table sets forth certain information with respect to those leases:

                                     Approximate                                 Current         Base Rent Per
                                     GLA Leased          Lease      Renewal       Annual          Square Foot
Lessee                                (Sq. Ft.)           Ends      Options      Rent ($)        Per Annum ($)
-------------------------------------------------------------------------------------------------------------------
Old Navy                                22,000           07/06       2/5 yr.      220,000           10.00
Deals                                    9,862           08/07       2/5 yr.      128,206           13.00
Electronic Boutique                      2,190           03/08       2/5 yr.       41,063           18.75
Sports Clips                             2,190           05/08       1/5 yr.       31,317           14.30
Famous Footwear                         12,000           05/11       3/5 yr.      180,000           15.00
Bath & Body Works                        2,500           01/12       2/5 yr.       37,500           15.00
Hurst Diamonds                           1,375           01/12       1/5 yr.       24,750           18.00
Jason's Deli                             5,000           02/12       3/5 yr.       90,000           18.00
Bed, Bath & Beyond                      24,000           01/14       3/5 yr.      240,000           10.00
Michaels                                21,000           02/14       4/5 yr.      201,495            9.60
T.J. Maxx                               25,420           03/14       4/5 yr.      216,070            8.50
Cost Plus World Market                  18,297           01/15       3/5 yr.      247,010           13.50
Kohl's (Ground Lease)                   80,654           01/19       6/5 yr.      360,000             N/A
IHOP (Ground Lease)                      4,022           11/19       3/5 yr.       55,000             N/A

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

ECKERD DRUG STORES

     We purchased the following four separate existing freestanding retail properties built during 2003 and 2004 known as Eckerd Drug Stores, containing a total of 54,912 gross leasable square feet.

Location                                   Square Feet               Lease Term               Purchase Price ($)
----------------------------------------------------------------------------------------------------------------
1100 W. Hampton Boulevard                        13,824              06/03/04 - 06/02/24             3,069,000
Greer, South Carolina

2041 S. Croatan Highway                          13,824              06/03/04 - 06/02/24             3,650,000
Kill Devil Hills, North Carolina

Broad River and Kennerly                         13,440              06/03/04 - 06/02/24             3,260,000
Columbia, South Carolina

1106 Main Street                                 13,824              06/03/04 - 06/02/24             2,625,000
Crossville, Tennessee

     We purchased the four Eckerd Drug Stores from Eckerd, an unaffiliated third party. Our total acquisition cost, including expenses, was approximately $12,604,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $230 per square foot of leasable space.

     We purchased these properties with our own funds. On July 21, 2004, we obtained financing in the form of four loans totaling $6,800,000. The loans on each property are as follows: Eckerd Drug Store in Greer, South Carolina requires interest only payments on $1,650,000; Eckerd Drug Store in Kill Devil Hills, North Carolina requires interest only payments on $1,975,000; Eckerd Drug Store in Columbia, South Carolina requires interest only payments on $1,750,000; and Eckerd Drug Store in Crossville, Tennessee requires interest only payments on $1,425,000. The interest rate of all the properties' loans is 5.275% and all the properties' loans mature in August 2009.

     In evaluating these properties as potential acquisitions and determining the appropriate amount of consideration to be paid for the properties, we considered a variety of factors including location, demographics, quality of tenant, length of lease, price per square foot, occupancy and the fact that overall rental rate at the property is comparable to market rates. We believe that each of these properties is well located, has acceptable roadway access and is well maintained. These properties will be subject to competition from similar properties within their market area, and economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire these properties.

     One tenant, Eckerd Drug Store, leases 100% of the total gross leasable area of each property. The leases with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                         % of Total    Current                 Base Rent
                         Approximate       GLA of      Annual                 Per Square
                         GLA Leased         each        Rent     Renewal       Foot Per           Lease Term
Lessee/Location           (Sq. Ft.)       Property      ($)      Options       Annum ($)     Beginning        To
--------------------------------------------------------------------------------------------------------------------
1100 W.                    13,824           100        254,727     4/5 yr.        18.43       06/03/04 -    06/02/24
  Hampton
  Blvd.
Greer, SC

2041 S. Croatan            13,824           100        302,950     4/5 yr.        21.91       06/03/04 -    06/02/24
  Hwy.
Kill Devil Hills,
  NC

Broad River                13,440           100        270,580     4/5 yr.        20.13       06/03/04 -    06/02/24
  and Kennerly
Columbia, SC

1106 Main                  13,824           100        217,875     4/5 yr.        15.76       06/03/04 -    06/02/24
  Street
Crossville, TN

     For federal income tax purposes, the depreciable basis in these properties will be approximately $9,453,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

PLAZA SANTA FE, PHASE II, SANTA FE, NEW MEXICO

     We purchased an existing shopping center known as Plaza Santa Fe, Phase II, containing 222,389 gross leasable square feet. The center is located at Cerrilos Road and Zafarano Boulevard in Santa Fe, New Mexico.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $31,020,600. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $139 per square foot of leasable space.

     We purchased this property with our own funds and by assuming the existing mortgage debt on the property. The outstanding balance on the mortgage debt at the date of acquisition was $17,551,721. This loan requires monthly principal and interest payments based on a fixed interest rate of 6.2% per annum and cannot be prepaid prior to January 2005. The loan matures on December 1, 2012.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Three tenants, Best Buy, Linens 'N Things and T.J. Maxx, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                           Base Rent
                            Approximate       % of        Per Square
                            GLA Leased        Total        Foot Per         Lease Term
Lessee                       (Sq. Ft.)         GLA         Annum ($)    Beginning      To
----------------------------------------------------------------------------------------------
Best Buy                      31,226           14           13.50         09/01        01/09
                                                            14.00         02/09        01/17

Linens 'N Things              31,500           14           13.50         11/00        01/06
                                                            14.85         02/06        01/11
                                                            16.34         02/11        01/16

T.J. Maxx                     30,900           14           10.50         11/00        11/10

     For federal income tax purposes, the depreciable basis in this property will be approximately $23,300,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Plaza Santa Fe Phase II was built between 2000 to 2002. As of September 1, 2004, this property was 98% occupied, with a total 217,329 square feet leased to 20 tenants. The following table sets forth certain information with respect to those leases:

                                     Approximate                                 Current         Base Rent Per
                                     GLA Leased          Lease      Renewal       Annual          Square Foot
Lessee                                (Sq. Ft.)           Ends      Options      Rent ($)        Per Annum ($)
-------------------------------------------------------------------------------------------------------------------
State Farm Insurance                     1,250           02/05       2/3 yr.       27,500           22.00
Old Navy                                20,115           11/06       2/5 yr.      251,438           12.50
H & R Block                              1,900           10/07       1/5 yr.       37,050           19.50
Corral West                              7,556           10/07       1/5 yr.       75,560           10.00
Cactus Salon                             1,250           01/08       1/5 yr.       30,000           24.00
French & French                          3,038           11/08       1/7 yr.       69,874           23.00
Alltel                                   3,932           12/08       2/5 yr.      112,612           28.64
T.J. Maxx                               30,900           11/10       3/5 yr.      324,450           10.50
Michaels                                20,280           03/11       3/5 yr.      253,500           12.50
D & A Mattress                           4,710           05/11       2/5 yr.       89,490           19.00
Famous Footwear                          8,000           01/12       2/5 yr.      136,000           17.00
Super Nails                              1,000           05/12       1/5 yr.       30,000           30.00
Quizno's                                 1,900           08/12       1/5 yr.       37,715           19.85
Osaka Grill                              6,000           09/12       2/5 yr.      150,000           25.00
Payless Shoe Source                      2,850           09/13       2/5 yr.       57,000           20.00
Mens Wearhouse                           4,505           02/15       1/5 yr.       83,343           18.50
Linens 'N Things                        31,500           01/16       3/5 yr.      425,250           13.50
Best Buy                                31,226           01/17       2/5 yr.      421,551           13.50
PETsMART                                20,010           01/17       3/5 yr.      284,742           14.23
Borders                                 15,407           01/18       5/5 yr.      234,957           15.25

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

NORTHPOINTE PLAZA, SPOKANE, WASHINGTON

     We purchased an existing shopping center known as Northpointe Plaza, containing 377,924 gross leasable square feet (which consists of 18,719 square feet of ground lease space). The center is located at 10100 N. Newport Highway in Spokane, Washington.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $48,500,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $128 per square foot of leasable space.

     We purchased this property with our own funds. On June 4, 2004, we obtained financing in the amount of $30,850,000. The loan requires interest only payments at an annual rate of 4.272% and matures May 2009.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Three tenants, Safeway, Best Buy and Gart Sports, each leases more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                           Base Rent
                            Approximate       % of        Per Square
                            GLA Leased        Total        Foot Per         Lease Term
Lessee                       (Sq. Ft.)         GLA         Annum ($)    Beginning      To
----------------------------------------------------------------------------------------------
Safeway                       47,000           12            7.09         11/90        10/95
                                                             7.43         11/95        11/95
                                                             7.44         12/95        10/00
                                                             7.80         11/00        11/00
                                                             7.82         12/00        10/05
                                                             8.19         11/05        11/05
                                                             8.21         12/05        11/10

Best Buy                      45,000           12            7.56         10/01        01/07
                                                             8.12         02/07        01/12
                                                             8.71         02/12        01/17

Gart Sports                   45,658           12            9.95         10/97        08/98
                                                            10.56         09/98        10/02
                                                            11.56         11/02        10/07
                                                            12.66         11/07        01/13

     For federal income tax purposes, the depreciable basis in this property will be approximately $36,375,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Northpointe Plaza was built between 1991 to 1993. As of September 1, 2004, this property was 99% occupied, with a total 374,807 square feet leased to 27 tenants and four ground lease tenants. The following table sets forth certain information with respect to those leases:

                                     Approximate                                 Current         Base Rent Per
                                     GLA Leased          Lease      Renewal       Annual          Square Foot
Lessee                                (Sq. Ft.)           Ends      Options      Rent ($)        Per Annum ($)
-------------------------------------------------------------------------------------------------------------------
RadioShack                               2,764           08/05          -          34,550           12.50
Payless Shoes                            2,992           11/05       1/5 yr.       52,659           17.60
T.J. Maxx                               24,894           01/06       2/5 yr.      186,705            7.50
Sally Beauty Supplies                    1,778           03/06       2/5 yr.       22,401           12.60
Corral West                              7,560           03/06       1/5 yr.       64,260            8.50
Great Clips                              1,600           05/06          -          27,920           17.45
Mother Cupboard                          1,600           05/06       1/5 yr.       26,400           16.50
Washington Mutual                        4,500           06/06       2/5 yr.       82,404           18.31
Fashion Bug                              9,000           01/07       3/5 yr.       81,000            9.00
Pier 1 Imports                          10,000           06/07       2/5 yr.      148,200           14.82
Foxy Nails                               1,840           10/07       1/5 yr.       31,284           17.00
Payday Plus                              1,250           06/08       1/5 yr.       26,400           21.12

                                     Approximate                                 Current         Base Rent Per
                                     GLA Leased          Lease      Renewal       Annual          Square Foot
Lessee                                (Sq. Ft.)           Ends      Options      Rent ($)        Per Annum ($)
-------------------------------------------------------------------------------------------------------------------
Mark Webb                                1,500           01/09          -          25,500           17.00
America's Best                           4,500           03/09          -          72,000           16.00
Hollywood Video                          7,500           08/09       1/5 yr.      141,450           18.86
Safeway                                 47,000           11/10       7/5 yr.      367,386            7.82
Safeway Gas Bar (Ground
  Lease)                                 4,000           01/11       7/5 yr.       98,000             N/A
Bath & Body Works                        2,363           01/11       2/5 yr.       42,888           18.15
Marks Hallmark                           5,026           01/11          -          75,390           15.00
Mail Boxes, Etc.                         1,600           07/11          -          27,200           17.00
Red Robin Restaurant (Ground
  Lease)                                 6,469           11/11       4/5 yr.       87,808             N/A
Taco Bell (Ground Lease)                 3,000           05/12       4/5 yr.       54,996             N/A
Gart Sports                             45,658           01/13       2/5 yr.      527,592           11.56
Old Country Buffet                      10,172           01/13       2/5 yr.      140,373           13.80
Azteca Restaurant                        5,275           04/13       2/5 yr.       87,860           16.66
Staples                                 25,356           07/13       3/5 yr.      305,793           12.06
PETsMART                                26,175           08/13       4/5 yr.      376,396           14.38
Linens 'N Things                        36,554           09/15       3/5 yr.      448,517           12.27
Best Buy                                45,000           01/17       3/5 yr.      340,000            7.56
Borders                                 22,631           01/18       5/5 yr.      178,785            7.90
Applebees (Ground Lease)                 5,230           12/27       4/5 yr.       66,999             N/A

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

WATAUGA PAVILION, WATAUGA, TEXAS

     We purchased a newly constructed shopping center known as Watauga Pavilion, containing 205,740 gross leasable square feet. The center is located at 7600-7620 Denton Highway in Watauga, Texas.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $35,669,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $173 per square foot of leasable space.

     We purchased this property with our own funds. On June 7, 2004, we obtained financing in the amount of $19,617,000. The loan requires interest only payments at an annual rate of 4.140% and matures June 2010.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Three tenants, Oshman's Sporting Goods, Ross Dress for Less and Bed, Bath & Beyond, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                           Base Rent
                            Approximate       % of        Per Square
                            GLA Leased        Total        Foot Per         Lease Term
Lessee                       (Sq. Ft.)         GLA         Annum ($)    Beginning      To
----------------------------------------------------------------------------------------------
Oshman's Sporting Goods       32,630           16           10.60         03/04        01/10
                                                            11.00         02/10        01/15

Ross Dress for Less           30,130           15            9.25         05/04        05/09
                                                             9.50         06/09        01/15

Bed, Bath & Beyond            24,272           12            7.50         01/04        01/14

     For federal income tax purposes, the depreciable basis in this property will be approximately $26,800,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Watauga Pavilion was built during 2003 to 2004. As of September 1, 2004, this property was 93% occupied, with a total 192,155 square feet leased to 14 tenants. The following table sets forth certain information with respect to those leases:

                                     Approximate                                                  Base Rent Per
                                     GLA Leased                     Renewal   Current Annual       Square Foot
Lessee                                (Sq. Ft.)       Lease Ends    Options      Rent ($)         Per Annum ($)
-------------------------------------------------------------------------------------------------------------------
Cool Cuts 4 Kids                         1,210          10/08        1/5 yr.        25,410           21.00
Sprint Spectrum                          2,738          12/08        2/5 yr.        60,236           22.00
EB Games                                 1,500          12/08        2/5 yr.        34,500           23.00
Mattress Giant                           5,000          01/09        2/5 yr.       110,000           22.00
Beauty Brands                            6,260          02/09        1/5 yr.       138,600           22.14
Half Price Books                         9,663          01/14        2/5 yr.       115,956           12.00
Bed, Bath & Beyond                      24,272          01/14        3/5 yr.       182,040            7.50
Pier 1 Imports                           9,373          02/14        2/5 yr.       161,491           17.23
Office Depot                            20,000          04/14        3/5 yr.       260,832           13.04
Party City                              12,000          01/15        3/5 yr.       159,000           13.25
Ross Dress for Less                     30,130          01/15        5/5 yr.       278,703            9.25
Oshman's Sporting
  Goods                                 32,630          01/15        3/5 yr.       345,912           10.60
Cost Plus World Market                  17,999          01/15        3/5 yr.       238,487           13.25
PETsMART                                19,380          03/19        3/5 yr.       201,552           10.40

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

EASTWOOD TOWNE CENTER, LANSING, MICHIGAN

     We purchased an existing shopping center known as Eastwood Towne Center, containing 326,981 gross leasable square feet (which consists of 24,110 square feet of ground lease space). The center is located at 3003 Preyde Boulevard in Lansing, Michigan.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $85,000,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $260 per square foot of leasable space.

     We purchased this property with our own funds. On June 23, 2004, we obtained financing in the amount of $46,750,000. The loan requires interest only payments at an annual rate of 4.64% and matures July 2009.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     One tenant, Dick's Sporting Goods, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                           Base Rent
                            Approximate       % of        Per Square
                            GLA Leased        Total        Foot Per         Lease Term
Lessee                       (Sq. Ft.)         GLA         Annum ($)    Beginning      To
----------------------------------------------------------------------------------------------
Dick's Sporting Goods         45,000           13              0          09/02        06/04
                                                            8.00          07/04        01/08
                                                            8.50          02/08        01/13
                                                            9.00          02/13        01/18

     For federal income tax purposes, the depreciable basis in this property will be approximately $63,750,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Eastwood Towne Center was built in 2002. As of September 1, 2004, this property was 99% occupied, with a total 324,020 square feet leased to 60 tenants. The following table sets forth certain information with respect to those leases:

                                     Approximate                                                 Base Rent Per
                                     GLA Leased                     Renewal    Current Annual     Square Foot
Lessee                                (Sq. Ft.)       Lease Ends    Options       Rent ($)       Per Annum ($)
-------------------------------------------------------------------------------------------------------------------
State Employee
  Credit Union                          2,120           09/07        2/5 yr.        74,200           35.00
Panchero's                              2,409           09/07        2/5 yr.        52,998           22.00
Claire's                                1,200           09/07        1/5 yr.        38,400           32.00
Sprint PCS                              1,089           09/07        1/5 yr.        43,560           40.00
Fabiano's Candies                       1,090           09/07        1/5 yr.        27,250           25.00

                                     Approximate                                                 Base Rent Per
                                     GLA Leased                     Renewal    Current Annual     Square Foot
Lessee                                (Sq. Ft.)       Lease Ends    Options       Rent ($)       Per Annum ($)
-------------------------------------------------------------------------------------------------------------------
Electronics Boutique                    1,148           09/07        2/3 yr.        45,920           40.00
Hallmark                                4,500           02/08        2/5 yr.        94,500           21.00
Star Image
  Photography                             825           07/08        3/5 yr.        28,875           35.00
LA Weight Loss                          1,100           04/09           -           22,000           20.00
See Optics                              1,200           09/09        1/5 yr.        42,000           35.00
                                                                     1/4 yr.
Banana Republic                         7,000           09/10        1/3 yr.       105,000           15.00
The Gap                                 7,526           09/10        1/4 yr.       120,416           16.00
                                                                     1/3 yr.
Maggie Moo's                            1,105           10/10        2/5 yr.        44,200           40.00
Beauty First                            3,388           10/10        1/7 yr.        84,700           25.00
Pier 1 Imports                         10,002           06/12        2/5 yr.       200,040           20.00
Limited Too                             3,980           09/12        1/5 yr.        91,540           23.00
Old Thyme Herbs                         1,000           09/12        2/5 yr.        38,000           38.00
Mall Office                             1,000           09/12           -           20,000           20.00
Ritz Camera                             1,500           09/12        2/5 yr.        37,500           25.00
Johnny Rockets                          2,592           09/12        4/5 yr.        85,536           33.00
Oneida                                  4,000           09/12        1/5 yr.        90,000           22.50
Claddagh Pub                            5,987           09/12        2/5 yr.       137,701           23.00
Forever 21                              6,838           09/12        2/5 yr.       143,598           21.00
Casual Corner                           6,019           09/12        1/5 yr.       150,475           25.00
Subway                                  1,729           10/12        2/5 yr.        56,192           32.50
Treehouse Toys                          4,716           10/12        2/5 yr.       113,184           24.00
Mitchell's Fish
  Market                                7,264           11/12        2/5 yr.       183,416           25.25
Coldwater Creek                         6,000           11/12        2/5 yr.       150,000           25.00
J. Crew                                 6,000           01/13        1/5 yr.       144,000           24.00
Guess                                   5,000           01/13           -          125,000           25.00
White House Black                       1,850           01/13        2/5 yr.        61,050           33.00
  Market
Express                                 8,000           01/13        2/5 yr.       192,000           24.00
Victoria's Secret                       6,500           01/13        2/5 yr.       156,000           24.00
DSW Shoe
  Warehouse                            25,000           01/13        4/5 yr.       300,000           12.00
Jos A. Banks                            4,500           01/13        1/5 yr.       121,500           27.00
American Eagle                          5,400           01/13        2/5 yr.       129,600           24.00
Ann Taylor Loft                         5,280           01/13        2/5 yr.       132,000           25.00
Bath & Body Works                       3,360           01/13        2/5 yr.        80,640           24.00
Yankee Candle                           2,500           01/13        2/5 yr.        75,000           30.00
The Children's Place                    4,526           01/13        2/5 yr.       117,676           26.00
Aeropostal                              3,600           01/13        1/5 yr.        86,400           24.00
Starbuck's                              1,440           02/13        4/5 yr.        50,400           35.00
Lane Bryant                             5,390           02/13        2/5 yr.       140,140           26.00
McAlister's Deli                        3,311           02/13        2/5 yr.        79,464           24.00
Christopher & Banks                     3,000           03/13        2/5 yr.       105,000           35.00
Venetian Nails                          1,376           04/13        2/5 yr.        48,160           35.00

                                     Approximate                                                 Base Rent Per
                                     GLA Leased                     Renewal    Current Annual     Square Foot
Lessee                                (Sq. Ft.)       Lease Ends    Options       Rent ($)       Per Annum ($)
-------------------------------------------------------------------------------------------------------------------
April Cornell                           2,250           05/13        2/5 yr.        76,500           34.00
Mother's Work                           2,685           06/13        2/5 yr.        93,975           35.00
Capitol Fur                             1,100           10/13        2/5 yr.        28,600           26.00
Hampton Jewelers                        2,163           10/13        2/5 yr.        43,260           20.00
Talbots                                 4,800           01/14        2/5 yr.       112,800           23.50
Wlliams-Sonoma                          5,500           01/15           -          121,000           22.00
Pottery Barn                           10,500           01/15           -          231,000           22.00
Brio/Bravo                              7,134           09/17        1/5 yr.       190,000           26.63
Borders (Schuler
  Books)                               24,418           01/18        3/5 yr.       439,524           18.00
Dick's Sporting
  Goods                                45,000           01/18        4/5 yr.       360,000            8.00
CoAmerica (Ground
  Lease)                                3,310           10/18        4/5 yr.       125,000             N/A
Max & Erma's
  (Ground Lease)                        7,000           09/19        4/5 yr.       202,000             N/A
PF Changs (Ground
  Lease)                                6,800           11/12        3/5 yr.        60,000             N/A
Smoky Bones
  (Ground Lease)                        7,000           10/13        4/5 yr.       110,000             N/A

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

ARVADA MARKETPLACE AND ARVADA CONNECTION, ARVADA, COLORADO

     We purchased two existing shopping centers, situated directly across the street from each other, containing 358,757 total gross leasable square feet. Arvada Marketplace contains 297,678 square feet and Arvada Connection contains 61,079 square feet (which includes 2,040 square feet of ground lease space). The centers are located at 7320-7490 West 52nd Street in Arvada, Colorado.

     We purchased these two centers from one unaffiliated third party. Our total acquisition cost was approximately $51,550,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $144 per square foot of leasable space.

     We purchased this property with our own funds. On June 21, 2004 we obtained financing in the amount of $28,510,000. The loan requires interest only payments at an annual rate of 4.13% and matures in July 2009.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Two tenants, Sam's Club and Gart Sports, each lease more than 10% of the total gross leasable area of Arvada Marketplace and two tenants, Old Country Buffet and Pier 1 Imports, each lease more than 10% of the total gross leasable area at Arvada Connection. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                           Base Rent
                            Approximate       % of        Per Square
                            GLA Leased        Total        Foot Per         Lease Term
Lessee                       (Sq. Ft.)         GLA         Annum ($)    Beginning      To
----------------------------------------------------------------------------------------------
ARVADA MARKETPLACE
Sam's Club                    142,491          48            4.04         03/86        07/90
                                                             5.25         08/90        06/95
                                                             6.31         07/95        03/01
                                                             8.01         04/01        03/11

Gart Sports                    54,903          18            6.24         10/93        01/99
                                                             7.15         02/99        12/03
                                                             5.75         01/04        01/04
                                                             6.50         02/04        01/09
                                                             7.25         02/09        01/14

ARVADA CONNECTION
Old Country Buffet             10,000          16            8.00         09/92        12/97
                                                            10.00         01/98        12/02
                                                            11.00         01/03        12/07

Pier 1 Imports                 8,068           13           14.00         04/88        04/93
                                                            15.00         05/93        04/98
                                                            15.00         05/98        04/99
                                                            15.50         05/99        04/00
                                                            16.00         05/00        04/01
                                                            16.50         05/01        04/02
                                                            17.00         05/02        04/03
                                                            17.00         05/03        04/06
                                                            18.00         05/06        04/08

     For federal income tax purposes, the depreciable basis in this property will be approximately $38,700,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Arvada Marketplace and Arvada Connection were built between 1987 through 1990. As of September 1, 2004, Arvada Marketplace was 97% occupied, with a total 288,819 square feet leased to 26 tenants and Arvada Connection was 78% occupied, with a total 47,483 square feet leased to 12 tenants. The following table sets forth certain information with respect to those leases:

                                     Approximate                                                     Base Rent Per
                                     GLA Leased                         Renewal    Current Annual     Square Foot
Lessee                                (Sq. Ft.)       Lease Ends        Options       Rent ($)        Per Annum ($)
-----------------------------------------------------------------------------------------------------------------------
ARVADA MARKETPLACE
Carefree Spas &                                        Month-to-
  Pools                                  6,367           Month            -              60,000           9.42
Ted Johnson, DDS                         1,564          10/04           1/5 yr.          20,301          12.98
Lady of America
Fitness                                  4,200          02/05           1/5 yr.          88,200          21.00
Amanda's Bridal                          5,155          05/05           1/5 yr.          54,128          10.50
Fast Signs                               1,600          06/05           1/5 yr.          24,000          15.00
American General
  Finance                                1,381          11/05           1/5 yr.          24,168          17.50
Namiko's Restaurant                      3,015          02/06              -             53,577          17.77
Cruise Holidays                          1,400          02/06              -             21,000          15.00
Citifinancial                            2,251          12/06           1/5 yr.          35,821          15.91
Elegant Nails                            1,000          01/07              -             18,002          18.00
Schlotzsky's Deli                        1,900          07/07              -             26,600          14.00
The UPS Store                            1,375          12/07           1/5 yr.          24,063          17.50
Supercuts                                2,213          12/07           1/5 yr.          37,621          17.00
Fantastic Sam's                          1,350          12/07           1/5 yr.          22,275          16.50
Fashion Bug                             10,000          03/08          1/15 yr.          80,000           8.00
Subway                                   1,230          10/08           1/5 yr.          22,140          18.00
RadioShack                               2,791          10/08           2/5 yr.          43,958          15.75
Lone Star
  Steakhouse                             6,000          11/08           1/5 yr.          85,430          14.24
Tile for Less                            3,016          03/09              -             48,256          16.00
Executive Tans                           1,500          06/09              -             22,687          15.13
1st Cleaners                             1,400          04/10           1/5 yr.          23,800          17.00
Red Robin Burger                         7,300          12/10           1/5 yr.         201,795          27.64
Sam's Club                             142,491          03/11           4/5 yr.       1,142,063           8.01
Bennett's Bar-B-
  Que                                    6,054          03/12           2/5 yr.         149,836          24.75
Gart Sports                             54,903          01/14           2/5 yr.         356,870           6.50
Office Depot                            17,363          05/14           3/5 yr.         138,904           8.00

ARVADA CONNECTION
SAS Shoes                                2,600          11/04           1/5 yr.          28,600          11.00
Liquor Paradise                          2,600          04/06           1/5 yr.          34,450          13.25
Kwal-Howell Paint
Center                                   3,965          05/06              -             58,484          14.75
State Farm Insurance                     1,190          07/06           1/5 yr.          20,825          17.50
U-Frame-It                               1,680          09/06              -             24,058          14.32
Verizon Wireless                         1,400          10/06              -             26,600          19.00
Pier 1 Imports                           8,068          04/08              -            137,156          17.00
Household Finance                        1,680          11/07           1/5 yr.          25,200          15.00
Old Country Buffet                      10,000          12/07           2/5 yr.         110,000          11.00
Taco Bell (Ground
  Lease)                                 2,240          12/07           2/5 yr.          74,347            N/A

                                     Approximate                                                     Base Rent Per
                                     GLA Leased                         Renewal    Current Annual     Square Foot
Lessee                                (Sq. Ft.)       Lease Ends        Options       Rent ($)        Per Annum ($)
-----------------------------------------------------------------------------------------------------------------------
Waldenbooks &
  More                                 7,600           01/09              -           176,700            23.25
IHOP                                   4,460           01/10            1/3 yr.       101,900            22.85
                                                                        1/4 yr.

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

ALISON'S CORNER SHOPPING CENTER, SAN ANTONIO, TEXAS

     We purchased an existing shopping center known as Alison's Corner Shopping Center containing 55,066 gross leasable square feet. The center is located at 2720 SW Military Drive in San Antonio, Texas.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $7,042,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $128 per square foot of leasable space.

     We purchased this property with our own funds. On May 10, 2004, we obtained financing in the amount of $3,850,000. The loan requires interest only payments at an annual rate of 4.272% and matures June 2010.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Three tenants, Ross Dress for Less, Shoe Carnival and Mattress Firm, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                           Base Rent
                            Approximate       % of        Per Square
                            GLA Leased        Total        Foot Per         Lease Term
Lessee                       (Sq. Ft.)         GLA         Annum ($)    Beginning      To
----------------------------------------------------------------------------------------------
Ross Dress for Less           30,066           55           10.00         09/03        01/14

Shoe Carnival                 12,000           22           13.00         09/03        08/13

Mattress Firm                  9,000           16           12.00         01/04        12/08

     For federal income tax purposes, the depreciable basis in this property will be approximately $5,282,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Alison's Corner was built in 2003. As of September 1, 2004, this property was 100% occupied, with a total 55,066 square feet leased to four tenants. The following table sets forth certain information with respect to those leases:

                                     Approximate                                                      Base Rent Per
                                     GLA Leased                         Renewal    Current Annual      Square Foot
Lessee                                (Sq. Ft.)       Lease Ends        Options       Rent ($)        Per Annum ($)
-----------------------------------------------------------------------------------------------------------------------
Mattress Firm                           9,000          12/08            2/5 yr.       108,000            12.00
Dots                                    4,000          01/09            3/5 yr.        67,000            16.75
Shoe Carnival                          12,000          08/13            2/5 yr.       156,000            13.00
Ross Dress for Less                    30,066          01/14            5/5 yr.       300,660            10.00

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

NORTH RIVERS TOWN CENTER, CHARLESTON, SOUTH CAROLINA

     We purchased a portion of a newly constructed shopping center known as North Rivers Town Center. The property we acquired contains 141,004 gross leasable square feet, (which includes 31,280 square feet of ground lease space). The center is located at Rivers Avenue and Ashley Phosphate Road in Charleston, South Carolina.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $20,100,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $142 per square foot of leasable space.

     We purchased this property with our own funds. On June 3, 2004, we obtained financing in the amount of $11,050,000. The loan requires interest only payments at an annual rate of 4.76% and matures May 2009.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Four tenants, Babies "R" Us, Bed, Bath & Beyond, Ross Dress for Less and Office Depot, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                           Base Rent
                            Approximate       % of        Per Square
                            GLA Leased        Total        Foot Per         Lease Term
Lessee                       (Sq. Ft.)         GLA         Annum ($)    Beginning      To
----------------------------------------------------------------------------------------------
Bed, Bath & Beyond            28,000           20           10.85         11/03        01/14

Ross Dress For Less           30,024           21           11.00         02/04        01/15

Office Depot                  16,000           11           11.50         02/04        01/14

                                                           Base Rent
                            Approximate       % of        Per Square
                            GLA Leased        Total        Foot Per         Lease Term
Lessee                       (Sq. Ft.)         GLA         Annum ($)    Beginning      To
----------------------------------------------------------------------------------------------
Babies "R" Us *               31,280           22            N/A          11/03        01/14

*  Ground Lease

     For federal income tax purposes, the depreciable basis in this property will be approximately $15,100,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     North Rivers Town Center was built during 2003 and 2004. As of September 1, 2004, this property was 100% occupied, with a total 141,004 square feet leased to 15 tenants and a parcel of land lease to one tenant under a ground lease. The following table sets forth certain information with respect to those leases:

                                     Approximate                                                 Base Rent Per
                                     GLA Leased                     Renewal    Current Annual     Square Foot
Lessee                                (Sq. Ft.)       Lease Ends    Options       Rent ($)        Per Annum ($)
-------------------------------------------------------------------------------------------------------------------
All About Cellular                       1,400          01/07        1/3 yr.        27,300           19.50
Mattress Gallery                         2,400          10/08        2/5 yr.        52,800           22.00
Super Nails                              1,400          11/08        1/3 yr.        28,000           20.00
GameStop                                 1,750          11/08        2/5 yr.        35,000           20.00
Great Clips                              1,250          01/09        2/5 yr.        26,250           21.00
Cold Stone
  Creamery                               1,500          01/09        3/5 yr.        30,000           20.00
Firehouse Subs                           1,800          02/09        1/6 yr.        36,000           20.00
Towne Centre                             1,600          03/09        2/3 yr.        26,400           16.50
Pro Golf of
  Charleston                             4,800          03/10        2/3 yr.        76,800           16.00
David's Bridal                          10,000          10/13        2/5 yr.       155,000           15.50
Bed, Bath & Beyond                      28,000          01/14        3/5 yr.       303,800           10.85
Office Depot                            16,000          01/14        4/5 yr.       184,000           11.50
Babies "R" Us
  (Ground Lease)                        31,280          01/14        6/5 yr.       160,776             N/A
Just Fresh Bakery &
  Cafe                                   4,800          02/14        2/5 yr.       100,800           21.00
Pearle Vision                            3,000          02/14        2/5 yr.        60,000           20.00
Ross Dress For Less                     30,024          01/15        4/5 yr.       330,264           11.00

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

BLUEBONNET PARC, BATON ROUGE, LOUISIANA

     We purchased an existing shopping center known as Bluebonnet Parc containing 135,289 gross leasable square feet. The center is located at I-10 and Bluebonnet Road in Baton Rouge, Louisiana.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $22,000,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $163 per square foot of leasable space.

     We purchased this property with our own funds. On May 10, 2004, we obtained financing in the amount of $12,100,000. The loan requires interest only payments at an annual rate of 4.372% and matures May 2009.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Three tenants, Best Buy, Linens 'N Things and Cost Plus World Market, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                           Base Rent
                            Approximate       % of        Per Square
                            GLA Leased        Total        Foot Per         Lease Term
Lessee                       (Sq. Ft.)         GLA         Annum ($)    Beginning      To
----------------------------------------------------------------------------------------------
Best Buy                      45,439           34           13.00         08/02        01/08
                                                            13.50         02/08        01/13
                                                            14.25         02/13        01/18

Linens `N Things              32,418           24           11.50         10/02        01/09
                                                            12.50         02/09        01/14

Cost Plus World Market        18,300           14           14.00         12/02        01/09
                                                            14.50         02/09        01/14

     For federal income tax purposes, the depreciable basis in this property will be approximately $16,500,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Bluebonnet Parc was built in 2002. As of September 1, 2004, this property was 95% occupied, with a total 120,289 square feet leased to seven tenants. The following table sets forth certain information with respect to those leases:

                                     Approximate                                                 Base Rent Per
                                     GLA Leased                     Renewal    Current Annual     Square Foot
Lessee                                (Sq. Ft.)       Lease Ends    Options       Rent ($)        Per Annum ($)
-------------------------------------------------------------------------------------------------------------------
Brook May Music                          8,000          06/09        2/5 yr.       128,000           16.00
David's Bridal                           9,998          09/12        2/5 yr.       159,968           16.00

                                     Approximate                                                 Base Rent Per
                                     GLA Leased                     Renewal    Current Annual     Square Foot
Lessee                                (Sq. Ft.)       Lease Ends    Options       Rent ($)        Per Annum ($)
-------------------------------------------------------------------------------------------------------------------
Lifeway Christian
  Bookstore                              9,161          10/12        2/5 yr.       141,995           15.50
Cost Plus World
  Market                                18,300          01/14        3/5 yr.       256,200           14.00
Linens' N Things                        32,418          01/14        3/5 yr.       372,807           11.50
The Men's
  Wearhouse                              4,973          02/14        2/5 yr.        99,460           20.00
Best Buy                                45,439          01/18        3/5 yr.       590,707           13.00

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

BEST ON THE BOULEVARD, LAS VEGAS, NEVADA

     We purchased an existing shopping center known as Best on the Boulevard, containing 204,427 gross leasable square feet. The center is located at 3820 Maryland Parkway in Las Vegas, Nevada.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $35,500,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $174 per square foot of leasable space.

     We purchased this property with our own funds. On May 7, 2004, we obtained financing in the amount of $19,525,000. The loan requires interest only payments at an annual rate of 3.99% and matures May 2009.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to reimburse a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Three tenants, Best Buy, Barnes & Noble Booksellers and Copeland's Sporting Goods, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                           Base Rent
                            Approximate       % of        Per Square
                            GLA Leased        Total        Foot Per         Lease Term
Lessee                       (Sq. Ft.)         GLA         Annum ($)    Beginning      To
----------------------------------------------------------------------------------------------
Best Buy                      57,726           28           15.00         11/94        01/05
                                                              CPI         02/05        01/10
                                                              CPI         02/10        01/15

Barnes & Noble Booksellers    26,092           13           13.41         09/99        09/04
                                                            14.35         10/04        01/10

                                                           Base Rent
                            Approximate       % of        Per Square
                            GLA Leased        Total        Foot Per         Lease Term
Lessee                       (Sq. Ft.)         GLA         Annum ($)    Beginning      To
----------------------------------------------------------------------------------------------
Copeland's Sporting Goods     25,129           12           27.52         07/97        08/99
                                                            13.50         09/99        06/02
                                                            15.12         07/02        06/07
                                                            16.93         07/07        06/12

     For federal income tax purposes, the depreciable basis in this property will be approximately $26,265,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Best on the Boulevard was built during the three year period from 1996 to 1999. As of September 1, 2004, this property was 77% occupied, with a total 156,756 square feet leased to eight tenants. The following table sets forth certain information with respect to those leases:

                                     Approximate                                                 Base Rent Per
                                     GLA Leased                     Renewal    Current Annual     Square Foot
Lessee                                (Sq. Ft.)       Lease Ends    Options       Rent ($)        Per Annum ($)
-------------------------------------------------------------------------------------------------------------------
Barnes & Noble
  Booksellers                           26,092          01/10        3/5 yr.       350,000           13.41
Rochester Big &
  Tall                                   7,000          08/10        2/5 yr.       201,280           28.75
Deli Planet                              4,800          11/10        2/5 yr.       115,200           24.00
Cost Plus World
  Market                                18,508          02/11        3/5 yr.       303,531           16.40
Hallmark                                 7,500          02/12        3/5 yr.       205,500           27.40
Copeland's Sporting
  Goods                                 25,129          06/12        4/5 yr.       379,950           15.12
Pier 1 Imports                          10,001          09/13        3/5 yr.       169,753           16.97
Best Buy                                57,726          01/15        2/5 yr.       865,890           15.00

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

PARADISE VALLEY MARKETPLACE, PHOENIX, ARIZONA

     We purchased an existing shopping center known as Paradise Valley Marketplace containing 92,158 gross leasable square feet (which includes 10,908 square feet of ground lease space). The center is located at Tatum Boulevard and Shea Boulevard in Phoenix, Arizona.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $28,510,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $309 per square foot of leasable space. Included in the purchase price was 11,000 square feet is vacant land that has been approved for development.

     We purchased this property with our own funds. On June 3, 2004, we obtained financing in the amount of $15,680,500. The loan requires interest only payments at an annual rate of 4.55% and matures May 2009.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Two tenants, Whole Foods Grocery Store and Eckerd Drug Store, lease more than 10% of the total gross leasable area of the property. The lease with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                           Base Rent
                            Approximate       % of        Per Square
                            GLA Leased        Total        Foot Per         Lease Term
Lessee                       (Sq. Ft.)         GLA         Annum ($)    Beginning      To
----------------------------------------------------------------------------------------------
Whole Foods                   32,000           35           13.50         01/02        01/12
                                                              CPI         02/12        01/17
                                                              CPI         02/17        01/22

Eckerd Drug Store *           10,908           12             N/A         07/03        07/23

*  Ground Lease

     For federal income tax purposes, the depreciable basis in this property will be approximately $21,383,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Paradise Valley Marketplace was built in 2002. As of September 1, 2004, this property was 89% occupied, with a total 82,212 square feet leased to 17 tenants. The following table sets forth certain information with respect to those leases:

                                     Approximate                                                 Base Rent Per
                                     GLA Leased                     Renewal    Current Annual     Square Foot
Lessee                                (Sq. Ft.)       Lease Ends    Options       Rent ($)        Per Annum ($)
-------------------------------------------------------------------------------------------------------------------
EB Gameworld                              1,015         11/05        2/3 yr.        30,450           30.00
Beauty Brands                             5,510         12/06        1/5 yr.       176,320           32.00
Verizon Wireless                          2,047         12/06        2/3 yr.        65,504           32.00
Soma Restaurant                           3,452         10/07        1/5 yr.       108,738           31.50
Ship Rite                                 1,340         11/07        1/5 yr.        36,575           27.30
So-Oh! Fashion
  Outlet                                  1,964         02/08        1/5 yr.        53,028           27.00
Hava Java                                 1,587         05/08        1/5 yr.        58,846           37.08
Mattress Authority                        2,453         08/08           -           75,062           30.60
Kolache Factory                           2,100         11/08        2/5 yr.        71,400           34.00

                                     Approximate                                                 Base Rent Per
                                     GLA Leased                     Renewal    Current Annual     Square Foot
Lessee                                (Sq. Ft.)       Lease Ends    Options       Rent ($)        Per Annum ($)
-------------------------------------------------------------------------------------------------------------------
Washington Mutual                       4,114           01/09        3/5 yr.       131,648           32.00
The Diamond
  Source                                1,677           11/09        1/3 yr.        46,956           28.00
Baja Fresh                              2,544           12/11        2/6 yr.        97,079           38.16
Pick Up Stix                            1,820           01/12        2/5 yr.        67,363           37.01
Select Dry Cleaning                     2,505           01/13        2/5 yr.        77,404           30.90
The Men's
  Wearhouse                             5,176           03/13        2/5 yr.       165,632           32.00
Whole Foods                             32,000          01/22        4/5 yr.       432,000           13.50
Eckerds Drug Store
  (Ground Lease)                        10,908          07/23        4/5 yr.       205,000             N/A

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

HERITAGE TOWNE CROSSING, EULESS, TEXAS

     We purchased an existing shopping center known as Heritage Towne Crossing containing 80,639 gross leasable square feet (which includes 7,246 square feet of ground lease space). The center is located at Glade Road and State Highway 121 in Euless, Texas.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $14,567,991. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $181 per square foot of leasable space. A portion of the purchase price will be held in an escrow, to be paid to the seller when the remaining spaces are leased.

     We purchased this property with our own funds. On April 30, 2004, we obtained financing in the amount of $8,950,000. The loan requires interest only payments at an annual rate of 4.374% and matures June 2009.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     No individual tenant leases more than 10% of the total gross leasable area of the property.

     For federal income tax purposes, the depreciable basis in this property will be approximately $12,200,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Heritage Towne Crossing was built in 2002. As of September 1, 2004, this property was 89% occupied, with a total 72,119 square feet leased to 29 tenants. The following table sets forth certain information with respect to those leases:

                                 Approximate                                                                  Base Rent Per
                                 GLA Leased                              Renewal        Current Annual         Square Foot
Lessee                            (Sq. Ft.)          Lease Ends          Options           Rent ($)           Per Annum ($)
---------------------------------------------------------------------------------------------------------------------------
APB Mortgage                        2,530               09/06            1/3 yr.            45,540                18.00
GameStop                            1,400               03/07            1/3 yr.            29,400                21.00
Mattress Firm                       4,000               04/07            2/5 yr.            96,000                24.00
All Battery Store                   2,000               04/07            2/5 yr.            44,000                22.00
Cow Fireworks                       1,200               05/07            2/5 yr.            20,400                17.00
Dapper Dan
  Cleaners                          2,000               06/07            1/5 yr.            38,000                19.00
Lava Asian Grill                    3,000               07/07            1/5 yr.            51,000                17.00
Salon G                             2,800               08/07            1/5 yr.            50,400                18.00
Ultra Tan                           1,600               08/07            2/5 yr.            24,000                15.00
Golf USA of Euless                  3,473               12/07            1/5 yr.            69,460                20.00
Coppell
  Spine/Sports Rehab                2,000               03/08            1/3 yr.            38,000                19.00
Sara Donuts                         1,400               04/08            1/5 yr.            23,800                17.00
Plato's Closet                      3,000               04/08            1/5 yr.            54,000                18.00
Village Barber                      1,100               04/08            1/5 yr.            23,100                21.00
Town & Country                      1,800               04/08            2/5 yr.            32,400                18.00
Parker Uniforms                     3,000               05/08            1/5 yr.            42,000                14.00
The Cash Store                      1,300               07/08            2/5 yr.            24,700                19.00
Art & Frame
  Warehouse                         2,546               07/08            1/5 yr.            39,463                15.50
Wings to Go                         2,000               09/08            1/5 yr.            32,000                16.00
Delicious Delights                  1,500               10/08            1/5 yr.            27,000                18.00
Ultima Fitness                      2,266               11/08            1/5 yr.            37,389                16.50
Nails Spa                           3,410               01/09            1/5 yr.            61,380                18.00
Double Daves                        3,308               03/09            1/5 yr.            54,582                16.50
The Soccer Corner                   4,000               05/10            2/5 yr.            62,600                15.65
Panda Express                       2,250               04/12            2/5 yr.            47,250                21.00
Washington Mutual                   4,000               10/12            4/5 yr.            84,000                21.00
Pearle Vision                       1,990               12/12            2/5 yr.            35,820                18.00
Whataburger
  (Ground lease)                    3,500               08/18            3/5 yr.            60,000                  N/A
Taco Bell (Ground
  lease)                            3,746               09/23            4/5 yr.            51,000                  N/A

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

PEORIA CROSSINGS, PEORIA, ARIZONA

     We purchased a newly constructed shopping center known as Peoria Crossings, containing 213,733 gross leasable square feet. The center is located at 9350 West Northern Avenue, in Peoria, Arizona.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $37,368,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $175 per square foot of leasable space.

     We originally purchased this property with our own funds. On March 5, 2004, we obtained financing in the amount of $20,497,000. The loan requires interest only payments at an annual rate of 4.09% and matures April 2009.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Three tenants, Ross Dress for Less, Michaels and Petco, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenant to pay base annual rent on a monthly basis as follows:

                                                                        Base Rent
                                         Approximate        % of       Per Square
                                          GLA Leased        Total       Foot Per              Lease Term
Lessee                                    (Sq. Ft.)          GLA        Annum ($)      Beginning           To
--------------------------------------------------------------------------------------------------------------
Ross Dress for Less                        30,171            14           10.00          05/03           01/14

Michaels                                   24,063            11           11.00          03/02           02/12

Kohl's                                     88,408            41            8.79          03/04           01/24

     For federal income tax purposes, the depreciable basis in this property will be approximately $28,026,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Peoria Crossing was built in 2002 and 2003. As of September 1, 2004, this property was 97% occupied, with a total 207,711 square feet leased to 20 tenants. The following table sets forth certain information with respect to those leases:

                                 Approximate                                                                  Base Rent Per
                                 GLA Leased                              Renewal        Current Annual         Square Foot
Lessee                            (Sq. Ft.)          Lease Ends          Options           Rent ($)           Per Annum ($)
---------------------------------------------------------------------------------------------------------------------------
Famous Footwear                     10,030              01/08            2/5 yr.            162,988               16.25
EB Games                             1,500              01/08            1/5 yr.             37,500               25.00
Sally Beauty Supply                  1,200              02/08            1/5 yr.             26,400               22.00
Claire's Boutique                    1,269              02/08            1/5 yr.             30,456               24.00
Voice Stream                         1,200              02/08            5/1 yr.             32,400               27.00
Sleep America                        4,500              03/08            1/5 yr.            112,500               25.00
Cold Stone
  Creamery                           1,400              05/08            5/1 yr.             37,492               26.78
Sarpino's Pizzeria                   1,200              07/08            1/5 yr.             32,136               26.78
Great Clips                          1,405              08/08            5/1 yr.             36,179               25.75

                                 Approximate                                                                  Base Rent Per
                                 GLA Leased                              Renewal        Current Annual         Square Foot
Lessee                            (Sq. Ft.)          Lease Ends          Options           Rent ($)           Per Annum ($)
---------------------------------------------------------------------------------------------------------------------------
Julie Nails & Spa                    1,300              12/08            1/5 yr.             33,800               26.00
Supercuts                            1,202              12/08            2/5 yr.             33,656               28.00
Michaels                            24,063              02/12            4/5 yr.            264,693               11.00
Petco                               15,216              10/12            2/5 yr.            216,067               14.20
Payless Shoes                        4,042              01/13            2/5 yr.             80,840               20.00
Quizno's                             1,400              05/13            2/5 yr.             38,500               27.50
Panda Express                        2,205              06/13            2/5 yr.             59,535               27.00
Dress Barn                           8,000              06/13            2/5 yr.            140,000               17.50
Anna's Linens                        8,000              09/13            2/5 yr.            112,000               14.00
Ross Dress for Less                 30,171              01/14            4/5 yr.            301,710               10.00
Kohl's                              88,408              01/24            6/5 yr.            777,524                8.79

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

PROMENADE AT RED CLIFF, ST. GEORGE, UTAH

     We acquired an existing shopping center known as Promenade at Red Cliff containing 94,364 gross leasable square feet. The center is located at 250 N. Red Cliffs Drive in St. George, Utah.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $19,533,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $207 per square foot of leasable space.

     We purchased this property with our own funds. On April 8, 2004, we obtained financing in the amount of $10,590,000. The loan requires interest only payments at an annual rate of 4.29% and matures May 1, 2009.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Three tenants, Old Navy, Staples, and Big 5 Sporting Goods, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                                        Base Rent
                                         Approximate        % of       Per Square
                                          GLA Leased        Total       Foot Per              Lease Term
Lessee                                    (Sq. Ft.)          GLA        Annum ($)      Beginning           To
--------------------------------------------------------------------------------------------------------------
Big 5 Sporting Goods                       10,000            11           11.50          06/97           05/02
                                                                          12.54          06/02           01/07

                                                                        Base Rent
                                         Approximate        % of       Per Square
                                          GLA Leased        Total       Foot Per              Lease Term
Lessee                                    (Sq. Ft.)          GLA        Annum ($)      Beginning           To
--------------------------------------------------------------------------------------------------------------
Old Navy                                   19,324            20           12.00          02/98           11/03
                                                                          13.79          12/03           11/08

Staples                                    22,500            24           11.50          06/97           05/12

     For federal income tax purposes, the depreciable basis in this property will be approximately $14,650,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Promenade at Red Cliff was built in 1998. As of September 1, 2004, this property was 95% occupied, with a total 89,480 square feet leased to 18 tenants. The following table sets forth certain information with respect to those leases:

                               Approximate                                                            Base Rent Per
                               GLA Leased                            Renewal        Current Annual     Square Foot
Lessee                          (Sq. Ft.)        Lease Ends          Options           Rent ($)       Per Annum ($)
-------------------------------------------------------------------------------------------------------------------
Panda Express                      1,513            11/04            3/5 yr.             36,312           24.00
Franklin Quest                     1,206            12/06               -                30,150           25.00
Hollywood
  Entertainment                    6,200            12/06            2/5 yr.            122,328           19.73
Big 5 Sporting
  Goods                           10,000            01/07            4/5 yr.            125,352           12.54
Vitamin World                      1,280            06/07               -                26,880           21.00
Sally Beauty Supply                1,200            06/07               -                22,876           19.06
Gen X Clothing                     7,816            06/07            1/5 yr.            131,543           16.83
Prudential                         1,017            06/07            1/5 yr.             25,628           25.20
Papa John's Pizza                  1,347            12/07            1/5 yr.             35,022           26.00
Durango Grill                      2,693            02/08            1/5 yr.             75,404           28.00
Supercuts                          1,030            02/08               -                24,720           24.00
Cold Stone
  Creamery                         1,173            08/08            2/5 yr.             33,501           28.56
Country Clutter                    1,464            09/08            1/5 yr.             36,600           25.00
Old Navy                          19,324            11/08            1/5 yr.            266,575           13.79
Samuri 21                          4,057            12/08            1/5 yr.             97,368           24.00
Quiznos                            1,424            01/09            1/5 yr.             30,828           21.65
2 Fat Guys Pizza                   4,236            02/09            1/5 yr.             91,074           21.50
Staples                           22,500            05/12            3/5 yr.            258,750           11.50

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

NEWNAN CROSSING WEST AND PHASE II, NEWNAN, GEORGIA

     We acquired an existing shopping center known as Newnan Crossing Phase II containing 160,219 gross leasable square feet (which includes 6,650 square feet of ground lease space), for approximately $22,362,000. This property is adjacent to Newnan Crossing West, which we acquired on December 24, 2003 for approximately $16,808,000. Newnan Crossing West contains 131,196 gross leasable square feet. The center is located at 591 Bullsboro Drive in Newnan, Georgia.

     We purchased the property from an unaffiliated third party. This amount may increase by additional costs which have not been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $139 per square foot, and $128 per square foot of leasable space for Newnan Crossing Phase II and Newnan Crossing West, respectively. We intend to purchase an additional 28,000 gross leasable square feet for approximately $4,042,000 in late 2004 when construction has been completed.

     We originally purchased this property with our own funds. On February 17, 2004, we obtained financing in the amount of $21,543,091. The loan requires interest only payments at an annual rate of 4.38% and matures March 1, 2009.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Three tenants, BJ's Wholesale, T.J. Maxx and Office Depot, each lease more than 10% of the combined total gross leasable area of the West and Phase II properties The leases with these tenants require the tenant to pay base annual rent on a monthly basis as follows:

                                                                        Base Rent
                                         Approximate        % of       Per Square
                                          GLA Leased        Total       Foot Per              Lease Term
Lessee                                    (Sq. Ft.)          GLA        Annum ($)      Beginning           To
--------------------------------------------------------------------------------------------------------------
Office Depot                                30,000           10           10.75          06/99           06/14

T.J. Maxx                                   30,000           10            7.35          08/99           08/04
                                                                           8.00          09/04           08/09

BJ's Wholesale                             115,396           40            8.75          05/03           04/08
                                                                            CPI          05/08           04/13
                                                                            CPI          05/13           04/18
                                                                            CPI          05/18           05/23

     For federal income tax purposes, the depreciable basis will be approximately $15,930,000 and $11,356,000 for Phase II and West, respectively. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Newnan Crossing West and Phase II were built in 1999. As of September 1, 2004, the property was 100% occupied, with a total 291,415 square feet leased to 21 tenants and one ground lease. The following table sets forth certain information with respect to those leases:

                               Approximate                                                            Base Rent Per
                               GLA Leased                            Renewal        Current Annual     Square Foot
Lessee                          (Sq. Ft.)        Lease Ends          Options           Rent ($)       Per Annum ($)
-------------------------------------------------------------------------------------------------------------------
Old Navy                          25,000            09/04            2/5 yr.            225,000            9.00
Hallmark                           5,000            07/06            2/5 yr.             72,500           14.50
RadioShack                         3,000            08/06            2/5 yr.             51,000           17.00
Stratus
  Communication                    1,300            12/06            1/5 yr.             22,750           17.50
Hibbett's Sporting
  Goods                            7,000            01/07            2/5 yr.             94,500           13.50
Crystal Nails & Tan                1,300            04/07            1/5 yr.             23,400           18.00
Ted's Montana Grill                4,000            04/08            4/5 yr.             64,000           16.00
Planet Smoothie                    1,040            07/08            1/5 yr.             18,200           17.50
The Corner Tavern                  5,000            08/08            2/5 yr.             85,000           17.00
Great Clips                        1,200            10/08            1/5 yr.             21,600           18.00
Banana Beach                       1,200            12/08            1/5 yr.             21,600           18.00
Cingular Wireless                  1,760            12/08            1/5 yr.             31,680           18.00
My Friend's Place                  1,600            03/09            2/5 yr.             28,800           18.00
Michaels                          23,669            08/09            4/5 yr.            213,336            9.01
T.J. Maxx                         30,000            08/09            3/5 yr.            240,000            8.00
Party City                        12,000            10/09            2/5 yr.            156,000           13.00
Payless Shoe Source                3,000            11/09            2/5 yr.             48,000           16.00
Rack Room                          7,300            01/10            3/5 yr.            124,100           17.00
Sizes Unlimited                    5,000            01/12            2/4 yr.             77,500           15.50
O'Charley's
  (Ground Lease)                   6,650            02/14            3/5 yr.             66,000             N/A
Office Depot                      30,000            06/14            3/5 yr.            322,500           10.75
BJ's Wholesale                   115,396            05/23            4/5 yr.          1,009,715            8.75

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

MACARTHUR CROSSING, LAS COLINAS (IRVING), TEXAS

     We purchased an existing shopping center known as MacArthur Crossing containing 109,755 gross leasable square feet (which includes 6,500 square feet of ground lease space). The center is located at MacArthur Boulevard and LBJ Freeway in Las Colinas (Irving), Texas.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $23,102,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $210 per square foot of leasable space.

     We purchased this property with our own funds. On April 2, 2004, we obtained financing in the amount of $12,700,000. The loan requires interest only payments at an annual rate of 4.29% and matures May 1, 2009.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     One tenant, Stein Mart, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                        Base Rent
                                         Approximate        % of       Per Square
                                          GLA Leased        Total       Foot Per              Lease Term
Lessee                                    (Sq. Ft.)          GLA        Annum ($)      Beginning           To
--------------------------------------------------------------------------------------------------------------
Stein Mart                                 34,000            31           6.75           07/96           07/06
                                                                          7.25           08/06           07/11

     For federal income tax purposes, the depreciable basis in this property will be approximately $17,340,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     MacArthur Crossing was built in 1995 and 1996. As of September 1, 2004, this property was 98% occupied, with a total 107,759 square feet leased to 28 tenants. The following table sets forth certain information with respect to those leases:

                               Approximate                                                            Base Rent Per
                               GLA Leased                            Renewal        Current Annual     Square Foot
Lessee                          (Sq. Ft.)        Lease Ends          Options           Rent ($)       Per Annum ($)
-------------------------------------------------------------------------------------------------------------------
Monarch Dental                     3,920            12/04            1/5 yr.             66,640            17.00
Valley Ranch
  Vacations                        1,381            06/05               -                24,858            18.00
Regis Haircutters                  1,500            01/06            1/5 yr.             37,500            25.00
Custom Clearners                   2,100            02/06            1/5 yr.             58,800            28.00
RadioShack                         2,000            02/06            1/5 yr.             31,000            15.50
Wolf Camera                        1,780            02/06            1/5 yr.             35,600            20.00
Merle Norman                       1,457            02/06            1/5 yr.             23,880            16.39
GNC                                1,400            02/06            1/5 yr.             25,200            18.00
Rice Boxx                          2,101            02/06               -                52,525            25.00
Starbucks Coffee                   1,604            03/06            2/5 yr.             32,080            20.00
The UPS Store                      1,260            06/06            1/5 yr.             30,240            24.00
Sally Beauty Supply                1,500            06/06            1/5 yr.             29,100            19.40
I Fratelli Restaurant              5,000            08/06               -               107,500            21.50
Subway                             1,400            09/06            1/5 yr.             21,000            15.00
Planet Tan                         4,400            10/06            1/5 yr.             70,400            16.00
Blockbuster Video
  (Ground Lease)                   6,500            12/06            4/5 yr.            127,335              N/A
Flowers For You                    2,100            02/07               -                42,000            20.00
Isshin Sushi                       4,000            03/07               -                80,000            20.00
State Farm Insurance               2,000            04/07            1/5 yr.             34,000            17.00
Eyecare 20/20                      2,000            06/07            1/5 yr.             40,000            20.00

                               Approximate                                                            Base Rent Per
                               GLA Leased                            Renewal        Current Annual     Square Foot
Lessee                          (Sq. Ft.)        Lease Ends          Options           Rent ($)       Per Annum ($)
-------------------------------------------------------------------------------------------------------------------
Marshall Message
  Therapy                            640            03/08            2/5 yr.             11,520            18.00
TD Waterhouse                      2,500            04/08            2/5 yr.             55,000            22.00
Quizno's                           2,100            06/09            2/5 yr.             52,500            25.00
Stein Mart                        34,000            07/11            3/5 yr.            229,500             6.75
MiCocina                           4,964            01/12            2/5 yr.            124,100            25.00
Pei Wei                            3,160            02/12            2/5 yr.             96,380            30.50
Mattress Firm                      4,000            04/14            2/5 yr.            108,000            27.00
Firestone Tire                     6,992            07/16            2/5 yr.            145,000            20.74

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

LA PLAZA DEL NORTE, SAN ANTONIO, TEXAS

     We purchased an existing shopping center known as La Plaza Del Norte, containing 320,345 gross leasable square feet. The center is located at 125 Northwest Loop 410, in San Antonio, Texas.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $58,143,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $182 per square foot of leasable space.

     We purchased this property with our own funds. On February 4, 2004, we obtained financing in the amount of $32,528,000. The loan requires interest only payments at an annual rate of 4.61% and matures March 1, 2010.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Two tenants, Oshman's Sporting Goods and Best Buy, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenant to pay base annual rent on a monthly basis as follows:

                                                                        Base Rent
                                         Approximate        % of       Per Square
                                          GLA Leased        Total       Foot Per              Lease Term
Lessee                                    (Sq. Ft.)          GLA        Annum ($)      Beginning           To
--------------------------------------------------------------------------------------------------------------
Oshman's Sporting Goods                    65,000            20           11.11          09/96           01/02
                                                                          11.61          02/02           01/07
                                                                          12.11          02/07           01/12
                                                                          12.61          02/12           01/17

                                                                        Base Rent
                                         Approximate        % of       Per Square
                                          GLA Leased        Total       Foot Per              Lease Term
Lessee                                    (Sq. Ft.)          GLA        Annum ($)      Beginning           To
--------------------------------------------------------------------------------------------------------------
Best Buy                                   58,000            18           14.00          08/96           01/02
                                                                          14.75          02/02           01/07
                                                                          15.50          02/07           01/12

     For federal income tax purposes, the depreciable basis in this property will be approximately $43,076,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     La Plaza Del Norte was built in 1996 and 1999. As of September 1, 2004, this property was 95% occupied, with a total 303,245 square feet leased to 16 tenants. The following table sets forth certain information with respect to those leases:

                               Approximate                                             Current        Base Rent Per
                               GLA Leased                            Renewal           Annual          Square Foot
Lessee                          (Sq. Ft.)        Lease Ends          Options           Rent ($)       Per Annum ($)
-------------------------------------------------------------------------------------------------------------------
Half Price Books                   8,000            10/04            2/5 yr.             84,000            10.50
Lifeway Christian                  6,000            11/06            2/5 yr.            132,000            22.00
Pearle Vision                      3,500            12/06            2/5 yr.            120,750            34.50
Ross Dress for Less               28,438            01/07            4/5 yr.            288,640            10.15
Office Max                        23,229            11/12            2/5 yr.            261,326            11.25
DSW Shoe
Warehouse                         22,000            04/07            4/5 yr.            374,000            17.00
All Battery Center                 1,600            05/07            2/5 yr.             36,800            23.00
Successories                       1,200            09/08            1/3 yr.             26,400            22.00
                                                                       and
                                                                     1/2 yr.
GameStop                           2,006            12/08               -                52,156            26.00
David's Bridal                    12,000            11/09            2/5 yr.            186,240            15.52
Petco                             13,650            11/11            3/5 yr.            278,187            20.38
Cost Plus World
  Market                          18,900            01/12            3/5 yr.            302,400            16.00
Best Buy                          58,000            01/12            3/5 yr.            855,500            14.75
Simpson-Williams                   9,875            12/12               -               161,600            16.36
Bealls                            29,847            01/14            2/5 yr.            194,005             6.50
Oshman's Sporting
  Goods                           65,000            01/17            4/5 yr.            754,650            11.61

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

METRO SQUARE CENTER (SUPER VALU SHOPPING CENTER), SEVERN, MARYLAND

     We purchased an existing shopping center formerly known as Super Valu Shopping Center, containing 61,817 gross leasable square feet. The center is located at 7858 Quarterfield in Severn (Annapolis), Maryland.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $11,031,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $178 per square foot of leasable space.

     We purchased this property with our own funds. On April 1, 2004, we obtained financing in the amount of $6,067,183. The loan requires interest only payments at an annual rate of 4.28% and matures April 1, 2009.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     One tenant, Shoppers Food Warehouse, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                        Base Rent
                                         Approximate        % of       Per Square
                                          GLA Leased        Total       Foot Per              Lease Term
Lessee                                    (Sq. Ft.)          GLA        Annum ($)      Beginning           To
--------------------------------------------------------------------------------------------------------------
Shoppers Food Warehouse                     58,217           94           14.00          09/99           08/04
                                                                          14.50          09/04           08/09
                                                                          15.24          09/09           08/14
                                                                          16.00          09/14           01/20

     For federal income tax purposes, the depreciable basis in this property will be approximately $8,840,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Super Valu Shopping Center was built in 1999. As of September 1, 2004, this property was 100% occupied, with a total 61,817 square feet leased to three tenants. The following table sets forth certain information with respect to those leases:

                               Approximate                                             Current        Base Rent Per
                               GLA Leased                            Renewal           Annual          Square Foot
Lessee                          (Sq. Ft.)        Lease Ends          Options           Rent ($)       Per Annum ($)
-------------------------------------------------------------------------------------------------------------------
Great Clips                        1,200            12/05            5/1 yr.             28,366           23.64
AZZ Cleaners                       2,400            12/07            1/5 yr.             55,080           22.95
Shoppers Food
  Warehouse                       58,217            01/20            4/5 yr.            844,146           14.50

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

LARKSPUR LANDING, LARKSPUR, CALIFORNIA

     We purchased an existing shopping center known as Larkspur Landing, containing 173,821 gross leasable square feet. The center is located at 2257 Larkspur Landing Circle, in Larkspur, California.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $61,145,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $352 per square foot of leasable space.

     We originally purchased this property with our own funds. On January 30, 2004, we obtained financing in the amount of $33,630,000. The loan requires interest only payments at an annual rate of 4.45% and matures February 1, 2009.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     One tenant, Bed, Bath & Beyond, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                        Base Rent
                                         Approximate        % of       Per Square
                                          GLA Leased        Total       Foot Per              Lease Term
Lessee                                    (Sq. Ft.)          GLA        Annum ($)      Beginning           To
--------------------------------------------------------------------------------------------------------------
Bed, Bath & Beyond                          42,318           24           20.50          11/02           11/06
                                                                          21.83          12/06           11/11
                                                                          23.21          12/11           11/17

     For federal income tax purposes, the depreciable basis in this property will be approximately $45,859,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Larkspur Landing was built in 1978 and renovated in 2001. As of September 1, 2004, this property was 87% occupied, with a total 150,893 square feet leased to 34 tenants. The following table sets forth certain information with respect to those leases:

                               Approximate                                             Current        Base Rent Per
                               GLA Leased                            Renewal           Annual          Square Foot
Lessee                          (Sq. Ft.)        Lease Ends          Options           Rent ($)       Per Annum ($)
-------------------------------------------------------------------------------------------------------------------
Sushi Ko*                          1,709        Month-to-Month          -                51,270            30.00

                               Approximate                                             Current        Base Rent Per
                               GLA Leased                            Renewal           Annual          Square Foot
Lessee                          (Sq. Ft.)        Lease Ends          Options           Rent ($)       Per Annum ($)
-------------------------------------------------------------------------------------------------------------------
Golden Gate
  Printing*                        3,287        Month-to-Month          -                30,010             9.13
Sportech                             805            03/05               -                16,503            20.50
24 Hour Fitness                   17,039            03/05            1/5 yr.            358,926            21.06
Asher Clinic                       5,791            04/05            1/5 yr.            152,786            26.38
Roadrunner Burrito*                  800            06/05               -                30,624            38.28
Redhill                            2,688            07/05               -                74,189            27.60
Jaeger                             1,500            07/05               -                42,966            28.64
Oliver Allen Corp.                 9,392            09/05            1/5 yr.            242,313            25.80
Robert Brugger                       880            06/06               -                18,480            21.00
Maxwell Cleaners                   2,748            09/06               -               103,874            37.80
Norman Mahan
  Jewelers                         1,333            01/07               -                43,669            32.76
Determined
  Productions                     11,185            03/07            1/4 yr.            608,663            54.42
Larkspur Shoes &
  Repair                             807            03/07               -                23,564            29.20
Larkspur Landing
  Optomery                         1,165            06/07               -                39,598            33.99
Larkspur Landing
  Pet Clinic                       1,141            04/08               -                36,831            32.28
Bay Area Wireless                    610            04/08            2/5 yr.             23,790            39.00
American Nails                       745            06/08               -                23,691            31.80
AAA                                5,245            07/08            2/5 yr.            169,938            32.40
Togo's Eatery                      1,625            07/08               -                38,375            23.62
Timothy Bricca DD                  1,064            07/08               -                36,133            33.96
All California                     3,359            07/08               -               114,172            33.99
Weight Watchers                    1,291            09/08               -                61,219            47.42
Cooper Alley                       2,000            11/08               -               103,840            51.92
Ragged Sailor                      1,207            12/08               -                33,888            28.08
Marin Brewing Co.                  5,978            03/11               -               190,219            31.82
Fidelity Investments               7,232            07/11            2/5 yr.            459,955            63.60
Yogalive                           6,150            09/12               -               184,500            30.00
Bed, Bath & Beyond                42,318            11/17            3/5 yr.            867,519            20.50
Noonan's Restaurant                6,679            12/18            2/5 yr.            222,878            33.37
Allstate Insurance                   405        Month-to-Month          -                13,365            33.00
Marin Visitor Bureau                 720        Month-to-Month          -                12,000            16.67
Avanti                             1,115        Month-to-Month          -                 2,400             2.15
John Connelly                        880        Month-to-Month          -                 6,924             7.87

* Renewal negotiations in progress

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

NORTH RANCH PAVILIONS, THOUSAND OAKS, CALIFORNIA

     We purchased an existing shopping center known as North Ranch Pavilions, containing 62,812 gross leasable square feet. The center is located at 1125-85 Lindero Road, in Thousand Oaks, California.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $18,468,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $294 per square foot of leasable space.

     We purchased this property with our own funds. On March 3, 2004, we obtained financing in the amount of $10,157,000. The loan requires interest only payments at an annual rate of 4.12% and matures April 2009.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     One tenant, Savvy Salon, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                        Base Rent
                                         Approximate        % of       Per Square
                                          GLA Leased        Total       Foot Per              Lease Term
Lessee                                    (Sq. Ft.)          GLA        Annum ($)      Beginning           To
--------------------------------------------------------------------------------------------------------------
Savvy Salon                                 6,500            10           11.71          10/03           01/04
                                                                          25.20          02/04           01/06
                                                                          26.76          02/06           01/08
                                                                          28.32          02/08           01/10
                                                                          30.00          02/10           01/12
                                                                          31.80          02/12           02/14

     For federal income tax purposes, the depreciable basis in this property will be approximately $13,851,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     North Ranch Pavilions was built in 1992. As of September 1, 2004, this property was 89% occupied, with a total 55,928 square feet leased to 24 tenants. The following table sets forth certain information with respect to those leases:

                               Approximate                                                            Base Rent Per
                               GLA Leased                            Renewal      Current Annual       Square Foot
Lessee                          (Sq. Ft.)         Lease Ends         Options         Rent ($)         Per Annum ($)
-------------------------------------------------------------------------------------------------------------------
Kay's Nails                      1,028              10/04            1/3 yr.          24,178              23.52

                               Approximate                                                            Base Rent Per
                               GLA Leased                            Renewal      Current Annual       Square Foot
Lessee                          (Sq. Ft.)         Lease Ends         Options         Rent ($)         Per Annum ($)
-------------------------------------------------------------------------------------------------------------------
Prudential Realty                3,379              11/04               -             95,287              28.20
Ilene's Boutique                 2,105              12/04               -             51,590              24.51
Seta's Shoes                     1,086              04/05               -             19,548              18.00
Walton's Portraits               1,300              08/06            1/5 yr.          29,832              22.95
Postal Club                      1,086              10/06            1/5 yr.          24,239              22.32
Dance Trends                     2,338              11/06            1/5 yr.          41,523              17.76
Bank of America                  4,500              12/06               -            172,980              38.44
Clubhous Cleaners                1,505              12/06            1/5 yr.          43,765              29.08
Cookies by Design                1,353              01/07            1/5 yr.          31,822              23.52
Malibu Gymnastics                3,740              02/07            3/3 yr.          67,320              18.00
State Farm Insurance             1,023              03/07               -             22,791              22.28
Malibu Gymnastics                3,040              11/08            5/1 yr.          54,720              18.00
Tae Kwon Do
  Academy                        1,512              06/07            2/5 yr.          34,648              22.92
Treasured Memories               3,691              08/07            1/5 yr.          46,129              12.50
Total Body Fitness               1,998              12/07            1/5 yr.          37,042              18.54
Sudore Pilates                   1,346              01/09            1/5 yr.          36,342              27.00
Exotic Thai                      1,746              02/11               -             52,380              30.00
Rustico Ristorante               3,495              08/11            2/5 yr.          94,412              27.01
We Frame It                      1,526              09/11            1/5 yr.          34,609              22.68
Lamp Post Pizza                  3,600              11/11               -             90,145              25.04
Sushi Tei                        1,725              07/12            2/5 yr.          52,705              30.55
North Ranch
  Dentistry                      1,306              10/13            2/5 yr.          38,396              29.40
Savvy Salon                      6,500              02/14            2/5 yr.         163,800              25.20

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

HICKORY RIDGE SHOPPING CENTER, HICKORY, NORTH CAROLINA

     We purchased an existing shopping center known as Hickory Ridge Shopping Center containing 380,487 gross leasable square feet (which includes 70,127 square feet of ground lease space). The center is located at Catawba Valley Road in Hickory, North Carolina.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $41,900,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $110 per square foot of leasable space.

     We originally purchased this property with our own funds. On January 23, 2004, we obtained financing in the amount of $23,650,000. The loan requires interest only payments as an annual rate of 4.531% and matures February 1, 2009.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Three tenants, Best Buy, Kohl's and Dick's Sporting Goods, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                                        Base Rent
                                         Approximate        % of       Per Square
                                          GLA Leased        Total       Foot Per              Lease Term
Lessee                                    (Sq. Ft.)          GLA        Annum ($)      Beginning           To
--------------------------------------------------------------------------------------------------------------
Best Buy                                   45,000            12           10.75          07/99           01/15

Dick's Sporting Goods *                    45,000            12            N/A           01/00           01/20

Kohl's                                     86,584            23            6.83          08/99           02/20

* Ground lease

     For federal income tax purposes, the depreciable basis in this property will be approximately $35,068,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Hickory Ridge Shopping Center was built in 1999. As of September 1, 2004, this property was 100% occupied, with a total 380,487 square feet leased to 21 tenants. The following table sets forth certain information with respect to those leases:

                               Approximate                                                            Base Rent Per
                               GLA Leased                            Renewal      Current Annual       Square Foot
Lessee                          (Sq. Ft.)         Lease Ends         Options         Rent ($)         Per Annum ($)
-------------------------------------------------------------------------------------------------------------------
Sprint PCS                        2,800             10/04            1/5 yr.          50,400              18.00
Great Clips                       1,200             12/04            1/5 yr.          23,400              19.50
Osaka Japanese
  Cuisine                         2,100             01/05            1/5 yr.          40,950              19.50
Thai Orchid                       2,800             01/05            1/5 yr.          53,200              19.00
Tony's Pizza                      2,100             01/05            1/5 yr.          45,150              21.50
Hallmark Cards                    6,000             02/05            2/5 yr.          93,900              15.65
EB Games                          1,600             10/05            1/5 yr.          32,000              20.00
Factory Mattress                  3,600             11/06            1/5 yr.          66,600              18.50
Party City                       12,000             06/09            2/5 yr.         162,000              13.50
Marshalls                        30,000             08/09            3/5 yr.         234,000               7.80
Old Navy                         25,000             01/10            1/5 yr.         212,500               8.50
Shoe Carnival                    12,000             01/10            2/5 yr.         129,000              10.75
Family Christian
  Bookstore                       5,000             03/10            2/5 yr.          90,000              18.00
Pier 1 Imports                    9,976             03/12            2/5 yr.         174,580              17.50
The Avenue                        6,600             01/13            2/5 yr.          78,012              11.82

                               Approximate                                                            Base Rent Per
                               GLA Leased                            Renewal      Current Annual       Square Foot
Lessee                          (Sq. Ft.)         Lease Ends         Options         Rent ($)         Per Annum ($)
-------------------------------------------------------------------------------------------------------------------
Best Buy                         45,000             01/15            3/5 yr.         483,750              10.75
A.C. Moore                       21,000             12/15            3/5 yr.         248,730              11.84
Linens 'N Things                 35,000             01/16            3/5 yr.         367,500              10.50
Kohl's                           86,584             02/20            6/5 yr.         590,995               6.83
Dicks Sporting
  Goods (Ground
  Lease)                         45,000             01/20            6/5 yr.         185,000               N/A
Babies "R" Us
  (Ground Lease)                 25,127             01/13            6/5 yr.         126,647               N/A

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

CORWEST PLAZA, NEW BRITAIN, CONNECTICUT

     We purchased an existing shopping center known as CorWest Plaza containing 115,011 gross leasable square feet. The center is located at 665 and 687 West Main Street in New Britain, Connecticut.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $33,000,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $287 per square foot of leasable space.

     We originally purchased this property with our own funds. On January 7, 2004, we obtained financing in the amount of $18,150,000. The loan requires interest only payments at an annual rate of 4.56% and matures February 1, 2009.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Three tenants, Super Stop and Shop, Liquor Depot and CVS Pharmacy, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                               Base Rent
                           Approximate                        Per Square
                            GLA Leased         % of Total      Foot Per                     Lease Term
Lessee                      (Sq. Ft.)             GLA          Annum ($)          Beginning                To
---------------------------------------------------------------------------------------------------------------
Super Stop &
   Shop                      68,073               59             26.00              05/03                 05/08
                                                                 26.50              06/08                 05/13
                                                                 27.00              06/13                 05/18
                                                                 27.50              06/18                 05/23
                                                                 28.00              06/23                 05/28

                                                               Base Rent
                           Approximate                        Per Square
                            GLA Leased         % of Total      Foot Per                     Lease Term
Lessee                      (Sq. Ft.)             GLA          Annum ($)          Beginning                To
---------------------------------------------------------------------------------------------------------------
CVS Pharmacy                 12,150               11             26.00              06/01                 01/22

Liquor Depot                 14,000               12             14.00              08/01                 08/06
                                                                 16.00              09/06                 08/11

     For federal income tax purposes, the depreciable basis in this property will be approximately $26,101,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     CorWest Plaza was built in phases between 1999 to 2003. As of September 1, 2004, this property was 99% occupied, with a total 114,023 square feet leased to 10 tenants. The following table sets forth certain information with respect to those leases:

                                     Approximate                                    Current         Base Rent Per
                                     GLA Leased                      Renewal         Annual          Square Foot
Lessee                                (Sq. Ft.)       Lease Ends     Options        Rent ($)        Per Annum ($)
-----------------------------------------------------------------------------------------------------------------
Video One                               3,500           09/05        2/3 yr.           49,213           13.52
Rent-A-Center                           6,000           02/06        1/5 yr.           90,000           15.00
Cingular Wireless                       1,553           06/06        1/5 yr.           27,954           18.00
Subway                                  1,500           08/06        4/2 yr.           18,702           12.47
Webster Bank                            2,147           11/05        2/5 yr.           38,646           18.00
Papa Gino's                             3,000           02/11        2/5 yr.           60,000           20.00
Liquor Depot                           14,000           08/11        2/5 yr.          196,000           14.00
Frazier's Two Cleaners &
  Laundromat                            2,100           10/11        2/5 yr.           37,800           18.00
CVS Pharmacy                           12,150           01/22        4/5 yr.          315,900           26.00
Super Stop & Shop                      68,073           05/28        6/5 yr.        1,769,898           26.00

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

SHAW'S SUPERMARKET, NEW BRITAIN, CONNECTICUT

     We purchased a single user retail center known as Shaw's Supermarket, New Britain, containing 65,658 gross leasable square feet. The property is located in New Britain, Connecticut.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $13,656,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $208 per square foot of leasable space.

     We originally purchased this property with our own funds. On January 28, 2004, we obtained financing in the amount of $6,450,000. The loan requires interest only payments as an annual rate of 4.684% and matures November 1, 2008.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of its lease.

     Shaw's Supermarket was built in 1995. One tenant, Shaw's Supermarket, leases 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                                     Base Rent
                          Approximate          % of                  Base Rent      Per Square
                          GLA Leased          Total     Renewal      Per Annum       Foot Per           Lease Term
Lessee                     (Sq. Ft.)           GLA      Options         ($)          Annum ($)      Beginning      To
-----------------------------------------------------------------------------------------------------------------------
Shaw's                       65,658            100      6/5 yr.      1,017,699         15.50          12/95       02/01
  Supermarkets -                                                     1,083,357         16.50          03/01       02/06
  New Britain                                                        1,149,015         17.50          03/06       02/11
                                                                     1,181,844         18.00          03/11       04/16

     For federal income tax purposes, the depreciable basis in this property will be approximately $10,681,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

PAVILION AT KING'S GRANT, CONCORD, NORTH CAROLINA

     We purchased a newly constructed shopping center known as Pavilion at King's Grant, containing 79,109 gross leasable square feet (which includes 65,000 square feet of ground lease space). The center is located at 8050 Concord Mills Boulevard in Concord, North Carolina.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $8,151,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. One tenant, Toys `R Us, is currently paying half rent. When the tenant begins paying full rent, we will pay the balance of the purchase price of approximately $1,563,000. Our total acquisition cost is expected to be approximately $103 per square foot of leasable space.

     We originally purchased this property with our own funds. On April 6, 2004, we obtained financing in the amount of $5,342,000. The loan requires interest only payments at an annual rate of 4.39% and matures May 1, 2009.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Two tenants, Toys "R" Us and Olive Garden, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                Approximate                        Base Rent Per
                                 GLA Leased       % of Total        Square Foot                Lease Term
Lessee                           (Sq. Ft.)           GLA           Per Annum ($)         Beginning         To
---------------------------------------------------------------------------------------------------------------
Toys "R" Us *                     49,000             62                5.10             10/02             01/13

Olive Garden*                      8,500             11                9.41             04/02             04/07
                                                                      10.35             05/07             04/12

* ground lease

     For federal income tax purposes, the depreciable basis in this property will be approximately $2,741,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Pavilion at King's Grant was built in 2002 and 2003. As of September 1, 2004, this property was 100% occupied, with a total 79,109 square feet leased to four tenants and three ground lessees. The following table sets forth certain information with respect to those leases:

                                  Approximate                                        Current          Base Rent Per
                                  GLA Leased                          Renewal         Annual         Square Foot Per
Lessee                             (Sq. Ft.)         Lease Ends       Options        Rent ($)           Annum ($)
---------------------------------------------------------------------------------------------------------------------
RadioShack                           2,400             04/08          2/5 yr.          40,800              17.00
Bank of America                        100             08/08          2/5 yr.          14,400             144.00
Panera Bread                         5,609             12/14          2/5 yr.         109,376              19.50
Jared Jewelers                       6,000             01/23          2/5 yr.         220,020              36.67
Olive Garden *                       8,500             04/12          4/5 yr.          80,000                N/A
Red Lobster *                        7,500             05/12          4/5 yr.          80,000                N/A
Toys "R" Us *                       49,000             01/13          6/5 yr.         250,000                N/A

*  Ground lease

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

ECKERD DRUG STORES

     We purchased the following two separate existing freestanding retail properties known as Eckerd Drug Stores, containing a total of 27,648 gross leasable square feet.

       Location                        Square Feet                Completion Date             Purchase Price ($)
----------------------------------------------------------------------------------------------------------------
33rd Street and Santa Fe                  13,824                        2003                       3,364,000
Edmond, Oklahoma

36th and Robinson                         13,824                        2003                       5,288,000
Norman, Oklahoma

     We purchased these Eckerd Drug Stores from an unaffiliated third party. Our total acquisition cost was approximately $8,652,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $313 per square foot of leasable space.

     We purchased these properties with our own funds. On April 30, 2004, we obtained financing in the amounts of $1,850,000 and $2,900,000 for Eckerd Drug Store - Edmond and Eckerd Drug Store - Norman, respectively. Both loans require interest only payments at an annual rate of 4.374% and mature June 2009.

     One tenant, Eckerd Drug Store, leases 100% of the total gross leasable area of each property. The leases with this tenant require the tenant to pay base annual rent on a monthly basis as follows:

                                            % of
                                            Total                                  Base Rent
                          Approximate      GLA of       Current                   Per Square
                          GLA Leased        each         Annual       Renewal      Foot Per           Lease Term
Lessee/Location            (Sq. Ft.)      Property      Rent ($)      Options      Annum ($)      Beginning       To
---------------------------------------------------------------------------------------------------------------------
33rd Street &               13,824           100        289,292       4/5 yr.        20.93          10/03       10/23
  Santa Fe
Edmond, OK

36th &                      13,824           100        454,806       4/5 yr.        32.90          11/03       11/23
  Robinson
Norman, OK

     A twenty year lease commenced as of the date of acquisition with no increases during the term of the lease. Each lease includes four options, each for a term of five years.

     These properties are on triple net leases and the tenant will be responsible for all repairs.

     For federal income tax purposes, the depreciable basis in these properties will be approximately $6,770,000 When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

DARIEN TOWNE CENTRE, DARIEN, ILLINOIS

     We purchased an existing shopping center known as Darien Towne Centre containing 223,844 gross leasable square feet (which includes 6,371 square feet of ground lease space). The center is located at 2189 75th Street, in Darien, Illinois.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $30,000,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $134 per square foot of leasable space.

     Simultaneously with the purchase this property, we obtained a new loan in the amount of $16,500,000. The loan requires interest only payments based on a rate of 4.65% per annum and matures June 2010.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Three tenants, Home Depot, Circuit City and PETsMART, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                Approximate                     Base Rent Per
                                 GLA Leased       % of Total     Square Foot              Lease Term
Lessee                           (Sq. Ft.)           GLA        Per Annum ($)       Beginning          To
------------------------------------------------------------------------------------------------------------
Home Depot                109,200                49                7.98               05/94           04/99
                                                                   8.35               05/99           04/04
                                                                   8.60               05/04           04/09
                                                                   9.10               05/09           04/14

Circuit City               32,984                15               10.50               05/94           01/05
                                                                    CPI               02/05           01/10
                                                                    CPI               02/10           01/15

PETsMART                   25,487                11               11.20               10/94           09/04
                                                                  11.70               10/04           09/09

     For federal income tax purposes, the depreciable basis in this property will be approximately $22,468,400. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Darien Towne Centre was built in 1994. As of September 1, 2004, this property was 94% occupied, with a total 210,010 square feet was leased to 12 tenants. The following table sets forth certain information with respect to those leases:

                                  Approximate                                        Current          Base Rent Per
                                  GLA Leased                          Renewal         Annual           Square Foot
Lessee                             (Sq. Ft.)         Lease Ends       Options        Rent ($)         Per Annum ($)
-------------------------------------------------------------------------------------------------------------------
Murray's Discount Auto               10,000            10/04          2/5 yr.        110,000              11.00
Signature Cleaners                    1,500            11/04             -            37,260              24.84
Gingiss Formalwear                    2,000            12/04             -            35,010              17.50
Coldwell Banker                       2,468            03/05             -            45,831              18.57
Jenny Craig                           2,000            05/07          1/3 yr.         44,000              22.00
Deals                                12,000            07/07          1/5 yr.        120,000              10.00
TGI Fridays (Ground Lease)            6,371            05/09          3/5 yr.         79,860                N/A
Great Clips                           1,500            08/09          2/3 yr.         33,000              22.00
PETsMART                             25,487            09/09          5/5 yr.        285,454              11.20
Panera Bread                          4,500            12/12          3/5 yr.         94,500              21.00

                                  Approximate                                        Current          Base Rent Per
                                  GLA Leased                          Renewal         Annual           Square Foot
Lessee                             (Sq. Ft.)         Lease Ends       Options        Rent ($)         Per Annum ($)
-------------------------------------------------------------------------------------------------------------------
Home Depot                          109,200            04/14          4/5 yr.        939,120               8.60
Circuit City                         32,984            01/15          4/5 yr.        346,332              10.50

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

STONY CREEK MARKETPLACE, NOBLESVILLE, INDIANA

     We purchased a newly constructed shopping center known as Stony Creek Marketplace containing 153,816 gross leasable square feet (which consists of 8,000 square feet of ground lease space). The center is located at 1713C Mercantile Boulevard in Noblesville, Indiana.

     We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $25,750,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $167 per square foot of leasable space.

     We originally purchased this property with our own funds. On January 20, 2004, we obtained financing in the amount of $14,162,000. The loan requires interest only payments at an annual rate of 4.77% and matures January 1, 2011.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Three tenants, T.J. Maxx, Linens 'N Things and Barnes & Noble, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                Approximate                     Base Rent Per
                                 GLA Leased       % of Total     Square Foot                 Lease Term
Lessee                           (Sq. Ft.)           GLA        Per Annum ($)         Beginning           To
----------------------------------------------------------------------------------------------------------------
T.J. Maxx                       30,000           20                9.50                 09/03             09/13

Linens 'N Things                28,444           18               11.50                 07/03             01/09
                                                                  12.00                 02/09             01/14

Barnes & Noble                  22,000           14               13.49                 09/03             01/16

     For federal income tax purposes, the depreciable basis in this property will be approximately $17,564,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Stony Creek Marketplace was built in 2003. As of September 1, 2004, this property was 100% occupied, with a total 153,816 square feet leased to 20 tenants. The following table sets forth certain information with respect to those leases:

                                     Approximate                                                  Base Rent Per
                                     GLA Leased     Lease          Renewal     Current Annual    Square Foot Per
Lessee                                (Sq. Ft.)      Ends          Options        Rent ($)          Annum ($)
----------------------------------------------------------------------------------------------------------------
Cingular Wireless                       1,487       06/08          2/5 yr.         31,227             21.00
RJ Fastframe                            1,618       06/08          1/5 yr.         33,915             20.96
The UPS Store                           1,618       08/08          1/5 yr.         33,978             21.00
Scrapbook Corner                        4,095       12/08             -            75,758             18.50
Papa Johns Pizza                        1,615       01/09             -            33,915             21.00
Giovanni Jewelers                       1,615       02/09          1/5 yr.         33,915             21.00
Quizno's Classic Subs                   1,600       12/09          2/4 yr.         29,600             18.50
Blockbuster Video                       4,892       05/11          2/5 yr.        102,732             21.00
Today's Bedroom One                     4,890       06/11          1/5 yr.         90,465             18.50
Panera Bread                            4,200       12/12          2/5 yr.         88,200             21.00

Maggie Moo's Ice Cream                  1,615       03/13          2/5 yr.         33,915             21.00
Qdoba Mexican Restaurant                2,272       04/13          2/5 yr.         45,440             20.00
Ossip Optomotry, P.C.                   3,230       04/13          2/5 yr.         60,563             18.75
Pier 1 Imports                          9,375       07/13          2/5 yr.        160,696             17.14
Shoe Carnival                          10,000       07/13          2/5 yr.        130,000             13.00
T.J. Maxx                              30,000       09/13          3/5 yr.        285,000              9.50
Linens 'N Things                       28,444       01/14          3/5 yr.        327,118             11.50
Factory Card Outlet                    11,250       01/14          2/5 yr.        160,313             14.25
Barnes & Noble                         22,000       01/16          2/5 yr.        296,730             13.49
Logan's Roadhouse
  (Ground Lease)                        8,000       03/18          3/5 yr.         75,500               N/A

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

THE SHOPS AT PARK PLACE, PLANO, TEXAS

     We acquired an existing shopping center known as The Shops at Park Place through the purchase of all of the membership interests of the general partner and the membership interest of limited partner of the limited partnership holding title to this center. The center contains 116,300 gross leasable square feet (which includes 3,822 square feet of ground lease space) and is located at 6401 W. Plano Parkway in Plano, Texas.

     An affiliate of our advisor, Inland Park Place Limited Partnership, acquired this property on September 30, 2003 from CDG Park Place LLC, an unaffiliated third party for $23,868,000. Inland Park Place Limited Partnership agreed to sell this property to us when we had raised sufficient funds from the sale of shares to acquire this property from them. The affiliate agreed to sell us this property for the price it paid to the unaffiliated third party, plus any actual costs incurred. Our board of directors unanimously approved acquiring this property, including a unanimous vote of the independent directors.

     Our total acquisition cost was $24,000,000, which included $132,000 of costs incurred by Inland Park Place Limited Partnership. We expect any additional costs to be insignificant. Our acquisition cost is approximately $206 per square foot of leasable space.

     As part of the purchase, title to the property was subject to a loan placed on the property by Inland Park Place Limited Partnership for our benefit. The loan is in the amount of $13,127,000, requires interest only payments at a rate of 4.71% per annum and matures November 2008. We believe the interest rate on this loan is no greater than what we could have obtained from an unaffiliated third party lender.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Four tenants, Walgreens, OfficeMax, Michaels and Bed, Bath & Beyond, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                              Approximate                     Base Rent Per
                               GLA Leased     % of Total     Square Foot Per                  Lease Term
Lessee                         (Sq. Ft.)         GLA            Annum ($)             Beginning            To
---------------------------------------------------------------------------------------------------------------
Walgreens                       15,120           13               20.83                 05/00             04/60

OfficeMax                       23,429           20               13.50                 11/01             11/11
                                                                  14.00                 12/11             11/16

Michaels                        24,133           21               13.50                 08/01             10/11

Bed, Bath &
  Beyond                        25,000           21               11.00                 10/01             01/12

     For federal income tax purposes, the depreciable basis in this property will be approximately $13,175,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     The Shops at Park Place was built in 2001. As of September 1, 2004, this property was 99% leased, with a total 115,460 square feet leased to 11 tenants. The following table sets forth certain information with respect to those leases:

                                  Approximate                                                         Base Rent Per
                                  GLA Leased                          Renewal      Current Annual      Square Foot
Lessee                             (Sq. Ft.)         Lease Ends       Options         Rent ($)        Per Annum ($)
-------------------------------------------------------------------------------------------------------------------
Ebby Halliday Realty                 5,314             10/06          2/5 yr.        154,100              29.00
North Dallas Eye
  Associates                         3,000             10/06          1/5 yr.         90,000              30.00
The Nail Club                        1,100             10/06          1/5 yr.         33,000              30.00
Oxford Cleaners                      1,042             10/06          1/5 yr.         29,176              28.00
Carpet Mills of America              3,500             11/06          2/5 yr.         91,000              26.00
Michaels                            24,133             10/11          3/5 yr.        325,800              13.50

                                  Approximate                                                         Base Rent Per
                                  GLA Leased                          Renewal      Current Annual      Square Foot
Lessee                             (Sq. Ft.)         Lease Ends       Options         Rent ($)        Per Annum ($)
-------------------------------------------------------------------------------------------------------------------
Bed, Bath & Beyond                  25,000             01/12          3/5 yr.        275,000              11.00
Salon Boutique                      10,000             02/12          2/5 yr.        180,000              18.00
OfficeMax                           23,429             11/16          4/5 yr.        316,300              13.50
Walgreens                           15,120             04/60             -           315,000              20.83
Chick-Fil-A (Ground
  Lease)                             3,822             10/15          3/5 yr.         78,500               N/A

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

POTENTIAL PROPERTY ACQUISITIONS

     As of October 7, 2004, we are considering acquiring the 12 properties described below. Our decision to acquire these properties will generally depend upon:

     - no material adverse change occurring in the properties, the tenants or the local economic conditions;

     - our receipt of sufficient net proceeds from our offerings to make these acquisitions or sufficient availability of credit; and

     - our receipt of satisfactory due diligence information including appraisals, environmental reports and lease information.

     Other properties may be identified in the future that we may acquire before or instead of these properties. We cannot guarantee that we will complete these acquisitions.

AZALEA SQUARE SHOPPING CENTER, SUMMERVILLE, SOUTH CAROLINA

     We anticipate purchasing a portion of a newly constructed shopping center known as Azalea Square Shopping Center, containing 395,156 gross leasable square feet (which includes one ground lease space). We intend to purchase 181,360 square feet of that shopping center including the ground lease space. The center is located at U.S. 17-A and Interstate 26 in Summerville, South Carolina.

     We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $30,012,500. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $165 per square foot of leasable space.

     We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Five tenants, T.J. Maxx, Linens 'N Things, Ross Dress for Less, Cost Plus World Market and PETsMART, each leases more than 10% of the total gross leasable area of the property we are purchasing. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:


                                Approximate                       Base Rent Per
                                 GLA Leased       % of Total       Square Foot                   Lease Term
Lessee                           (Sq. Ft.)           GLA          Per Annum ($)         Beginning             To
--------------------------------------------------------------------------------------------------------------------
T.J. Maxx                           30,000           17                7.75               06/04              05/14

Linens 'N Things                    25,000           14               10.75               06/04              05/14

Ross Dress for                      30,000           17                9.50               06/04              05/14
  Less

Cost Plus World                     18,300           10               12.50               06/04              05/14
  Market

PETsMART                            19,107           11               11.00               06/04              05/19

     For federal income tax purposes, the depreciable basis in this property will be approximately $22,509,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Azalea Square is newly constructed in 2004. The property is currently leasing up the remaining vacancies and certain tenants have executed lease for retail space within the shopping center. As of August 1, 2004, the property was 95% leased to 18 tenants. The following table sets forth certain information with respect to those leases:

                                                                                                     Base Rent Per
                                         Approximate GLA                      Current Annual        Square Foot Per
Lessee                                   Leased (Sq. Ft.)      Lease Ends        Rent ($)              Annum ($)
-------------------------------------------------------------------------------------------------------------------
Lee Spa Nails                                 1,500              05/09            36,000                 24.00
S&K Menswear                                  3,603              05/09            64,854                 18.00
Marble Slab Creamery                          1,200              05/09            26,400                 22.00
EB Games                                      1,600              05/09            36,800                 23.00
Sport Clips                                   1,200              05/09            25,200                 21.00
Dress Barn                                    8,050              05/09           120,750                 15.00
Phone Smart                                   1,800              05/09            37,800                 21.00
Artisan Jewelers                              2,400              05/09            57,600                 24.00
T.J. Maxx                                    30,000              05/14           232,500                  7.75
Cost Plus World Market                       18,300              05/14           228,750                 12.50
Pier 1 Imports                               10,800              05/14           167,400                 15.50
Shoe Carnival                                 9,000              05/14           112,500                 12.50
Ross Dress for Less                          30,000              05/14           285,000                  9.50
Linens 'N Things                             25,000              05/14           268,750                 10.75
PETsMART                                     19,107              05/19           210,177                 11.00
Hibbett Sporting Goods                        5,000              05/14            70,000                 14.00

                                                                                                     Base Rent Per
                                         Approximate GLA                      Current Annual        Square Foot Per
Lessee                                   Leased (Sq. Ft.)      Lease Ends        Rent ($)              Annum ($)
-------------------------------------------------------------------------------------------------------------------
McAllisters Deli                              3,600              05/14            75,600                 21.00
Logans (Ground Lease)                           *                05/24            65,000                   N/A

* To be determined

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

ACADEMY SPORTS & OUTDOORS, PORT ARTHUR, TEXAS

     We anticipate purchasing a newly constructed freestanding retail center known as Academy Sports & Outdoors, containing 61,001 gross leasable square feet. The center is located at Memorial Boulevard at Highway 365 in Port Arthur, Texas.

     We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $5,000,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $82 per square foot of leasable space.

     We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     One tenant, Academy Sports & Outdoors, will lease 100% of the total gross leasable area of the property. The lease term will be determined in accordance with the tenant's commencement date. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                                 Base Rent Per
                                    Approximate GLA         % of Total          Square Foot Per
Lessee                             Leased (Sq. Ft.)            GLA                 Annum ($)             Lease Term*
--------------------------------------------------------------------------------------------------------------------
Academy Sports
   & Outdoors                           61,001                 100                   6.56                 20 Years

* Lease term has not been determined at the time of this report

     For federal income tax purposes, the depreciable basis in this property will be approximately $3,750,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

LAKE MARY POINTE, ORLANDO, FLORIDA

     We anticipate purchasing an existing shopping center known as Lake Mary Pointe, containing 51,052 gross leasable square feet. The center is located at U.S. 17/92 and Weldon Boulevard, in Orlando, Florida.

     We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $6,650,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $130 per square foot of leasable space.

     We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     One tenant, Publix, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                Approximate                       Base Rent Per
                                 GLA Leased       % of Total     Square Foot Per               Lease Term
Lessee                           (Sq. Ft.)           GLA            Annum ($)           Beginning             To
------------------------------------------------------------------------------------------------------------------
Publix                              37,866           74               8.60                12/99              12/19

     For federal income tax purposes, the depreciable basis in this property will be approximately $4,987,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Lake Mary Pointe was built in 1999. As of September 1, 2004, this property was 96% occupied, with a total 48,952 square feet leased to nine tenants. The following table sets forth certain information with respect to those leases:

                                               Approximate                                            Base Rent Per
                                               GLA Leased                         Current Annual     Square Foot Per
Lessee                                          (Sq. Ft.)       Lease Ends            Rent ($)          Annum ($)
-------------------------------------------------------------------------------------------------------------------
GNC                                               1,050           12/04                23,930             22.79
Hair Cuttery                                      1,050           02/05                23,237             22.13
Avenue Nails                                      1,043           08/05                24,969             23.94
Pak Mail Center                                   1,050           09/05                23,006             21.91
Vivonia's Italian Pizzeria                        3,750           09/06                81,938             21.85
White Swan Cleaners                               1,050           01/09                16,800             16.00
Subway                                            1,050           02/09                17,063             16.25
China Cook                                        1,043           07/11                20,161             19.33
Publix                                           37,866           12/19               325,648              8.60

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

WINCHESTER COMMONS, MEMPHIS, TENNESSEE

     We anticipate purchasing an existing shopping center known as Winchester Commons, containing 93,024 gross leasable square feet. The center is located on 7956 Winchester Road, in Memphis, Tennessee.

     We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $13,073,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $141 per square foot of leasable space.

     We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     One tenant, Kroger, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                      Base Rent Per
                              Approximate GLA       % of Total       Square Foot Per            Lease Term
Lessee                        Leased (Sq. Ft.)         GLA              Annum ($)          Beginning        To
----------------------------------------------------------------------------------------------------------------
Kroger                                59,670               64              8.24              05/99         04/19

     For federal income tax purposes, the depreciable basis in this property will be approximately $9,805,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Winchester Commons was built in 1999. As of September 1, 2004, this property was 100% occupied, with a total 93,024 square feet leased to 16 tenants. The following table sets forth certain information with respect to those leases:

                                               Approximate                                          Base Rent Per
                                               GLA Leased                         Current Annual   Square Foot Per
Lessee                                          (Sq. Ft.)       Lease Ends            Rent ($)        Annum ($)
------------------------------------------------------------------------------------------------------------------
For Your Eyes Only                                2,220           05/04                45,443           20.47
Fantastic Sam's                                   1,600           06/04                28,000           17.50
Giant TV                                          1,600           09/04                27,200           17.00
The Steak Escape                                  1,600           01/05                26,400           16.50
Shirley's Hallmark                                4,400           02/05                52.800           12.00
The Wine Cellar                                   4,000           03/06                66,000           16.50

                                               Approximate                                           Base Rent Per
                                               GLA Leased                         Current Annual    Square Foot Per
Lessee                                          (Sq. Ft.)       Lease Ends            Rent ($)         Annum ($)
-------------------------------------------------------------------------------------------------------------------
Opportunity Mortgage
  (A+ Wireless)                                   1,534           07/06                26,078           17.00
China Dragon Restaurant                           2,400           10/06                39,600           16.50
Dental Partners of Tennessee                      2,000           01/07                35,500           17.75
Sunsations                                        1,600           07/07                27.200           17.00
Greg Pickett Golf                                 1,600           01/09                27,712           17.32
The UPS Store                                     2,000           01/09                34,000           17.00
Southwinds Cleaners                               1,600           01/09                27,200           17.00
Nextel Communications                             1,600           06/09                33,600           21.00
East End Grill                                    3,600           07/09                59,400           16.50
Kroger                                           59,670           04/19               491,681            8.24

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

LAKEPOINTE TOWNE CROSSING, LEWISVILLE, TEXAS

     We anticipate purchasing a newly constructed shopping center known as Lakepointe Towne Crossing, containing 193,502 gross leasable square feet. The center is located at 715 Hebron Parkway, in Lewisville, Texas.

     We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $39,482,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $204 per square foot of leasable space.

     We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Three tenants, Sportsman's Warehouse, Circuit City and Ross Dress for Less, will lease more than 10% of the total gross leasable area of the property. The lease term has been determined in accordance with the tenant's projected lease commencement date. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                               Base Rent
                           Approximate                        Per Square
                           GLA Leased       % of Total         Foot Per                      Lease Term
Lessee                      (Sq. Ft.)          GLA             Annum ($)            Beginning              To
---------------------------------------------------------------------------------------------------------------
Sportsman's
  Warehouse                  45,250             23               12.00                08/04               08/19

                                                               Base Rent
                           Approximate                        Per Square
                           GLA Leased       % of Total         Foot Per                      Lease Term
Lessee                      (Sq. Ft.)          GLA             Annum ($)            Beginning              To
---------------------------------------------------------------------------------------------------------------
Circuit City                 33,862             18               14.00                06/04               01/19

Ross Dress for
  Less                       30,187             16                9.75                04/03               04/23

     For federal income tax purposes, the depreciable basis in this property will be approximately $29,611,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Lakepointe Towne Crossing was newly constructed in 2004. As of September 1, 2004, the property is currently in a leasing up phase and certain tenants have executed leases for retail space within the shopping center. The following table sets forth certain information with respect to those leases:

                                      Approximate                          Current          Base Rent Per
                                      GLA Leased                           Annual           Square Foot
Lessee                                 (Sq. Ft.)        Lease Ends         Rent ($)         Per Annum ($)
----------------------------------------------------------------------------------------------------------
Mattress Firm                            6,500             08/08           162,500              25.00
Hawk Electronics                         5,000             10/08           125,000              25.00
EB Games                                 1,500             10/08            34,500              23.00
Carter Floors and Countertops            2,240             12/08            51,520              23.00
Great Clips                              1,200             10/09            28,800              24.00
Dr. John Launius                         2,880             11/10            63,360              22.00
Pei Wei Asian Diner                      3,300             10/13            85,800              26.00
Moe's Southwest Grill                    3,121             11/13            78,025              25.00
Circuit City                            33,862             01/19           474,068              14.00
Sportsman's Warehouse                   45,250             08/19           543,000              12.00
Ross Dress for Less                     30,187             04/23           294,323               9.75

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

MANSFIELD TOWNE CROSSING, MANSFIELD, TEXAS

     We anticipate purchasing a newly constructed shopping center known as Mansfield Towne Crossing, containing 111,898 gross leasable square feet of which 4,500 is on a ground lease. The center is located at Highway 287 and Debbie Lane, in Mansfield, Texas.

     We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $19,967,700. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $178 per square foot of leasable space.

     We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Two tenants, Ross Dress for Less and Staples, will lease more than 10% of the total gross leasable area of the property. The lease term will be determined in accordance with the tenant's projected lease commencement date. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                               Base Rent
                           Approximate                        Per Square
                           GLA Leased       % of Total         Foot Per                      Lease Term
Lessee                      (Sq. Ft.)          GLA             Annum ($)            Beginning              To
---------------------------------------------------------------------------------------------------------------
Ross Dress for
  Less                       30,187             27                9.25                10/04               01/15

Staples                      20,388             18               10.50                08/03               08/18

     For federal income tax purposes, the depreciable basis in this property will be approximately $14,975,800. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Mansfield Towne Crossing was newly constructed in 2004. As of September 1, 2004, the property is currently in a leasing up phase and certain tenants have executed leases for retail space within the shopping center . The following table sets forth certain information with respect to those leases:

                                       Approximate                         Current          Base Rent Per
                                       GLA Leased                          Annual           Square Foot
Lessee                                  (Sq. Ft.)        Lease Ends        Rent ($)         Per Annum ($)
----------------------------------------------------------------------------------------------------------
AT & T Wireless                          2,500             07/08            55,000              22.00
EB Games                                 1,500             09/08            31,500              21.00
Sport Clips                              1,440             10/08            30,240              21.00
Luxury Nails                             1,013             02/09            20,259              20.00
Dr. Michael Poison                       1,060             05/09            20,140              19.00
Robertson Pools                          1,440             06/09            27,360              19.00
Bath Junkie                              1,200             06/09            22,800              19.00
Subway                                   1,600             07/09            30,400              19.00
GNC                                      1,200             09/09            22,800              19.00
The Cash Store                           1,600             09/09            30,400              19.00
Creekside Collections                    3,811             09/09            62,882              16.50
Zales Jewelers                           3,000             12/13            64,500              21.50
Famous Footwear                          8,000             01/14           120,000              15.00

                                       Approximate                         Current          Base Rent Per
                                       GLA Leased                          Annual           Square Foot
Lessee                                  (Sq. Ft.)        Lease Ends        Rent ($)         Per Annum ($)
---------------------------------------------------------------------------------------------------------
Payless Shoes                            3,000             01/14            54,000              18.00
Ross Dress for Less                     30,187             01/15           279,229               9.25
Pier 1 Imports                          10,800             02/15           162,000              15.00
Staples                                 20,388             08/18           214,074              10.50
Regions Bank (Ground
  Lease)                                 4,500             01/23            75,000                N/A

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

PLEASANT RUN TOWNE CROSSING, CEDAR HILL, TEXAS

     We anticipate purchasing a newly constructed shopping center known as Pleasant Run Towne Crossing, containing 225,431 gross leasable square feet of which 20,200 is on ground leases. The center is located at Pleasant Run and Highway 67, in Cedar Hill, Texas.

     We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $41,417,800. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $176 per square foot of leasable space.

     We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Two tenants, Oshman's Sporting Goods and Circuit City, will lease more than 10% of the total gross leasable area of the property. The lease term will be determined in accordance with the tenant's lease commencement date. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                                Base Rent
                           Approximate                         Per Square
                           GLA Leased       % of Total          Foot Per                     Lease Term
Lessee                      (Sq. Ft.)          GLA              Annum ($)           Beginning              To
---------------------------------------------------------------------------------------------------------------
Oshman's
  Sporting Goods             40,954             17               10.00                05/04               04/14

Circuit City                 32,570             14               14.00                11/03               01/18

     For federal income tax purposes, the depreciable basis in this property will be approximately $31,063,400. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Pleasant Run Towne Crossing was newly constructed in 2004. As of September 1, 2004, the property is currently in a leasing up phase and certain tenants have executed leases for retail space within the shopping center. The following table sets forth certain information with respect to those leases:

                                      Approximate                         Current         Base Rent Per Square
                                      GLA Leased                           Annual                 Foot
Lessee                                 (Sq. Ft.)        Lease Ends        Rent ($)            Per Annum ($)
--------------------------------------------------------------------------------------------------------------
The Maytag Store                         5,225             04/09            94,050                18.00
Justice Just for Girls                   4,500             04/09            81,000                18.00
Sleep Experts                            4,500             06/09            99,000                22.00
Mattress Firm                            6,000             08/09           132,000                22.00
ASAP Mail                                2,000             08/09            40,000                20.00
Luxury Nails                             1,200             08/09            25,200                21.00
Brook Mays Music                         6,250             09/09           112,500                18.00
Michaels                                21,390             11/13           224,595                10.50
Bombay Company                           4,500             11/13            81,000                18.00
Bed, Bath & Beyond                      22,000             01/14           220,000                10.00
Half Price Books                        10,108             02/14           121,296                12.00
Mothers Work                             1,805             03/14            36,100                20.00
Zales Jewelry                            3,000             05/14            66,000                22.00
Vitamin Shop                             5,000             08/14           135,000                27.00
Panera Bread                             4,999             10/14           119,976                24.00
Oshman's Sporting Goods                 40,954             01/15           409,540                10.00
Circuit City                            32,570             01/18           455,980                14.00
JP Morgan Chase Bank
  (Ground Lease)                         4,700             02/24            84,999                  N/A
Saltgrass Steakhouse (Ground
Lease)                                   8,500             05/24            84,999                  N/A
Joe's Crab Shack (Ground
  Lease)                                 7,000             05/24            75,000                  N/A

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

     We will obtain an appraisal on this property prior to acquisition. As with any other property we acquire, our property manager will receive a property management fee for managing this property and our advisor will receive an advisor asset management fee.

PUBLIX SHOPPING CENTER, MT. PLEASANT, SOUTH CAROLINA

     We anticipate purchasing a newly constructed shopping center known as Publix Shopping Center, containing 63,864 gross leasable square feet. The center is located at US Highway 17 and Park West boulevard in Mt. Pleasant, South Carolina.

     We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $12,101,000. These amounts may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $189 per square foot of leasable space.

     We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     One tenant, Publix, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                               Base Rent
                           Approximate                        Per Square
                           GLA Leased       % of Total         Foot Per                      Lease Term
Lessee                      (Sq. Ft.)          GLA             Annum ($)            Beginning              To
---------------------------------------------------------------------------------------------------------------
Publix                       44,840            70                11.50                04/04               04/24

     For federal income tax purposes, the depreciable basis in this property will be approximately $9,076,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Publix Center is newly constructed and was completed during 2004. As of October 1, 2004, the property was 92% leased to 10 tenants. The following table sets forth certain information with respect to those leases:

                                      Approximate                         Current         Base Rent Per Square
                                      GLA Leased                           Annual                 Foot
Lessee                                 (Sq. Ft.)        Lease Ends        Rent ($)            Per Annum ($)
--------------------------------------------------------------------------------------------------------------
O'Neill Liquor                           1,418             04/09            28,324                19.97
Zone 3 Entertainment                     3,750             04/09            67,500                18.00
Lady Fitness                             1,507             05/09            28,633                19.00
Dry Cleaner                              1,000             05/09            19,500                19.50
Cellular Wireless                        1,000             06/09            21,500                21.50
Pak Mail                                 1,000             06/09            21,500                21.50
Chinese Restaurant                       1,656             07/09            33,120                20.00
Chiropractor                             1,412             07/09            27,534                19.50
Nail Salon                               1,000             07/09            20,000                20.00
Publix                                  44,840             04/24           515,660                11.50

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

OSWEGO COMMONS, OSWEGO, ILLINOIS

     We anticipate purchasing a portion of an existing shopping center known as Oswego Commons. This transaction is comprised of 188,150 gross leasable square feet. The center is located at 3080 Route 34 in Oswego, Illinois.

     We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $35,022,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $186 per square foot of leasable space.

     We anticipate purchasing this property with our own funds. However, we expect to place financing on the property at a later date.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Three tenants, Dominick's, T.J. Maxx and OfficeMax, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                               Base Rent
                           Approximate                        Per Square
                           GLA Leased       % of Total         Foot Per                      Lease Term
Lessee                      (Sq. Ft.)          GLA             Annum ($)            Beginning              To
---------------------------------------------------------------------------------------------------------------
Dominick's                   65,844             35               12.21                03/02               03/22

T.J. Maxx                    28,144             15               10.20                10/02               09/12

OfficeMax                    20,015             11               14.00                11/03               10/18

     For federal income tax purposes, the depreciable basis in this property will be approximately $26,267,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Oswego Commons was constructed in phases from 2002 to 2004. As of October 1, 2004, this property was 98% occupied, with a total 183,950 square feet leased to 21 tenants. The following table sets forth certain information with respect to those leases:

                                      Approximate                         Current         Base Rent Per Square
                                      GLA Leased                           Annual                 Foot
Lessee                                 (Sq. Ft.)        Lease Ends        Rent ($)            Per Annum ($)
--------------------------------------------------------------------------------------------------------------
3 Day Blinds                             1,802             09/07            44,100                24.47
Quizno's                                 1,612             09/07            36,864                22.87
Lee Nails                                  919             10/07            22,938                24.96
EB Games                                 2,015             01/08            47,352                23.50
All Cleaners                             1,100             01/08            28,920                26.29

                                      Approximate                         Current         Base Rent Per Square
                                      GLA Leased                           Annual                 Foot
Lessee                                 (Sq. Ft.)        Lease Ends        Rent ($)            Per Annum ($)
--------------------------------------------------------------------------------------------------------------
Lemstone                                 2,334             10/08            44,340                19.00
American Mattress                        4,200             03/09            92,400                22.00
Oreck                                    1,500             05/09            34,500                23.00
Hallmark                                 4,413             01/10            72,240                16.37
T-Mobile                                 1,920             12/11            57,900                30.16
Great Clips                              1,163             07/12            27,660                23.78
Panera Bread                             4,200             09/12            96,600                23.00
T.J. Maxx                               28,144             09/12           287,000                10.20
Coldstone Creamery                       1,400             01/13            33,600                24.00
Payless Shoes                            2,496             02/13            52,416                21.00
Famous Footwear                          9,773             03/13           134,376                13.75
Party City                              12,012             03/13           176,448                14.69
Petco                                   13,788             10/13           181,308                13.15
Zales Jewelry                            3,300             04/14            79,200                24.00
OfficeMax                               20,015             10/18           280,200                14.00
Dominick's                              65,844             03/22           804,000                12.21

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

CASA PALOMA SHOPPING CENTER, CHANDLER, ARIZONA

     We anticipate purchasing an existing shopping center known as Casa Paloma Shopping Center, containing 130,096 gross leasable square feet. The center is located at 7131 W. Ray Road in Chandler, Arizona.

     We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $43,136,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $332 per square foot of leasable space.

     We anticipate purchasing this property with our own funds. However, we expect to place financing on the property at a later date.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Two tenants, AJ's Fine Foods and Creative Leather, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                               Base Rent
                           Approximate                        Per Square
                           GLA Leased       % of Total         Foot Per                      Lease Term
Lessee                      (Sq. Ft.)          GLA             Annum ($)            Beginning              To
---------------------------------------------------------------------------------------------------------------
AJ's Fine Foods              26,500             20               11.20                04/00               04/25

Creative Leather             13,249             10               15.50                03/00               05/10

     For federal income tax purposes, the depreciable basis in this property will be approximately $32,352,000. When we calculate depreciation expense for tax puropses, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Casa Paloma Shopping Center was built in 2000. As of October 1, 2004, this property was 92% occupied, with a total 120,298 square feet leased to 25 tenants. The following table sets forth certain information with respect to those leases:

                                      Approximate                         Current         Base Rent Per Square
                                      GLA Leased                           Annual                 Foot
Lessee                                 (Sq. Ft.)        Lease Ends        Rent ($)            Per Annum ($)
--------------------------------------------------------------------------------------------------------------
Billy Lewis                              2,089             03/05            59,056                28.27
Banana Republic                          7,000             04/05            88,000                12.57
Thomas Kinkade Gallery                   1,200             05/05            44,400                37.00
ALLTEL                                   2,731             06/05           104,488                38.26
Coffin & Trout Fine
  Jewelers                               3,525             07/05           147,979                41.98
Cold Stone Creamery                      1,205             07/05            45,573                37.82
Valley Nails                             1,225             03/06            44,174                36.06
The Gap & Gap Kids                       9,000             03/06           180,000                20.00
Paris Paris                              1,200             07/08            39,600                33.00
Polka Dot Dreams                         1,178             12/08            41,230                35.00
Bath & Body Works                        2,400             01/09            61,800                25.75
Ritz Camera                              2,744             02/09            80,948                29.50
T-Mobile                                 1,500             04/09            51,000                34.00
Rolf's Salon                             2,400             01/10            82,800                34.50
Chico's                                  2,000             01/10            65,280                32.64
White House/Black Market
  (Chico's)                              1,500             01/10            48,960                32.64
Showcase Home
  Entertainment (Tweeter)               12,000             02/10           216,000                18.00
Sur La Table                             5,903             03/10           171,718                29.09
Tomaso's Restaurant                      6,794             05/10           165,502                24.36
Creative Leather                        13,249             05/10           205,360                15.50
Pei Wei Asian Diner (PF
  Chang's)                               2,800             06/10            95,200                34.00
Talbots                                  4,091             01/11           109,434                26.75
Ann Taylor                               3,964             01/11           122,884                31.00
Bistro Isabele                           2,100             10/11            50,400                24.00
AJ's Fine Foods                         26,500             04/25           296,800                11.20

                                      Approximate                         Current         Base Rent Per Square
                                      GLA Leased                           Annual                 Foot
Lessee                                 (Sq. Ft.)        Lease Ends        Rent ($)            Per Annum ($)
--------------------------------------------------------------------------------------------------------------


     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

DENTON CROSSING, DENTON, TEXAS

     We anticipate purchasing a shopping center that is in the final phase of construction, and which is known as Denton Crossing, that will contain 329,663 gross leasable square feet when completed. The center is located at 1800 S. Loop 288 in Denton, Texas.

     We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $63,763,000. These amounts may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $193 per square foot of leasable space.

     We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

     We do not intent to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     One tenant, Oshman's Sporting Goods, leases more than 10% of the total gross leasable area of the propery. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                               Base Rent
                           Approximate                        Per Square
                           GLA Leased       % of Total         Foot Per                      Lease Term
Lessee                      (Sq. Ft.)          GLA             Annum ($)            Beginning              To
---------------------------------------------------------------------------------------------------------------
Oshman's
  Sporting Goods             50,000             15               10.00                11/03               01/14

     For federal income tax purposes, the depreciable basis in this property will be approximately $47,883,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Denton Crossing was constructed during 2003 and 2004. The property is currently leasing up the remaining vacancies and certain tenants have executed lease for retail space within the shopping center. As of October 1, 2004, the property was 85% leased to 33 tenants. The following table sets forth certain information with respect to those leases:

                                      Approximate                         Current         Base Rent Per Square
                                      GLA Leased                           Annual                 Foot
Lessee                                 (Sq. Ft.)        Lease Ends        Rent ($)            Per Annum ($)
--------------------------------------------------------------------------------------------------------------
Lane Bryant                              5,000             10/08            95,000                19.00
Dress Barn                               8,000             12/08           120,000                15.00
Chipolte Mexican Grill                   2,578             12/08            61,872                24.00
Advance America                          1,440             12/08            34,560                24.00
Happy Nails                              1,300             12/08            27,235                20.95
Fantasy Nail                             1,200             12/08            27,600                23.00
Sally Beauty                             1,600             01/09            35,200                22.00
H & R Block                              2,000             01/09            47,000                23.50
Roly Poly                                1,200             01/09            29,100                24.25
Wing Pit                                 1,807             03/09            45,175                25.00
Mattress Firm                            6,000             05/09           147,000                24.50
Mattress Giant                           4,553             05/09           104,719                23.00
T-Mobile                                 1,873             06/09            43,345                24.21
Old Navy                                14,800             07/09           206,460                13.95
Wells Fargo Bank                         1,818             08/09            45,450                25.00
Sport Clips                              1,458             08/09            31,493                21.60
Rice Boxx Asian Cafe                     2,504             09/09            65,104                23.50
Thai Restaurant*                         2,000             09/09            46,000                25.00
Motherhood Maternity*                    1,800             09/09            41,400                23.00
New York Subway                          1,500             09/09            33,750                22.50
Carvel Ice Cream*                        1,207             09/09            30,175                25.00
T.J. Maxx                               28,000             09/13           259,000                 9.25
Best Buy                                30,571             10/13           360,126                11.78
Famous Footwear                         10,000             10/13           145,000                14.50
Aveda*                                   2,000             12/13            47,000                23.50
Hollywood Video                          6,350             01/14           125,984                19.84
Cost Plus World Market                  18,300             01/14           228,750                12.50
Oshman's Sporting Goods                 50,000             01/14           500,000                10.00
Bed, Bath & Beyond                      24,000             01/14           234,000                 9.75
Michaels                                21,163             02/14           222,212                10.50
Pier 1 Imports                           9,500             02/14           152,000                16.00
Chaucers*                               10,000             09/14           170,000                17.00
Kirkland*                                5,000             09/14           115,000                23.00

* Lease term information is based on the estimated date the tenant begins occupancy and is not currently available.

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liablity for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

MAGNOLIA SQUARE, HOUMA, LOUISIANA

     We anticipate purchasing a shopping center being built and which will be known as Magnolia Square, containing 115,746 gross leasable square feet. The center is located at Martin Luther King Boulevard in Houma, Louisiana.

     We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $18,552,000. These amounts may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $160 per square foot of leasable space.

     We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Three tenants, Circuit City, Ross Dress for Less and PETsMART, will lease more than 10% of the total gross leasable area of the property. The lease term will be determined in accordance with the tenant's commencement date. These leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                                                                              Base Rent
                                                      Approximate                                            Per Square
                                                       GLA Leased                  % of Total                 Foot Per
Lessee*                                                (Sq. Ft.)                      GLA                     Annum ($)
-----------------------------------------------------------------------------------------------------------------------
Circuit City                                             20,000                        17                      13.85

Ross Dress for Less                                      30,186                        26                       9.25

PETsMART                                                 20,030                        17                      12.50

* Lease term information is based on the date the tenant begins occupancy and is not currently available.

     For federal income tax purposes, the depreciable basis in this property will be approximately $13,914,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Magnolia Square is being constructed during 2004. The property is currently leasing up the remaining vacancies and certain tenants have executed leases for retain space within the shopping center. As of August 1, 2004, the property was 90% leased to nine tenants. The following table sets forth certain information with respect to those leases:

                                                    Approximate
                                                     GLA Leased          Current Annual          Base Rent Per Square Foot
Lessee*                                              (Sq. Ft.)              Rent ($)                   Per Annum ($)
--------------------------------------------------------------------------------------------------------------------------
Circuit City                                           20,000                277,000                       13.85
Ross Dress for Less                                    30,186                279,221                        9.25
PETsMART                                               20,030                250,375                       12.50
Dress Barn                                              7,700                109,725                       14.25
Chuck E. Cheese                                         7,000                126,000                       18.00
Sally Beauty Supplies                                   1,600                 26,000                       16.25

                                                    Approximate
                                                     GLA Leased          Current Annual          Base Rent Per Square Foot
Lessee*                                              (Sq. Ft.)              Rent ($)                   Per Annum ($)
--------------------------------------------------------------------------------------------------------------------------
Dollar Tree                                            10,030                 72,718                        7.25
Starbucks                                               1,600                 39,600                       24.75
West Marine                                             6,000                113,700                       18.95

* Lease term information is based on the date the tenant begins occupancy and is not currently available.

     In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

TENANT LEASE EXPIRATION

     The following table sets forth, as of October 7, 2004, lease expirations for the next ten years at our properties, assuming that no renewal options are exercised. For purposes of the table, the "total annual base rental income" column represents annualized base rent of each tenant as of January 1 of each year. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease. In view of the assumption made with regard to total annual base rent, the percent of annual base rent represented by expiring leases may not be reflective of the expected actual percentages.

                                                                                                    Average
                                                                                                    Base
                               Approx.     % Total of                                               Rental
                                Gross       Portfolio                    % of Total                 Income
                              Leasable        Gross      Total Annual   Annual Base                 Per Square
                               Area of    Leasable Area  Base Rental   Rental Income                Foot
                    Number    Expiring     Represented    Income of     Represented   Total Annual  Under
    Year Ending   of Leases  Leases (Sq.   by Expiring    Expiring      by Expiring    Base Rental  Expiring
   December 31,    Expiring      Ft.)         Leases      Leases ($)      Leases       Income ($)   Leases ($)
--------------------------------------------------------------------------------------------------------------
  Consolidated

  2004                   33      123,309       0.9%         1,910,603      1.2%        160,344,507       15.49
  2005                   70      240,182       1.8%         4,612,919      2.9%        159,255,710       19.21
  2006                  113      502,255       3.9%         7,432,265      4.8%        155,604,239       14.80
  2007                  135      504,973       3.9%         8,914,483      6.0%        149,245,129       17.65
  2008                  195      695,898       5.3%        13,490,749      9.5%        141,482,907       19.39
  2009                  142      777,040       6.0%        11,762,338      9.1%        128,816,017       15.14
  2010                   39      424,282       3.3%         5,664,898      4.8%        117,366,490       13.35
  2011                   48      820,535       6.3%        11,104,301      9.9%        111,982,901       13.53
  2012                   75      849,160       6.5%        12,238,758     12.1%        101,283,452       14.41
  2013                  110    1,259,923       9.7%        15,616,423     17.5%         89,390,274       12.39

TENANT CONCENTRATION

     The following table sets forth, as of October 7, 2004, our individual tenant concentrations for the properties that we currently own.

                                                          % OF TOTAL                            % OF
                                             GROSS           GROSS             ANNUALIZED    ANNUALIZED
                           TOTAL           LEASABLE        LEASABLE            BASE RENTAL   BASE RENTAL
        DESCRIPTION        NUMBER        AREA (SQ. FT.)      AREA                INCOME        INCOME
--------------------------------------------------------------------------------------------------------
INDIVIDUAL TENANT CONCENTRATIONS (MGMT. CRITERIA TOP 10 OF GLA AND BASE RENT)

Wal-Mart                    4               707,254           5.5%              4,430,026       2.8%
GMAC Insurance              1               501,064           3.9%              5,164,449       3.3%
Best Buy                    9               458,598           3.6%              7,116,320       4.5%
Ross Dress for Less        12               353,139           2.7%              3,781,558       2.4%
Kohl's                      4               343,069           2.7%              2,230,706       1.4%
Home Depot                  3               335,664           2.6%              2,369,208       1.5%
Bed, Bath & Beyond         11               322,182           2.5%              3,929,464       2.5%
Wrangler                    1               316,800           2.5%              1,504,800       1.0%
Michaels                   11               265,001           2.1%              2,866,588       1.8%
Linens 'N Things            8               258,273           2.0%              2,991,043       1.9%
T.J. Maxx                   8               229,583           1.8%              2,031,453       1.3%
PETsMART                   10               220,447           1.7%              2,760,724       1.8%
Burlington Coat Factory     3               198,933           1.5%              1,160,475       0.7%
Old Navy                    9               186,611           1.4%              2,004,405       1.3%
Barnes & Noble              7               180,198           1.4%              2,905,988       1.8%
Publix                      4               178,791           1.4%              1,870,311       1.2%
Safeway                     3               153,850           1.2%              1,489,742       0.9%
Target                      1               147,582           1.1%                640,000       0.4%
Marshalls                   5               146,534           1.1%              1,221,607       0.8%
Sam's Club                  1               142,491           1.1%              1,142,063       0.7%
Dick's Sporting Goods       3               140,000           1.1%              1,057,500       0.7%
Borders Books               6               131,871           1.0%              1,971,787       1.3%
Pier 1 Imports             13               130,585           1.0%              2,426,795       1.5%
Toys "R" Us                 3               124,000           1.0%                557,599       0.4%
Gottschalk's                1               119,256           0.9%                400,000       0.3%
Office Depot                6               117,538           0.9%              1,548,937       1.0%
OfficeMax                   5               117,458           0.9%              1,323,154       0.8%
The Sports Authority        3               115,779           0.9%              1,244,420       0.8%
BJ's Wholesale              1               115,396           0.9%              1,009,715       0.6%
Public Safety Service       1               101,208           0.8%              1,292,400       0.8%
Gart Sports                 2               100,561           0.8%                884,462       0.6%
Circuit City                3                99,902           0.8%                737,160       0.5%
Oshman's Sporting Goods     2                97,630           0.8%              1,100,562       0.7%
Giant Foods                 2                94,700           0.7%              1,047,313       0.7%
Staples                     4                92,632           0.7%              1,271,904       0.8%
Cost Plus World Market      5                92,004           0.7%              1,347,999       0.9%
National Wholesale
  Liquidators               1                90,254           0.7%                364,516       0.2%
G.I. Joe's                  2                89,375           0.7%              1,072,500       0.7%
Eckerd Drug Stores          7                82,560           0.6%              1,995,230       1.3%

                                                          % OF TOTAL                            % OF
                                             GROSS           GROSS             ANNUALIZED    ANNUALIZED
                           TOTAL           LEASABLE        LEASABLE            BASE RENTAL   BASE RENTAL
        DESCRIPTION        NUMBER        AREA (SQ. FT.)      AREA                INCOME        INCOME
--------------------------------------------------------------------------------------------------------
DSW Shoe Warehouse         3                 72,000           0.6%                674,000       0.4%
Super Stop & Shop          1                 68,073           0.5%              1,769,898       1.1%
Shaw's Supermarkets        1                 65,658           0.5%              1,083,357       0.7%
Academy Sports             1                 60,001           0.5%                420,007       0.3%
Shopper's Food Warehouse   1                 58,217           0.5%                844,146       0.6%
Harris Teeter              1                 57,230           0.4%                558,340       0.4%
Babies "R" Us              2                 56,407           0.4%                287,423       0.2%
Lowes Magic Johnson        1                 52,500           0.4%              1,155,000       0.7%
Tom Thumb                  1                 50,000           0.4%                575,000       0.4%
Lowes Cineplex             1                 48,224           0.4%                517,014       0.3%
Super Fresh Food Market    1                 47,827           0.4%                657,621       0.4%
Shoe Carnival              4                 46,000           0.4%                571,000       0.4%
Jo Ann Fabrics             1                 46,000           0.4%                506,000       0.3%
Sportmart                  1                 43,660           0.3%                434,334       0.3%
LA Fitness                 1                 41,000           0.3%                697,000       0.4%
Stein Mart                 1                 34,000           0.3%                229,500       0.1%
Whole Foods                1                 32,000           0.2%                432,000       0.3%
Bealls                     1                 29,847           0.2%                194,005       0.1%
Henry's Marketplace
  (Wild Oats)              1                 28,092           0.2%                474,474       0.3%
Copeland's Sporting Goods  1                 25,129           0.2%                379,950       0.2%
The Container Store        1                 25,000           0.2%                700,000       0.4%

PROPERTY ALLOCATION

     The following table provides a summary of the properties in our investment portfolio by type of investment and by state at October 7, 2004. The following table does not include our project under development because this project was not generating revenue at October 7, 2004.

                                                                       % OF TOTAL                            % OF
                                                           GROSS          GROSS           ANNUALIZED      ANNUALIZED
                                          TOTAL          LEASABLE       LEASABLE          BASE RENTAL     BASE RENTAL
        DESCRIPTION                      NUMBER       AREA (SQ. FT.)      AREA              INCOME          INCOME
----------------------------------  ---------------------------------------------------------------------------------
PORTFOLIO ALLOCATION BY TYPE

Neighborhood and Community Retail
Shopping Center                            16              1,171,799       9.1%            17,697,245        11.3%

Single User Retail Property                11                598,364       4.6%             5,562,756         3.5%

Retail Shopping Center                     34              8,258,094      64.1%           102,963,471        65.5%

Other                                       7              2,862,379      22.2%            30,854,145        19.6%
                                         ----------------------------------------------------------------------------

Total                                      68             12,890,636     100.0%           157,077,617       100.0%
                                         ============================================================================

                                                                       % OF TOTAL                            % OF
                                                           GROSS          GROSS           ANNUALIZED      ANNUALIZED
                                          TOTAL          LEASABLE       LEASABLE          BASE RENTAL     BASE RENTAL
        DESCRIPTION                      NUMBER       AREA (SQ. FT.)      AREA              INCOME          INCOME
                                         ----------------------------------------------------------------------------
PORTFOLIO ALLOCATION BY STATE

California                                  3                489,929       3.8%             9,661,031         6.2%

Georgia                                     5                698,250       5.4%             7,622,859         4.9%

Maryland                                    6              2,106,332      16.3%            25,112,488        16.0%

North Carolina                              5              1,031,714       8.0%            10,308,637         6.6%

South Carolina                              5                632,838       4.9%             6,481,095         4.1%

Texas                                      11              2,039,684      15.8%            26,421,915        16.8%

Washington                                  4              1,374,538      10.7%            14,210,898         9.0%

Other                                      29              4,517,351      35.0%            57,258,694        36.5%
                                         ----------------------------------------------------------------------------

Total                                      68             12,890,636       100%           157,077,617         100%
                                         ============================================================================

                                 CAPITALIZATION

     The following table sets forth our historical capitalization as of June 30, 2004, our as adjusted capitalization giving effect to the issuance of 165,649,805 shares of common stock remaining for sale in our initial public offering and our as adjusted capitalization giving effect to the issuance of 250,000,000 shares of common stock in this offering and the application of the estimated net proceeds therefrom as described in "Estimated Use of Proceeds." We were originally capitalized in March 2003 through the cash contribution of $200,000 by the advisor, for which the advisor received 20,000 shares of common stock. Additionally, the table does not include shares of common stock issuable upon the exercise of options which may be, but have not been, granted under our independent director stock option plan. The information set forth in the following table should be read in conjunction with our historical financial statements included elsewhere in this prospectus and the discussion set forth in "Management's Discussion and Analysis of Our Financial Condition -- Liquidity and Capital Resources."

                                                                          JUNE 30, 2004
                                                        HISTORICAL        AS ADJUSTED (2)     AS ADJUSTED (3)
                                                     --------------------------------------------------------
DEBT:
  Mortgage notes payable.......................      $    588,631,295    $    588,631,295    $    588,631,295

STOCKHOLDERS' EQUITY

Preferred stock, $.001 par value,
  10,000,000 authorized, none
  outstanding.....................................                  -                   -                   -

Common stock, $.001 par value,
  250,000,000 authorized, 85,098,440
  shares issued and outstanding
  historical; 250,000,000 shares
  issued and outstanding issued pro
  forma; and 500,000,000 shares issued
  and outstanding pro forma as adjusted...........             85,098             250,768             500,768

Additional paid-in-capital (1)....................        759,254,752       2,244,427,340       4,481,927,340

Retained earnings deficit.........................        (15,956,532)        (15,956,532)        (15,956,532)

Accumulated other comprehensive
  income..........................................             47,708              47,708              47,708
                                                     --------------------------------------------------------
    Total stockholders' equity....................   $    743,431,026    $  2,228,769,284    $  4,466,519,284
                                                     --------------------------------------------------------
    Total capitalization..........................   $  1,332,062,321    $  2,817,400,579    $  5,055,150,579
                                                     ========================================================

----------
(1) Additional paid-in capital reduced by selling commissions either paid or estimated to be paid.
(2) Includes the issuance of 250,000,000 primary shares plus 748,245 distribution reinvestment shares issued in connection with the initial public offering.
(3) Includes the issuance of 250,000,000 primary shares plus 748,245 distribution reinvestment shares issued in connection with the initial public offering and 250,000,000 shares issued in connection with this offering.

                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF OUR
                               FINANCIAL CONDITION

     The following discussion and analysis relates to the three and six months ended June 30, 2004. The period from March 5, 2003 (inception) to June 30, 2003 is not comparable because no properties were owned by us during that 2003 period. You should read the following discussion and analysis along with our consolidated financial statements and the related notes included in this prospectus.

OVERVIEW

     We were formed to acquire and manage a diversified portfolio of real estate, principally multi-tenant shopping centers. We operate as a real estate investment trust or REIT for Federal and state income tax purposes. We have initially focused on acquiring properties in the Western states. We have begun to acquire and plan to continue acquiring properties in the Western states. We may also acquire retail properties in locations throughout the United States. Inland Western Retail Real Estate Advisory Services, Inc. or our advisor has been retained to manage, for a fee, our day-to-day affairs, subject to the supervision of our board of directors.

     Our goal is to purchase properties principally west of the Mississippi River and evaluate potential acquisition opportunities of properties east of the Mississippi River on a property by property basis, taking into consideration investment objectives and available funds. As of July 31, 2004 we have purchased 14 additional properties located in the states of Arkansas, Georgia, Louisiana, Maryland, Missouri, Pennsylvania, South Carolina, Texas and Washington.

     During the six months ended June 30, 2004, we purchased 34 properties, of which 13 were not located in our primary geographical area of interest. We purchased these 13 properties because we had the unique opportunity of taking advantage of our advisor's acquisition pipeline of properties located east of the Mississippi River which generally, continue to have rates of return above those located in the Western United States. Our strategy in purchasing these properties was to deploy stockholder funds promptly and generate income for us as early as possible, while investing in properties which met our acquisition criteria.

     During the second quarter of 2004, the retail sector has remained relatively stable as a result of sustained consumer spending, which has helped maintain retail sales growth despite subsequent terrorist threats and the Iraqi war. A modest pace of new retail construction, and the expansion strategy of some retailers, who are renting more space to maintain market share and revenue growth and offset declining same store sales have also contributed to the stability.

     While sustained consumer spending, spurred by low interest rates, has helped to maintain retail sales growth, changing demographics and consumer preferences have resulted in a fundamental shift in consumer spending patterns and the emergence of discount retail as a dominant category. Today almost 75% of general merchandise sales occur at a discount department store or a warehouse club/supercenter. As a result of this trend, some conventional department stores are struggling and a number of local, regional and national retailers have been forced to voluntarily close their stores or file for bankruptcy protection. Some bankrupt retailers have reorganized their operations and/or sold stores to stronger operators. In some instances, bankruptcies and store closings may create opportunities to lease space at higher rents to tenants with better sales performance. Therefore, we do not expect store closings or bankruptcy reorganizations to have a material impact on our consolidated financial position or the results of our operations in the near term.

     We believe our risk exposure to potential future downturns in the economy is mitigated because the tenants at our current and targeted properties, to a large extent, consist or will consist of: retailers who serve primary non-discretionary shopping needs, such as grocers and pharmacies; discount chains that can compete effectively during an economic downturn; and national tenants with strong credit ratings who can withstand a downturn. We believe that the diversification of our current and targeted tenant base and our focus on creditworthy tenants further reduces our risk exposure.

     We are subject to risks existing due to a concentration of any single tenant within the portfolio. The largest tenant by leased area is Best Buy, which has nine leases representing approximately 428,643 square feet, or approximately 4.5% of the total gross leasable area owned by us as of July 31, 2004. The annualized base rental income from these leases is approximately $6,276,746, or approximately 5.2% of the total annualized base rental income, based on our portfolio of properties as of July 31, 2004. The two largest tenants in annualized base rental income are Best Buy and Ross Dress for Less which together total approximately $9,764,088 or 8.1% of the total annualized base rental income, based on our portfolio of properties as of July 31, 2004.

     We are in the process of offering our common stock in our initial public offering and have raised $850,239,770 as of June 30, 2004. We raised on average approximately $120 million per month in gross proceeds during the second quarter of 2004.

     As of June 30, 2004, we owned a portfolio of forty-two properties located in Arizona, California, Colorado, Connecticut, Georgia, Illinois, Indiana, Kansas, Louisiana, Maryland, Michigan, Nevada, New Mexico, North Carolina, Oklahoma, South Carolina, Texas, Utah, and Washington containing an aggregate of approximately 7,143,674 square feet of gross leasable area. As of June 30, 2004, approximately 92% of gross leasable area in the properties was physically leased.

     The following is a summary of the properties we own as of June 30, 2004:

                                                                                              AMOUNT OF
                               GROSS                                                          MORTGAGES
                           LEASABLE AREA           DATE               YEAR BUILT/            PAYABLE AT
       PROPERTY               (SQ FT)            ACQUIRED              RENOVATED              06/30/04
       --------            -------------         --------             -----------        -------------------
Alison's Corner
  San Antonio, TX               55,066             04/04                 2003               $   3,850,000

Arvada Connection and
  Arvada Marketplace
  Arvada, CO                   358,094             04/04               1987/1990               28,510,000

Best on the Boulevard
  Las Vegas, NV                204,627             04/04               1996/1999               19,525,000

Bluebonnet Parc
  Baton Rouge, LA              135,289             04/04                 2002                  12,100,000

CorWest Plaza
  New Britain, CT              115,011             01/04               1999/2003               18,150,000

                                                                                              AMOUNT OF
                               GROSS                                                          MORTGAGES
                           LEASABLE AREA           DATE               YEAR BUILT/            PAYABLE AT
       PROPERTY               (SQ FT)            ACQUIRED              RENOVATED              06/30/04
       --------            -------------         --------             -----------        -------------------
Darien Towne Centre            223,876             12/03                 1994                  16,500,000
  Darien, IL

Davis Towne Crossing            41,391             06/04                 2004                           -
  North Richland
  Hills, TX

Dorman Center - Phase
  I Spartanburg, SC            350,994             03/04                 2003                  27,610,000

Eastwood Towne Center          334,454             05/04                 2002                  46,750,000
  Lansing, MI

Eckerd Drug Store               13,440             06/04                 2004                           -
  Columbia, SC

Eckerd Drug Store               13,824             06/04                 2004                           -
  Crossville, TN

Eckerd Drug Store               13,824             12/03                 2003                   1,850,000
  Edmund, OK

Eckerd Drug Store               13,824             06/04                 2004                           -
  Greer, SC

Eckerd Drug Store               13,824             06/04                 2004                           -
  Kill Devil Hills, NC

Eckerd Drug Store               13,824             12/03                 2003                   2,900,000
  Norman, OK

Fullerton Metrocenter          242,080             06/04                 1988                           -
  Fullerton, CA

Heritage Towne
  Crossing                      80,574             03/04                 2002                   8,950,000
  Euless, TX

Hickory Ridge                  380,487             01/04                 1999                  23,650,000
  Hickory, NC

                                                                                              AMOUNT OF
                               GROSS                                                          MORTGAGES
                           LEASABLE AREA           DATE               YEAR BUILT/            PAYABLE AT
       PROPERTY               (SQ FT)            ACQUIRED              RENOVATED              06/30/04
       --------            -------------         --------             -----------        -------------------
Huebner Oaks Center            286,738             06/04                 1998                  48,000,000
  San Antonio, TX

John's Creek Village           191,475             06/04                 2004                           -
  Duluth, GA

La Plaza Del Norte             320,362             01/04               1996/1999               32,528,000
  San Antonio, TX

Lakewood Towne Center          577,863             06/04               1988/2003               51,260,000
  Lakewood, WA

Larkspur Landing               173,814             01/04               1978/2001               33,630,000
  Larkspur, CA

Low Country Village             76,376             06/04                 2004                           -
  Bluffton, SC

MacArthur Crossing             110,975             02/04                 1996                  12,700,000
  Los Colinas, TX

Metro Square Center             61,817             01/04                 1999                   6,067,183
  Severn, MD

Newnan Crossing I & II         291,833            12/03 &              1999/2003               21,543,091
  Newnan, GA                                       03/04

Northgate North                302,744             06/04                 2004                           -
  Seattle, WA

Northpointe Plaza              378,890             05/04               1991/1993               30,850,000
  Spokane, WA

North Ranch Pavilions           62,812             01/04                 1992                  10,157,400
  Thousand Oaks, CA

                                                                                              AMOUNT OF
                               GROSS                                                          MORTGAGES
                           LEASABLE AREA           DATE               YEAR BUILT/            PAYABLE AT
       PROPERTY               (SQ FT)            ACQUIRED              RENOVATED              06/30/04
       --------            -------------         --------             -----------        -------------------
North Rivers Town
  Center Charleston, SC        141,167             04/04                 2004                  11,050,000

Paradise Valley
  Marketplace                   92,164             04/04                 2002                  15,680,500
  Phoenix, AZ

Pavilion at King's
  Grant Concord, NC             79,009             12/03                 2003                   5,342,000

Peoria Crossings               213,733             03/04                 2003                  20,497,400
  Peoria, AZ

Pine Ridge Plaza               230,493             06/04               1998/2004                        -
  Lawrence, KS

Plaza Santa Fe II              222,411             06/04               2000/2002               17,551,721
  Santa Fe, NM

Promenade at Red Cliff          94,936             02/04                 1997                  10,590,000
  St. George, UT

Shaw's Supermarket              65,658             12/03                 1995                   6,450,000
  New Britain, CT

Shops at Park Place            116,300             10/03                 2001                  13,127,000
  Plano, TX

Shoppes of Prominence
  Point Canton, GA              88,058             06/04                 2004                           -

Stony Creek Market
  Place Noblesville, IN        153,803             12/03                 2003                  14,162,000

Watauga Pavilion               205,740             05/04                 2004                  17,100,000
  Watauga, TX
                           -----------                                                      -------------
Total                        7,143,674                                                      $ 588,631,295
                           ===========                                                      =============

     The square footage for Arvada Connection, Darien Towne Centre, Davis Towne Crossing, Eastwood Towne Center, Heritage Towne Crossing, Hickory Ridge, Huebner Oaks Center, John's Creek Village, MacArthur Crossing, Newnan Crossing I & II, Northpointe Plaza, North Rivers Town Center, Paradise Valley Marketplace, Pavilion at King's Grant, Pine Ridge Plaza, Shops at Park Place and Stony Creek Market Place includes 2,240, 6,371, 4,000, 24,110, 7,246, 70,127, 8,036, 10,555,
6,500, 6,650, 18,719, 31,280, 10,908, 65,000, 84,676, 3,822 and 8,000
respectively, square feet of space leased to tenants under ground lease agreements.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

GENERAL

     The following disclosure pertains to critical accounting policies and estimates we believe are most "critical" to the portrayal of our financial condition and results of operations which require our most difficult, subjective or complex judgments. These judgments often result from the need to make estimates about the effect of matters that are inherently uncertain. Critical accounting policies discussed in this section are not to be confused with accounting principles and methods disclosed in accordance with accounting principles generally accepted in the United States of America or GAAP. GAAP requires information in financial statements about accounting principles, methods used and disclosures pertaining to significant estimates. This discussion addresses our judgment pertaining to trends, events or uncertainties known which were taken into consideration upon the application of those policies and the likelihood that materially different amounts would be reported upon taking into consideration different conditions and assumptions.

ACQUISITION OF INVESTMENT PROPERTY

     We allocate the purchase price of each acquired investment property between land, building and improvements, acquired above market and below market leases, in-place lease value, and any assumed financing that is determined to be above or below market terms. In addition, we allocate a portion of the purchase price to the value of customer relationships and as of June 30, 2004, no cost has been allocated to such relationships. The allocation of the purchase price is an area that requires judgment and significant estimates. We use the information contained in the independent appraisal obtained at acquisition as the primary basis for the allocation to land and building and improvements. The aggregate value of intangibles is measured based on the difference between the stated price and the property value calculation as if vacant. We determine whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties. We also allocate a portion of the purchase price to the estimated acquired in-place lease costs based on estimated lease execution costs for similar leases as well as lost rent payments during assumed lease up period when calculating as if vacant fair values. We consider various factors including geographic location and size of leased space. We also evaluate each acquired lease based upon current market rates at the acquisition date and we consider various factors including geographical location, size and location of leased space within the investment property, tenant profile, and the credit risk of the tenant in determining whether the acquired lease is above or below market lease costs. After an acquired lease is determined to be above or below market lease costs, we allocate a portion of the purchase price to such above or below acquired lease costs based upon the present value of the difference between the contractual lease rate and the estimated market rate. The determination of the discount rate used in the present value calculation is based upon the "risk free rate." This discount rate is a significant factor in determining the market valuation which requires our judgment of subjective factors such as market knowledge, economics, demographics, location, visibility, age and physical condition of the property.

     IMPAIRMENT OF LONG-LIVED ASSETS. We conduct an impairment analysis on a quarterly basis in accordance with Statement of Financial Accounting Standards No. 144 or SFAS 144 to ensure that the property's carrying value does not exceed its fair value. If this were to occur, we are required to record an impairment loss. The valuation and possible subsequent impairment of investment properties is a significant estimate that can and does change based on our continuous process of analyzing each property and reviewing assumptions about uncertain inherent factors, as well as the economic condition of the property at a particular point in time.

     COST CAPITALIZATION AND DEPRECIATION POLICIES. Our policy is to review all expenses paid and capitalize any items exceeding $5,000 which are deemed to be an upgrade or a tenant improvement. These costs are capitalized and are included in the investment properties classification as an addition to buildings and improvements.

     Buildings and improvements are depreciated on a straight-line basis based upon estimated useful lives of 30 years for buildings and improvements, and 15 years for site improvements. The portion of the purchase price allocated to acquired above market costs and acquired below market costs are amortized on a straight-line basis over the life of the related lease as an adjustment to net rental income. Acquired in-place lease costs, other leasing costs, and tenant improvements are amortized on a straight-line basis over the life of the related lease as a component of amortization expense.

     The application of SFAS 141 and SFAS 142 resulted in the recognition upon acquisition of additional intangible assets and liabilities relating to our real estate acquisitions during the quarter ended June 30, 2004. The portion of the purchase price allocated to acquired above market lease costs and acquired below market lease costs are amortized on a straight-line basis over the life of the related lease as an adjustment to rental income. Amortization pertaining to the above market lease costs of $475,574 was applied as a reduction to rental income for the three months ended June 30, 2004 and $813,177 for the six months ended June 30, 2004. Amortization pertaining to the below market lease costs of $545,784 was applied as an increase to rental income for the three months ended June 30, 2004 and $902,613 for the six months ended June 30, 2004. The table below presents the amortization during the next five years related to the acquired above market lease costs and the below market lease costs for properties owned at June 30, 2004:

                           JULY 1, 2004
                              THROUGH
                           DECEMBER 31,
AMORTIZATION OF:               2004             2005           2006           2007            2008           THEREAFTER
----------------           -------------        ----           ----           ----            ----           ----------
Acquired above
market lease
costs                  $    (1,469,181)     (2,938,359)     (2,885,842)    (2,119,421)    (1,980,185)       (12,903,389)

Acquired below
  market lease
  costs                      2,823,964       5,471,188       5,065,985      4,646,973      4,096,500         27,155,016
                       ------------------------------------------------------------------------------------------------
Net rental income
  increase             $     1,354,783       2,532,829       2,180,143      2,527,552      2,116,315         14,251,627
                       ================================================================================================

Acquired in-place
lease intangibles      $    (4,842,059)     (9,684,122)     (9,684,122)    (9,684,122)    (9,684,122)       (50,916,901)

     The portion of the purchase price allocated to acquired in-place lease costs are amortized on a straight line basis over the life of the related lease. We incurred amortization expense pertaining to acquired in-place lease costs of $1,495,955 for the three months ended June 30, 2004 and $2,293,994 for the six months ended June 30, 2004. The table above presents the amortization during the next five years related to acquired in-place lease costs for properties owned at June 30, 2004.

     Cost capitalization and the estimate of useful lives requires our judgment and includes significant estimates that can and do change based on our process which periodically analyzes each property and on our assumptions about uncertain inherent factors.

     REVENUE RECOGNITION. We recognize rental income on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets. We anticipate collecting these amounts over the terms of the leases as scheduled rent payments are made.

     Reimbursements from tenants for recoverable real estate tax and operating expenses are accrued as revenue in the period the applicable expenditures are incurred. We make certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. Should the actual results differ from our judgment, the estimated reimbursement could be negatively affected and would be adjusted appropriately.

     In conjunction with certain acquisitions, we receive payments under master lease agreements pertaining to certain, non-revenue producing spaces either at the time of, or subsequent to, the purchase of some of our properties. Upon receipt of the payments, the receipts are recorded as a reduction in the purchase price of the related properties rather than as rental income. These master leases were established at the time of purchase in order to mitigate the potential negative effects of loss of rent and expense reimbursements. Master lease payments are received through a draw of funds escrowed at the time of purchase and may cover a period from one to three years. These funds may be released to either us or the seller when certain leasing conditions are met. Restricted cash includes funds received by third party escrow agents, from sellers, pertaining to master lease agreements. We record such escrows as both an asset and a corresponding liability, until certain leasing conditions are met.

     We accrue lease termination income if there is a signed termination letter agreement, all of the conditions of the agreement have been met, and the tenant is no longer occupying the property.

     INTEREST RATE FUTURES CONTRACTS. We enter into interest rate futures contracts or treasury contracts as a means of reducing our exposure to rising interest rates. At inception, contracts are evaluated in order to determine if they will qualify for hedge accounting treatment and will be accounted for either on a deferral, accrual or market value basis depending on the nature of our hedge strategy and the method used to account for the hedged item. Hedge criteria include demonstrating the manner in which the hedge will reduce risk, identifying the specific asset, liability or firm commitment being hedged, and citing the time horizon being hedged.

     During the second quarter of 2004, we entered into treasury contracts with a futures commission merchant with a total notional amount of $95.0 million with yields ranging from 3.85% for 5 year treasury contracts to 4.63% for 10 year treasury contracts and maturities at various dates in 2004. The amount required to be on deposit at June 30, 2004 for these treasury contracts had a cost basis and liquidation value of $2,137,000 and $789,000, respectively. As these treasury contracts are not offsetting future commitments and therefore do not qualify as hedges, the net loss of approximately $1,348,000 at June 30, 2004 is recognized currently in earnings and is included in interest expense in the Consolidated Statement of Operations.

LIQUIDITY AND CAPITAL RESOURCES

GENERAL

     Our principal demands for funds have been for property acquisitions, for the payment of operating expenses and dividends, and for the payment of interest on outstanding indebtedness. Generally, cash needs for items other than property acquisitions have been met from operations, and property acquisitions have been funded by a public offering of our shares of common stock. However, there may be a passage of time between the sale of the shares and our purchase of properties, which may result in a delay in the benefits to stockholders of returns generated from property operations. Our advisor evaluates potential additional property acquisitions and Inland Real Estate Acquisitions, Inc., one of the affiliates of our sponsor, engages in negotiations with sellers on our behalf. After a purchase contract is executed which contains specific terms, the property will not be purchased until due diligence, which includes review of the title insurance commitment, an appraisal and an environmental analysis, is successfully completed. In some instances, the proposed acquisition still requires the negotiation of final binding agreements, which may include financing documents. During this period, we may decide to temporarily invest any unused proceeds from the offering in certain investments that could yield lower returns than other investments, such as the properties. These lower returns may affect our ability to make distributions.

     Potential future sources of capital include proceeds from the public or private offering of our equity or debt securities, secured or unsecured financings from banks or other lenders, proceeds from the sale of properties, as well as undistributed funds from operations. We anticipate that during the current year we will (i) acquire additional existing shopping centers, (ii) develop additional shopping center sites and (iii) continue to pay distributions to stockholders, and each is expected to be funded mainly from proceeds of our public offerings of shares, cash flows from operating activities, financings and other external capital resources available to us.

     Our leases typically provide that the tenant bears responsibility for substantially all property costs and expenses associated with ongoing maintenance and operation, including utilities, property taxes and insurance. In addition, in some instances our leases provide that the tenant is responsible for roof and structural repairs. Certain of our properties are subject to leases under which we retain responsibility for certain costs and expenses associated with the property. We anticipate that capital demands to meet obligations related to capital improvements with respect to properties will be minimal for the foreseeable future and can be met with funds from operations and working capital.

     If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures.

     We believe that our current capital resources (including cash on hand) and anticipated financings are sufficient to meet our liquidity needs for the foreseeable future.

LIQUIDITY

     INITIAL PUBLIC OFFERING. As of June 30, 2004, subscriptions for a total of 85,098,440 shares had been received from the public, which include the 20,000 shares issued to the advisor and 748,245 shares distributed pursuant to the DRP as of June 30, 2004. As a result of such sales, we received a total of $850,239,770 of gross offering proceeds as of June 30, 2004.

     MORTGAGE DEBT. As of June 30, 2004 we have obtained mortgage debt on thirty-one properties totaling $588,631,295. With the exception of Plaza Santa Fe II, these loans require monthly payments of interest only and bear interest at a range between 2.68% and 4.77% per annum. The mortgage loan on

Plaza Santa Fe II requires monthly payments of principal and interest at 6.20% per annum, and payments into taxes, insurance and replacement reserve escrows.

     During the period from July 1, 2004 through July 31, 2004 we obtained mortgage financing on properties that we purchased during 2004 totaling approximately $204,300,000 that require monthly payments of interest only and bear interest at a range of 4.13% to 5.10% per annum or LIBOR plus 113 to 200 basis points.

     From January 1, 2004 through July 31, 2004, we entered into numerous interest rate lock agreements, as described below, to secure the interest rate on mortgage debt on properties we currently own or will purchase in the future. The funds under the rate agreements and the deposits are applied to the mortgage fundings as they occur.

     On February 9, 2004, we entered into an agreement with Bear Stearns Commercial Mortgage, Inc. We paid a rate lock deposit of $1,200,000 to lock the interest rate at 4.372% for a period of 90 days on $60,000,000 in principal, all of which has been applied to closed mortgage fundings.

     On March 5, 2004 and March 11, 2004, we entered into two separate rate lock agreements with Principal Life Insurance Company. We paid a rate lock deposit of $500,000 for each agreement to lock the interest rate at 4.13% and 4.09%, respectively, for a period of 120 days. Each rate lock is on $50,000,000 in principal, all of which has been applied to closed mortgage fundings.

     On May 18, 2004, we entered into a rate lock agreement with Allstate Investments, LLC. We paid a rate lock deposit of $750,000 to lock the interest rate at 5.05% for a period of 120 days on $75,000,000 in principal. Of this amount, $16,362,500 has been applied to closed mortgage fundings, with the remainder allocated to new or pending acquisitions.

     On June 2, 2004, we entered into a rate lock agreement with Bear Stearns Commercial Mortgage, Inc. We paid a rate lock deposit of $4,000,000 to lock the interest rate at 5.12% for a period of 90 days on $200,000,000 in principal, $196,000,000 of which has been allocated to new or pending acquisitions.

     On June 3, 2004, we entered into a rate lock agreement with KeyBank National Association. We paid a rate lock deposit of $1,000,000 to lock the interest rate at 4.995% for a period of 90 days on $100,000,000 in principal, all of which has been allocated to new or pending acquisitions.

     On June 3, 2004, we entered into a rate lock agreement with Allstate Investments, LLC. We paid a rate lock deposit of $500,000 to lock the interest rate at 4.91% for a period of 120 days on $50,000,000 in principal, all of which has been allocated to new or pending acquisitions.

     On June 25, 2004, we entered into a rate lock agreement with Principal Real Estate Investors, LLC. We paid a rate lock deposit of $600,000 to lock the interest rate at 4.48% for a period of 120 days on $60,000,000 in principal, all of which has been allocated to new or pending acquisitions.

     On July 2, 2004, we entered into two separate rate lock agreements with Bear Stearns Commercial Mortgage, Inc. We paid one rate lock deposit of $400,000 to lock the interest rate at 5.06% for a period of 90 days on $20,000,000 in principal. We paid a second rate lock deposit of $600,000 to lock the interest rate at 5.01% for a period of 90 days on $30,000,000 in principal. Collectively, $35,000,000 has been allocated to new or pending acquisitions.

     On July 9, 2004, we entered into a rate lock agreement with LaSalle Bank National Association. We paid a rate lock deposit of $500,000 to lock the interest rate at 5.04% for a period of 90 days on $50,000,000 in principal, all of which has been allocated to new or pending acquisitions.

     On July 16, 2004, we entered into a rate lock agreement with Nomura Credit & Capital, Inc. We paid a rate lock deposit of $500,000 to lock the interest rate at 4.815% for a period of 90 days on $50,000,000 in principal.

     LINE OF CREDIT. On February 6, 2004, we increased our unsecured line of credit arrangement with KeyBank N.A. to $225,000,000 from $150,000,000. The funds from this line of credit may be used to provide funds from the time a property is purchased until permanent debt is placed on that property. The line requires interest only payments monthly at the rate equal to the London InterBank Offered Rate or LIBOR plus 175 basis points which ranged from 2.875% to 3.125% during the quarter ended June 30, 2004. We are also required to pay, on a quarterly basis, an amount ranging from .15% to .30%, per annum, on the average daily undrawn funds under this line. The line of credit requires compliance with certain covenants, such as debt service ratios, minimum net worth requirements, distribution limitations and investment restrictions. In addition to, and in conjunction with these financial covenants, we maintain a cash collateral account. Amounts deposited in the cash collateral account provide that loan to value covenants required under the line are not exceeded. Funds may be deposited into and with drawn from the cash collateral account as our properties are purchased without debt. As of June 30, 2004, we were in compliance with such covenants and $20,448,822 was deposited in the cash collateral account. The outstanding balance on the line of credit was $110,000,000 as of June 30, 2004 at a weighted average interest rate of 3.01% per annum.

     STOCKHOLDER LIQUIDITY. We provide the following programs to facilitate investment in the shares and to provide limited, interim liquidity for stockholders until such time as a market for the shares develops:

     The DRP allows stockholders who purchase shares pursuant to our initial public offering to automatically reinvest distributions by purchasing additional shares from us. Such purchases will not be subject to selling commissions or the marketing contribution and due diligence expense allowance and will be sold at a price of $9.50 per share. As of June 30, 2004, we issued 748,245 shares pursuant to the DRP for an aggregate amount of $7,108,326.

     Subject to certain restrictions, the share repurchase program provides existing stockholders with limited, interim liquidity by enabling them to sell shares back to us at the following prices:

     -    One year from the purchase date, at $9.25 per share;

     -    Two years from the purchase date, at $9.50 per share;

     -    Three years from the purchase date, at $9.75 per share; and

     - Four years from the purchase date, at the greater of $10.00 per share, or a price equal to 10 times our "funds

     - available for distribution" per weighted average shares outstanding for the prior calendar year.

     Shares purchased by us will not be available for resale. As of June 30, 2004, no shares have been repurchased.

CAPITAL RESOURCES

     We expect to meet our short-term operating liquidity requirements generally through our net cash provided by property operations. We also expect that our properties will generate sufficient cash flow to cover our operating expenses plus pay a monthly distribution on our weighted average shares. Operating cash flows are expected to increase as additional properties are added to our portfolio.

     We believe that we should put mortgage debt on or leverage our properties at approximately 50% of their value. We also believe that we can borrow at the lowest overall cost of funds or interest rate by placing individual financing on each of our properties. Accordingly, mortgage loans will generally have been placed on each property at the time that the property is purchased, or shortly thereafter, with the property solely securing the financing.

     During the six months ended June 30, 2004, we closed on mortgage debt with a principal amount of $559,004,295. At June 30, 2004, the weighted average cost of mortgage funds was approximately 4.30%. $507,744,295 of these mortgage loans are fixed-rate loans that bear interest at a rate between 3.96% and 6.20% per annum. The remaining $51,260,000 represents variable-rate loans with a weighted average interest rate of 2.84% per annum at June 30, 2004.

     With the exception of the mortgage loan on Plaza Santa Fe II, all of the loans closed during the six months ended June 30, 2004 require monthly payments of interest only and may be prepaid with a penalty after specific lockout periods. The mortgage loan on Plaza Santa Fe II requires monthly payments of principal and interest, as well as payments into tax, insurance, and replacement reserve escrows and has no prepayment privileges.

     Although the loans we closed are generally non-recourse, occasionally, when it is deemed to be advantageous, we may guarantee all or a portion of the debt on a full-recourse basis. Individual decisions regarding interest rates, loan-to-value, fixed versus variable-rate financing, maturity dates and related matters are often based on the condition of the financial markets at the time the debt is incurred, which conditions may vary from time to time.

     Distributions are determined by our board of directors with the advice of the advisor and are dependent on a number of factors, including the amount of funds available for distribution, flow of funds, our financial condition, any decision by our board of directors to reinvest funds rather than to distribute the funds, our capital expenditures, the annual distribution required to maintain REIT status under the Internal Revenue Code and other factors the board of directors may deem relevant.

CASH FLOWS FROM OPERATING ACTIVITIES

     Cash flows provided by operating activities were approximately $15,697,000 for the six month period ended June 30, 2004, which is due primarily to net income from property operations.

CASH FLOWS FROM INVESTING ACTIVITIES

     Cash flows used in investing activities were approximately $1,148,663,000 for the six month period ended June 30, 2004 which were primarily used for the acquisition of 34 properties for approximately $1,090,426,000.

     As of July 31, 2004, we had approximately $200,000,000 available for investment in additional properties. As of July 31, 2004 we are considering the acquisition of approximately $501,000,000 in properties. We are currently in the process of obtaining financings on properties which have been purchased, as well as certain of the properties which we anticipate purchasing. It is our intention to finance each of our acquisitions either at closing or subsequent to closing. As a result of the intended financings and based on our current experience in raising funds in our offering, we believe that we will have sufficient resources to acquire these properties.

CASH FLOWS FROM FINANCING ACTIVITIES

     Cash flows provided by financing activities was approximately $1,195,482,000 for the six month period ended June 30, 2004. We generated proceeds from the sale of shares, net of offering costs paid, of approximately $593,471,000. We generated approximately $541,453,000 from the issuance of new mortgages secured by 29 of our properties and $105,000,000 from funding on the line of credit. We paid approximately $10,154,000 for loan fees and approximately $13,255,000 in distributions to our stockholders for the six months ended June 30, 2004. The sponsor has agreed to advance us amounts to pay a portion of these distributions until funds from operations are adequate to cover distributions.

     Given the current size of our offering, as of July 31, 2004, we could raise approximately $1.5 billion of additional capital. However, there can be no assurance that we will raise this amount of money or that we will be able to acquire additional attractive properties.

     We are exposed to interest rate changes primarily as a result of our long-term debt used to maintain liquidity and fund capital expenditures and expansion of our real estate investment portfolio and operations. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. To achieve our objectives we borrow primarily at fixed rates or variable rates with the lowest margins available and, in some cases, with the ability to convert variable rates to current market fixed rates at the time of conversion.

EFFECTS OF TRANSACTIONS WITH RELATED AND CERTAIN OTHER PARTIES

     SERVICES PROVIDED BY AFFILIATES OF THE ADVISOR As of June 30, 2004, we had incurred $93,674,110 of offering costs, of which $70,096,693 was paid or accrued to affiliates. In accordance with the terms of our offering, the advisor has guaranteed payment of all public offering expenses (excluding sales commissions and the marketing contribution and the due diligence expense allowance) in excess of 5.5% of the gross proceeds of the initial public offering or gross offering proceeds or all organization and offering expenses (including selling commissions) which together exceed 15% of gross offering proceeds. As of June 30, 2004, offering costs did not exceed the 5.5% and 15% limitations. We anticipate that these costs will not exceed these limitations upon completion of the offering. Any excess amounts at the completion of the offering will be reimbursed by the advisor.

     The advisor and its affiliates are entitled to reimbursement for salaries and expenses of employees of the advisor and its affiliates relating to the offering. In addition, an affiliate of the advisor is entitled to receive selling commissions, and the marketing contribution and due diligence expense allowance from us in connection with the offering. Such costs are offset against the stockholders' equity accounts. Such costs totaled $70,096,693 as of June 30, 2004, of which $468,907 was unpaid at June 30, 2004.

     The advisor and its affiliates are entitled to reimbursement for general and administrative expenses of the advisor and its affiliates relating to our administration. Such costs are included in general and administrative expenses to affiliates, professional services to affiliates, and acquisition cost expenses to affiliates, in addition to costs that were capitalized pertaining to property acquisitions. During the six months ended June 30, 2004, we incurred $637,359 of these costs, of which $218,000 remained unpaid as of June 30, 2004.

     An affiliate of the advisor provides loan servicing to us for an annual fee. Such costs are included in property operating expenses to affiliates. The agreement allows for annual fees totaling .03% of the first $1 billion in mortgage balance outstanding and .01% of the remaining mortgage balance, payable monthly. Such fees totaled $21,276 for the six months ended June 30, 2004.

     The advisor contributed $200,000 to our capital for which it received 20,000 shares.

     We use the services of an affiliate of the advisor to facilitate the mortgage financing that we obtained on some of the properties purchased. We pay the affiliate .02% of the principal balance of mortgage loans obtained. Such costs are capitalized as loan fees and amortized over the respective loan term. During the six months ended June 30, 2004, we paid loan fees totaling $1,122,042 to this affiliate.

     We pay an advisor asset management fee of not more than 1% of our average assets. Our average asset value is defined as the average of the total book value of our real estate assets invested in equity interests plus our loans receivable secured by real estate, before reserves for depreciation, reserves for bad debt or other similar non-cash reserves. We compute our average assets by taking the average of these values at the end of each month for which we are calculating the fee. The fee is payable quarterly in an amount equal to 1/4 of 1% of average assets as of the last day of the immediately preceding quarter. For any year in which we qualify as a REIT, our advisor must reimburse us for the following amounts if any: (1) the amounts by which our total operating expenses, the sum of the advisor asset management fee plus other operating expenses, paid during the previous fiscal year exceed the greater of: (i) 2% of our average assets for that fiscal year, or (ii) 25% of our net income for that fiscal year; plus (2) an amount, which will not exceed the advisor asset management fee for that year, equal to any difference between the total amount of distributions to stockholders for that year and the 6% minimum annual return on the net investment of stockholders. For the six months ended June 30, 2004, we neither paid nor accrued such fees because the advisor agreed to forego such fees for the first and second quarters of 2004.

     The property managers, entities owned principally by individuals who are affiliates of the advisor, are entitled to receive property management fees totaling 4.5% of gross operating income, for management and leasing services. We incurred property management fees of $1,154,272 for the six months ended June 30, 2004. None remained unpaid as of June 30, 2004.

     We established a discount stock purchase policy for our affiliates and affiliates of the advisor that enables the affiliates to purchase shares of common stock at either $8.95 or $9.50 a share depending on when the shares are purchased. We sold 510,839 shares to affiliates and recognized an expense related to these discounts of $336,129 for the six months ended June 30, 2004.

     As of June 30, 2004 we were due funds from our affiliate in the amount of $1,553,689, $1,551,739 of which is due from our sponsor for reimbursement of a portion of the distributions paid by us during 2004. The remaining $1,950 is due from an affiliate for costs paid on their behalf by us. The sponsor has agreed to advance to us amounts to pay a portion of distributions to our stockholders until funds from operations are adequate to cover the distributions. The sponsor forgave $2,369,139 of these amounts during the second quarter of 2004 and these funds are no longer due. As of June 30, 2004 we owe funds to the sponsor in the amount of $1,253,477 for repayment of the funds advanced for payment of distributions.

OFF-BALANCE SHEET ARRANGEMENTS, CONTRACTUAL OBLIGATIONS, LIABILITIES AND CONTRACTS AND COMMITMENTS

     The table below presents our obligations and commitments to make future payments under debt obligations and lease agreements as of June 30, 2004.

Contractual Obligations      Payments Due by Period
-----------------------      ----------------------
                                                    Less than                                         More than
                                  Total              1 year          1-3 years       3-5 years         5 years
                             -----------------------------------------------------------------------------------
Long-Term Debt               $  588,631,295                 -        7,260,000      298,839,074      282,532,221
Line of Credit                  110,000,000       110,000,000                -                -                -

     CONTRACTS AND COMMITMENTS

     The purchase and sale contract for Pavilion at King's Grant, provides that if anytime during the period January 1, 2004 through December 31, 2007 the tenant, Toys R' Us, should increase its base rent up to a maximum amount of $250,000 and no decrease has occurred in their requirement to pay for a certain percentage of expenses at the property, then we would be obligated to pay the seller additional funds related to the purchase based on an agreed income capitalization formula. We have not reserved any funds for this contingency.

     In connection with the purchase of Stony Creek Market Place, we are obligated to purchase the seller's interest in the leases if the seller exercises the right to develop and lease a vacant 50,000 pad site within 48 months after the closing date of December 8, 2003, which was included in the purchase of the property. In connection with the purchase of Newnan Crossing, we are obligated to purchase the remaining portion of the shopping center that is currently under construction, once construction has been completed and a major tenant has moved in and commenced payment of rent, with the additional purchase price based on an agreed upon income capitalization formula. In connection with the purchase of Arvada Connection and Arvada Marketplace, we are obligated to purchase a parcel of the shopping center that may be redeveloped by the seller within the next three years. If the seller does not redevelop the parcel by the end of the redevelopment period, then we are obligated to purchase the parcel for $750,000. In connection with the purchase of Eastwood Town Center, we are obligated to pay the remaining purchase price of $3,836,317 once a major tenant's base rent increases upon two shadow anchor's commencement of operations. In connection with the purchase of Watauga Pavilion, we are obligated to pay the remaining purchase price of $2,146,000 once a major has moved in and commenced payment of rent. In connection with the purchase of John's Creek Village, we are obligated to pay the remaining purchase price of $13,385,390 once the remaining vacancies have been leased and the respective tenants have moved in and commenced payment of rent. We have not reserved any funds for these contingencies.

     In connection with the purchase of Dorman Center, we were obligated to purchase a portion of the shopping center that was under construction, once construction has been completed and the respective tenants have moved in and commenced payment of rent, with the additional purchase price of the center based on an agreed upon income capitalization formula. As part of the commitment to purchase this remaining portion of the shopping center, we had deposited one million dollars of earnest money with the seller. In addition, in conjunction with the financing of Dorman Center on April 20, 2004, we were required to obtain a $3.65 million irrevocable letter of credit for a one year period. Once we purchased the remaining portion of Dorman Center, and met certain occupancy requirements the letter of credit will be released. On July 16, 2004, we purchased the remaining portion of Dorman Center and the irrevocable letter of credit is still outstanding as the occupancy requirements had not been met as of July 31, 2004.

     In connection with the purchase of Low Country Village, we were obligated to purchase a portion of the shopping center that is currently under construction, once construction has been completed and the respective tenants have moved in and commenced payment of rent, with the additional purchase price of the center based on an agreed upon income capitalization formula. As part of the commitment to purchase this remaining portion of the shopping center, we had deposited $300,000 of earnest money with an escrow agent. In addition we are obligated to pay the remaining purchase price on the first phase based on an income capitalization formula not to exceed $1,355,096 once the remaining vacancies have been leased and the respective tenants have moved in and commenced payment of rent. In connection with the note receivable related to Pacheco Pass, when the note is repaid, we are obligated to purchase the property for $24,000,000.

     In connection with the purchase of Larkspur Landing, we assumed a liability in the amount of $1,982,504 for tenant improvements and leasing commission obligations. As of June 30, 2004, the remaining liability after disbursements was $1,375,521.

     Subsequent to June 30, 2004, we purchased 14 properties for a purchase price of approximately $342,000,000. In addition, we are currently considering acquiring 13 properties for an estimated purchase price of $501,000,000. Our decision to acquire each property generally depends upon no material adverse change occurring relating to the property, the tenants or in the local economic conditions, and our receipt of satisfactory due diligence information including appraisals, environmental reports and lease information prior to purchasing the property.

RESULTS OF OPERATIONS

GENERAL

     The following discussion is based primarily on our consolidated financial statements as of June 30, 2004 and for the three and six months ended June 30, 2004.

                                           Properties
                                         Purchased per
        Quarter Ended                       Quarter         Square Feet Acquired         Purchase Price
      ---------------------------------------------------------------------------------------------------
        March 31, 2003                        None                    N/A                       N/A
        June 30, 2003                         None                    N/A                       N/A
        September 30, 2003                    None                    N/A                       N/A
        December 31, 2003                        8                  797,490               $   127,195,469
        March 31, 2004                          11                2,126,152               $   384,052,586
        June 30, 2004                           23                4,220,032               $   713,925,077
                                         ----------------------------------------------------------------
        Total                                  42                 7,143,674               $ 1,225,173,132
                                         ================================================================

     RENTAL INCOME, REAL ESTATE TAX RECOVERY, COMMON AREA COST RECOVERY AND ADDITIONAL RENTAL INCOME. Rental income consists of basic monthly rent and percentage rental income due pursuant to tenant leases. Real estate tax recovery, common area cost recovery and additional rental income consist of property operating expenses recovered from the tenants including real estate taxes, property management fees and insurance. Rental income was $22,885,718 and all additional rental income was $6,094,809 for the six months ended June 30, 2004.

     INTEREST INCOME. Interest income consists primarily of interest earned from short term investments that are held by us. Interest income was $456,462 for the six month period ended June 30, 2004. This results primarily from interest earned on cash for the six months ended June 30, 2004.

     PROFESSIONAL SERVICES. Professional services consist of fees to accountants and lawyers. Professional services expense was $156,130 for the six months ended June 30, 2004. This results from professional services required as the business and investor base grows. Accounting fees comprise the majority of the professional services expense.

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses consist of salaries and computerized information services costs reimbursed to affiliates for maintaining our accounting and investor records, affiliates common share purchase discounts, insurance, postage, and printer costs. These expenses were $1,158,137 for the six months ended June 30, 2004 and resulted from increased services required as we acquire properties and grow our portfolio of investment properties and our investor base.

     PROPERTY OPERATING EXPENSES. Property operating expenses consist of property management fees and property operating expenses, including real estate taxes, costs of owning and maintaining shopping centers, insurance, and maintenance to the exterior of the buildings and the parking lots. These expenses were $6,664,346 for the six months ended June 30, 2004.

     INTEREST. Interest was $8,357,449 for the six months ended June 30, 2004 and is due to the financing on 31 properties as of June 30, 2004 and funds drawn during the first quarter of 2004 on the line of credit.

     DEPRECIATION. Depreciation expense was $7,493,738 and is due to depreciation on the properties owned during the six months ended June 30, 2004.

     AMORTIZATION. Amortization expense was $2,934,613 and is due to the application of SFAS 141 and SFAS 142 resulting in the amortization of intangible assets of approximately $97 million and loan fees of $4 million during the six months ended June 30, 2004.

FUNDS FROM OPERATIONS

     One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Cash generated from operations is not equivalent to our net income from continuing operations as determined under Generally Accepted Accounting Principles in the United States of America or GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts or NAREIT, an industry trade group, has promulgated a standard known as "Funds from Operations" or "FFO" for short, which it believes more accurately reflects the operating performance of a REIT such as us. As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation on real property and amortization, and after adjustments for unconsolidated partnerships and joint ventures in which the REIT holds an interest. We have adopted the NAREIT definition for computing FFO because management believes that, subject to the following limitations, FFO provides a basis for comparing our performance and operations to those of other REITs. The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity. Items which are capitalized do not impact FFO, whereas items that are expensed reduce FFO. Consequently, our presentation of FFO may not be comparable to other similarly-titled measures presented by other REITs. FFO is not intended to be an alternative to "Net Income" as an indicator of our performance nor to "Cash Flows from Operating Activities" as determined by GAAP as a measure of our capacity to pay distributions. We believe that FFO is a better measure of our operating performance because FFO excludes non-cash items from GAAP net income. This allows us to compare our relative property performance to determine our return on capital. Management uses the calculation of FFO for several reasons. We use FFO to compare our performance to that of other REITs in our peer group. Additionally, we use FFO in conjunction with our acquisition policy to determine investment capitalization strategy. FFO is calculated as follows:

                                                               Six months ended
                                                               June 30, 2004
                                                               ----------------
        Net income                                             $      2,147,141
        Depreciation and amortization related to
          investment properties                                       9,788,099
                                                               ----------------
        Funds from operations (1)                              $     11,935,240
                                                               ================

(1) FFO does not represent cash generated from operating activities calculated in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow as a measure of liquidity.

     The following table lists the approximate physical occupancy levels and gross leasable area for our investment properties as of June 30, 2004 and December 31, 2003. The weighted average gross leasable area occupied at June 30, 2004 and December 31, 2003 was 92% and 98%, respectively. N/A indicates the property was not owned by us at the end of the period.

                                                                      June 30, 2004            December 31, 2003
                                                                  -------------------------------------------------
                                                                    GLA                          GLA
Properties:                                                       Occupied        (%)         Occupied          (%)
-------------------------------------------------------------------------------------------------------------------
Alison's Corner, San Antonio, TX                                      55,066      100                N/A        N/A
Arvada Connection and Marketplace, Arvada, CO                        340,859       95                N/A        N/A
Best on the Boulevard, Las Vegas, NV                                 156,756       77                N/A        N/A
Bluebonnet Parc, Baton Rouge, LA                                     120,289       89                N/A        N/A
CorWest Plaza, New Britain, CT                                       114,023       99                N/A        N/A
Darien Towne Centre, Darien, IL                                      210,010       94            212,682         95
Davis Towne Crossing, North Richland Hills, TX                        34,131       83                N/A        N/A
Dorman Center - Phase I, Spartanburg, SC                             342,494       98                N/A        N/A
Eastwood Towne Center, Lansing, MI                                   324,020       97                N/A        N/A
Eckerd Drug Store, Columbia, SC                                       13,440      100                N/A        N/A
Eckerd Drug Store, Crossville, TN                                     13,824      100                N/A        N/A
Eckerd Drug Store, Edmund, OK                                         13,824      100             13,824        100
Eckerd Drug Store, Greer, SC                                          13,824      100                N/A        N/A
Eckerd Drug Store, Kill Devil Hills, NC                               13,824      100                N/A        N/A
Eckerd Drug Store, Norman, OK                                         13,824      100             13,824        100
Fullerton Metrocenter, Fullerton, CA                                 225,040       93                N/A        N/A
Heritage Towne Crossing, Euless, TX                                   68,811       85                N/A        N/A
Hickory Ridge, Hickory, NC                                           380,487      100                N/A        N/A
Huebner Oaks Center, San Antonio, TX                                 277,461       97                N/A        N/A
John's Creek Village, Duluth, GA                                     140,930       71                N/A        N/A
La Plaza Del Norte, San Antonio, TX                                  304,540       95                N/A        N/A
Lakewood Towne Center, Lakewood, WA                                  544,926       94                N/A        N/A
Larkspur Landing, Larkspur, CA                                       154,067       88                N/A        N/A
Low Country Village, Bluffton, SC                                     70,598       92                N/A        N/A
MacArthur Crossing, Los Colinas, TX                                  104,935       95                N/A        N/A
Metro Square Center, Severn, MD                                       61,817      100                N/A        N/A
Newnan Crossing, Newnan, GA                                          288,055       99            127,260         97
Northpointe Plaza, Seattle, WA                                       375,324       99                N/A        N/A
North Ranch Pavilions, Thousand Oaks, CA                              55,928       89                N/A        N/A
North Rivers Town Center, Charleston, SC                             141,167      100                N/A        N/A
Northgate North, Seattle, WA                                         282,595       93                N/A        N/A
Paradise Valley Marketplace, Phoenix, AZ                              80,535       87                N/A        N/A
Pavilion at King's Grant, Concord, NC                                 79,009      100             79,009        100
Peoria Crossings, Peoria, AZ                                         209,123       98                N/A        N/A
Pine Ridge Plaza, Lawrence, KS                                       230,493      100                N/A        N/A
Plaza Santa Fe II, Santa Fe, NM                                      217,329       98                N/A        N/A
Promenade at Red Cliff, St. George, UT                                87,109       92                N/A        N/A
Shaw's Supermarket, New Britain, CT                                   65,658      100             65,658        100
Shops at Park Place, Plano, TX                                       116,300      100            116,300        100
Shoppes of Prominence Point, Canton, GA                               74,208       84                N/A        N/A
Stony Creek Market Place, Noblesville, IN                            153,803      100            150,727         98
Watauga Pavilion, Watauga, TX                                        180,941       88                N/A        N/A
                                                                 -----------                   ---------
                                                                   6,751,397                     779,284
                                                                 ===========                   =========

     As part of the purchase of Darien Towne Centre, CorWest Plaza, La Plaza Del Norte, Dorman Center - Phase I, Peoria Crossings, Paradise Valley Marketplace, Best on the Boulevard and Bluebonnet Parc, we are entitled to receive payments in accordance with a master lease agreement for space, which was not producing revenue either at the time of or subsequent to the purchase. The master lease agreement covers rental payments due for periods ranging between three months and three years from the purchase date or until the space is leased. The percentage in the table above does not include non-revenue producing space covered by the master lease agreement. The master lease agreements combined with the physical occupancy results in an economic occupancy ranging between 71% and 100% at June 30, 2004.

SUBSEQUENT EVENTS

     We paid distributions of $4,317,876 to our stockholders in July 2004.

     We issued 15,834,545 shares of common stock from July 1, 2004 through July 31, 2004, resulting in a total of 100,932,985 shares of common stock outstanding. As of July 31, 2004, subscriptions for a total of 99,943,622 shares were received resulting in total gross offering proceeds of $999,357,068 and an additional 992,862 shares were issued pursuant to the DRP for $9,432,194 of additional gross proceeds.

     On July 12, 2004, the sponsor repaid a portion of its payable to us in the amount of $298,262.

     We have acquired the following properties during the period July 1 to July 31, 2004. The respective acquisitions are summarized in the table below.

                                                                Approximate          Gross
Date                                               Year       Purchase Price     Leasable Area
Acquired                      Property             Built            ($)            (Sq. Ft.)            Major Tenants
----------------------------------------------------------------------------------------------------------------------------
07/01/04              Shoppes at Boardwalk       2003/2004       36,642,049           122,413     Borders Books

07/02/04              Shoppes of Dallas            2004          13,052,126            70,610     Publix

07/13/04              Wilshire Plaza III           2004           5,750,000            88,248     Kohl's

07/14/04              Cranberry Square           1996-1997       20,219,563           195,566     Dick's Sporting Goods
                                                                                                  Toys R Us
                                                                                                  Best Buy
                                                                                                  Barnes & Noble
                                                                                                  Office Max

07/16/04              Dorman Center Phase II       2004           7,081,662            37,200     Shoe Carnival

07/19/04              Tollgate Marketplace       1977/1994       72,300,000           393,395     Giant Food
                                                                                                  JoAnn Fabrics
                                                                                                  Circuit City
                                                                                                  Toys R Us

07/21/04              Gateway Plaza                2000          33,025,276           358,193     Kohl's

07/21/04              Gateway Village              1996          49,513,455           273,904     Safeway
                                                                                                  Burlington Coat Factory
                                                                                                  Best Buy

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

                                                                Approximate          Gross
Date                                               Year       Purchase Price     Leasable Area
Acquired                      Property             Built            ($)            (Sq. Ft.)            Major Tenants
----------------------------------------------------------------------------------------------------------------------------
07/21/04              Towson Circle                1988          28,450,000           116,954     Barnes & Noble
                                                                                                  Bally Fitness

07/21/04              Wal-Mart Supercenter         2004          12,935,000           183,211     Walmart SuperCenter

                      Wrangler Company
07/22/04              Western Headquarters         1993          18,476,792           316,800     Wrangler

07/26/04              Plaza at Marysville          1995          21,266,000           115,656     Safeway

07/27/04              Forks Town Center            2002          18,198,701            87,560     Giant Foods

07/30/04              Academy Sports               2004           5,250,000            60,001     Academy Sports

     The mortgage debt and financings obtained during the period July 1, 2004 to July 31, 2004, are detailed in the list below.

Date                                            Annual Interest         Maturity         Principal Borrowed
Funded                 Mortgage Payable              Rate                 Date                  ($)
-----------------------------------------------------------------------------------------------------------
07/02/04          John's Creek Village              5.100%              08/01/09             23,300,000

07/02/04          Shoppes at Boardwalk              4.130%              07/01/09             20,150,000

07/09/04          Fullerton Metrocenter              5.09%              08/01/09             28,050,000

07/14/04          Northgate North                    4.60%              07/01/08             26,650,000

07/16/04          Cranberry Square                  4.975%              08/01/09             10,900,000

07/21/04          Gateway Village                LIBOR + 1.13%          07/01/09             27,233,000
                                                 LIBOR + 2.00%          08/01/05              4,225,000

07/21/04          Tollgate Marketplace           LIBOR + 1.20%          06/01/09             39,765,000

07/21/04          Towson Circle                      5.10%              07/01/09             15,647,500
                                                 LIBOR + 2.00%          08/01/05              3,550,000

07/21/04          Eckerds Drug Stores (4)           5.275%              08/01/09              6,800,000

                  Wrangler Company
07/26/04          Western Headquarters              5.090%              08/01/09             11,300,000

07/27/04          Pine Ridge Plaza                  5.085%              08/01/09             14,700,000

07/30/04          Plaza at Marysville               5.085%              08/01/09             11,800,000

     We are currently considering acquiring 13 properties for an estimated purchase price of $501,000,000. Our decision to acquire each property will generally depend upon no material adverse change occurring relating to the property, the tenants or in the local economic conditions, and our receipt

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

of satisfactory due diligence information including appraisals, environmental reports and lease information prior to purchasing the property. For further information on these potential property acquisitions and financings see "Real Property Investments" included elsewhere in this prospectus.

INFLATION

     For our multi-tenant shopping centers, inflation is likely to increase rental income from leases to new tenants and lease renewals, subject to market conditions. Our rental income and operating expenses for those properties owned, or to be owned and operated under triple-net leases, are not likely to be directly affected by future inflation, since rents are or will be fixed under the leases, and property expenses are the responsibility of the tenants. The capital appreciation of triple-net leased properties is likely to be influenced by interest rate fluctuations. To the extent that inflation determines interest rates, future inflation may have an effect on the capital appreciation of triple-net leased properties. As of June 30, 2004, we owned seven single-user triple-net leased properties.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     We may be exposed to interest rate changes primarily as a result of long-term debt used to maintain liquidity and fund capital expenditures and expansion of our real estate investment portfolio and operations. Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower its overall borrowing costs. To achieve our objectives we will borrow primarily at fixed rates or variable rates with the lowest margins available and in some cases, with the ability to convert variable rates to fixed rates.

     We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our properties. To the extent we do, we are exposed to credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. When the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. When the fair value of a derivative contract is negative, we owe the counterparty and, therefore, it does not possess credit risk. It is our policy to enter into these transactions with the same party providing the financing, with the right of offset. In the alternative, we will minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken.

     During the second quarter 2004, we entered into derivative financial instruments, or treasury contracts, to offset exposures to increases in interest rates with a notional amount of $95.0 million with yields ranging from 3.85% for 5 year treasury contracts to 4.63% for 10 year treasury contracts and maturities at various dates in 2004. Amounts required to be on deposit at June 30, 2004 for these treasury contracts had a cost basis and liquidation value of $2,137,000 and $789,000, respectively. Therefore, we recognized a net loss on these treasury contracts of about $1,348,000 at June 30, 2004. To offset the net loss recognized on these treasury contracts, we took advantage of the lower treasury yields which caused the loss on the treasury contracts and secured permanent financing in the amount of $410,000,000 for pending acquisitions.

     With regard to variable rate financing, we assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. We maintain risk management control systems to monitor interest rate cash flow risk attributable to both of our outstanding or forecasted debt obligations as well as our potential offsetting hedge positions. The risk management control systems involve the use of analytical techniques, including cash flow sensitivity analysis, to estimate the expected impact of changes in interest rates on our future cash flows.

     While this hedging strategy will have the effect of smoothing out interest rate fluctuations, the result may be to reduce the overall returns on your investment.

     The fair value of our debt approximates its carrying amount as of June 30, 2004.

     Our interest rate risk is monitored using a variety of techniques. The table below presents the principal amounts and weighted average interest rates by year and expected maturity to evaluate the expected cash flows and sensitivity to interest rate changes.

                                          2004            2005        2006     2007        2008          Thereafter
                                          ----            ----        ----     ----        ----          ----------
Maturing debt
  Fixed rate debt (mortgage
   loans)                                        -               -     -        -      $ 19,577,000     $ 517,794,295
  Variable rate debt (including
   line of credit)                   $ 110,000,000       7,260,000     -        -                 -        44,000,000

Average interest rate on debt:
  Fixed rate debt (mortgage
   loans)                                        -               -     -        -             4.70%             4.43%
  Variable rate debt (including
   line of credit)                           3.01%           3.83%     -        -                 -             2.68%

     We have $161,260,000 of variable rate interest averaging 2.96% as of June 30, 2004. An increase in the variable interest rate on this debt constitutes a market risk. If interest rates increase by 1%, based on debt outstanding as of June 30, 2004, interest expense increases by $1,612,600 on an annual basis.

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

                            DESCRIPTION OF SECURITIES

     We were formed under the laws of the State of Maryland. Your rights are governed by Maryland law, our articles of incorporation and our bylaws. The following summary of the terms of our stock is only a summary and you should refer to our articles of incorporation and bylaws for a full description. Copies of our articles of incorporation and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. You can obtain copies of our articles of incorporation and bylaws and every other exhibit to our registration statement. See "Where You Can Find More Information," below.

AUTHORIZED STOCK

     Our articles of incorporation provide that we may issue up to 600,000,000 shares of common stock and 10,000,000 shares of preferred stock. Upon completion of this offering, if 250,000,000 shares are sold, there will be 500,020,000 shares of common stock outstanding and no preferred stock outstanding.

     As permitted by Maryland law, our articles of incorporation contain a provision permitting the board, without any action by the stockholders, to amend our articles of incorporation from time to time, to increase or decrease the aggregate number of shares of stock and the number of shares of stock of any class or series that we have authority to issue. Our articles of incorporation also contain a provision permitting our board of directors, without any action by stockholders, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any new class or series of shares of stock. Nevertheless, certain laws to which we are subject require the approval by a majority of our then outstanding shares to amend our articles of incorporation to increase or decrease the number of shares authorized by our articles of incorporation.

     We believe that the power of our board to issue additional authorized but unissued shares of common stock or preferred stock and to classify or reclassify shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. Following amendment of our articles of incorporation to increase the number of our authorized shares, our board would be able to issue the additional common stock or preferred stock without further action by our stockholders.

     COMMON STOCK

     Upon issuance of our shares for full payment in accordance with the terms of this offering, all of the common stock we are offering will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of our articles of incorporation regarding the restriction on the transfer of shares of our stock, holders of our common stock will be entitled to receive distributions if authorized and declared by our board and to share ratably in our assets available for distribution to the stockholders in the event of a liquidation, dissolution or winding-up.

     Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding common stock can elect all of the directors then standing for election, and the holders of the remaining common stock will not be able to elect any directors.

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

     Holders of our common stock have no conversion, sinking fund, redemption, exchange or appraisal rights, and have no preemptive rights to subscribe for any of our securities. Our articles of incorporation provide that holders of our common stock are not entitled to exercise any rights of an objecting stockholder provided for under Maryland law. Shares of our common stock have equal dividend, distribution, liquidation and other rights.

     Under Maryland law and our articles of incorporation, we cannot make certain material changes to our business form or operations without the approval of stockholders holding at least a majority of the shares of stock entitled to vote on the matter. The following events, however, do not require stockholder approval:

     -    share exchanges in which we are the acquiror;

     -    mergers with or into a 90 percent or more owned subsidiary;

     -    mergers in which we do not:

          - reclassify or change the terms of any of our stock that is outstanding immediately before the effective time of the merger;

          -    amend our articles of incorporation; and

          - issue in the merger more than 20 percent of the number of shares of any class or series of stock outstanding immediately before the merger; and

     - transfers of less than substantially all of our assets. Our articles of incorporation provide that the sale of two-thirds or more of our assets or the then current fair market value of our properties and mortgages other than in the ordinary course of our business will be considered the sale of substantially all of our assets.

     Our bylaws provide that the presence in person or by proxy by the holders of a majority of our outstanding shares will constitute a quorum for the transaction of business at a meeting of our stockholders. Our articles of incorporation provide that the election of directors requires a majority of all the votes present in person or by proxy at a meeting of our stockholders at which a quorum is present. Our articles of incorporation also provide that the affirmative vote of the holders of a majority of our outstanding common stock may remove any director with or without cause. Our articles of incorporation provide that with respect to shares of our common stock owned by our advisor, sponsor, directors or any affiliate, neither our advisor, sponsor, directors nor affiliates will be permitted to vote or consent on matters submitted to our stockholders regarding the removal of any director. Additionally, in determining the requisite percentage interest of voting shares of our common stock necessary to approve a matter on which our advisor, sponsor, directors or affiliates may not vote or consent, any shares of our common stock owned by any of them will not be included.

     We will act as our own registrar and transfer agent for our common stock or we will hire an outside firm to act as our registrar and transfer agent.

PREFERRED STOCK

     Shares of our preferred stock may be issued in the future in one or more series as authorized by our board. Prior to the issuance of shares of any series, our board is required by Maryland law and our articles of incorporation to fix the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each series. Because our board has the power to establish the preferences, powers and rights of each series of preferred stock, it may, without any consideration or approval by our stockholders, provide the holders of any series of preferred stock with preferences, powers and rights, voting or otherwise, senior to the rights of holders of our common stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of us, including an extraordinary transaction (such as merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. We have no present plans to issue any preferred stock.

ISSUANCE OF ADDITIONAL SECURITIES AND DEBT INSTRUMENTS

     Our directors are authorized to issue additional stock or other convertible securities for cash, property or other consideration on such terms as they may deem advisable without approval of the holders of our outstanding securities. Our directors are also authorized to classify or reclassify any unissued shares of our capital stock without approval of the holders of our outstanding securities. Subject to some restrictions, including that the aggregate amount of our borrowings in relation to our net assets may not exceed 300% of net assets, our directors may cause us to issue debt obligations, including debt with conversion privileges on more than one class of our capital stock. Our directors may issue debt obligations on such terms and conditions as they may determine, including debt with conversion privileges, where the holders of our debt obligations may acquire our common stock. Subject to some restrictions, our directors may also cause us to issue warrants, options and rights to buy our common stock on such terms as they deem advisable to our stockholders, as part of a financing arrangement, or pursuant to stock option plans. Our directors may cause us to issue warrants, options and rights to buy our common stock and debt with conversion privileges even though their exercise or conversion could result in dilution in the value of our outstanding common stock.

RESTRICTIONS ON ISSUANCE OF SECURITIES

     Our articles of incorporation provide that we will not issue:

     -    common stock which is redeemable at the option of the holder;

     - debt securities unless the historical debt service coverage in the most recently completed fiscal year is sufficient to properly service the higher level of debt;

     - options or warrants to purchase stock to our advisor, sponsor, director(s) or any affiliates of our advisor, sponsor or directors except on the same terms as sold to the general public and in an amount not to exceed 10% of our outstanding common or preferred stock on the date of grant of any options or warrants; or

     -    stock on a deferred payment basis or similar arrangement.

     Our articles of incorporation also provide that we will not issue nonvoting or assessable common stock or warrants, options or similar evidences of rights to buy stock unless they are issued to the holders of stock ratably on a proportional basis, as part of a financing arrangement or as part of a stock option plan to our directors, officers or employees.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

     In order for us to continue to qualify as a REIT under the Internal Revenue Code, shares of our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also not more than 50% of the value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include some entities such as qualified person plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

     Our articles of incorporation, subject to some exceptions, contain restrictions on the number of shares of our stock that a person may own. Our articles of incorporation prohibit any person from acquiring or holding, directly or indirectly, shares of stock in excess of 9.8% in value of the aggregate of our outstanding shares of stock. In addition, our articles of incorporation prohibit any person from acquiring or holding, directly or indirectly, shares of common stock in excess of 9.8% of the aggregate number of our outstanding shares of common stock. The 9.8% common stock ownership limit must be measured in terms of the more restrictive of value or number of shares.

     Our board of directors, in its sole discretion, may exempt a person from the 9.8% limit and the common stock ownership limit. However, the board may not grant such an exception to any person whose ownership, direct or indirect, of in excess of 9.8% of the value of our outstanding shares of stock would result in us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in us failing to qualify as a REIT. In order to be considered as an excepted holder, a person also must not own, directly or indirectly, an interest in any of our tenants (or in a tenant of any entity owned or controlled by us) that would cause us to own, directly or indirectly, more than a 9.9% interest in such a tenant. The person seeking an exemption must represent to our board's satisfaction that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of any of these restrictions will result in the automatic transfer of the shares of stock causing the violation to a trust as explained below. Our board may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to our board of directors in its sole discretion, in order to determine or ensure our status as a REIT.

     In addition, our articles of incorporation prohibit any person from beneficially or constructively owning shares of our common or preferred stock that would result in us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code. Our articles of incorporation further provide that any transfer of our common stock or preferred stock that would result in our common stock and preferred stock being beneficially owned by fewer than 100 persons will be void. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our common or preferred stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our common or preferred stock that resulted in a transfer of shares to the trust, is required to give us notice immediately and to provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

     If any transfer of shares of our stock occurs which, if effective, would result in any person beneficially or constructively owning shares of our stock in excess or in violation of the above transfer or ownership limitations, then the number of shares of our stock the beneficial or constructive ownership of which would cause the person to violate the limitations will be automatically transferred under the provisions of our articles of incorporation to a trust for the exclusive benefit of one or more charitable beneficiaries within the meaning of 501(c)(3) of the Internal Revenue Code. The proposed transferee that exceeds the ownership limitations will not acquire any rights in these shares. The automatic transfer is deemed effective as of the close of business on the business day, as defined in our articles of incorporation, prior to the date of the violative transfer. Shares of stock held in the trust will continue as issued and outstanding common stock or preferred stock. The proposed transferee will not benefit economically from ownership or any shares of stock held in the trust, will have no rights to dividends and will not possess any rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the trust. The voting rights and rights to dividends will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trustee will be paid by the recipient of the dividend or distribution to the trustee upon demand, and any dividend or other distributions authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. The proposed transferee will have no voting rights with respect to shares of stock held in the trust. Subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trust, the trustee will have the authority at his sole discretion (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that such shares have been transferred to the trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

     Within twenty days of receiving notice from us that shares have been transferred to the trust, the trustee shall sell the shares to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations set forth in the articles of incorporation. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by him for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g. a gift, devise or other such transaction), the market price, as defined in our articles of incorporation, of the shares on the day of the event causing the shares to beheld in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares held in the trust. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of stock have been transferred to the trust, such shares are sold by the proposed transferee, then (i) shares will be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for such shares that exceeds the amount that the proposed transferee was entitled to receive, the excess will be paid to the trustee upon demand.

     In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us or our designees, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust, or, in the case of a devise or gift, the market price at the time of the devise or gift, and (ii) the market price on the date we, or our designate, accept such offer. We can accept this offer until the trustee has sold the shares held in the trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

     Our articles of incorporation require all persons who own more than 5%, or any lower percentages as required pursuant to the Internal Revenue Code or the regulations under the Internal Revenue Code, of our outstanding common and preferred stock, within 30 days after the end of each taxable year, to provide to us written notice stating their name and address, the number of shares of common and preferred stock they beneficially own directly or indirectly, and a description of how the shares are held. In addition, each beneficial owner must provide to us any addition information as we may request in order to determine the effect, if any, of their beneficial ownership on our status as a REIT and to ensure compliance with the 9.8% ownership limit. In addition, each stockholder will, upon demand, be required to provide us any information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

     All certificates and book entries representing any shares of our common or preferred stock will be noted with a legend referring to the restrictions described above. We will issue the common stock in book entry form only. This means that we will not issue actual share certificates to each holder of our common stock. The use of book entry only registration permits ownership of fractional shares, protects you against loss, theft or destruction of stock certificates and reduces offering costs. Once we accept your subscription to purchase common stock, we will create an account in our book entry registration system for you and credit the principal amount of your subscription to your account. We will send you a book entry receipt indicating acceptance of your subscription. All issuances of common stock through our distribution reinvestment program also will be made in book entry form only.

ANTI-TAKEOVER PROVISIONS OF MARYLAND LAW AND OUR ARTICLES OF INCORPORATION AND BYLAWS

     The following paragraphs summarize some anti-takeover provisions of Maryland law and the material terms of our articles of incorporation and bylaws regarding business combinations and control share acquisitions. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our articles of incorporation and bylaws, copies of which are exhibits to the registration statement of which the prospectus is a part. See "Where You Can Find More Information."

     BUSINESS COMBINATIONS. Under the Maryland Business Combination Act, an anti-takeover statute, completion of a business combination (including a merger, consolidation, share exchange or an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder is prohibited for five years following the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as any person who beneficially owns ten percent or more of the voting power of the corporation's shares or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then-outstanding voting stock of the corporation or an affiliate of such interested stockholder. A person is not an interested stockholder if, prior to the most recent time at which the person would otherwise have become an interested stockholder, the board of directors of the Maryland corporation approved the transaction which otherwise would have resulted in the person becoming an interested stockholder. The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by the board. Following the five-year prohibition period, any such business combination with that interested stockholder must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least:

     - 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

     - two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the Maryland business combination statute) equal to the highest price paid by the interested stockholder for its shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

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     These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that the interested stockholder becomes an interested stockholder. As permitted under Maryland law, our articles of incorporation exempt any business combinations involving us and The Inland Group or any of its affiliates. As a result, the five-year prohibition and the super-majority vote requirement will not apply to any business combinations between The Inland Group or any affiliate of The Inland Group and us. Therefore, The Inland Group or any affiliate of The Inland Group may be able to enter into business combinations with us, which may or may not be in the best interests of the stockholders. Nevertheless, the provisions of the Maryland Business Combination Act, as summarized in this section, will apply to any business combinations and interested stockholders involving persons other than The Inland Group and its affiliates.

     CONTROL SHARE ACQUISITION. Maryland's Control Share Acquisition Act, an anti-takeover statute, prohibits interested stockholders from engaging in self-dealing business combinations with a Maryland corporation, except to the extent approved by the corporation's disinterested stockholders. Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the corporation's disinterested stockholders by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the corporation's disinterested stockholders, whom the Act defines as (1) the acquiring person,
(2) the corporation's officers and (3) employees of the corporation who are also directors. Control shares mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise or direct the exercise of voting power of shares of the corporation in electing directors within one of the following ranges of voting power:

     -    one-tenth or more but less than one-third;

     -    one-third or more but less than a majority; or

     -    a majority or more of all voting power.

     Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board to call a special meeting of stockholders to be held within 50 days after that person's demand upon the corporation to consider the voting rights to be accorded to the control shares. If no request for a meeting is made, we may present the question at any stockholders' meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some statutory conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights and be entitled to receive in cash the fair value for their shares of our stock. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

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     The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is party to the transaction or to acquisitions approved or exempted by the articles of incorporation or bylaws of the corporation.

     Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by The Inland Group or any affiliate of The Inland Group of our shares of stock. Nevertheless, the provisions of the Maryland Control Share Acquisition Act, as summarized in this section, will apply to any control share acquisition involving persons other than The Inland Group and its affiliates.

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                         SHARES ELIGIBLE FOR FUTURE SALE

SHARES TO BE OUTSTANDING OR ISSUABLE UPON EXERCISE OR CONVERSION OF OTHER OUTSTANDING SECURITIES

     Upon the completion of this offering, out initial offering and the consummation of the formation transactions, we expect to have outstanding 540,020,000 shares of common stock. This includes:

     -    the 20,000 shares purchased by our advisor;

     and assumes that:

     - we sell all 250,000,000 shares of common stock offered on a best efforts basis in this public offering;

     - we well all 20,000,000 shares to be issued under our distribution reinvestment program described in this offering;

     - we sell all 250,000,000 shares of common stock offered on a best efforts basis in our initial public offering;

     - we sell all 20,000,000 shares to be issued under our distribution reinvestment program described in our initial public offering; and

     - that there is no exercise of options which are expected to be outstanding and exercisable.

     In addition, we have reserved:

     - 75,000 shares for issuance upon exercise of options which may be granted under our independent director stock option plan.

     Subject to the provisions of our articles of incorporation, we could issue an undetermined number of shares of our common or preferred stock in the discretion of our board and without the approval by our stockholders:

     -    directly for equity interests in real properties; or

     - upon exchange of any interests in entities that own our properties or in other companies we control, which might be issued for equity interests in real properties.

     All of the common stock we are offering by this prospectus will be freely tradable in the public market, should a public market develop, which we cannot guarantee, without restriction or limitation under the Securities Act of 1933 by persons other than our affiliates and soliciting dealers considered underwriters. However, all common stock issuable by us in this offering and otherwise will be subject to the restrictions explained under "Description Of Securities - Restrictions on Ownership and Transfer."

SECURITIES ACT RESTRICTIONS

     The common stock owned by our affiliates will be subject to Rule 144 adopted under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144.

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     In general, under Rule 144, a person, or persons whose common stock is aggregated with them in accordance with Rule 144, who has beneficially owned securities acquired from an issuer or an affiliate of the issuer for at least one year, would be entitled, within any three-month period, to sell a number of shares of common stock that does not exceed the greater of (1) 1% of the then-outstanding number of shares or (2) the average weekly reported trading volume of the common stock on a national securities exchange or market during the four calendar weeks preceding each sale. Sales under Rule 144 must be transacted in the manner specified by Rule 144 and must meet requirements for public notice as well as public information about us. Any person who (1) is not deemed to have been our affiliate at any time during the three months preceding a sale, and (2) has beneficially owned our common stock for at least two years, would be entitled to sell the common stock under Rule 144(k) without regard to the volume limitations, manner of sale provisions, notice requirements or public information requirements of Rule 144. An affiliate, for purposes of the Securities Act, is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or under common control with, us.

INDEPENDENT DIRECTOR STOCK OPTION PLAN

     We have established an independent director stock option plan for the purpose of attracting and retaining independent directors. See "Management--Independent Director Stock Option Plan." We have issued in the aggregate options to purchase 11,500 shares of our common stock to our independent directors, at the exercise price of $8.95 per share. One-third of the shares will be exercisable upon their grant. An additional 63,500 shares will be available for future option grants under the independent director stock option plan. See "Management--Independent Director Stock Option Plan" for additional information regarding the independent director stock option plan. Rule 701 under the Securities Act provides that common stock acquired on the exercise of outstanding options by affiliates may be resold by them subject to all provisions of Rule 144 except its one-year minimum holding period. We intend to register the common stock to be issued under the independent director stock option plan in a registration statement or statements on SEC Form S-8 or other appropriate form.

EFFECT OF AVAILABILITY OF SHARES ON MARKET PRICE OF SHARES

     Prior to the date of this prospectus, there has been no public market for our common stock. No assurance can be given that a public market for our common stock will develop. We cannot predict the effects that future sales of common stock, including sales under Rule 144, or the availability of common stock for future sale will have on the market price, if any, prevailing from time to time. Sales of substantial amounts of our common stock, including shares issued upon the exercise of options or the perception that these sales could occur, could adversely affect prevailing market prices of our common stock and impair our ability to obtain additional capital through the sale of equity securities. See "Risk Factors--Risks Related to the Offering." For a description of restrictions on transfers of common stock, see "Description of Securities--Restrictions on Ownership and Transfer." Also, see the following section regarding registration rights.

REGISTRATION RIGHTS

     In the future we may grant "demand" and/or "piggyback" registration rights to:

     - stockholders receiving our common stock directly in exchange for their equity interests in assets of theirs we would acquire; and

     - persons receiving interests in any real property partnership for their interests in real properties we would acquire.

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     "Piggyback" registration rights allow the holder to have his, her or its shares registered along with our shares only at such time(s) in the future when we would choose to register some of our shares for financing purposes - that is, to join with us in the registration of our shares. "Demand" registration rights permit the holder of demand rights to require us to register with the SEC his, her or its shares at such time(s) as the holder requests, regardless of any desire by us to register our own shares for financing purposes, even if we do not have sufficient capital resources to effect a registration of shares.

     These rights will be for registration under the Securities Act of any of our common stock acquired by them directly. The terms and conditions of any agreements for registration rights will be negotiated and determined at such future time as we determine advisable in connection with the acquisition of one or more properties or assets. Our future granting of registration rights could include registration of the subject shares at our expense. If that were the case, our obligation could result in a substantial expense to us at a time when we might not be able to afford such an expense or when registration would not be beneficial to our interests and could also hinder our future attempts to obtain financing.

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                     SUMMARY OF OUR ORGANIZATIONAL DOCUMENTS

     Each stockholder is bound by and is deemed to have agreed to the terms of our organizational documents by his, her or its election to become a stockholder of our company. Our organizational documents consist of our articles of incorporation and bylaws. Our directors, including all the independent directors, reviewed and unanimously ratified our articles of incorporation and bylaws at our first board meeting, which was required. The following is a summary of material provisions of our organizational documents and does not purport to be complete. This summary is qualified in its entirety by specific reference to the organizational documents filed as exhibits to our registration statement of which this prospectus is a part. See "Where You Can Find More Information."

     Our articles of incorporation were filed with the State Department of Assessments and Taxation of Maryland and became operative on March 5, 2003. Our articles of incorporation provide that we have perpetual existence. The bylaws in their present form became operative when our board approved them on March 5, 2003. Neither our articles of incorporation nor bylaws have an expiration date. As a result, they will remain operative in their current form throughout our existence, unless they are amended or we are dissolved.

ARTICLES OF INCORPORATION AND BYLAW PROVISIONS

     The stockholders' rights and related matters are governed by our articles of incorporation and bylaws and Maryland law. Some provisions of the articles of incorporation and bylaws, summarized below, may make it more difficult to change the composition of our board and could have the effect of delaying, deferring, preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

STOCKHOLDERS' MEETINGS

     Our bylaws provide that an annual meeting of the stockholders will be held on the date and at such time as our board may designate. However, the meeting will not be held less than 30 days after the delivery of our annual report to stockholders. The purpose of each annual meeting of the stockholders is to elect directors and to transact any other proper business. The chairman, the president, a majority of the directors or a majority of the independent directors may call a special meeting of the stockholders. The secretary or some other officer must call a special meeting when stockholders holding 10% or more of the outstanding shares entitled to vote make a written request for a meeting. The written request may be in person or by mail and must state the purpose(s) of the meeting and the matters to be acted upon. We have entered into an agreement with Inland Real Estate Investment Corporation, our sponsor, which provides that it will pay for the reasonably estimated cost to prepare and mail a notice of any special meeting of stockholders requested by the stockholders. The meeting will be held on a date not less than 15 nor more than 60 days after the distribution of the notice, at the time and place specified in the notice. Except as provided in the preceding sentence, we will give notice of any annual or special meeting of stockholders not less than 10 nor more than 90 days before the meeting. The notice will state the purpose of the meeting. At any meeting of the stockholders, each stockholder is entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of a majority of the outstanding shares entitled to vote at a meeting will constitute a quorum. The affirmative vote of a majority of the shares of our stock, present in person or by proxy at a meeting of stockholders duly called and at which a quorum is present, will be sufficient, without the necessity for concurrence by the directors, to elect the directors. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present will be sufficient to approve any other matter which may properly come

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before the meeting, unless more than a majority of the votes cast is required by statute or our articles of incorporation.

BOARD OF DIRECTORS

     Our articles of incorporation and bylaws provide that we may not have fewer than three nor more than eleven directors. Our bylaws currently provide that the number of directors shall be seven. Our articles of incorporation require that a majority of our directors must be independent directors. Independent directors are directors who are not and have not been affiliated with us, our sponsor, or our advisor, within the two years prior to their becoming our independent director and who perform no services on our behalf other than as a director. A vacancy on the board caused by the death, resignation or incapacity of a director or by an increase in the number of directors, within the limits described above, may be filled by the vote of a majority of the remaining directors whether or not the voting directors constitute a quorum. Our articles of incorporation require that our independent directors must nominate replacements to vacancies in independent director positions irrespective of how the vacancy arises. Our bylaws provide that a vacancy on our board caused by an increase in the number of directors may be filled by a majority of the entire board; that when a vacancy occurs as a result of the removal of a director by our stockholders, the vacancy must be filled by a majority vote of our stockholders; and that any director may resign at any time and may be removed with or without cause by the affirmative vote of the holders of not less than a majority of the outstanding shares. Our bylaws provide that the majority of members of each committee of our board of directors be comprised of independent directors and that all the members of our audit committee be independent directors.

     Our articles of incorporation provide that a director must have at least three years of relevant experience and demonstrate the knowledge required to successfully acquire and manage the type of assets that we intend to acquire. At least one of our independent directors must have three years of relevant real estate experience.

STOCKHOLDER VOTING RIGHTS

     Each share of our common stock has one vote on each matter submitted to a vote of stockholders. Shares of common stock do not have cumulative voting rights or preemptive rights. Stockholders may vote in person or by proxy.

     Directors are elected when they receive the majority of votes of holders of shares present in person or by proxy at a stockholders' meeting, provided there was a quorum when the meeting commenced. A quorum is reached when the stockholders holding a majority of the outstanding shares entitled to vote are present either in person or represented by proxy. All questions other than election of directors, removal of a director or directors and except as set forth below must be decided by a majority of the votes cast at a meeting at which a quorum is present. Maryland law provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting by the unanimous written consent of all stockholders (which may be impracticable for a publicly held corporation).

     The approval by our board and by holders of at least a majority of our outstanding voting shares of stock is necessary for us to do any of the following:

     - amend our articles of incorporation, except to increase or decrease authorized stock as permitted by Maryland law;

     - transfer all or substantially all of our assets other than in the ordinary course of business;

     - engage in mergers, consolidations or share exchanges, except in certain circumstances; or

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     -    dissolve or liquidate.

     Our articles of incorporation provide that a sale of two-thirds or more of our assets, based on the total number or the current fair market value of properties and mortgages we own, is a sale of substantially all of our assets. See "Description of Securities -- Common Stock" for an explanation of instances where stockholder approval is not required.

     Our articles of incorporation provide that neither the advisor, the sponsor, the directors, nor any affiliate may vote their shares of stock or consent on matters submitted to the stockholders regarding the removal of the advisor, the sponsor, the directors or any affiliate or any transaction between us and any of them. For purposes of determining the necessary percentage and interest of shares needed to approve a matter on which the advisor, the sponsor, the directors and any affiliate may not vote or consent, the shares of our common stock owned by them will not be included.

RIGHTS OF OBJECTING STOCKHOLDERS

     As permitted by Maryland law, our articles of incorporation provide that our stockholders are not entitled to exercise any rights of an objecting stockholder provided for under Maryland law. As a result of this provision, our stockholders will not have any right to dissent under Maryland law to an extraordinary transaction, such as the merger of our company into another company, the consolidation of our company with another company or the sale of all or substantially all of our assets. Because our stockholders will not be permitted to object and dissent to an extraordinary transaction, our stockholders will receive upon completion of the extraordinary transaction the consideration negotiated by our board of directors with the other party to the transaction and will not in the proceedings to receive a cash payment representing the fair value of their shares of our common stock.

STOCKHOLDER LISTS; INSPECTION OF BOOKS AND RECORDS

     Any stockholder or his designated representative will be permitted access to all of our records at all reasonable times and may inspect and copy any of them for the purposes specified below. We maintain an alphabetical list of names, record addresses and business telephone numbers, if any, of all stockholders with the number of shares held by each at our principal office. The stockholder list is updated at least quarterly and is open for inspection by a stockholder or his designated agent at the stockholder's request. A stockholder may request a copy of the stockholder list to find out about matters relating to the stockholder's voting rights and their exercise under federal proxy laws. We will mail the stockholder list to any stockholder requesting it within 10 days of receiving the request. We may impose a reasonable charge for expenses incurred in reproducing the list.

     If our advisor or directors neglect or refuse to produce or mail a copy of the stockholder list as requested, then in accordance with applicable law and our articles of incorporation, the advisor and the directors will be liable to the stockholder who requested the list. Their liability will include the costs, including reasonable attorneys' fees, incurred by the stockholder in compelling the production of the list and actual damages suffered by the stockholder because of the refusal or neglect. However, the fact that the actual purpose of the request is to secure the list for the purpose of selling it, or using it for a commercial or other purpose is a defense against liability for refusal to supply the list. We may require the stockholder requesting the list to represent that the stockholder list is not requested for a commercial purpose unrelated to the stockholder's interest in us.

     In addition, our books and records are open for inspection by state securities administrators upon reasonable notice and during normal business hours at our principal place of business.

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AMENDMENT OF THE ORGANIZATIONAL DOCUMENTS

     Our articles of incorporation may be amended, after approval by our board, by the affirmative vote of a majority of our then-outstanding voting shares of stock. Our bylaws may be amended in a manner not inconsistent with the articles of incorporation and bylaws by a majority vote of our directors present at the board meeting. Additionally, our stockholders may amend our bylaws by the affirmative vote of a majority of all votes cast at a meeting at which a quorum is present.

DISSOLUTION OR TERMINATION OF THE COMPANY

     As a Maryland corporation, we may be dissolved under Maryland law at any time with the approval of a majority of our outstanding shares of stock. However, we anticipate that by September 15, 2008, our board will determine whether to:

     - apply to have our shares of common stock listed for trading on a national stock exchange or included for quotation on a national market system, provided we meet the then applicable listing requirements; and/or

     -    commence subsequent offerings after completion of the offering.

     If listing our shares of common stock is not feasible by that time, our board may decide to:

     - sell our assets individually, provided, however, that if this action would constitute the sale of all or substantially all of our assets, such an action is approved by the holders of at least a majority of the then-outstanding voting shares of stock;

     -    list our shares of common stock at a future date; or

     - liquidate us within 10 years of such date, provided however, that such an action is approved by the holders of at least a majority of our then-outstanding voting shares of stock.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

     Our bylaws provide that, with respect to our annual meeting of stockholders, nominations for election to our board and the proposal of business to be considered by stockholders may be made only:

     -    in accordance with our notice of the meeting;

     -    by or at the direction of our board; or

     - by a stockholder who was a stockholder of record both at the time of the giving of notice and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in the bylaws.

     Our bylaws also provide that, with respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before a meeting of stockholders and nominations for election to the board may be made only:

     -    in accordance with our notice of the meeting;

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     -    by or at the direction of our board; or

     - provided that our board has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record both at the time of the giving of notice and at the time of the annual meeting, who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

A stockholder's notice for an annual meeting must be delivered to our secretary at our principal executive offices:

     - not less than 45 days prior to the first anniversary of the date of mailing of the notice of the previous year's annual meeting; or

     - if the number of directors to be elected is increased and there is no announcement of that fact, at least 70 days before the first anniversary of the date of mailing of the notice of the previous year's annual meeting, or not later than the close of business on the tenth day of our first public announcement.

A stockholder's notice for a special meeting must be delivered to our secretary at our principal executive offices:

     -    not earlier than the ninetieth day prior to the special meeting, and

     -    not later than the close of business on the later of either:

     -    the sixtieth day prior to the special meeting; or

     - the tenth day following the day of our first public announcement of the date of the special meeting and the nominees proposed by our board to be elected at the meeting.

RESTRICTIONS ON CERTAIN CONVERSION TRANSACTIONS AND ROLL-UPS

     Our articles of incorporation require that some transactions involving an acquisition, merger, conversion or consolidation in which our stockholders receive securities in a surviving entity, a roll-up entity, must be approved by the holders of a majority of our then-outstanding shares. Approval by a majority of our then-outstanding shares for a transaction resulting in a roll-up entity is only required, however, until our board determines that it is no longer in our best interest to attempt or continue to qualify as a REIT. The holders of a majority of the shares do not need to approve any such transaction effected because of changes in applicable law, or to preserve tax advantages for a majority in interest of our stockholders.

     A roll-up entity is a partnership, REIT, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed roll-up transaction. A roll-up does not include (1) a transaction involving securities that have been listed on a national securities exchange or traded through The Nasdaq Stock Market -- Nasdaq National Market for at least 12 months, or (2) a transaction involving our conversion to a trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

     -    stockholders' voting rights;

     -    our term of existence;

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     -    sponsor or advisor compensation; or

     -    our investment objectives.

     In the event of a proposed roll-up, an appraisal of all our assets must be obtained from a person with no current or prior business or personal relationship with our advisor or directors. Further, that person must be substantially engaged in the business of rendering valuation opinions of assets of the kind we hold. The appraisal must be included in a prospectus used to offer the securities of a roll-up entity. It must also be filed with the Securities and Exchange Commission and the state regulatory commissions as an exhibit to the registration statement for the offering of the roll-up entity's shares. As a result, an issuer using the appraisal will be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. Our assets will be appraised in a consistent manner and the appraisal will:

     -    be based on an evaluation of all relevant information;

     - indicate the value of our assets as of a date immediately prior to the announcement of the proposed roll-up transaction; and

     -    assume an orderly liquidation of our assets over a 12-month period.

The terms of the engagement of the appraiser will clearly state that the engagement is for the benefit of us and our stockholders. A summary of the independent appraisal, indicating all material assumptions underlying it, will be included in a report to the stockholders in the event of a proposed roll-up.

We may not participate in any proposed roll-up which would:

     - result in the stockholders of the roll-up entity having rights which are more restrictive to stockholders than those provided in our articles of incorporation, including any restriction on the frequency of meetings;

     - result in the stockholders having less comprehensive voting rights than are provided in our articles of incorporation;

     - result in the stockholders having greater liability than provided in our articles of incorporation;

     - result in the stockholders having fewer rights to receive reports than those provided in our articles of incorporation;

     - result in the stockholders having access to records that are more limited than those provided for in our articles of incorporation;

     - include provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity;

     - limit the ability of an investor to exercise its voting rights in the roll-up entity on the basis of the number of the shares held by that investor;

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     -    result in investors in the roll-up having less comprehensive rights of access to the records of the roll-up than those provided in our articles of incorporation; or

     - place any of the costs of the transaction on us if the roll-up is not approved by our stockholders.

However, with the prior approval of a majority of our then-outstanding shares of our stock, we may participate in a proposed roll-up if the stockholders would have rights and be subject to restrictions comparable to those contained in our articles of incorporation.

Stockholders who vote "no" on the proposed roll-up will have the choice of:

     -    accepting the securities of the roll-up entity offered; or

     -    one of either:

     - remaining as our stockholders and preserving their interests on the same terms and conditions as previously existed; or

     - receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.

     These provisions in our articles of incorporation, bylaws and Maryland law could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

     The limitations and restrictions set forth below under " -- Limitation on Total Operating Expenses," " -- Transactions with Affiliates," and " -- Restrictions on Borrowing" in this section will be effective until our board determines that it is no longer in our or our stockholders' best interests that we continue to operate as a REIT, or until such time as we fail to qualify as a REIT.

LIMITATION ON TOTAL OPERATING EXPENSES

     Our articles of incorporation provide that, subject to the conditions described in the following paragraph, our annual total operating expenses in any fiscal year shall not exceed the greater of 2% of our average assets or 25% of our net income, before any additions to or allowances for reserves for depreciation, amortization or bad debts or other similar non-cash reserve and before any gain from the sale of an our assets. Our independent directors have a fiduciary responsibility to limit our annual total operating expenses to amounts that do not exceed these limits. Our independent directors may, however, determine that a higher level of total operating expenses is justified for such period because of unusual and non-recurring expenses. Such a finding by our independent directors and the reasons supporting it shall be recorded in our minutes of meetings of our directors. If at the end of any fiscal quarter our total operating expenses for the 12 months then ended are more than 2% of average assets or more than 25% of net income, before any additions to or allowances for reserves for depreciation, amortization or bad debts or other similar non-cash revenues and before any gain from the sale of our assets, whichever is greater, as described above, we will disclose this in writing to the stockholders within 60 days of the end of the fiscal quarter. If our independent directors conclude that higher total operating expenses are justified, the disclosure will also contain an explanation of the conclusion. If total operating expenses exceed the limitations described above and if our directors are unable to conclude that the excess was justified, then the advisor will reimburse us the amount by which the aggregate annual total operating expenses we paid

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or incurred exceed the limitation. We must make the reimbursement within 60 days after the end of the fiscal year.

TRANSACTIONS WITH AFFILIATES

     Our articles of incorporation impose restrictions on transactions between us and our advisor, sponsor and any director or their affiliates as follows:

     - SALES AND LEASES TO US. We will not purchase property from our sponsor, advisor, directors or any of their affiliates, unless a majority or our disinterested directors, including a majority of our disinterested independent directors, approves it as fair and reasonable for us. The price to us can be no greater than the cost of the asset to our sponsor, adviser, director or their affiliate. If our price to us is greater than such cost, there must be substantial, reasonable justification for the excess cost. In no event will our cost for the property exceed its appraised value at the time we acquired it.

     - SALES AND LEASES TO SPONSOR, ADVISOR, DIRECTOR OR ANY AFFILIATE. Our sponsor, advisor, directors or any of their affiliates will not acquire assets from us unless a majority of disinterested directors, including a majority of our disinterested independent directors, approves the transaction as being fair and reasonable to us. We may lease assets to our sponsor, advisor, director or any of their affiliates, but still only if a majority of our disinterested directors, including a majority of our disinterested independent directors, approves it as fair and reasonable to us.

     - LOANS. We will not make loans to our sponsor, advisor, directors or any of their affiliates except as provided in clauses (4) and (6) under " -- Restrictions on Investments" below in this section, or to our wholly owned subsidiaries. Also, we may not borrow money from our sponsor, advisor, director or any of their affiliates, unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances.

     - INVESTMENTS. We will not invest in joint ventures with our sponsor, advisor, directors or any of their affiliates, unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint ventures. Neither can we invest in equity securities unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as being fair, competitive and commercially reasonable.

     - OTHER TRANSACTIONS. All other transactions between us and our sponsor, advisor, directors or any of their affiliates, require approval by a majority of our disinterested directors, including a majority of our disinterested independent directors, as being fair and reasonable and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

RESTRICTIONS ON BORROWING

     We may not incur indebtedness to enable us to make distributions except as necessary to satisfy the requirement to distribute at least the percentage of our REIT taxable income required for annual distribution of dividends by the Internal Revenue Code of 1986, or otherwise as necessary or advisable to

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ensure that we maintain our qualification as a REIT for federal income tax purposes. Our aggregate borrowings, secured and unsecured, will be reasonable in relation to our net assets and will be reviewed by our board at least quarterly. We anticipate that, in general, aggregate borrowings secured by all our properties will not exceed 55% of their combined fair market value. This anticipated amount of leverage will be achieved over time. Our articles of incorporation provide that the aggregate amount of borrowing in relation to our net assets will, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, not exceed 300% of net assets. Any excess in borrowing over such 300% of net assets level will be:

     approved by a majority of our independent directors;

     - disclosed to our stockholders in our next quarterly report to them, along with justification for such excess; and

     -    subject to approval of our stockholders.

See "Investment Objectives and Policies -- Borrowing."

RESTRICTIONS ON INVESTMENTS

     The investment policies set forth in our articles of incorporation have been approved by a majority of independent directors. Our articles of incorporation prohibit our investments in:

     -    any foreign currency or bullion;

     -    short sales; and

     - any security in any entity holding investments or engaging in activities prohibited by our articles of incorporation.

     In addition to other investment restrictions imposed by our directors from time to time consistent with our objective to qualify as a REIT, we will observe the following restrictions on our investments as set forth in our articles of incorporation:

     (1) Not more than 10% of our total assets will be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, "unimproved real property" does not include properties acquired for the purpose of producing rental or other operating income, properties under development or construction, and properties under contract for development or in planning for development within one year.

     (2) We will not invest in commodities or commodity future contracts. This limitation does not apply to interest rate futures when used solely for hedging purposes.

     (3)  We will not invest in contracts for the sale of real estate.

     (4) We will not invest in or make mortgage loans unless we obtain an appraisal of the underlying property. Mortgage indebtedness on any property will not exceed the property's appraised value. In cases in which the majority of independent directors so determine, and in all cases in which the mortgage loan involves our advisor, sponsor, directors or their affiliates, we must obtain the appraisal from an independent expert. We

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          will keep the appraisal in our records for at least five years, where it will be available for inspection and duplication by any stockholder. In addition to the appraisal, we will also obtain a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title. We will not invest in real estate contracts of sale otherwise known as land sale contracts.

     (5) We will not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all outstanding mortgage loans outstanding on the property, including our loans, would exceed an amount equal to 85% of the appraised value of the property. However, if there is substantial justification due to other underwriting criteria and provided that loans would not exceed the appraised value of the property at the date of the loans, we could invest in mortgage loans that exceed 85% of the appraised value of the property. The aggregate amount of all mortgage loans outstanding on the property, including the loans of the REIT, shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

     (6) We will not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the advisor, the sponsor, any director or their affiliates.

     (7) We will not invest in equity securities unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as being fair, competitive and commercially reasonable. Investments in entities affiliated with our advisor, the sponsor, any director or their affiliates are subject to the restrictions on joint venture investments. Notwithstanding these restrictions, we may purchase our own securities when traded on a national securities exchange or market if a majority of our directors, including a majority of our independent directors, determines the purchase to be in our best interests.

     (8) We will not engage in any short sale nor will we borrow on an unsecured basis if the borrowing will result in an asset coverage of less than 300%.

     (9) To the extent we invest in properties, a majority of the directors, including a majority of the independent directors, will approve the consideration paid for such properties based on the fair market value of the properties. If a majority of independent directors so determines, the fair market value will be determined by a qualified independent real estate appraiser selected by our independent directors. If any property is acquired from our sponsor, our advisor, any director, or any of their affiliates, the provisions on transactions with affiliates will apply.

     (10) We will not invest in debt that is secured by a mortgage on real property that is subordinate to the lien of other debt, except where the amount of total debt does not exceed 90% of the appraised value of the property. The value of all of these investments may not exceed 25% of our tangible assets. The value of all investments in this debt that does not meet these requirements will be limited to 10% of our tangible assets, which would be included within the 25% limitation.

     (11) We will not engage in trading, as compared with investment, activities.

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     (12) We will not engage in underwriting activities, or distribute as agent, securities issued by others.

     (13) We will not acquire securities in any entity holding investments or engaging in activities prohibited by the restrictions on investments set forth in the foregoing clauses (1) through (12). Temporary investments in cash may be in such entities.

     Our independent directors will review our investment policies at least annually to determine whether our policies that we are following are in the best interests of our stockholders. Subject to the above restrictions and so long as we qualify as a REIT, a majority of our directors, including a majority of our independent directors, may alter the investment policies if they determine that a change is in our best interests.

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                        FEDERAL INCOME TAX CONSIDERATIONS

     We intend to qualify as a REIT under the applicable provisions of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder and receive the beneficial federal income tax treatment described below. However, we cannot assure you that we will meet the applicable requirements under federal income tax laws, which are highly technical and complex. The following discusses the applicable requirements under federal income tax laws, the federal income tax consequences to maintaining REIT status and the material federal income tax consequences to you. Duane Morris LLP has acted and will act as our tax counsel in connection with our election to be taxed as a REIT, and has rendered the opinion set forth below. Some of the federal income tax implications of your investment are set forth in the "--Federal Income Taxation of Stockholders" section below. We, however, urge you to consult your tax advisor with respect to the federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of common shares which may be particular to your tax situation.

     In brief, a corporation that invests primarily in real estate can, if it complies with the provisions in Sections 856-860 of the Internal Revenue Code, qualify as a REIT and claim federal income tax deductions for the dividends it pays to its stockholders. Such a corporation generally is not taxed on its net income that is currently distributed to its shareholders. This treatment substantially eliminates the "double taxation" that a corporation and its shareholders generally bear together. However, as discussed in greater detail below, a corporation could be subject to federal income tax in some circumstances even if it qualifies as a REIT, and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT. We intend to operate in a manner that permits us to elect REIT status for the taxable year ending December 31, 2003, and to maintain this status in each taxable year thereafter, so long as REIT status remains advantageous.

     Duane Morris LLP is of the opinion, assuming that the actions described in this section are completed on a timely basis and we timely file the requisite elections, that we have been organized in conformity with the requirements for qualification as a REIT beginning with our taxable year ending December 31, 2003, and our proposed method of operation (as described in this prospectus) will enable us to satisfy the applicable requirements under federal income tax laws for qualification as a REIT. This opinion has been filed as an exhibit to the registration statement of which this prospectus is a part, and is based and conditioned, in part, on various assumptions made by Duane Morris LLP and representations made to Duane Morris LLP by us and the advisor as to factual matters. Our qualification and federal income tax treatment as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under federal income tax laws. Duane Morris LLP has not reviewed, and will not in the future review, these operating results for compliance with the applicable requirements under federal income tax laws. Therefore, we cannot assure you that our actual operating results will allow us to satisfy the applicable requirements under federal income tax laws in any taxable year. In addition, this opinion represents Duane Morris LLP's legal judgment and is not binding on the Internal Revenue Service.

FEDERAL INCOME TAXATION AS A REIT

     GENERAL. In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the stockholders, and therefore will not be subject to federal income tax on that portion of our REIT Taxable Income as defined Section 857(b)(2) of the Internal Revenue Code or REIT capital gain which is distributed to our stockholders. We will, however, be subject to federal income tax at normal corporate rates on any REIT Taxable Income or capital gain not distributed.

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     Although we can eliminate or substantially reduce our federal income tax liability by maintaining our REIT status and paying sufficient dividends, we could be subject to federal income tax on certain items of income. If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), yet maintain our REIT status by meeting other requirements, we will be subject to a penalty tax based on the amount of income which caused us to fail these tests, as described below. We will also be subject to a 100% federal income tax on the net income from any "prohibited transaction," as described below. In addition, in order to retain our REIT status, we generally must distribute annually at least 90% of our REIT Taxable Income for such year. While we are not required to distribute REIT net capital gain income for any year in order to retain our REIT status, we will pay tax on such income to the extent we do not distribute it in such year. We may also be subject to the corporate alternative minimum tax. Additionally, we will be subject to federal income tax at the highest corporate rate on certain "nonqualifying" income from foreclosure property. In general, foreclosure property consists of property acquired (by foreclosure or otherwise) in connection with the default of a loan secured by such property.

     REIT QUALIFICATION TESTS. The Code defines a REIT as a corporation, trust or association:

     -    that is managed by one or more trustees or directors;

     - the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

     - that would be taxable as a domestic corporation but for its status as a REIT;

     -    that is neither a financial institution nor an insurance company;

     - the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a partial taxable year;

     - generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly, or indirectly, by five or fewer individuals or certain entities; and

     - that meets the gross income, asset and annual distribution requirements, described in greater detail below.

     The first four and last conditions must be met during each taxable year for which REIT status is sought, while the other two conditions do not have to be met until after the first taxable year for which a REIT election is made.

     Although the 25% Asset Test (as defined below) generally prevents a REIT from owning more than 10% of the voting stock of an entity other than another REIT, the Internal Revenue Code provides an exception for ownership of voting stock in a "qualified REIT subsidiary." A qualified REIT subsidiary is a corporation that is wholly owned by a REIT throughout its existence. For purposes of the 25% Asset Test and the Gross Income Tests described below, all assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as owned by the REIT. A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state or local tax. We may hold investments through qualified REIT subsidiaries.

     We, in satisfying the general tests described above, must meet, among others, the following requirements:

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     SHARE OWNERSHIP TESTS. The common stock and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined with attribution to the owners of any entity owning our stock). However, these two requirements do not apply until after the first taxable year an entity elects REIT status. In addition, our articles of incorporation contain provisions restricting the transfer of our stock, which provisions are intended to assist us in satisfying both requirements. Furthermore, the distribution reinvestment program contains provisions that prevent it from causing a violation of these tests as do the terms of the options granted to the independent directors and the warrants issuable to the dealer manager and soliciting dealers. Pursuant to the applicable requirements under federal income tax laws, we will maintain records which disclose the actual ownership of the outstanding stock, and demand written statements each year from the record holders of specified percentages of the stock disclosing the beneficial owners. Those stockholders failing or refusing to comply with our written demand are required by the Internal Revenue Code and our articles of incorporation to submit, with their tax returns, a similar statement disclosing the actual ownership of stock and certain other information. See "Description of Securities--Restrictions on ownership and transfer."

     ASSET TESTS. We must satisfy, at the close of each calendar quarter of the taxable year, two tests based on the composition of our assets. After initially meeting the Asset Tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure can be cured by disposing of nonqualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to insure compliance with these tests, and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.

     75% ASSET TEST. At least 75% of the value of our assets must be represented by "real estate assets," cash, cash items (including receivables) and government securities. Real estate assets include (i) real property (including interests in real property and interests in mortgages on real property), (ii) shares in other qualifying REITs, and (iii) any property (not otherwise a real estate asset) attributable to the temporary investment of "new capital" in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to our distribution reinvestment program) or in a public offering of debt obligations that have a maturity of at least five years. Additionally, regular and residual interests in a real estate mortgage investment conduit, known as a REMIC, and regular interests in a financial asset securitization trust, known as a FASIT, are considered real estate assets. However, if less than 95% of the assets of a REMIC or FASIT are real estate assets, we will be treated as holding a proportionate share of the assets and income of the REMIC or FASIT directly.

     When we purchase new real estate properties, we intend that the purchase contracts will apportion no more than 5% of the purchase price of any property to property other than "real property," as defined in the Code. In addition, we intend to invest funds not used to acquire properties in cash sources, "new capital" investments or other liquid investments which will allow us to qualify under the 75% Asset Test. Therefore, our investment in the real properties will constitute "real estate assets" and should allow us to meet the 75% Asset Test.

     25% ASSET TEST. The remaining 25% of our assets may generally be invested subject to the following restrictions: If we invest in any securities that do not qualify under the 75% Asset Test, such

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securities may not exceed either (i) 5% of the value of our assets as to any one issuer; or (ii) 10% of the outstanding securities by vote or value of any one issuer.

     Modifications apply to the 25% Asset Test for qualified REIT subsidiaries and taxable REIT subsidiaries. As discussed above, the stock of a "qualified REIT subsidiary" is not counted for purposes of the 25% Asset Test. A qualified REIT subsidiary is a corporation that is wholly owned by a REIT throughout the subsidiary's existence. All assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as belonging to the REIT. A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state or local tax. We may hold investments through qualified REIT subsidiaries.

     Additionally, for purposes of the 25% Asset Test, securities of a taxable REIT subsidiary are excepted from the 10% vote and value limitations on a REIT's ownership of securities of a single issuer. However, no more than 20% of the value of a REIT may be represented by securities of one or more taxable REIT subsidiaries. A taxable REIT subsidiary is a corporation (other than another
REIT) that is owned in whole or in part by a REIT, and joins in an election with the REIT to be classified as a taxable REIT subsidiary. Corporations that directly or indirectly operate or manage lodging or health care facilities cannot be taxable REIT subsidiaries. A corporation that is 35% owned by a taxable REIT subsidiary will also be treated as a taxable REIT subsidiary. A taxable REIT subsidiary may not be a qualified REIT subsidiary, and vice versa. As described below regarding the 75% Gross Income Test, a taxable REIT subsidiary is utilized in much the same way an independent contractor is used to provide certain types of services without causing the REIT to receive or accrue certain types of non-qualifying income. In addition to utilizing independent contractors to provide certain services in connection with the operation of our properties, we may also utilize taxable REIT subsidiaries to carry out these functions.

     We intend to invest funds not otherwise invested in properties in cash sources and other liquid investments in a manner which will enable us to satisfy the 25% Asset Test.

     GROSS INCOME TESTS. We must satisfy for each calendar year two separate tests based on the composition of our gross income, as defined under our method of accounting.

     THE 75% GROSS INCOME TEST. At least 75% of our gross income for the taxable year must result from (i) rents from real property, (ii) interest on obligations secured by mortgages on real property or on interests in real property, (iii) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (iv) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (v) other specified investments relating to real property or mortgages thereon, and, (vi) for a limited time, qualified temporary investment income, as defined under the 75% Asset Test. We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments in a manner that will allow us to qualify under the 75% Gross Income Test.

     Income attributable to a lease of real property will generally qualify as "rents from real property" under the 75% Gross Income Test (and the 95% Gross Income Test, described below), subject to the rules discussed below:

     - Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more assets or net profits of, the tenant.

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     -    The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

     - Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

     - Rental income will not qualify if we furnish or render services to tenants or manage or operate the underlying property, other than through a permissible "independent contractor" from whom we derive no revenue, or through a taxable REIT subsidiary. This requirement, however, does not apply to the extent that the services, management or operations we provide are "usually or customarily rendered" in connection with the rental of space, and are not otherwise considered "rendered to the occupant."

     With respect to the "usual or customarily rendered" rule, our tenants will receive some services in connection with their leases to the real properties. We believe that the services to be provided are usually or customarily rendered in connection with the rental of the properties, and, therefore, that providing these services will not cause the rents we receive with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test (and the 95% Gross Income Test, described below). The board of directors intends to hire qualifying independent contractors or to utilize taxable REIT subsidiaries to render services which it believes, after consultation with Duane Morris LLP, are not usually or customarily rendered in connection with the rental of space.

     THE 95% GROSS INCOME TEST. In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from
(i) sources which satisfy the 75% Gross Income Test, (ii) dividends, (iii) interest, or (iv) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments which will allow us to qualify under the 95% Gross Income Test.

     Our share of income from the properties will primarily give rise to rental income and gains on sales of the properties, substantially all of which will generally qualify under the 75% gross income and 95% Gross Income Tests. Our anticipated operations indicate that it is likely that we will have little or no nonqualifying income to cause adverse federal income tax consequences.

     If we fail to satisfy either the 75% Gross Income Test or the 95% Gross Income Test for any taxable year, we may retain our status as a REIT for such year if we satisfy the Internal Revenue Service that: (i) the failure was due to reasonable cause and not due to willful neglect, (ii) we attach to our return a schedule describing the nature and amount of each item of our gross income, and
(iii) any incorrect information on such schedule was not due to fraud with intent to evade federal income tax. If this relief provision is available, we would remain subject to a 100% tax based upon the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test.

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     ANNUAL DISTRIBUTION REQUIREMENTS. In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to the stockholders each year in an amount at least equal to the excess of: (1) the sum of: (a) 90% of our REIT Taxable Income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and (b) 90% of the excess of the net income (after tax) from foreclosure property; less (2) the sum of certain types of items of non-cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declare a dividend before the due date of our tax return (including extensions), (2) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration), and (3) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31 of that year so long as the dividends are actually paid during January of the following year. If we fail to meet the annual distribution requirements as a result of an adjustment to our federal income tax return by the Internal Revenue Service, we may cure the failure by paying a "deficiency dividend" (plus penalties and interest to the Internal Revenue Service) within a specified period.

     If we do not distribute all of our net capital gain or distribute at least 90%, but less than 100% of our REIT Taxable Income, we will be subject to federal income tax on the undistributed portion. Furthermore, to the extent that we fail to distribute by year end at least the sum of: (1) 85% of our REIT Taxable Income for such year; (2) 95% of our REIT capital gain net income for such year; and (3) any undistributed taxable income from prior years, we would be subject to an excise tax equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed.

     We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid federal income tax on net capital gains. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. We will closely monitor the relationship between our REIT Taxable Income and cash flow and, if necessary to comply with the annual distribution requirements, will borrow funds to fully provide the necessary cash flow.

     FAILURE TO QUALIFY AS A REIT. If we fail to qualify for federal income tax purposes as a REIT in any taxable year and the relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits), will be taxable as ordinary income. This "double taxation" results from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT status for the four taxable years following the year during which qualification was lost.

     PROHIBITED TRANSACTIONS. As discussed above, we will be subject to a 100% federal income tax on any net income derived from "prohibited transactions." Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for sales of property that:

     -    is a real estate asset under the 75% Asset Test;

     -    has been held for at least four years;

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     -    has aggregate expenditures which are includable in the basis of the property not in excess of 30% of the net selling price;

     - in certain cases, was held for production of rental income for at least four years;

     - when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year, or occurs in a year when the REIT disposes of less than 10% of its assets (measured by federal income tax basis and ignoring involuntary dispositions and sales of foreclosure property); and

     - in certain cases, substantially all of the marketing and development expenditures were made through an independent contractor.

     Although we may eventually sell some or all of our properties, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business.

FEDERAL INCOME TAXATION OF STOCKHOLDERS

     TAXATION OF TAXABLE DOMESTIC STOCKHOLDERS. As long as we qualify as a REIT, distributions paid to our domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be ordinary dividend income. Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the stockholder, reducing the stockholder's tax basis in his or her common stock by the amount of such distribution, and then to the extent such a distribution exceeds a stockholder's tax basis, as capital gain. Because earnings and profits are reduced for depreciation and other noncash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the stockholder's basis in our stock, this will increase the stockholder's gain on any subsequent sale of the stock.

     Dividend income is characterized as "portfolio" income under the passive loss rules and cannot be offset by a stockholder's current or suspended passive losses. Corporate stockholders cannot claim the dividends received deduction for such dividends unless we lose our REIT status. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. Although stockholders generally recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a stockholder of record on a specific date in any such month will be treated as both paid by us and received by the stockholder on December 31 of the year it was declared even if paid by us during January of the following calendar year. Because we are not a pass-through entity for federal income tax purposes, stockholders may not use any of our operating or capital losses to reduce their tax liabilities. We may also decide to retain, rather than distribute, our net long-term capital gains and pay any tax thereon. In this case, stockholders would include their proportionate shares of such gains in income and receive a credit on their returns for their proportionate share of our tax payments.

     In general, the sale of common stock held for more than 12 months will produce long-term capital gain or loss. All other sales of common stock generally will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the stockholder's basis in the common stock sold. However, any loss from a sale or exchange of common stock by a stockholder who has held such stock for six months or less

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will be treated as a long-term capital loss, to the extent of our distributions that the stockholder treated as long-term capital gains.

     We will report to our domestic stockholders and to the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount (if any) of federal income tax we withhold. A stockholder may be subject to backup withholding (the current rate of which is 30%) with respect to dividends paid unless such stockholder: (a) is a corporation or comes within other exempt categories; or (b) provides us with a taxpayer identification number, certifies as to no loss of exemption, and otherwise complies with applicable requirements. A stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding can be credited against the stockholder's federal income tax liability. In addition, we may be required to withhold a portion of distributions made to any stockholders who fail to certify their nonforeign status to us. See "--Taxation of Foreign Stockholders" in this section.

     TAXATION OF TAX EXEMPT STOCKHOLDERS. Our distributions to a stockholder that is a tax-exempt entity should not constitute unrelated business taxable income, or UBTI, unless the stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Internal Revenue Code) to acquire its common shares, or the common shares are otherwise used in an unrelated trade or business of the tax-exempt entity.

     Special rules apply to the ownership of REIT shares by certain tax-exempt pension trusts. If we would fail to satisfy the "five or fewer" share ownership test (discussed above with respect to the Share Ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if: (1) at least one tax-exempt pension trust owns more than 25% by value of our shares, or (2) one or more tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares. The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI. Because of the restrictions in our articles of incorporation of incorporation regarding the ownership concentration of our common stock, we believe that a tax-exempt pension trust should not become subject to these rules. However, because our common shares may be publicly traded, we can give no assurance of this.

     Prospective tax-exempt purchasers should consult their own tax advisors as to the applicability of these rules and consequences to their particular circumstances.

     TAXATION OF FOREIGN STOCKHOLDERS. The following discussion is intended only as a summary of the rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and foreign trusts and estates. These rules are quite complex and prospective foreign stockholders should consult with their own tax advisors to determine the impact of federal, state, and local income tax laws including any reporting requirements with respect to their investment in our REIT.

     In general, foreign stockholders will be subject to regular U.S. income tax with respect to their investment if such investment is "effectively connected" with the conduct of a trade or business in the U.S. A corporate foreign stockholder that receives (or is deemed to have received) income that is effectively connected with a U.S. trade or business may also be subject to the 30% "branch profits tax" under Code Section 884, which is payable in addition to regular federal corporate income tax. The following discussion applies to foreign stockholders whose investment is not considered "effectively connected."

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     Generally, any dividend that constitutes ordinary income for federal income tax purposes will be subject to a U.S. tax equal to the lesser of 30% of the gross amount of dividends or the rate in an applicable tax treaty. Generally, a distribution that does not exceed our earnings and profits will be treated as a dividend taxable as ordinary income. A distribution in excess of our earnings and profits is treated first as a nontaxable return of capital that will reduce a foreign stockholder's basis in its common stock (but not below zero) and then as gain from the disposition of such common stock, subject to the rules discussed below for dispositions.

     Our distributions that are attributable to gain from the sale or exchange of a "U.S. real property interest" are taxed to a foreign stockholder as if the distributions were gains "effectively connected" with a United States trade or business conducted by such foreign shareholder. As a result, a foreign stockholder will be taxed on these amounts at the capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, such dividends may also be subject to a 30% branch profits tax when made to a corporate foreign stockholder that is not entitled to treaty exemptions.

     We will report to our foreign stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount (if any) of federal income tax we withhold. These information reporting requirements apply regardless of whether withholding was reduced or eliminated in any applicable tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the foreign stockholder resides. As discussed below, withholding tax rates of 30% and 35% may apply to distributions on common stock to foreign stockholders.

     Although tax treaties may reduce our withholding obligations, we will generally be required to withhold from dividends to foreign stockholders, and remit to the Internal Revenue Service, 35% of any distribution that could be designated as a capital gain dividend (regardless of the amount actually designated as a capital gain dividend) and 30% of ordinary dividends paid out of earnings and profits. In addition, if we designate prior dividends as capital gain dividends, subsequent dividends, up to the amount of such prior dividends, will be treated as capital gain dividends for withholding purposes. The amount of federal income tax withheld is creditable against the foreign stockholder's federal income tax liability, and if the amount of tax we withhold exceeds the U.S. tax liability, the foreign stockholder may file for a refund of such excess from the Internal Revenue Service. (Note that the 35% withholding tax rate on capital gain dividends currently corresponds to the maximum income tax rate applicable to corporations, but is higher than the 20% maximum rate on long-term capital gains of individuals.)

     Applicable Treasury regulations provide certain presumptions under which a foreign stockholder would be subject to backup withholding and information reporting until we receive certification from these stockholders of their foreign status. The regulations generally require a foreign stockholder to provide us with federal Form W-8BEN referred to as a Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding, Form W-8ECI referred to as a Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States, or Form W-8EXP referred to as a Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding certifying the foreign stockholder's entitlement to the benefits of any treaty.

     Unless the common shares constitute a "U.S. real property interest" under
Section 897 of the Internal Revenue Code, gain on a sale of common stock by a foreign stockholder generally will not be subject to U.S. income taxation unless
(i) investment in the common stock is effectively connected with the foreign stockholder's U.S. trade or business, in which case, as discussed above, the foreign shareholder would be subject to the federal income tax, or (ii) the foreign stockholder is a nonresident

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alien individual who was present in the United States for 183 days or more during the taxable year, in which case the nonresident alien individual may be subject to a 30% tax on such gain.

     The common shares will not constitute a "U.S. real property interest" if we are a "domestically controlled REIT." A domestically controlled REIT is a REIT, which at all times during the preceding five-year period, had less than 50% in value of its common stock held directly or indirectly by foreign stockholders. We (or, if shorter, the period during which the REIT is in existence) expect to be a domestically controlled REIT, and, therefore, the sale of common stock should not be subject to such taxation for foreign stockholders, except as discussed above. However, because the common shares may be (but are not guaranteed to be) publicly traded, we can not assure you that we will continue to be a domestically controlled REIT. If we do not constitute a domestically controlled REIT, whether a foreign stockholder's gain on the sale of stock is subject to federal income tax as a sale of a U.S. real property interest depends primarily on whether the common shares are "regularly traded" on an established securities market and on the size of the selling stockholder's interest. If the gain on the sale of common shares is subject to federal income tax under these rules, the foreign stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In any event, a purchaser of common stock from a foreign stockholder will not be required to withhold on the purchase price if the purchased shares are "regularly traded" on an established securities market or if we are a domestically controlled REIT. Otherwise, the purchaser of stock may be required to withhold 10% of the purchase price and remit this amount to the Internal Revenue Service.

     If the proceeds of a disposition of common stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding (the current rate of which is 30%) unless the disposing foreign stockholder certifies as to his name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding may not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Prospective foreign purchasers should consult their tax advisers concerning these rules.

OTHER TAX CONSIDERATIONS

     DISTRIBUTION REINVESTMENT PROGRAM. Stockholders who participate in the distribution reinvestment program will recognize taxable dividend income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from us to the participating stockholders and will retain the character and federal income tax effects applicable to all dividends. See "--Taxation of Stockholders" in this section. Stock received under the program will have a holding period beginning with the day after purchase, and a federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.

     STATE AND LOCAL TAXES. We and you may be subject to state or local taxation in various jurisdictions, including those in which we transact business or reside. Our and your state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in the common shares.

     LEGISLATIVE PROPOSALS. You should recognize that our and your present federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with federal income taxation are constantly under review by Congress, the Internal Revenue Service and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established

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concepts occur frequently. We are not currently aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of common shares. New legislation exempts certain dividend payments made by certain corporations from federal taxation. We cannot be sure what impact, if any, this or other legislation could have on us or you as a stockholder.

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                              ERISA CONSIDERATIONS

     The following is a summary of material considerations arising under ERISA, including the prohibited transaction provisions of ERISA, and of Section 4975 of the Internal Revenue Code that may be relevant to a prospective purchaser of the shares where such prospective purchaser is an employee benefit plan, IRA or other tax-exempt entity under the Internal Revenue Code. This discussion does not deal with all aspects of ERISA or Section 4975 of the Internal Revenue Code or, to the extent not preempted, state law that may be relevant to particular employee benefit plan stockholders (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code, and governmental plans and church plans that are exempt from ERISA and Section 4975 of the Internal Revenue Code but that may be subject to state law and other Internal Revenue Code requirements) in light of their particular circumstances.

     A FIDUCIARY MAKING THE DECISION TO INVEST IN SHARES ON BEHALF OF A PROSPECTIVE INVESTOR WHICH IS A PENSION, PROFIT-SHARING, RETIREMENT, IRA OR OTHER EMPLOYEE BENEFIT PLAN IS ADVISED TO CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE INTERNAL REVENUE CODE, AND (TO THE EXTENT NOT PREEMPTED) STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF SHARES BY SUCH BENEFIT PLAN. BENEFIT PLANS SHOULD ALSO CONSIDER THE ENTIRE DISCUSSION UNDER THE PRECEDING SECTION ENTITLED "FEDERAL INCOME TAX CONSIDERATIONS," AS MATERIAL CONTAINED THEREIN IS RELEVANT TO ANY DECISION BY A BENEFIT PLAN TO PURCHASE THE SHARES.

     In considering whether to invest a portion of the assets of a benefit plan in shares, fiduciaries of the benefit plan should consider, among other things, whether the investment:

     - will be in accordance with the governing documents of the benefit plan and is authorized and consistent with their fiduciary responsibilities under ERISA;

     - will allow the benefit plan to satisfy the diversification requirements of ERISA, if applicable;

     - will result in UBTI to the benefit plan (see "Federal Income Tax Considerations -- Taxation of Stockholders -- Taxation of Tax-Exempt Stockholders");

     - will be sufficiently liquid for the benefit plan after taking this investment into account; and

     - is prudent and in the best interests of the benefit plan, its participants and beneficiaries under ERISA standards.

     The fiduciary of an IRA or a benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees should consider that such an IRA or non-ERISA plan may be subject to prohibitions against certain related-party transactions under Section 503 of the Internal Revenue Code, which operate similar to the prohibited transaction rules of ERISA and the Internal Revenue Code. In addition, the fiduciary of any governmental or church plan must consider applicable state or local laws, if any, and the restrictions and duties of common law, if any, imposed upon such plan. We express no opinion on whether an investment in shares is appropriate or permissible for any governmental or church plan under Section 503 of the Internal Revenue Code, or under any state, county, local, or other law respecting such plan.

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     In addition to imposing general fiduciary standards of investment prudence and diversification, ERISA and the corresponding provisions of the Internal Revenue Code prohibit a wide range of transactions involving the assets of the benefit plan and persons who have certain specified relationships to the benefit plan ("parties in interest" under ERISA and "disqualified persons" under the Internal Revenue Code).

     Benefit plan fiduciaries may not enter into a prohibited transaction involving "plan assets" and a "party in interest" or "disqualified person" with respect to a plan investor, unless an exemption applies. A prohibited transaction may occur if our assets are deemed to be assets of a benefit plan (i.e., the "look-through rule") which invests in shares and thereafter a "party in interest" or a "disqualified person" deals with the assets in a manner not permitted under ERISA or the Internal Revenue Code. Under such circumstances, any person that exercises authority or control with respect to the management or disposition of benefit plan assets is a benefit plan fiduciary and, therefore, is a "party in interest" and a "disqualified person" capable of participating in a prohibited transaction with the benefit plan. Thus, the actions of an employee of ours in dealing with our assets could, under certain circumstances, cause a benefit plan which invests in the shares to be a participant in a prohibited transaction. While "plan assets" are not defined in ERISA or the Internal Revenue Code, the United States Department of Labor, or the DOL, has issued regulations that provide guidance on the circumstances under which a benefit plan's investment in shares will be subject to the "look-through rule" and thus result in our assets being deemed benefit plan assets. The DOL regulations provide an exception to the "look-through rule" for a benefit plan which invests in a "publicly-offered security." This exception would apply to the shares, if they are part of a class of securities that is "widely-held," "freely-transferable," and either registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or sold to the benefit plan pursuant to an effective registration statement under the Securities Act of 1933, provided the class of securities of which the security is a part are registered under the Securities Exchange Act of 1934 within 120 days or such longer period as is allowed by the Securities and Exchange Commission after the end of the fiscal year of the issuer during which the offering occurred. The shares are being sold in an offering registered under the Securities Act of 1933 and we represent that the class of securities of which the shares are a part have been registered under the Securities Exchange Act within the applicable time limits.

     The DOL regulations indicate that a security is "widely-held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely-held" because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the issuer's control. We expect (although no assurances can be given) that the shares will be held by over 100 independent investors and, therefore, should be considered "widely-held."

     The DOL regulations further provide that whether a security is "freely-transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL regulations state that generally, when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not, alone or in combination, affect the determination of the finding that such securities are "freely-transferable." One such example under the DOL regulations is that a restriction or prohibition against a transfer or assignment which would result in a termination or reclassification of an entity for federal or state income tax purposes will not affect the determination of whether securities are "freely transferable." We believe that the ownership limits imposed under our charter of incorporation on the transfer of the shares are designed to prevent violations of the five or fewer requirement of federal income tax laws (which would cause a termination of REIT status for tax purposes) or are otherwise permitted under the DOL regulations and, therefore, will not cause the shares to not be "freely-transferable."

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     The DOL regulations are interpretive in nature and, therefore, no assurance can be given that the DOL and the United States Department of the Treasury will not conclude that the shares are not "freely-transferable," or not "widely-held." However, we believe that the shares are "publicly offered securities" for purposes of the DOL regulations and that:

     - our assets will not be deemed to be "plan assets" of any benefit plan that invests in the shares; and

     - any person who exercises authority or control with respect to our assets should not be treated as a benefit plan fiduciary of any benefit plan that invests in the shares, for purposes of the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code.

     In addition, a prohibited transaction may also occur under ERISA or the Internal Revenue Code where there are circumstances indicating that:

     - investment in the shares is made or retained for the purposes of avoiding application of the fiduciary standards of ERISA;

     - the investment in the REIT constitutes an arrangement under which it is expected that the REIT will engage in transactions which would otherwise be prohibited if entered into directly by the benefit plan purchasing the shares;

     - the investing benefit plan, by itself, has the authority or influence to cause the REIT to engage in such transactions; or

     - the person who is prohibited from transacting with the investing benefit plan may, but only with the aid of its affiliates and the investing benefit plan, cause the REIT to engage in such transactions with such person.

     In any event, a fiduciary or other person investing "plan assets" of any benefit plan should not purchase shares if we or any of our affiliates either:

     - have investment discretion with respect to the investment of such assets; or

     - have authority or responsibility to give or regularly gives investment advice with respect to such assets, for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such benefit plan.

     Unless an exemption is available for an employer maintaining or contributing to such benefit plans, any such purchase might result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.

     See "Risk Factors -- Employee Benefit Plan Risks -- Annual Statement of Value is an Estimate" for an explanation of the annual statement of value we will provide stockholders subject to ERISA.

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                              PLAN OF DISTRIBUTION

GENERAL

     Of the 270,000,000 shares of our common stock offered by this prospectus, we are offering:

     - up to 250,000,000 shares at a purchase price of $10.00 per share through Inland Securities Corporation, the managing dealer, to the public on a best-efforts basis. Our managing dealer is one of our affiliates. A "best-efforts" basis means that neither the managing dealer nor the soliciting dealers are under any obligation to purchase any of the shares being offered. Therefore, no specified number of shares are guaranteed to be sold and no specified amount of money is guaranteed to be raised from this offering.

     - up to 20,000,000 shares at a purchase price of $9.50 per share for issuance through our distribution reinvestment program which will provide you with an opportunity to purchase additional shares of our common stock at a reduced rate by reinvesting your distributions.

     The offering price of our stock is subjective and was determined by our board of directors. Our board of directors determined the offering price based on the offering price in our initial public offering, the offering price of earlier REITs organized by our sponsor, the range of offering prices of other REITs that do not have a public trading market and the recommendation of the managing dealer based on its consultations with likely soliciting dealers. This offering will commence as of the date of this prospectus. The offering will terminate on or before, [-], 2005, unless we elect to extend it to a date no later than [-], 2006 in states that permit an extension. We reserve the right to terminate this offering at any time.

     Our dealer manager is a wholly owned subsidiary of our sponsor, Inland Real Estate Investment Corporation. Our dealer manager was also the dealer manager for the offerings for Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. Inland Real Estate Corporation raised approximately $696,827,000 in its offerings. Inland Retail Real Estate Trust, Inc. raised approximately $2,262,000,000 in its offerings.

     Our sponsor is an affiliate of our dealer manager.

ESCROW CONDITIONS

     If you are qualified to participate in this offering, the proceeds from your subscription will be deposited in a segregated escrow account with the escrow agent, LaSalle Bank National Association, 120 South LaSalle Street, Chicago, Illinois, and will be held in trust for your benefit, pending release to us. Your investment will not be commingled with any other funds.

     We will accept or reject subscriptions within 10 days after our receipt of a fully completed copy of the subscription agreement and payment for the number of shares of common stock subscribed for. You will not be entitled to interest earned on our funds or to receive interest on your investment.

     The escrow agreement provides that the escrow agent will be appointed as an investment manager by a named fiduciary of any ERISA plan that is providing money to the escrow. The escrow agreement among us, the managing dealer, and the escrow agent also provides (1) that until all the conditions precedent for transferring the monies held in escrow are met, the escrow property may be considered plan assets under ERISA and the escrow holder shall act as a fiduciary to any benefit plan with respect to those assets, and (2) that the property will be returned to the benefit plan if the conditions precedent are not met in a reasonable period of time.

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

SUBSCRIPTION PROCESS

     We are offering up to 250,000,000 shares of our common stock to the public through the managing dealer and the soliciting dealers. The agreement between our managing dealer and the soliciting dealers requires the soliciting dealers to make diligent inquiries of you in order to determine whether a purchase of our common stock is suitable for you, and to transmit promptly to us the completed subscription documentation and any supporting documentation we may reasonably require.

     The managing dealer or a soliciting dealer is also required to deliver to you a copy of this prospectus and its appendices. We plan to make this prospectus and the appendices available electronically to the managing dealer and the soliciting dealers, as well as to provide them paper copies. As a result, if the managing dealer or a soliciting dealer chooses, with your prior consent, it may provide you with the option of receiving this prospectus and the appendices electronically. In any case, however, you may always receive a paper copy upon request. For at least six years, we shall maintain records of the information we have to determine that an investment in our shares is suitable and appropriate for a stockholder.

     Our common stock is being sold as subscriptions for the common stock are received and accepted by us, subject to the satisfaction by us of the conditions described in the section immediately above. We have the unconditional right to accept or reject your subscription within 10 days after our receipt of a fully completed copy of the subscription agreement and payment for the number of shares of common stock subscribed for. If we accept your subscription, a confirmation will be mailed to you not more than three business days after our acceptance. No sale of our common stock may be completed until at least five business days after the date you receive this prospectus and, if required by state regulatory authorities, a copy of our organizational documents. If for any reason your subscription is rejected, your funds and your subscription agreement will be returned to you, without interest or deduction, within 10 days after receipt.

REPRESENTATIONS AND WARRANTIES IN THE SUBSCRIPTION AGREEMENT

     The subscription agreement requires you to make the following factual representations:

     - Your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

     - You received a copy of this prospectus not less than five business days prior to signing the subscription agreement (unless your state requires otherwise);

     - You meet the minimum income, net worth and any other applicable suitability standards established for you, as described in "Who May Invest," which appears earlier in this prospectus;

     -    You are purchasing our common stock for your own account; and

     -    You acknowledge that our common stock cannot be readily sold.

     Each of the above representations is included in the subscription agreement in order to help satisfy our responsibility to make every reasonable effort to determine that the purchase of our common stock is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any common stock to you unless you are able to make the above factual representations by executing the subscription agreement.

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

     By executing the subscription agreement, you will not be waiving any rights under the federal securities laws.

DETERMINATION OF YOUR SUITABILITY AS AN INVESTOR

     We, our managing dealer, each soliciting dealer and our sponsor will make reasonable efforts to determine that you satisfy the suitability standards set forth herein and that an investment in our common stock is an appropriate investment for you. The soliciting dealers must determine whether you can reasonably benefit from this investment. In making this determination, the soliciting dealers will consider whether:

     - you have the capability of understanding fundamental aspects of our business based on your employment experience, education, access to advice from qualified sources such as attorneys, accountants and tax advisors and prior experience with investments of a similar nature;

          -    you have an apparent understanding of:

          - the fundamental risks and possible financial hazards of this type of investment;

          -    that the shares cannot be readily sold;

          - the role of our advisor in directing or managing your investment in us; and

          -    the tax consequences of your investment; and

     -    you have the financial capability to invest in our common stock.

     By executing the subscription agreement, each soliciting dealer acknowledges its determination that our common stock is a suitable investment for you. Each soliciting dealer is required to represent and warrant that it has complied with all applicable laws in determining the suitability of our common stock as an investment for you. We and our affiliates will coordinate the processes and procedures used by the managing dealer and the soliciting dealers and, where necessary, implement additional reviews and procedures to determine that you meet the suitability standards set forth in this prospectus.

COMPENSATION WE WILL PAY FOR THE SALE OF OUR SHARES

     Except for the special sales described later in this section, we will pay the managing dealer cash selling commissions of 7.5% on all of the up to 250,000,000 shares of common stock sold on a best-efforts basis. Of this 7.5% selling commissions, the managing dealer will reallow up to 7% to soliciting dealers as compensation for their services in soliciting and obtaining subscriptions from you and other investors. Except for the special sales described later in this section, we will pay an additional 2.5% of the gross proceeds from this offering to the managing dealer as a marketing contribution in lieu of reimbursement of expenses associated with marketing, and we may reimburse the managing dealer for its bona fide due diligence expenses and for those of the soliciting dealers. The maximum reimbursement, however, will not exceed 0.5% of the gross proceeds from the up to 250,000,000 shares sold. The managing dealer may, at its discretion, retain or give all or any portion of the marketing contribution and due diligence expense allowance to soliciting dealers. Generally, the managing dealer will not give any portion of the marketing contribution to soliciting dealers unless they have a prescribed minimum annual sales volume of our common stock. Marketing and due diligence costs paid by the managing dealer on

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

behalf of, or to, the soliciting dealers will be deducted from any marketing contribution or due diligence expense allowance otherwise payable to the soliciting dealers.

     The following table shows the compensation payable to our dealer manager.


Type of Compensation                           Amount                Estimated Maximum Amount
---------------------------------------------------------------------------------------------
Selling commissions              7.5% of sale price for each share   $            187,500,000

Marketing allowance              2.5% of gross offering proceeds     $             62,500,000

Due diligence allowance          0.5% of gross offering proceeds     $             12,500,000

     We will not pay selling commissions, marketing contributions or due diligence expense allowances in connection with the following special sales:

     - the sale of common stock in connection with the performance of services to our employees, directors and associates and our affiliates, our advisor, affiliates of our advisor, the managing dealer or their respective officers and employees and some of their affiliates; and

     - the purchase of common stock under the distribution reinvestment program.

     - No selling commissions will be paid in connection with the following special sales:

     - the sale of our common stock to one or more soliciting dealers and to their respective officers and employees and some of their respective affiliates who request and are entitled to purchase common stock net of selling commissions;

     - the sale of common stock to investors whose contracts for investment advisory and related brokerage services include a fixed or "wrap" fee feature; and

     - the common stock credited to an investor as a result of a volume discount.

     It is illegal for us to pay or award any commissions or other compensation to any person engaged by you for investment advice as an inducement to such advisor to advise you to purchase our common stock; however, nothing herein will prohibit a registered broker dealer or other properly licensed person from earning a sales commission in connection with a sale of the common stock.

     We will not pay any registered investment advisory fees in connection with any purchase by you of our common stock, although you may elect to have your registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor. See "How to Subscribe."

VOLUME DISCOUNTS

     Investors making an initial purchase of at least $250,010 of common stock (25,001 shares) through the same soliciting dealer will receive a reduction of the reallowable 7.0% selling commission payable in connection with the purchase of those shares in accordance with the following schedule:

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

                     AMOUNT OF PURCHASER'S INVESTMENT
                     ---------------------------------
AMOUNT OF SELLING                                        MAXIMUM COMMISSION
 VOLUME DISCOUNT          FROM               TO               PER SHARE
------------------   ---------------   ---------------   -------------------
        1%           $       250,010   $       500,000          6%

        2%           $       500,010   $     1,000,000          5%

        3%           $     1,000,010   $     2,500,000          4%

        4%           $     2,500,010   $     5,000,000          3%

        5%           $     5,000,010   $    10,000,000          2%

        6%           $    10,000,010          and over          1%

     Any reduction in the amount of the selling commissions in respect of volume discounts received will be credited to the investor in the form of additional whole shares or fractional shares. Selling commissions will not be paid on any such whole shares or fractional shares issued for a volume discount.

     Some purchases may be combined for the purpose of qualifying for a volume discount, and for determining commissions payable to the managing dealer or the soliciting dealers, so long as all the combined purchases are made through the same soliciting dealer. Subscriptions made in this offer will be combined with other subscriptions in this offering for the purposes of computing amounts invested. Purchases by spouses will also be combined with other purchases by you and will be combined with other purchases of common stock to be held as a joint tenant or as tenants-in-common by you with others for purposes of computing amounts invested. Purchases by entities required to pay federal income tax that are combined with purchases by other entities not required to pay federal income tax for purposes of computing amounts invested if investment decision are made by the same person may have tax consequences, and your tax advisor should be consulted prior to making the decision to combine. If the investment decisions are made by in independent investment advisor, that investment adviser may not have any direct or indirect beneficial interest in any of the entities not required to pay federal income tax whose purchases are sought to be combined. You must mark the "Additional Investment" space on the subscription agreement signature page in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the "Additional Investment" space.

     If the subscription agreements for the purchases to be combined are submitted at the same time, then the additional common stock to be credited to you as a result of such combined purchases will be credited on a pro rata basis. If the subscription agreements for the purchases to be combined are not submitted at the same time, then any additional common stock to be credited as a result of the combined purchases will be credited to the last component purchase, unless we are otherwise directed in writing at the time of the submission. However, the additional common stock to be credited to any entities not required to pay federal income tax whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis based on the amount of the investment of each entity not required to pay federal income tax and their combined purchases.

     Notwithstanding the preceding paragraphs, you may not receive a discount greater than 5% on any purchase of shares if you already own, or may be deemed to already own, any shares. This restriction may limit the amount of the volume discount available to you after your initial purchase and the amount of additional shares that you may be credited as a result of the combination of purchases.

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

     In the case of subsequent investments or combined investments, a volume discount will be given only on the portion of the subsequent or combined investment that caused the investment to exceed the breakpoint. For example, if you are investing $50,000 with us today, but had previously invested $240,000, these amounts can be combined to reach the $250,010 breakpoint, which will entitle you to a lower sales commission on your current $50,000 investment.

DEFERRED COMMISSION OPTION

     DETERMINATION OF THE NUMBER OF SHARES TO BE ISSUED AND THE AMOUNT OF THE DEFERRED SELLING COMMISSIONS. You may agree with the participating soliciting dealer and the managing dealer to have selling commissions due with respect to the purchase of your shares paid over a period of up to six years pursuant to a deferred commission option arrangement. Our net proceeds from this offering will not be affected by the election of the deferred commission option. Under this arrangement and based upon a $10 per share deemed value to each share issued, if you elect the deferred commission option, you will pay a 1.5% selling commission upon subscription, of which 1% will be reallowed upon subscription, rather than the 7.5% selling commission, of which 7% is reallowable, and we will deduct an amount equal to up to 1% selling commission per year thereafter for up to the next six years from cash distributions otherwise payable to you. For example, if you elect the deferred commission option, you will be required to pay a total of $9.40 per share purchased upon subscription, rather than $10 per share, with respect to which $0.15 per share will be payable as selling commissions due upon subscription, of which $0.10 per share will be reallowed (based on the number of shares that would have been issued if the deferred commission option had not been elected). For example, for a $100,000 initial investment, we will issue 10,638.298 shares ($100,000 divided by $9.40), and you would pay maximum selling commissions of $1,500 upon subscription ($0.15 times the 10,000 shares which would have been issued for $100,000 if the deferred commission option had not been elected), of which $1,000 is reallowable. For each of the up to six years following the subscription, on a date or dates to be determined from time to time by the managing dealer (initially contemplated to be monthly as of when distributions are paid), we will deduct $0.10 per share (based on the number of shares that would have been issued if the deferred commission option had not been elected) on an annual basis from cash distributions otherwise payable to you. This amount will be used to pay deferred commission obligations. In the example of an initial cash investment of $100,000, $1,000 would be deducted on an annual basis and used in the above described manner for each of the six years following the subscription. The managing dealer will pay the selling commissions paid upon subscription and in each of the following up to six years, which selling commissions may be reallowed to the soliciting dealer by the managing dealer and the deferred commission obligations would be satisfied.

     As in any volume discount situation, selling commissions are not paid on any shares issued for a volume discount. Therefore, when the deferred commission option is used, we will not make deductions for deferred commission obligations from cash distributions payable on the shares issued for a volume discount, because there will not be any deferred commission obligation as to those particular shares. The number of shares issued, if any, for a volume discount, will be determined as provided above under "Plan of Distribution--Volume Discounts."

     TAXES. If you elect the deferred commission option and you are subject to federal income taxation, you will incur tax liability for cash distributions payable to them with respect to their shares even though we will withhold such cash distributions and will instead pay third parties to satisfy deferred commission obligations.

     SUBSCRIPTION AGREEMENT. If you wish to elect the deferred commission option, you must make the election on the subscription agreement/signature page. In addition, the broker-dealer must also complete and sign the subscription agreement/signature page to acknowledge its agreement to the deferred commission option.

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

     AUTHORIZATION TO WITHHOLD CASH DISTRIBUTIONS. If you elect the deferred commission option you will be authorizing us to withhold cash distributions otherwise payable to you for the purpose of paying selling commissions due under the deferred commission option; provided, however, that in no event may we withhold in excess of $0.60 per share in the aggregate (lower when the volume discount provisions are also applicable and less than 6% of the selling commissions are deferred) under the deferred commission option.

     ACCELERATION OF DEFERRED COMMISSION OBLIGATION. If our shares become listed for trading on a national securities exchange or included for quotation on a national market system, or such listing or inclusion is reasonably anticipated to occur at any time prior to the satisfaction of the remaining deferred commission obligations, we will accelerate the remaining selling commissions due under the deferred commission option. In such event, we will provide notice of such acceleration to stockholders who have elected the deferred commission option. The amount of the remaining selling commissions due will be deducted and paid by us out of cash distributions otherwise payable to such stockholders during the time period prior to any such listing of the shares for trading on a national securities exchange or inclusion for quotation on a national market system. However, in no event may we withhold in excess of $0.60 per share in the aggregate during the six-year period following the subscription. The maximum amount that we may withhold and the maximum number of years for which we may offer selling commissions will be lower when the volume discount provisions are also applicable and less than 6% of the selling commissions are deferred. To the extent that the cash distributions during such time period are insufficient to satisfy the remaining deferred selling commissions due, the obligation of us and our stockholders to make any further payments of deferred selling commissions under the deferred commission option shall terminate and the managing dealer (and participating soliciting dealers if the deferred selling commissions are reallowed to them by the managing dealer) will not be entitled to receive any further portion of the unpaid deferred selling commissions following any such listing for trading or inclusion for quotation of our shares.

     In addition, if you elect the deferred commission option and subsequently elect to participate in our share repurchase program or request that we transfer your shares for any other reason prior to the time that the remaining deferred selling commissions have been deducted from cash distributions otherwise payable to you during the mentioned period of up to six years, then we will accelerate the remaining selling commissions due under the deferred commission option. In such event, we shall provide notice of such acceleration to you, and:

     - in the case of an election to sell the shares under our share repurchase program, you will be required to pay to us the unpaid portion of the remaining deferred commission obligation prior to or concurrently with our purchase of your shares pursuant to our share repurchase program or we may deduct such unpaid portion of the remaining deferred commission obligation from the amount otherwise due to you for our purchase of your shares under our share repurchase program; or

     - if you request that we transfer the shares for any other reason, you will not be entitled to effect any such transfer until you first either:

          - pay to us the unpaid portion of the remaining deferred commission obligation; or

          - provide a written instrument in form and substance satisfactory to us, and appropriately signed by the transferee, to the effect that the proposed transferee agrees to have the unpaid portion of the remaining deferred commission obligation deducted from cash distributions otherwise payable to the transferee during the remaining portion of the specified up to six year period.

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

     LEGEND. All certificates or book entries representing any shares that elect the deferred commission option (including any shares issued for the volume discount in connection with the election of the deferred commission option) will be noted with a legend referring to the fact that such shares are subject to the terms of the deferred commission option including the withholding of cash distributions otherwise payable to the stockholders for the purpose of paying the deferred selling commission obligation.

     MARKETING CONTRIBUTION AND DUE DILIGENCE EXPENSE ALLOWANCE. The marketing contribution of 2.5% and the due diligence expense allowance of 0.5% will be payable by us on the gross offering proceeds for all of the shares issued based on an assumed price of $10 per share. We will pay those amounts due from the proceeds we receive at the time of the initial investment.

INDEMNIFICATION

     We will indemnify the managing dealer and the soliciting dealers against liabilities, including liabilities under the Securities Act of 1933, if one or more of the following conditions are met:

     - there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court of competent jurisdiction has approved indemnification of the litigation costs; or

     - the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court has approved indemnification of the litigation costs; or

     - a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and approves indemnification of the settlement and related costs after being advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which our common stock was offered and sold respecting the availability and/or propriety of indemnification for securities law violations. The soliciting dealer will be required to indemnify us and our advisor against such liabilities.

     In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is against public policy and, therefore, unenforceable. The managing dealer and each of the soliciting dealers may be deemed to be an "underwriter" as that term is defined in the Securities Act of 1933.

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                                       303

                                HOW TO SUBSCRIBE

     Investors who meet the suitability standards described above may purchase shares of common stock. See "Who May Invest" and "Plan of Distribution -- Determination of Your Suitability as an Investor," above, for the suitability standards. Investors who want to purchase shares must proceed as follows:

     - Read the entire prospectus and the current supplement(s), if any, accompanying the prospectus.

     - Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in the prospectus as APPENDIX C.

     - Deliver a check for the full purchase price of the shares being subscribed for, payable to "LBNA/Escrow Agent for IWRRETI", along with the completed subscription agreement to the soliciting dealer. If you are qualified to participate in this offering, for administrative convenience, the proceeds from your subscription will be deposited in a segregated escrow account with the escrow agent, LaSalle Bank National Association, 120 South LaSalle Street, Chicago, Illinois, and will be held in trust for your benefit, pending release to us. Your investment will not be commingled with any other funds. Subscription proceeds are expected to be released to us as subscriptions are accepted. We will accept or reject subscriptions within ten days after we receive them. The name of your soliciting dealer appears on your subscription agreement.

     - By executing the subscription agreement and paying the full purchase price for the shares subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

     In addition, if a subscriber elects the deferred commission option, he or she must do so by completing and signing the subscription agreement/signature page of the form of subscription agreement. The soliciting dealer must also complete and sign the subscription agreement/signature page to acknowledge its agreement to the deferred commission option. This is more fully explained under "Plan of Distribution - Deferred Commission Option."

     A sale of the shares may not be completed until at least five business days after the subscriber receives the prospectus. Within 10 days, and generally within 24 hours, of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest or deduction, within 10 days after we received it.

     An approved trustee must process through us and forward to us subscriptions made through individual retirement accounts, Keogh plans and 401(k) plans. In the case of individual retirement accounts, Keogh plans and 401(k) plan stockholders, we will send the confirmation to the trustee.

     You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right of survivorship of the shares. This option, however, is not available to residents of the States of Louisiana, New York and North Carolina. If you would like to place a transfer on death designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return the transfer on death form included as APPENDIX D to this prospectus in order to effect the designation.

     You may elect to have any registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor by completing and signing a letter of instruction (in the form attached as APPENDIX E1 to this prospectus). The letter of instruction will authorize us to deduct a specified dollar amount or percentage of distributions paid by us as advisory fees payable to your registered investment advisor on a periodic basis.

     The letter of instruction will be irrevocable and we will continue to pay advisory fees payable from your account until such time as you provide us with a notice (in the form attached as APPENDIX E2 to this prospectus) of your election to terminate deductions from your account for the purposes of such advisory fees.

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                                       305

                                SALES LITERATURE

     In addition to and apart from this prospectus, we may use certain supplemental sales material in connection with the offering. This material, prepared by our advisor, may consist of a brochure describing the advisor and its affiliates and our objectives. The material may also contain pictures and summary descriptions of properties similar to those we intend to acquire that our affiliates have previously acquired. This material may also include audiovisual materials and taped presentations highlighting and explaining various features of the offering, properties of prior real estate programs and real estate investments in general; and articles of incorporation and publications concerning real estate. Business reply cards, introductory letters and seminar invitation forms may be sent to the dealer members of the National Association of Securities Dealers designated by Inland Securities Corporation and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than that described herein and "tombstone" newspaper advertisements or solicitations of interest that are limited to identifying the offering and the location of sources of further information.

     The use of any sales materials is conditioned upon filing with, if required, and, if required, clearance by appropriate regulatory agencies. Such clearance (if provided), however, does not indicate that the regulatory agency allowing the use of the materials has passed on the merits of the offering or the adequacy or accuracy of the materials.

     This offering is made only by means of this prospectus. Except as described herein, we have not authorized the use of other supplemental literature or sales material in connection with this offering.

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                                       306

             DISTRIBUTION REINVESTMENT AND SHARE REPURCHASE PROGRAMS

DISTRIBUTION REINVESTMENT PROGRAM

     Our distribution reinvestment program provides our stockholders with an opportunity to purchase additional shares of common stock by reinvesting distributions. A copy of the form of our distribution reinvestment plan is attached as EXHIBIT B to this prospectus. Stockholders who elect to participate in the distribution reinvestment program will authorize us to use distributions payable to them to purchase additional shares of common stock. A participant will not be able to acquire common stock under the program if the purchase would cause it to exceed the 9.8% ownership limit or would violate any of the other share ownership restrictions imposed by our articles of incorporation.

     As further explained below, purchases under the distribution reinvestment program are made at a price, $9.50 per share at first, equal to 95% of the market price of a share of common stock on the date of purchase until such time as our shares are listed on a national stock exchange or included for quotation on a national market system. This reduced price reflects a decrease in costs associated with these issuances. Participants in the distribution reinvestment program may also purchase fractional shares of common stock, so that 100% of distributions will be used to acquire common stock. Common stock will be purchased under the distribution reinvestment program on the record date for the distribution used to purchase the common stock. Distributions on common stock acquired under the distribution reinvestment program will be paid at the same time as distributions are paid on common stock purchased outside the program and are calculated with a daily record and distribution declaration date. Each participant agrees that if, at any time prior to listing the common stock on a national stock exchange or inclusion of them for quotation on a national market system, he or she fails to meet the suitability requirements for making an investment in us or cannot make the other representations or warranties set forth in the subscription agreement, he or she will promptly notify us in writing.

     Beginning with the first distribution paid after the effective date of the offering, participants will acquire our shares at a fixed price of $9.50 per share. This will continue until the earlier of (1) the increase of the public offering price per share of common stock in the offering from $10 per share, if there is an increase, and (2) the termination of the offering. Thereafter, participants may acquire our shares at a price equal to 95% of the market price of a share on the date of purchase until our shares are listed on a national stock exchange or included for quotation on a national market system. In the event of listing or inclusion, we will purchase shares for the distribution reinvestment program on the exchange or market at the prevailing market price. We will then sell the shares to stockholders at that price. The discount from the public offering price per share will not exceed 5% of the market price of a share on the date of purchase. It is possible that a secondary market will develop for the shares, and that the prices on the secondary market will be lower or higher than the price of shares purchased through the distribution reinvestment program. Neither we nor our affiliates will receive a fee for selling shares through the distribution reinvestment program. We do not warrant or guarantee that participants will acquire shares at the lowest possible price through the program.

     A participant may stop participating in the distribution reinvestment program at any time without penalty, by delivering written notice to us. Prior to listing the shares on a national securities exchange or including them for quotation on a national market system, any transfer of shares by a participant to a non-participant will terminate participation in the distribution reinvestment program with respect to the transferred shares. Within 90 days after the end of our fiscal year, we will:

     - issue shares purchased through the distribution reinvestment program during the prior fiscal year, ownership of these shares will be in book-entry form prior to the issuance of certificates; and

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

     - provide each participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of shares owned, as well as the dates of distribution and amount of distributions received during the prior fiscal year.

     The individualized statement to participants will include receipts and purchases relating to each participant's participation in the distribution reinvestment program including the tax consequences relative thereto. The directors, including a majority of independent directors, by majority vote may amend or terminate the distribution reinvestment program upon 30 days notice to participants.

     Stockholders who participate in the distribution reinvestment program will recognize dividend income, taxable to the extent of our current or accumulated earnings and profits, in the amount and as though they had received the cash rather than purchased shares through the distribution reinvestment program. These deemed dividends will be treated as actual dividends and will retain the character and tax effects applicable to all dividends. In addition, the 5% discount applicable to shares purchased under the dividend reinvestment program will itself be treated as a deemed distribution to the purchaser. Shares received under the distribution reinvestment program will have a holding period, for tax purposes, beginning with the day after purchase, and a tax basis equal to their cost, which is the gross amount of the deemed distribution. See "Federal Income Tax Considerations -- Federal Income Taxation of Stockholders" for a full discussion of the tax effects of dividend distributions.

     As explained under "Description of Securities -- Restrictions on Ownership and Transfer," the shares purchased through the distribution reinvestment program will bear a legend referring to the restrictions on their ownership and transfer.

SHARE REPURCHASE PROGRAM

     The share repurchase program may, subject to certain restrictions discussed below, provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us. The prices at which shares may be sold back to us are as follows:

     -    One year from the purchase date, at $9.25 per share;

     -    Two years from the purchase date, at $9.50 per share;

     -    Three years from the purchase date, at $9.75 per share; and

     - Four years from the purchase date, at the greater of: $10.00 per share; or a price equal to 10 times our "funds available for distribution" per weighted average share outstanding for the prior calendar year.

     During any offering, the repurchase price shall be equal to or below the price of the shares offered in any offering. A stockholder must have beneficially held the shares for at least one year prior to offering them for sale to us through the share repurchase program. However, if a stockholder dies, we may waive this one-year holding period for the beneficiaries or heirs, as appropriate.

     We will make repurchases under the share repurchase program, if requested by a stockholder, monthly. Subject to funds being available, we will limit the number of shares repurchased during any calendar year to five percent (5%) of the weighted average number of shares outstanding during the prior calendar year. Funding for the share repurchase program will come exclusively from proceeds we receive from the sale of shares under our distribution reinvestment plan and other operating funds, if any, as the board, at its sole discretion, may reserve for this purpose.

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

     A stockholder may request that his or her shares be repurchased by submitting a written request, and then generally within one week an assignment form is sent for execution by the stockholder or his custodian/trustee along with a request to return the shares.

     At the end of each month, the completed requests are reviewed. It is possible that a stockholder may not have his or her entire request honored due to the funds available. If that were to occur, the shares would then be purchased on a "pro rata basis" and the portion of his or her request unfulfilled would then be held until the next month, unless withdrawn.

     We accept shares on a pro rata basis. Consequently, a stockholder might not be able to have us repurchase his or her shares. Therefore, that stockholder might not be able to sell or otherwise liquidate his or her shares and might have to hold his or her shares for an indeterminate period of time.

     Following commencement of our offering, we will be subject to the reporting requirements of the Securities Exchange Act of 1934. In this regard, we will prepare and file with the SEC annual reports on SEC Form 10-K and quarterly reports on SEC Form 10-Q; we will provide copies of these filings to our stockholders regularly following our filing with the SEC. Additionally, we will amend on a quarterly basis the registration statement of which this prospectus is a part; we will distribute to our stockholders the updated prospectus regularly.

     Any stockholder who wishes us to repurchase his or her shares must beneficially own the shares for at least one year. Our obligation to repurchase any shares under the program is conditioned upon our having sufficient funds available for repurchase of shares and the other conditions of the plan. The stockholder should direct a written request to Ms. Roberta S. Matlin, Vice President of Administration, Inland Western Retail Real Estate Trust, Inc., 2901 Butterfield Road Oak Brook, Illinois 60523. The request must state the name of the person/entity who owns the shares, the date of purchase of the subject shares and the number of shares to be repurchased. We will forward an assignment form to the owner of record of the subject shares for execution. The requesting stockholder must properly execute and return the form along with the shares to be repurchased and evidence that no lien or encumbrance is on the shares. Upon receipt of the form, if satisfactory evidence is not provided, we will conduct a Uniform Commercial Code (UCC) search to ensure that no liens are held against the shares at the cost of $100 to the stockholder, which will be deducted from the proceeds of the repurchase. We use a third party to conduct this UCC search. The repurchase will occur on a pro rata basis each month assuming all documentation is complete, including a negative response from a UCC search. If the UCC search determines that a lien exists against the shares, we will charge the requesting stockholder for the UCC search. If we do not have sufficient funds available for repurchase of the entire request or we exceed the share limitation, we will purchase only those shares for which we have sufficient funds available or are below the limitation; and we will place the requesting stockholder's request into the next month until funds become available sufficient to complete the transaction or we do not exceed the limitation.

     If a stockholder wishes to withdraw his or her request to have his or her shares repurchased, the stockholder must notify us in writing. We will not repurchase that stockholder's shares so long as we receive the written request to withdraw prior to the date we send payment to the applicable stockholder. The requesting stockholder will be responsible for payment of the $100 UCC search fee even if that stockholder withdraws his or her request, if we have conducted a UCC search.

     There is no limit on the number of shares that an individual stockholder may request to be repurchased, subject to the limitations regarding availability of funds and the aggregate amount of stock that we are permitted to purchase under the program.

     Payment for repurchased shares from the time of the initial request to receipt of the funds is usually three to four weeks dependent upon receipt of the executed assignment form and shares, and completion of a UCC search to ensure that no liens are held against the stock or other satisfactory evidence.

     The board, at its sole discretion, may choose to terminate the share repurchase program after the end of the offering period, or reduce the number of shares purchased under the program, if it determines that the funds allocated to the share repurchase program are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution. A determination by the board to eliminate or reduce the share repurchase program will require the unanimous affirmative vote of the independent directors.

     We cannot guarantee that the funds set aside for the share repurchase program will be sufficient to accommodate all requests made each year. If no funds are available for the program when repurchase is requested, the stockholder may withdraw the request, or ask that we honor the request when funds are available. Pending requests would be pro rated, depending upon availability of funds.

     Stockholders are not required to sell their shares to us. The share repurchase program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as the listing of the shares on a national securities exchange, inclusion of the shares for quotation on a national market system, or our merger with a listed company. The share repurchase plan will be terminated if the shares become listed on a national securities exchange or included for quotation on a national market system. We cannot guarantee that a liquidity event will occur.

     Shares we purchase under the share repurchase program will be canceled, and will have the status of authorized but unissued shares. Shares we acquire through the share repurchase program will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws.

     If we terminate, reduce or otherwise change the share repurchase program, we will send a letter to stockholders informing them of the change at least 30 days in advance, and we will disclose the changes in quarterly reports filed with the Securities and Exchange Commission on Form 10-Q.

     See "Plan of Distribution -- Deferred Commission Option" for an explanation of what will be required of the stockholder if the stockholder has elected the deferred commission option and subsequently elects to participate in our share repurchase program while there is an unpaid portion of the remaining deferred commission obligation.

             [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

                             REPORTS TO STOCKHOLDERS

     Our advisor will keep, or cause to be kept, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of these books of account, together with a copy of our articles of incorporation, will at all times be maintained at our principal office, and will be open to inspection, examination and duplication at reasonable times by the stockholders or their agents.

     The advisor will submit to each stockholder our audited annual reports within 120 days following the close of each fiscal year. The annual reports will contain the following:

     -    audited financial statements;

     - the ratio of the costs of raising capital during the period to the capital raised;

     - the aggregate amount of advisory fees and the aggregate amount of fees paid to the advisor and any affiliate of the advisor, including fees or charges paid to the advisor and to any affiliate of the advisor by third parties doing business with us;

     - our total operating expenses, stated as a percentage of the average assets and as a percentage of net income;

     - a report from the independent directors that the policies we follow are in the best interests of our stockholders and the basis for such determination; and

     - separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us, the directors, the advisor and any of their affiliates occurring in the year for which the annual report is made. Independent directors are specifically charged with the duty to examine and comment in the report on the fairness of such transactions.

     In addition, unaudited quarterly reports containing the information required by Form 10-Q will be submitted to each stockholder within 60 days after the end of the first three fiscal quarters.

     At the same time as any distribution, we will provide stockholders with a statement disclosing the source of the funds distributed. If the information is not available when the distribution is made, we will provide a statement setting forth the reasons why the information is not available. In no event will the information be provided to stockholders more than 60 days after we make the distribution.

     Within 60 days following the end of any calendar quarter during the period of the offering in which we have closed an acquisition of a property, we will submit a report to each stockholder containing:

     - the location and a description of the general character of the property acquired during the quarter;

     - the present or proposed use of the property and its suitability and adequacy for that use;

     -    the terms of any material leases affecting the property;

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

     - the proposed method of financing, if any, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, "due-on-sale" or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan; and

     - a statement that title insurance has been or will be obtained on the property acquired.

     - In addition, we will send a report to each stockholder and submit to prospective investors when the advisor believes a property will probably be acquired:

     - on specified terms, i.e., upon completion of due diligence which includes review of the title insurance commitment, appraisal and environmental analysis; and

     - involving the use of 10% or more, on a cumulative basis, of the net proceeds of the offering.

     After the completion of the last acquisition, the advisor will, upon request, send a schedule to the Commissioner of Corporations of the State of California. The schedule, verified under the penalty of perjury, reflects: each acquisition made; the purchase price paid; the aggregate of all acquisition expenses paid on each transaction; and a computation showing compliance with our articles of incorporation. We will, upon request, submit to the Commissioner of Corporations of the State of California or to any of the various state securities administrators, any report or statement required to be distributed to stockholders pursuant to our articles of incorporation or any applicable law or regulation.

     The accountants we regularly retain will prepare our federal tax return and any applicable state income tax returns. We will submit appropriate tax information to the stockholders within 30 days following the end of each of our fiscal years. We will not provide a specific reconciliation between generally accepted accounting principles and income tax information to the stockholders. However, the reconciling information will be available in our office for inspection and review by any interested stockholder. Annually, at the same time as the dissemination of appropriate tax information to stockholders, we will provide each stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of shares owned, as well as the dates of distribution and amounts of distributions received during the prior fiscal year. The individualized statement to stockholders will include any purchases of shares under the distribution reinvestment program. Stockholders requiring individualized reports on a more frequent basis may request these reports. We will make every reasonable effort to supply more frequent reports, as requested, but we may, at our sole discretion, require payment of an administrative charge either directly by the stockholder, or through pre-authorized deductions from distributions payable to the stockholder making the request.

     See "Risk Factors -- Employee Benefit Plan Risks" for an explanation of the annual statement of value we provide to stockholders subject to ERISA.

                              PRIVACY POLICY NOTICE

     To help you understand how we protect your personal information, we have included our Privacy Policy Notice as APPENDIX G to this Prospectus. This Notice describes our current privacy policy and practices. Should you decide to establish or continue a shareholder relationship with us, we will advise you of our policy and practices at least once annually, as required by law.

                                   LITIGATION

     We are not subject to any material pending legal proceedings.

                     RELATIONSHIPS AND RELATED TRANSACTIONS

     We have entered into agreements to pay our advisor and its affiliates certain fees or other compensation for providing services to us. The compensation arrangements between us and our advisor, The Inland Group and its affiliates, were not determined by arm's-length negotiations. See "Conflicts of Interest." The following table discloses the compensation which we may pay our advisor and its affiliates. In those instances in which there are maximum amounts or ceilings on the compensation which may be received, our advisor and its affiliates may not recover any excess amounts for those services by reclassifying them under a different compensation or fee category.

     We define net income as total revenues less expenses other than additions to reserves for depreciation or bad debts or other similar non-cash reserves. When we use the term "net income" for purposes of calculating some expenses and fees, it excludes the gain from the sale of our assets. This definition of net income is prescribed by the Statement of Policy Regarding REITs adopted by the North American Securities Administrators Association, Inc., or NASAA; but it is not in accordance with generally accepted accounting principles in the United States, because depreciation and other non-cash reserves are not deducted in determining net income under the NASAA REIT Statement. Excluding depreciation will result in not reimbursing our Advisor for a non-cash expenditure and not excluding the gain from the sale of our assets could result in greater net income on which the 25% reimbursement to our Advisor is allowed.

NONSUBORDINATED PAYMENTS

     The following aggregate amounts of compensation, allowances and fees we may pay to our advisor and its affiliates are not subordinated to the returns on net investments that we are required to pay to our stockholders.

   TYPE OF COMPENSATION AND                                                                ESTIMATED MAXIMUM
          RECIPIENT                         METHOD OF COMPENSATION                           DOLLAR AMOUNT
----------------------------------------------------------------------------------------------------------------------
                                                OFFERING STAGE

Selling commissions payable     We will pay a selling commission of 7.5% of      Through June 30, 2004, we have
to the managing dealer and      the sale price for each share (and reallow       incurred $77,907,763 in selling
dealers designated by the       7%), subject to reduction for special sales      commissions in connection with our
managing dealers referred to    under the circumstances as described in the      initial public offering.  We intend
as soliciting dealers.          "Plan of Distribution - Compensation - We Will   to sell 250,000,000 shares of our
                                Pay For the Sale of Our Shares."                 common stock at $10.00 per share in
                                                                                 our initial public offering.  The
                                We will permit the managing dealer and its       actual amount we will incur in this
                                respective officers and employees and certain    offering depends upon the amount of
                                of its affiliates to purchase shares net of      shares sold.  A total of $187,500,000
                                sales commissions and the marketing              in selling commissions will be paid
                                contribution and due diligence expense           if the maximum offering is sold and
                                allowance or for $8.95 per share; however, any   there are no special sales.
                                subsequent purchases of shares by any such
                                persons are limited to a maximum discount of
                                5%.

                                Also, soliciting dealers and their respective officers and employees and certain of their respective affiliates who request and are entitled

   TYPE OF COMPENSATION AND                                                                ESTIMATED MAXIMUM
          RECIPIENT                         METHOD OF COMPENSATION                           DOLLAR AMOUNT
----------------------------------------------------------------------------------------------------------------------
                                to purchase shares net of selling commissions
                                may make an initial purchase of shares net of
                                sales commissions or for $9.30 per share;
                                however, any subsequent purchases of shares
                                by any such persons are limited to a maximum
                                discount of 5%.
Marketing contribution and      We will pay an amount equal to 2.5% of the       Through June 30, 2004, we have
due diligence expense           gross offering proceeds to the managing          incurred $10,546,604 in marketing
allowance paid to the           dealer, all or a portion of which may be         contributions and due diligence
managing dealer and             passed on to soliciting dealers, in lieu of      expense allowance in connection with
soliciting dealers.             reimbursement of specific expenses associated    our initial public offering.  The
                                with marketing.  We may pay an additional 0.5%   actual amount of marketing
                                of the gross offering proceeds to the managing   contribution and due diligence
                                dealer, which may be passed on to the            expense allowance in connection with
                                soliciting dealers, for due diligence            this offering will depend on the
                                expenses.  We will not pay the marketing         number of shares sold.  If there are
                                contribution and due diligence expense           no special sales and we sell the
                                allowance in connection with any special         maximum number of shares offered,
                                sales, except those receiving volume discounts   approximately $75,000,000 will be
                                and those described in "Plan of Distribution -   paid for the marketing contribution
                                Volume Discounts."                               and the due diligence expense
                                                                                 allowance.

Reimbursable expenses and       We expect to incur the following expenses in     All amounts other than the Securities
other expenses of issuance      connection with this offering:                   and Exchange Commission registration
and distribution                Securities and Exchange                          fee and the NASD filing fee are
                                Commission registration                          estimates.  The actual amounts of
                                  fee                      $   340,823           these expenses cannot be determined
                                NASD filing fee            $    30,500           at the present time.  We estimate the
                                Printing and mailing                             total amount of the issuance and
                                  expenses                 $ 4,250,000           distribution expenses to be
                                Blue Sky fees and                                approximately $13,307,323.  Through
                                  expenses                 $   136,000           June 30, 2004, we have incurred
                                Legal fees and                                   $666,107 of reimbursable expenses to
                                  expenses                 $   900,000           our advisor in connection with our
                                Accounting fees and                              initial public offering.  In
                                  expenses                 $   650,000           addition, as of December 31, 2003,
                                Advertising and sales                            our advisor had advanced an aggregate
                                  literature               $ 5,500,000           of approximately $1,763,306 for the
                                Transfer Agent fees        $   800,000           payment of offering expenses to
                                Data processing fees       $   500,000           non-affiliated third parties in
                                Bank fees and other                              connection with our initial public
                                  administrative                                 offering, all of which has been
                                  expenses                 $   200,000           repaid.

                                If the aggregate of all offering expenses,       Our sponsor has not advanced any
                                including selling commissions, the marketing     reimbursable expenses in connection
                                contribution and due diligence expense           with this offering.  We may reimburse
                                allowance, exceeds 15% of the gross offering     up to $14,807,323 for offering
                                proceeds, of if the aggregate of all offering    expenses advanced if we sell the
                                expenses, excluding the selling expenses,        maximum number of shares offered in
                                exceeds 5.5% of the gross offering proceeds,     this offering.
                                our advisor or its affiliates will promptly
                                pay the excess and we will have no liability     If this offering is not successful,
                                for these expenses at any time afterward.        then

   TYPE OF COMPENSATION AND                                                                ESTIMATED MAXIMUM
          RECIPIENT                         METHOD OF COMPENSATION                           DOLLAR AMOUNT
----------------------------------------------------------------------------------------------------------------------
                                                                                 our sponsor will be solely responsible
                                                                                 for the offering expenses to the extent
                                                                                 it has not been reimbursed.

                                               ACQUISITION STAGE

Acquisition expenses paid to    We will pay an amount, estimated to be up to     We may pay no more than $13,450,000
our advisor's affiliates,       0.5% of the total of (1) the gross offering      for the reimbursement of acquisition
Inland Real Estate              proceeds from the sale of 250,000,000 shares,    expenses if the maximum number of
Acquisitions, Inc. and The      (2) the gross proceeds from the sale of up to    shares are sold and all of the
Inland Real Estate Group, Inc.  20,000,000 shares pursuant to the distribution   20,000,000 shares are sold pursuant
                                reinvestment programs.  The acquisition          to the distribution reinvestment
                                expenses for any particular property will not    program.
                                exceed 6% of the gross purchase price of the     However, the actual amounts cannot be
                                property.                                        determined at the present time.

                                However, if we request additional services, the compensation will be provided on separate agreed-upon terms and the rate will be approved by a majority of disinterested directors, including a majority of the disinterested independent directors, as fair and reasonable for us.

Interest expenses paid to our   We may borrow money from our advisor and its     The actual amounts are dependent on
advisor and Inland Mortgage     affiliates in order to acquire properties.  In   actual borrowings.  Therefore, these
Corporation in connection       such instances, we will pay our advisor and      amounts cannot be determined at the
with loans.                     its affiliates interest at prevailing market     present time.
                                rates.

                                               OPERATIONAL STAGE

Property management fee paid    We will pay a monthly fee of 4.5% of the gross   For the year ended December 31, 2003,
to our property managers,       income from the properties.  We will also pay    and the six months ended June 30,
Inland US Management LLC,       a monthly fee for any extra services equal to    2004 we have incurred and paid
Inland Southwest Management     no more than 90% of that which would be          property management fees of $16,627
LLC and Inland Pacific          payable to an unrelated party providing the      and $1,154,272, of which 16,627 and
Management LLC.  We will pay    services.  The property managers may             $1,154,272 were retained by Inland US
the fee for services in         subcontract their duties for a fee that may be   Management LLC, Inland Southwest
connection with the rental,     less than the fee provided for in the            Management LLC and Inland Pacific
leasing, operation and          management services agreements.                  Management LLC.  If we acquire the
management of the properties.                                                    businesses of our advisor and/or our
                                                                                 property managers, the property
                                                                                 management fees will cease.  The
                                                                                 actual amounts we will incur in the
                                                                                 future are dependent upon results of
                                                                                 operations and, therefore, cannot be
                                                                                 determined at the present time.

   TYPE OF COMPENSATION AND                                                                ESTIMATED MAXIMUM
          RECIPIENT                         METHOD OF COMPENSATION                           DOLLAR AMOUNT
----------------------------------------------------------------------------------------------------------------------
Advisors asset management       We will pay our advisor an asset management      As of June 30, 2004, we have not paid
fee.  We will pay the fee for   fee after our stockholders have first received   or accrued any advisor asset
services in connection with     a 6% annual return.                              management fees.  The actual amounts
our day-to-day operations,                                                       we will incur in the future are
including making strategic                                                       dependent upon results of operations
decisions, performing                                                            and, therefore, cannot be determined
day-to-day operations that                                                       at the present time.
include accounting,
investment advisory services,
risk management services and
tax reduction services and
providing other services as
our board deems appropriate.

Reimbursable expenses to our    We will reimburse some expenses of the           The actual amounts are dependent upon
advisor.  These may include     advisor.  The compensation and reimbursements    results of operations and, therefore,
costs of goods and services,    to our advisor will be approved by a majority    cannot be determined at the present
administrative services and     of our directors and a majority of our           time.
non-supervisory services        independent directors as fair and reasonable
performed directly for us by    for us.
independent parties.

We will reimburse some          Inland Risk and Insurance Management Services    The actual amounts are dependent upon
expenses of the Inland Risk     charges us $50 per hour for assistance in        results of operations and, therefore,
and Insurance Management        obtaining insurance coverage.  Any commissions   cannot be determined at the present
Services for insurance          they receive are credited against this hourly    time.
coverage.                       rate.  We believe this hourly rate is
                                approximately 90% of the rate charged by
                                unaffiliated third parties.  The compensation
                                to this company will be approved by a majority
                                of our directors and a majority of our
                                independent directors as fair and reasonable
                                for us.

We will compensate the Inland   Inland Mortgage Servicing Corporation charges    For the year ended December 31, 2003,
Mortgage Servicing              us .03% per year on the first billion dollars    and the six months ended June 30,
Corporation and Inland          of mortgages serviced and .01% thereafter.       2004 we have incurred and paid $328
Mortgage Investment             Inland Mortgage Investment Corporation charges   and $21,276, respectively to Inland
Corporation for purchase,       us .02% of the principal amount of each loan     Mortgage Servicing Corporation.  For
sale and servicing of           placed.  The compensation to these companies     the year ended December 31, 2003, and
mortgages.                      will be approved by a majority of our            the six months ended June 30, 2004 we
                                directors and a majority of our independent      have incurred and paid $59,523 and
                                directors as fair and reasonable for us.         $1,122,042, respectively to Inland
                                                                                 Mortgage Investment Corporation.

                                                                                 The actual amounts we will incur in
                                                                                 the future are dependent upon results
                                                                                 of operations and, therefore, cannot
                                                                                 be determined at the present time.

   TYPE OF COMPENSATION AND                                                                ESTIMATED MAXIMUM
          RECIPIENT                         METHOD OF COMPENSATION                           DOLLAR AMOUNT
----------------------------------------------------------------------------------------------------------------------
                                               LIQUIDATION STAGE

Property disposition fee        We may pay a property disposition fee to our     The actual amounts to be received
payable to our advisor's        advisor and its affiliates if we sell any of     depend upon the sale price of our
affiliates, Inland Real         our real property in an amount equal to the      properties and, therefore, cannot be
Estate Sales, Inc. and Inland   lesser of:                                       determined at the present time.  If
Partnership Property Sales                                                       we acquire the advisor, the property
Corp.                                 -    3% of the contract sales price        disposition fee will cease.
                                              of the property; or

                                      -    50% of the customary commission
                                              which would be paid to a third
                                              party broker for the sale of a
                                              comparable property.

                                The amount paid, when added to the sums paid to unaffiliated parties, will not exceed either the customary commission or an amount equal to 6% of the contracted for sales price. Payment of such fees will be made only if the advisor provides a substantial service in connection with the sale of the property.
                                See "Management -- Our Advisory Agreement."

SUBORDINATED PAYMENTS

     We may pay the following additional fees to our advisor after returns on net investment have been paid to the stockholders:

   TYPE OF COMPENSATION AND                                                               ESTIMATED MAXIMUM
          RECIPIENT                         METHOD OF COMPENSATION                          DOLLAR AMOUNT
----------------------------------------------------------------------------------------------------------------------
                                               OPERATIONAL STAGE

Advisor asset management fee    We pay an annual advisor asset management fee    The actual amounts to be received
payable to our advisor.         of not more than 1% of our average assets.       depend upon the sale price of our
                                Our average assets means the average of the      properties and, therefore, cannot
                                total book value including acquired              be determined at the present time.
                                intangibles of our real estate assets plus the   If we acquire the advisor, the
                                total value of our loans receivables secured     advisor asset management fee will
                                by real estate, before reserves for              cease.
                                depreciation or bad debts or other similar
                                non-cash reserves.  We will compute our
                                average assets by taking the average of these
                                values at the end of each month during the
                                quarter for which we are calculating the fee.
                                The fee is payable quarterly in an amount
                                equal to 1/4 of 1% of average assets as of the
                                last day of the immediately preceding
                                quarter.  For any year in which we qualify as
                                a REIT, our advisor must reimburse us for the
                                following amounts if any:

                                    (1) the amounts by which our total operating
                                        expenses, the sum of the advisor asset
                                        management fee plus other operating
                                        expenses, paid during the previous
                                        fiscal year exceed the

                                        greater of:

                                        -   2% of our average assets for that
                                            fiscal year, or

                                        -   25% of our net income for that
                                            fiscal year.

                                    (2) plus an amount, which will not exceed
                                        the advisor asset management fee for
                                        that year, equal to any difference
                                        between the total amount of
                                        distributions to stockholders for that
                                        year and the 6% annual return on the net investment of stockholders.

                                Items such as organization and offering
                                expenses, property expenses, interest
                                payments, taxes, non-cash expenditures, the incentive advisory fee and acquisition expenses are excluded from the definition of total operating expenses.

                                See "Management -- Our Advisory Agreement" for an explanation of circumstances where the excess amount specified in clause (1) may not need to be reimbursed.

                                               LIQUIDATION STAGE

Incentive advisory fee          We will pay to the advisor an amount equal to    The actual amounts to be received
payable to our advisor.         15% of the net proceeds from the sale of a       depend upon the sale price of our
                                property after the stockholders have first       properties and, therefore, cannot
                                received:                                        be determined at the present time.
                                                                                 If we acquire or consolidate with
                                                                                 the business conducted by our
                                (1) a cumulative non-compounded                  advisor, the incentive advisory fee
                                    return equal to 10% a year on their          will terminate.
                                    net investment; and

                                (2) their net investment.

                                  LEGAL MATTERS

     Duane Morris LLP, Washington, D.C., has passed upon the legality of the common stock and Duane Morris LLP, Philadelphia, Pennsylvania, has passed upon legal matters in connection with our status as a REIT for federal income tax purposes. Duane Morris LLP is generally referred to in this prospectus as Duane Morris. Duane Morris does not purport to represent our stockholders or potential investors, who should consult their own counsel. Duane Morris also provides legal services to affiliates of our advisor.

     Duane Morris has reviewed the statements in the section in the prospectus titled "Federal Income Tax Considerations" and elsewhere as they relate to federal income tax matters and the statements in the section in the prospectus titled "ERISA Considerations."

                                     EXPERTS

     The following financial statements have been included herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing:

-    the historical summary of gross income and         -    the historical summary of gross income and
     direct operating expenses of Shops at Park Place        direct operating expenses of Peoria Crossing
     for the year ended December 31, 2002,                   for the year ended December 31, 2003,
-    the historical summary of gross income and         -    the historical summary of gross income and
     direct operating expenses of Darien Towne Center        direct operating expenses of Dorman Centre for
     for the year ended December 31, 2002,                   the year ended December 31, 2003,
-    the combined historical summary of gross income    -    the historical summary of gross income and
     and direct operating expenses of Properties             direct operating expenses of Heritage Towne
     Acquired from Thomas Enterprises for the year           Crossing for the year ended December 31, 2003,
     ended December 31, 2003,
-    the historical summary of gross income and         -    the historical summary of gross income and
     direct operating expenses of Hickory Ridge for          direct operating expenses of Paradise Valley
     the year ended December 31, 2003,                       Marketplace for the year ended December 31,
                                                             2003,
-    the historical summary of gross income and         -    the historical summary of gross income and
     direct operating expenses of CorWest Plaza for          direct operating expenses of Best on the
     the period from May 29, 2003 through December           Boulevard for the year ended December 31, 2003,
     31, 2003,
-    the historical summary of gross income and         -    the historical summary of gross income and
     direct operating expenses of Metro Square Center        direct operating expenses of Bluebonnet Parc
     (SuperValue) for the year ended December 31,            for the year ended December 31, 2003,
     2003,
-    the historical summary of gross income and         -    the historical summary of gross income and
     direct operating expenses of Larkspur Landing           direct operating expenses of North Rivers Town
     for the year ended December 31, 2003,                   Center for the period of October 1, 2003
                                                             (commencement of operations) to December 31,
                                                             2003,

-    the historical summary of gross income and         -    the historical summary of gross income and
     direct operating expenses of North Ranch                direct operating expenses of Arvada
     Pavilion for the year ended December 31, 2003,          Marketplace and Connection for the year ended
                                                             December 31, 2003,
-    the historical summary of gross income and         -    the historical summary of gross income and
     direct operating expenses of La Plaza Del Norte         direct operating expenses of Eastwood Town
     for the year ended December 31, 2003,                   Center for the year ended December 31, 2003,
-    the historical summary of gross income and         -    the historical summary of gross income and
     direct operating expenses of MacArthur Crossing         direct operating expenses of Watauga Pavilion
     for the year ended December 31, 2003,                   for the period of August 15, 2003
                                                             (commencement of operations) to December 31,
                                                             2003,
-    the historical summary of gross income and         -    the historical summary of gross income and
     direct operating expenses of Promenade at Red           direct operating expenses of Northpointe Plaza
     Cliff for the year ended December 31, 2003,             for the year ended December 31, 2003,
-    the historical summary of gross income and         -    the historical summary of gross income and
     direct operating expenses of Huebner Oaks Center        direct operating expenses of Plaza Santa Fe II
     for the year ended December 31, 2003,                   for the year ended December 31, 2003,
-    the consolidated balance sheet of Inland Western   -    the historical summary of gross income and
     Retail Real Estate Trust, Inc. as of December           direct operating expenses of Pine Ridge Plaza
     31, 2003 and the related consolidated statements        for the year ended December 31, 2003,
     of operations, stockholders' equity and cash
     flows for the period from March 5, 2003
     (inception) through December 31, 2003 and
     related financial statement schedule,
-    the historical summary of gross income and         -    the historical summary of gross income and
     direct operating expenses of John's Creek               direct operating expenses of Lakewood Town
     Village for the period from September 21, 2003          Center for the year ended December 31, 2003,
     (commencement of operations) to December 31,
     2003,
-    the historical summary of gross income and         -    the historical summary of gross income and
     direct operating expenses of Fullerton                  direct operating expenses of Davis Towne
     Metrocenter for the year ended December 31, 2003,       Crossing for the period from July 18, 2003
                                                             (commencement of operations) to December 31,
                                                             2003,
-    the historical summary of gross income and         -    the historical summary of gross income and
     direct operating expenses of Northgate North for        direct operating expenses of Cranberry Square
     the year ended December 31, 2003,                       for the year ended December 31, 2003,
-    the historical summary of gross income and         -    the historical summary of gross income and
     direct operating expenses of Gateway Plaza              direct operating expenses of Safeway Plaza at
     Shopping Center for the year ended December 31,         Marysville for the year ended December 31,
     2003,                                                   2003,

-    the historical summary of gross income and         -    the historical summary of gross income and
     direct operating expenses of Forks Town Center          direct operating expenses of The Shops at
     for the year ended December 31, 2003,                   Boardwalk for the period from May 30, 2003
                                                             (commencement of operations) to December 31,
                                                             2003,
-    the historical summary of gross income and         -    the combined historical summary of gross
     direct operating expenses of Manchester Meadows         income and direct operating expenses of the
     for the year ended December 31, 2003,                   Properties owned by Capital Centre, LLC,
                                                             Gateway Village Limited Partnership, Bel Air
                                                             Square Joint Venture, Towson Circle Joint
                                                             Venture LLP, and Reisterstown Plaza Holdings,
                                                             LLC for the year ended December 31, 2003,
-    the historical summary of gross income and         -    the historical summary of gross income and
     direct operating expenses of Governor's                 direct operating expenses of Mitchell Ranch
     Marketplace for the year ended December 31, 2003,       Plaza for the period from June 30, 2003
                                                             (commencement of operations) to December 31,
                                                             2003,
-    the historical summary of gross income and         -    the historical summary of gross income and
     direct operating expenses of The Columns for the        direct operating expenses of Saucon Valley
     period from October 8, 2003 (commencement of            Square for the year ended December 31, 2003,
     operations) to December 31, 2003,                       and

                                                        -    the historical summary of gross income and
                                                             direct operating expenses of Lincoln Park for
                                                             the year ended December 31, 2003.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are filing this registration statement on Form S-11 with the Securities and Exchange Commission in connection with our initial public offering. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.

     This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and all of its exhibits, certificates and schedules. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

     You can read our registration statement and our future SEC filings over the Internet at www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.

     You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1 800 SEC-0330 or e-mail at publicinfo@sec.gov for further information on the operation of the public reference facilities.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.:

(a)  Report of Independent Registered Public Accounting Firm                                                  F- 12

(b)  Consolidated Balance Sheet at December 31, 2003 (audited)                                                F- 13

(c)  Consolidated Statement of Operations for the period from March 5, 2003 (inception) through
       December 31, 2003 (audited)                                                                            F- 15

(d)  Consolidated Statement of Stockholders' Equity for the period from March 5, 2003 (inception) to
       December 31, 2003 (audited)                                                                            F- 16

(e)  Consolidated Statement of Cash Flows for the period from March 5, 2003 (inception) to December
       31, 2003 (audited)                                                                                     F- 17

(f)  Notes to Consolidated Financial Statements (audited)                                                     F- 19

(g)  Consolidated Balance Sheets at June 30, 2004 (unaudited) and December 31, 2003 (audited)                 F- 35

(h)  Consolidated Statements of Operations for the three and six months ended June 30, 2004, three months ended June 30, 2003, and the period from March 5, 2003 (inception) through June 30,
       2003 (unaudited)                                                                                       F- 37

(i)  Consolidated Statement of Stockholders' Equity for the six month period ended June 30, 2004
       (unaudited)                                                                                            F- 38

(j)  Consolidated Statements of Cash Flows for six months ended June 30, 2004, and the period from
       March 5, 2003 (inception) to June 30, 2003 (unaudited)                                                 F- 39

(k)  Notes to Consolidated Financial Statements (unaudited)                                                   F- 41

(l)  Pro Forma Consolidated Balance Sheet (unaudited) at June 30, 2004                                        F- 55

(m)  Notes to Pro Forma Consolidated Balance Sheet (unaudited) at June 30, 2004                               F- 57

(n)  Pro Forma Consolidated Statement of Operations (unaudited) for the six months ended June 30, 2004        F- 59

(o)  Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the six months ended
       June 30, 2004                                                                                          F- 61

(p)  Pro Forma Consolidated Statements of Operations (unaudited) for the year ended December 31, 2003         F- 64

(q)  Notes to Pro Forma Consolidated Statements of Operations (unaudited) for December 31, 2003               F- 66

2.  SHOPS AT PARK PLACE:

(a)  Report of Independent Registered Public Accounting Firm                                                  F- 70

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,
       2002 and the nine months ended September 30, 2003 (unaudited)                                          F- 71

                                                                                                               PAGE
(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
       December 31, 2002 and the nine months ended September 30, 2003 (unaudited)                             F- 72

3.  DARIEN TOWN CENTER:

(a)  Report of Independent Registered Public Accounting Firm                                                  F- 74

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,
       2002                                                                                                   F- 75

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
       December 31, 2002                                                                                      F- 76

(d)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,
       2003 (unaudited)                                                                                       F- 78

(e)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
       December 31, 2003 (unaudited)                                                                          F- 79

4.  PROPERTIES ACQUIRED FROM THOMAS ENTERPRISES IN 2003:

(a)  Report of Independent Registered Public Accounting Firm                                                  F- 80

(b)  Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended
       December 31, 2003                                                                                      F- 81

(c)  Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the
       year ended December 31, 2003                                                                           F- 82

5.  STONY CREEK MARKETPLACE:

(a)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,
       2003 (unaudited)                                                                                       F- 84

(b)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
       December 31, 2003 (unaudited)                                                                          F- 85

6.  HICKORY RIDGE:

(a)  Report of Independent Registered Public Accounting Firm                                                  F- 86

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,
       2003 (unaudited)                                                                                       F- 87

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
       December 31, 2003 (unaudited)                                                                          F- 88

7.  CORWEST PLAZA:

(a)  Report of Independent Registered Public Accounting Firm                                                  F- 90

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the period from May 29,
       2003 through December 31, 2003                                                                         F- 91

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period
       from May 29, 2003 through December 31, 2003                                                            F- 92

                                                                                                               PAGE
8.  METRO SQUARE CENTER (SUPERVALUE):

(a)  Report of Independent Registered Public Accounting Firm                                                  F- 94

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,
       2003                                                                                                   F- 95

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
       December 31, 2003                                                                                      F- 96

9.  LARKSPUR LANDING:

(a)  Report of Independent Registered Public Accounting Firm                                                  F- 98

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,
       2003                                                                                                   F- 99

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
       December 31, 2003                                                                                      F-100

10.  NORTH RANCH PAVILION:

(a)  Report of Independent Registered Public Accounting Firm                                                  F-102

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,
       2003                                                                                                   F-103

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
       December 31, 2003                                                                                      F-104

11.  LA PLAZA DEL NORTE:

(a)  Report of Independent Registered Public Accounting Firm                                                  F-106

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,
       2003                                                                                                   F-107

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
       December 31, 2003                                                                                      F-108

12.  MACARTHUR CROSSING:

(a)  Report of Independent Registered Public Accounting Firm                                                  F-110

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,
       2003                                                                                                   F-111

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
       December 31, 2003                                                                                      F-112

13.  PROMENADE AT RED CLIFF:

(a)  Report of Independent Registered Public Accounting Firm                                                  F-114

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,
       2003 (unaudited)                                                                                       F-115

                                                                                                               PAGE
(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
       December 31, 2003 (unaudited)                                                                          F-116

14.  PEORIA CROSSNG:

(a)  Report of Independent Registered Public Accounting Firm                                                  F-118

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,
       2003                                                                                                   F-119

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
       December 31, 2003                                                                                      F-120

15.  DORMAN CENTRE:

(a)  Report of Independent Registered Public Accounting Firm                                                  F-122

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,
       2003                                                                                                   F-123

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
       December 31, 2003                                                                                      F-124

16.  HERITAGE TOWNE CROSSING:

(a)  Report of Independent Registered Public Accounting Firm                                                  F-126

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,
       2003                                                                                                   F-127

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
       December 31, 2003                                                                                      F-128

17.  PARADISE VALLEY MARKETPLACE:

(a)  Report of Independent Registered Public Accounting Firm                                                  F-130

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,
       2003 and the three months ended March 31, 2004 (unaudited)                                             F-131

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
       December 31, 2003 and the three months ended March 31, 2004 (unaudited)                                F-132

18.  BEST ON THE BOULEVARD:

(a)  Report of Independent Registered Public Accounting Firm                                                  F-134

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,
       2003 and the three months ended March 31, 2004 (unaudited)                                             F-135

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
       December 31, 2003 and the three months ended March 31, 2004 (unaudited)                                F-136

                                                                                                               PAGE
19.  BLUEBONNET PARE:

(a)  Report of Independent Registered Public Accounting Firm                                                  F-138

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,
       2003 and the three months ended March 31, 2004 (unaudited)                                             F-139

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
       December 31, 2003 and the three months ended March 31, 2004 (unaudited)                                F-140

20.  NORTH RIVERS TOWN CENTER:

(a)  Report of Independent Registered Public Accounting Firm                                                  F-142

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the period of October 1,
       2003 (commencement of operations) to December 31, 2003 and the three months ended March 31,
       2004 (unaudited)                                                                                       F-143

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period of
       October 1, 2003 (commencement of operations) to December 31, 2003 and the three months ended
       March 31, 2004 (unaudited)                                                                             F-144

21.  ARVADA MARKETPLACE AND CONNECTION:

(a)  Report of Independent Registered Public Accounting Firm                                                  F-146

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,
       2003 and the three months ended March 31, 2004 (unaudited)                                             F-147

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
       December 31, 2003 and the three months ended March 31, 2004 (unaudited)                                F-148

22.  EASTWOOD TOWNE CENTER:

(a)  Report of Independent Registered Public Accounting Firm                                                  F-150

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,
       2003 and the three months ended March 31, 2004 (unaudited)                                             F-151

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
       December 31, 2003 and the three months ended March 31, 2004 (unaudited)                                F-152

23.  WATAUGA PAVILION:

(a)  Report of Independent Registered Public Accounting Firm                                                  F-154

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the period of August 15,
       2003 (commencement of operations) to December 31, 2003 and the three months ended March 31,
       2004 (unaudited)                                                                                       F-155

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period of
       August 15, 2003 (commencement of operations) to December 31, 2003 and the three months ended
       March 31, 2004 (unaudited)                                                                             F-156

                                                                                                               PAGE
24.  NORTHPOINTE PLAZA:

(a)  Report of Independent Registered Public Accounting Firm                                                  F-158

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,
       2003 and the three months ended March 31, 2004 (unaudited)                                             F-159

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
       December 31, 2003 and the three months ended March 31, 2004 (unaudited)                                F-160

25.  PLAZA SANTA FE II:

(a)  Report of Independent Registered Public Accounting Firm                                                  F-162

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,
       2003 and the three months ended March 31, 2004 (unaudited)                                             F-163

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
       December 31, 2003 and the three months ended March 31, 2004 (unaudited)                                F-164

26.  PINE RIDGE PLAZA:

(a)  Report of Independent Registered Public Accounting Firm                                                  F-166

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,
       2003 and the three months ended March 31, 2004 (unaudited)                                             F-167

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
       December 31, 2003 and the three months ended March 31, 2004 (unaudited)                                F-168

27.  HUEBNER OAKS CENTER:

(a)  Report of Independent Registered Public Accounting Firm                                                  F-170

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,
       2003 and the three months ended March 31, 2004 (unaudited)                                             F-171

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
       December 31, 2003 and the three months ended March 31, 2004 (unaudited)                                F-172

28.  JOHN'S CREEK VILLAGE:

(a)  Report of Independent Registered Public Accounting Firm                                                  F-174

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the period from September
       21, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30,
       2004 (unaudited)                                                                                       F-175

(c)  Notes to Historical Summary of Gross Income and Direct Operating Expenses for the period from
       September 21, 2003 (commencement of operations) to December 31, 2003 and the six months ended
       June 30, 2004 (unaudited)                                                                              F-176

                                                                                                               PAGE
29.  LAKEWOOD TOWN CENTER

(a)  Report of Independent Registered Public Accounting Firm                                                  F-178

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,
       2003 and the six months ended June 30, 2004 (unaudited)                                                F-179

(c)  Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended
       December 31, 2003 and the six months ended June 30, 2004 (unaudited)                                   F-180

30.  FULLERTON METROCENTER:

(a)  Report of Independent Registered Public Accounting Firm                                                  F-182

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,
       2003 and the six months ended June 30, 2004 (unaudited)                                                F-183

(c)  Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended
       December 31, 2003 and the six months ended June 30, 2004 (unaudited)                                   F-184

31.  DAVIS TOWNE CROSSING:

(a)  Report of Independent Registered Public Accounting Firm                                                  F-186

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the period from July 18,
       2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004
       (unaudited)                                                                                            F-187

(c)  Notes to Historical Summary of Gross Income and Direct Operating Expenses for the period from
       July 18, 2003 (commencement of operations) to December 31, 2003 and the six months ended June
       30, 2004 (unaudited)                                                                                   F-188

32.  NORTHGATE NORTH:

(a)  Report of Independent Registered Public Accounting Firm                                                  F-190

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,
       2003 and the six months ended June 30, 2004 (unaudited)                                                F-191

(c)  Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended
       December 31, 2003 and the six months ended June 30, 2004 (unaudited)                                   F-192

33.  CRANBERRY SQUARE:

(a)  Report of Independent Registered Public Accounting Firm                                                  F-194

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,
       2003 and the six months ended June 30, 2004 (unaudited)                                                F-195

(c)  Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended
       December 31, 2003 and the six months ended June 30, 2004 (unaudited)                                   F-196

                                                                                                               PAGE
34.  GATEWAY PLAZA SHOPPING CENTER:

(a)  Report of Independent Registered Public Accounting Firm                                                  F-198

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,
       2003 and the six months ended June 30, 2004 (unaudited)                                                F-199

(c)  Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended
       December 31, 2003 and the six months ended June 30, 2004 (unaudited)                                   F-200

35.  SAFEWAY PLAZA AT MARYSVILLE:

(a)  Report of Independent Registered Public Accounting Firm                                                  F-202

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,
       2003 and the six months ended June 30, 2004 (unaudited)                                                F-203

(c)  Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended
       December 31, 2003 and the six months ended June 30, 2004 (unaudited)                                   F-204

36.  FORKS TOWN CENTER:

(a)  Report of Independent Registered Public Accounting Firm                                                  F-206

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,
       2003 and the six months ended June 30, 2004 (unaudited)                                                F-207

(c)  Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended
       December 31, 2003 and the six months ended June 30, 2004 (unaudited)                                   F-208

37.  CAPITAL CENTRE, LLC, GATEWAY VILLAGE LIMITED PARTNERSHIP, BEL AIR SQUARE JOINT VENTURE, TOWSON
       CIRCLE JOINT VENTURE LLP AND REISTERSTOWN PLAZA HOLDINGS, LLC:

(a)  Report of Independent Registered Public Accounting Firm                                                  F-210

(b)  Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended
       December 31, 2003 and the six months ended June 30, 2004 (unaudited)                                   F-211

(c)  Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the
       year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)                        F-212

38.  THE SHOPS AT BOARDWALK:

(a)  Report of Independent Registered Public Accounting Firm                                                  F-215

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the period from May 30,
       2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004
       (unaudited)                                                                                            F-216

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from May 30, 2003 (commencement of operations) to December 31, 2003 and the six months ended
       June 30, 2004 (unaudited)                                                                              F-217

                                                                                                               PAGE
39.  MANCHESTER MEADOWS:

(a)  Report of Independent Registered Public Accounting Firm                                                  F-219

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,
       2003 and the six months ended June 30, 2004 (unaudited)                                                F-220

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
       December 31, 2003 and the six months ended June 30, 2004 (unaudited)                                   F-221

40.  GOVERNOR'S MARKETPLACE:

(a)  Report of Independent Registered Public Accounting Firm                                                  F-223

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,
       2003 and the six months ended June 30, 2004 (unaudited)                                                F-224

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
       December 31, 2003 and the six months ended June 30, 2004 (unaudited)                                   F-225

41.  MITCHELL RANCH PLAZA:

(a)  Report of Independent Registered Public Accounting Firm                                                  F-227

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the period from June 30,
       2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004
       (unaudited)                                                                                            F-228

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from June 30, 2003 (commencement of operations) to December 31, 2003 and the six months ended
       June 30, 2004 (unaudited)                                                                              F-229

42.  THE COLUMNS:

(a)  Report of Independent Registered Public Accounting Firm                                                  F-231

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the period from October 8,
       2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004
       (unaudited)                                                                                            F-232

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from October 8, 2003 (commencement of operations) to December 31, 2003 and the six months
       ended June 30, 2004 (unaudited)                                                                        F-233

43.  SAUCON VALLEY SQUARE:

(a)  Report of Independent Registered Public Accounting Firm                                                  F-235

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,
       2003 and the six months ended June 30, 2004 (unaudited)                                                F-236

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
       December 31, 2003 and the six months ended June 30, 2004 (unaudited)                                   F-237

                                                                                                               PAGE
44.  LINCOLN PARK:

(a)  Report of Independent Registered Public Accounting Firm                                                  F-239

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,
       2003 and the six months ended June 30, 2004 (unaudited)                                                F-240

(c)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
       December 31, 2003 and the six months ended June 30, 2004 (unaudited)                                   F-241

45.  SHOPPES AT PROMINENCE POINT:

(a)  Historical Summary of Gross Income and Direct Operating Expenses for the period from March 1,
       2004 (commencement of operations) to June 30, 2004 (unaudited)                                         F-243

(b)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period
       from March 1, 2004 (commencement of operations) to June 30, 2004 (unaudited)                           F-244

46.  LOW COUNTRY VILLAGE:

(a)  Historical Summary of Gross Income and Direct Operating Expenses for the period from February 1,
       2004 (commencement of operations) to June 30, 2004 (unaudited)                                         F-245

(b)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period
       from February 1, 2004 (commencement of operations) to June 30, 2004 (unaudited)                        F-246

47.  SHOPPES AT DALLAS:

(a)  Historical Summary of Gross Income and Direct Operating Expenses for the period from March 1,
       2004 (commencement of operations) to June 30, 2004 (unaudited)                                         F-247

(b)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period
       from March 1, 2004 (commencement of operations) to June 30, 2004 (unaudited)                           F-248

48.  DORMAN CENTRE - PHASE II:

(a)  Historical Summary of Gross Income and Direct Operating Expenses for the period from March 15,
       2004 (commencement of operations) to June 30, 2004 (unaudited)                                         F-249

(b)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period
       from March 15, 2004 (commencement of operations) to June 30, 2004 (unaudited)                          F-250

49.  VILLAGE SHOPPES AT SIMONTON:

(a)  Historical Summary of Gross Income and Direct Operating Expenses for the period from May 1, 2004
       (commencement of operations) to June 30, 2004 (unaudited)                                              F-251

(b)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period
       from May 1, 2004 (commencement of operations) to June 30, 2004 (unaudited)                             F-252

50.  HARVEST TOWN CENTER:

(a)  Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,
       2003 and the six months ended June 30, 2004 (unaudited)                                                F-253

(b)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
       December 31, 2003 and the six months ended June 30, 2004 (unaudited)                                   F-254

                                                                                                               PAGE
51.  BED, BATH & BEYOND PLAZA:

(a)  Historical Summary of Gross Income and Direct Operating Expenses for the period from March 3,
       2004 (commencement of operations) to June 30, 2004 (unaudited)                                         F-255

(b)  Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period
       from March 3, 2004 (commencement of operations) to June 30, 2004 (unaudited)                           F-256

             Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Inland Western Retail Real Estate Trust, Inc.:

We have audited the consolidated financial statements of Inland Western Retail Real Estate Trust, Inc. (the Company) as listed in the accompanying index. In connection with our audit of the consolidated financial statements, we also have audited the financial statement schedule as listed in the accompanying index. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Inland Western Retail Real Estate Trust, Inc. as of December 31, 2003 and the results of their operations and their cash flows for the period from March 5, 2003 (inception) to December 31, 2003, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.


KPMG LLP


Chicago, Illinois
February 13, 2004

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                           Consolidated Balance Sheet

                                December 31, 2003

                                     ASSETS

Investment properties:
  Land                                                          $       36,280,244
  Building and other improvements                                       86,439,670
                                                                ------------------

                                                                       122,719,914
  Less accumulated depreciation                                           (140,497)
                                                                ------------------

Net investment properties                                              122,579,417

Cash and cash equivalents                                               64,381,134
Accounts and rents receivable                                            1,147,551
Due from affiliates                                                        918,750
Note receivable                                                          7,552,155
Acquired in-place lease intangibles (net of accumulated
 amortization of $51,773)                                                8,753,908
Acquired above market lease intangibles (net of accumulated
 amortization of $5,227)                                                 1,590,446
Loan fees (net of accumulated amortization of $24,835)                   1,434,160
Other assets                                                             3,744,642
                                                                ------------------

Total assets                                                    $      212,102,163
                                                                ==================

          See accompanying notes to consolidated financial statements.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                           Consolidated Balance Sheet
                                   (continued)

                                December 31, 2003

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
Accounts payable                                                $          505,448
Accrued offering costs due to affiliates                                 1,369,366
Accrued real estate taxes                                                1,392,069
Distributions payable                                                      927,539
Security deposits                                                          108,189
Mortgages payable                                                       29,627,000
Line of credit                                                           5,000,000
Prepaid rental and recovery income                                         104,756
Advances from sponsor                                                    1,202,519
Acquired below market lease intangibles (net of accumulated
 amortization of $15,386)                                                5,910,413
Other liabilities                                                           71,927
Due to affiliates                                                        2,154,158
                                                                ------------------

Total liabilities                                                       48,373,384
                                                                ------------------

Stockholders' equity:
Preferred stock, $.001 par value, 10,000,000 shares
 authorized, none outstanding                                                    -
Common stock, $.001 par value, 250,000,000 shares
 authorized, 18,737,141 shares issued and outstanding                       18,737
Additional paid in capital (net of offering costs of
  $22,144,814 of which $1,369,366 was paid or accrued to
  affiliates)                                                          165,168,650
Accumulated distributions in excess of net loss                         (1,458,608)
                                                                ------------------

Total stockholders' equity                                             163,728,779
                                                                ------------------

Commitments and contingencies (Note 11)

Total liabilities and stockholders' equity                      $      212,102,163
                                                                ==================

          See accompanying notes to consolidated financial statements.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                      Consolidated Statement of Operations

     For the period from March 5, 2003 (inception) through December 31, 2003

Income:
  Rental income                                                 $          606,645
  Real estate tax recovery income                                           95,654
  Common area costs recovery income                                         42,334
  Interest income                                                           37,648
                                                                ------------------

Total income                                                               782,281
                                                                ------------------

Expenses:
  Professional services                                                     88,058
  General and administrative expenses to affiliates                        104,259
  General and administrative expenses to non-affiliates                    127,896
  Property operating expenses to affiliates                                 16,627
  Property operating expenses to non-affiliates                             30,963
  Real estate tax                                                           95,654
  Interest                                                                 135,735
  Depreciation                                                             140,497
  Amortization                                                              76,608
  Acquisition cost expenses to affiliates                                    7,563
  Acquisition cost expenses to non-affiliates                              131,700
                                                                ------------------

Total expenses                                                             955,560
                                                                ------------------

Net loss                                                        $         (173,279)
                                                                ==================

Net loss per common share, basic and diluted                    $             (.07)
                                                                ==================

Weighted average number of common shares outstanding, basic
and diluted                                                              2,520,986
                                                                ==================

           See accompanying notes to consolidated financial statements

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                 Consolidated Statement of Stockholders' Equity

       For the period from March 5, 2003 (inception) to December 31, 2003

                                                                                                   ACCUMULATED
                                                                                   ADDITIONAL     DISTRIBUTIONS
                                                     NUMBER OF         COMMON       PAID-IN        IN EXCESS OF
                                                      SHARES            STOCK       CAPITAL         NET INCOME           TOTAL
                                                 ---------------------------------------------------------------------------------
Balance at March 5, 2003 (inception)                            -            -                -                -                 -

Net loss                                                        -            -                -         (173,279)         (173,279)
Distributions declared ($.15 per weighted
  average number of common shares outstanding)                  -            -                -       (1,285,329)       (1,285,329)
Proceeds from offering                                 18,718,092       18,718      187,127,565                -       187,146,283
Offering costs                                                  -            -      (22,144,814)               -       (22,144,814)
Proceeds from DRP                                          19,049           19          180,949                -           180,968
Common stock option expense                                     -            -            4,950                -             4,950
                                                 ---------------------------------------------------------------------------------

Balance at December 31, 2003                           18,737,141   $   18,737   $  165,168,650   $   (1,458,608)   $  163,728,779
                                                 =================================================================================

          See accompanying notes to consolidated financial statements.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                             STATEMENT OF CASH FLOWS

     For the period from March 5, 2003 (inception) through December 31, 2003

Cash flows from operations:
Net loss                                                          $      (173,279)
Adjustments to reconcile net loss to net cash provided by
  operating activities:
  Depreciation                                                            140,497
  Amortization                                                             76,608
  Amortization on acquired above market leases                              5,227
  Amortization on acquired below market leases                            (15,386)
  Stock option expense                                                      4,950
Changes in assets and liabilities:
  Accounts and rents receivable                                        (1,147,551)
  Accrued real estate taxes                                             1,240,567
  Accounts payable                                                        306,996
  Prepaid rental and recovery income                                      104,756
  Other liabilities                                                        71,927
  Security deposits                                                       108,189
                                                                  ---------------

Net cash flows provided by operating activities                           723,501
                                                                  ---------------

Cash flows from investing activities:
  Purchase of investment properties                                  (122,719,914)
  Acquired above market leases                                         (1,595,673)
  Acquired in place lease intangibles                                  (8,805,681)
  Acquired below market leases                                          5,925,799
  Other assets                                                           (830,697)
  Funding of note receivable                                           (7,552,155)
  Due to affiliates                                                     2,154,158
                                                                  ---------------

Net cash flows used in investing activities                          (133,424,163)
                                                                  ---------------

Cash flows from financing activities:
  Proceeds from offering                                              187,146,283
  Proceeds from the DRP                                                   180,968
  Payment of offering costs                                           (20,775,448)
  Loan proceeds                                                        29,627,000
  Proceeds from unsecured line of credit                                5,000,000
  Loan fees                                                            (4,022,986)
  Distributions paid                                                     (357,790)
  Due from affiliates                                                    (918,750)
  Advances from sponsor                                                 1,202,519
                                                                  ---------------

Net cash flows provided by financing activities                       197,081,796
                                                                  ---------------

                 See accompanying notes to financial statements

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                             STATEMENT OF CASH FLOWS
                                   (continued)

     For the period from March 5, 2003 (inception) through December 31, 2003

Net increase in cash and cash equivalents                         $    64,381,134
Cash and cash equivalents, at beginning of period                               -
                                                                  ---------------

Cash and cash equivalents, at end of period                       $    64,381,134
                                                                  ===============

Supplement disclosure of cash flow information:

Cash paid for interest                                            $       135,735
                                                                  ===============

Supplement schedule of non-cash financing activities:

Distributions payable                                             $       927,539
                                                                  ===============

Accrued offering costs payable                                    $     1,369,366
                                                                  ===============

                 See accompanying notes to financial statements

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2003

(1)  Organization

Inland Western Retail Real Estate Trust, Inc. (the "Company") was formed on March 5, 2003 to acquire and manage a diversified portfolio of real estate, primarily multi-tenant shopping centers. The Advisory Agreement provides for Inland Western Retail Real Estate Advisory Services, Inc. (the "Advisor"), an Affiliate of the Company, to be the Advisor to the Company. On September 15, 2003, the Company commenced an initial public offering of up to 250,000,000 shares of common stock at $10 each and the issuance of 20,000,000 shares at $9.50 each which may be distributed pursuant to the Company's distribution reinvestment program.

The Company is qualified and has elected to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 2003. Since the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes at least 90% of its REIT taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The Company provides the following programs to facilitate investment in the Company's shares and to provide limited liquidity for stockholders.

The Company allows stockholders who purchase shares in the offering to purchase additional shares from the Company by automatically reinvesting distributions through the distribution reinvestment program ("DRP"), subject to certain share ownership restrictions. Such purchases under the DRP are not be subject to selling commissions or the marketing contribution and due diligence expense allowance, and are made at a price of $9.50 per share.

The Company will repurchase shares under the share repurchase program ("SRP"), if requested, at least once quarterly on a first-come, first-served basis, subject to certain restrictions. Subject to funds being available, the Company will limit the number of shares repurchased during any calendar year to 5% of the weighted average number of shares outstanding during the prior calendar year. Funding for the SRP will come exclusively from proceeds that the Company receives from the sale of shares under the DRP and such other operating funds, if any, as the Company's board of directors, at its sole discretion, may reserve for this purpose. The board, at its sole discretion, may choose to terminate the share repurchase program after the end of the offering period, or reduce the number of shares purchased under the program, if it determines that the funds allocated to the SRP are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution. A determination by the board to eliminate or reduce the share repurchase program will require the unanimous affirmative vote of the independent directors. As of December 31, 2003, no shares have been repurchased by the Company.

The accompanying Consolidated Financial Statements include the accounts of the Company, as well as all wholly owned subsidiaries. Wholly owned subsidiaries generally consist of limited liability companies ("LLC's"). The effects of all significant intercompany transactions have been eliminated.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                                December 31, 2003

(2)  Summary of Significant Accounting Policies

The preparation of the financial statements in conformity with accounting principles generally accepted in the United State of America ("GAAP") requires management of the Company to make estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Highly liquid investments with a maturity of three months or less when purchased are classified as cash equivalents.

Costs associated with the offering are deferred and charged against the gross proceeds of the offering upon closing. Formation and organizational costs are expensed as incurred. As of December 31, 2003, $7,500 of organizational costs were expensed.

The Company applies the fair value method of accounting as prescribed by SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION for its stock options granted. Under this method, the Company will report the value of granted options as a charge against earnings ratably over the vesting period.

Real estate acquisitions are recorded at costs less accumulated depreciation. Ordinary repairs and maintenance are expensed as incurred.

Depreciation expense is computed using the straight line method. Building and improvements are depreciated based upon estimated useful lives of 30 years for building and improvements and 15 years for site improvements.

The Company performed an impairment analysis for its long-lived assets in accordance with Statement of Financial Accounting Standards No. 144 ("SFAS 144") to ensure that the investment property's carrying value does not exceed its fair value. The valuation analysis performed by the Company was based upon many factors which require difficult, complex or subjective judgments to be made. Such assumptions include projecting vacancy rates, rental rates, operating expenses, lease terms, tenant financial strength, economy, demographics, property location, capital expenditures and sales value among other assumptions to be made upon valuing each property. This valuation is sensitive to the actual results of any of these uncertain factors, either individually or taken as a whole. Based upon the Company's judgment, no impairment was warranted as of December 31, 2003.

Tenant improvements are amortized on a straight line basis over the life of the related lease as a component of amortization expense.

Leasing fees are amortized on a straight-line basis over the life of the related lease.

Loan fees are amortized on a straight-line basis over the life of the related loans.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                                December 31, 2003

The Company allocates the purchase price of the each acquired investment property between land, building and improvements, acquired above market and below market leases, in-place lease value, customer relationship value, and any assumed financing that is determined to be above or below market terms. The allocation of the purchase price is an area that requires judgment and significant estimates. The Company uses the information contained in the independent appraisal obtained at acquisition as the primary basis for the allocation to land and building and improvements. The aggregate value of intangibles is measured based on the difference between the stated price and the property value as if vacant. The Company determines whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties. The Company also allocates a portion of the purchase price to the estimated acquired in-place lease costs based on estimated lease execution costs for similar leases and we consider various factors including geographic location and size of leased space. The Company also evaluates each acquired lease based upon current market rates at the acquisition date and we consider various factors including geographical location, size and location of leased space within the investment property, tenant profile, and the credit risk of the tenant in determining whether the acquired lease is above or below market lease costs. After an acquired lease is determined to be above or below market lease costs, the Company allocates a portion of the purchase price to such above or below acquired lease costs based upon the present value of the difference between the contractual lease rate and the estimated market rate. The determination of the discount rate used in the present value calculation is based upon the "risk free rate." This discount rate is a significant factor in determining the market valuation which requires our judgment of subjective factors such as market knowledge, economic, demographics, location, visibility, location, age and physical condition of the property.

The application of SFAS 141 and SFAS 142 resulted in the recognition upon acquisition of additional intangible assets and liabilities relating to the 2003 real estate acquisitions. The portion of the purchase price allocated to acquired above market lease costs and acquired below market lease costs are amortized on a straight line basis over the life of the related lease as an adjustment to rental income. Amortization pertaining to the above market lease costs of $5,227 was applied as a reduction to rental income for the period from March 5, 2003 (inception) to December 31, 2003. Amortization pertaining to the below market lease costs of $15,386 was applied as an increase to rental income for the period from March 5, 2003 (inception) to December 31, 2003. The table below presents the amortization during the next five years related to the acquired above market lease costs and the below market lease costs for properties owned at December 31, 2003:

Amortization of:               2004        2005        2006         2007        2008     Thereafter
                            ---------   ---------   ---------    ---------   ---------   ----------
Acquired above
market lease costs          (431,185)   (431,185)   (429,043)    (37,016)    (37,016)     (225,001)

Acquired below
market lease costs           582,355     582,355     582,355     561,053     531,230     3,071,065

Net rental income
increase / (decrease)        151,170     151,170     153,312     524,037     494,214     2,846,064

Acquired in place lease
  intangibles                963,821     963,821     963,821     963,821     963,821     3,934,803

The portion of the purchase price allocated to acquired in-place lease intangibles are amortized on a straight line basis over the life of the related lease. We incurred amortization expense pertaining to acquired in-place lease intangibles of $51,773 for the period from March 5, 2003 (inception) to December 31, 2003.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                                December 31, 2003

Rental income is recognized on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets.

The carrying amount of the Company's debt approximates fair value. The carrying amount of the Company's other financial instruments approximate fair value because of the relatively short maturity of these instruments.

Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements" ("SAB 101"), determined that a lessor should defer recognition of contingent rental income (i.e. percentage/excess rent) until the specified target (i.e. breakpoint) that triggers the contingent rental income is achieved. The Company records percentage rental revenue in accordance with the SAB 101.

(3)  Transactions with Affiliates

The Advisor contributed $200,000 to the capital of the Company for which it received 20,000 shares of common stock.

As of December 31, 2003, the Company had incurred $22,144,814 of offering costs. Pursuant to the terms of the offering, the Advisor has guaranteed payment of all public offering expenses (excluding sales commissions and the marketing contribution and the due diligence expense allowance) in excess of 5.5% of the gross proceeds of the offering or all organization and offering expenses (including selling commissions) which together exceed 15% of gross proceeds. As of December 31, 2003, offering costs did not exceed the 5.5% and 15% limitations. The Company anticipates that these costs will not exceed these limitations upon completion of the offering.

Certain compensation and fees payable to the Advisor for services to be provided to the Company are limited to maximum amounts.

Nonsubordinated payments:

    Offering stage:

        Selling commissions               7.5% of the sale price for each share

        Marketing contribution            3.0% of the gross offering proceeds
        and due diligence
        allowance

        Reimbursable expenses             We will reimburse our sponsor for actual costs incurred, on our
        and other expenses of             behalf, in connection with the offering
        issuance

    Acquisition stage:

        Acquisition expenses              We will reimburse an affiliate of our Advisor for costs incurred, on our behalf, in connection with the acquisition of properties

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                                December 31, 2003

    Operational stage:

        Property management fee           4.5% of the gross income from the properties.
        THIS FEE TERMINATES UPON A        (cannot exceed 90% of the fee which would be payable to
        BUSINESS COMBINATION WITH THE     an unrelated third party)
        PROPERTY MANAGEMENT COMPANY.

        Loan servicing fee                .03% of the total principal amount of the loans being serviced
                                          For each full year, up to the first $100 million and a lesser percentage on a sliding scale thereafter

        Other property level services     Compensation for these services will not exceed 90% of that which would be paid to any third party for such services

        Reimbursable expenses             The compensation and reimbursements to our Advisor and
        relating to administrative        its affiliates will be approved by a majority of our directors services

    Liquidation stage:

        Property disposition fee          Lesser of 3% of sales price or 50% of the customary
        THIS FEE TERMINATES UPON A        commission which would be paid to a third party
        BUSINESS COMBINATION WITH
        THE ADVISOR

Subordinated payments:

    Operational stage:

        Advisor asset management fee      Not more than 1% per annum of our average assets;
        THIS FEE TERMINATES UPON A        Subordinated to a non-cumulative, non-compounded return,
        BUSINESS COMBINATION WITH         equal to 6% per annum
        THE ADVISOR

    Liquidation stage:

        Incentive advisory fee            After the stockholders have first received a 10% cumulative,
        THIS FEE TERMINATES UPON A        non-compounded return per year and a return of their net investment,
        BUSINESS COMBINATION WITH         an incentive advisory fee equal to 15% on net proceeds
        THE ADVISOR                       from the sale of a property will be paid to the Advisor

On October 31, 2003, the Company acquired an existing shopping center known as The Shops at Park Place through the purchase of all of the membership interests of the general partner and the membership interests of the limited partner of the limited partnership holding title to this property. The center contains approximately 116,300 gross leasable square feet and is located in Plano, Texas. An affiliate of our Advisor, Inland Park Place Limited Partnership, acquired this property on September 30, 2003 from CDG Park Place LLC, an unaffiliated third party for $23,868,000. Inland Park Place Limited Partnership agreed to sell this property to the Company when sufficient funds from the sale of shares to acquire

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   (continued)

                                December 31, 2003

this property were raised. Inland Park Place Limited Partnership agreed to sell this property to the Company for the price the affiliate paid to the unaffiliated third party, plus any actual costs incurred. The Company's board of directors unanimously approved acquiring this property, including a unanimous vote of the independent directors. The total acquisition cost to the Company was $24,000,000, which included $132,000 of costs incurred by the affiliate.

The Advisor and its affiliates are entitled to reimbursement for salaries and expenses of employees of the Advisor and its affiliates relating to the offering. In addition, an affiliate of the Advisor is entitled to receive selling commissions, and the marketing contribution and due diligence expense allowance from the Company in connection with the offering. Such costs are offset against the Stockholders' equity accounts. Such costs totaled $16,859,779 for the period from March 5, 2003 (inception) to December 31, 2003, of which $1,369,366 was unpaid at December 31, 2003.

The Advisor and its affiliates are entitled to reimbursement for general and administrative costs of the Advisor and its affiliates relating to our administration. Such costs are included in general and administrative expenses to affiliates, professional services to affiliates, and acquisition cost expenses to affiliates, in addition to costs that were capitalized pertaining to property acquisitions. During the period from March 5, 2003 (inception) to December 31, 2003, the Company incurred $194,017 of these costs, of which $40,703 remained unpaid as of December 31, 2003.

An affiliate of the Advisor provides loan servicing to the Company for an annual fee. The agreement allows for annual fees totaling .05% of the first $100,000,000 in mortgage balance outstanding and .03% of the remaining mortgage balance, payable monthly. Such fees totaled $328 in the period from March 5, 2003 (inception) to December 31, 2003.

The Company used the services of an affiliate of the Advisor to facilitate the mortgage financing that the Company obtained on some of the properties purchased. Such costs are capitalized as loan fees and amortized over the respective loan term. During the period from March 5, 2003 (inception) to December 31, 2003, the Company paid loan fees totaling $59,523 to this affiliate.

The property managers, entities owned principally by individuals who are affiliates of the Advisor, are entitled to receive property management fees totaling 4.5% of gross operating income, for management and leasing services. The Company incurred and paid property management fees of $16,627 for the period from March 5, 2003 (inception) to December 31, 2003. None remained unpaid as of December 31, 2003.

The Company established a discount stock purchase policy for affiliates of the Company and the Advisor that enables the affiliates to purchase shares of common stock at a discount at either $8.95 or $9.50 per share depending when the shares are purchased. The Company sold 59,497 shares to affiliates and recognized an expense related to these discounts of $62,472 for the period from March 5, 2003 (inception) to December 31, 2003.

As of December 31, 2003 the Company was due funds from affiliates in the amount of $918,750 which is comprised of $73,750 due from an affiliate for costs paid on their behalf by the Company and $845,000 which is due from the sponsor for reimbursement of December distributions paid in January by the Company. The sponsor has agreed to advance funds to the Company for distributions paid to our shareholders until funds from operations are adequate to cover the distributions. As of December 31, 2003 the Company owed funds to the sponsor in the amount of $1,202,517 for repayment of these funds.

As of December 31, 2003 the Company owed funds to an affiliate in the amount of $2,154,158 for the reimbursement of costs paid by the affiliate on behalf of the Company.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                                December 31, 2003

(3)  Stock Option Plan

The Company has adopted an Independent Director Stock Option Plan which, subject to certain conditions, provides for the grant to each independent director of an option to acquire 3,000 shares following their becoming a director and for the grant of additional options to acquire 500 shares on the date of each annual stockholders' meeting. The options for the initial 3,000 shares are exercisable as follows: 1,000 shares on the date of grant and 1,000 shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $8.95 per share. The subsequent options will be exercisable at the fair market value of a share on the last business day preceding the annual meeting of stockholders. As of December 31, 2003, we have issued 3,000 options to acquire shares to each of our independent directors, for a total of 15,000 options, of which none have been exercised or expired.

The per share weighted average fair value of options granted was $0.60 on the date of the grant using the Black Scholes option-pricing model with the following assumptions: expected dividend yield of 8%, risk free interest rate of 2.0%, expected life of five years and expected volatility rate of 18.0%. The Company has recorded $3,000 as expense for the 5,000 options (1,000 options per director) vesting upon the date of grant as of December 31, 2003 and will record the remaining $6,000 in expense ratably over the remaining two-year vesting period.

(4)  New Accounting Pronouncements

In January 2003, FASB ISSUED INTERPRETATION 46, Consolidation of Variable Interest Entities or Interpretation 46, which addresses the consolidation of certain entities in which a company has a controlling financial interest through means other than voting rights. This interpretation was revised in December 2003. For calendar year companies, Interpretation 46 contains an effective date of December 31, 2003 for special purpose entities and periods ending after March 15, 2004 for all other entities. The Company does not own interests in special purpose entities and management does not believe that the adoption of Interpretation 46 will have a material impact on the Company's financial statements.

On May 15, 2003, the Financial Accounting Standards Board issued Statement No. 150, ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY. The Statement requires issuers to classify as liabilities (or assets in some circumstances) three classes of freestanding financial instruments that embody obligations for the issuer. Generally, the Statement is effective for financial instruments entered into or modified after May 31, 2003 and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The Company adopted the provisions of the Statement on July 1, 2003.

The Company did not enter into any financial instruments within the scope of the Statement during the period from March 5, 2003 (inception) to December 31, 2003. To the extent stockholders request shares to be repurchased by the Company under the Share Repurchase Program, the Company's obligation to repurchase such shares will be classified as a liability at the redemption amount at the date documentation is complete and accepted by the Company in accordance with the plan documents.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                                December 31, 2003

(5) Leases

Minimum lease payments to be received in the future under operating leases, assuming no expiring leases are renewed, are as follows:

                                          Minimum Lease
                                             Payments
                                          --------------
        2004                              $   10,053,640
        2005                                   9,758,805
        2006                                   9,684,354
        2007                                   9,273,557
        2008                                   9,033,324
        Thereafter                            78,836,462
                                          --------------

        Total                             $  126,640,142
                                          ==============

The remaining lease terms range from one year to 56 years. Pursuant to the lease agreements, tenants of the property are required to reimburse the Company for some or all of their pro rata share of the real estate taxes, operating expenses and management fees of the properties. Such amounts are included in additional rental income.

(6) Note Receivable

The note receivable balance of $7,552,155 as of December 31 2003 consists of an installment note from Fourth Quarter Properties XIV, LLC (Fourth) that matures on January 15, 2004. This installment note is secured by a 49% interest in Fourth, which owns the remaining portion of the Newnan Crossing shopping center and is also guaranteed personally by the owner of Fourth. Interest only at a rate of 7.6192% per annum is due on the note.

The installment note was advanced to Fourth in contemplation of the Company purchasing the remaining portions of Newnan Crossing. The Company did not call the note on January 15, 2004 and subsequently purchased the property on February 13, 2004 at which time the note was paid in full by Fourth.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                                December 31, 2003

(7) Mortgages Payable

Mortgages payable consist of the following at December 31, 2003:

                                                                               BALANCE AT
                                              INTEREST     MATURITY           DECEMBER 31,
FIXED RATE MORTGAGES PAYABLE                  RATE AT        DATE                 2003
------------------------------------------------------------------------------------------
Property as collateral:

Darien Commons                                 4.65%       06/01/10         $   16,500,000
Park Place                                     4.71%       11/01/08             13,127,000
                                                                            --------------

Total Fixed Rate Mortgages Payable                                          $   29,627,000
                                                                            ==============

The following table shows the mortgage debt maturing during the next five years as of December 31, 2003.

                                2004    $             -
                                2005                  -
                                2006                  -
                                2007                  -
                                2008         13,127,000
                          Thereafter         16,500,000
                                        ---------------

                                        $    29,627,000
                                        ===============

All of the Company's mortgage loans require monthly payments of interest only. The fixed-rate loans may be prepaid with a penalty after specific lockout periods.

On February 9, 2004, the Company entered into a rate lock agreement with Bear Stearns and paid a rate lock deposit of $1,200,000 to lock the interest rate at 4.372% for a period of 90 days on $60,000,000. The rate lock was entered into to secure the interest rate on mortgage debt to be identified as debt is placed on properties the Company currently owns or will acquire in the future.

(8)  Line of Credit

On December 24, 2003, the Company entered into a $150,000,000 unsecured line of credit arrangement with KeyBank N.A. for a period of one year. The funds from this line of credit will be used to provide liquidity from the time a property is purchased until permanent debt is place on the property. The Company is required to pay interest only on the outstanding balance from time to time under the line at the rate equal to LIBOR plus 175 basis points. The Company is also required to pay, on a quarterly basis, an amount ranging from .15% to .30%, per annum, on the average daily undrawn funds remaining under this line. The line of credit requires compliance with certain covenants, such as debt service rations, minimum net worth requirements, distribution limitations and investment restrictions. As of December 31, 2003, the Company was in compliance with such covenants. In connection with obtaining this line of credit, the Company paid fees in an amount totaling approximately $1,044,000 (which includes a .65% commitment fee). The outstanding balance on the line of credit was $5,000,000 as of December 31, 2003 with an effective interest rate of 2.9375% per annum.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                                December 31, 2003

(9)  Segment Reporting

The Company owns and seeks to acquire multi-tenant shopping centers primarily in the western United States. All of the Company's shopping centers are currently located in Connecticut, Georgia, Illinois, Indiana, North Carolina, Oklahoma, and Texas. The Company's shopping centers are typically anchored by grocery and drugstores complemented with additional stores providing a wide range of other goods and services to shoppers.

The Company assesses and measures operating results on an individual property basis for each of its properties based on net property operations. Since all of the Company's properties exhibit highly similar economic characteristics, cater to the day-to-day living needs of their respective surrounding communities, and offer similar degrees of risk and opportunities for growth, the properties have been aggregated and reported as one operating segment.

Net property operations are summarized in the following table for the period from March 5, 2003 (inception) to December 31, 2003, and a reconciliation to net loss.

Property rental and additional rental
  income                                        $      744,633
Total property operating expenses                     (143,244)
Mortgage interest                                     (132,471)
                                                --------------

Net property operations                                468,918
                                                --------------

Interest income                                         37,648
Less non-property expenses:
  Professional services                                (88,058)

General and administrative expenses                   (235,419)
Acquisition cost expenses                             (139,263)
Depreciation and amortization                         (217,105)
                                                --------------

Net loss                                        $     (173,279)
                                                ==============

The following table summarizes property asset information as of December 31, 2003.

Total assets:
Shopping centers                                $  142,804,128
Non-segment assets                                  69,298,035
                                                --------------

                                                $  212,102,163
                                                ==============

The Company does not derive any of it's consolidated revenue from foreign countries and does not have any major customer that individually account for 10% or more of the Company's consolidated revenues

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                                December 31, 2003

(10)  Earnings (loss) per Share

Basic and diluted earnings (loss) per share ("EPS") is computed by dividing income by the weighted average number of common shares outstanding for the period (the "common shares"). As a result of the net loss incurred in 2003, diluted weighted average shares outstanding do not give effect to common stock equivalents as to do so would be anti-dilutive.

The basic and diluted weighted average number of common shares outstanding were 2,520,986 for the period from March 5, 2003 (inception) to December 31, 2003.

(11)  Commitments and Contingencies

On December 10, 2003, in connection with the purchase of Stony Creek Market Place, the Company entered into an earnout agreement with the seller of the property. The earnout agreement stipulates that the seller shall retain the right, for a 48 month period after the date of purchase, to purchase the development and leasing rights to a vacant 50,000 square foot padsite included in the purchase of the property. If the seller develops and leases the padsite within the 48 month period, the Company is required to purchase the seller's interest in the leases based on an agreed upon base rent divider stipulated in the purchase and sale agreement. If the base rent divider should fall above or below certain limits, then the seller and purchaser have certain rights to terminate this agreement.

On December 31, 2003, in connection with the purchase of Pavilion at King's Grant, the purchase and sale contract stipulates that if anytime during the period from January 1, 2004 through December 31, 2007 the tenant, Toys R Us located in the shopping center, should increase their base rent up to a maximum amount of $250,000 and no decrease occurs in their requirement to pay for a certain percentage of expenses at the property, then the Company would be obligated to pay the seller additional funds related to the purchase based on a income capitalization formula stipulated in the purchase and sale agreement. After December 31, 2007 the Company is no longer obligated to pay the seller additional funds.

As part of the purchase and sale agreement for Newnan Crossing, the Company is obligated to purchase the remaining portion of the shopping center that is currently under construction (approximately 28,000 square feet to be occupied by Linen's N Things) after construction is complete and the tenant has moved in and is paying rent. The purchase price for this portion of the center will be based on an income capitalization formula.

(12)  Subsequent Events

The Company issued 12,698,273 shares of common stock from January 1, 2004 through February 13, 2004 in connection with the offering, resulting in gross proceeds of $126,917,854.

The Company is currently considering acquiring seven properties for an estimated purchase price of $167,000,000. Our decision to acquire each property will generally depend upon no material adverse change occurring relating to the property, the tenants or in the local economic conditions and our receipt of satisfactory due diligence information including appraisals, environmental reports and lease an information prior to purchasing the property.

The Company has signed an application for an addition of $75,000,000 to the line of credit with Key Bank. Fundings under the line of credit will require interest only payments based on the provisions of the existing line of credit with Key Bank. As of February 13, 2004, the Company's outstanding balance owed on the line of credit is $70,000,000.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   Notes to Consolidated Financial Statements
                                   (continued)

                                December 31, 2003

The Company has acquired the following properties during the period January 1 to February 13, 2004. The respective acquisitions are summarized in the table below.

                                                       APPROXIMATE      GROSS LEASABLE
       DATE                                   YEAR    PURCHASE PRICE         AREA
     ACQUIRED              PROPERTY          BUILT         ($)             (SQ. FT.)        MAJOR TENANTS
     --------              --------          -----    --------------    --------------   -------------------
     01/06/04     CorWest Plaza              2000/        33,000,000           115,011   Stop & Shop
                    New Britain, CT           2001                                       CVS Pharmacy
                                                                                         Liquor Depot

     01/09/04     Hickory Ridge               1999        41,900,000           310,360   Best Buy
                    Hickory, NC                                                          Kohl's
                                                                                         Marshall's
                                                                                         Linens N Things
                                                                                         Old Navy
                                                                                         Party City
                                                                                         Shoe Carnival
                                                                                         A.C. Moore

     01/14/04     Larkspur Landing           1978/        61,100,000           173,814   Bed Bath & Beyond
                    Larkspur, CA              2001                                       24 Hour Fitness

     01/15/04     North Ranch Pavilions       1992        18,468,000            62,812   Bank of America
                    Thousand Oaks, CA

     01/20/04     Metro Square Center         1999        11,031,000            61,817   Shoppers Food
                    Severn, MD                                                             Warehouse

     01/21/04     La Plaza Del Norte         1996/        59,100,000           320,362   Best Buy
                    San Antonia, TX           1999                                       Bealls
                                                                                         Ross Stores
                                                                                         Office Max
                                                                                         Oshman's Superstores
                                                                                         Cost Plus
                                                                                         DSW Shoe Warehouse
                                                                                         David's Bridal
                                                                                         Petco

     02/05/04     MacArthur Crossing         1995/        23,100,000           110,975   Stein Mart
                  Los Colinas, TX             1996

     02/13/04     Promenade at Red Cliff     1999/        19,618,000            94,936   Old Navy
                    St. George, UT            1998                                       Staples
                                                                                         Big 5 Sporting Goods

     02/13/04     Newnan Crossing, Phase II   1997        22,362,000           153,798   TJ Maxx
                    Newnan, GA                                                           Office Depot
                                                                                         Old Navy
                                                                                         Michaels
                                                                                         Party City

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   Notes to Consolidated Financial Statements
                                   (continued)

                                December 31, 2003

The mortgage debt and financings obtained subsequent to December 31, 2003, are detailed in the list below.

        DATE                                                            MATURITY    PRINCIPAL BORROWED
       FUNDED       MORTGAGE PAYABLE          ANNUAL INTEREST RATE        DATE             ($)
     -------------------------------------------------------------------------------------------------
       2/04/04     La Plaza Del Norte                 4.61%             03/01/10           32,528,000
                     San Antonio, TX

       1/30/04     Larkspur Landing                   4.45%             02/01/09           33,630,000
                     Larkspur, CA

       1/28/04     Shaw's - New Britain (A)          4.684%             11/01/33            6,450,000
                     New Britain, CT

       1/21/04     Hickory Ridge                     4.531%             02/01/09           23,650,000
                     Hickory, NC

       1/07/04     Cor West Plaza                     4.56%             02/01/09           18,150,000
                     New Britain, CT

       1/05/04     Stony Creek Marketplace            4.77%             01/01/11           14,162,000
                     Noblesville, IN

(A) In connection with the financing of Shaw's - New Britain on January 28, 2004, the Park Place mortgage debt was modified to be cross-collateralized with the Shaw's - New Britain mortgage debt. All other terms of the Park Place debt generally remained the same.

(13) Supplemental Financial Information (unaudited)

The following represents the results of operations, for the each quarterly period, during 2003.

                                                                                   2003
                                                        Dec. 31          Sept. 30          June 30      March 31
                                                     ------------------------------------------------------------
Total income                                         $    782,281               -               -               -
Net loss                                                 (123,235)        (32,794)         (9,750)         (7,500)

Net loss, per common share, basic and diluted:               (.01)          (1.64)           (.49)           (.38)

Weighted  average number of common shares
 outstanding, basic and diluted                         8,319,975          20,000          20,000          20,000

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                                  SCHEDULE III
                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                                DECEMBER 31, 2003

                                                 Initial Costs (A)           Gross amount at which carried at end of period
                                                 -----------------           ----------------------------------------------
                                                             Buildings       Adjustments                      Buildings
                                                                And              to                             And
                          Encumbrance          Land         Improvements        Basis           Land        Improvements
                          -----------          ----         ------------        -----           ----        ------------
Darien Commons              16,500,000         7,000,000       22,468,408              -        7,000,000      22,468,408

Eckerd Drug Store
- Edmund                             -           975,000        2,400,249              -          975,000       2,400,249

Eckerd Drug Store
- Norman                             -           932,000        4,369,730              -          932,000       4,369,730

Newnan Crossing                      -         4,542,244       12,188,579              -        4,542,244      12,188,579

Park Place                  13,127,000         9,096,000       13,174,867              -        9,096,000      13,174,867

Pavilion at King's
Grant                                -         4,300,000        2,741,212              -        4,300,000       2,741,212

Shaw's
Supermarket                          -         2,700,000       11,532,191              -        2,700,000      11,532,191

Stony Creek
Market Place                         -         6,735,000       17,564,434              -        6,735,000      17,564,434
                         ------------------------------------------------------------------------------------------------

Total:                   $  29,627,000     $  36,280,244    $  86,439,670              -    $  36,280,244   $  86,439,670
                         ================================================================================================

                                            Accumulated
                                            Depreciation           Date            Date
                           TOTAL (C)            (D)            Constructed       Acquired
                           ----- ---            ---            -----------       --------
Darien Commons               29,468,408            56,280              1994         12/03

Eckerd Drug Store
- Edmund                      3,375,249                 -              2003         12/03

Eckerd Drug Store
- Norman                      5,301,730                 -              2003         12/03

Newnan Crossing              16,730,823            84,217              1999         12/03

Park Place                   22,270,867                 -              2001         10/03

Pavilion at King's
Grant                         7,041,212                 -         2002/2003         12/03

Shaw's
Supermarket                  14,232,191                 -              1995         12/03

Stony Creek
Market Place                 24,299,434                 -              2003         12/03
                         --------------------------------

Total:                   $  122,719,914     $     140,497
                         ================================

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                            Schedule III (continued)
                    Real Estate and Accumulated Depreciation

                                December 31, 2003

Notes:

   (A) The initial cost to the Company represents the original purchase price of the property, including amounts incurred subsequent to acquisition which were contemplated at the time the property was acquired.

   (B) The aggregate cost of real estate owned at December 31, 2003 for Federal income tax purposes was approximately $127,195,000 (unaudited).

   (C)  Reconciliation of real estate owned:

          Balance at March 5, 2003 (inception)              $                -
          Purchases of property                                    127,195,469
          Acquired in-place lease intangibles                       (8,805,681)
          Acquired above market lease intangibles                   (1,595,673)
          Acquired below below market lease
            intangibles                                              5,925,799
                                                            ------------------

          Balance at December 31, 2003                      $      122,719,914
                                                            ==================

   (D)  Reconciliation of accumulated depreciation:

          Balance at March 5, 2003 (inception)              $                -
          Depreciation expense                                         140,497
                                                            ------------------

          Balance at December 31, 2003                      $          140,497
                                                            ==================

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                           Consolidated Balance Sheets

                       June 30, 2004 and December 31, 2003

                                     ASSETS

                                                                                June 30, 2004
                                                                                 (unaudited)        December 31, 2003
                                                                                 -----------        -----------------
Investment properties:
  Land                                                                        $      271,843,244    $       36,280,244
  Building and other improvements                                                    901,659,236            86,439,670
                                                                              ------------------    ------------------

                                                                                   1,173,502,480           122,719,914
  Less accumulated depreciation                                                       (7,634,235)             (140,497)
                                                                              ------------------    ------------------

Net investment properties                                                          1,165,868,245           122,579,417

Cash and cash equivalents (including cash
  held by management company of $3,748,091
  and $238,878 as of June 30, 2004 and
  December 31, 2003, respectively)                                                   126,897,006            64,381,134
Restricted cash (Note 2)                                                              40,445,609                     -
Investment in marketable securities                                                    1,047,708                     -
Investment in treasury contracts                                                         788,873
Restricted escrows                                                                       643,085                     -
Accounts and rents receivable (net of allowance of $33,047
  and $0 as of June 30, 2004 and December 31, 2003,
  respectively)                                                                        6,292,894             1,147,551
Due from affiliates                                                                    1,553,689               918,750
Note receivable                                                                       15,600,975             7,552,155
Acquired in-place lease intangibles (net of accumulated
  amortization of $2,345,767 and $51,773 as of June 30, 2004
  and December 31, 2003, respectively)                                                94,495,448             8,753,908
Acquired above market lease intangibles (net of accumulated
  amortization of $818,404 and $5,227 as of June 30, 2004
  and December 31, 2003, respectively)                                                24,296,377             1,590,446
Loan fees (net of accumulated amortization of $665,087 and
  $24,835 as of June 30, 2004 and December 31, 2003,
  respectively)                                                                        3,474,737             1,434,160
Other assets                                                                          51,021,601             3,744,642
                                                                              ------------------    ------------------

Total assets                                                                  $    1,532,426,247    $      212,102,163
                                                                              ==================    ==================

          See accompanying notes to consolidated financial statements.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                           Consolidated Balance Sheets
                                   (continued)

                       June 30, 2004 and December 31, 2003

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                 June 30, 2004
                                                                                  (unaudited)       December 31, 2003
                                                                              ------------------    ------------------
Liabilities:
Accounts payable                                                              $        2,079,367    $          150,332
Accrued offering costs due to affiliates                                                 468,907             1,369,366
Accrued interest payable                                                               1,088,198                     -
Tenant improvements payable                                                            2,042,004                 4,845
Accrued real estate taxes                                                              5,833,125             1,392,069
Distributions payable                                                                  4,317,876               927,539
Security deposits                                                                      1,271,174               108,189
Mortgages                                                                            588,631,295            29,627,000
Line of credit                                                                       110,000,000             5,000,000
Prepaid rental income and other liabilities                                            2,435,385               178,676
Advances from sponsor                                                                  1,253,477             1,202,519
Acquired below market lease intangibles (net of accumulated
  amortization of $917,999 and $15,386 as of June 30, 2004 and
  December 31, 2003, respectively)                                                    49,259,626             5,910,413
Restricted cash liability (Note 2)                                                    19,996,787                     -
Due to affiliates                                                                        318,000             2,502,436
                                                                              ------------------    ------------------

Total liabilities                                                                    788,995,221            48,373,384
                                                                              ------------------    ------------------

Stockholders' equity:
Preferred stock, $.001 par value, 10,000,000 shares authorized, none
  outstanding                                                                                  -                     -
Common stock, $.001 par value, 250,000,000 shares authorized, 85,098,440 and 18,737,141 shares issued and outstanding as of June 30, 2004 and
  December 31, 2003, respectively                                                         85,098                18,737
Additional paid-in capital (net of offering costs of $93,674,110 and
  $22,144,814 as of June 30, 2004 and December 31, 2003, respectively, of which $70,096,693 and $16,859,779 was paid or accrued to
  affiliates as of June 30, 2004 and December 31, 2003, respectively)                759,254,752           165,168,650
Accumulated distributions in excess of net income/(loss)                             (15,956,532)           (1,458,608)
Accumulated other comprehensive income                                                    47,708                     -
                                                                              ------------------    ------------------

Total stockholders' equity                                                           743,431,026           163,728,779
                                                                              ------------------    ------------------
Commitments and contingencies (Note 11)
Total liabilities and stockholders' equity                                    $    1,532,426,247    $      212,102,163
                                                                              ==================    ==================

          See accompanying notes to consolidated financial statements.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                      Consolidated Statements of Operations

  For the three and six months ended June 30, 2004, three months ended June 30,
    2003 and the period from March 5, 2003 (inception) through June 30, 2003
                                   (unaudited)

                                                                                                   Period from
                                                                                                  March 5, 2003
                                            Three months       Three months       Six months       (inception)
                                               ended              ended              ended           through
                                            June 30, 2004     June 30, 2003      June 30, 2004    June 30, 2003
                                           ---------------   ---------------    ---------------  ----------------
Income:
  Rental income, including above and
    below market lease costs               $    15,332,713                 -    $    22,885,718                 -
  Real estate tax recovery income                1,710,281                 -          2,617,011                 -
  Common area costs recovery income              2,341,231                 -          3,182,289                 -
  Additional rental income                         290,189                 -            295,509                 -
  Other income                                      14,709                 -             15,939                 -
  Interest income                                  246,855                 -            456,462                 -
                                           ----------------------------------------------------------------------
Total income                                    19,935,978                 -         29,452,928                 -
                                           ----------------------------------------------------------------------
Expenses:
  Professional services                             99,714                 -            156,130                 -
  General and administrative expenses
    to affiliates                                  348,133               450            784,142             2,250
  General and administrative expenses
    to non-affiliates                               73,053                 -            373,995             7,500
  Property operating expenses to
    affiliates                                     740,857                 -          1,154,272                 -
  Property operating expenses to
    non-affiliates                               1,876,074                 -          2,496,063                 -
  Real estate taxes                              2,026,543                 -          3,014,011                 -
  Interest                                       5,798,856                 -          8,357,449                 -
  Depreciation                                   4,894,432                 -          7,493,738                 -
  Amortization                                   1,841,033                 -          2,934,613                 -
  Acquisition cost expenses to
    affiliates                                      16,720                 -             70,089                 -
  Acquisition cost expenses to
    non-affiliates                                 109,190                 -            471,285                 -
                                           ----------------------------------------------------------------------
Total expenses                                  17,824,605               450         27,305,787             9,750
                                           ----------------------------------------------------------------------
Net income (loss)                          $     2,111,373   $          (450)   $     2,147,141   $        (9,750)
                                           ======================================================================
Other comprehensive income:
  Unrealized gain on investment
    securities                                      47,708                 -             47,708                 -
                                           ----------------------------------------------------------------------
Comprehensive income (loss)                $     2,159,081   $          (450)   $     2,194,849   $        (9,750)
                                           ======================================================================

Net income(loss) per common share, basic
  and diluted                              $           .04   $          (.02)   $           .04   $          (.49)
                                           ======================================================================
Weighted average number of common shares
  outstanding, basic and diluted                59,688,094            20,000         48,805,229            20,000
                                           ======================================================================

           See accompanying notes to consolidated financial statements

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                 Consolidated Statement of Stockholders' Equity

                  For the six month period ended June 30, 2004
                                   (unaudited)

                                                                                        ACCUMULATED
                                                                                       DISTRIBUTIONS   ACCUMULATED
                                                                        ADDITIONAL     IN EXCESS OF      OTHER
                                             NUMBER OF     COMMON         PAID-IN       NET INCOME    COMPREHENSIVE
                                              SHARES        STOCK         CAPITAL         (LOSS)         INCOME           TOTAL
                                           ------------   ----------   -------------   -------------  -------------   -------------
Balance at December 31, 2003                 18,737,141   $   18,737   $ 165,168,650   $  (1,458,608) $           -   $ 163,728,779

Net income                                            -            -               -       2,147,141              -       2,147,141
Unrealized gain on investment securities              -            -               -               -         47,708          47,708
Distributions declared                                -            -               -     (16,645,065)             -     (16,645,065)
Proceeds from offering                       65,632,103       65,632     655,981,999               -              -     656,047,631
Offering costs                                        -            -     (71,529,296)              -              -     (71,529,296)
Proceeds from dividend reinvestment
  program                                       729,196          729       6,926,631               -              -       6,927,360
Forgiveness of affiliate debt                                              2,369,139                                      2,369,139
Issuance of stock options and discounts
  on shares issued to affiliates                      -            -         337,629               -              -         337,629
                                           ------------   ----------   -------------   -------------  -------------   -------------

Balance at June 30, 2004                     85,098,440   $   85,098   $ 759,254,752     (15,956,532) $      47,708   $ 743,431,026
                                           ============   ==========   =============   =============  =============   =============

          See accompanying notes to consolidated financial statements.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

    For the six months ended June 30, 2004, and the period from March 5, 2003
                       (inception) through June 30, 2003.
                                  (unaudited)

                                                                                                Period from
                                                                                               March 5, 2003
                                                                               Six months       (inception)
                                                                                 ended            through
                                                                             June 30, 2004      June 30, 2003
                                                                            ---------------    ---------------
Cash flows from operations:
Net income (loss)                                                           $     2,147,141    $        (9,750)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
  Depreciation                                                                    7,493,738                  -
  Amortization                                                                    2,934,613                  -
  Amortization of acquired above market leases                                      813,177                  -
  Amortization of acquired below market leases                                     (902,613)                 -
  Rental income under master leases                                                 363,940                  -
  Straight line rental income                                                      (752,757)                 -
  Issuance of stock options and discount on shares issued to affiliates             337,629              2,250
  Realized loss on sale of treasury contracts                                     1,346,502
Changes in assets and liabilities:
  Accounts and rents receivable net of change in allowance of $33,047 and
    $0 for June 30, 2004 and June 30, 2003, respectively.                        (4,392,586)                 -
  Other assets                                                                   (1,614,964)                 -
  Accounts payable                                                                1,372,477                  -
  Accrued interest payable                                                        1,088,198                  -
  Accrued real estate taxes                                                       2,042,475                  -
  Security deposits                                                               1,162,985                  -
  Prepaid rental and recovery income and other liabilities                        2,256,709              7,500
                                                                            ---------------    ---------------
Net cash flows provided by operating activities                                  15,696,664                  -
                                                                            ---------------    ---------------
Cash flows used in investing activities:
  Purchase of investment securities and treasury contracts                       (3,135,375)                 -
  Restricted escrows                                                               (643,085)                 -
  Purchase of investment properties                                          (1,023,122,692)                 -
  Payment of leasing fees                                                           (22,200)
  Tenant improvements payable                                                     1,515,802                  -
  Acquired above market leases                                                  (23,519,108)                 -
  Acquired in-place lease intangibles                                           (88,035,534)                 -
  Acquired below market leases                                                   44,251,826                  -
  Other assets                                                                  (38,167,012)                 -
  Funding of note receivable                                                    (15,600,975)                 -
  Due to affiliate                                                               (2,184,436)                 -
                                                                            ---------------    ---------------
Net cash flows used in investing activities                                  (1,148,662,789)                 -
                                                                            ---------------    ---------------

                 See accompanying notes to financial statements

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (continued)

    For the six months ended June 30, 2004, and the period from March 5, 2003
                 (inception) through June 30, 2003. (unaudited)

                                                                                                    Period from
                                                                                                   March 5, 2003
                                                                                                    (inception)
                                                                             Six months ended         through
                                                                              June 30, 2004         June 30, 2003
                                                                            ------------------    ------------------
Cash flows from financing activities:
  Proceeds from offering                                                           658,416,770               200,000
  Proceeds from the dividend reinvestment program                                    6,927,360                     -
  Payment of offering costs                                                        (71,873,197)                    -
  Proceeds from mortgage debt                                                      541,452,574                     -
  Proceeds from unsecured line of credit                                           105,000,000                     -
  Restricted cash collateral                                                       (20,448,822)                    -
  Loan fees and deposits                                                           (10,153,979)                    -
  Distributions paid                                                               (13,254,728)                    -
  Due from affiliates                                                                1,785,158                     -
  Forgiveness of affiliate debt                                                     (2,369,139)                    -
                                                                            ------------------    ------------------
Net cash flows provided by financing activities                                  1,195,481,997               200,000
                                                                            ------------------    ------------------

Net increase in cash and cash equivalents                                           62,515,872               200,000
Cash and cash equivalents, at beginning of period                                   64,381,134                     -
                                                                            ------------------    ------------------

Cash and cash equivalents, at end of period                                 $      126,897,006    $          200,000
                                                                            ==================    ==================

Supplemental disclosure of cash flow information:
Cash paid for interest                                                      $        5,922,749    $                -
                                                                            ==================    ==================

Restricted cash                                                             $      (19,996,787)   $                -
Restricted cash liability                                                           19,996,787                     -
                                                                            ==================    ==================

Supplemental schedule of non-cash investing and financing activities:
Purchase of investment properties                                           $   (1,051,146,506)   $                -
Assumption of mortgage debt                                                         17,551,721                     -
Write-off of acquisition reserve                                                       521,357                     -
Purchase price adjustments                                                           2,398,581                     -
Conversion of mortgage receivable to investment property                             7,552,155                     -
                                                                            ------------------    ------------------

                                                                            $   (1,023,122,692)   $                -
                                                                            ==================    ==================

Distributions payable                                                       $        4,317,876    $                -
                                                                            ==================    ==================

Accrued offering costs payable                                              $        1,025,465    $          691,911
                                                                            ==================    ==================

                 See accompanying notes to financial statements

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Organization

Inland Western Retail Real Estate Trust, Inc. (the "Company") was formed on March 5, 2003 to acquire and manage a diversified portfolio of real estate, primarily multi-tenant shopping centers. The Advisory Agreement provides for Inland Western Retail Real Estate Advisory Services, Inc. (the "Advisor"), an Affiliate of the Company, to be the Advisor to the Company. On September 15, 2003, the Company commenced an initial public offering of up to 250,000,000 shares of common stock at $10 each and the issuance of 20,000,000 shares at $9.50 each which may be distributed pursuant to the Company's distribution reinvestment program.

The Company is qualified and has elected to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 2003. Since the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes at least 90% of its REIT taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The Company provides the following programs to facilitate investment in the Company's shares and to provide limited liquidity for stockholders.

The Company allows stockholders who purchase shares in the offering to purchase additional shares from the Company by automatically reinvesting distributions through the distribution reinvestment program ("DRP"), subject to certain share ownership restrictions. Such purchases under the DRP are not subject to selling commissions or the marketing contribution and due diligence expense allowance, and are made at a price of $9.50 per share.

The Company will repurchase shares under the share repurchase program ("SRP"), if requested, at least once quarterly on a first-come, first-served basis, subject to certain restrictions. Subject to funds being available, the Company will limit the number of shares repurchased during any calendar year to 5% of the weighted average number of shares outstanding during the prior calendar year. Funding for the SRP will come exclusively from proceeds that the Company receives from the sale of shares under the DRP and such other operating funds, if any, as the Company's board of directors, at its sole discretion, may reserve for this purpose. The board, at its sole discretion, may choose to terminate the share repurchase program after the end of the offering period, or reduce the number of shares purchased under the program, if it determines that the funds allocated to the SRP are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution. A determination by the board to eliminate or reduce the share repurchase program will require the unanimous affirmative vote of the independent directors. As of June 30, 2004, no shares have been repurchased by the Company.

The accompanying consolidated financial statements include the accounts of the Company, as well as all wholly owned subsidiaries. Wholly owned subsidiaries generally consist of limited liability companies ("LLC's"). The effects of all significant intercompany transactions have been eliminated.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

(2) Summary of Significant Accounting Policies

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. Readers of this Quarterly Report should refer to the audited financial statements of Inland Western Retail Real Estate Trust, Inc. for the fiscal year ended December 31, 2003, which are included in the Company's 2003 Annual Report, as certain footnote disclosures contained in such audited financial statements have been omitted from this Report.

Certain reclassifications have been made to the 2003 financial statements to conform to the 2004 presentations.

The Company classifies its investment in securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the security until maturity. All securities not included in trading or held-to-maturity are classified as available for sale. Investment in securities at June 30, 2004 consists of common stock investments and is classified as available-for-sale securities and is recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earning and reported as a separate component of other comprehensive income until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. A decline in the market value of any available-for-sale security below cost that is deemed to be other than temporary, results in a reduction in the carrying amount to fair value. The impairment is charged to earnings and a new costs basis for the security is established. To determine whether an impairment is other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and duration of the impairment, changes in value subsequent to year end and forecasted performance of the investee. Of the investment securities held on June 30, 2004, the Company has accumulated other comprehensive income of $47,708. The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents and are carried at cost, which approximates market.

The Company enters into interest rate futures contracts or treasury contracts as a means of reducing our exposure to rising interest rates. At inception, contracts are evaluated in order to determine if they will qualify for hedge accounting treatment and will be accounted for either on a deferral, accrual or market value basis depending on the nature of our hedge strategy and the method used to account for the hedged item. Hedge criteria include demonstrating the manner in which the hedge will reduce risk, identifying the specific asset, liability or firm commitment being hedged, and citing the time horizon being hedged.

During the second quarter of 2004, the Company entered into treasury contracts with a futures commission merchant with a total notional amount of $95.0 million with yields ranging from 3.85% for 5 year treasury contracts to 4.63% for 10 year treasury contracts and maturities at various dates in 2004. The amount required to be on deposit at June 30, 2004 for these treasury contracts had a cost basis and liquidation value of $2,137,000 and $789,000, respectively. As these treasury contracts are not offsetting future commitments and therefore do not qualify as hedges, the net loss of approximately $1,348,000 at June 30, 2004 is recognized currently in earnings and is included in interest expense in the Consolidated Statement of Operations.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

The Company allocates the purchase price of each acquired investment property between land, building and improvements, acquired above market and below market leases, in-place lease value, and any assumed financing that is determined to be above or below market terms. In addition, we allocate a portion of the purchase price to the value of the customer relationships and as of June 30, 2004, no cost has been allocated to such relationships. The allocation of the purchase price is an area that requires judgment and significant estimates. The Company uses the information contained in the independent appraisal obtained at acquisition as the primary basis for the allocation to land and building and improvements. The aggregate value of intangibles is measured based on the difference between the stated price and the property value calculated as if vacant. The Company determines whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties. The Company also allocates a portion of the purchase price to the estimated acquired in-place lease costs based on estimated lease execution costs for similar leases as well as lost rent payments during assumed lease-up period when calculating as if vacant fair values. The Company considers various factors including geographic location and size of leased space. The Company also evaluates each acquired lease based upon current market rates at the acquisition date and considers various factors including geographical location, size and location of leased space within the investment property, tenant profile, and the credit risk of the tenant in determining whether the acquired lease is above or below market lease costs. After an acquired lease is determined to be above or below market lease costs, the Company allocates a portion of the purchase price to such above or below acquired lease costs based upon the present value of the difference between the contractual lease rate and the estimated market rate. The determination of the discount rate used in the present value calculation is based upon the "risk free rate." This discount rate is a significant factor in determining the market valuation which requires the Company's judgment of subjective factors such as market knowledge, economics, demographics, location, visibility, age and physical condition of the property.

The application of SFAS 141 and SFAS 142 resulted in the recognition upon acquisition of additional intangible assets and liabilities relating to real estate acquisitions during the quarter ended June 30, 2004. The portion of the purchase price allocated to acquired above market lease costs and acquired below market lease costs are amortized on a straight line basis over the life of the related lease as an adjustment to rental income. Amortization pertaining to the above market lease costs of $475,574 was applied as a reduction to rental income for the three months ended June 30, 2004 and $813,177 for the six months ended June 30, 2004. Amortization pertaining to the below market lease costs of $545,784 was applied as an increase to rental income for the three months ended June 30, 2004 and $902,613 for the six months ended June 30, 2004.

The portion of the purchase price allocated to acquired in-place lease intangibles is amortized on a straight line basis over the life of the related lease. The Company incurred amortization expense pertaining to acquired in-place lease intangibles of $1,495,955 for the three month period ended June 30, 2004 and $2,293,994 for the six month period ended June 30, 2004.

The table below presents the amortization during the next five years related to the acquired above market lease costs and the below market lease costs for properties owned at June 30, 2004.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                          July 1, 2004
                            through
                          December 31,
Amortization of:             2004            2005            2006          2007           2008        Thereafter
                          ------------    -----------    -----------    -----------    -----------    -----------
Acquired above
  market lease costs      $ (1,469,181)    (2,938,359)    (2,885,842)    (2,119,421)    (1,980,185)   (12,903,389)

Acquired below
  market lease costs         2,823,964      5,471,188      5,065,985      4,646,973      4,096,500     27,155,016
                          ---------------------------------------------------------------------------------------

Net rental income
  increase                $  1,354,783      2,532,829      2,180,143      2,527,552      2,116,315     14,251,627
                          =======================================================================================

Acquired in-place lease
  intangibles             $ (4,842,059)    (9,684,122)    (9,684,122)    (9,684,122)    (9,684,122)   (50,916,901)

In conjunction with certain acquisitions, the Company receives payments under master lease agreements pertaining to certain, non-revenue producing spaces either at the time of, or subsequent to, the purchase of some of the Company's properties. Upon receipt of the payments, the receipts are recorded as a reduction in the purchase price of the related properties rather than as rental income. These master leases were established at the time of purchase in order to mitigate the potential negative effects of loss of rent and expense reimbursements. Master lease payments are received through a draw of funds escrowed at the time of purchase and may cover a period from one to three years. These funds may be released to either the Company or the seller when certain leasing conditions are met. Restricted cash includes funds received by third party escrow agents, from sellers, pertaining to master lease agreements and the line of credit cash collateral account (see Note 8). The Company records the third party escrow funds as both an asset and a corresponding liability, until certain leasing conditions are met.

The Company accrues lease termination income if there is a signed termination agreement, all of the conditions of the agreement have been met, and the tenant is no longer occupying the property.

Restricted escrows primarily consist of lenders' restricted escrows and earnout escrows. Earnout escrows are established upon the acquisition of certain investment properties for which the funds may be released to the seller when certain leasing conditions have been met.

Notes receivable relate to real estate financing arrangements and bear interest at a market rate based on the borrower's credit quality and are recorded at face value. Interest is recognized over the life of the note. The Company requires collateral for the notes.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

A note is considered impaired pursuant to Financial Accounting Standards Board's Statement of Financial Accounting Standards or SFAS No. 114, Accounting by Creditors for Impairment of a Loan. Pursuant to SFAS No. 114, a note is impaired if it is probable that the Company will not collect all principal and interest contractually due. The impairment is measured based on the present value of expected future cash flows discounted at the note's effective interest rate. The Company does not accrue interest when a note is considered impaired. When ultimate collectibility of the principal balance of the impaired not is in doubt, all cash receipts on impaired notes are applied to reduce the principal amount of such notes until the principal has been recovered and are recognized as interest income, thereafter.

The carrying amount of the Company's debt approximates fair value. The carrying amount of the Company's other financial instruments approximate fair value because of the relatively short maturity of these instruments.

(3) Transactions with Affiliates

The Advisor contributed $200,000 to the capital of the Company for which it received 20,000 shares of common stock.

As of June 30, 2004 and December 31, 2003, the Company had incurred $93,674,110 and $22,144,814 of offering costs, of which $70,096,693 and $16,859,779, respectively, were paid or accrued to affiliates. Pursuant to the terms of the offering, the Advisor has guaranteed payment of all public offering expenses (excluding sales commissions and the marketing contribution and the due diligence expense allowance) in excess of 5.5% of the gross proceeds of the offering or all organization and offering expenses (including selling commissions) which together exceed 15% of gross proceeds. As of June 30, 2004 and December 31, 2003, offering costs did not exceed the 5.5% and 15% limitations. The Company anticipates that these costs will not exceed these limitations upon completion of the offering.

The Company pays an advisor asset management fee of not more than 1% of the average assets. Average asset value is defined as the average of the total book value of the Company's real estate assets plus the Company's loans receivable secured by real estate, before reserves for depreciation, reserves for bad debt or other similar non-cash reserves. The Company computes the average assets by taking the average of these values at the end of each month for which the fee is being calculated. The fee is payable quarterly in an amount equal to 1/4 of 1% of average assets as of the last day of the immediately preceding quarter. For any year in which the Company qualifies as a REIT, the advisor must reimburse the Company for the following amounts if any: (1) the amounts by which total operating expenses, the sum of the advisor asset management fee plus other operating expenses, paid during the previous fiscal year exceed the greater of:
(i) 2% of average assets for that fiscal year, or (ii) 25% of net income for that fiscal year; plus (2) an amount, which will not exceed the advisor asset management fee for that year, equal to any difference between the total amount of distributions to stockholders for that year and the 6% minimum annual return on the net investment of stockholders. The Company neither paid nor accrued such fees because the Advisor agreed to forego such fees for the six months ended June 30, 2004.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

The Advisor and its affiliates are entitled to reimbursement for salaries and expenses of employees of the Advisor and its affiliates relating to the offering. In addition, an affiliate of the Advisor is entitled to receive selling commissions, and the marketing contribution and due diligence expense allowance from the Company in connection with the offering. Such costs are offset against the Stockholders' equity accounts. Such costs totaled $70,096,693 as of June 30, 2004, of which $468,907 was unpaid at June 30, 2004.

The Advisor and its affiliates are entitled to reimbursement for general and administrative costs of the Advisor and its affiliates relating to the Company's administration. Such costs are included in general and administrative expenses to affiliates, professional services to affiliates, and acquisition cost expenses to affiliates, in addition to costs that were capitalized pertaining to property acquisitions. For the three month period ended June 30, 2004 and the six month period ended June 30, 2004, the Company incurred $371,336 and $637,359 of these costs, respectively, of which $218,000 remained unpaid as of June 30, 2004.

An affiliate of the Advisor provides loan servicing to the Company for an annual fee. The agreement allows for annual fees totaling .03% of the first $1 billion in mortgage balance outstanding and .01% of the remaining mortgage balances, payable monthly. Such fees totaled $17,065 for the three months ended June 30, 2004 and $21,276 for the six months ended June 30, 2004, respectively.

The Company used the services of an affiliate of the Advisor to facilitate the mortgage financing that the Company obtained on some of the properties purchased. The Company pays the affiliate .02% of the principal amount of each loan obtained on the Company's behalf. Such costs are capitalized as loan fees and amortized over the respective loan term. For the three months ended June 30, 2004 and for the six months ended June 30, 2004, the Company paid loan fees totaling $754,229 and $1,122,042 to this affiliate, respectively.

The property managers, entities owned principally by individuals who are affiliates of the Advisor, are entitled to receive property management fees totaling 4.5% of gross operating income, for management and leasing services. The Company incurred property management fees of $740,857 and $1,154,272 for the three and six months ended June 30, 2004, respectively. None remained unpaid as of June 30, 2004.

The Company established a discount stock purchase policy for affiliates of the Company and the Advisor that enables the affiliates to purchase shares of common stock at a discount at either $8.95 or $9.50 per share depending on when the shares are purchased. The Company sold 70,933 and 510,839 shares to affiliates and recognized an expense related to these discounts of $36,129 and $336,129 for the three and six months ended June 30, 2004, respectively.

As of June 30, 2004 and December 31, 2003 the Company was due funds from affiliates in the amount of $1,553,689 and $918,750, respectively which is comprised of $1,551,739 and $845,000, respectively, which is due from the sponsor for reimbursement of a portion of distributions paid in 2004. The remaining $1,950 and $73,750 as of June 30, 2004 and December 31, 2003, respectively is due from an affiliate for costs paid on their behalf by the Company. The sponsor has agreed to advance funds to the Company for a portion of distributions paid to the Company's shareholders until funds from operations are adequate to cover the distributions. The Sponsor forgave $2,369,139 of these amounts during the second quarter of 2004 and these funds are no longer due and are recorded as a contribution to capital in the accompanying consolidated financial statements. As of June 30, 2004 the Company owed funds to the sponsor in the amount of $1,253,477 for repayment of these advances.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

As of June 30, 2004 and December 31, 2003 the Company owed funds to an affiliate in the amount of $100,000 and $2,154,158, respectively, for the reimbursement of costs paid by the affiliate on behalf of the Company. Both amounts were repaid during 2004.

(4) Stock Option Plan

The Company has adopted an Independent Director Stock Option Plan which, subject to certain conditions, provides for the grant to each independent director of an option to acquire 3,000 shares following their becoming a director and for the grant of additional options to acquire 500 shares on the date of each annual stockholders' meeting. The options for the initial 3,000 shares are exercisable as follows: 1,000 shares on the date of grant and 1,000 shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $8.95 per share. The subsequent options will be exercisable at the fair market value of a share on the last business day preceding the annual meeting of stockholders. As of June 30, 2004 and December 31, 2003 we have issued 3,500 and 3,000 options, respectively, to acquire shares to each of our independent directors, for a total of 17,500 and 15,000 options, of which none have been exercised or expired.

(5) Leases

Master Lease Agreements

In conjunction with certain acquisitions, the Company received payments under master lease agreements pertaining to some non-revenue producing spaces at the time of purchase, for periods ranging from three months to three years after the date of purchase or until the spaces are leased. As these payments are received, they are recorded as a reduction in the purchase price of the respective property rather than as rental income. The cumulative amount of such payments was $363,940 as of June 30, 2004.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

Operating leases

Minimum lease payments to be received in the future under operating leases, excluding rental income under master lease agreements and assuming no expiring leases are renewed, are as follows:

                                                          Minimum Lease
                                                            Payments
                                                       -------------------
               2004                                    $        62,521,155
               2005                                             75,836,691
               2006                                             72,899,152
               2007                                             67,164,946
               2008                                             61,756,105
               Thereafter                                      365,242,447
                                                       -------------------
               Total                                   $       705,420,496
                                                       ===================

The remaining lease terms range from one year to 55 years. Pursuant to the lease agreements, tenants of the property are required to reimburse the Company for some or all of their pro rata share of the real estate taxes, operating expenses and management fees of the properties. Such amounts are included in additional rental income.

(6) Note Receivable

The note receivable balance of $15,600,975 as of June 30, 2004 consisted of an installment note from Newman Development Group of Gilroy, L.L.C. that matures on July 15, 2005. This note is secured by a first mortgage on Pacheco Pass Shopping Center. Interest only is due in advance on the first of each month at a rate of 6.993% per annum. Upon closing, an interest reserve escrow totaling three months of interest payments was established.

The note receivable balance of $7,552,155 as of December 31 2003 consists of an installment note from Fourth Quarter Properties XIV, LLC (Fourth) that matured on January 15, 2004. This installment note was secured by a 49% interest in Fourth, which owned the remaining portion of the Newnan Crossing shopping center and was also guaranteed personally by the owner of Fourth. Interest only at a rate of 7.6192% per annum was due on the note. The installment note was advanced to Fourth in contemplation of the Company purchasing the remaining portions of Newnan Crossing. The Company did not call the note on January 15, 2004 and subsequently purchased the property on February 13, 2004 at which time the note was paid in full by Fourth as a credit to the purchase price of the property.

(7) Mortgages Payable

Mortgage loans outstanding as of June 30, 2004 were $588,631,295, of which $537,371,295 had fixed rates ranging from 3.96% to 6.20%. The remaining $51,260,000 represented a variable rate loan with a weighted average interest rate of 2.84% at June 30, 2004. Retail properties with a net carrying value of $956,666,641 at June 30, 2004 and related tenant leases are pledged as collateral.

As of June 30, 2004, scheduled maturities for the Company's outstanding mortgage indebtedness have various due dates through December 2012. At June 30, 2004, the weighted average interest rate on the Company's mortgage debt was 4.3%. With the exception of the mortgage loan on Plaza Santa Fe II, all of the Company's

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

mortgage loans as of June 30, 2004 require monthly payments of interest only and may be prepaid with a penalty after specific lockout periods. The mortgage loan on Plaza Santa Fe II requires monthly payments of principal and interest, as well as payments into tax, insurance, and replacement reserve escrows. The loan has no prepayment privileges.

The Company guarantees repayment of $1,083,333 of principal on the Pavilion at King's Grant mortgage debt.

The debt is cross-collateralized among the properties in connection with the financing of Heritage Towne Crossing and Eckerd Drug Stores in Norman and Edmond, OK.

(8) Line of Credit

On February 6, 2004, the Company increased its unsecured line of credit arrangement with KeyBank N.A. to $225,000,000 from $150,000,000. The funds from this line of credit may be used to provide liquidity from the time a property is purchased until permanent debt is placed on that property. The line requires interest only payments monthly at the rate equal to the London InterBank Offered Rate or LIBOR plus 175 basis points which ranged from 2.875% to 3.125% during the quarter ended June 30, 2004. The Company is also required to pay, on a quarterly basis, an amount ranging from .15% to .30%, per annum, on the average daily undrawn funds under this line. The line of credit requires compliance with certain covenants, such as debt service ratios, minimum net worth requirements, distribution limitations and investment restrictions. As of June 30, 2004, the Company was in compliance with such covenants. In addition to, and in conjunction with these financial covenants, the Company maintains a cash collateral account. Amounts deposited in the cash collateral account provide that loan to value covenants required under the line are not exceeded. Funds may be deposited into and withdrawn from the cash collateral account as the Company's properties are purchased without debt. Amounts deposited in the cash collateral account are included in Restricted Cash on the Consolidated Balance Sheet. There was $20,448,822 deposited in the cash collateral account which was required by the lender as of June 30, 2004. The outstanding balance on the line of credit was $110,000,000 as of June 30, 2004 at a weighted average interest rate of 3.01% per annum.

(9) Segment Reporting

The Company owns and seeks to acquire multi-tenant shopping centers primarily in the western United States. The Company's shopping centers are typically anchored by discount retailers, home improvement retailers, grocery and drugstores complemented with additional stores providing a wide range of other goods and services to shoppers.

The Company assesses and measures operating results on an individual property basis for each of its properties based on net property operations. Since all of the Company's properties exhibit highly similar economic characteristics, cater to the day-to-day living needs of their respective surrounding communities, and offer similar degrees of risk and opportunities for growth, the properties have been aggregated and reported as one operating segment.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

Net property operations are summarized in the following table for the three and six months ended June 30, 2004, along with a reconciliation to net income.

                                                                  Six months         Three months
                                                                     ended               ended
                                                                 June 30, 2004       June 30, 2004
                                                               ----------------   ------------------
Property rental income and additional rental income            $     28,980,527   $       19,674,414
Total property operating expenses                                    (6,664,346)          (4,643,474)
Interest expense                                                     (8,357,449)          (5,798,856)
                                                               ----------------   ------------------

Net property operations                                              13,958,732            9,232,084
                                                               ----------------   ------------------

Interest income                                                         456,462               14,709
Less non-property expenses:
  Professional services                                                (156,130)             (99,714)
  General and administrative expenses                                (1,158,137)            (421,186)
  Acquisition cost expenses to affiliates                              (541,374)            (125,910)
  Depreciation and amortization                                     (10,428,351)          (6,735,465)
  Other income (expense)                                                 15,939              246,855
                                                               ----------------   ------------------

Net income                                                     $      2,147,141   $        2,111,373
                                                               ================   ==================

The following table summarizes property asset information as of June 30, 2004 and December 31, 2003.

                                                                June 30, 2004     December 31, 2003
                                                               ----------------   ------------------
Total assets:
  Shopping centers                                             $  1,367,535,186   $      142,804,128
  Non-segment assets                                                164,891,061           69,298,035
                                                               ----------------   ------------------

                                                               $  1,532,426,247   $      212,102,163
                                                               ================   ==================

The Company does not derive any of its consolidated revenue from foreign countries and does not have any major customers that individually account for 10% or more of the Company's consolidated revenues.

(10) Earnings (loss) per Share

Basic earnings (loss) per share ("EPS") is computed by dividing income by the weighted average number of common shares outstanding for the period (the "common shares"). Diluted EPS is computed by dividing net income (loss) by the common shares plus shares issuable upon exercising options or other contracts. As a result of the net loss incurred in 2003, diluted weighted average shares outstanding do not give effect to common stock equivalents as to do so would be anti-dilutive. As of June 30, 2004, options to purchase 15,000 shares of common stock at an exercise price of $8.95 per share were outstanding. These options were not included in the computation of basic or diluted EPS as the effect would be immaterial.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

The basic and diluted weighted average number of common shares outstanding were 59,688,094 for the three months ended June 30, 2004 and 48,805,229 for the six months ended June 30, 2004.

(11) Commitments and Contingencies

The purchase and sale contract for Pavilion at King's Grant, provides that if anytime during the period January 1, 2004 through December 31, 2007 the tenant Toys R' Us should increase its base rent up to a maximum amount of $250,000 and no decrease has occurred in their requirement to pay for a certain percentage of expenses at the property, then the Company would be obligated to pay the seller additional funds related to the purchase based on an agreed income capitalization formula. The Company has not reserved any funds for this contingency.

In connection with the purchase of Stony Creek Market Place, the Company is obligated to purchase the Seller's interest in the leases if the Seller exercises the right to develop and lease a vacant 50,000 pad site within 48 months after the closing date of December 8, 2003, which was included in the purchase of the property. In connection with the purchase of Newnan Crossing, the Company is obligated to purchase the remaining portion of the shopping center that is currently under construction, once construction has been completed and a major tenant has moved in and commenced payment of rent, with the additional purchase price based on an agreed upon income capitalization formula. In connection with the purchase of Arvada Connection and Arvada Marketplace, the Company is obligated to purchase a parcel of the shopping center that may be redeveloped by the Seller within the next three years. If the Seller does not redevelop the parcel by the end of the redevelopment period, then the Company is obligated to purchase the parcel for $750,000. In connection with the purchase of Eastwood Towne Center, the Company is obligated to pay the remaining purchase price of $3,836,317 once a major tenant's base rent increases upon two shadow anchor's commencement of operations. In connection with the purchase of Watauga Pavilion, the Company is obligated to pay the remaining purchase price of $2,146,000 once a major tenant has moved in and commenced payment of rent. In connection with the purchase of John's Creek Village, the Company is obligated to pay the remaining purchase price of $13,385,390 once the remaining vacancies have been leased and the respective tenants have moved in and commenced payment of rent. The Company has not reserved any funds for these contingencies.

In connection with the purchase of Dorman Center, the Company was obligated to purchase a portion of the shopping center that was under construction, once construction was completed and the respective tenants had moved in and commenced payment of rent, with the additional purchase price of the center based on an agreed upon income capitalization formula. As part of the commitment to purchase this remaining portion of the shopping center, the Company had deposited one million dollars of earnest money with the Seller. In addition, in conjunction with the financing of Dorman Center on April 20, 2004, the Company was required to obtain a $3.65 million irrevocable letter of credit for a one year period. Once the Company purchased the remaining portion of Dorman Center, and met certain occupancy requirements, the letter of credit will be released. On July 16, 2004, the Company purchased the remaining portion of Dorman Center and the irrevocable letter of credit is still outstanding as the occupancy requirements had not been met as of July 31, 2004.

In connection with the purchase of Low Country Village, the Company is obligated to purchase a portion of the shopping center that is currently under construction, once construction has been completed and the respective tenants have moved in and commenced payment of rent, with the additional purchase price of the center based on an agreed upon income capitalization formula. As part of the commitment to purchase this remaining portion of the shopping center, the Company had deposited $300,000 of earnest money with an escrow agent. In addition the Company is obligated to pay the remaining purchase price on the first phase based on an income capitalization formula not to exceed $1,355,096 once the remaining vacancies have been leased and the respective tenants have moved in and commenced payment of rent.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   Notes to Consolidated Financial Statements
                                   (continued)

In connection with the note receivable related to Pacheco Pass, when the note receivable is repaid, the Company is obligated to purchase the property for approximately $24,000,000.

In connection with the purchase of Larkspur Landing, the Company assumed a liability in the amount of $1,982,504 for tenant improvements and leasing commission obligations. As of June 30, 2004, the remaining liability after disbursements is $1,375,521.

The Company is currently considering acquiring 13 properties for an estimated purchase price of $501,000,000. The Company's decision to acquire each property will generally depend upon no material adverse change occurring relating to the property, the tenants or in the local economic conditions and the Company's receipt of satisfactory due diligence information including appraisals, environmental reports and lease information prior to purchasing the property.

(12) Subsequent Events

The Company issued 15,834,545 shares of common stock from July 1, 2004 through July 31, 2004 in connection with the offering, resulting in gross proceeds of $158,220,959.

On July 12, 2004, the sponsor repaid a portion of its payable to the Company in the amount of $298,262.

The Company paid distributions of $4,317,876 to its stockholders in July 2004.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   Notes to Consolidated Financial Statements
                                   (continued)

The Company has acquired the following properties or joint venture interests in properties during the period July 1 to July 31, 2004. The respective acquisitions are summarized in the table below.

                                                             APPROXIMATE     GROSS LEASABLE
            DATE                                YEAR       PURCHASE PRICE        AREA
          ACQUIRED         PROPERTY             BUILT           ($)            (SQ. FT.)           MAJOR TENANTS
          --------         --------             -----           ---            ---------           -------------
          07/01/04  Shoppes at Boardwalk         2003/         36,642,049           122,413    Borders Books
                                                  2004

          07/02/04  Shoppes of Dallas            2004          13,052,126            70,610    Publix

          07/13/04  Wilshire Plaza III           2004           5,750,000            88,248    Kohl's

          07/14/04  Cranberry Square            1996 -         20,219,563           195,566    Dick's Sporting Goods
                                                 1997                                          Toys R Us
                                                                                               Best Buy
                                                                                               Barnes & Noble
                                                                                               Office Max

          07/16/04  Dorman Center Phase II       2004           7,081,662            37,200    Shoe Carnival

          07/19/04  Tollgate Marketplace         1977/         72,300,000           393,395    Giant Food
                                                  1994                                         JoAnn Fabrics

          07/21/04  Gateway Plaza                2000          33,025,276           358,193    Kohl's

          07/21/04  Gateway Village              1996          49,513,455           273,904    Safeway
                                                                                               Burlington Coat Factory
                                                                                               Best Buy

          07/21/04  Towson Circle                1988          28,450,000           116,954    Barnes & Noble
                                                                                               Bally Fitness

          07/21/04  Wal-Mart Supercenter         2004          12,935,000           183,211    Wal-Mart SuperCenter

          07/22/04  Wrangler Company Western     1993          18,476,792           316,800    Wrangler
                    Headquarters

          07/26/04  Plaza at Marysville          1995          21,266,000           115,656    Safeway

          07/27/04  Forks Town Center            2002          18,198,701            87,560    Giant Foods

          07/30/04  Academy Sports               2004           5,250,000            60,001    Academy Sports

The Company funded $5,750,000 which represents a portion of the purchase price of a shopping center under construction to be known as Wilshire Plaza III to contain 88,248 gross leasable square feet leased to Kohl's. The Company's total acquisition cost will be approximately $9,850,000. In accordance with the terms of the purchase agreement with the seller, the Company will advance funds for the construction of the retail building in two installments. The Company will receive a 7% return on the original amount funded of $5,750,000 and on additional construction advances to the seller until such time as Kohl's lease commences.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   Notes to Consolidated Financial Statements
                                   (continued)

The Company entered into joint venture agreements with the current owners of three shopping centers known as Tollgate Marketplace, Gateway Village, and Towson Circle. The Company made capital contributions to these joint ventures and received equity interests representing majority ownership and operating control of these joint ventures.

The mortgage debt and financings obtained during the period July 1, 2004 to July 31, 2004, are detailed in the list below.

            DATE                                                                        MATURITY    PRINCIPAL BORROWED
           FUNDED              MORTGAGE PAYABLE               ANNUAL INTEREST RATE        DATE             ($)
          --------  -------------------------------------   ------------------------    --------    ------------------
          07/02/04  John's Creek Village                             5.100%             08/01/09            23,300,000

          07/02/04  Shoppes at Boardwalk                             4.130%             07/01/09            20,150,000

          07/09/04  Fullerton Metrocenter                             5.09%             08/01/09            28,050,000

          07/14/04  Northgate North                                   4.60%             07/01/08            26,650,000

          07/16/04  Cranberry Square                                 4.975%             08/01/09            10,900,000

          07/21/04  Gateway Village                               LIBOR + 1.13%         07/01/09            27,233,000
                                                                  LIBOR + 2.00%         08/01/05             4,225,000

          07/21/04  Tollgate Marketplace                          LIBOR + 1.20%         06/01/09            39,765,000

          07/21/04  Towson Circle                                     5.10%             07/01/09            15,647,500
                                                                  LIBOR + 2.00%         08/01/05             3,550,000

          07/21/04  Eckerds Drug Stores (4)                          5.275%             08/01/09             6,800,000

          07/26/04  Wrangler Company Western Headquarters            5.090%             08/01/09            11,300,000

          07/27/04  Pine Ridge Plaza                                 5.085%             08/01/09            14,700,000

          07/30/04  Plaza at Marysville                              5.085%             08/01/09            11,800,000

                  Inland Western Retail Real Estate Trust, Inc.
                      Pro Forma Consolidated Balance Sheet
                                  June 30, 2004
                                   (unaudited)

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the acquisitions of the properties and the issuance of the notes receivable had occurred on June 30, 2004.

This unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at June 30, 2004, nor does it purport to represent our future financial position. No pro forma adjustments have been made for any potential property acquisitions identified as of October 13, 2004. The Company does not consider these properties as probable under Rule 3-14 of Regulation S-X as the Company has not completed the due diligence process on these properties. Additionally, the Company has not received sufficient offering proceeds or obtained firm financing commitments to acquire all of these properties as of October 13, 2004. The Company believes it will have sufficient cash from offering proceeds raised and from additional financing proceeds to acquire these properties if and when the Company is prepared to acquire these properties.

                  Inland Western Retail Real Estate Trust, Inc.
                      Pro Forma Consolidated Balance Sheet
                                  June 30, 2004
                                   (unaudited)

                                                                  Historical         Pro Forma
                                                                     (A)            Adjustments         Pro Forma
                                                               -----------------------------------------------------
ASSETS

Net investment properties (B)                                  $ 1,165,868,245        838,256,000      2,004,124,245
Cash and cash equivalents                                          126,897,006        348,293,000        475,190,006
Restricted cash                                                     40,445,609                  -         40,445,609
Investment in treasury securities                                    1,047,708                  -          1,047,708
Investment in treasury contracts                                       788,873                  -            788,873
Restricted escrows                                                     643,085                  -            643,085
Accounts and rents receivable                                        6,292,894                  -          6,292,894
Due from affiliates                                                  1,553,689                  -          1,553,689
Note receivable                                                     15,600,975         12,818,000         28,418,975
Acquired in-place lease intangibles (B) (D)                         94,495,448         55,800,000        150,295,448
Acquired above market lease intangibles (B) (D)                     24,296,377         15,666,000         39,962,377
Other assets (G)                                                    51,021,601        (45,448,000)         5,573,601
Loan fees                                                            3,474,737                  -          3,474,737
                                                               -----------------------------------------------------

Total assets                                                   $ 1,532,426,247      1,225,385,000      2,757,811,247
                                                               =====================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable                                                     2,079,367                  -          2,079,367
Accrued offering costs to affiliates                                   468,907                  -            468,907
Tenant improvement payable                                           2,042,004                  -          2,042,004
Accrued interest payable                                             1,088,198                  -          1,088,198
Accrued real estate taxes                                            5,833,125                  -          5,833,125
Distributions payable                                                4,317,876                  -          4,317,876
Mortgage payable (B) (E)                                           588,631,295        595,134,500      1,183,765,795
Line of credit                                                     110,000,000                  -        110,000,000
Acquired below market lease intangibles (B) (D)                     49,259,626         21,027,000         70,286,626
Advances from sponsor                                                1,253,477                  -          1,253,477
Security deposits                                                    1,271,174                  -          1,271,174
Due to affiliates                                                      318,000                  -            318,000
Prepaid rent and other liabilities                                   2,435,385                  -          2,435,385
Restricted cash liability                                           19,996,787                  -         19,996,787
                                                               -----------------------------------------------------

Total liabilities                                                  788,995,221        616,161,500      1,405,156,721
                                                               =====================================================

Common stock (C)                                                        85,098             69,230            154,328
Additional paid-in capital (net of offering costs) (C)             759,254,752        609,154,270      1,368,409,022
Accumulated distributions in excess of net income (loss) (F)       (15,956,532)                 -        (15,956,532)
Accumulated other comprehensive income                                  47,708                  -             47,708
                                                               -----------------------------------------------------

Total stockholders' equity                                         743,431,026        609,223,500      1,352,654,526
                                                               -----------------------------------------------------

Total liabilities and stockholders' equity                     $ 1,532,426,247      1,225,385,000      2,757,811,247
                                                               =====================================================

         See accompanying notes to pro forma consolidated balance sheet.

                  Inland Western Retail Real Estate Trust, Inc.
                  Notes to Pro Forma Consolidated Balance Sheet
                                  June 30, 2004
                                   (unaudited)

(A) The historical column represents our Consolidated Balance Sheet as of June 30, 2004 as filed with the Securities Exchange Commission on Form 10-Q. As of June 30, 2004, the Company had sold 85,078,440 shares to the public and 748,245 shares were issued pursuant to the Company's distribution reinvestment program. As a result, the Company received $850,039,770 of gross offering proceeds. In addition, the Company received the Advisor's capital contribution of $200,000 for which the Advisor was issued 20,000 shares.

(B) The pro forma adjustments reflect the acquisition of the following properties. The mortgages payable represent mortgages obtained from a third party, either assumed as part of the acquisition or subsequent to acquisition. No pro forma adjustment has been made for prorations or other closing costs as the amounts are not significant:

                                          Acquisition        Mortgage
                                             Price           Payable
                                        ---------------------------------
The Shops at Boardwalk                  $    36,642,000        20,150,000
Shoppes of Dallas                            13,052,000         7,179,000
Kohl's - Wilshire Plaza III                   5,750,000                 -
Cranberry Square                             20,220,000        10,900,000
Dorman Centre - Phase II                      7,082,000                 -
Tollgate Marketplace                         72,300,000        39,765,000
Gateway Village (Loan Note A)                49,513,000        27,233,000
Gateway Village (Loan Note B)                         -         4,225,000
Towson Circle (Loan Note A)                  28,450,000        15,647,500
Towson Circle (Loan Note B)                           -         3,550,000
Gateway Plaza                                33,025,000        18,163,000
Wal-Mart Supercenter - Blytheville           12,935,000         7,100,000
Wrangler Company Western Headquarters        18,477,000        11,300,000
Plaza at Marysville                          21,266,000        11,800,000
Forks Town Center                            18,199,000        10,395,000
Academy Sports - Houma                        5,250,000         2,920,000
Wal-Mart Supercenter - Jonesboro             10,853,000         6,088,500
Reisterstown Road Plaza                      88,453,000        49,650,000
Village Shoppes at Simonton                  13,750,000         7,562,000
Manchester Meadows                           56,200,000        31,065,000
Governor's Marketplace                       32,654,000        20,625,000
Mitchell Ranch Plaza                         34,000,000        18,700,000
The Columns                                  20,770,000        11,423,000
Saucon Valley Square                         16,093,000         8,851,000
Lincoln Park                                 47,211,000        26,153,000
Harris Teeter - Wilmington                    7,200,000                 -
Harvest Town Center                           8,950,000                 -
Boulevard at the Capital Centre             130,050,000        71,500,000
GMAC Insurance                               60,000,000        33,000,000
Bed, Bath & Beyond Plaza                     20,350,000                 -
                                        ---------------------------------

Total                                   $   888,695,000       474,945,000
                                        =================================

                  Inland Western Retail Real Estate Trust, Inc.
                  Notes to Pro Forma Consolidated Balance Sheet
                                  June 30, 2004
                                   (unaudited)

Allocation of net investments in properties:

Land                                                      $     138,347,000
Building and improvements                                       699,909,000
Acquired in-place lease intangibles                              55,800,000
Acquired above market lease intangibles                          15,666,000
Acquired below market lease intangibles                         (21,027,000)
                                                          -----------------
Total                                                     $     888,695,000
                                                          =================

(C) Additional offering proceeds of $692,300,000, net of additional offering costs of $83,076,500 are reflected as received as of June 30, 2004, prior to the purchase of the properties and are limited to offering proceeds necessary to acquire the properties and offering proceeds actually received as of October 13, 2004. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

(D) Acquired intangibles represent above and below market leases and the difference between the property valued with the existing in-place leases and the property valued as if vacant. The value of the acquired leases will be amortized over the lease term.

(E) Additional mortgages payable of $595,134,500, reflected as funded as of June 30, 2004, includes $474,945,000 of mortgages payable obtained subsequent to the acquisition of the properties described in (B) and $120,189,500 of new financing placed on previously acquired properties.

(F) No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised.

(G) Change in other assets of $45,448,000 includes $7,773,000 of prepaid loan fees applied to mortgage payables obtained subsequent to the acquisition of the properties described in (B) and $37,675,000 of advance purchase deposits on properties purchased as described in (B).

                  Inland Western Retail Real Estate Trust, Inc.
                 Pro Forma Consolidated Statement of Operations
                     For the six months ended June 30, 2004
                                   (unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented to give effect the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations as though they occurred on January 1, 2003 or the date significant operations commenced. No pro forma adjustments have been made for any potential property acquisitions identified as of October 13, 2004. The Company does not consider these properties as probable under Rule 3-14 of Regulation S-X as the Company has not completed the due diligence process on these properties. Additionally, the Company has not received sufficient offering proceeds or obtained firm financing commitments to acquire all of these properties as of October 13, 2004. The Company believes it will have sufficient cash from offering proceeds raised and from additional financing proceeds to acquire these properties if and when the Company is prepared to acquire these properties. No pro forma adjustments were made for Eckerd - Greer, Eckerd - Kill Devil Hills, Eckerd - Columbia, Eckerd - Crossville, Kohl's - Wilshire Plaza III or Academy Sports - Houma, as the properties were completed in 2004 and there were no significant operations prior to our acquisition. No pro forma adjustments were made related to the Pacheco Pass and Quakertown notes receivable as the properties were completed in 2004 and there were no significant operations prior to our funding of the notes receivable.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the six months ended June 30, 2004, nor does it purport to represent our future results of operations.

                  Inland Western Retail Real Estate Trust, Inc.
                 Pro Forma Consolidated Statement of Operations
               For the six months ended June 30, 2004 (unaudited)

                                                                         Pro Forma
                                                      Historical        Adjustments
                                                          (A)               (B)             Pro Forma
                                                    ----------------------------------------------------
Rental income                                       $    22,885,718        51,107,881         73,993,599
Additional rent                                           6,110,748        11,510,417         17,621,165
Interest income                                             456,462                 -            456,462
                                                    ----------------------------------------------------

Total income                                             29,452,928        62,618,298         92,071,226
                                                    ----------------------------------------------------

General and administrative expenses                       1,314,267                 -          1,314,267
Advisor asset management fee (C)                                  -                 -                  -
Property operating expenses                               5,510,074        17,255,351         22,765,425
Management fee (F)                                        1,154,272         2,791,203          3,945,475
Interest expense (H)                                      8,357,449        19,055,007         27,412,456
Depreciation (D)                                          7,493,738        19,901,787         27,395,525
Amortization (G)                                          2,934,613         5,290,280          8,224,893
Acquisition costs                                           541,374                 -            541,374
                                                    ----------------------------------------------------

Total expenses                                           27,305,787        64,293,628         91,599,415
                                                    ----------------------------------------------------

Net income (loss)                                   $     2,147,141        (1,675,330)           471,811
                                                    ====================================================

Unrealized gain/loss on investment
  securities                                                 47,708                 -             47,708
                                                    ----------------------------------------------------

Comprehensive income                                $     2,194,849          (675,330)           519,519
                                                    ====================================================

Weighted average number of shares of
  common stock outstanding, basic and diluted (E)        48,805,229                          154,328,000
                                                    ===============                      ===============

Net income (loss) per share, basic and
  diluted (E)                                                   .04                                    -
                                                    ===============                      ===============

    See accompanying notes to pro forma consolidated statement of operations.

                  Inland Western Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                     For the six months ended June 30, 2004
                                   (unaudited)

(A) The historical information represents the historical statement of operations of the Company for the period from January 1, 2004 to June 30, 2004 as filed with the Securities Exchange Commission on Form 10-Q.

(B) Total pro forma adjustments for acquisitions consummated as of October 13, 2004 are as though the properties were acquired January 1, 2003. No adjustment was made for Eckerd - Greer, Eckerd - Kill Devil Hills, Eckerd - Columbia, Eckerd - Crossville, Kohl's - Wilshire Plaza III or Academy Sports - Houma as the properties were completed in 2004 and there were no significant operations prior to our acquisition. No pro forma adjustments were made related to the Pacheco Pass and Quakertown notes receivable as the properties were completed in 2004 and there were no significant operations prior to our funding of the notes receivable.

                                          Gross Income
                                            & Direct                                  Total
                                            Operating            Pro Forma          Pro Forma
                                           Expenses (1)         Adjustments        Adjustments
                                          ----------------------------------------------------
       Rental income                      $  52,473,519          (1,365,638)        51,107,881
       Additional rental income              11,510,417                   -         11,510,417
                                          ----------------------------------------------------

       Total income                          63,983,936          (1,365,638)        62,618,298
                                          ----------------------------------------------------

       Advisor asset management fee                   -                   -                 -
       Property operating expenses           17,255,351                   -        17,255,351
       Management fees                                -           2,791,203         2,791,203
       Interest expense                               -          19,055,007        19,055,007
       Depreciation                                   -          19,901,787        19,901,787
       Amortization                                   -           5,290,280         5,290,280
                                          ----------------------------------------------------

       Total expenses                        17,255,351          47,038,277         64,293,628
                                          ----------------------------------------------------

       Net income (loss)                  $  46,728,585         (48,403,915)        (1,675,330)
                                          ====================================================

(1) Unaudited combined gross income and direct operating expenses based on information provided by the Seller for the following properties:

Newnan Crossing II, Hickory Ridge, CorWest Plaza, Metro Square (Super Value) Center, Larkspur Landing, North Ranch Pavilion, La Plaza Del Norte, MacArthur Crossing, Promenade at Red Cliff, Peoria Crossings, Dorman Center - Phase I, Heritage Towne Crossing, Paradise Valley Marketplace, Best on the Boulevard, Bluebonnet Parc, North Rivers Town Center, Alison's Corner, Arvada Connection and Arvada Marketplace, Eastwood Town Center, Watauga Pavilion, Northpointe Plaza, Plaza Santa Fe II, Pine Ridge Plaza, Huebner Oaks Center, John's Creek Village, Lakewood Towne Center, Shoppes at Prominence Point, Northgate North, Davis Towne Crossing, Fullerton Metrocenter, Low Country Village, The Shops at Boardwalk, Shoppes of Dallas, Cranberry Square, Dorman Center - Phase II, Tollgate Marketplace, Gateway Village, Towson Circle, Gateway Plaza, Plaza at Marysville, Forks Town Center, Reisterstown Road Plaza, Village Shoppes at Simonton, Manchester Meadows, Governor's Marketplace, Mitchell Ranch Plaza, The Columns, Saucon Valley Square, Lincoln Park, Harvest Towne Center, Boulevard at the Capital Centre and Bed, Bath & Beyond Plaza.

                  Inland Western Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                     For the six months ended June 30, 2004
                                   (unaudited)

     Gross rental income based on information provided by tenant net leases for the following properties:

     Wal-Mart Supercenter - Blytheville, Wrangler Company Western Headquarters, Wal-Mart Supercenter - Jonesboro, Harris Teeeter - Wilmington and GMAC Insurance.

(C) The advisor asset management fee is expected to be subordinated to the shareholders' receipt of a stated return thus no amount is reflected.

(D) Buildings and improvements will be depreciated on a straight line basis based upon estimated useful lives of 30 years for building and improvements and 15 years for site improvements. That portion of the purchase price that is allocated to above or below lease intangibles will be amortized on a straight line basis over the life of the related leases as an adjustment to rental income. Other leasing costs, tenant improvements and in-place lease intangibles will be amortized on a straight line basis over the life of the related leases as a component of amortization expense.

(E) The pro forma weighted average shares of common stock outstanding for the six months ended June 30, 2004 was calculated using the additional shares sold to purchase each of the properties on a weighted average basis plus the 20,000 shares purchased by the Advisor in connection with our organization.

(F) Management fees are calculated as 4.5% of gross revenues pursuant to the management agreement.

(G)  The value of the acquired leases will be amortized over the lease term.

(H) The pro forma adjustments relating to interest expense were based on the following debt terms:

                                            Principal            Interest             Maturity
Property                                     Balance              Rate (%)              Date
----------------------------------------------------------------------------------------------
The Shops at Boardwalk                    $  20,150,000            4.130                 08/09
Cranberry Square                             10,900,000            4.975                 08/09
Tollgate Marketplace                         39,765,000         LIBOR + 120              07/09
Gateway Village (Loan Note A)                27,233,000         LIBOR + 113              07/09
Gateway Village (Loan Note B)                 4,225,000         LIBOR + 200              08/05
Towson Circle (Loan Note A)                  15,647,500            5.100                 07/09
Towson Circle (Loan Note B)                   3,550,000         LIBOR + 200              08/05
Wrangler Company Western Headquarters        11,300,000            5.090                 08/34
Plaza at Marysville                          11,800,000            5.085                 08/09
Forks Town Center                            10,395,000            4.970                 09/09
Academy Sports - Houma                        2,920,000            5.120                 09/09
Wal-Mart Supercenter - Jonesboro              6,088,500            5.085                 09/09
Reisterstown Road Plaza                      49,650,000            5.300                 09/09
Governor's Marketplace                       20,625,000            5.185                 09/09
John's Creek Village                         23,300,000            5.100                 08/09
Fullerton Metrocenter                        28,050,000            5.090                 08/09
Northgate North                              26,650,000            4.600                 07/08
Eckerd Drug Stores (4)                        6,800,000            5.275                 08/09
Pine Ridge Plaza                             14,700,000            5.085                 08/09
Davis Towne Crossing                          5,365,200            5.185                 09/09

                  Inland Western Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                     For the six months ended June 30, 2004
                                   (unaudited)

                                            Principal            Interest             Maturity
Property                                     Balance             Rate (%)               Date
----------------------------------------------------------------------------------------------
Shoppes at Prominence Point                   9,954,300           5.235                 09/09
Newnan Crossing                              21,543,000           4.380                 03/09
Shaw's Supermarket - New Britain              6,450,000           4.680                 11/08
Stony Creek Marketplace                      14,162,000           4.770                 01/11
CorWest Plaza                                18,150,000           4.560                 02/09
Hickory Ridge                                23,650,000           4.531                 02/09
Larkspur Landing                             33,630,000           4.450                 02/09
North Ranch Pavilion                         10,157,000           4.120                 04/09
La Plaza Del Norte                           32,528,000           4.610                 03/10
Peoria Crossings                             20,497,000           4.090                 04/09
Eckerd - Edmund                               1,850,000           4.374                 06/09
Eckerd - Norman                               2,900,000           4.374                 06/09
Pavilion at King's Grant                      5,342,000           4.390                 05/09
Metro Square Center                           6,067,000           4.280                 04/09
MacArthur Crossing                           12,700,000           4.290                 05/09
Promenade at Red Cliff                       10,590,000           4.290                 05/09
Dorman Center Phase I                        27,610,000           4.180                 05/09
Heritage Towne Crossing                       8,950,000           4.374                 06/09
Paradise Valley Marketplace                  15,681,000           4.550                 05/09
Best on the Boulevard                        19,525,000           3.990                 05/09
Bluebonnet Parc                              12,100,000           4.372                 05/09
North River Town Center                      11,050,000           4.760                 05/09
Alison's Corner                               3,850,000           4.272                 06/10
Watauga Pavilion                             17,100,000           4.140                 06/10
Northpointe Plaza                            30,850,000           4.272                 05/09
Plaza Santa Fe II                            17,552,000           6.200                 12/12
Arvada Marketplace and Arvada Connection     28,510,000           4.130                 07/09
Huebner Oaks Center (Loan Note A)            31,723,000           4.200                 07/10
Huebner Oaks Center (Loan Note B)            16,277,000           3.960                 07/10
Eastwood Towne Center                        46,750,000           4.640                 07/09
Lakewood Towne Center (Loan Note A)          44,000,000           2.680                 06/09
Lakewood Towne Center (Loan Note B)           7,260,000           3.830                 07/05
Wal-Mart Supercenter - Blytheville            7,100,000           4.390                 09/09
Manchester Meadows                           31,065,000           4.480                 09/07
Gateway Plaza                                18,163,000           5.100                 09/09
Mitchell Ranch Plaza                         18,700,000           4.480                 10/09
Saucon Valley Square                          8,851,000           5.115                 10/09
Boulevard at the Capital Centre              71,500,000           5.120                 10/09
Shoppes of Dallas                             7,179,000           4.960                 04/09
Village Shoppes at Simonton                   7,562,000           4.960                 10/09
The Columns                                  11,423,000           4.910                 11/09
GMAC Insurance                               33,000,000           4.610                 10/09
Low Country Village                           5,370,000           4.960                 10/09
Lincoln Park                                 26,153,000           4.610                 11/09

                  Inland Western Retail Real Estate Trust, Inc.
                 Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2003
                                   (unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented to give effect the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations as though they occurred on January 1, 2003 or the date significant operations commenced. No pro forma adjustments have been made for any potential property acquisitions identified as of October 13, 2004. The Company does not consider these properties as probable under Rule 3-14 of Regulation S-X as the Company has not completed the due diligence process on these properties. Additionally, the Company has not received sufficient offering proceeds or obtained firm financing commitments to acquire all of these properties as of October 13, 2004. The Company believes it will have sufficient cash from offering proceeds raised and from additional financing proceeds to acquire these properties if and when the Company is prepared to acquire these properties. No pro forma adjustments were made for Eckerd-Edmond or Eckerd-Norman as the properties were completed in 2003 and there were no significant operations prior to our acquisition. No pro forma adjustments were made for Eckerd-Greer, Eckerd-Kill Devil Hills, Eckerd-Columbia, Eckerd-Crossville, Shoppes at Prominence Point, Low Country Village, Shoppes of Dallas, Kohl's - Wilshire Plaza III, Dorman Center - Phase II, Academy Sports - Houma, Village Shoppes at Simonton or Bed, Bath & Beyond Plaza, as the properties were completed in 2004 and there were no significant operations in 2003. No pro forma adjustments were made related to the Pacheco Pass and Quakertown notes receivable as the properties were completed in 2004 and there were no significant operations prior to our funding of the notes receivable.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 2003, nor does it purport to represent our future results of operations.

                  Inland Western Retail Real Estate Trust, Inc.
                 Pro Forma Consolidated Statement of Operations
                For the year ended December 31, 2003 (unaudited)

                                                              Pro Forma      Pro Forma
                                              Historical     Adjustments    Adjustments
                                                 (A)             (B)            (C)        Pro Forma
                                            ---------------------------------------------------------
Rental income                               $      606,645    108,122,552    10,961,862   119,691,059
Additional rent                                    137,988     26,674,826       693,274    27,506,088
Interest income                                     37,648              -             -        37,648
                                            ---------------------------------------------------------

Total income                                       782,281    134,797,378    11,655,136   147,234,795
                                            ---------------------------------------------------------

General and administrative expenses                315,263              -             -       315,263
Advisor asset management fee (D)                         -              -             -             -
Property operating expenses                        126,617     38,477,976       665,308    39,269,901
Management fee (G)                                  16,627      5,970,605       530,038     6,517,270
Interest expense (I)                               135,735     38,933,377     3,600,788    42,669,900
Depreciation (E)                                   140,497     39,374,885     4,065,313    43,580,695
Amortization (H)                                    81,558     12,744,922       759,779    13,586,259
Acquisition costs                                  139,263              -             -       139,263
                                            ---------------------------------------------------------

Total expenses                                     955,560    135,501,765     9,621,226   146,078,551
                                            ---------------------------------------------------------

Net income (loss)                           $     (173,279)     (704,387)     2,033,910     1,156,244
                                            =========================================================

Weighted average number of shares   of
 common stock outstanding,
 basic and diluted (F)                           2,520,986                                154,328,000
                                            ==============                                ===========

Net income (loss) per share, basic and
 diluted (F)                                          (.07)                                       .01
                                            ==============                                ===========

    See accompanying notes to pro forma consolidated statement of operations.

                  Inland Western Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2003
                                   (unaudited)

(A) The historical information represents the historical statement of operations of the Company for the period from March 5, 2003 (inception) to December 31, 2003 as filed with the Securities Exchange Commission on Form 10-K.

(B) Total pro forma adjustments for acquisitions consummated as of October 13, 2004 are as though the properties were acquired January 1, 2003.

                                       Gross Income
                                         & Direct                        Total
                                         Operating       Pro Forma     Pro Forma
                                       Expenses (1)     Adjustments   Adjustments
                                      -------------------------------------------
       Rental income                  $   111,056,594    (2,934,042)  108,122,552
       Additional rental income            26,674,826             -    26,674,826
                                      -------------------------------------------

       Total income                       137,731,420    (2,934,042)  134,797,378
                                      -------------------------------------------

       Advisor asset management fee                 -             -             -
       Property operating expenses         38,477,976             -    38,477,976
       Management fees                              -     5,970,605     5,970,605
       Interest expense                             -    38,933,377    38,933,377
       Depreciation                                 -    39,374,885    39,374,885
       Amortization                                 -    12,744,922    12,744,922
                                      -------------------------------------------

       Total expenses                      38,477,976    97,023,789   135,501,765
                                      -------------------------------------------

       Net income (loss)              $    99,253,444   (99,957,831)     (704,387)
                                      ===========================================

(1) Audited combined gross income and direct operating expenses as prepared in accordance with Rule 3-14 of Regulation S-X for the following properties:

     Shops at Park Place, Darien Towne Center, Newnan Crossing Phase I and II, Pavilion at Kings Grant, Hickory Ridge, CorWest Plaza, Metro Square (Super Value) Center, Larkspur Landing, North Ranch Pavilion, La Plaza Del Norte, MacArthur Crossing, Promenade at Red Cliff, Peoria Crossings, Dorman Center
     - Phase I, Heritage Towne Crossing, Paradise Valley Marketplace, Best on the Boulevard, Bluebonnet Parc, North Rivers Town Center, Arvada Connection and Arvada Marketplace, Eastwood Town Center, Watauga Pavilion, Northpointe Plaza, Plaza Santa Fe II, Pine Ridge Plaza, Huebner Oaks Center, John's Creek Village, Lakewood Towne Center, Northgate North, Davis Towne Crossing, Fullerton Metrocenter, The Shops at Boardwalk, Cranberry Square, Tollgate Marketplace, Gateway Village, Towson Circle, Gateway Plaza, Plaza at Marysville, Forks Town Center, Reisterstown Road Plaza, Manchester Meadows, Governor's Marketplace, Mitchell Ranch Plaza, The Columns, Saucon Valley Square, Lincoln Park and Boulevard at the Capital Centre.

                  Inland Western Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2003
                                   (unaudited)

(C) Total pro forma adjustments for acquisitions consummated as of October 13, 2004 are as though the properties were acquired January 1, 2003. No pro forma adjustments were made for the Eckerds - Edmond and the Eckerds - Norman as the properties were completed in 2003 and there were no significant operations prior to our acquisition. No pro forma adjustments were made for Eckerd - Greer, Eckerd - Kill Devil Hills, Eckerd - Columbia, Eckerd - Crossville, Shoppes at Prominence Point, Low Country Village, Shoppes of Dallas, Kohl's - Wilshire Plaza III, Dorman Center - Phase II, Academy Sports - Houma, Village Shoppes at Simonton or Bed, Bath & Beyond Plaza, as the properties were completed in 2004 and there were no significant operations in 2003. No pro forma adjustments were made related to the Pacheco Pass and Quakertown notes receivable as the properties were completed in 2004 and there were no significant operations prior to our funding of the notes receivable.

                                           Gross Income
                                             & Direct                         Total
                                             Operating       Pro Forma     Pro Forma
                                            Expenses (1)    Adjustments   Adjustments
                                          -------------------------------------------
       Rental income                      $    11,089,469      (127,607)   10,961,862
       Additional rental income                   693,274             -       693,274
                                          -------------------------------------------

       Total income                            11,782,743      (127,607)   11,655,136
                                          -------------------------------------------

       Advisor asset management fee                     -             -             -
       Property operating expenses                665,308             -       665,308
       Management fees                                  -       530,038       530,038
       Interest expense                                 -     3,600,788     3,600,788
       Depreciation                                     -     4,065,313     4,065,313
       Amortization                                     -       759,779       759,779
                                          -------------------------------------------

       Total expenses                             665,308     8,955,918     9,621,226
                                          -------------------------------------------

       Net income (loss)                  $    11,117,435    (9,083,525)    2,033,910
                                          ===========================================

(1) Unaudited combined gross income and direct operating expenses based on information provided by the Seller for the following properties:

     Stony Creek Marketplace, Shaw's Supermarket (New Britain), Alison's Corner, and Harvest Towne Center.

     Gross rental income based on information provided by tenant net leases for the following properties:

     Wal-Mart Supercenter - Blytheville, Wrangler Company Western Headquarters, Wal-Mart Supercenter - Jonesboro, Harris Teeter - Wilmington and GMAC Insurance.

                  Inland Western Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2003
                                   (unaudited)

(D) The advisor asset management fee is expected to be subordinated to the shareholders' receipt of a stated return thus no amount is reflected.

(E) Buildings and improvements will be depreciated on a straight line basis based upon estimated useful lives of 30 years for building and improvements and 15 years for site improvements. That portion of the purchase price that is allocated to above or below lease intangibles will be amortized on a straight line basis over the life of the related leases as an adjustment to rental income. Other leasing costs, tenant improvements and in-place lease intangibles will be amortized on a straight line basis over the life of the related leases as a component of amortization expense.

(F) The pro forma weighted average shares of common stock outstanding for the year ended December 31, 2003 was calculated using the additional shares sold to purchase each of the properties on a weighted average basis plus the 20,000 shares purchased by the Advisor in connection with our organization.

(G) Management fees are calculated as 4.5% of gross revenues pursuant to the management agreement.

(H)  The value of the acquired leases will be amortized over the lease term.

(I) The pro forma adjustments relating to interest expense were based on the following debt terms:

                                                Principal      Interest     Maturity
Property                                         Balance       Rate (%)       Date
------------------------------------------------------------------------------------
The Shops at Boardwalk                        $  20,150,000      4.130       08/09
Cranberry Square                                 10,900,000      4.975       08/09
Tollgate Marketplace                             39,765,000   LIBOR + 120    07/09
Gateway Village (Loan Note A)                    27,233,000   LIBOR + 113    07/09
Gateway Village (Loan Note B)                     4,225,000   LIBOR + 200    08/05
Towson Circle (Loan Note A)                      15,647,500      5.100       07/09
Towson Circle (Loan Note B)                       3,550,000   LIBOR + 200    08/05
Wrangler Company Western Headquarters            11,300,000      5.090       08/34
Plaza at Marysville                              11,800,000      5.085       08/09
Forks Town Center                                10,395,000      4.970       09/09
Academy Sports - Houma                            2,920,000      5.120       09/09
Wal-Mart Supercenter - Jonesboro                  6,088,500      5.085       09/09
Reisterstown Road Plaza                          49,650,000      5.300       09/09
Governor's Marketplace                           20,625,000      5.185       09/09
John's Creek Village                             23,300,000      5.100       08/09
Fullerton Metrocenter                            28,050,000      5.090       08/09
Northgate North                                  26,650,000      4.600       07/08
Eckerd Drug Stores (4)                            6,800,000      5.275       08/09
Pine Ridge Plaza                                 14,700,000      5.085       08/09
Davis Towne Crossing                              5,365,200      5.185       09/09
Shoppes at Prominence Point                       9,954,300      5.235       09/09
Shops at Park Place                              13,127,000      4.710       11/08
Darien Towne Center                              16,500,000      4.650       06/10
Newnan Crossing                                  21,543,000      4.380       03/09
Shaw's Supermarket - New Britain                  6,450,000      4.680       11/33

                  Inland Western Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2003
                                   (unaudited)

                                                Principal      Interest     Maturity
Property                                         Balance       Rate (%)       Date
------------------------------------------------------------------------------------
Stony Creek Marketplace                          14,162,000       4.770      01/11
CorWest Plaza                                    18,150,000       4.560      02/09
Hickory Ridge                                    23,650,000       4.531      02/09
Larkspur Landing                                 33,630,000       4.450      02/09
North Ranch Pavilion                             10,157,000       4.120      04/09
La Plaza Del Norte                               32,528,000       4.610      03/10
Peoria Crossings                                 20,497,000       4.090      04/09
Eckerd - Edmund                                   1,850,000       4.374      06/09
Eckerd - Norman                                   2,900,000       4.374      06/09
Pavilion at King's Grant                          5,342,000       4.390      05/09
Metro Square Center                               6,067,000       4.280      04/09
MacArthur Crossing                               12,700,000       4.290      05/09
Promenade at Red Cliff                           10,590,000       4.290      05/09
Dorman Center Phase I                            27,610,000       4.180      05/09
Heritage Towne Crossing                           8,950,000       4.374      06/09
Paradise Valley Marketplace                      15,681,000       4.550      05/09
Best on the Boulevard                            19,525,000       3.990      05/09
Bluebonnet Parc                                  12,100,000       4.372      05/09
North River Town Center                          11,050,000       4.760      05/09
Alison's Corner                                   3,850,000       4.272      06/10
Watauga Pavilion                                 17,100,000       4.140      06/10
Northpointe Plaza                                30,850,000       4.272      05/09
Plaza Santa Fe II                                17,552,000       6.200      12/12
Arvada Marketplace and Arvada Connection         28,510,000       4.130      07/09
Huebner Oaks Center (Loan Note A)                31,723,000       4.200      07/10
Huebner Oaks Center (Loan Note B)                16,277,000       3.960      07/10
Eastwood Towne Center                            46,750,000       4.640      07/09
Lakewood Towne Center (Loan Note A)              44,000,000       2.680      06/09
Lakewood Towne Center (Loan Note B)               7,260,000       3.830      07/05
Wal-Mart Supercenter - Blytheville                7,100,000       4.390      09/09
Manchester Meadows                               31,065,000       4.480      09/07
Gateway Plaza                                    18,163,000       5.100      09/09
Mitchell Ranch Plaza                             18,700,000       4.480      10/09
Saucon Valley Square                              8,851,000       5.115      10/09
Boulevard at the Capital Centre                  71,500,000       5.120      10/09
Shoppes of Dallas                                 7,179,000       4.960      04/09
Village Shoppes at Simonton                       7,562,000       4.960      10/09
The Columns                                      11,423,000       4.910      11/09
GMAC Insurance                                   33,000,000       4.610      10/09
Low Country Village                               5,370,000       4.960      10/09
Lincoln Park                                     26,153,000       4.610      11/09

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Shops at Park Place ("the Property") for the year ended December 31, 2002. This Historical Summary is the responsibility of the management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Shops at Park Place for the year ended December 31, 2002, in conformity with U.S. generally accepted accounting principles.


KPMG LLP

Chicago, Illinois
November 10, 2003

                               SHOPS AT PARK PLACE
        Historical Summary of Gross Income and Direct Operating Expenses
         For the year ended December 31, 2002 and the nine months ended
                         September 30, 2003 (unaudited)

                                                                                  For the
                                                                             nine months ended     For the year
                                                                            September 30, 2003         ended
                                                                                (unaudited)      December 31, 2002
                                                                            --------------------------------------
Gross income:
  Base rental income                                                        $        1,437,200           1,908,061
  Operating expense and real estate tax recoveries                                     379,258             483,930
                                                                            --------------------------------------

Total gross income                                                                   1,816,458           2,391,991
                                                                            --------------------------------------

Direct operating expenses:
  Operating expenses                                                                   168,382             266,939
  Real estate taxes                                                                    269,037             326,106
  Insurance                                                                             27,897              33,813
                                                                            --------------------------------------

Total direct operating expenses                                                        465,316             626,858
                                                                            --------------------------------------

Excess of gross income over direct operating expenses                       $        1,351,142           1,765,133
                                                                            ======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                               SHOPS AT PARK PLACE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
         For the year ended December 31, 2002 and the nine months ended
                               September 30, 2003

(1)  Business

Shops at Park Place (the "Property") is located in Plano, Texas. The Property consists of approximately 112,478 square feet of gross leasable retail area which was 100% occupied at December 31, 2002. Three retail tenants account for approximately 44% of the base retail rental revenue. On October 31, 2003, Inland Western Retail Real Estate Trust, Inc. (IWRRETI) acquired the Property.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post-Effective Amendment No. 1 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the nine months ended September 30, 2003.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal to options at various periods at various rental rates. Certain of the leases contain provisions for contingent rentals.

The Property has one ground lease which is classified as an operating lease with a term expiring in October 2015. Total ground lease income was $88,297 and is included in base rental income in the accompanying Historical Summary for the year ended December 31, 2002.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exists in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $14,536 for the year ended December 31, 2002.

                               SHOPS AT PARK PLACE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
         For the year ended December 31, 2002 and the nine months ended
                         September 30, 2003 (continued)

Minimum rents to be received from tenants under operating leases, which terms range from rive to sixty years, in effect at December 31, 2002, are as follows:

                                       YEAR           TOTAL
                                   ---------------------------
                                         2003    $   1,913,069
                                         2004        1,913,416
                                         2005        1,916,724
                                         2006        1,861,396
                                         2007        1,500,007
                                   Thereafter       23,437,097
                                                 -------------

                                        Total    $  32,541,709
                                                 =============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Darien Towne Center ("the Property") for the year ended December 31, 2002. This Historical Summary is the responsibility of management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Form 8-K/A of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Darien Towne Center for the year ended December 31, 2002, in conformity with U.S. generally accepted accounting principles.


KPMG LLP

Los Angeles, California
December 4, 2003

                               DARIEN TOWNE CENTER
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2002
                                 (in thousands)

                                                                  For the year
                                                                     ended
                                                               December 31, 2002
                                                               -----------------
Gross income:
  rental income                                                $           2,051
  Tenant reimbursements                                                      449
                                                               -----------------

Total gross income                                                         2,500
                                                               -----------------

Direct operating expenses:
  Utilities, maintenance, and repairs                                        201
  Real estate taxes                                                          344
  Insurance                                                                   35
                                                               -----------------

Total direct operating expenses                                              580
                                                               -----------------

Excess of gross income over direct operating expenses          $           1,920
                                                               =================

See accompanying notes to historical summary of gross income and direct operating expense.

                               DARIEN TOWNE CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2002

(1)  Business

Darien Towne Center (the Property) is a shopping center located in Darien, Illinois. The Property consists of 217,505 square feet of gross leasable area and was 95% occupied at December 31, 2002. Approximately 77% of the property's leasable area is leased to three tenants, Home Depot, Circuit City, and PetSmart. Inland Western Retail Real Estate Trust, Inc. (IWRRETI) has signed a purchase and sale agreement for the purchase of the Property from an unaffiliated third-party seller.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Form 8-K/A of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Certain leases contain renewal to options at various periods at various rental rates.

Rental income is recognized using the accrual method based on contractual amounts provided for in the lease agreements. Rental revenue is recognized on a straight-line basis over the term of the respective leases.

The following is a schedule of minimum future rental to be received on noncancelable operating leases as of December 31, 2002 (in thousands):

                                        YEAR           TOTAL
                                   ----------------------------
                                         2003     $       2,089
                                         2004             1,938
                                         2005             1,452
                                         2006             1,440
                                         2007             1,390
                                   Thereafter             9,148
                                                  -------------

                                        Total     $      17,457
                                                  =============

                               DARIEN TOWNE CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                For the year ended December 31, 2002 (continued)

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                               DARIEN TOWNE CENTER
        Historical Summary of Gross Income and Direct Operating Expenses
                For the year ended December 31, 2003 (unaudited)

                                                                                    For the
                                                                                  year ended
                                                                               December 31, 2003
                                                                                  (unaudited)
                                                                               -----------------
Gross income:
  Base rental income                                                           $       2,123,487
  Operating expense and real estate tax recoveries                                       514,801
                                                                               -----------------

Total gross income                                                                     2,638,288
                                                                               -----------------

Direct operating expenses:
  Property operating expenses                                                            628,144
                                                                               -----------------

Total direct operating expenses                                                          628,144
                                                                               -----------------

Excess of gross income over direct operating expenses                          $       2,010,144
                                                                               =================

See accompanying notes to historical summary of gross income and direct operating expense.

                               DARIEN TOWNE CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                For the year ended December 31, 2003 (unaudited)


1.  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 has been prepared from the operating statements provided by the owners of the property during that period and requires management of Darien Towne Center to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2003.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of the Properties Acquired from Thomas Enterprises ("the Properties") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Form 8-K/A of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Properties' revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Properties Acquired from Thomas Enterprises for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.


KPMG LLP

Chicago, Illinois
February 24, 2004

                 THE PROPERTIES ACQUIRED FROM THOMAS ENTERPRISES
    Combined Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003

                                                                              For the year
                                                                                 ended
                                                                           December 31, 2003
                                                                           -----------------
Gross income:
  Base rental income                                                       $       2,968,855
  Operating expense and real estate tax recoveries                                   529,344
                                                                           -----------------

Total gross income                                                                 3,498,199
                                                                           -----------------

Direct operating expenses:
  Operating expenses                                                                 372,962
  Real estate taxes                                                                  217,447
  Insurance                                                                           35,600
                                                                           -----------------

Total direct operating expenses                                                      626,009
                                                                           -----------------

Excess of gross income over direct operating expenses                      $       2,872,190
                                                                           =================

See accompanying notes to historical summary of gross income and direct operating expense.

                   PROPERTIES ACQUIRED FROM THOMAS ENTERPRISES
            Notes to Combined Historical Summary of Gross Income and
                            Direct Operating Expenses
                      For the year ended December 31, 2003

(1)  Business

The Properties Acquired from Thomas Enterprises ("the Properties") consists of the following:

                                           Gross                                 Occupancy at
                                          Leasable                               December 31,
                                            Area                                     2003
Name                                     (unaudited)          Location           (unaudited)
---------------------------------------------------------------------------------------------
Pavilion at King's Grant                      79,909   Concord, North Carolina      100%

Newnan Crossing I and II                     288,284   Newnan, Georgia              100%

Two tenants account for 41% of the Properties' base rental income.

Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Pavilion at King's Grant on December 30, 2003, Newnan Crossing on December 23, 2003 and Newnan Crossing Phase II on February 13, 2004, from Thomas Enterprises, an unaffiliated party. The Historical Summary represents the combination of the Properties described above since the Properties are all owned by Thomas Enterprises.

A portion of Pavilion at King's Grant and Newnan Crossing (representing approximately 71,000 square feet and 275,800 square feet, respectively,) of the Properties' gross leasable area was completed as of December 31, 2002. The remaining portion of the Properties' gross leasable area (representing the remaining approximately 8,000 square feet and 12,400 square feet, respectively,) was under construction and completed during 2003.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Form 8-K/A of IWRRETI and is not intended to be a complete presentation of the Properties' revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Properties to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)  Gross Income

The Properties lease retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Properties are reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2003.

The Properties have five ground leases which are classified as operating leases with terms ranging through February 2014. Total ground lease income was $363,323 and is included in base rental income in the accompanying Historical Summary for the year ended December 31, 2003.

                   PROPERTIES ACQUIRED FROM THOMAS ENTERPRISES
            Notes to Combined Historical Summary of Gross Income and
                            Direct Operating Expenses
                      For the year ended December 31, 2003
                                   (continued)

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exists in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $294,000 for the year ended December 31, 2003.

Minimum rents to be received from tenants under operating leases, which terms range from five to twenty years in effect at December 31, 2003, are as follows:

                                        YEAR           TOTAL
                                   ----------------------------
                                         2004     $   3,537,586
                                         2005         3,396,343
                                         2006         3,351,239
                                         2007         3,155,649
                                         2008         3,124,333
                                   Thereafter        22,863,275
                                                  -------------

                                        Total     $  39,428,425
                                                  =============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                             STONY CREEK MARKETPLACE
        Historical Summary of Gross Income and Direct Operating Expenses
                For the year ended December 31, 2003 (unaudited)

                                                                 For the
                                                               year ended
                                                            December 31, 2003
                                                               (unaudited)
                                                            -----------------
Gross income:
  Base rental income                                        $         393,702
  Operating expense and real estate tax recoveries                    130,140
                                                            -----------------

Total gross income                                                    523,842
                                                            -----------------

Direct operating expenses:
  Property operating expenses                                          98,974
                                                            -----------------

Total direct operating expenses                                        98,974
                                                            -----------------

Excess of gross income over direct operating expenses       $         424,868
                                                            =================

See accompanying notes to historical summary of gross income and direct operating expense.

                             STONY CREEK MARKETPLACE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                For the year ended December 31, 2003 (unaudited)

1.  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 has been prepared from the operating statements provided by the owners of the property during that period and requires management of Stony Creek Marketplace to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2003.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Hickory Ridge ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Hickory Ridge for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.


KPMG LLP

Chicago, Illinois
March 2, 2004

                                  HICKORY RIDGE
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003

                                                                            For the year
                                                                               ended
                                                                         December 31, 2003
                                                                         -----------------
Gross income:
  Base rental income                                                     $      3,633,058
  Operating expense and real estate tax recoveries                                447,314
                                                                         -----------------

Total gross income                                                              4,080,372
                                                                         -----------------

Direct operating expenses:
  Operating expenses                                                              156,997
  Real estate taxes                                                               244,786
  Insurance                                                                        59,317
                                                                         -----------------

Total direct operating expenses                                                   461,100
                                                                         -----------------

Excess of gross income over direct operating expenses                    $      3,619,272
                                                                         =================

See accompanying notes to historical summary of gross income and direct operating expense.

                                  HICKORY RIDGE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003

(1)  Business

Hickory Ridge (the Property) is located in Hickory, North Carolina. The Property consists of 375,587 square feet of gross leasable area and was 100% occupied at December 31, 2003. The Property is leased to twenty-one tenants of which four tenants account for approximately 51% of base rental revenue for the year ended December 31, 2003. On January 9, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third party.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal to options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. Contingent rent of $25,762 was earned during the year ended December 31, 2003.

In addition, rental income includes $95,959 of rent from one tenant that pays monthly rent based upon a percentage of monthly sales in lieu of minimum rents provided in the lease. The minimum rents schedule below excludes such tenant.

The Property has two ground leases that are classified as operating leases with terms extending through January 2013 and January 2021, respectively. Total ground lease income was $311,590 and is included in base rental income in the accompanying Historical Summary for the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increase base rental income by $132,919 for the year ended December 31, 2003.

                                  HICKORY RIDGE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003
                                   (continued)

Minimum rents to be received from tenants under operating leases, which terms range from one to seventeen years, in effect at December 31, 2003, are as follows:

                                        YEAR           TOTAL
                                   ----------------------------
                                         2004     $   3,393,768
                                         2005         3,053,077
                                         2006         3,065,441
                                         2007         3,016,833
                                         2008         3,019,568
                                   Thereafter        18,476,329
                                                  -------------

                                        Total     $  34,025,016
                                                  =============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of CorWest Plaza ("the Property") for the period from May 29, 2003 through December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of CorWest Plaza for the period from May 29, 2003 through December 31, 2003, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
March 3, 2004

                                  CORWEST PLAZA
        Historical Summary of Gross Income and Direct Operating Expenses
           For the period from May 29, 2003 through December 31, 2003


                                                           For the period from
                                                              May 29, 2003
                                                                 through
                                                           December 31, 2003
                                                          --------------------
Gross income:
  Base rental income                                      $          1,425,025
  Operating expense and real estate tax recoveries                     424,278
                                                          --------------------

Total gross income                                                   1,849,303
                                                          --------------------

Direct operating expenses:
  Operating expenses                                                    54,893
  Real estate taxes                                                    347,412
  Insurance                                                             16,407
                                                          --------------------

Total direct operating expenses                                        418,712
                                                          --------------------

Excess of gross income over direct operating expenses     $          1,430,591
                                                          ====================

See accompanying notes to historical summary of gross income and direct operating expense.

                                  CORWEST PLAZA
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
           For the period from May 29, 2003 through December 31, 2003

(1) Business

CorWest Plaza (the Property) is located in New Britain, Connecticut. The Property consists of approximately 115,011 square feet of gross leasable area and was 100% occupied at December 31, 2003. The Property is leased to ten tenants of which four tenants account for approximately 90% of base rental revenue for the period from May 29, 2003 through December 31, 2003. On January 6, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third party.

(2) Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates As the Property was acquired by the seller on May 29, 2003, financial statements were not available prior to such date. As such, the Historical Summary includes only operations for the period from May 29, 2003 through December 31, 2003.

(3) Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal to options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned from the period from May 29, 2003 through December 31, 2003.

The Property has 3 ground leases that are classified as operating leases with terms extending through May 2028. Total ground lease income was $1,225,693 and is included in base rental income in the accompanying Historical Summary for the period from May 29, 2003 through December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exists in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $44,806 for the period from May 29, 2003 through December 31, 2003.

                                  CORWEST PLAZA
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
           For the period from May 29, 2003 through December 31, 2003
                                   (continued)

Minimum rents to be received from tenants under operating leases, which terms range from 48 months to 25 years, in effect at December 31, 2003, are as follows:


                  YEAR                  TOTAL
               -----------------------------------
                       2004        $     2,612,698
                       2005              2,594,038
                       2006              2,464,015
                       2007              2,416,598
                       2008              2,433,616
                 Thereafter             40,960,776
                                   ---------------

                      Total        $    53,481,742
                                   ===============

(4) Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Metro Square Center (SuperValue) ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Metro Square Center (SuperValue) for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
March 3, 2004

                        METRO SQUARE CENTER (SUPERVALUE)
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003


                                                              For the year
                                                                 ended
                                                           December 31, 2003
                                                          --------------------
Gross income:
  Base rental income                                      $            949,573
  Operating expense and real estate tax recoveries                     125,792
                                                          --------------------

Total gross income                                                   1,075,365
                                                          --------------------

Direct operating expenses:
  Operating expenses                                                    59,440
  Real estate taxes                                                     47,018
  Insurance                                                             18,815
                                                          --------------------

Total direct operating expenses                                        125,273
                                                          --------------------

Excess of gross income over direct operating expenses     $            950,092
                                                          ====================

See accompanying notes to historical summary of gross income and direct operating expense.

                        METRO SQUARE CENTER (SUPERVALUE)
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003

(1) Business

Metro Square Center (SuperValue) (the Property) is located in Severn, Maryland. The Property consists of approximately 62,000 square feet of gross leasable area and was 100% occupied at December 31, 2003. The Property is leased to three tenants of which one tenant accounts for approximately 91% of base rental revenue for the year ended December 31, 2003. On January 22, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third party.

(2) Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3) Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal to options at various periods at various rental rates. Certain of the leases contain provisions for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exists in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $54,197 for the year ended December 31, 2003.

                        METRO SQUARE CENTER (SUPERVALUE)
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003
                                   (continued)

Minimum rents to be received from tenants under operating leases, which terms range from five to 20 years, in effect at December 31, 2003, are as follows:

                   YEAR                 TOTAL
               ----------------------------------
                       2004        $      897,786
                       2005               922,082
                       2006               902,574
                       2007               904,327
                       2008               844,146
                 Thereafter            10,010,898
                                   --------------

                      Total        $   14,481,813
                                   ==============

(4) Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Larkspur Landing, ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Larkspur Landing, for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
February 26, 2004

                                LARKSPUR LANDING
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003


                                                              For the year
                                                                 ended
                                                           December 31, 2003
                                                          --------------------
Gross income:
  Base rental income                                      $          4,735,363
  Operating expense and real estate tax recoveries                   1,055,794
                                                          --------------------

Total gross income                                                   5,791,157
                                                          --------------------

Direct operating expenses:
  Operating expenses                                                   707,903
  Real estate taxes                                                    336,380
  Insurance                                                            236,462
                                                          --------------------

Total direct operating expenses                                      1,280,745
                                                          --------------------

Excess of gross income over direct operating expenses     $          4,510,412
                                                          ====================

See accompanying notes to historical summary of gross income and direct operating expense.

                                LARKSPUR LANDING
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003

(1) Business

Larkspur Landing, (the Property) is located in Larkspur, California. The Property consists of approximately 173,800 square feet of gross leasable area and was approximately 91% occupied at December 31, 2003. The Property is leased to thirty-seven tenants of which four tenants account for approximately 62% of base rental revenue for the year ended December 31, 2003. On January 14, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third party.

(2) Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3) Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal to options at various periods at various rental rates. Certain of the leases contain provisions for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. Contingent rent of $339,129 was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exists in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $171,513 for the year ended December 31, 2003.

                                LARKSPUR LANDING
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003
                                   (continued)

Minimum rents to be received from tenants under operating leases, which terms range from 1 to 15 years, in effect at December 31, 2003, are as follows:


                   YEAR                TOTAL
               ----------------------------------
                       2004        $    4,305,051
                       2005             3,779,574
                       2006             3,409,006
                       2007             2,769,297
                       2008             2,410,278
                 Thereafter            13,617,128
                                   --------------

                      Total        $   30,290,334
                                   ==============

(4) Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of North Ranch Pavilion ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of North Ranch Pavilion for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
February 25, 2004

                              NORTH RANCH PAVILION
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003

                                                              For the year
                                                                 ended
                                                           December 31, 2003
                                                          --------------------
Gross income:
  Base rental income                                      $          1,100,047
  Operating expense and real estate tax recoveries                     322,680
                                                          --------------------

Total gross income                                                   1,422,727
                                                          --------------------

Direct operating expenses:
  Operating expenses                                                   210,864
  Real estate taxes                                                    129,164
  Insurance                                                             33,635
                                                          --------------------

Total direct operating expenses                                        373,663
                                                          --------------------

Excess of gross income over direct operating expenses     $          1,049,064
                                                          ====================

See accompanying notes to historical summary of gross income and direct operating expense.

                              NORTH RANCH PAVILION
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003

(1) Business

North Ranch Pavilion (the Property) is located in Thousand Oaks, California. The Property consists of approximately 63,000 square feet of gross leasable area and was approximately 91% occupied at December 31, 2003. The Property is leased to twenty-seven tenants of which three tenants account for approximately 34% of base rental revenue for the year ended December 31, 2003. On January 15, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third party.

(2) Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3) Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal to options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exists in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $39,515 for the year ended December 31, 2003.

                              NORTH RANCH PAVILION
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003
                                   (continued)

Minimum rents to be received from tenants under operating leases, which terms range from three to 14 years, in effect at December 31, 2003, are as follows:

                   YEAR                TOTAL
               ----------------------------------
                       2004        $    1,308,503
                       2005             1,187,162
                       2006             1,196,362
                       2007               768,560
                       2008               665,216
                 Thereafter             2,245,095
                                   --------------

                      Total        $    7,370,898
                                   ==============

(4) Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of La Plaza Del Norte ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of La Plaza Del Norte for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
February 26, 2004

                               LA PLAZA DEL NORTE
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003

                                                              For the year
                                                                 ended
                                                           December 31, 2003
                                                          --------------------
Gross income:
  Base rental income                                      $          4,003,605
  Operating expense and real estate tax recoveries                   1,421,860
                                                          --------------------

Total gross income                                                   5,425,465
                                                          --------------------

Direct operating expenses:
  Operating expenses                                                   240,045
  Real estate taxes                                                  1,199,850
  Insurance                                                             84,577
                                                          --------------------

Total direct operating expenses                                      1,524,472
                                                          --------------------

Excess of gross income over direct operating expenses     $          3,900,993
                                                          ====================

See accompanying notes to historical summary of gross income and direct operating expense.

                               LA PLAZA DEL NORTE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003

(1) Business

La Plaza Del Norte (the Property) is located in San Antonio, Texas. The Property consists of approximately 320,000 square feet of gross leasable area and was approximately 96% occupied at December 31, 2003. The Property is leased to eighteen tenants of which two tenants account for approximately 41% of base rental revenue for the year ended December 31, 2003. On January 21, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third party.

(2) Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3) Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal to options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. Contingent rent of $827 was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exists in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $72,859 for the year ended December 31, 2003.

                               LA PLAZA DEL NORTE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003
                                   (continued)

Minimum rents to be received from tenants under operating leases, which terms range from five to twenty years, in effect at December 31, 2003, are as follows:

                   YEAR                TOTAL
               ----------------------------------
                       2004        $    4,113,332
                       2005             4,070,499
                       2006             3,942,489
                       2007             3,358,048
                       2008             3,258,479
                 Thereafter            14,294,929
                                   --------------

                      Total        $   33,037,776
                                   ==============

(4) Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of MacArthur Crossing ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of MacArthur Crossing for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
March 1, 2004

                               MACARTHUR CROSSING
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003

                                                              For the year
                                                                 ended
                                                           December 31, 2003
                                                          --------------------
Gross income:
  Base rental income                                      $          1,760,907
  Operating expense and real estate tax recoveries                     608,826
                                                          --------------------

Total gross income                                                   2,369,733
                                                          --------------------

Direct operating expenses:
  Operating expenses                                                   249,689
  Real estate taxes                                                    400,391
  Insurance                                                             48,208
                                                          --------------------

Total direct operating expenses                                        698,288
                                                          --------------------

Excess of gross income over direct operating expenses     $          1,671,445
                                                          ====================

See accompanying notes to historical summary of gross income and direct operating expense.

                               MACARTHUR CROSSING
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003

(1) Business

MacArthur Crossing (the Property) is located in Las Colinas, Texas. The Property consists of 111,035 square feet of gross leasable area and was approximately 98% occupied at December 31, 2003. The Property is leased to twenty-nine tenants of which seven tenants account for approximately 54% of base rental revenue for the year ended December 31, 2003. On February 5, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third party.

(2) Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3) Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal to options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. Contingent rent of $14,807 was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exists in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $4,655 for the year ended December 31, 2003.

                               MACARTHUR CROSSING
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003
                                   (continued)


Minimum rents to be received from tenants under operating leases, which terms range from five to twenty years, in effect at December 31, 2003, are as follows:

                   YEAR                TOTAL
               ----------------------------------
                       2004        $    1,771,533
                       2005             1,713,801
                       2006             1,290,824
                       2007               809,370
                       2008               678,292
                 Thereafter             2,761,095
                                   --------------

                      Total        $    9,024,915
                                   ==============

(4) Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Promenade at Red Cliff ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Promenade at Red Cliff for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
March 5, 2004

                             PROMENADE AT RED CLIFF
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003

                                                              For the year
                                                                ended
                                                           December 31, 2003
                                                          --------------------
Gross income:
  Base rental income                                      $          1,250,480
  Operating expense and real estate tax recoveries                     237,743
                                                          --------------------

Total gross income                                                   1,488,223
                                                          --------------------

Direct operating expenses:
  Operating expenses                                                   136,724
  Real estate taxes                                                    113,395
  Insurance                                                             38,288
                                                          --------------------

Total direct operating expenses                                        288,407
                                                          --------------------

Excess of gross income over direct operating expenses     $          1,199,816
                                                          ====================

See accompanying notes to historical summary of gross income and direct operating expense.

                             PROMENADE AT RED CLIFF
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003

(1)  Business

Promenade at Red Cliff (the Property) is located in St. George, Utah. The Property consists of 94,947 square feet of gross leasable area and was approximately 97% occupied at December 31, 2003. The Property is leased to twenty-tenants of which four tenants account for approximately 61% of base rental revenue for the year ended December 31, 2003. On February 13, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third party.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal to options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. Contingent rent of $21,297 was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exists in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $1,622 for the year ended December 31, 2003.

                             PROMENADE AT RED CLIFF
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003
                                   (continued)

Minimum rents to be received from tenants under operating leases, which terms range from 10 months to fifteen years, in effect at December 31, 2003, are as follows:

                   YEAR                 TOTAL
               -----------------------------------
                       2004         $    1,468,781
                       2005              1,513,674
                       2006              1,526,952
                       2007              1,149,127
                       2008                852,421
                 Thereafter                921,631
                                    --------------

                      Total         $    7,432,586
                                    ==============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Peoria Crossings ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Peoria Crossing for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.


KPMG LLP

Chicago, Illinois
February 25, 2004

                                PEORIA CROSSINGS
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003

                                                                For the year
                                                                   ended
                                                             December 31, 2003
                                                            --------------------
Gross income:
  Base rental income                                        $          2,247,654
  Operating expense and real estate tax recoveries                       367,902
                                                            --------------------

Total gross income                                                     2,615,556
                                                            --------------------

Direct operating expenses:
  Operating expenses                                                     158,120
  Real estate taxes                                                      212,946
  Insurance                                                                    -
                                                            --------------------

Total direct operating expenses                                          371,066
                                                            --------------------

Excess of gross income over direct operating expenses       $          2,244,490
                                                            ====================

See accompanying notes to historical summary of gross income and direct operating expense.

                                PEORIA CROSSINGS
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003

(1)  Business

Peoria Crossings (the Property) is located in Peoria, Arizona. The Property consists of approximately 213,500 square feet of gross leasable area and was approximately 97% occupied at December 31, 2003. The Property is leased to twenty-one tenants of which five tenants account for approximately 59% of base rental revenue for the year ended December 31, 2003. Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") has signed a sale and purchase agreement for the purchase of the Property from an unaffiliated third-party ("Seller").

The Property commenced operations in 2002 with a portion of Peoria Crossings (representing approximately 207,500 square feet) of the Properties' gross leasable area complete as of December 31, 2003. The remaining portion of the Properties' gross leasable area (representing the remaining approximately 6, 000 square feet) is under construction and scheduled to be completed during 2004.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal to options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exists in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $780,986 for the year ended December 31, 2003.

                                PEORIA CROSSINGS

    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003
                                   (continued)

Minimum rents to be received from tenants under operating leases, which terms range from five to twenty-one years, in effect at December 31, 2003, are as follows:

                   YEAR                 TOTAL
               -----------------------------------
                       2004         $    2,584,513
                       2005              2,606,123
                       2006              2,613,453
                       2007              2,623,407
                       2008              2,245,206
                 Thereafter             17,152,265
                                    --------------

                      Total         $   29,824,967
                                    ==============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Dorman Centre ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Dorman Centre for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.


KPMG LLP

Chicago, Illinois
February 25, 2004

                                  DORMAN CENTRE
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003

                                                                For the year
                                                                   ended
                                                             December 31, 2003
                                                            --------------------
Gross income:
  Base rental income                                        $          1,195,938
  Operating expense and real estate tax recoveries                        83,579
                                                            --------------------

Total gross income                                                     1,279,517
                                                            --------------------

Direct operating expenses:
  Operating expenses                                                      37,886
  Real estate taxes                                                       51,474
  Insurance                                                                9,656
                                                            --------------------

Total direct operating expenses                                           99,016
                                                            --------------------

Excess of gross income over direct operating expenses       $          1,180,501
                                                            ====================

See accompanying notes to historical summary of gross income and direct operating expense.

                                  DORMAN CENTRE

    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003

(1)  Business

Dorman Centre (the Property) is located in Spartanburg, South Carolina. The Property consists of approximately 388,000 square feet of gross leasable area and was approximately 90% occupied at December 31, 2003. The Property is leased to twenty-one tenants of which four tenants account for approximately 77% of base rental revenue for the year ended December 31, 2003. On March 4, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third party.

The Property commenced operations on July 1, 2003 with a portion of Dorman Center (representing approximately 348,000 square feet) complete as of December 31, 2003. The remaining portion (representing the remaining approximately 40,000 square feet) is under construction and scheduled to be completed during the first quarter of 2004.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal to options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exists in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $4,778 for the year ended December 31, 2003.

                                  DORMAN CENTRE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003
                                   (continued)

Minimum rents to be received from tenants under operating leases, which terms range from three to twenty years, in effect at December 31, 2003, are as follows:

                   YEAR                 TOTAL
               -----------------------------------
                       2004         $    3,504,788
                       2005              3,540,088
                       2006              3,513,673
                       2007              3,430,584
                       2008              3,313,461
                 Thereafter             30,804,111
                                    --------------

                      Total         $   48,106,705
                                    ==============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Heritage Towne Crossing ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Heritage Towne Crossing for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.


KPMG LLP

Chicago, Illinois
March 3, 2004

                             HERITAGE TOWNE CROSSING
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003

                                                                For the year
                                                                   ended
                                                             December 31, 2003
                                                            --------------------
Gross income:
  Base rental income                                        $            876,078
  Operating expense and real estate tax recoveries                       198,515
                                                            --------------------

Total gross income                                                     1,074,593
                                                            --------------------

Direct operating expenses:
  Operating expenses                                                     106,131
  Real estate taxes                                                      211,070
  Insurance                                                               21,825
                                                            --------------------

Total direct operating expenses                                          339,026
                                                            --------------------

Excess of gross income over direct operating expenses       $            735,567
                                                            ====================

See accompanying notes to historical summary of gross income and direct operating expense.

                             HERITAGE TOWN CROSSING
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003

(1)  Business

Heritage Towne Crossing (the Property) is located in Euless, Texas. The Property consists of 80,730 square feet of gross leasable area and was approximately 81% occupied at December 31, 2003. The Property is leased to twenty-five tenants of which five tenants account for approximately 40% of base rental revenue for the year ended December 31, 2003. On March 5, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third party.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal to options at various periods at various rental rates.

The Property has two ground leases that are classified as operating leases with terms extending through September, 2023. Total ground lease income was $44,417 and is included in base rental income int he accompanying Historical Summary for the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exists in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $15,184 for the year ended December 31, 2003.

                             HERITAGE TOWNE CROSSING
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003
                                   (continued)

Minimum rents to be received from tenants under operating leases, which terms range from three to twenty years, in effect at December 31, 2003, are as follows:

                   YEAR                 TOTAL
               -----------------------------------
                       2004         $    1,289,587
                       2005              1,300,384
                       2006              1,292,499
                       2007              1,069,311
                       2008                653,115
                 Thereafter              2,698,001
                                    --------------

                      Total         $    8,302,897
                                    ==============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Paradise Valley Marketplace ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No 4 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Paradise Valley Marketplace for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.


KPMG LLP

Chicago, Illinois
May 21, 2004

                           PARADISE VALLEY MARKETPLACE
        Historical Summary of Gross Income and Direct Operating Expenses
 For the year ended December 31, 2003 and the three months ended March 31, 2004
                                   (unaudited)

                                                                    For the            For the year
                                                               three months ended         ended
                                                                 March 31, 2004     December 31, 2003
                                                               ---------------------------------------
                                                                  (unaudited)
Gross income:
  Base rental income                                           $          449,832            1,486,785
  Operating expense and real estate tax recoveries                         54,799              219,877
                                                               ---------------------------------------

Total gross income                                                        504,631            1,706,662
                                                               ---------------------------------------

Direct operating expenses:
  Operating expenses                                                       26,470              130,116
  Real estate taxes                                                        47,629              181,118
  Insurance                                                                 7,942               30,256
                                                               ---------------------------------------

Total direct operating expenses                                            82,041              341,490
                                                               ---------------------------------------

Excess of gross income over direct operating expenses          $          422,590            1,365,172
                                                               =======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                           PARADISE VALLEY MARKETPLACE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the three months ended March 31, 2004
                                   (unaudited)

(1)  Business

Paradise Valley Marketplace (the Property) is located in Phoenix, Arizona. The Property consists of approximately 138,627 square feet of gross leasable area and was 81% occupied at December 31, 2003. The Property is leased to two tenants that account for approximately 41% of base rental revenue for the year ended December 31, 2003. On April 8, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party seller.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the three months ended March 31, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $46,680 for the year ended December 31, 2003.

                           PARADISE VALLEY MARKETPLACE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the three months ended March 31, 2004
                             (continued) (unaudited)

Minimum rents to be received from tenants under operating leases which terms range from five to twenty years, in effect at December 31, 2003, are as follows:

                   YEAR                 TOTAL
               -----------------------------------
                       2004         $    1,847,829
                       2005              1,860,272
                       2006              1,852,512
                       2007              1,596,997
                       2008              1,368,899
                 Thereafter             10,350,861
                                    --------------

                                    $   18,877,370
                                    ==============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Best on the Boulevard ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No 4 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Best on the Boulevard for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.


KPMG LLP

Chicago, Illinois
June 14, 2004

                              BEST ON THE BOULEVARD
        Historical Summary of Gross Income and Direct Operating Expenses
 For the year ended December 31, 2003 and the three months ended March 31, 2004
                                   (unaudited)

                                                                    For the           For the year
                                                               three months ended        ended
                                                                 March 31, 2004     December 31, 2003
                                                               ---------------------------------------
                                                                  (unaudited)
Gross income:
  Base rental income                                           $          777,350            2,946,442
  Operating expense and real estate tax recoveries                         48,915              196,720
                                                               ---------------------------------------

Total gross income                                                        826,265            3,143,162
                                                               ---------------------------------------

Direct operating expenses:
  Operating expenses                                                       67,731              197,234
  Real estate taxes                                                        20,288               77,799
  Insurance                                                                10,133               56,336
                                                               ---------------------------------------

Total direct operating expenses                                            98,152              331,369
                                                               ---------------------------------------

Excess of gross income over direct operating expenses          $          728,113            2,811,793
                                                               =======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                              BEST ON THE BOULEVARD
        Historical Summary of Gross Income and Direct Operating Expenses
 For the year ended December 31, 2003 and the three months ended March 31, 2004
                                   (unaudited)

(1)  Business

Best on the Boulevard (the Property) is located in Las Vegas, Nevada. The Property consists of approximately 204,000 square feet of gross leasable area and was 98% occupied at December 31, 2003. The Property is leased to four tenants that account for approximately 70% of base rental revenue for the year ended December 31, 2003. On April 14, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party seller.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the three months ended March 31, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. Contingent rent of $152,725 was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $21,111 for the year ended December 31, 2003.

Gross income excludes lease buy-out income as such amounts are not comparable to the proposed future operations of the property.

                              BEST ON THE BOULEVARD
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the three months ended March 31, 2004
                             (continued) (unaudited)

Minimum rents to be received from tenants under operating leases which terms range from one to eleven years, in effect at December 31, 2003, are as follows:

                   YEAR                 TOTAL
               -----------------------------------
                       2004         $    2,777,000
                       2005              2,615,000
                       2006              2,657,000
                       2007              2,705,000
                       2008              2,732,000
                 Thereafter             10,162,000
                                    --------------

                                    $   23,648,000
                                    ==============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Bluebonnet Parc ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No 4 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Bluebonnet Parc for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.


KPMG LLP

Chicago, Illinois
June 14, 2004

                                 BLUEBONNET PARC
        Historical Summary of Gross Income and Direct Operating Expenses
 For the year ended December 31, 2003 and the three months ended March 31, 2004
                                   (unaudited)

                                                                    For the            For the year
                                                               three months ended         ended
                                                                 March 31, 2004     December 31, 2003
                                                               ---------------------------------------
                                                                  (unaudited)
Gross income:
  Base rental income                                           $          405,509            1,680,019
  Operating expense and real estate tax recoveries                         54,952              247,837
                                                               ---------------------------------------

Total gross income                                                        460,461            1,927,856
                                                               ---------------------------------------

Direct operating expenses:
  Operating expenses                                                       28,732              102,120
  Real estate taxes                                                        31,210              124,838
  Insurance                                                                11,103               44,410
                                                               ---------------------------------------

Total direct operating expenses                                            71,045              271,368
                                                               ---------------------------------------

Excess of gross income over direct operating expenses          $          389,416            1,656,488
                                                               =======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                                 BLUEBONNET PARC
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the three months ended March 31, 2004
                                   (unaudited)

(1)  Business

Bluebonnet Parc (the Property) is located in Baton Rouge, Louisiana. The Property consists of approximately 135,000 square feet of gross leasable area and was approximately 89% occupied at December 31, 2003. The Property is leased to two tenants that account for approximately 58% of base rental revenue for the year ended December 31, 2003. On April 22, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party seller.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the three months ended March 31, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $58,881 for the year ended December 31, 2003.

                                 BLUEBONNET PARC
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the three months ended March 31, 2004
                            (continued) (unaudited)

Minimum rents to be received from tenants under operating leases which terms range from one to seventeen years, in effect at December 31, 2003, are as follows:

                   YEAR                 TOTAL
               -----------------------------------
                       2004         $    1,621,138
                       2005              1,621,138
                       2006              1,621,138
                       2007              1,632,710
                       2008              1,671,590
                 Thereafter              9,990,092
                                    --------------

                                    $   18,157,806
                                    ==============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of North Rivers Town Center ("the Property") for the period of October 1, 2003 (commencement of operations) to December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No 4 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in Note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in
Note 2 of North Rivers Town Center for the period of October 1, 2003 (commencement of operations) to December 31, 2003, in conformity with U.S. generally accepted accounting principles.


KPMG LLP

Chicago, Illinois
May 25, 2004

                            NORTH RIVERS TOWN CENTER
        Historical Summary of Gross Income and Direct Operating Expenses
        For the period of October 1, 2003 (commencement of operations) to
           December 31, 2003 and the three months ended March 31, 2004
                                   (unaudited)

                                                                                     For the period of
                                                                                     October 1, 2003
                                                                 For the three       (commencement of
                                                                  months ended        operations) to
                                                                 March 31, 2004      December 31, 2003
                                                               ---------------------------------------
                                                                  (unaudited)
Gross income:
  Base rental income                                           $          475,837              119,006
  Operating expense and real estate tax recoveries                         41,591               49,926
                                                               ---------------------------------------

Total gross income                                                        517,428              168,932
                                                               ---------------------------------------

Direct operating expenses:
  Operating expenses                                                       38,133               53,201
  Real estate taxes                                                        12,136               46,233
                                                               ---------------------------------------

Total direct operating expenses                                            50,269               99,434
                                                               ---------------------------------------

Excess of gross income over direct operating expenses          $          467,159               69,498
                                                               =======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                            NORTH RIVERS TOWN CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
        For the period of October 1, 2003 (commencement of operations) to December 31, 2003 and the three months ended March 31, 2004 (unaudited)

(1)  Business

North Rivers Town Center (the Property) is located in Charleston, South Carolina. The Property consists of approximately 141,167 square feet of gross leasable area and was 53% occupied at December 31, 2003. The Property is leased to six tenants of which three account for approximately 82% of base rental revenue for the year ended December 31, 2003. On April 27, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party seller.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the three months ended March 31, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2003.

The Property has one ground lease that is classified as an operating lease with terms extending through January 2014. Total ground lease income was $20,097 and is included in base rental income in the accompanying Historical Summary for the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $3,583 for the year ended December 31, 2003.

                            NORTH RIVERS TOWN CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
        For the period of October 1, 2003 (commencement of operations) to December 31, 2003 and the three months ended March 31, 2004 (continued)
                                   (unaudited)

Minimum rents to be received from tenants under operating leases which terms range from three to ten years, in effect at December 31, 2003, are as follows:

                   YEAR                 TOTAL
               -----------------------------------
                       2004         $    1,507,058
                       2005              1,635,570
                       2006              1,647,145
                       2007              1,627,461
                       2008              1,616,978
                 Thereafter              7,128,154
                                    --------------

                                    $   15,162,366
                                    ==============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Arvada Marketplace and Connection ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No 4 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Arvada Marketplace and Connection for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.


KPMG LLP

Chicago, Illinois
June 8, 2004

                        ARVADA MARKETPLACE AND CONNECTION
        Historical Summary of Gross Income and Direct Operating Expenses
 For the year ended December 31, 2003 and the three months ended March 31, 2004
                                   (unaudited)

                                                                    For the           For the year
                                                               three months ended        ended
                                                                 March 31, 2004     December 31, 2003
                                                               ---------------------------------------
                                                                  (unaudited)
Gross income:
  Base rental income                                           $          864,350            3,609,715
  Contingent rent                                                               -              152,934
  Operating expense and real estate tax recoveries                        271,869            1,118,604
                                                               ---------------------------------------

Total gross income                                                      1,136,219            4,881,253
                                                               ---------------------------------------

Direct operating expenses:
  Operating expenses                                                      123,217              513,159
  Real estate taxes                                                       276,372            1,105,488
  Insurance                                                                 8,660               32,699
                                                               ---------------------------------------

Total direct operating expenses                                           408,249            1,651,346
                                                               ---------------------------------------

Excess of gross income over direct operating expenses          $          727,970            3,229,907
                                                               =======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                        ARVADA MARKETPLACE AND CONNECTION
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the three months ended March 31, 2004
                                   (unaudited)

(1)  Business

Arvada Marketplace and Connection ("the Property) is located in Arvada, Colorado. The Property consists of approximately 528,000 square feet of gross leasable area and was approximately 67% occupied at December 31, 2003. The Property is leased to four tenants that account for approximately 53% of base rental revenue for the year ended December 31, 2003. On April 29, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party seller.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the three months ended March 31, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. Contingent rent of $152,934 was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $482 for the year ended December 31, 2003.

                        ARVADA MARKETPLACE AND CONNECTION
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the three months ended March 31, 2004
                             (unaudited) (continued)

Minimum rents to be received from tenants under operating leases which terms range from three to twenty years, in effect at December 31, 2003, are as follows:

                   YEAR                 TOTAL
               -----------------------------------
                       2004         $    3,451,409
                       2005              3,315,310
                       2006              3,049,468
                       2007              2,882,800
                       2008              2,210,180
                 Thereafter              5,724,575
                                    --------------

                                    $   20,633,742
                                    ==============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Eastwood Town Center ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No 4 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Eastwood Town Center for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.


KPMG LLP

Chicago, Illinois
June 8, 2004

                              EASTWOOD TOWN CENTER
        Historical Summary of Gross Income and Direct Operating Expenses
 For the year ended December 31, 2003 and the three months ended March 31, 2004
                                   (unaudited)

                                                                    For the            For the year
                                                               three months ended          ended
                                                                 March 31, 2004      December 31, 2003
                                                               ---------------------------------------
                                                                  (unaudited)
Gross income:
  Base rental income                                           $        1,652,801            6,251,312
  Contingent rent                                                               -               10,123
  Operating expense and real estate tax recoveries                        281,464            1,309,884
                                                               ---------------------------------------

Total gross income                                                      1,934,265            7,571,319
                                                               ---------------------------------------

Direct operating expenses:
  Operating expenses                                                      286,259            1,214,244
  Real estate taxes                                                        58,697              234,786
  Insurance                                                                40,338              161,355
                                                               ---------------------------------------

Total direct operating expenses                                           385,294            1,610,385
                                                               ---------------------------------------

Excess of gross income over direct operating expenses          $        1,548,971            5,960,934
                                                               =======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                              EASTWOOD TOWN CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the three months ended March 31, 2004
                                   (unaudited)

(1)  Business

Eastwood Town Center (the Property) is located in Lansing, Michigan. The Property consists of approximately 334,500 square feet of gross leasable area and was approximately 98% occupied at December 31, 2003. The Property is leased to four tenants that account for approximately 19% of base rental revenue for the year ended December 31, 2003. On May 13, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party seller.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the three months ended March 31, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. Contingent rent of $10,123 was earned during the year ended December 31, 2003.

In addition, rental income includes $135,059 of rent from one tenant that pays monthly rent based upon a percentage of monthly sales in lieu of minimum rents provided in the lease. The minimum rents schedule below excludes such tenant.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $236,890 for the year ended December 31, 2003.

                              EASTWOOD TOWN CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the three months ended March 31, 2004
                             (unaudited) (continued)

Minimum rents to be received from tenants under operating leases which terms range from five to fifteen years, in effect at December 31, 2003, are as follows:

                   YEAR                 TOTAL
               -----------------------------------
                       2004         $    6,347,034
                       2005              6,364,074
                       2006              6,389,942
                       2007              6,409,218
                       2008              6,354,825
                 Thereafter             31,443,155
                                    --------------

                                    $   63,308,248
                                    ==============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Watauga Pavilion ("the Property") for the period of August 15, 2003 (commencement of operations) to December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No 4 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Watauga Pavilion for the period of August 15, 2003 (commencement of operations) to December 31, 2003, in conformity with U.S. generally accepted accounting principles.


KPMG LLP

Chicago, Illinois
May 28, 2004

                                WATAUGA PAVILION
        Historical Summary of Gross Income and Direct Operating Expenses
        For the period of August 15, 2003 (commencement of operations) to
           December 31, 2003 and the three months ended March 31, 2004
                                   (unaudited)

                                                                    For the         For the period from
                                                               three months ended   August 15, 2003 to
                                                                 March 31, 2004      December 31, 2003
                                                               ---------------------------------------
                                                                  (unaudited)
Gross income:
  Base rental income                                           $          547,045              198,325
  Operating expense and real estate tax recoveries                        122,473                7,110
                                                               ---------------------------------------

Total gross income                                                        669,518              205,435
                                                               ---------------------------------------

Direct operating expenses:
  Operating expenses                                                       28,568                9,288
  Real estate taxes                                                       129,422                8,692
  Insurance                                                                 9,446                9,446
                                                               ---------------------------------------

Total direct operating expenses                                           167,436               27,426
                                                               ---------------------------------------

Excess of gross income over direct operating expenses          $          502,082              178,009
                                                               =======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                                WATAUGA PAVILION
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the period August 15, 2003 (commencement of operations) to December 31, 2003 and the three months ended March 31, 2004 (unaudited)

(1)  Business

Watauga Pavilion (the Property) is located in Watauga, Texas. The Property consists of approximately 205,575 square feet of gross leasable area and was 93% leased and 43% occupied at December 31, 2003. The Property is leased to three tenants that account for approximately 49% of base rental revenue for the period of August 15, 2003 (commencement of operations) to December 31, 2003. On May 21, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property.

Watauga Pavilion was under construction during 2003 and commenced operations August 15, 2003, with a portion of the Property's gross leasable area (representing approximately 88,300 square feet) complete as of December 31, 2003. The remaining portion of the Property's gross leasable area (representing the remaining approximately 117,275 square feet) is under construction and scheduled to be completed during 2004.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the three months ended March 31, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the period from August 15, 2003 (commencement of operations) to December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $157,979 for the period from August 15, 2003 (commencement of operations) to December 31, 2003.

                                WATAUGA PAVILION-
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the period August 15, 2003 (commencement of operations) to December 31, 2003 and the three months ended March 31, 2004 (unaudited)
                                   (continued)

Minimum rents to be received from tenants under operating leases which terms range from five to fifteen years, in effect at December 31, 2003, are as follows:

                  YEAR                  TOTAL
               -----------------------------------
                       2004         $    1,778,694
                       2005              2,311,353
                       2006              2,311,555
                       2007              2,312,565
                       2008              2,308,121
                 Thereafter             12,657,110
                                    --------------

                                    $   23,679,398
                                    ==============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Northpointe Plaza ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No 4 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Northpointe Plaza for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.


KPMG LLP

Chicago, Illinois
June 7, 2004

                                NORTHPOINTE PLAZA
        Historical Summary of Gross Income and Direct Operating Expenses
 For the year ended December 31, 2003 and the three months ended March 31, 2004
                                   (unaudited)

                                                                    For the           For the year
                                                               three months ended         ended
                                                                 March 31, 2004     December 31, 2003
                                                               ---------------------------------------
                                                                  (unaudited)
Gross income:
  Base rental income                                           $        1,019,796            4,258,776
                                                                                -              554,354
  Operating expense and real estate tax recoveries                        315,392            1,119,324
                                                               ---------------------------------------

Total gross income                                                      1,335,188            5,932,454
                                                               ---------------------------------------

Direct operating expenses:
  Operating expenses                                                      159,522              481,111
  Real estate taxes                                                       165,847              663,388
  Insurance                                                                22,687               90,748
                                                               ---------------------------------------

Total direct operating expenses                                           348,056            1,235,247
                                                               ---------------------------------------

Excess of gross income over direct operating expenses          $          987,132            4,697,207
                                                               =======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                                NORTHPOINTE PLAZA
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the three months ended March 31, 2004
                                   (unaudited)

(1)  Business

Northpointe Plaza (the Property) is located in Spokane, Washington. The Property consists of approximately 484,000 square feet of gross leasable area and was approximately 99.8% occupied at December 31, 2003. The Property is leased to four tenants that account for approximately 53% of base rental revenue for the year ended December 31, 2003. On May 28, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party seller.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the three months ended March 31, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. Contingent rent of $554,354 was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $62,126 for the year ended December 31, 2003.

Gross income excludes lease termination income as such amounts are not comparable to the proposed future operations of the Property.

                                NORTHPOINTE PLAZA
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the three months ended March 31, 2004
                             (unaudited) (continued)

Minimum rents to be received from tenants under operating leases which terms range from one to fourteen years, in effect at December 31, 2003, are as follows:

                   YEAR                 TOTAL
               -----------------------------------
                       2004         $    4,035,578
                       2005              3,915,240
                       2006              3,581,719
                       2007              3,388,281
                       2008              3,338,415
                 Thereafter             18,175,030
                                    --------------

                                    $   36,434,263
                                    ==============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Plaza Santa Fe II ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No 4 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Plaza Santa Fe II for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.


KPMG LLP

Chicago, Illinois
May 25, 2004

                                PLAZA SANTA FE II
        Historical Summary of Gross Income and Direct Operating Expenses
 For the year ended December 31, 2003 and the three months ended March 31, 2004
                                   (unaudited)

                                                                    For the           For the year
                                                               three months ended         ended
                                                                 March 31, 2004     December 31, 2003
                                                               ---------------------------------------
                                                                  (unaudited)
Gross income:
  Base rental income                                           $          811,853            3,110,836
  Operating expense and real estate tax recoveries                        104,886              504,170
                                                               ---------------------------------------

Total gross income                                                        916,739            3,615,006
                                                               ---------------------------------------

Direct operating expenses:
  Operating expenses                                                       52,703              319,032
  Ground rent expense                                                     107,411              429,643
  Real estate taxes                                                        33,162              141,555
  Insurance                                                                23,321               64,254
  Interest                                                                273,764            1,107,262
                                                               ---------------------------------------

Total direct operating expenses                                           490,361            2,061,746
                                                               ---------------------------------------

Excess of gross income over direct operating expenses          $          426,378            1,553,260
                                                               =======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                                PLAZA SANTA FE II
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the three months ended March 31, 2004
                                   (unaudited)

(1)  Business

Plaza Santa Fe II (the Property) is located in Santa Fe, New Mexico. The Property consists of approximately 222,400 square feet of gross leasable area and was approximately 98% occupied at December 31, 2003. The Property is leased to four tenants that account for approximately 49% of base rental revenue for the year ended December 31, 2003. On June 1, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party seller.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the three months ended March 31, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $81,729 for the year ended December 31, 2003.

                                PLAZA SANTA FE II
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the three months ended March 31, 2004
                                   (unaudited)
                                   (continued)

Minimum rents to be received from tenants under operating leases which terms range from three to fifteen years, in effect at December 31, 2003, are as follows:

                          YEAR                     TOTAL
                        ---------------------------------------
                                  2004      $         3,161,371
                                  2005                3,123,383
                                  2006                3,007,686
                                  2007                2,947,969
                                  2008                2,859,712
                            Thereafter               15,738,974
                                            -------------------

                                            $        30,839,095
                                            ===================

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

The property is subject to a ground lease with annual payments, payable to an unaffiliated third party of $375,000 until November 30, 2010, $431,250 until November 30, 2020 and $495,938 until maturity. The ground lease matures in 2023. Although the ground lease provided for increases in minimum rent payments over the term of the lease, ground lease expense accrues on a straight-line basis. The related adjustment increased ground rent expense by approximately $55,000 for the year ended December 31, 2003.

Minimum rents to be paid to the unaffiliated third party under the ground lease in effect at December 31, 2003 are as follows:

                             YEAR                    TOTAL
                           --------------------------------------
                                     2004     $           375,000
                                     2005                 375,000
                                     2006                 375,000
                                     2007                 375,000
                                     2008                 375,000
                               Thereafter               8,998,750
                                              -------------------

                                              $        10,873,750
                                              ===================

(5)  Interest Expense

Inland Western Retail Real Estate Trust, Inc. assumed a $17,600,000 mortgage loan secured by the Property in connection with the acquisition. The mortgage loan bears a fixed interest rate of 6.2%, payable in monthly installments of principal and interest, and matures on December 1, 2012.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Pine Ridge Plaza ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No 4 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Pine Ridge Plaza for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
June 7, 2004

                                PINE RIDGE PLAZA
        Historical Summary of Gross Income and Direct Operating Expenses
 For the year ended December 31, 2003 and the three months ended March 31, 2004
                                   (unaudited)

                                                                     For the           For the year
                                                               three months ended          ended
                                                                 March 31, 2004      December 31, 2003
                                                               ---------------------------------------
                                                                  (unaudited)
Gross income:
  Base rental income                                           $          360,937            1,194,069
  Operating expense and real estate tax recoveries                        102,740              275,432
                                                               ---------------------------------------

Total gross income                                                        463,677            1,469,501
                                                               ---------------------------------------

Direct operating expenses:
  Operating expenses                                                       40,336              158,676
  Real estate taxes                                                        76,980              307,918
  Insurance                                                                 4,778               19,110
                                                               ---------------------------------------

Total direct operating expenses                                           122,094              485,704
                                                               ---------------------------------------

Excess of gross income over direct operating expenses          $          341,583              983,797
                                                               =======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                                PINE RIDGE PLAZA
   Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the three months ended March 31, 2004
                                   (unaudited)

(1)  Business

Pine Ridge Plaza (the Property) is located in Lawrence, Kansas. The Property consists of approximately 275,800 square feet of gross leasable area and was approximately 75% occupied at December 31, 2003. The Property is leased to three tenants that account for approximately 66% of base rental revenue for the year ended December 31, 2003. On June 7, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party seller.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the three months ended March 31, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $49,168 for the year ended December 31, 2003.

Gross income excludes condemnation income as such amounts are not comparable to the proposed future operations of the Property.

                                PINE RIDGE PLAZA
   Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the three months ended March 31, 2004
                                  (unaudited)
                                  (continued)

Minimum rents to be received from tenants under operating leases which terms range from five to twenty years, in effect at December 31, 2003, are as follows:

                             YEAR              TOTAL
                          -------------------------------
                                2004     $      1,408,301
                                2005            1,414,600
                                2006            1,330,048
                                2007            1,167,794
                                2008            1,061,244
                          Thereafter            6,934,670
                                         ----------------

                                         $     13,316,657
                                         ================

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Huebner Oaks Center ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No 4 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Huebner Oaks Center for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
June 7, 2004

                               HUEBNER OAKS CENTER
        Historical Summary of Gross Income and Direct Operating Expenses
 For the year ended December 31, 2003 and the three months ended March 31, 2004
                                   (unaudited)

                                                                    For the            For the year
                                                               three months ended         ended
                                                                 March 31, 2004     December 31, 2003
                                                               ---------------------------------------
                                                                   (unaudited)
Gross income:
  Base rental income                                           $        1,315,356            5,352,653
  Operating expense and real estate tax recoveries                        467,059            1,853,927
                                                               ---------------------------------------

Total gross income                                                      1,782,415            7,206,580
                                                               ---------------------------------------

Direct operating expenses:
  Operating expenses                                                      175,366              689,252
  Real estate taxes                                                       291,585            1,112,014
  Insurance                                                                20,174              105,825
                                                               ---------------------------------------

Total direct operating expenses                                           487,125            1,907,091
                                                               ---------------------------------------

Excess of gross income over direct operating expenses          $        1,295,290            5,299,489
                                                               =======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                               HUEBNER OAKS CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the three months ended March 31, 2004
                                   (unaudited)

(1)  Business

Huebner Oaks Center (the Property) is located in San Antonio, Texas. The Property consists of approximately 287,000 square feet of gross leasable area and was approximately 96% occupied at December 31, 2003. The Property is leased to four tenants that account for approximately 24% of base rental revenue for the year ended December 31, 2003. On June 8, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party seller.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the three months ended March 31, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. Contingent rent of $474,883 was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $48,392 for the year ended December 31, 2003.

                               HUEBNER OAKS CENTER
   Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the three months ended March 31, 2004
                                   (unaudited)
                                   (continued)

Minimum rents to be received from tenants under operating leases which terms range from one to fourteen years, in effect at December 31, 2003, are as follows:

                       YEAR                   TOTAL
                   --------------------------------------
                          2004         $        4,912,549
                          2005                  4,836,548
                          2006                  4,592,763
                          2007                  4,002,328
                          2008                  2,629,263
                    Thereafter                  5,218,634
                                       ------------------

                                       $       26,192,085
                                       ==================

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of John's Creek Village ("the Property") for the period from September 21, 2003 (commencement of operations) to December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of John's Creek Village for the year ended December 31, 2003, in conformity with U.S. generally accepted principles.

KPMG LLP

Chicago, Illinois
August 13, 2004

                              JOHN'S CREEK VILLAGE
        Historical Summary of Gross Income and Direct Operating Expenses
       For the period from September 21, 2003 (commencement of operations)
     to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

                                                                                   For the period from
                                                                                   September 21, 2003
                                                                    For the         (commencement of
                                                                six months ended     operations) to
                                                                 June 30, 2004     December 31, 2003
                                                               ---------------------------------------
                                                                  (unaudited)
Gross income:
  Base rental income                                           $          834,163              143,640
  Operating expense and real estate tax recoveries                        327,885               11,701
                                                               ---------------------------------------

Total gross income                                                      1,162,048              155,341
                                                               ---------------------------------------

Direct operating expenses:
  Operating expenses                                                       46,272               22,596
  Real estate taxes                                                       340,373                3,764
  Insurance                                                                13,215                  478
                                                               ---------------------------------------

Total direct operating expenses                                           399,860               26,838
                                                               ---------------------------------------

Excess of gross income over direct operating expenses          $          762,188              128,503
                                                               =======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                              JOHN'S CREEK VILLAGE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
       For the period from September 21, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

(1)  Business

John's Creek Village (the Property) is located in Duluth, Georgia. The Property consists of approximately 190,444 square feet of gross leasable area and was 47% leased and occupied at December 31, 2003. The Property is leased to eight tenants of which one tenant accounts for approximately 55% of base rental revenue for the period from September 21, 2003 (commencement of operations) to December 31, 2003. On June 23, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party seller.

John's Creek Village was under construction during 2003 and commenced operations on September 21, 2003 with a portion of the Property's gross leasable area (representing approximately 90,005 square feet) complete as of December 31, 2003. The remaining portion of the Property's gross leasable area (representing the remaining approximately 100,439 square feet) is under construction and scheduled to be completed during 2004.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the period from September 21, 2003 (commencement of operations) to December 31, 2003.

The Property has two ground leases that are classified as operating leases with terms extending through December 31, 2023 and May 31, 2014. Total ground lease income was $2,054 and is included in base rental income in the accompanying Historical Summary for the period from September 21, 2003 (commencement of operations) to December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $1,473 for the period from September 21, 2003 (commencement of operations) to December 31, 2003.

                              JOHN'S CREEK VILLAGE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
       For the period from September 21, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)
                                   (continued)

Minimum rents to be received from tenants under operating leases, which terms range from five to 20 years, in effect at December 31, 2003, are as follows:

                            YEAR                TOTAL
                        ----------------------------------
                               2004       $      1,668,326
                               2005              1,743,692
                               2006              1,754,959
                               2007              1,763,747
                               2008              1,759,391
                         Thereafter             12,090,223
                                          ----------------

                                          $     20,780,338
                                          ================

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Lakewood Towne Center ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Lakewood Towne Center for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
July 15, 2004

                              LAKEWOOD TOWNE CENTER
        Historical Summary of Gross Income and Direct Operating Expenses
   For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

                                                                    For the            For the year
                                                                six months ended          ended
                                                                  June 30, 2004     December 31, 2003
                                                               ---------------------------------------
                                                                  (unaudited)
Gross income:
  Base rental income                                           $        2,688,280            4,540,210
  Contingent Rent                                                               -               67,758
  Operating expense and real estate tax recoveries                        643,743            1,270,667
                                                               ---------------------------------------

Total gross income                                                      3,332,023            5,878,635
                                                               ---------------------------------------

Direct operating expenses:
  Operating expenses                                                      370,699              741,397
  Real estate taxes                                                       313,628              597,386
  Insurance                                                                87,680              180,379
                                                               ---------------------------------------

Total direct operating expenses                                           772,007            1,519,162
                                                               ---------------------------------------

Excess of gross income over direct operating expenses          $        2,560,016            4,359,473
                                                               =======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                              LAKEWOOD TOWNE CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

(1)  Business

Lakewood Towne Center (the Property) is located in Lakewood, Washington. The Property consists of approximately 579,000 square feet of gross leasable area and was approximately 93% occupied at December 31, 2003. The Property is leased to twenty-four tenants of which five tenants account for approximately 51% of base rental revenue for the year ended December 31, 2003. On June 25, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. Contingent rent of $67,758 was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $300,309 for the year ended December 31, 2003.

                              LAKEWOOD TOWNE CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)
                                   (continued)

Minimum rents to be received from tenants under operating leases which terms range from two to 20 years, in effect at December 31, 2003, are as follows:

                             YEAR                 TOTAL
                          ------------------------------------
                                2004       $        5,177,316
                                2005                5,141,493
                                2006                5,082,303
                                2007                5,100,379
                                2008                5,061,449
                          Thereafter               25,865,016
                                           ------------------

                                           $       51,427,956
                                           ==================

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Fullerton Metrocenter ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Fullerton Metrocenter for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
August 3, 2004

                              FULLERTON METROCENTER
        Historical Summary of Gross Income and Direct Operating Expenses
   For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

                                                                    For the            For the year
                                                               six months ended           ended
                                                                  June 30, 2004     December 31, 2003
                                                               ---------------------------------------
                                                                  (unaudited)
Gross income:
  Base rental income                                           $        1,639,005            3,523,208
  Operating expense and real estate tax recoveries                        531,978              971,604
                                                               ---------------------------------------

Total gross income                                                      2,170,983            4,494,812
                                                               ---------------------------------------

Direct operating expenses:
  Operating expenses                                                      376,538              658,405
  Ground lease expense                                                    207,500              415,000
  Real estate taxes                                                       178,938              357,876
  Insurance                                                                19,569               39,138
                                                               ---------------------------------------

Total direct operating expenses                                           782,545            1,470,419
                                                               ---------------------------------------

Excess of gross income over direct operating expenses          $        1,388,438            3,024,393
                                                               =======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                              FULLERTON METROCENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

(1)  Business

Fullerton Metrocenter (the Property) is located in Fullerton, California. The Property consists of approximately 254,880 square feet of gross leasable area and was approximately 78% occupied at December 31, 2003. The Property is leased to forty-one tenants of which two tenants account for approximately 19% of base rental revenue for the year ended December 31, 2003. On June 30, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. Contingent rent of $268,823 was earned during the year ended December 31, 2003 and recorded as base rental income in the accompanying Historical Summary.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments decreased base rental income by $143,851 for the year ended December 31, 2003.

                              FULLERTON METROCENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)
                                   (continued)

Minimum rents to be received from tenants under operating leases which terms range from one to 17 years, in effect at December 31, 2003, are as follows:

                      YEAR                        TOTAL
                  ------------------------------------------
                         2004              $       3,518,723
                         2005                      3,284,218
                         2006                      2,801,342
                         2007                      2,405,044
                         2008                      1,754,107
                   Thereafter                      2,995,333
                                           -----------------

                                           $      16,758,767
                                           =================

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

The property is subject to a ground lease with annual payments, payable to an unaffiliated third party, of $415,000 until maturity. The ground lease matures in 2050.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Davis Towne Crossing ("the Property") for the period from July 18, 2003 (commencement of operations) to December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Davis Towne Crossing for the period of July 18, 2003 (commencement of operations) to December 31, 2003, in conformity with U.S. generally accepted principles.

KPMG LLP

Chicago, Illinois
July 30, 2004

                              DAVIS TOWNE CROSSING
        Historical Summary of Gross Income and Direct Operating Expenses
         For the period from July 18, 2003 (commencement of operations)
     to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

                                                                                   For the period from
                                                                                     July 18, 2003
                                                                    For the         (commencement of
                                                                six months ended     operations)to
                                                                  June 30, 2004    December 31, 2003
                                                               ---------------------------------------
                                                                   (unaudited)
Gross income:
  Base rental income                                           $          317,309              141,436
  Operating expense and real estate tax recoveries                         78,451               57,649
  Other income                                                                918                    -
                                                               ---------------------------------------

Total gross income                                                        396,678              199,085
                                                               ---------------------------------------

Direct operating expenses:
  Operating expenses                                                       45,368               75,557
  Real estate taxes                                                        45,426               22,713
  Insurance                                                                20,484               10,242
                                                               ---------------------------------------

Total direct operating expenses                                           122,278              108,512
                                                               ---------------------------------------

Excess of gross income over direct operating expenses          $          274,400               90,573
                                                               =======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                              DAVIS TOWNE CROSSING
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
         For the period from July 18, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

(1)  Business

Davis Towne Crossing (the Property) is located in North Richland Hills, Texas. The Property consists of approximately 41,000 square feet of gross leasable area and was approximately 83% occupied at December 31, 2003. The Property is leased to thirteen tenants of which two tenants account for approximately 43% of base rental revenue for the period of July 18, 2003 (commencement of operations) to December 31, 2003. On June 30, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

Davis Towne Crossing was under construction during 2003 and commenced operations July 18, 2003, with construction complete as of December 31, 2003.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the period of July 18, 2003 (commencement of operations) to December 31, 2003.

In addition, rental income includes $5,963 of rent from one tenant that pays monthly rent based upon a percentage of monthly sales in lieu of minimum rents provided in the lease. The minimum rents schedule below excludes such tenant.

The Property has one ground lease that is classified as an operating lease with terms extending through August 2028. Total ground lease income was $34,509 and is included in base rental income in the accompanying Historical Summary for the period of July 18, 2003 (commencement of operations) to December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $5,344 for the period of July 18 2003 (commencement of operations) to December 31, 2003.

                              DAVIS TOWNE CROSSING
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
         For the period from July 18, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)
                                   (continued)

Minimum rents to be received from tenants under operating leases, which terms range from three to 25 years, in effect at December 31, 2003, are as follows:

                           YEAR                  TOTAL
                        ------------------------------------
                               2004          $       653,726
                               2005                  658,033
                               2006                  658,033
                               2007                  631,620
                               2008                  541,343
                         Thereafter                2,270,444
                                             ---------------

                                             $     5,413,199
                                             ===============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Northgate North ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Northgate North for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
August 13, 2004

                                 NORTHGATE NORTH
        Historical Summary of Gross Income and Direct Operating Expenses
   For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

                                                                   For the            For the year
                                                               six months ended          ended
                                                                 June 30, 2004      December 31, 2003
                                                               ---------------------------------------
                                                                  (unaudited)
Gross income:
  Base rental income                                           $        1,674,674            3,092,086
  Operating expense and real estate tax recoveries                        684,620            1,242,613
                                                               ---------------------------------------

Total gross income                                                      2,359,294            4,334,699
                                                               ---------------------------------------

Direct operating expenses:
  Operating expenses                                                      433,953              867,906
  Real estate taxes                                                       197,392              375,985
  Insurance                                                               103,050              206,100
                                                               ---------------------------------------

Total direct operating expenses                                           734,395            1,449,991
                                                               ---------------------------------------

Excess of gross income over direct operating expenses          $        1,624,899            2,884,708
                                                               =======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                                 NORTHGATE NORTH
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

(1)  Business

Northgate North (the Property) is located in Seattle, Washington. The Property consists of 302,461 square feet of gross leasable area and was approximately 93% occupied at December 31, 2003. The Property is leased to nine tenants of which four tenants account for approximately 86% of base rental revenue for the year ended December 31, 2003. On June 30, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $353,216 for the year ended December 31, 2003.

                                 NORTHGATE NORTH
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)
                                   (continued)

Minimum rents to be received from tenants under operating leases which terms range from five to 25 years, in effect at December 31, 2003, are as follows:

                          YEAR               TOTAL
                       ---------------------------------
                             2004       $      3,161,072
                             2005              3,162,848
                             2006              3,258,533
                             2007              3,271,528
                             2008              3,292,733
                       Thereafter             38,248,658
                                        ----------------

                                        $     54,395,372
                                        ================

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Cranberry Square ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Cranberry Square for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
August 1, 2004

                                CRANBERRY SQUARE
        Historical Summary of Gross Income and Direct Operating Expenses
   For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

                                                                    For the            For the year
                                                               six months ended           ended
                                                                 June 30, 2004      December 31, 2003
                                                               ---------------------------------------
                                                                  (unaudited)
Gross income:
  Base rental income                                           $          870,100            1,740,201
  Operating expense and real estate tax recoveries                        186,206              353,892
                                                               ---------------------------------------

Total gross income                                                      1,056,306            2,094,093
                                                               ---------------------------------------

Direct operating expenses:
  Operating expenses                                                       60,482              115,963
  Real estate taxes                                                       148,030              273,704
  Insurance                                                                 6,765               13,640
                                                               ---------------------------------------

Total direct operating expenses                                           215,277              403,307
                                                               ---------------------------------------

Excess of gross income over direct operating expenses          $          841,029            1,690,786
                                                               =======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                                CRANBERRY SQUARE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

(1)  Business

Cranberry Square (the Property) is located in Cranberry Township, Pennsylvania. The Property consists of approximately 195,566 square feet of gross leasable area and was approximately 92% occupied at December 31, 2003. The Property is leased to five tenants of which three tenants account for approximately 76% of base rental revenue for the year ended December 31, 2003. On July 14, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $54,138 for the year ended December 31, 2003.

                                CRANBERRY SQUARE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)
                                   (continued)

Minimum rents to be received from tenants under operating leases which terms range from ten to 15 years, in effect at December 31, 2003, are as follows:

                       YEAR                  TOTAL
                    -------------------------------------
                          2004        $         1,723,839
                          2005                  1,723,839
                          2006                  1,728,158
                          2007                  1,815,820
                          2008                  1,820,320
                    Thereafter                  5,872,510
                                      -------------------

                                      $        14,684,486
                                      ===================

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Gateway Plaza Shopping Center ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Gateway Plaza Shopping Center for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Dallas, Texas
August 18, 2004

                          GATEWAY PLAZA SHOPPING CENTER
        Historical Summary of Gross Income and Direct Operating Expenses
   For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

                                                                    For the            For the year
                                                                six months ended          ended
                                                                  June 30, 2004      December 31, 2003
                                                               ---------------------------------------
                                                                   (unaudited)
Gross income:
  Base rental income                                           $        2,080,063            4,118,141
  Operating expense and real estate tax recoveries                        706,337            1,360,980
                                                               ---------------------------------------

Total gross income                                                      2,786,400            5,479,121
                                                               ---------------------------------------

Direct operating expenses:
  Operating expenses                                                      198,640              466,631
  Ground rent expense                                                   1,496,542            2,993,084
  Real estate taxes                                                       542,676            1,033,669
  Insurance                                                                48,686              101,711
                                                               ---------------------------------------

Total direct operating expenses                                         2,286,544            4,595,095
                                                               ---------------------------------------

Excess of gross income over direct operating expenses          $          499,856              884,026
                                                               =======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                          GATEWAY PLAZA SHOPPING CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

(1)  Business

Gateway Plaza Shopping Center (the Property) is located in Southlake, Texas. The Property consists of approximately 358,193 square feet of gross leasable area and was approximately 89% occupied at December 31, 2003. The Property is leased to twenty-five tenants of which one tenant accounts for approximately 13% of base rental revenue for the year ended December 31, 2003. On July 21, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $83,000 for the year ended December 31, 2003.

                          GATEWAY PLAZA SHOPPING CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)
                                   (continued)

Minimum rents to be received from tenants under operating leases, excluding tenant reimbursements of operating expenses, which terms range from five to 20 years, in effect at December 31, 2003, are as follows:

                         YEAR                        TOTAL
                      ------------------------------------------
                             2004             $        3,961,000
                             2005                      3,870,000
                             2006                      3,126,000
                             2007                      3,127,000
                             2008                      2,990,000
                       Thereafter                     14,635,000
                                              ------------------

                                              $       31,709,000
                                              ==================

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

The property is subject to a ground lease with annual payments, payable to an unaffiliated third party. The ground lease matures in 2073. Although the ground lease provides for increases in minimum rent payments over the term of the lease, ground lease expense accrues on a straight-line basis. The straight-line adjustment increased ground rent expense by approximately $1,785,000 for the year ended December 31, 2003.

Minimum rents to be paid to the unafffiliated third party under the ground lease in effect at December 31, 2003, are as follows:

                         YEAR                        TOTAL
                       ------------------------------------------
                              2004            $         1,339,368
                              2005                      1,339,368
                              2006                      1,339,368
                              2007                      1,339,368
                              2008                      1,339,368
                        Thereafter                    210,231,145
                                               ------------------

                                               $      216,927,985
                                               ==================

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Safeway Plaza at Marysville ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Safeway Plaza at Marysville for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
August 3, 2004

                           SAFEWAY PLAZA AT MARYSVILLE
        Historical Summary of Gross Income and Direct Operating Expenses
   For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

                                                                    For the            For the year
                                                                six months ended           ended
                                                                  June 30, 2004      December 31, 2003
                                                               ---------------------------------------
                                                                   (unaudited)
Gross income:
  Base rental income                                           $          763,686            1,513,469
  Operating expense and real estate tax recoveries                        179,865              358,545
                                                               ---------------------------------------

Total gross income                                                        943,551            1,872,014
                                                               ---------------------------------------

Direct operating expenses:
  Operating expenses                                                       82,014              164,027
  Real estate taxes                                                        79,251              150,954
  Insurance                                                                17,081               34,162
                                                               ---------------------------------------

Total direct operating expenses                                           178,346              349,143
                                                               ---------------------------------------

Excess of gross income over direct operating expenses          $          765,205            1,522,871
                                                               =======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                           SAFEWAY PLAZA AT MARYSVILLE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

(1)  Business

Safeway Plaza at Marysville (the Property) is located in Marysville, Washington. The Property consists of approximately 116,000 square feet of gross leasable area and was approximately 97% occupied at December 31, 2003. The Property is leased to one tenant that accounts for approximately 39% of base rental revenue for the year ended December 31, 2003. On July 26, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates.

The Property has one ground lease that is classified as an operating lease with terms extending through July 31, 2011. Total ground lease income was $50,000 and is included in base rental income in the accompanying Historical Summary for the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $23,176 for the year ended December 31, 2003.

                           SAFEWAY PLAZA AT MARYSVILLE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)
                                   (continued)

Minimum rents to be received from tenants under operating leases which terms range from three to 17 years, in effect at December 31, 2003, are as follows:

                                YEAR                         TOTAL
                            -------------------------------------------
                                    2004               $      1,510,279
                                    2005                      1,492,217
                                    2006                      1,277,628
                                    2007                      1,072,386
                                    2008                      1,027,416
                              Thereafter                      8,958,070
                                                       ----------------

                                                       $     15,337,996
                                                       ================

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Forks Town Center ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Forks Town Center for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
August 11, 2004

                                FORKS TOWN CENTER
        Historical Summary of Gross Income and Direct Operating Expenses
   For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

                                                                    For the            For the year
                                                                six months ended           ended
                                                                  June 30, 2004      December 31, 2003
                                                               ---------------------------------------
                                                                   (unaudited)
Gross income:
  Base rental income                                           $          771,917            1,376,494
  Operating expense and real estate tax recoveries                        189,220              350,400
                                                               ---------------------------------------

Total gross income                                                        961,137            1,726,894
                                                               ---------------------------------------

Direct operating expenses:
  Operating expenses                                                       81,011              162,022
  Real estate taxes                                                       110,551              189,136
  Insurance                                                                 7,880               15,759
                                                               ---------------------------------------

Total direct operating expenses                                           199,442              366,917
                                                               ---------------------------------------

Excess of gross income over direct operating expenses          $          761,695            1,359,977
                                                               =======================================

See accompanying notes to historical summary of gross income and direct operating expense.

                                FORKS TOWN CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

(1)  Business

Forks Town Center (the Property) is located in Easton, Pennsylvania. The Property consists of approximately 93,000 square feet of gross leasable area and was approximately 97% occupied at December 31, 2003. The Property is leased to sixteen tenants of which one tenant accounts for approximately 66% of base rental revenue for the year ended December 31, 2003. On July 27, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

A portion of Forks Town Center (representing approximately 75,000 square feet of the Property's gross leasable area) was completed as of December 31, 2002. The remaining portion f the Property (representing the remaining approximately 18, 000 square feet of the Property's gross leasable area) was under construction and completed during 2003.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $53,375 for the year ended December 31, 2003.

                                FORKS TOWN CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)
                                   (continued)

Minimum rents to be received from tenants under operating leases which terms range from three to 20 years, in effect at December 31, 2003, are as follows:

                           YEAR                   TOTAL
                         ------------------------------------
                               2004         $       1,488,512
                               2005                 1,493,112
                               2006                 1,480,646
                               2007                 1,438,846
                               2008                 1,158,106
                         Thereafter                13,467,776
                                            -----------------

                                            $      20,526,998
                                            =================

Base rental income includes $36,000 of rent from one tenant that subsequently terminated its rental agreement in June 2004. The minimum rents schedule above includes $177,000 related to such tenant, as the lease was still valid as of December 31, 2003.

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of the Properties owned by Capital Centre, LLC, Gateway Village Limited Partnership, Bel Air Square Joint Venture, Towson Circle Joint Venture LLP, and Reisterstown Plaza Holdings, LLC (collectively the "Properties") for the year ended December 31, 2003. This Combined Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Properties' revenues and expenses.

In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Properties owned by Capital Centre, LLC, Gateway Village limited Partnership, Bel Air Square Joint Venture, Towson Circle Joint Venture LLP, and Reisterstown Plaza Holdings, LLC for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
August 6, 2004

 CAPITAL CENTRE, LLC, GATEWAY VILLAGE LIMITED PARTNERSHIP, BEL AIR SQUARE JOINT VENTURE, TOWSON CIRCLE JOINT VENTURE LLP, AND REISTERSTOWN PLAZA HOLDINGS, LLC
        Historical Summary of Gross Income and Direct Operating Expenses
   For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

                                                                    For the            For the year
                                                                six months ended           ended
                                                                  June 30, 2004      December 31, 2003
                                                               ---------------------------------------
                                                                   (unaudited)
Gross income:
  Base rental income                                           $       11,388,110           17,102,545
  Operating expense and real estate tax recoveries                      1,935,133            3,537,216
  Other Income                                                            104,905               88,513
                                                               ---------------------------------------

Total gross income                                                     13,428,148           20,728,274
                                                               ---------------------------------------

Direct operating expenses:
  Operating expenses                                                    2,479,864            4,282,398
  Real estate taxes                                                       997,206            1,352,455
  Insurance                                                               293,718              599,009
  Ground Rent                                                              73,147               24,382
                                                               ---------------------------------------

Total direct operating expenses                                         3,843,935            6,258,244
                                                               ---------------------------------------

Excess of gross income over direct operating expenses          $        9,584,213           14,470,030
                                                               =======================================

See accompanying notes to historical summary of gross income and direct operating expense.

CAPITAL CENTRE, LLC, GATEWAY VILLAGE LIMITED PARTNERSHIP, BEL AIR SQUARE
JOINT VENTURE, TOWSON CIRCLE JOINT VENTURE LLP AND REISTERSTOWN PLAZA HOLDINGS, LLC
            Notes to Combined Historical Summary of Gross Income and
                            Direct Operating Expenses
   For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

(1)  Business

The Properties owned by Capital Centre, LLC, Gateway Village Limited Partnership, Bel Air Square Joint Venture, Towson Circle Joint Venture LLP, and Reisterstown Plaza Holdings, LLC (collectively the "Properties") consists of the following:

                                                                              Gross                           Occupancy at
                                                                             Leasable                         December 31,
                                                                               Area                               2003
          Entity                                    Name                   (unaudited)      Location           (unaudited)
-----------------------------------------------------------------------------------------------------------------------------
Capital Centre, LLC                       Boulevard at Capital Centre           515,000   Landover, MD            59%

Gateway Village Limited                         Gateway Village                 274,000   Annapolis, MD           98%
  Partnership

Bel Air Square Joint Venture                  Tollgate Marketplace              393,000   Bel Air, MD             99%

Towson Circle Joint Venture, LLP                 Towson Circle                  178,000   Towson, MD              91%

Reisterstown Plaza Holdings, LLC             Reisterstown Road Plaza            782,000   Baltimore, MD           89%

Thirteen tenants account for 40% or the Properties' base rental income.

Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") through established limited liability companies ("LLC's") entered into contracts to become joint venture partners in the ownership and operation of the Properties with unaffiliated third parties. IWRRETI has contributed into all but Capital Centre LLC.

In each instance IWRRETI owns or will own a 95% profits interest in the LLC's and will control the LLC's management and operation of the Properties. The Historical Summary represents the combination of the Propertes described above prior to IWRRETI's contribution into the LLCs. There were no transactions between the Properties which required elimination in combination.

A portion of Boulevard at Capital Centre and Reisterstown Road Plaza (representing approximately 321,000 and 694,000 square feet, respectively) of the Properties gross leasable area was under construction and completed during 2003. The remaining portion of the Properties' gross leasable area (representing approximately 194,000 and 88,000 square feet, respectively) was under construction as of December 31, 2003. Real estate taxes and ground rent are excluded in the Combined Historical Summary related to the portions of the Properties under construction.

 CAPITAL CENTRE, LLC, GATEWAY VILLAGE LIMITED PARTNERSHIP, BEL AIR SQUARE JOINT
  VENTURE, TOWSON CIRCLE JOINT VENTURE LLP AND REISTERSTOWN PLAZA HOLDINGS, LLC
    Notes to Combined Historical Summary of Gross Income and Direct Operating
                                    Expenses
   For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)
                                   (continued)

( 2 ) Basis of Presentation

The Combined Historical Summary of Gross Income and Direct Operating Expenses ("Combined Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Combined Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

( 3 ) Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. Contingent rent of $384,157 was earned during the year ended December 31, 2003 and included in base rental income in the Combined Historical Summary.

In addition, rental income included $51,381 of rent from three tenants that pay monthly rent based upon a percentage of monthly sales in lieu of minimum rents provided in the lease. The minimum rents schedule below excludes such tenants.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $385,193 for the year ended December 31, 2003.

    CAPITAL CENTRE, LLC, GATEWAY VILLAGE LIMITED PARTNERSHIP, BEL AIR SQUARE
         JOINT VENTURE, TOWSON CIRCLE JOINT VENTURE LLP AND REISTERSTOWN
                               PLAZA HOLDINGS, LLC
    Notes to Combined Historical Summary of Gross Income and Direct Operating
                                    Expenses
   For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)
                                   (continued)

Minimum rents to be received from tenants under operating leases which terms range from one year to 25 years, in effect at December 31, 2003, are as follows:

                             YEAR                       TOTAL
                          -----------------------------------------
                                2004              $      23,146,780
                                2005                     25,731,908
                                2006                     25,160,727
                                2007                     24,317,293
                                2008                     23,244,717
                          Thereafter                    160,625,600
                                                  -----------------

                                                  $     282,227,025
                                                  =================

( 4 ) Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Combined Historical Summary.

Boulevard at Capital Centre is subject to a ground lease with annual payments, payable to an unaffiliated third party. The ground lease matures in 2070. Although the ground lease provides for increases in minimum rent payments over the term of the lease, ground lease expense accrues on a straight-line basis. The related adjustment increased ground rent expense by approximately $9,078 for the year ended December 31, 2003.
Minimum rents to be paid to the unaffiliated third party under the ground lease in effect at December 31, 2003 are as follows:

                             YEAR                       TOTAL
                          -----------------------------------------
                                2004              $          92,824
                                2005                         94,057
                                2006                         97,433
                                2007                         98,579
                                2008                         99,791
                          Thereafter                      9,477,524
                                                  -----------------

                                                  $       9,960,208
                                                  =================

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of The Shops at Boardwalk ("the Property") for the period from May 30, 2003 (commencement of operations) to December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of The Shops at Boardwalk for the period from May 30, 2003 (commencement of operations) to December 31, 2003, in conformity with U.S. generally accepted accounting principles.

KPMG LLP


Chicago, Illinois
August 25, 2004

                             THE SHOPS AT BOARDWALK
        Historical Summary of Gross Income and Direct Operating Expenses
          For the period from May 30, 2003 (commencement of operations)
    to December 31, 2003, and the six months ended June 30, 2004 (unaudited)

                                                                                                          For the period from
                                                                                                              May 30, 2003
                                                                                         For the           (commencement of
                                                                                     six months ended        operations) to
                                                                                      June 30, 2004        December 31, 2003
                                                                                   -------------------------------------------
                                                                                       (unaudited)
Gross income:
  Base rental income                                                               $            976,541                707,251
  Operating expense and real estate tax recoveries                                              357,069                 94,219
                                                                                   -------------------------------------------

Total gross income                                                                            1,333,610                801,470
                                                                                   -------------------------------------------

Direct operating expenses:
  Operating expenses                                                                            288,162                234,198
  Real estate taxes                                                                             207,700                  9,280
  Insurance                                                                                      18,684                 24,417
                                                                                   -------------------------------------------

Total direct operating expenses                                                                 514,546                267,895
                                                                                   -------------------------------------------

Excess of gross income over direct operating expenses                              $            819,064                533,575
                                                                                   ===========================================

See accompanying notes to historical summary of gross income and direct operating expense.

                             THE SHOPS AT BOARDWALK
        Notes to Historical Summary of Gross Income and Direct Operating Expenses For the period from May 30, 2003 (commencement of operations) to
      December 31, 2003, and the six months ended June 30, 2004 (unaudited)

(1)     Business

        The Shops at Boardwalk ("the Property") is located in Kansas City, Missouri. The Property consists of approximately 123,265 square feet of gross leasable area and was approximately 61.97% occupied at December 31, 2003. The Property is leased to 18 tenants of which one tenant that accounts for approximately 16% of base rental revenue for the period from May 30, 2003 (commencement of operations) to December 31, 2003. On July 1, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

(2)     Basis of Presentation

        The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

        All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3)     Gross Income

        The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the period from May 30, 2003 (commencement of operations) to December 31, 2003.

        Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $184,160 for the period from May 30, 2003 (commencement of operations) to December 31, 2003.

                             THE SHOPS AT BOARDWALK
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
        For the period from May 30, 2003 (commencement of operations) to
      December 31, 2003, and the six months ended June 30, 2004 (unaudited)
                                   (continued)

        Minimum rents to be received from tenants under operating leases, which terms range from five to 20 years, in effect at December 31, 2003, are as follows:

                       YEAR                       TOTAL
                   -----------------------------------------
                         2004               $      1,716,081
                         2005                      1,978,726
                         2006                      1,988,182
                         2007                      1,998,578
                         2008                      1,748,381
                   Thereafter                      9,118,444
                                            ----------------

                                            $     18,548,392
                                            ================

(4)     Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Manchester Meadows ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note
2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Manchester Meadows for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

KPMG LLP


Chicago, Illinois
September 1, 2004

                               MANCHESTER MEADOWS
        Historical Summary of Gross Income and Direct Operating Expenses
   For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

                                                                                         For the              For the year
                                                                                     six months ended            ended
                                                                                       June 30, 2004       December 31, 2003
                                                                                   -------------------------------------------
                                                                                       (unaudited)
Gross income:
  Base rental income                                                               $          2,041,721              4,035,915
  Contingent Rent                                                                                     -                 17,086
  Operating expense and real estate tax recoveries                                              644,313              1,223,383
                                                                                   -------------------------------------------

Total gross income                                                                            2,686,034              5,276,384
                                                                                   -------------------------------------------

Direct operating expenses:
  Operating expenses                                                                            200,959                360,741
  Real estate taxes                                                                             397,296                785,067
  Insurance                                                                                      48,066                 95,178
                                                                                   -------------------------------------------

Total direct operating expenses                                                                 646,321              1,240,986
                                                                                   -------------------------------------------

Excess of gross income over direct operating expenses                              $          2,039,713              4,035,398
                                                                                   ===========================================

See accompanying notes to historical summary of gross income and direct operating expense.

                               MANCHESTER MEADOWS
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

(1)     Business

        Manchester Meadows ("the Property") is located in Town and Country, Missouri. The Property consists of 454,172 square feet of gross leasable area and was approximately 99% occupied at December 31, 2003. The Property is leased to a total of 22 tenants, of which two tenants account for approximately 47% of base rental revenue for the year ended December 31, 2003. On August 12, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

(2)     Basis of Presentation

        The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

        All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3)     Gross Income

        The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. Contingent rent of $17,086 was earned during the year ended December 31, 2003.

        The Property has one ground lease that is classified as an operating lease with a term extending until August 31, 2005. Total ground lease income was $75,600 and is included in base rental income in the accompanying Historical Summary for the year ended December 31, 2003.

        Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments decreased base rental income by $10,221 for the year ended December 31, 2003.

                               MANCHESTER MEADOWS
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)
                                   (continued)

        Minimum rents to be received from tenants under operating leases, which terms range from five to 25 years, in effect at December 31, 2003, are as follows:

                                                 TOTAL
                                            -------------------
                                            $        3,790,741
                                                     2,996,909
                                                     2,880,005
                                                     2,766,580
                                                     2,702,438
                                                    18,154,477
                                            ------------------

                                            $       33,291,150
                                            ==================

(4)     Direct Operating Expenses

        Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Governor's Marketplace ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note
2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Governor's Marketplace for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
September 3, 2004

                             GOVERNOR'S MARKETPLACE
        Historical Summary of Gross Income and Direct Operating Expenses
   For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

                                                                                         For the              For the year
                                                                                     six months ended            ended
                                                                                       June 30, 2004       December 31, 2003
                                                                                   -------------------------------------------
                                                                                       (unaudited)
Gross income:
  Base rental income                                                               $          1,445,892              2,391,430
  Operating expense and real estate tax recoveries                                              171,315                312,733
                                                                                   -------------------------------------------

Total gross income                                                                            1,617,207              2,704,163
                                                                                   -------------------------------------------

Direct operating expenses:
  Operating expenses                                                                            102,701                179,023
  Real estate taxes                                                                              91,472                147,863
  Insurance                                                                                     173,835                273,576
                                                                                   -------------------------------------------

Total direct operating expenses                                                                 368,008                600,462
                                                                                   -------------------------------------------

Excess of gross income over direct operating expenses                              $          1,249,199              2,103,701
                                                                                   ===========================================

See accompanying notes to historical summary of gross income and direct operating expense.

                             GOVERNOR'S MARKETPLACE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

(1)  Business

Governor's Marketplace ("the Property") is located in Tallahassee, Florida. The Property consists of approximately 265,541 square feet of gross leasable area and was approximately 83% occupied at December 31, 2003. The Property is leased to 18 tenants of which five tenants account for approximately 53% of base rental revenue for the year ended December 31, 2003. On August 17, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

A portion of Governor's Marketplace was under construction during 2003. Operations commenced on July 28, 2000 with a portion of the Property's gross leasable area (representing 220,850 square feet) completed as of December 31, 2003. Of the remaining portion of the Property's gross leasable area, 16,690 square feet is under construction and scheduled to be completed during 2004. 28,001 square feet is undeveloped land.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2003.

The Property has one ground lease that is classified as an operating lease with terms extending through November 30, 2012. Total ground lease income was $63,600 and is included in base rental income in the accompanying Historical Summary for the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $223,324 for the year ended December 31, 2003.

                             GOVERNOR'S MARKETPLACE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)
                                   (continued)

Minimum rents to be received from tenants under operating leases, which terms range from five to 16 years, in effect at December 31, 2003, are as follows:

                             YEAR                 TOTAL
                         -----------------------------------
                               2004          $     2,870,026
                               2005                3,028,732
                               2006                2,901,670
                               2007                2,529,017
                               2008                2,260,420
                         Thereafter                8,985,450
                                             ----------------
                                             $    22,575,315
                                             ================

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, insurance, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

The property is subject to ground leases with fixed annual payments, payable to an unaffiliated third party, of $270,000 until September 30, 2085, and $60,000 until December 31, 2087. In addition, the property incurred overage rent of $12,876 for the twelve months ended December 31, 2003. The ground leases mature in 2085 and 2087, respectively. A portion of the ground lease expense has been capitalized in 2003 as the Property was under construction.

Fixed minimum rents to be paid to the unaffiliated third party under the ground lease in effect at December 31, 2003 are as follows:

                             YEAR                 TOTAL
                         -----------------------------------
                               2004          $       330,000
                               2005                  330,000
                               2006                  330,000
                               2007                  330,000
                               2008                  330,000
                         Thereafter               25,530,000
                                             ---------------
                                             $    27,180,000
                                             ===============

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Mitchell Ranch Plaza ("the Property") for the period from June 30, 2003 (commencement of operations) to December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note
2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Mitchell Ranch Plaza for the period from June 30, 2003 (commencement of operations) to December 31, 2003, in conformity with U.S. generally accepted accounting principles.


KPMG LLP


Chicago, Illinois
September 1, 2004

                              MITCHELL RANCH PLAZA
        Historical Summary of Gross Income and Direct Operating Expenses For the period from June 30, 2003 (commencement of operations) to
      December 31, 2003 and the six months ended June 30, 2004 (unaudited)

                                                                                                           For the period from
                                                                                                              June 30, 2003
                                                                                   For the six months       (commencement of
                                                                                          ended               operations) to
                                                                                      June 30, 2004         December 31, 2003
                                                                                   -------------------------------------------
                                                                                       (unaudited)
Gross income:
  Base rental income                                                               $          1,122,351                580,219
  Operating expense and real estate tax recoveries                                              187,757                126,065
                                                                                   -------------------------------------------

Total gross income                                                                            1,310,108                706,284
                                                                                   -------------------------------------------

Direct operating expenses:
  Operating expenses                                                                             90,848                 84,005
  Real estate taxes                                                                              90,030                 48,985
  Insurance                                                                                      21,402                  6,147
                                                                                   -------------------------------------------

Total direct operating expenses                                                                 202,280                139,137
                                                                                   -------------------------------------------

Excess of gross income over direct operating expenses                              $          1,107,828                567,147
                                                                                   ===========================================

See accompanying notes to historical summary of gross income and direct operating expense.

                              MITCHELL RANCH PLAZA
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
         For the period from June 30, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

(1)  Business

Mitchell Ranch Plaza ("the Property") is located in New Port Richey, Florida. The Property consists of approximately 200,304 square feet of gross leasable area and was approximately 85% occupied at December 31, 2003. The Property is leased to 33 tenants of which three tenants account for approximately 72% of base rental revenue for the period from June 30, 2003 (commencement of operations) to December 31, 2003. On August 25, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the period from June 30, 2003 (commencement of operations) to December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $77,602 for the period from June 30, 2003 (commencement of operations) to December 31, 2003.

                              MITCHELL RANCH PLAZA
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
         For the period from June 30, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)
                                   (continued)

Minimum rents to be received from tenants under operating leases, which terms range from three to 20 years, in effect at December 31, 2003, are as follows:

                           YEAR                      TOTAL
                      -------------------------------------------
                              2004            $         2,237,421
                              2005                      2,279,929
                              2006                      2,253,825
                              2007                      2,127,567
                              2008                      2,058,164
                        Thereafter                     12,355,030
                                              --------------------

                                              $        23,311,936
                                              ====================

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of The Columns ("the Property") for the period from October 8, 2003 (commencement of operations) to December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note
2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of The Columns for the period from October 8, 2003 (commencement of operations) to December 31, 2003, in conformity with U.S. generally accepted accounting principles.


KPMG LLP


Chicago, Illinois
September 10, 2004

                                   THE COLUMNS
        Historical Summary of Gross Income and Direct Operating Expenses
       For the period from October 8, 2003 (commencement of operations) to
      December 31, 2003 and the six months ended June 30, 2004 (unaudited)

                                                                                                          For the period from
                                                                                                            October 8, 2003
                                                                                    For the six months      (commencement of
                                                                                          ended              operations) to
                                                                                      June 30, 2004        December 31, 2003
                                                                                   -------------------------------------------
                                                                                       (unaudited)
Gross income:
  Base rental income                                                               $            615,902                239,197
  Operating expense and real estate tax recoveries                                              105,488                 25,794
                                                                                   -------------------------------------------

Total gross income                                                                              721,390                264,991
                                                                                   -------------------------------------------

Direct operating expenses:
  Operating expenses                                                                             51,836                 29,157
  Real estate taxes                                                                              66,571                  2,180
  Insurance                                                                                      12,662                  6,503
                                                                                   -------------------------------------------

Total direct operating expenses                                                                 131,069                 37,840
                                                                                   -------------------------------------------

Excess of gross income over direct operating expenses                              $            590,321                227,151
                                                                                   ===========================================

See accompanying notes to historical summary of gross income and direct operating expense.

                                   THE COLUMNS
        Historical Summary of Gross Income and Direct Operating Expenses
              For the period from October 8, 2003 (commencement of
               operations) to December 31, 2003 and the
                   six months ended June 30, 2004 (unaudited)

(1)  Business

The Columns ("the Property") is located in Jackson, Tennessee. The Property consists of approximately 128,600 square feet of gross leasable area and was approximately 78% occupied at December 31, 2003. The Property is leased to five tenants of which two tenants account for approximately 71% of base rental revenue for the period from October 8, 2003 (commencement of operations) to December 31, 2003. On August 25, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

The Columns was under construction during 2003 and commenced operations October 8, 2003, with construction complete as of December 31, 2003.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent of was earned during the period from October 8, 2003 (commencement of operations) to December 31, 2003.

In addition, rental income includes $9,732 of rent from one tenant that pays monthly rent based upon a percentage of monthly sales in lieu of minimum rents provided in the lease as the cotenancy requirement was not met for the period from October 8, 2003 (commencement of operations) to December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $2,774 for the period from October 8, 2003 (commencement of operations) to December 31, 2003.

                                   THE COLUMNS
        Historical Summary of Gross Income and Direct Operating Expenses
       For the period from October 8, 2003 (commencement of operations) to
      December 31, 2003 and the six months ended June 30, 2004 (unaudited)
                                   (continued)

Minimum rents to be received from tenants under operating leases, which terms range from five to ten years, in effect at December 31, 2003, are as follows:

                        YEAR                   TOTAL
                   --------------------------------------
                              2004       $      1,346,993
                              2005              1,480,470
                              2006              1,482,468
                              2007              1,485,966
                              2008              1,489,103
                        Thereafter              4,900,972
                                         -----------------

                                         $     12,185,972
                                         =================

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Saucon Valley Square ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note
2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Saucon Valley Square for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.


KPMG LLP


Chicago, Illinois
September 7, 2004

                              SAUCON VALLEY SQUARE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                  For the year ended December 31, 2003 and the
                   six months ended June 30, 2004 (unaudited)

                                                                                    For the six months
                                                                                          ended            For the year ended
                                                                                      June 30, 2004        December 31, 2003
                                                                                   --------------------   --------------------
                                                                                       (unaudited)
Gross income:
  Base rental income                                                               $            606,848              1,213,696
  Operating expense and real estate tax recoveries                                              116,965                285,028
                                                                                   -------------------------------------------

Total gross income                                                                              723,813              1,498,724
                                                                                   -------------------------------------------

Direct operating expenses:
  Operating expenses                                                                             46,772                149,770
  Real estate taxes                                                                              67,547                128,661
                                                                                   -------------------------------------------

Total direct operating expenses                                                                 114,319                278,431
                                                                                   -------------------------------------------

Excess of gross income over direct operating expenses                              $            609,494              1,220,293
                                                                                   ===========================================

See accompanying notes to historical summary of gross income and direct operating expense.

                              SAUCON VALLEY SQUARE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

(1)  Business

Saucon Valley Square ("the Property") is located in Bethlehem, PA. The Property consists of approximately 80,695 square feet of gross leasable area and was approximately 100% occupied at December 31, 2003. The Property is leased to 15 tenants of which one tenant accounts for approximately 73% of base rental revenue for the year ended December 31, 2003. On September 7, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

(2)  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates.

The Property has one ground lease that is classified as an operating lease with terms extending through July 12, 2008 . Total ground lease income was $3,750 and is included in base rental income in the accompanying Historical Summary for the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $52,248 for the year ended December 31, 2003.

                              SAUCON VALLEY SQUARE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)
                                   (continued)

Minimum rents to be received from tenants under operating leases, which terms range from three to 15 years, in effect at December 31, 2003, are as follows:

                               YEAR                 TOTAL
                            ----------------------------------
                                  2004         $       910,599
                                  2005                 845,071
                                  2006                 845,071
                                  2007                 845,071
                                  2008                 821,160
                            Thereafter               7,271,335
                                               ---------------

                                               $    11,538,307
                                               ===============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Inland Western Retail Real Estate Trust, Inc.:

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Lincoln Park Shopping Center (the Property) for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note
2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Lincoln Park Shopping Center for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.


KPMG LLP


Dallas, Texas
September 13, 2004

                          LINCOLN PARK SHOPPING CENTER
        Historical Summary of Gross Income and Direct Operating Expenses
   For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

                                                                                       For the six
                                                                                       months ended        For the year ended
                                                                                      June 30, 2004        December 31, 2003
                                                                                   -------------------------------------------
                                                                                       (unaudited)
Gross income:
  Base rental income                                                               $          1,713,722              3,386,458
  Operating expense and real estate tax recoveries                                              607,814              1,179,700
                                                                                   -------------------------------------------

Total gross income                                                                            2,321,536              4,566,158
                                                                                   -------------------------------------------

Direct operating expenses:
  Operating expenses                                                                            266,185                442,073
  Real estate taxes                                                                             445,322                871,151
  Insurance                                                                                      12,566                 33,190
                                                                                   -------------------------------------------

Total direct operating expenses                                                                 724,073              1,346,414
                                                                                   -------------------------------------------

Excess of gross income over direct operating expenses                              $          1,597,463              3,219,744
                                                                                   ===========================================

See accompanying notes to historical summary of gross income and direct operating expense.

                          LINCOLN PARK SHOPPING CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

(1)      Business

Lincoln Park Shopping Center (the Property) is located in Dallas, Texas. The Property consists of approximately 148,806 square feet of gross leasable area and was 97% occupied at December 31, 2003. The Property is leased to 13 tenants of which 4 tenants account for approximately 68% of base rental revenue for the year ended December 31, 2003. On September 7, 2004, Inland Western Retail Real Estate Trust, Inc. (IWRRETI) acquired the Property from an unaffiliated third-party.

(2)      Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2004.

(3)      Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and become billable to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. Contingent rent of approximately $19,000 was earned during the year ended December 31, 2003.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by approximately $141,000 for the year ended December 31, 2003.

                          LINCOLN PARK SHOPPING CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)
                                   (continued)

Minimum rents to be received from tenants under operating leases, excluding tenant reimbursements of operating expenses, which terms range from 5 to 25 years, in effect at December 31, 2003, are as follows:

                            Year                     Total
                    ----------------------------------------------
                                2004        $       3,342,000
                                2005                3,299,000
                                2006                3,203,000
                                2007                3,207,000
                                2008                3,005,000
                          Thereafter               19,704,000
                                            -----------------

                                            $      35,760,000
                                            =================

Tenant reimbursements of operating expenses are included in operating expense and real estate tax recoveries in the accompanying Historical Summary.

(4)      Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                           SHOPPES AT PROMINENCE POINT
        Historical Summary of Gross Income and Direct Operating Expenses
For the period from March 1, 2004 (commencement of operations) to June 30, 2004
                                   (unaudited)

                                                                                   For the period from
                                                                                      March 1, 2004
                                                                                     (commencement of
                                                                                      oeprations) to
                                                                                      June 30, 2004
                                                                                   --------------------
Gross income:
  Base rental income                                                               $           264,247
  Operating expense and real estate tax recoveries                                              35,817
                                                                                   --------------------

Total gross income                                                                             300,064
                                                                                   --------------------

Direct operating expenses:
  Operating expenses                                                                             9,259
  Real estate taxes                                                                             32,055
  Insurance                                                                                      4,590
                                                                                   --------------------

Total direct operating expenses                                                                 45,904
                                                                                   --------------------

Excess of gross income over direct operating expenses                              $           254,160
                                                                                   ====================

See accompanying notes to historical summary of gross income and direct operating expense.

                           SHOPPES AT PROMINENCE POINT
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the period from March 1, 2004 (commencement of operations) to June 30, 2004
                                   (unaudited)

1.   Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the period from March 1, 2004 (commencement of operations) to June 30, 2004 has been prepared from the operating statements provided by the owners of the property during that period and requires management of Shoppes at Prominence Point to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates. The property was completed in 2004 and had no significant operations through the date of acquisition.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the period from March 1, 2004 (commencement of operations) to June 30, 2004.

                               LOW COUNTRY VILLAGE
        Historical Summary of Gross Income and Direct Operating Expenses
      For the period from February 1, 2004 (commencement of operations) to
                            June 30, 2004 (unaudited)

                                                                                   For the period from
                                                                                     February 1, 2004
                                                                                     (commencement of
                                                                                      operations) to
                                                                                       June 30, 2004
                                                                                   --------------------
Gross income:
  Base rental income                                                               $           301,293
  Operating expense and real estate tax recoveries                                              49,137
                                                                                   --------------------

Total gross income                                                                             350,430
                                                                                   --------------------

Direct operating expenses:
  Operating expenses                                                                             4,715
  Real estate taxes                                                                             38,184
  Insurance                                                                                     21,110
                                                                                   --------------------

Total direct operating expenses                                                                 64,009
                                                                                   --------------------

Excess of gross income over direct operating expenses                              $           286,421
                                                                                   ====================

See accompanying notes to historical summary of gross income and direct operating expense.

                               LOW COUNTRY VILLAGE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
      For the period from February 1, 2004 (commencement of operations) to
                            June 30, 2004 (unaudited)

1.  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the period from February 1, 2004 (commencement of operations) to June 30, 2004 has been prepared from the operating statements provided by the owners of the property during that period and requires management of Low Country Village to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates. The property was completed in 2004 and had no significant operations through the date of acquisition.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the period from February 1, 2004 (commencement of operations) to June 30, 2004.

                                SHOPPES OF DALLAS
        Historical Summary of Gross Income and Direct Operating Expenses
For the period from March 1, 2004 (commencement of operations) to June 30, 2004
                                   (unaudited)

                                                                                   For the period from
                                                                                      March 1, 2004
                                                                                     (commencement of
                                                                                      operations) to
                                                                                      June 30, 2004
                                                                                   --------------------
Gross income:
  Base rental income                                                               $           195,042
  Operating expense and real estate tax recoveries                                              23,198
                                                                                   --------------------

Total gross income                                                                             218,240
                                                                                   --------------------

Direct operating expenses:
  Operating expenses                                                                            11,199
  Real estate taxes                                                                              3,781
  Insurance                                                                                      4,014
                                                                                   --------------------

Total direct operating expenses                                                                 18,994
                                                                                   --------------------

Excess of gross income over direct operating expenses                              $           199,246
                                                                                   ====================

See accompanying notes to historical summary of gross income and direct operating expense.

                                SHOPPES OF DALLAS
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the period from March 1, 2004 (commencement of operations) to June 30, 2004
                                   (unaudited)

1.  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the period from March 1, 2004 (commencement of operations) to June 30, 2004 has been prepared from the operating statements provided by the owners of the property during that period and requires management of Shoppes of Dallas to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates. The property was completed in 2004 and had no significant operations through the date of acquisition.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the period from March 1, 2004 (commencement of operations) to June 30, 2004.

                            DORMAN CENTRE - PHASE II
        Historical Summary of Gross Income and Direct Operating Expenses
For the period from March 15, 2004 (commencement of operations) to June 30, 2004
                                   (unaudited)

                                                                                   For the period from
                                                                                      March 15, 2004
                                                                                     (commencement of
                                                                                      operations) to
                                                                                      June 30, 2004
                                                                                   --------------------
Gross income:
  Base rental income                                                               $            78,177
  Operating expense and real estate tax recoveries                                              13,140
                                                                                   --------------------

Total gross income                                                                              91,317
                                                                                   --------------------

Direct operating expenses:
  Operating expenses                                                                             4,518
  Real estate taxes                                                                             29,016
  Insurance                                                                                      1,403
                                                                                   --------------------

Total direct operating expenses                                                                 34,937
                                                                                   --------------------

Excess of gross income over direct operating expenses                              $           56,380
                                                                                   ====================

See accompanying notes to historical summary of gross income and direct operating expense.

                            DORMAN CENTER - PHASE II
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the period from March 15, 2004 (commencement of operations) to June 30, 2004
                                   (unaudited)

1.  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the period from March 15, 2004 (commencement of operations) to June 30, 2004 has been prepared from the operating statements provided by the owners of the property during that period and requires management of Dorman Center - Phase II to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates. The property was completed in 2004 and had no significant operations through the date of acquisition.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the period from March 15, 2004 (commencement of operations) to June 30, 2004.

                           VILLAGE SHOPPES AT SIMONTON
        Historical Summary of Gross Income and Direct Operating Expenses
  For the period from May 1, 2004 (commencement of operations) to June 30, 2004
                                   (unaudited)

                                                                                   For the period from
                                                                                       May 1, 2004
                                                                                     (commencement of
                                                                                      operations) to
                                                                                      June 30, 2004
                                                                                   --------------------
Gross income:
  Base rental income                                                               $            65,553
  Operating expense and real estate tax recoveries                                              18,393
                                                                                   --------------------

Total gross income                                                                              83,946
                                                                                   --------------------

Direct operating expenses:
  Operating expenses                                                                             4,240
  Real estate taxes                                                                             17,348
  Insurance                                                                                      3,875
                                                                                   --------------------

Total direct operating expenses                                                                 25,463
                                                                                   --------------------

Excess of gross income over direct operating expenses                              $            58,483
                                                                                   ====================

See accompanying notes to historical summary of gross income and direct operating expense.

                           VILLAGE SHOPPES AT SIMONTON
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the period from May 1, 2004 (commencement of operations) to June 30, 2004
                                   (unaudited)

1.  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the period from May 1, 2004 (commencement of operations) to June 30, 2004 has been prepared from the operating statements provided by the owners of the property during that period and requires management of Village Shoppes at Simonton to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates. The property was completed in 2004 and had no significant operations through the date of acquisition.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the period from May 1, 2004 (commencement of operations) to June 30, 2004.

                              HARVEST TOWNE CENTER
        Historical Summary of Gross Income and Direct Operating Expenses
   For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

                                                                                    For the six months
                                                                                          ended            For the year ended
                                                                                      June 30, 2004         December 31, 2003
                                                                                   -------------------------------------------
Gross income:
  Base rental income                                                               $            348,503                655,423
  Operating expense and real estate tax recoveries                                               49,445                 90,044
                                                                                   -------------------------------------------

Total gross income                                                                              397,948                745,467
                                                                                   -------------------------------------------

Direct operating expenses:
  Operating expenses                                                                             22,463                 43,617
  Real estate taxes                                                                              25,957                 45,585
  Insurance                                                                                       5,311                 10,312
                                                                                   -------------------------------------------

Total direct operating expenses                                                                  53,731                 99,514
                                                                                   -------------------------------------------

Excess of gross income over direct operating expenses                              $            344,217                645,953
                                                                                   ===========================================

See accompanying notes to historical summary of gross income and direct operating expense.

                              HARVEST TOWNE CENTER
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the six months ended June 30, 2004
                                   (unaudited)

1.  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004, respectively, has been prepared from the operating statements provided by the owners of the property during that period and requires management of Harvest Towne Center to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates. The property was completed in 2004 and had no significant operations through the date of acquisition.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2003 and the six months ended June 30, 2004, respectively.

                            BED, BATH & BEYOND PLAZA
        Historical Summary of Gross Income and Direct Operating Expenses
For the period from March 3, 2004 (commencement of operations) to June 30, 2004
                                   (unaudited)

                                                                                   For the period from
                                                                                      March 3, 2004
                                                                                     (commencement of
                                                                                      operations) to
                                                                                      June 30, 2004
                                                                                   --------------------
                                                                                       (unaudited)
Gross income:
  Base rental income                                                               $           378,432
  Operating expense and real estate tax recoveries                                              45,399
                                                                                   --------------------

Total gross income                                                                             423,831
                                                                                   --------------------

Direct operating expenses:
  Operating expenses                                                                            74,921
  Real estate taxes                                                                             52,800
  Insurance                                                                                        213
                                                                                   --------------------

Total direct operating expenses                                                                127,934
                                                                                   --------------------

Excess of gross income over direct operating expenses                              $           295,897
                                                                                   ====================

See accompanying notes to historical summary of gross income and direct operating expense.

                            BED, BATH & BEYOND PLAZA
    Notes to Historical Summary of Gross Income and Direct Operating Expenses For the period from March 3, 2004 (commencement of operations) to June 30, 2004
                                   (unaudited)

1.  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the period from March 3, 2004 (commencement of operations) to June 30, 2004 has been prepared from the operating statements provided by the owners of the property during that period and requires management of Bed, Bath & Beyond Plaza to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates. The property was completed in 2004 and had no significant operations during 2003.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the period from March 3, 2004 (commencement of operations) to June 30, 2004.

                                   APPENDIX A
                            PRIOR PERFORMANCE TABLES

          The following prior performance tables contain information concerning real estate programs sponsored by affiliates of our advisor which have investment objectives similar to ours. This information has been summarized in narrative form under "Prior Performance of Our Affiliates" in the prospectus. The tables provide information on the performance of a number of programs. You can use the information to evaluate the experience of our advisor's affiliates as sponsors of the programs. The inclusion of these tables does not imply that we will make investments comparable to those reflected in the tables or that investors in our shares will experience returns comparable to those experienced in the programs referred to in these tables. If you purchase our shares, you will not acquire any ownership in any of the programs to which these tables relate. The tables consist of:

              Table I         Experience in Raising and Investing Funds

              Table II        Compensation to IREIC and Affiliates

              Table III       Operating Results of Prior Programs

              Table IV        Results of Completed Programs

              Table V         Sales or Disposals of Properties

              Table VI        Acquisition of Properties by Programs*

     Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by any public program sponsored by any of the Inland's affiliated companies which has reported to the SEC within the last 24 months. For a reasonable fee, the affiliated companies will provide copies of any exhibits to such annual reports upon request.

     Our investment objectives are to: (i) provide regular distributions to stockholders in amounts which may exceed our taxable income due to the non-cash nature of depreciation expense and, to such extent, will constitute a tax-deferred return of capital, but in no event less than 90% of our taxable income, pursuant to the REIT requirements; (ii) provide a hedge against inflation by entering into leases which contain clauses for scheduled rent escalations or participation in the growth of tenant sales, permitting us to increase distributions and provide capital appreciation; and (iii) preserve stockholders' capital.

     The following programs have investment objectives similar to ours and are included in the tables. Inland Retail Real Estate Trust, Inc. or IRRETI and Inland Real Estate Corporation or IREC are two REITs formed primarily to invest in multi-tenant shopping centers, Inland's Monthly Income Fund, L.P. and Inland Monthly Income Fund II, L.P. are public real estate limited partnerships formed primarily to acquire, operate and sell existing residential and commercial real properties. Inland Mortgage Investors Fund, L.P., Inland Mortgage Investors Fund-II, L.P. and Inland Mortgage Investors Fund III, L.P. were public real estate limited partnerships formed primarily to make or acquire loans secured by mortgages on improved, income producing multifamily residential properties.

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                                     TABLE I

                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                                 (000's omitted)

     Table I is intended to present information on a dollar and percentage basis showing the experience of Inland Real Estate Investment Corporation ("IREIC"), of which the Advisor is a wholly owned subsidiary, in raising and investing funds in prior programs where the offering closed in the three years prior to December 31, 2003. The table is intended to focus on the dollar amount available for investment in properties expressed as a percentage of total dollars raised. Inland Retail Real Estate Trust, Inc. is the only program that closed in the three years ended December 31, 2003.

                                                                                      Inland Retail
                                                                                       Real Estate
                                                                                       Trust, Inc.
                                                                                    -----------------
                                                                                        1 Program
                                                                                    -----------------
Dollar amount offered (A)                                                           $       2,500,000
Dollar amount raised (B)                                                                    2,223,010        100.00%
Less offering expenses:
  Syndication fees (C)                                                                        194,194          8.74
  Other fees (D)                                                                               20,861           .94
  Organizational fees                                                                             -              -
Reserves (E)                                                                                   22,230          1.00
                                                                                    -------------------------------

Available for investment                                                            $       1,985,725         89.32%
                                                                                    ===============================

Acquisition costs:
  Cash down payments                                                                $       1,340,382
  Repayment of indebtedness                                                                   543,206
  Investment in securities                                                                      8,052
                                                                                    -----------------
    Total acquisition costs                                                         $       1,891,640
                                                                                    =================

Percent leverage                                                                                                 53%
Date offerings commenced                                                                                    (F)
Length of offering                                                                                          (F)
Months to invest 90% of amount available for investment (measured from beginning of offering) (F)



     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                  EXPERIENCE IN RAISING AND INVESTING FUNDS (A)

                                NOTES TO TABLE I

(A) This amount does not reflect shares offered for distribution to stockholders participating in Inland Retail Real Estate Trust Inc.'s distribution reinvestment program.

(B) These figures are cumulative and are as of December 31, 2003. The dollar amount raised represents the cash proceeds collected by the program, including shares sold pursuant to our distribution reinvestment program and net of shares repurchased pursuant to our share repurchase program.

(C) Syndication fees are paid by the program to an affiliate, Inland Securities Corporation, or unaffiliated third parties commissions for the sale of shares. All of these syndication fees were used to pay commissions and expenses of the offerings.

(D) Other fees are paid by the program to unaffiliated parties and consist principally of printing, selling and registration costs related to the offering.

(E) Generally, a working capital reserve is established to fund property upgrades and future cash flow deficits, if any, among other things.

(F) On February 11, 1999, the program commenced an initial public offering, on a best effort basis, of 50,000,000 shares of common stock at $10.00 per share. On February 1, 2001, the program commenced an offering of an additional 50,000,000 shares at $10.00 per share, on a best efforts basis. On June 7, 2002, the program commenced an offering of an additional 150,000,000 shares at $10.00 per share, on a best efforts basis. As of December 31, 2003, substantially all proceeds available for investment from the offerings were invested in real properties.

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                                    TABLE II

                    COMPENSATION TO IREIC AND AFFILIATES (A)
                                 (000's omitted)

     Table II summarizes the amount and type of compensation paid to Inland Real Estate Investment Corporation and its affiliates during the three years ended December 31, 2003 in connection with the prior programs.

     Some partnerships acquired their properties from affiliates of our advisor which had purchased such properties from unaffiliated third parties.

                                                                                              Inland's
                                                        Inland Retail      Inland Real         Monthly          Inland Monthly
                                                         Real Estate          Estate            Income             Income
                                                         Trust, Inc.       Corporation        Fund, L.P.        Fund II, L. P.
                                                       ------------------------------------------------------------------------
Date offering commenced                                       02/11/99         10/14/94            08/03/87            08/04/88
Dollar amount raised                                   $     2,223,010          686,602              30,000              25,324
                                                       ========================================================================

Total amounts paid to general partner or affiliates
from proceeds of offerings:
  Selling commissions and underwriting fees                    194,194(C)        49,869(C)              273(B)              423(B)
  Other offering expenses (D)                                    2,762            2,350                 116                 230
  Acquisition cost and expense                                   1,725              925               2,550(E)            1,706(E)
                                                       ========================================================================

Dollar amount of cash available from operations
before deducting payments to general partner or
affiliates (F)                                                 264,442          217,142               4,522               3,505
                                                       ========================================================================

Amounts paid to general partner or affiliates
  related to operations: (J)
  Property management fees (G)                                  19,526                0                  52                  49
  Advisor asset management fee                                  20,824                0                   0                   0
  Accounting services                                                0                0                  52                  49
  Data processing service                                            0                0                  25                  24
  Legal services                                                     0                0                  15                  10
  Professional services                                            162                0                   0                   0
  Mortgage servicing fees                                          495                0                   0                   0
  Acquisition costs expensed                                       309                0                   0                   0
  Other administrative services                                  3,303                0                  69                  51

Dollar amount of property sales and refinancings
before payments to general partner and affiliates
(H):
  Cash                                                               0           22,978                  34                   0
  Notes                                                              0                0                   0                   0

Dollar amounts paid or payable to general partner
or affiliates from sales and refinancings (I):
  Sales commissions                                                  0                0                   0                   0
  Participation in cash distributions                                0                0                   0                   0

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                                    TABLE II

                    COMPENSATION TO IREIC AND AFFILIATES (A)

                                NOTES TO TABLE II

(A) The figures in this Table II relating to proceeds of the offerings are cumulative and are as of December 31, 2003 and the figures relating to cash available from operations are for the three years ending December 31, 2003. The dollar amount raised represents the cash proceeds collected by the partnerships or program. Amounts paid or payable to IREIC or affiliates from proceeds of the offerings represent payments made or to be made to IREIC and affiliates from investor capital contributions.

(B) The selling commissions paid to an affiliate is net of amounts which were in turn paid to third party soliciting dealers.

(C) The selling commissions paid to an affiliate includes amounts which were in turn paid to third party soliciting dealers.

(D) Consists of legal, accounting, printing and other offering expenses, including amounts to be paid to Inland Securities Corporation to be used as incentive compensation to its regional marketing representatives and amounts for reimbursement of the general partner for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Units and other marketing and organization expenses.

(E) Represents acquisition fees paid to IREIC and its affiliates in connection with the acquisition of properties.

(F)  See Note (B) to Table III.

(G) An affiliate provides property management services for all properties acquired by the partnerships or program. Management fees have not exceeded 4.5% of the gross receipts from the properties managed.

(H)  See Table V and Notes thereto regarding sales and disposals of properties.

(I) Real estate sales commissions and participations in cash distributions are paid or payable to IREIC and/or its affiliates in connection with the sales of properties in the public partnership programs. Payments of all amounts shown are subordinated to the receipt by the limited partners of their original capital investment. See Table V and Notes thereto.

(J) On July 1, 2000, IREC completed the acquisition of Inland Real Estate Advisory Services, Inc., the former advisor, and Inland Commercial Property Management, Inc., the former property manager (the "Merger"). Each of these entities was merged into subsidiaries that are wholly owned by IREC. As a result of the merger, IREC is now "self-administered." IREC no longer pays advisory or property management fees or other expenses to affiliates but instead has hired an internal staff to perform these tasks.

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS

     Table III presents operating results for programs, the offerings of which closed during each of the five years ended December 31, 2003. The operating results consist of:

     -    The components of taxable income (loss);
     -    Taxable income or loss from operations and property sales;
     - Cash available and source, before and after cash distributions to investors; and
     -    Tax and distribution data per $1,000 invested.

     Based on the following termination dates of the offerings, only IRRETI is included in Table III.

     -    Inland's Monthly Income Fund, L.P. - offering terminated in 1988
     -    Inland Monthly Income Fund II, L.P. - offering terminated in 1990
     -    Inland Mortgage Investors Fund, L.P. - offering terminated in 1987
     -    Inland Mortgage Investors Fund - II, L.P. - offering terminated in
          1988
     -    Inland Mortgage Investors Fund III, L.P. - offering terminated in 1991
     -    Inland Real Estate Corporation - offering terminated in 1998

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS
        (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000 INVESTED)

                      INLAND RETAIL REAL ESTATE TRUST INC.

                                           2003          2002         2001        2000           1999
                                         -------------------------------------------------------------
Gross revenues                           $ 317,828       116,011       37,755      22,124        6,030
Profit on sale of properties                     0             0            0           0            0

Less:
  Operating expenses                        78,568        27,614       10,178       6,279        1,872
  Interest expense                          62,349        23,508        9,712       8,127        2,368
  Program expenses                          22,069         7,998        1,219         905          369
  Depreciation & amortization               85,006        29,395        8,653       4,752        1,253
                                         -------------------------------------------------------------

Net income (loss)-GAAP basis             $  69,836        27,496        7,993       2,061          168
                                         =============================================================

Taxable income (loss) (A):                       0             0            0           0            0
                                         =============================================================

Cash available (deficiency) from
  operations (B)                           147,403        55,250       17,170       5,366        2,538
Cash available from sales (C)                  828             0            0           0            0
                                         -------------------------------------------------------------
Total cash available before
distributions and special items            148,231        55,250       17,170       5,366        2,538

Less distributions to investors:
  From operations                          152,888        52,156       15,963       6,099        1,065
  From sales and refinancings                    0             0            0           0            0
                                         -------------------------------------------------------------

Cash available after distributions
before special items                        (4,657)        3,094        1,207        (733)       1,473

Special items:                                   0             0            0           0            0
                                         -------------------------------------------------------------
Cash available after distributions and
special items                            $  (4,657)        3,094        1,207        (733)       1,473
                                         =============================================================

Tax data per $1,000 invested (A):                0             0            0           0            0

Distribution data per $1,000 invested:

Cash distributions to investors:
  Source (on GAAP basis):
    Investment income                          .83           .83          .81         .77          .72
  Source (on cash basis):
    Sales                                        0             0            0           0            0
    Operations (D)                             .83           .83          .81         .77          .72

Percent of properties remaining unsold         100%
                                         =========

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                       OPERATING RESULTS OF PRIOR PROGRAMS

                               NOTES TO TABLE III

(A) IRRETI qualified as real estate investment trusts ("REITs") under the Internal Revenue Code for federal income tax purposes. Since it qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If IRRETI fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates. However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

(B) "Cash Available (Deficiency) from Operations," represents all cash revenues and funds received by the programs, including but not limited to operating income less operating expenses, and interest income. These amounts do not include payments made by the programs from offering proceeds nor do they include proceeds from sales or refinancings. These amounts also exclude advances from or repayments to IREIC and affiliates which are disclosed elsewhere in the table and include principal payments on long-term debt. For example:

                      Inland Retail Real Estate Trust Inc.

                                 (000's omitted)

                                                                                 2003        2002      2001     2000    1999
                                                                             ------------------------------------------------
Net cash provided by operating activities per the Form 10-K annual
  report                                                                     $   149,081    55,594    17,427   5,604    2,648
Principal payments on   long-term debt                                            (1,678)     (344)     (257)   (238)    (110)
                                                                             ------------------------------------------------

                                                                             $   147,403    55,250    17,170   5,366    2,538
                                                                             ================================================

(C)  See Table V and Notes thereto regarding sales and disposals of properties.

(D) Distributions by a REIT to the extent of its current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder's basis in the shares to the extent thereof, and thereafter as taxable gain (a return of capital). These distributions in excess of earnings and profits will have the effect of deferring taxation of the amount of the distribution until the sale of the stockholder's shares.

                      Inland Retail Real Estate Trust, Inc.

                                                 2003              2002             2001            2000             1999
                                            -----------------------------------------------------------------------------------
% of Distribution representing:
  Ordinary income                                     60.85            62.65            60.49           54.55            22.23
  Return of Capital                                   39.15            37.35            39.51           45.45            77.77
                                            -----------------------------------------------------------------------------------

                                                     100.00           100.00           100.00          100.00           100.00
                                            ===================================================================================

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                                    TABLE IV

                          RESULTS OF COMPLETED PROGRAMS

        (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000 INVESTED)

     Table IV is a summary of operating and disposition results of prior programs sponsored by affiliates of our advisor, which during the five years ended prior to December 31, 2003 have sold their properties and either hold notes with respect to such sales or have liquidated. One program with investment objectives similar to ours disposed of all of its properties during the five years ended prior to December 31, 2003.

                                                                   Inland Mortgage
          Program Name                                          Investors Fund, L.P.
          --------------------------------------------------------------------------
          Dollar amount raised                                                10,065
          Number of properties/loans purchased                                    15
          Date of closing of offering                                          02/87
          Date of first sale of property                                       12/88
          Date of final sale of property                                       03/99

          Tax and distribution data per $1,000 invested (A):
            Federal income tax results:
              Ordinary income (loss):
                Operations                                                       547
                Recapture                                                          0

              Capital Gain                                                        30

              Deferred Gain:
                Capital                                                            0
                Ordinary                                                           0

              Cash distributions to investors (cash basis):

              Source (on GAAP basis)
                Investment income                                                624
                Return of capital                                                745

              Source (on cash basis)
                Sales                                                            745
                Operations                                                       624

(A) Data per $1,000 invested is presented as of December 31, 2003. See Table V and Notes thereto regarding sales and disposals of properties.

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                                     TABLE V

                        SALES OR DISPOSALS OF PROPERTIES

     Table V presents information on the results of the sale or disposals of properties in programs with investment objectives similar to ours during the three years ended December 31, 2003. Since January 1, 2001, programs sponsored by affiliates of our advisor had seven sales transactions. The table provides certain information to evaluate property performance over the holding period such as:

  - Sales proceeds received by the partnerships in the form of cash down payments at the time of sale after expenses of sale and secured notes received at sale;

  -  Cash invested in properties;

  -  Cash flow (deficiency) generated by the property;

  -  Taxable gain (ordinary and total); and

  -  Terms of notes received at sale.

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                      SALES OR DISPOSALS OF PROPERTIES (A)
                                 (000'S OMITTED)

                                                      Cash        Selling                             Adjust
                                                    Received,   Commissions              Secured    Resulting
                                                      net of      Paid or     Mortgage    Notes       from          Net
                                Date      Date of   Closing      Payable to    at Time   Received   Application   Selling
                              Acquired     Sale     Costs(B)       Inland      of Sale    at Sale     of GAAP      Price
-------------------------------------------------------------------------------------------------------------------------
IREC - Lincoln Park Place     01/24/97   04/17/01       1,314             0      1,050          0             0     2,364
IREC - Antioch Plaza          12/95      03/28/02         943             0        875          0             0     1,818
IREC - Shorecrest Plaza       07/97      06/12/02       3,107             0      2,978          0             0     6,085
IREC - Popeye's               06/97      04/08/03         343             0          0          0             0       343
IREC - Summit of Park Ridge   12/96      12/24/03       3,578             0      1,600          0             0     5,178
IREC - Eagle Country Market   11/97      12/24/03       5,182             0      1,450          0             0     6,632
IREC - Eagle Ridge Center     04/99      12/30/03       3,185             0      3,000          0             0     6,185

                              Original    Partnership
                              Mortgage      Capital
                              Financing     Invested     Total
                                              (C)
--------------------------------------------------------------
IREC - Lincoln Park Place             0          1,897   1,897
IREC - Antioch Plaza                875            753   1,628
IREC - Shorecrest Plaza           2,978          2,947   5,925
IREC - Popeye's                       0            346     346
IREC - Summit of Park Ridge           0          5,181   5,181
IREC - Eagle Country Market           0          6,635   6,635
IREC - Eagle Ridge Center             0          6,187   6,187

                                          Excess (deficiency)     Amount of
                                         of property operating    subsidies
                                          cash receipts over     included in     Total Taxable
                                          cash expenditures     operating cash    Gain (loss)    Ordinary Income     Capital
                                                 (D)                receipts        from Sale        from Sale      Gain (loss)
------------------------------------------------------------------------------------------------------------------------------
IREC - Lincoln Park Place                                 218                0             467                 0           467
IREC - Antioch Plaza                                      130                0               0(E)              0             0
IREC - Shorecrest Plaza                                 1,556                0               0(E)              0             0
IREC - Popeye's                                           241                0               3                 0             3
IREC - Summit of Park Ridge                             1,399                0               0(E)              0             0
IREC - Eagle Country Market                             1,290                0               0(E)              0             0
IREC - Eagle Ridge Center                               1,441                0               0(E)              0             0

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                        SALES OR DISPOSALS OF PROPERTIES

                                NOTES TO TABLE V

(A) The table includes all sales of properties by the programs with investment objectives similar to ours during the three years ended December 31, 2003. All sales have been made to parties unaffiliated with the partnerships.

(B) Consists of cash payments received from the buyers and the assumption of certain liabilities by the buyers at the date of sale, less expenses of sale.

(C) Amounts represent the dollar amount raised from the offerings, less sales commissions and other offering expenses plus additional costs incurred on the development of the land parcels.

(D) Represents "Cash Available (Deficiency) from Operations (including subsidies)" as adjusted for applicable "Fixed Asset Additions" through the year of sale.

(E) For tax purposes, this sale qualified as part of a tax-deferred exchange. As a result, no taxable gain will be recognized until the replacement property is disposed of in a subsequent taxable transaction.

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                                    TABLE VI

                    ACQUISITION OF PROPERTIES BY PROGRAMS (A)

                (000's omitted, except for Square Feet or Acres)

     Table VI presents information concerning the acquisition of real properties by programs with similar investment objectives, sponsored by Inland Real Estate Investment Corporation ("IREIC"), in the three years ended December 31, 2003. The detail provided with respect to each acquisition includes the property size, location, purchase price and the amount of mortgage financing. This information is intended to assist the prospective investor in evaluating the property mix as well as the terms involved in acquisitions by programs sponsored by IREIC.

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                   ACQUISITIONS OF PROPERTIES BY PROGRAMS (A)
                (000'S OMITTED, EXCEPT FOR NUMBER OF SQUARE FEET)

                                                                                   PURCHASE PRICE        MORTGAGE
                                                          NUMBER OF     DATE OF   PLUS ACQUISITION   FINANCING AT DATE    CASH DOWN
PROPERTY                                                 SQUARE FEET   PURCHASE         FEE            OF PURCHASE         PAYMENT
-----------------------------------------------------------------------------------------------------------------------------------
INLAND REAL ESTATE CORPORATION:
PETsMART, Gurnee, IL                                          25,692      04/01          3,304                       -        3,304
Eckerd Drug Store, Chattanooga, TN                            10,908      05/02          2,367                       -        2,367
Michael's, Coon Rapids, MN                                    24,317      07/02          2,808                       -        2,808
Deer Trace, Kohler, WI                                       149,881      07/02         13,281                       -       13,281
Disney, Celebration, FL                                      166,131      07/02         27,281                  13,600       13,681
Townes Crossing, Oswego, IL                                  105,989      08/02         12,043                       -       12,043
Park Square, Brooklyn Park, MN                               137,116      08/02          9,873                   5,850        4,023
Forest Lake Marketplace, Forest Lake, MN                      93,853      09/02         11,856                       -       11,856
Naper West Ph II, Naperville, IL                              50,000      10/02          3,116                       -        3,116
Walgreens, Jennings, MO                                       15,120      10/02          2,706                       -        2,706
Four Flaggs Annex, Niles, IL                                  21,790      11/02          3,289                       -        3,289
Four Flaggs, Niles, IL                                       306,479      11/02         21,298                  12,510        8,788
Brunswick Market Center, Brunswick, OH                       119,540      12/02         13,458                       -       13,458
Medina Marketplace, Medina, OH                                72,781      12/02          9,511                       -        9,511
Shakopee Valley, Shakopee, MN                                146,436      12/02         14,700                       -       14,700
Shops at Orchard Place, Skokie, IL                           164,542      12/02         42,752                       -       42,752
Cub Foods, Hutchinson, MN                                     60,208      01/03          5,388                       -        5,388
Mankato Heights, Mankato, MN                                 129,410      04/03         15,102                       -       15,102
Caton Crossing, Plainfield, IL                                83,792      06/03         11,165                       -       11,165
Village Ten, Coon Rapids, MN                                 211,568      08/03         15,104                       -       15,104
Rochester Marketplace, Rochester, MN                          69,914      09/03          9,371                       -        9,371
University Crossing, Mishawaka, IN                           136,422      10/03         14,913                       -       14,913

Total for Inland Real Estate Corporation                   2,301,889              $     264,686      $          31,960   $  232,726
                                                         ===========              =============      =================   ==========

                                                          OTHER CASH
                                                         EXPENDITURES    TOTAL ACQUISITION
PROPERTY                                               CAPITALIZED (A)        COST(B)
------------------------------------------------------------------------------------------
INLAND REAL ESTATE CORPORATION:
PETsMART, Gurnee, IL                                               0                 3,304
Eckerd Drug Store, Chattanooga, TN                                 2                 2,369
Michael's, Coon Rapids, MN                                         0                 2,808
Deer Trace, Kohler, WI                                             0                13,281
Disney, Celebration, FL                                            0                27,281
Townes Crossing, Oswego, IL                                      319                12,362
Park Square, Brooklyn Park, MN                                   160                10,033
Forest Lake Marketplace, Forest Lake, MN                         (41)               11,815
Naper West Ph II, Naperville, IL                               1,298                 4,414
Walgreens, Jennings, MO                                            6                 2,712
Four Flaggs Annex, Niles, IL                                       6                 3,295
Four Flaggs, Niles, IL                                         2,645                23,943
Brunswick Market Center, Brunswick, OH                           247                13,705
Medina Marketplace, Medina, OH                                     4                 9,515
Shakopee Valley, Shakopee, MN                                     12                14,712
Shops at Orchard Place, Skokie, IL                              (129)               42,623
Cub Foods, Hutchinson, MN                                          7                 5,395
Mankato Heights, Mankato, MN                                     (12)               15,090
Caton Crossing, Plainfield, IL                                     7                11,172
Village Ten, Coon Rapids, MN                                       0                15,104
Rochester Marketplace, Rochester, MN                              (7)                9,364
University Crossing, Mishawaka, IN                                20                14,933

Total for Inland Real Estate Corporation               $       4,544     $         269,230
                                                       =============     =================

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                                                                                    PURCHASE PRICE         MORTGAGE
                                                           NUMBER OF     DATE OF   PLUS ACQUISITION   FINANCING AT DATE   CASH DOWN
PROPERTY                                                  SQUARE FEET   PURCHASE         FEE             OF PURCHASE       PAYMENT
-----------------------------------------------------------------------------------------------------------------------------------
INLAND RETAIL REAL ESTATE TRUST, INC.:
Columbia Promenade, Kissimmee, FL                              65,870      01/01              7,440                   -       7,440
K-Mart, Macon, GA                                             102,098      02/01              9,031                   -       9,031
Lowe's Home Improvement Center, Warner Robbins, GA            131,575      02/01              9,431                   -       9,431
West Oaks, Ocoee, FL                                           66,539      03/01             11,221                   -      11,221
PETsMART - Chattanooga, Chattanooga, TN                        26,040      04/01              3,103                   -       3,103
PETsMART - Daytona Beach, Daytona Beach, FL                    26,194      04/01              3,238                   -       3,238
PETsMART - Fredricksburg, Fredricksburg, VA                    26,067      04/01              3,410                   -       3,410
Sand Lake Corners, Orlando, FL                                189,741      05/01             22,256                   -      22,256
Jo-Ann Fabrics, Alpharetta, GA                                 44,418      06/01              4,911                   -       4,911
Woodstock Square, Atlanta, GA                                 218,819      06/01             27,596                   -      27,596
Chickasaw Trails Shopping Center, Orlando, FL                  75,492      08/01              8,631                   -       8,631
Just for Feet - Daytona, Daytona Beach, FL                     22,255      08/01              3,901                   -       3,901
Skyview Plaza, Orlando, FL                                    281,247      09/01             21,332                   -      21,332
Aberdeen Square, Boynton Beach, FL                             70,555      10/01              6,717                   -       6,717
Anderson Central, Anderson, SC                                223,211      11/01             15,863              11,000       4,863
Brandon Blvd. Shoppes, Brandon, FL                             85,377      11/01              9,482                   -       9,482
Creekwood Crossing, Bradenton, FL                             227,052      11/01             23,616                   -      23,616
Eckerd Drug Store - Greenville, Greenville, SC                 10,908      11/01              2,828                   -       2,828
Abernathy Square, Atlanta, GA                                 131,649      12/01             24,131                   -      24,131
Citrus Hills, Citrus Hills, FL                                 68,927      12/01              6,027                   -       6,027
Douglasville Pavilion, Douglasville, GA                       267,764      12/01             27,377              20,000       7,377
Eckerd Drug Store - Spartanburg, Spartanburg, SC               10,908      12/01              2,807                   -       2,807
Fayetteville Pavilion, Fayetteville, NC                       272,385      12/01             26,898              20,133       6,765
Southlake Pavilion, Morrow, GA                                525,162      12/01             56,377              39,740      16,637
Steeplechase Plaza, Ocala, FL                                  87,380      12/01              8,647                   -       8,647
Venture Pointev, Duluth, GA                                   334,620      12/01             26,533              13,334      13,199
Sarasota Pavilion, Sarasota, FL                               324,140      01/02             42,100                   -      42,100

                                                             OTHER CASH
                                                            EXPENDITURES     TOTAL ACQUISITION
PROPERTY                                                  CAPITALIZED (A)         COST(B)
----------------------------------------------------------------------------------------------
INLAND RETAIL REAL ESTATE TRUST, INC.:
Columbia Promenade, Kissimmee, FL                                      (6)               7,434
K-Mart, Macon, GA                                                       -                9,031
Lowe's Home Improvement Center, Warner Robbins, GA                      -                9,431
West Oaks, Ocoee, FL                                                   27               11,248
PETsMART - Chattanooga, Chattanooga, TN                                 -                3,103
PETsMART - Daytona Beach, Daytona Beach, FL                             -                3,238
PETsMART - Fredricksburg, Fredricksburg, VA                             -                3,410
Sand Lake Corners, Orlando, FL                                        (90)              22,166
Jo-Ann Fabrics, Alpharetta, GA                                          -                4,911
Woodstock Square, Atlanta, GA                                         (56)              27,540
Chickasaw Trails Shopping Center, Orlando, FL                          14                8,645
Just for Feet - Daytona, Daytona Beach, FL                              4                3,905
Skyview Plaza, Orlando, FL                                            624               21,956
Aberdeen Square, Boynton Beach, FL                                    (30)               6,687
Anderson Central, Anderson, SC                                       (111)              15,752
Brandon Blvd. Shoppes, Brandon, FL                                      5                9,487
Creekwood Crossing, Bradenton, FL                                      96               23,712
Eckerd Drug Store - Greenville, Greenville, SC                        (17)               2,811
Abernathy Square, Atlanta, GA                                         280               24,411
Citrus Hills, Citrus Hills, FL                                        191                6,218
Douglasville Pavilion, Douglasville, GA                              (156)              27,221
Eckerd Drug Store - Spartanburg, Spartanburg, SC                       11                2,818
Fayetteville Pavilion, Fayetteville, NC                             1,285               28,183
Southlake Pavilion, Morrow, GA                                      7,413               63,790
Steeplechase Plaza, Ocala, FL                                         457                9,104
Venture Pointev, Duluth, GA                                          (149)              26,384
Sarasota Pavilion, Sarasota, FL                                       182               42,282

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                                                                                    PURCHASE PRICE        MORTGAGE
                                                        NUMBER OF      DATE OF     PLUS ACQUISITION   FINANCING AT DATE   CASH DOWN
PROPERTY                                               SQUARE FEET    PURCHASE           FEE             OF PURCHASE       PAYMENT
-----------------------------------------------------------------------------------------------------------------------------------
Turkey Creek Phase I, Knoxville, TN                        284,224         01/02             21,762                   -      21,762
Universal Plaza, Lauderhill, FL                             49,816         01/02              9,872                   -       9,872
Hairston Crossing, Decatur, GA                              57,884         02/02              6,630                   -       6,630
Just for Feet - Augusta, Augusta, GA                        22,115         02/02              3,054                   -       3,054
Just For Feet - Covington, Covington, LA                    20,116         02/02              3,447                   -       3,447
Logger Head Junction, Sarasota, FL                           4,711         02/02                665                   -         665
Shoppes of Golden Acres, Newport Richey, FL                 76,371         02/02             10,831                   -      10,831
Newnan Pavilion, Newnan, GA                                481,004         03/02             33,114                   -      33,114
Eisenhower Crossing I & II, Macon, GA                      403,013   11/01,03/02             43,292                   -      43,292
Acworth Avenue Retail Shopping Center, Acworth, GA          16,130    12/00,3/02              2,834                   -       2,834
Crystal Springs Shopping Center, Crystal Springs, FL        67,021         04/02              7,478                   -       7,478
Eckerd Drug Store - Concord, Concord, NC                    10,908         04/02              2,039                   -       2,039
Eckerd Drug Store - Tega Cay, Tega Cay, SC                  13,824         04/02              2,544                   -       2,544
Melbourne Shopping Center, Melbourne, FL                   209,217         04/02              9,842               5,949       3,893
Riverstone Plaza, Canton, GA                               302,024         04/02             31,943                   -      31,943
Target Center, Columbia, SC                                 79,253         04/02              7,673                   -       7,673
Hampton Point, Taylors, SC                                  58,316         05/02              4,526                   -       4,526
Northpoint Marketplace, Spartanburg, SC                    101,982         05/02              8,269                   -       8,269
Oleander Shopping Center, Wilmington, NC                    51,888         05/02              5,221               3,000       2,221
Sharon Greens, Cumming, GA                                  98,317         05/02             13,062                   -      13,062
Bass Pro Outdoor World, Dania Beach, FL                    165,000         06/02             18,220                   -      18,220
Chesterfield Crossings, Richmond, VA,                       68,898         06/02             10,982                   -      10,982
Circuit City-Rome, Rome, GA                                 33,056         06/02              4,476                   -       4,476
Circuit City-Vero Beach, Vero Beach, FL                     33,243         06/02              5,648                   -       5,648
Hillsboro Square, Deerfield Beach, FL                      145,647         06/02             18,985                   -      18,985
Stonebridge Square, Roswell, GA                            160,104         06/02             19,529                   -      19,529
Ward's Crossing, Lynchburg, VA                              80,918         06/02             11,100                   -      11,100
Circuit City Plaza, Orlando, FL                             78,625         07/02             11,518                   -      11,518
Eckerd Drug Store - Woodruff, Woodruff, SC                  13,824         07/02              2,475                   -       2,475
McFarland Plaza, Tuscaloosa, AL                            221,807         07/02             15,259                   -      15,259

                                                             OTHER CASH
                                                            EXPENDITURES     TOTAL ACQUISITION
PROPERTY                                                  CAPITALIZED (A)         COST(B)
----------------------------------------------------------------------------------------------
Turkey Creek Phase I, Knoxville, TN                                10,181               31,943
Universal Plaza, Lauderhill, FL                                         2                9,874
Hairston Crossing, Decatur, GA                                         34                6,664
Just for Feet - Augusta, Augusta, GA                                    3                3,057
Just For Feet - Covington, Covington, LA                                -                3,447
Logger Head Junction, Sarasota, FL                                      -                  665
Shoppes of Golden Acres, Newport Richey, FL                           101               10,932
Newnan Pavilion, Newnan, GA                                         2,623               35,737
Eisenhower Crossing I & II, Macon, GA                                (286)              43,006
Acworth Avenue Retail Shopping Center, Acworth, GA                     16                2,850
Crystal Springs Shopping Center, Crystal Springs, FL                   (2)               7,476
Eckerd Drug Store - Concord, Concord, NC                              156                2,195
Eckerd Drug Store - Tega Cay, Tega Cay, SC                            544                3,088
Melbourne Shopping Center, Melbourne, FL                              935               10,777
Riverstone Plaza, Canton, GA                                          243               32,186
Target Center, Columbia, SC                                            20                7,693
Hampton Point, Taylors, SC                                             55                4,581
Northpoint Marketplace, Spartanburg, SC                              (128)               8,141
Oleander Shopping Center, Wilmington, NC                               12                5,233
Sharon Greens, Cumming, GA                                             79               13,141
Bass Pro Outdoor World, Dania Beach, FL                                16               18,236
Chesterfield Crossings, Richmond, VA,                                 723               11,705
Circuit City-Rome, Rome, GA                                             6                4,482
Circuit City-Vero Beach, Vero Beach, FL                                 9                5,657
Hillsboro Square, Deerfield Beach, FL                               2,565               21,550
Stonebridge Square, Roswell, GA                                     1,653               21,182
Ward's Crossing, Lynchburg, VA                                        (76)              11,024
Circuit City Plaza, Orlando, FL                                         -               11,518
Eckerd Drug Store - Woodruff, Woodruff, SC                            374                2,849
McFarland Plaza, Tuscaloosa, AL                                        21               15,280

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                                                                                    PURCHASE PRICE         MORTGAGE
                                                           NUMBER OF     DATE OF   PLUS ACQUISITION   FINANCING AT DATE   CASH DOWN
PROPERTY                                                  SQUARE FEET   PURCHASE         FEE             OF PURCHASE       PAYMENT
-----------------------------------------------------------------------------------------------------------------------------------
Sycamore Commons, Matthews, NC                                256,523      07/02             38,184                   -      38,184
Walk at Highwoods I, Tampa, FL                                133,940      07/02             23,999                   -      23,999
Eckerd Drug Store - Blackstock, Spartanburg, SC                10,908      08/02              2,723                   -       2,723
Forestdale Plaza, Jamestown, NC                                53,239      08/02              6,670                   -       6,670
Sexton Commons, Fuquay Varina, NC                              49,097      08/02              8,023                   -       8,023
Shoppes at Lake Mary, Lake Mary, FL                            69,843      08/02             11,140                   -      11,140
Wakefield Crossing, Raleigh, NC                                75,929      08/02             10,794                   -      10,794
Circuit City-Cary, Cary, NC                                    27,891      09/02              5,650                   -       5,650
Cox Creek, Florence, AL                                       173,934      09/02             19,231              15,287       3,944
Forest Hills Centre, Wilson, NC                                73,280      09/02              6,675                   -       6,675
Golden Gate, Greensboro, NC                                   153,114      10/02             10,545                   -      10,545
Goldenrod Groves, Orlando, FL                                 108,944      10/02              9,177                   -       9,177
City Crossing, Warner Robins, GA                              187,099      11/02             14,644                   -      14,644
Clayton Corners, Clayton, NC                                  125,656      11/02             14,994               9,740       5,254
CompUSA Retail Center, Newport News, VA                        47,134      11/02              7,324                   -       7,324
Duvall Village, Bowie, MD                                      82,522      11/02             13,046                   -      13,046
Gateway Plaza - Jacksonville, Jacksonville, NC                101,682      11/02             11,865                   -      11,865
Harundale Plaza, Glen Burnie, MD                              274,160      11/02             24,752                   -      24,752
Jones Bridge Plaza, Norcross, GA                               83,363      11/02              7,525                   -       7,525
Lakewood Ranch, Bradenton, FL                                  69,472      11/02              9,494               4,400       5,094
North Aiken Bi-Lo Center, Aiken, SC                            59,204      11/02              5,816                   -       5,816
Plant City Crossing, Plant City, FL                            85,252      11/02             10,879                   -      10,879
Presidential Commons, Snellville, GA                          372,149      11/02             45,032              26,113      18,919
Rainbow Foods - Garland, Garland, TX                           70,576      11/02              5,098                   -       5,098
Rainbow Foods - Rowlett, Rowlett, TX                           63,117      11/02              4,604                   -       4,604
River Ridge, Birmingham, AL                                   158,755      11/02             26,492                   -      26,492
Rosedale Shopping Center, Huntersville, NC                     94,248      11/02             19,544              13,300       6,244
Shoppes on the Circle, Dothan, AL                             149,085      11/02             15,013              12,210       2,803
Southlake Shopping Center, Cornelius, NC                      131,247      11/02             13,633               7,962       5,671
Village Square at Golf, Boynton Beach, FL                     134,894      11/02             18,537                   -      18,537

                                                             OTHER CASH
                                                            EXPENDITURES     TOTAL ACQUISITION
PROPERTY                                                  CAPITALIZED (A)         COST(B)
----------------------------------------------------------------------------------------------
Sycamore Commons, Matthews, NC                                      3,077               41,261
Walk at Highwoods I, Tampa, FL                                         72               24,071
Eckerd Drug Store - Blackstock, Spartanburg, SC                         -                2,723
Forestdale Plaza, Jamestown, NC                                      (114)               6,556
Sexton Commons, Fuquay Varina, NC                                    (129)               7,894
Shoppes at Lake Mary, Lake Mary, FL                                    59               11,199
Wakefield Crossing, Raleigh, NC                                      (182)              10,612
Circuit City-Cary, Cary, NC                                             4                5,654
Cox Creek, Florence, AL                                                31               19,262
Forest Hills Centre, Wilson, NC                                        11                6,686
Golden Gate, Greensboro, NC                                            23               10,568
Goldenrod Groves, Orlando, FL                                         741                9,918
City Crossing, Warner Robins, GA                                    3,204               17,848
Clayton Corners, Clayton, NC                                           (5)              14,989
CompUSA Retail Center, Newport News, VA                                 5                7,329
Duvall Village, Bowie, MD                                             369               13,415
Gateway Plaza - Jacksonville, Jacksonville, NC                        (24)              11,841
Harundale Plaza, Glen Burnie, MD                                      (40)              24,712
Jones Bridge Plaza, Norcross, GA                                      401                7,926
Lakewood Ranch, Bradenton, FL                                          39                9,533
North Aiken Bi-Lo Center, Aiken, SC                                    13                5,829
Plant City Crossing, Plant City, FL                                   (16)              10,863
Presidential Commons, Snellville, GA                                    6               45,038
Rainbow Foods - Garland, Garland, TX                                    5                5,103
Rainbow Foods - Rowlett, Rowlett, TX                                    2                4,606
River Ridge, Birmingham, AL                                            79               26,571
Rosedale Shopping Center, Huntersville, NC                           (122)              19,422
Shoppes on the Circle, Dothan, AL                                      19               15,032
Southlake Shopping Center, Cornelius, NC                              (15)              13,618
Village Square at Golf, Boynton Beach, FL                            (263)              18,274

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                                                                                    PURCHASE PRICE        MORTGAGE
                                                           NUMBER OF     DATE OF   PLUS ACQUISITION   FINANCING AT DATE   CASH DOWN
PROPERTY                                                  SQUARE FEET   PURCHASE         FEE             OF PURCHASE       PAYMENT
-----------------------------------------------------------------------------------------------------------------------------------
Chatham Crossing, Siler City, NC                               32,000      12/02              3,964                   -       3,964
Columbiana Station, Columbia, SC                              270,649      12/02             46,615                   -      46,615
Gateway Plaza - Conway, Conway, SC                             62,428      12/02              6,295                   -       6,295
Lakeview Plaza, Kissimmee, FL                                  54,788      12/02              6,187               3,613       2,574
Meadowmont Village Center, Chapel Hill, NC                    133,471      12/02             26,808                   -      26,808
Shoppes at Citiside, Charlotte, NC                             75,478      12/02              9,706                   -       9,706
Shoppes at New Tampa, Wesley Chapel, FL                       158,342      12/02             19,196                   -      19,196
Camp Hill Center, Harrisburg, PA                               63,350      01/03              7,786                   -       7,786
Eckerd Drug Store - #5018, Amherst, NY                         10,908      01/03              2,805               1,582       1,223
Eckerd Drug Store - #5661, Buffalo, NY                         12,732      01/03              3,145               1,777       1,368
Eckerd Drug Store - #5786, Dunkirk, NY                         10,908      01/03              1,720                 905         815
Eckerd Drug Store - #5797, Cheektowaga, NY                     10,908      01/03              3,756               1,636       2,120
Eckerd Drug Store - #6007, Connelsville, PA                    10,908      01/03              3,503               1,636       1,867
Eckerd Drug Store - #6036, Pittsburgh, PA                      10,908      01/03              3,840               1,636       2,204
Eckerd Drug Store - #6040, Monroeville,PA                      12,738      01/03              5,430               1,911       3,519
Eckerd Drug Store - #6043, Monroeville,PA                      10,908      01/03              3,315               1,637       1,678
Eckerd Drug Store - #6062, Harborcreek, PA                     10,908      01/03              2,527               1,418       1,109
Eckerd Drug Store - #6089, Weirton, WV                         10,908      01/03              2,472               1,374       1,098
Eckerd Drug Store - #6095, Cheswick, PA                        10,908      01/03              2,791               1,571       1,220
Eckerd Drug Store - #6172, New Castle,PA                       10,908      01/03              2,877               1,636       1,241
Eckerd Drug Store - #6193, Erie, PA                            10,908      01/03              2,919               1,636       1,283
Eckerd Drug Store - #6199, Millcreek, PA                       10,908      01/03              3,729               1,637       2,092
Eckerd Drug Store - #6257, Millcreek, PA                       10,908      01/03              1,444                 640         804
Eckerd Drug Store - #6286, Erie, PA                            10,908      01/03              4,193               1,601       2,592
Eckerd Drug Store - #6334, Erie, PA                            10,908      01/03              2,997               1,636       1,361
Eckerd Drug Store - #6392, Penn, PA                            10,908      01/03              2,949               1,636       1,313
Eckerd Drug Store - #6695, Plum Borough, PA                    10,908      01/03              3,669               1,637       2,032
Eckerd Drug Store - Piedmont, Piedmont, SC                     10,908      01/03              1,968                   -       1,968
Market Square, Douglasville, GA                               121,774      01/03             12,905               8,390       4,515
Springfield Park, Lawrenceville, GA                           105,321      01/03             10,924                   -      10,924

                                                             OTHER CASH
                                                            EXPENDITURES     TOTAL ACQUISITION
PROPERTY                                                  CAPITALIZED (A)         COST(B)
----------------------------------------------------------------------------------------------
Chatham Crossing, Siler City, NC                                       16                3,980
Columbiana Station, Columbia, SC                                      193               46,808
Gateway Plaza - Conway, Conway, SC                                      -                6,295
Lakeview Plaza, Kissimmee, FL                                          19                6,206
Meadowmont Village Center, Chapel Hill, NC                           (581)              26,227
Shoppes at Citiside, Charlotte, NC                                    326               10,032
Shoppes at New Tampa, Wesley Chapel, FL                              (266)              18,930
Camp Hill Center, Harrisburg, PA                                        5                7,791
Eckerd Drug Store - #5018, Amherst, NY                                  -                2,805
Eckerd Drug Store - #5661, Buffalo, NY                                  -                3,145
Eckerd Drug Store - #5786, Dunkirk, NY                                  -                1,720
Eckerd Drug Store - #5797, Cheektowaga, NY                             (1)               3,755
Eckerd Drug Store - #6007, Connelsville, PA                             -                3,503
Eckerd Drug Store - #6036, Pittsburgh, PA                              (1)               3,839
Eckerd Drug Store - #6040, Monroeville,PA                              (2)               5,428
Eckerd Drug Store - #6043, Monroeville,PA                               -                3,315
Eckerd Drug Store - #6062, Harborcreek, PA                              -                2,527
Eckerd Drug Store - #6089, Weirton, WV                                  -                2,472
Eckerd Drug Store - #6095, Cheswick, PA                                 -                2,791
Eckerd Drug Store - #6172, New Castle,PA                                -                2,877
Eckerd Drug Store - #6193, Erie, PA                                     -                2,919
Eckerd Drug Store - #6199, Millcreek, PA                               (1)               3,728
Eckerd Drug Store - #6257, Millcreek, PA                                -                1,444
Eckerd Drug Store - #6286, Erie, PA                                    (1)               4,192
Eckerd Drug Store - #6334, Erie, PA                                     -                2,997
Eckerd Drug Store - #6392, Penn, PA                                     -                2,949
Eckerd Drug Store - #6695, Plum Borough, PA                             -                3,669
Eckerd Drug Store - Piedmont, Piedmont, SC                              5                1,973
Market Square, Douglasville, GA                                       787               13,692
Springfield Park, Lawrenceville, GA                                     5               10,929

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                                                                                    PURCHASE PRICE        MORTGAGE
                                                           NUMBER OF     DATE OF   PLUS ACQUISITION   FINANCING AT DATE   CASH DOWN
PROPERTY                                                  SQUARE FEET   PURCHASE         FEE             OF PURCHASE       PAYMENT
-----------------------------------------------------------------------------------------------------------------------------------
Tequesta Shoppes Plaza, Tequesta, FL                          109,937      01/03             11,439                   -      11,439
Capital Crossing, Raleigh, NC                                  92,248      02/03              9,984                   -       9,984
Colonial Promenade Bardmore Center, Largo, FL                 152,667      02/03             17,151                   -      17,151
Commonwealth Center II, Richmond, VA                          165,382      02/03             22,278                   -      22,278
Concord Crossing, Concord, NC                                  55,930      02/03              5,331                   -       5,331
Fountains, Plantation, FL                                     408,807      02/03             44,412                   -      44,412
Marketplace at Mill Creek, Buford, GA                         398,407      02/03             50,118                   -      50,118
Monroe Shopping Center, Monroe, NC                             45,080      02/03              3,548                   -       3,548
Oakley Plaza, Asheville, NC                                   118,727      02/03              9,469                   -       9,469
Overlook at King of Prussia, King of Prussia, PA              186,980      02/03             57,045              30,000      27,045
Paraiso Plaza, Hialeah, FL                                     61,012      02/03              9,481                   -       9,481
Publix Brooker Creek, Palm Harbor, FL                          77,596      02/03              8,719               4,468       4,251
Sheridan Square, Dania, FL                                     67,425      02/03              7,586                   -       7,586
Stonecrest Marketplace, Lithonia, GA                          264,447      02/03             34,742                   -      34,742
Suwanee Crossroads, Suwanee, GA                                69,500      02/03             12,068                   -      12,068
Windsor Court Shopping Center, Windsor Court, CT               78,480      02/03             14,639                   -      14,639
Downtown Short Pump, Richmond, VA                             125,553      03/03             33,515                   -      33,515
Valley Park Commons, Hagerstown, MD                            89,579      03/03             11,317                   -      11,317
Eckerd - Perry Creek, Perry Creek, NC                          10,908      09/02              2,795                   -       2,795
Village Center, Mt. Pleasant, WI                              217,103      03/03             23,987                   -      23,987
Watercolor Crossing, Tallahassee, FL                           43,200      03/03              5,485                   -       5,485
Bi-Lo - Southern Pines, Southern Pines, NC                     57,404      04/03              8,127                   -       8,127
Creeks at Virginia Center, Richmond, VA                       266,266      04/03             39,458              27,804      11,654
Flamingo Falls, Pembroke Pines, FL                            108,565      04/03             23,946                   -      23,946
Glenmark Shopping Center, Morgantown, WV                      122,167      04/03             12,982                   -      12,982
River Run, Miramar, FL                                         93,643      04/03             11,638                   -      11,638
Westside Centre Shopping Center, Huntsville, AL               490,784      04/03             46,015              39,350       6,665
440 Commons, Jersey City, NJ                                  162,533      05/03             18,046                   -      18,046
Barrett Pavilion, Kennesaw, GA                                460,755      05/03             80,183                   -      80,183
Bi-Lo - Asheville, Asheville, NC                               54,319      05/03              7,727                   -       7,727

                                                             OTHER CASH
                                                            EXPENDITURES     TOTAL ACQUISITION
PROPERTY                                                  CAPITALIZED (A)         COST(B)
----------------------------------------------------------------------------------------------
Tequesta Shoppes Plaza, Tequesta, FL                                 (248)              11,191
Capital Crossing, Raleigh, NC                                          14                9,998
Colonial Promenade Bardmore Center, Largo, FL                          45               17,196
Commonwealth Center II, Richmond, VA                                 (133)              22,145
Concord Crossing, Concord, NC                                           5                5,336
Fountains, Plantation, FL                                               -               44,412
Marketplace at Mill Creek, Buford, GA                                  50               50,168
Monroe Shopping Center, Monroe, NC                                      5                3,553
Oakley Plaza, Asheville, NC                                             4                9,473
Overlook at King of Prussia, King of Prussia, PA                       15               57,060
Paraiso Plaza, Hialeah, FL                                             26                9,507
Publix Brooker Creek, Palm Harbor, FL                                 146                8,865
Sheridan Square, Dania, FL                                             23                7,609
Stonecrest Marketplace, Lithonia, GA                                 (115)              34,627
Suwanee Crossroads, Suwanee, GA                                       (69)              11,999
Windsor Court Shopping Center, Windsor Court, CT                       10               14,649
Downtown Short Pump, Richmond, VA                                    (147)              33,368
Valley Park Commons, Hagerstown, MD                                    12               11,329
Eckerd - Perry Creek, Perry Creek, NC                                 (66)               2,729
Village Center, Mt. Pleasant, WI                                      (33)              23,954
Watercolor Crossing, Tallahassee, FL                                    -                5,485
Bi-Lo - Southern Pines, Southern Pines, NC                            (62)               8,065
Creeks at Virginia Center, Richmond, VA                             1,608               41,066
Flamingo Falls, Pembroke Pines, FL                                      -               23,946
Glenmark Shopping Center, Morgantown, WV                              335               13,317
River Run, Miramar, FL                                                 (5)              11,633
Westside Centre Shopping Center, Huntsville, AL                     2,035               48,050
440 Commons, Jersey City, NJ                                            9               18,055
Barrett Pavilion, Kennesaw, GA                                        (51)              80,132
Bi-Lo - Asheville, Asheville, NC                                       (1)               7,726

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                                                                                    PURCHASE PRICE        MORTGAGE
                                                           NUMBER OF     DATE OF   PLUS ACQUISITION   FINANCING AT DATE   CASH DOWN
PROPERTY                                                  SQUARE FEET   PURCHASE         FEE             OF PURCHASE       PAYMENT
-----------------------------------------------------------------------------------------------------------------------------------
Bi-Lo - Shelmore, Mt. Pleasant, SC                             61,705      05/03             11,836                   -      11,836
Bi-Lo - Sylvania, Sylvania, GA                                 36,000      05/03              4,407                   -       4,407
Birkdale Village, Charlotte, NC                               653,983      05/03             96,410                   -      96,410
BJ'S Wholesale Club, Charlotte, NC                             99,792      05/03             13,025                   -      13,025
Brick Center Plaza, Brick, NJ                                 114,028      05/03             19,451                   -      19,451
East Hanover Plaza, East Hanover, NJ                          122,028      05/03             17,312                   -      17,312
Eckerd Drug Store - #0234, Marietta, GA                        10,880      05/03              2,044               1,161         883
Eckerd Drug Store - #0444, Gainesville, GA                     10,594      05/03              1,986               1,129         857
Eckerd Drug Store - #0818, Ft. Worth, TX                       10,908      05/03              2,691               1,540       1,151
Eckerd Drug Store - #0862, Wichita Falls, TX                    9,504      05/03              2,087               1,203         884
Eckerd Drug Store - #0943, Richardson, TX                      10,560      05/03              2,354               1,338       1,016
Eckerd Drug Store - #0963, Richardson, TX                      10,560      05/03              2,313               1,316         997
Eckerd Drug Store - #0968, Wichita Falls, TX                    9,504      05/03              1,837               1,036         801
Eckerd Drug Store - #0980, Dallas, TX                           9,504      05/03              1,917               1,097         820
Eckerd Drug Store - #2320, Snellville, GA                      10,594      05/03              2,230               1,271         959
Eckerd Drug Store - #2506, Dallas, TX                           9,504      05/03              2,073               1,177         896
Eckerd Drug Store - #3072, Richland Hills, TX                  10,908      05/03              2,663               1,521       1,142
Eckerd Drug Store - #3152, Lake Worth, TX                       9,504      05/03              1,805               1,021         784
Eckerd Drug Store - #3169, River Oaks, TX                      10,908      05/03              2,705               1,546       1,159
Eckerd Drug Store - #3192, Tyler, TX                            9,504      05/03              1,495                 845         650
Eckerd Drug Store - #3338, Kissimmee, FL                       10,880      05/03              2,479               1,407       1,072
Eckerd Drug Store - #3350, Oklahoma City, OK                    9,504      05/03              1,776               1,005         771
Eckerd Drug Store - #3363, Ft. Worth, TX                        9,504      05/03              1,661                 941         720
Eckerd Drug Store - #3449, Lawrenceville, GA                    9,504      05/03              2,061                   -       2,061
Eckerd Drug Store - #3528, Plano, TX                           10,908      05/03              2,535               1,445       1,090
Edgewater Town Center, Edgewater, NJ                           77,446      05/03             27,030                   -      27,030
Goody's Shopping Center, Augusta, GA                           22,560      05/03              2,051                   -       2,051
Heritage Pavilion, Smyrna, GA                                 262,961      05/03             40,013                   -      40,013
Hiram Pavilion, Hiram, GA                                     363,618      05/03             36,787                   -      36,787
Killearn Shopping Center, Tallahassee, FL                      94,547      05/03             10,945               4,041       6,904

                                                             OTHER CASH
                                                            EXPENDITURES     TOTAL ACQUISITION
PROPERTY                                                  CAPITALIZED (A)         COST(B)
----------------------------------------------------------------------------------------------
Bi-Lo - Shelmore, Mt. Pleasant, SC                                     10               11,846
Bi-Lo - Sylvania, Sylvania, GA                                          2                4,409
Birkdale Village, Charlotte, NC                                      (897)              95,513
BJ'S Wholesale Club, Charlotte, NC                                      1               13,026
Brick Center Plaza, Brick, NJ                                          13               19,464
East Hanover Plaza, East Hanover, NJ                                    5               17,317
Eckerd Drug Store - #0234, Marietta, GA                                 4                2,048
Eckerd Drug Store - #0444, Gainesville, GA                              4                1,990
Eckerd Drug Store - #0818, Ft. Worth, TX                                4                2,695
Eckerd Drug Store - #0862, Wichita Falls, TX                            4                2,091
Eckerd Drug Store - #0943, Richardson, TX                               4                2,358
Eckerd Drug Store - #0963, Richardson, TX                               4                2,317
Eckerd Drug Store - #0968, Wichita Falls, TX                            4                1,841
Eckerd Drug Store - #0980, Dallas, TX                                   4                1,921
Eckerd Drug Store - #2320, Snellville, GA                               4                2,234
Eckerd Drug Store - #2506, Dallas, TX                                   4                2,077
Eckerd Drug Store - #3072, Richland Hills, TX                           4                2,667
Eckerd Drug Store - #3152, Lake Worth, TX                               4                1,809
Eckerd Drug Store - #3169, River Oaks, TX                               4                2,709
Eckerd Drug Store - #3192, Tyler, TX                                    4                1,499
Eckerd Drug Store - #3338, Kissimmee, FL                                4                2,483
Eckerd Drug Store - #3350, Oklahoma City, OK                            4                1,780
Eckerd Drug Store - #3363, Ft. Worth, TX                                4                1,665
Eckerd Drug Store - #3449, Lawrenceville, GA                            4                2,065
Eckerd Drug Store - #3528, Plano, TX                                    4                2,539
Edgewater Town Center, Edgewater, NJ                                   11               27,041
Goody's Shopping Center, Augusta, GA                                    -                2,051
Heritage Pavilion, Smyrna, GA                                           4               40,017
Hiram Pavilion, Hiram, GA                                           1,559               38,346
Killearn Shopping Center, Tallahassee, FL                              80               11,025

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                                                                                    PURCHASE PRICE        MORTGAGE
                                                           NUMBER OF     DATE OF   PLUS ACQUISITION   FINANCING AT DATE   CASH DOWN
PROPERTY                                                  SQUARE FEET   PURCHASE         FEE             OF PURCHASE       PAYMENT
-----------------------------------------------------------------------------------------------------------------------------------
Midway Plaza, Tamarac, FL                                     227,209      05/03             26,858                   -      26,858
North Hill Commons, Anderson, SC                               42,942      05/03              4,541                   -       4,541
Sandy Plains Village, Roswell, GA                             175,035      05/03             18,055                   -      18,055
Shoppes at Paradise Pointe, Ft Walton Beach, FL                84,070      05/03             11,591                   -      11,591
Sony Theatre Complex, East Hanover, NJ                         70,549      05/03             12,068                   -      12,068
Town & Country, Knoxville, TN                                 639,135      05/03             49,812                   -      49,812
Village Crossing, Skokie, IL                                  427,722      05/03             69,443                   -      69,443
West Falls Plaza, West Paterson, NJ                            88,913      05/03             20,980                   -      20,980
CostCo Plaza, White Marsh, MD                                 209,841      06/03             16,857                   -      16,857
Denbigh Village Shopping Center, Newport News, VA             311,583      06/03             20,855                   -      20,855
Shoppes at Lake Dow, McDonough, GA                             73,271      06/03             11,014                   -      11,014
Willoughby Hills Shopping Center, Willoughby Hills, OH        359,414      06/03             37,705              14,480      23,225
Cascades Marketplace, Sterling, VA                             98,532      07/03             16,840                   -      16,840
Fayette Pavilion III, Fayetteville, GA                        619,856      07/03             46,308                   -      46,308
Northlake Commons, Palm Beach Gardens, FL                     143,955      07/03             21,643                   -      21,643
Route 22 Retail Shopping Center, Union, NJ                    110,453      07/03             19,054              11,355       7,699
Vision Works, Plantation, FL                                    6,891      07/03              1,732                   -       1,732
Bellevue Place Shopping Center, Nashville, TN                  77,249      08/03             10,884                   -      10,884
Camfield Corners, Charlotte, NC                                69,887      08/03              9,339                   -       9,339
Kensington Place, Murfreesboro, TN                             70,624      08/03              7,167                   -       7,167
Largo Town Center, Upper Marlboro, MD                         270,310      08/03             30,947                   -      30,947
Naugatuck Valley Shopping Center, Waterbury, CT               383,332      08/03             50,452                   -      50,452
Riverdale Shops, West Springfield, MA                         273,928      08/03             42,055                   -      42,055
Spring Mall Center, Springfield, VA                            56,511      08/03             10,481                   -      10,481
Walgreen's, Port Huron, MI                                     14,998      08/03              4,368                   -       4,368
Bank First, Winter Park, FL                                     3,348      09/03                723                   -         723
Carlisle Commons, Carlisle, PA                                393,023      09/03             39,635                   -      39,635
Circuit City - Culver City, Culver City, CA                    32,873      09/03              8,781                   -       8,781
Circuit City - Highland Ranch, Highland Ranch, CO              43,480      09/03              5,628                   -       5,628
Circuit City - Olympia, Olympia, WA                            35,776      09/03              5,632                   -       5,632

                                                             OTHER CASH
                                                            EXPENDITURES     TOTAL ACQUISITION
PROPERTY                                                  CAPITALIZED (A)         COST(B)
----------------------------------------------------------------------------------------------
Midway Plaza, Tamarac, FL                                             265               27,123
North Hill Commons, Anderson, SC                                        1                4,542
Sandy Plains Village, Roswell, GA                                      84               18,139
Shoppes at Paradise Pointe, Ft Walton Beach, FL                       (94)              11,497
Sony Theatre Complex, East Hanover, NJ                                  5               12,073
Town & Country, Knoxville, TN                                       1,397               51,209
Village Crossing, Skokie, IL                                        6,001               75,444
West Falls Plaza, West Paterson, NJ                                     5               20,985
CostCo Plaza, White Marsh, MD                                           5               16,862
Denbigh Village Shopping Center, Newport News, VA                    (106)              20,749
Shoppes at Lake Dow, McDonough, GA                                    (68)              10,946
Willoughby Hills Shopping Center, Willoughby Hills, OH                 22               37,727
Cascades Marketplace, Sterling, VA                                      5               16,845
Fayette Pavilion III, Fayetteville, GA                              2,540               48,848
Northlake Commons, Palm Beach Gardens, FL                             523               22,166
Route 22 Retail Shopping Center, Union, NJ                              -               19,054
Vision Works, Plantation, FL                                            6                1,738
Bellevue Place Shopping Center, Nashville, TN                           5               10,889
Camfield Corners, Charlotte, NC                                         2                9,341
Kensington Place, Murfreesboro, TN                                      -                7,167
Largo Town Center, Upper Marlboro, MD                                   7               30,954
Naugatuck Valley Shopping Center, Waterbury, CT                         8               50,460
Riverdale Shops, West Springfield, MA                                  34               42,089
Spring Mall Center, Springfield, VA                                     2               10,483
Walgreen's, Port Huron, MI                                              9                4,377
Bank First, Winter Park, FL                                             8                  731
Carlisle Commons, Carlisle, PA                                         10               39,645
Circuit City - Culver City, Culver City, CA                             4                8,785
Circuit City - Highland Ranch, Highland Ranch, CO                       3                5,631
Circuit City - Olympia, Olympia, WA                                     3                5,635

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                                                                                    PURCHASE PRICE        MORTGAGE
                                                           NUMBER OF     DATE OF   PLUS ACQUISITION   FINANCING AT DATE   CASH DOWN
PROPERTY                                                  SQUARE FEET   PURCHASE         FEE             OF PURCHASE       PAYMENT
-----------------------------------------------------------------------------------------------------------------------------------
Fayette Pavilion I & II, Fayetteville, GA                     791,373      09/03             88,521                   -      88,521
Kroger - Cincinnati, Cincinnati, OH                            56,634      09/03              7,431                   -       7,431
Kroger - Grand Prairie, Grand Prairie, TX                      64,522      09/03              5,793                   -       5,793
Kroger - Westchester, Westchester, OH                          56,083      09/03              4,670                   -       4,670
Lowe's Home Improvement - Baytown, Baytown, TX                125,357      09/03             11,478                   -      11,478
Lowe's Home Improvement - Cullman, Cullman, AL                101,287      09/03              8,960                   -       8,960
Lowe's Home Improvement - Houston, Houston, TX                131,644      09/03             12,050                   -      12,050
Lowe's Home Improvement - Steubenville, Steubenville, OH      130,497      09/03             11,442                   -      11,442
Southwood Plantation, Tallahassee, FL                          62,700      10/02              7,738                   -       7,738
Super Wal-Mart - Alliance, Alliance, OH                       200,084      09/03             15,879                   -      15,879
Super Wal-Mart - Greenville, Greenville, SC                   200,084      09/03             16,971                   -      16,971
Super Wal-Mart - Winston-Salem, Winston-Salem, NC             204,931      09/03             18,721                   -      18,721
Eckerd - Gaffney, Gaffney, SC                                  13,813      12/02              2,374                   -       2,374
Wal-Mart/Sam's Club, Worcester, MA                            107,929      09/03             11,194                   -      11,194
Bi-Lo at Northside Plaza, Greenwood, SC                        41,581      10/03              4,069                   -       4,069
Cedar Springs Crossing, Spartanburg, SC                        86,581      10/03             10,191                   -      10,191
Clearwater Crossing, Flowery Branch, GA                        90,566      10/03             13,303                   -      13,303
Cortez Plaza, Bradenton, FL                                   286,610      10/03             26,819              16,828       9,991
Houston Square, Warner Robins, GA                              60,799      10/03              5,214                   -       5,214
Lexington Place, Lexington, SC                                 83,167      10/03              8,481                   -       8,481
Manchester Broad Street, Manchester, CT                        68,509      10/03             13,119                   -      13,119
Plaza Del Paraiso, Miami, FL                                   82,442      10/03             15,417                   -      15,417
Seekonk Town Center, Seekonk, MA                               80,713      10/03             11,068                   -      11,068
Shoppes of Ellenwood, Ellenwood, GA                            67,721      10/03             10,703                   -      10,703
Shoppes of Lithia, Brandon, FL                                 71,430      10/03             12,926                   -      12,926
Crossroads Plaza, Lumberton, NJ                                89,627      11/03             18,232                   -      18,232
Hilliard Rome, Columbus, OH                                   110,772      11/03             17,171              11,883       5,288
Loisdale Center, Springfield, VA                              120,742      11/03             29,051                   -      29,051
Middletown Village, Middletown, RI                             98,161      11/03             17,871                   -      17,871
Shoppes at Oliver's Crossing, Winston-Salem, NC                76,512      11/03             10,386                   -      10,386

                                                             OTHER CASH
                                                            EXPENDITURES     TOTAL ACQUISITION
PROPERTY                                                  CAPITALIZED (A)         COST(B)
----------------------------------------------------------------------------------------------
Fayette Pavilion I & II, Fayetteville, GA                            (357)              88,164
Kroger - Cincinnati, Cincinnati, OH                                     3                7,434
Kroger - Grand Prairie, Grand Prairie, TX                               7                5,800
Kroger - Westchester, Westchester, OH                                   3                4,673
Lowe's Home Improvement - Baytown, Baytown, TX                          7               11,485
Lowe's Home Improvement - Cullman, Cullman, AL                          3                8,963
Lowe's Home Improvement - Houston, Houston, TX                          7               12,057
Lowe's Home Improvement - Steubenville, Steubenville, OH                3               11,445
Southwood Plantation, Tallahassee, FL                                   4                7,742
Super Wal-Mart - Alliance, Alliance, OH                                 3               15,882
Super Wal-Mart - Greenville, Greenville, SC                             3               16,974
Super Wal-Mart - Winston-Salem, Winston-Salem, NC                       3               18,724
Eckerd - Gaffney, Gaffney, SC                                         502                2,876
Wal-Mart/Sam's Club, Worcester, MA                                      3               11,197
Bi-Lo at Northside Plaza, Greenwood, SC                                 -                4,069
Cedar Springs Crossing, Spartanburg, SC                                 -               10,191
Clearwater Crossing, Flowery Branch, GA                                 -               13,303
Cortez Plaza, Bradenton, FL                                         1,854               28,673
Houston Square, Warner Robins, GA                                       -                5,214
Lexington Place, Lexington, SC                                          -                8,481
Manchester Broad Street, Manchester, CT                                 -               13,119
Plaza Del Paraiso, Miami, FL                                            -               15,417
Seekonk Town Center, Seekonk, MA                                        -               11,068
Shoppes of Ellenwood, Ellenwood, GA                                     -               10,703
Shoppes of Lithia, Brandon, FL                                          -               12,926
Crossroads Plaza, Lumberton, NJ                                         -               18,232
Hilliard Rome, Columbus, OH                                           231               17,402
Loisdale Center, Springfield, VA                                        -               29,051
Middletown Village, Middletown, RI                                      -               17,871
Shoppes at Oliver's Crossing, Winston-Salem, NC                         -               10,386

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                                                                                    PURCHASE PRICE        MORTGAGE
                                                           NUMBER OF     DATE OF   PLUS ACQUISITION   FINANCING AT DATE   CASH DOWN
PROPERTY                                                  SQUARE FEET   PURCHASE         FEE             OF PURCHASE       PAYMENT
-----------------------------------------------------------------------------------------------------------------------------------
Squirewood Village, Dandridge, TN                              46,150      11/03              3,442                   -       3,442
Waterfront Marketplace/Town Center, Homestead, PA             755,407      11/03            113,024              72,035      40,989
Winslow Bay Commons, Mooresville, NC                          255,598      11/03             42,132                   -      42,132
Albertson's at Bloomingdale Hills, Brandon, FL                 78,686      12/03              5,856                   -       5,856
Oak Summit, Winston-Salem, NC                                 142,739      12/03             13,666                   -      13,666
Paradise Place, West Palm Beach, FL                            69,620      12/03             11,688                   -      11,688
Pointe at Tampa Plams, Tampa, FL                               20,258      12/03              5,282                   -       5,282
Southhampton Village, Tyrone, GA                               77,900      11/02             10,610                   -      10,610
Shoppes on the Ridge                                           91,165      12/02             11,422                   -      11,422
                                                          -------------------------------------------------------------------------
  Total for 2001 through 2003 acquisitions                 29,573,733                     3,653,755             497,556   3,156,199
                                                          =========================================================================

DEVELOPMENT PROJECTS
Fayette Pavilion III, Fayetteville, GA                            N/A      07/03                203                   -         203
Fountains, Plantation, FL                                         N/A      02/03              2,664                   -       2,664
Hiram Pavilion, Hiram, GA                                         N/A      05/03                695                   -         695
Northlake Commons, Palm Beach Gardens, FL                         N/A      07/03                640                   -         640
Redbud Commons Gastonia, NC                                       N/A      06/03              5,101                   -       5,101
Shoppes of Golden Acres II, Newport Richey, FL                    N/A      02/02                189                   -         189
Southhampton Village, Tyrone, GA                                  N/A      11/02                 62                   -          62
Southlake Pavilion, Morrow, GA                                    N/A      12/01                702                   -         702
Turkey Creek II, Knoxville, TN                                    N/A      01/02              1,317                   -       1,317
Watercolor Crossing, Tallahassee, FL                              N/A      03/03              1,028                   -       1,028
Westside Center, Huntsville, AL                                   N/A      04/03              4,888                   -       4,888
                                                          -------------------------------------------------------------------------
   Total for Development projects at 12/31/03                       -                        17,489                   -      17,489
                                                          =========================================================================

GRAND TOTAL                                                31,875,622                     3,935,930             529,516   3,406,414
                                                          =========================================================================

                                                             OTHER CASH
                                                            EXPENDITURES     TOTAL ACQUISITION
PROPERTY                                                  CAPITALIZED (A)         COST(B)
----------------------------------------------------------------------------------------------
Squirewood Village, Dandridge, TN                                       -                3,442
Waterfront Marketplace/Town Center, Homestead, PA                   4,694              117,718
Winslow Bay Commons, Mooresville, NC                                    -               42,132
Albertson's at Bloomingdale Hills, Brandon, FL                          -                5,856
Oak Summit, Winston-Salem, NC                                           -               13,666
Paradise Place, West Palm Beach, FL                                     -               11,688
Pointe at Tampa Plams, Tampa, FL                                        -                5,282
Southhampton Village, Tyrone, GA                                        -               10,610
Shoppes on the Ridge                                                    -               11,422
                                                          ------------------------------------
  Total for 2001 through 2003 acquisitions                         59,541            3,713,296
                                                          ====================================

DEVELOPMENT PROJECTS
Fayette Pavilion III, Fayetteville, GA                                  -                  203
Fountains, Plantation, FL                                               -                2,664
Hiram Pavilion, Hiram, GA                                               -                  695
Northlake Commons, Palm Beach Gardens, FL                               -                  640
Redbud Commons Gastonia, NC                                             -                5,101
Shoppes of Golden Acres II, Newport Richey, FL                          -                  189
Southhampton Village, Tyrone, GA                                        -                   62
Southlake Pavilion, Morrow, GA                                          -                  702
Turkey Creek II, Knoxville, TN                                          -                1,317
Watercolor Crossing, Tallahassee, FL                                    -                1,028
Westside Center, Huntsville, AL                                         -                4,888
                                                          ------------------------------------
   Total for Development projects at 12/31/03                           -               17,489
                                                          ====================================

GRAND TOTAL                                                        64,085            4,000,015
                                                          ====================================

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                      ACQUISITION OF PROPERTIES BY PROGRAMS

                                NOTES TO TABLE VI

(A) "Other Cash Expenditures Capitalized" consists of improvements to the property and acquisition expenses which are capitalized and paid or to be paid from the proceeds of the offering. As part of several purchases, rent is received under master lease agreements on the spaces currently vacant for periods ranging from one to two years or until the spaces are leased. As these payments are received, they are recorded as a reduction in the purchase price of the properties and have been netted against other cash expenditures capitalized.

(B) "Total Acquisition Cost" is the sum of columns captioned "Purchase Price Plus Acquisition Fee" and "Other Cash Expenditures Capitalized."

     [PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE]

                                   APPENDIX B

                         DISTRIBUTION REINVESTMENT PLAN

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                        DISTRIBUTION REINVESTMENT PROGRAM

     Inland Western Retail Real Estate Trust, Inc., a Maryland corporation (the "Company"), pursuant to its Articles of Incorporation (the "Articles") has adopted a Distribution Reinvestment Program (the "DRP"), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company's Prospectus dated ____________ (as the same may be supplemented or modified from time to time) unless otherwise defined herein.

     i. Distributions. As agent for the Stockholders who purchase Shares from the Company pursuant to the prospectus dated _______________ (the "Offering") and elect to participate in the DRP (the "Participants"), the Company will apply all distributions, paid with respect to the Shares held by each Participant (the "Distributions"), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for said Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant's state of residence. Neither the Company nor its Affiliates will receive a fee for selling Shares under the DRP.

     ii. Procedure for Participation. Any Stockholder who purchases Shares pursuant to the Company's Offering may elect to become a Participant by completing and executing the Subscription Agreement or other appropriate authorization form as may be available from the Company, the Dealer Manager or the Soliciting Dealer. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant's subscription or authorization. Shares will be purchased under the DRP on the record date for the Distribution used to purchase the Shares. Distributions for Shares acquired under the DRP will be paid at the same time as Distributions are paid on Shares purchased outside the DRP and are calculated with a daily record and Distribution declaration date. Each Participant agrees that if, at any time prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

     iii. Purchase of Shares. Participants will acquire Shares from the Company at a fixed price of $10.00 per Share until the first to occur of (i) the termination of the Offering, or (ii) the public offering price per Share in the Offering is increased above $10.00 per share. Thereafter, Participants will acquire Shares from the Company at a price equal to 95% of the Market Price of a Share on the date of purchase until such time as the Company's Shares are listed on a national stock exchange or included for quotation on a national market system. In the event of such listing or inclusion, Shares purchased by the Company for the DRP will be purchased on such exchange or market, at the prevailing market price, and will be sold to Stockholders at such price. The discount per Share is never intended to exceed 5% of the current Market Price of a Share on the date of purchase. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Shares under the DRP to the extent such purchase would cause it to exceed the Ownership Limit or other Share ownership restrictions imposed by the Articles.

     It is possible that a secondary market will develop for the Shares, and that the Shares may be bought and sold on the secondary market at prices lower or higher than the $10.00 per Share price which will be paid under the DRP.

     The Company shall endeavor to acquire Shares on behalf of Participants at the lowest price then available. However, the Company does not guarantee or warrant that the Participant will be acquiring Shares at the lowest possible price.

     If the Company's Shares are listed on a national stock exchange or included for quotation on a national market system, the reservation of any Shares from the Offering for issuance under the DRP, which have not been issued as of the date of such listing or inclusion, will be canceled, and such Shares will continue to have the status of authorized but unissued Shares. Those unissued Shares will not be issued unless they are first registered with the Securities and Exchange Commission (the "Commission") under the Act and under appropriate state securities laws or are otherwise issued in compliance with such laws.

     It is understood that reinvestment of Distributions does not relieve a Participant of any income tax liability which may be payable on the Distributions.

     iv. Share Certificates. Within 90 days after the end of the Company's fiscal year, the Company will issue certificates evidencing ownership of Shares purchased through the DRP during the prior fiscal year. The ownership of the Shares will be in book-entry form prior to the issuance of such certificates.

     v. Reports. Within 90 days after the end of the Company's fiscal year, the Company will provide each Participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amounts of Distributions received during the prior fiscal year. The individualized statement to Stockholders will include receipts and purchases relating to each Participant's participation in the DRP including the tax consequences relative thereto.

     vi. Termination by Participant. A Participant may terminate participation in the DRP at any time, without penalty, by delivering to the Company a written notice. Prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. If a Participant terminates DRP participation, the Company will provide the terminating Participant with a certificate evidencing the whole shares in his or her account and a check for the cash value of any fractional share in such account. Upon termination of DRP participation, Distributions will be distributed to the Stockholder in cash.

     vii. Amendment or Termination of DRP by the Company. The Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the DRP for any reason upon 30 days' written notice to the Participants.

     viii. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant's account. To the extent that indemnification may apply to liabilities arising under the Act or the securities laws of a state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

     ix. Governing Law. This DRP shall be governed by the laws of the State of Maryland.

[LOGO]

                                   APPENDIX C

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
   INSTRUCTIONS TO SUBSCRIBERS - NOT VALID FOR RESIDENTS OF AZ, NE, OK, AND TX

               Any person desiring to subscribe for our common shares should carefully read and review the Prospectus, as supplemented to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the items indicated. Please print in ballpoint pen or type the information.

                                 A - INVESTMENT

Item (1)a      Enter the dollars and cents amount of the purchase and the number of shares to be purchased. Minimum purchase 300 shares
               ($3,000). Qualified Plans 100 shares ($1,000). (Iowa requires 300 shares ($3,000) for IRA accounts; Minnesota requires 200 shares
               ($2,000) for IRA and qualified accounts). Check the box to indicate whether this is an initial or an additional investment.
               The "Additional Investment" box must be checked in order for this subscription to be combined with another subscription for
               purposes of a volume discount. A completed Subscription Agreement is required for each initial and additional investment.
Item (1)b      Deferred Commission Option: Please check the box if you have agreed with your Soliciting Dealer to elect the Deferred
               Commission Option, as described in the Prospectus, as
               supplemented to date. By electing the Deferred Commission Option, you are required to pay only $9.40 per share purchased upon subscription. For the next six years, following the year of subscription, you will have a sales commission of $0.10 per share deducted from and paid out of cash distributions otherwise distributable to you. Election of the Deferred Commission Option
               shall authorize the Company to withhold such amounts from cash distributions otherwise payable to you and to pay them as
               described in the "Plan of Distribution-Deferred Commission
               Option" section of the Prospectus, as supplemented to date.
Item (1)c      Check the box to indicate whether the Registered
               Representative chooses to purchase common stock net of selling commissions.

                              B - TYPE OF OWNERSHIP

               FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, please mail the properly completed and executed Subscription Agreement/Signature Page and your check made payable to "LBNA/ESCROW AGENT FOR IWRRET" to:
               Inland Securities Corporation, 2901 Butterfield Road, Oak Brook,
               Illinois 60523, Attn: Investor Services. If you have questions, please call 800, 826, 8228, FOR CUSTODIAL OWNERSHIP ACCOUNTS, checks should be made payable to the CUSTODIAN and sent along with this properly completed and executed form to the Custodian.
Item (2)a      Check the appropriate box to indicate the type of entity that is subscribing. (Entities for non-custodial ownership accounts appear on the left side; entities for custodial ownership
               accounts appear on the right side.) If this is an additional purchase, this should be completed exactly the same as previous investment. If the entity is a pension or profit sharing plan, indicate whether it is taxable or exempt from taxation under
               Section 501A of the Internal Revenue Code. Note: Pension or
               profit sharing plan appears under non-custodial ownership as well as custodial ownership - check non-custodial ownership if the plan has a trustee; custodial ownership if the plan has a
               custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you may check the
               TOD box and you must fill out the Transfer on Death Form in order to effect the designation.
Item (2)b      Enter the exact name of the custodian or trustee and mailing address. IF THIS IS AN ADDITIONAL PURCHASE BY A QUALIFIED PLAN,
               PLEASE USE THE SAME EXACT PLAN NAME AS PREVIOUSLY USED.
Item (2)c      The custodian must complete this box by entering its custodian tax ID number (for tax purposes), custodial account number and its telephone number.

                           C - SUBSCRIBER INFORMATION

Item (3)       For non-custodial ownership accounts, enter the exact name in which the shares are to be held For co-subscribers enter the names of all subscribers. For custodial ownership accounts, enter
               FBO the name of the subscriber.
Item (4)       Enter mailing address, city, state, and zip code of the
               subscriber Note: The custodian or trustee of custodial ownership accounts is the mailing address or address of record completed in
               Item (2)b.
Item (5)       Enter the residence address if different than the mailing address in Item (4). For custodial ownership accounts, enter the
               residence address of the subscriber.
Item (6)       Enter home telephone, business telephone and email address.
Item (7)       Enter birth date of subscriber and co-subscriber, if applicable, or date of incorporation.
Item (8)       Enter the Social Security number of subscriber and co-subscriber, if applicable. The subscriber is certifying that this number is correct. For custodial ownership accounts, enter the subscriber's
               Social Security number (for identification purposes). Enter Tax
               ID number, if applicable.
Item (9)       Check the appropriate box. If the subscriber is a non-resident alien, he must apply to the United States Internal Revenue
               Service for an identification number via Form SS-4 for an
               individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available.
Item (10)      Check the box if the subscriber is an employee of Inland or an individual who has been continuously affiliated with Inland as an independent contractor.

                            D - DISTRIBUTION OPTIONS

               CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS.

Item (11)a     Check if you desire distributions to be mailed to address of record in Section C. Item (4) above
Item (11)b     Check if you desire to participate in Distribution Reinvestment program.
Item (11)c     If subscriber desires direct deposit of his/her/their cash distributions to an account or address other than as set forth in the Subscription Agreement/Signature Page, check the
               preferred option and complete the required information. For ACH, indicate whether it is a checking or savings account, and enter the name of the institution/individual, mailing address, ABA number, and account number. MUST ENCLOSE VOIDED CHECK, if
               applicable.
               CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR
               CUSTODIAL OWNERSHIP ACCOUNTS.
Item (12)a     Check if you desire distributions to be mailed to custodian.
Item (12)b     Check if you desire to participate in Distribution Reinvestment
               Program.

                                  E - SIGNATURE

Item (13)      The Subscription Agreement/Signature Page MUST BE EXECUTED by the
               subscriber(s), and if applicable, the trustee or custodian.

                   F - BROKER/DEALER REGISTERED REPRESENTATIVE

Item (14)      Enter the Registered Representative name, address, B/D Rep ID number, telephone number, and e-mail address. Also, enter the name of the broker/dealer, home office address, and B/D Client
               Account number. By executing the Subscription Agreement/Signature
               Page, the Registered Representative substantiates compliance with the conduct rules of the NASD, by certifying that the Registered
               Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such
               Registered Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term.
               The Registered Representative (authorized signature) should sign where provided.
Item (14)a     Check the box to indicate whether the broker/dealer agrees to the
               Deferred commission Option if the subscriber has elected the
               Deferred Commission Option; the broker/dealer must sign to acknowledge that agreement.
Item (14)b     Check the box to indicate whether the Registered Representative chooses to purchase common stock net of selling commissions

                     G - REGISTERED INVESTMENT ADVISOR (RIA)

Item (15)      Check the box to indicate whether this subscription was solicited or recommended by an investment advisor/broker/dealer whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission, No sales commissions are paid on these accounts. This box must be checked in order for such subscriber(s) to purchase shares net of the selling commissions.

                           SUBMISSION OF SUBSCRIPTION

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS. the properly completed and executed Subscription Agreement/Signature Page together with a check made payable to "LBNA/ESCROW AGENT FOR IWRRET" should be mailed to: Inland Securities Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60523. Attn: Investor Services.

FOR CUSTODIAL OWNERSHIP ACCOUNTS. checks should be made payable to the CUSTODIAN and sent along with this properly completed and executed form to the Custodian.

NOTE: If a person other than the person in whose name the shares will be held is reporting the income received from the Company, you must notify the Company in writing of that person's name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

CALIFORNIA INVESTORS

All Certificates representing shares which are sold in the State of California will bear the following legend conditions. IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

Any subscriber seeking to purchase shares pursuant to a discount offered by the Company must submit such request in writing and set forth the basis for the request. Any such request will be subject to verification by the Company.

Lack of Liquidity: There is no current market for the shares and the investors may not be able to sell the securities.

                          SPECIAL SUITABILITY STANDARDS

Certain states have imposed special financial suitability standards for subscribers who purchase shares.

If the subscriber is a resident of Maine, the subscriber must have either: (i) a minimum net worth (excluding home, home furnishings and automobiles) of $200,000; or (ii) a minimum annual gross income of $50,000 and a minimum net worth (exclusive of home, home furnishings and automobiles) of $50,000.

If the subscriber is a resident of Arizona, California, Iowa, Massachusetts, Michigan, Missouri, Oregon, or Tennessee, the subscriber must have either; (i) a minimum net worth (excluding home, home furnishings and automobiles) of $225,000; or (ii) a minimum annual gross income of $60,000 and a minimum net worth (exclusive of home, home furnishings and automobiles) of $60,000.

In addition, if the subscriber is a resident of Kansas, Missouri, Ohio or Pennsylvania, the investment may not exceed 10% of the investor's liquid net worth.

We intend to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. We have the right to accept or reject this subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum amount specified in the Prospectus. As used above, the singular includes the plural in all respects if shares are being acquired by more than one person. As used in this Subscription Agreement, "Inland" refers to Inland Real Estate Group, Inc. and its affiliates. This Subscription Agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Illinois.

By executing this Subscription Agreement, the subscriber is not waiving any rights under the federal securities laws.

                                  ACII LANGUAGE

I (we) hereby authorize Inland Western Retail Real Estate Trust, Inc. ("Company") to deposit distributions from my (our) interest in stock of the Company into the account listed in Section D of Subscription Agreement at the financial institution indicated in Section D of Subscription Agreement. I further authorize the Company to debit my account noted in Section D of Subscription Agreement in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions that I am entitled until the erroneously deposited amounts are recovered by the Company.

This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization.

[LOGO]

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
          2901 BUTTERFIELD ROAD, OAK BROOK, ILLINOIS 60523 - 800.826.8228

SUBSCRIPTION AGREEMENT/SIGNATURE PAGE For Prospectus Dated September 15, 2003

    Please read this Subscription Agreement/Signature Page and the Terms and
                           Conditions before signing.

Subscriber must read the Subscription Instructions. Residents of AZ, NE, OK, and TX should use the specific Subscription Agreement for these states.

                                 A - INVESTMENT

(1)a This subscription is in the amount of $________ for the purchase of __________ shares of Inland Western Retail Real Estate Trust, Inc. at $10 per share. Minimum initial investment 300 shares (100 shares for IRA, Keogh and qualified plan accounts-Iowa requires 300 Shares for IRA accounts; Minnesota requires 200 shares for IRA and qualified plan accounts).
       THIS IS AN: / / INITIAL INVESTMENT   / / ADDITIONAL INVESTMENT A
       completed Subcription Agreement is required for each initial and additional investment.
(1)b   / / CHECK THE BOX TO ELECT THE DEFERRED COMMISSION OPTION. (This election must be agreed to by the broker/dealer listed on the following page)
(1)c   / / REGISTERED REPRESENTATIVE NAV PURCHASE

                              B - TYPE OF OWNERSHIP

                             NON-CUSTODIAL OWNERSHIP

               MAKE CHECK PAYABLE TO: LBNA/ESCROW AGENT FOR IWRRET

(2)a  / /  Individual Ownership - one signature required
      / /  TOD (Fill out TOD Form to effect designation)
      / / Joint Tenants with Right of Survivorship - all parties must sign / / Community Property - all parties must sign
      / /  Tenants in Common - all parties must sign
      / /  Tenants By The Entirety - all parties must sign
      / /  Corporate Ownership - authorized signature required
      / /  Partnership Ownership - authorized signature required
      / /  LLC Ownership - authorized signature required
      / /  Uniform Gifts to Minors Act - custodian signature required

           State of ______________ a Custodian for _________________________
      / /  Pension or Profit Sharing Plan - trustee signature(s) required
           / /  Taxable   / /  Exempt under Section501A
           Name of Trustee or other Administrator _________________________

           _______________________________________________________________

      / /  Trust-trustee or grantor signature(s) required
           / /  Taxable   / /  Grantor A or B Date Trust Established ___________

           Name of Trustee or other Administrator ______________________________

           _____________________________________________________________________

      / /  Estate - personal representative signature required

      / /  Other (Specify) _____________________________________________________

                               CUSTODIAL OWNERSHIP

      MAKE CHECK PAYABLE TO THE CUSTODIAN LISTED BELOW AND SEND ALL PAPERWORK DIRECTLY TO THE CUSTODIAN

(2)a  / /  Traditional IRA - custodian signature required
      / /  Roth IRA - custodian signature required
      / /  KEOGH - trustee signature required
      / / Simplified Employee Pension/Trust (S.E.P.) - trustee signature required
      / /  Pension or Profit Sharing Plan - custodian signature required
           / /  Taxable  / /  Exempt under Section501A
           Name of Custodian or other Administrator ____________________________

           _____________________________________________________________________

      / /  Other (Specify) _____________________________________________________

(2)b
      __________________________________________________________________________
           Name of Custodian or Trustee

      __________________________________________________________________________
           Mailing Address

      __________________________________________________________________________
           City, State, Zip

(2)c  CUSTODIAN INFORMATION TO BE COMPLETED BY CUSTODIAN LISTED ABOVE

      Custodian Tax ID #     _ _ - _ _ _ _ _ _ _

      Custodial Account #    _ _ _ _ _ _ _ _ _ _ _ _

      Custodian Telephone    _ _ _ - _ _ _ - _ _ _ _

                           C - SUBSCRIBER INFORMATION

(3)   SUBSCRIBER
      / / Mr.  / / Mrs   / / Ms     ______________________________________________________________________________________

      Co-Subscriber
      / / Mr.  / / Mrs   / / Ms     ______________________________________________________________________________________

(4)   Mailing Address
                                    ______________________________________________________________________________________

      City, State & Zip Code
                                    ______________________________________________________________________________________

(5)   Residence Address
      (if different from above)     ______________________________________________________________________________________

      City, State & Zip Code
                                    ______________________________________________________________________________________

(6)   Home Telephone                _ _ _ - _ _ _ - _ _ _ _         Business Telephone        _ _ _ - _ _ _ - _ _ _ _

      Email Address
                                    ______________________________________________________________________________________

(7)   Birth Date/Date                                               Co-Subscriber Birth
      of Incorporation              _ _ / _ _ / _ _ _ _ MM/DD/YYYY  Date                      _ _ / _ _ / _ _ _ _ MM/DD/YYYY

(8)   Social Security #                                             Co-Subscriber Social
                                    _ _ _ - _ _ - _ _ _ _           Security #                _ _ _ - _ _ - _ _ _ _

      Tax ID #                      _ _ - _ _ _ _ _ _ _

(9)   Please Indicate Citizenship Status
      / /  U.S. Citizen  / /  Resident Alien  / /  Non-Resident Alien

(10)  / /  Employee or Affiliate

                            D - DISTRIBUTION OPTIONS

                 DISTRIBUTION OPTIONS FOR NON-CUSTODIAL ACCOUNTS

(11)a / /  Mail to Address of Record

(11)b / /  Distribution Reinvestment Program: Subscriber elects to participate in the Distribution Reinvestment Program described in the Prospectus.

(11)c / /  Distributions Directed To:

            / /  Via Mail COMPLETE INFORMATION BELOW.

            / / Via Electronic Deposit(ACH) COMPLETE INFORMATION BELOW. See ACH language on page 2 of the instructions. MUST ENCLOSE VOIDED CHECK

                 / /  Checking  / /  Savings


      __________________________________________________________________________
         Name of Bank, Brokerage Firm or Individual

      __________________________________________________________________________
         Mailing Address

      __________________________________________________________________________
         City, State, Zip

      _ _ _ _ _ _ _ _ _ _ _ _ _       _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
      Bank ABA # (For ACH Only)       Account Number-MUST BE FILLED IN
      MUST ENCLOSE VOIDED CHECK


                   DISTRIBUTION OPTIONS FOR CUSTODIAL ACCOUNTS

(12)a / /  Mail to Custodial Account

(12)b / /  Distribution Reinvestment Program: Subscriber elects to participate in the Distribution Reinvestment Program described in the Prospectus.


                                  E - SIGNATURE

(13) THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, and (ii) that he is not subject to backup withholding either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified him that he is no longer subject to backup withholding.
      The undersigned further acknowledges and/or represents (or in the case of induciary accounts, the person authorized to sign on such investor's behalf the following.
      (a) acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Prospectus of the COMPANY RELATING TO THE SHARES, WHEREIN THE TERMS AND CONDITIONS OF THE OFFERING OF THE SHARES ARE DESCRIBED, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company (Does not apply to Minnesota residents.)
      (b) represents that I (we) either. (i) have a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $45,000 or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000 or such higher suitability as may be required by certain states and set forth on page 2 hereof: IN THE CASE OF SALES TO INDUCIARY ACCOUNTS, THE SUITABILITY STANDARDS MUST BE MET BY THE BENEFICIARY, THE INDUCIARY ACCOUNT OR BY THE DONOR OR GRANTOR WHO DIRECTLY OR INDIRECTLY SUPPLIERS THE FUNDS FOR THE PURCHASE OF THE SHARES.
      (c) represents that the investor is purchasing the shares for his or her own account and if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).
      (d) acknowledges that the shares are not liquid, (not required for Minnesota or Maine residents)
      (e) if an Affiliate of the Company, represents that the shares are being purchased for investment purposes only and not for immediate resale.

X
--------------------------------------   ---------------------------------------
Signature -- Registered Owner            Date

X                                        X
--------------------------------------   ---------------------------------------
Signature -- Co-Owner (If Applicable)    Authorized Signature (Custodian or
                                         Trustee If Applicable)

   A SALE OF THE SHARES MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS
             AFTER THE DATE THE SUBSCRIBER RECEIVES THE PROSPECTUS.


                   F - BROKER/DEALER-REGISTERED REPRESENTATIVE

(14) BROKER/DEALER DATA--completed by selling Registered Representative (Please use Rep's address--not home office)

      NAME OF REGISTERED REPRESENTATIVE
      / / MR. / / MRS. / / MS.  ______________________________________________

      MAILING ADDRESS
      CITY, STATE & ZIP CODE    ______________________________________________

      BROKER/DEALER
      NAME                      ______________________________________________

      HOME OFFICE
      MAILING ADDRESS           ______________________________________________

      CITY, STATE & ZIP CODE    ______________________________________________

      B/D CLIENT
      ACCOUNT NUMBER #          ______________________________________________

      B/D REP ID NUMBER #       ______________________________________________


      _ _ _ - _ _ _ - _ _ _ _
      REGISTERED REPRESENTATIVE'S TELEPHONE
      HAVE YOU CHANGED BROKER/DEALERS? / / YES  / / NO


      ________________________________________________________________________
      Registered Representative's e-mail

      X
      ________________________________________________________________________
      Signature--Registered Representative

      X
      ________________________________________________________________________
      Signature--Broker/Dealer (if Applicable)


(14)a / / DEFERRED COMMISSION OPTION: Requires broker/dealer signature:_________

(14)b / / REGISTERED REPRESENTATIVE NAV PURCHASE

                     G - REGISTERED INVESTMENT ADVISOR (RIA)

(15) REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS. / / Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative. If applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

                                   APPENDIX D

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                         TRANSFER ON DEATH FORM (T.O.D.)

Use this form to designate a                           Please mail this form to:
  T.O.D. beneficiary(ies).                         Inland Securities Corporation
This form is NOT VALID for IRA accounts.                   2901 Butterfield Road
                                                       Oak Brook, Illinois 60523
                                                         Attn: Investor Services


A.   INVESTOR INFORMATION

1. Name of registered owner(s), exactly as name(s) appear(s) on stock certificate of subscription agreement:

     __________________________________________________________________________
     __________________________________________________________________________

2.   Social Security number(s) of registered owner(s):

     _ _ _ - _ _ _ - _ _ _ _
     _ _ _ - _ _ _ - _ _ _ _

3.   Daytime phone number:

     _ _ _ - _ _ _ - _ _ _ _

4.   State of Residence:

     __________________________________________________________________________

B.   TRANSFER ON DEATH DESIGNATION

I authorize Inland Western Retail Real Estate Trust. Inc. to register all of my shares of its common stock in beneficiary form, assigning ownership on my death to my beneficiary(ies). I understand that if more than one beneficiary is listed, percentages for each must be designated. If percentages are not designated, the shares will be divided equally. Percentages must equal 100%.

1.   Name of Primary Beneficiary:

     __________________________________________________________________________

2.   Social Security Number:

     _ _ _ - _ _ - _ _ _ _

OR Tax Identification Number:

     _ _ - _ _ _ _ _ _ _

3.   Percentage: _ _ _%

1.   Name of Primary Beneficiary:

     __________________________________________________________________________

2.   Social Security Number:

     _ _ _ - _ _ - _ _ _ _

OR Tax Identification Number:

     _ _ - _ _ _ _ _ _ _

3.   Percentage: _ _ _%

C.   SIGNATURE

By signing below, I (we) authorize Inland Western Retail Real Estate Trust, Inc. to register all of my (our) shares of its common stock in T.O.D. form. The designations(s) will be effective on the date of receipt. Accordingly, I(we) hereby revoke any beneficiary designation(s) made previously with respect to my
(our) Inland shares. I (we) have reviewed the information set forth below. I
(we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless Inland Western Retail Real Estate Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, officers and employees, from and against any and all claims, liability, damages, actions and expenses arising directly or indirectly but of or resulting from the transfer of my (our) shares in accordance with this T.O.D. designation.

I (we) further understand that Inland Western Retail Estate Trust. Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that the T.O.D. designation is consistent with my
(our) estate and tax planning. Sign exactly as the name(s) appear(s) on the stock certificate or subscription agreement. All registered owners must sign. THIS AUTHORIZATION FORM IS SUBJECT TO THE ACCEPTANCE OF INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

X
--------------------------------------------------------------------------------
Signature                                                                   Date

X
--------------------------------------------------------------------------------
Signature                                                                   Date

TRANSFER ON DEATH INFORMATION

- A Transfer on Death (T.O.D.) designation transfers ownership of shares to the registered owner's beneficiary(ies) upon death; provided that Inland Western Retail Estate Trust, Inc. receives proof of death and other documentation it deems necessary or appropriate.

-    Until the death of the account owner(s), the T.O.D. beneficiary(ies) has
     (have) no present interest in, or authority over, the T.O.D. account.

- A T.O.D. designation will be accepted only (1) where shares are owned by a natural person and registered in that individual's name or (2) by two or more natural persons as joint tenants with rights of survivorship.

- Accounts registered no trusts, corporations, charities, and other such entities may not declare a T.O.D. designation because they are considered perpetual. These entities, however, may be listed as a beneficiary on a T.O.D. for accounts registered to a natural person.

- A T.O.D. designation made by joint tenants with rights of survivorship does not take effect until the last of all multiple owners dies. The surviving owners may revoke or change the T.O.D. designation at any time.

- If the beneficiary(ies) does (do) not survive the registered owner(s), the shares will be treated as belonging to the decedent's estate.

-    A minor may not be named as a beneficiary.

- A T.O.D. designation will not be accepted from residents of Louisiana, New York, North Carolina or Texas.

- A T.O.D. designation and all rights related thereto shall be governed by the laws of the state of Illinois.

- A T.O.D. designation may be voided at any time by Inland Western Retail Real Estate Trust, Inc., in its sole discretion, if there is any doubt as to the validity or effectiveness of a T.O.D. designation.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

                                   APPENDIX E1

                               LETTER OF DIRECTION


___________________, 20__


Inland Real Estate Investment Corporation
2901 Butterfield Road
Oak Brook, Illinois 60523

RE:  Registered Investment Advisory Fees
     Account No.______________("Account")

You are hereby instructed and authorized by me to deduct advisory fees payable to _______________, my registered investment advisor, in the following amount from my Account, and to pay such amount by wire transfer in immediately available funds to my registered investment advisor, upon each distribution by Inland Western Retail Real Estate Trust, Inc. (the "Company") on my Account, as payment for my registered investment advisor's advisory fees (select only one).

     (1)    $______________; OR

     (2) _____________% Annual Fee (calculated on a monthly basis) of the Asset Value to be paid by the Company on my Account.

I understand and acknowledge that any and all advisory fees payable to my registered investment advisor are my sole responsibility and you are paying the amounts directed by me as an accommodation.

This letter shall serve as an irrevocable instruction to you to pay such advisory fees from my Account until such time as I provide you with written notice of my election to revoke this instruction.

Sincerely,


                                      E1-1

                                   APPENDIX E2

                              NOTICE OF REVOCATION


__________________, 20___


Inland Real Estate Investment Corporation
2901 Butterfield Road
Oak Brook, Illinois 60523

RE:  Revocation of Instruction
     Account No.___________("Account")

This letter shall serve as notice to you of my revocation of my instruction to you to deduct advisory fees from my Account any pay such fees directly to _____________ , my registered investment advisor, pursuant to my letter to you dated _________________.

I hereby instruct you to cease any and all future deductions from my Account for the purpose of such advisory fee payments. I understand and acknowledge that this revocation will be effective within one business day of receipt by you.

Sincerely,


                                      E2-1

                                   APPENDIX G

                              PRIVACY POLICY NOTICE

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                                 PRIVACY POLICY

OUR COMMITMENT TO PROTECTING YOUR PRIVACY. We consider customer privacy to be fundamental to our relationship with our shareholders. In the course of servicing your account, we collect personal information about you ("NONPUBLIC PERSONAL INFORMATION"). We collect this information to know who you are so that we can provide you with products and services that meet your particular financial and investing needs, and to meet our obligations under the laws and regulations that govern us.

Throughout our history we have been, and we remain, committed to maintaining the confidentiality, integrity and security of our shareholders' personal information. It is our policy to respect the privacy of our current and former shareholders and to protect the personal information entrusted to us. This Privacy Policy (the "POLICY") describes the standards we follow for handling your personal information, with the dual goals of meeting your financial needs while respecting your privacy.

This Policy applies to the Inland family of companies, which includes Inland Western Retail Real Estate Trust, Inc.

1.   Information We May Collect

We may collect nonpublic personal information about you from three sources:

     - Information on applications, subscription agreements or other forms. This category may include your name, address, tax identification number, age, marital status, number of dependents, assets, debts, income, employment history, beneficiary information and personal bank account information.

     - Information about your transactions with us, our affiliates and others such as: the types of products you purchase, your account balances, margin loan history and payment history.

     - Information obtained from others, such as from consumer credit reporting agencies. This may include information about your creditworthiness, financial circumstances and credit history, including any bankruptcies and foreclosures.

2.   Persons to Whom We May Disclose Information

We may disclose all three types of nonpublic personal information about you to the unaffiliated third parties and in the circumstances described below, as permitted by applicable laws and regulations.

     - Companies with whom we have contracted to provide account-related services, such as statement preparation, execution services, custodial services, and report preparation. (Every contract with each of these service providers prohibits the service provider from disclosing or using your nonpublic personal information for any purpose except to provide the service for which we have contracted.)

     - Our lawyers, accountants, auditors, regulators, advisors, and quality-control consultants.

     -    If we suspect fraud.

     - To protect the security of our records, Web site and telephone customer service center.

     -    Information you have authorized us to disclose.

3.   Protecting Your Information

Our employees are required to follow the procedures we have developed to protect the integrity of your information. These procedures include:

     - Restricting physical and other access to your nonpublic personal information to persons with a legitimate business need to know the information in order to service your account.

     - Contractually obligating third parties doing business with us to comply with all applicable privacy and security laws.

     - Providing information to you only after we have used reasonable efforts to assure ourselves of your identity by asking for and receiving from you information only you should know.

     - Maintaining reasonably adequate physical, electronic and procedural safeguards to protect your information.

4.   Former Customers

We treat information concerning our former customers the same way we treat information about our current customers.

5.   Keeping You Informed

We will send you a copy of this Policy annually. We will also send you all changes to this Policy as they occur. You have the right to "opt out" of this policy by notifying us in writing.

QUESTIONS? If you have any questions about this Policy, please do not hesitate to call Roberta Matlin at 630-218-8000.

                            [INLAND WESTERN(TM) LOGO]
                         RETAIL REAL ESTATE TRUST, INC.


                            Up to 270,000,000 shares


                  Inland Western Retail Real Estate Trust, Inc.


                                  Common Stock

                                   ----------

                                   PROSPECTUS

                                   ----------

                                    [?], 2004


                          Inland Securities Corporation

     You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Inland Western Retail Real Estate Trust, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

     Until, __________ 2004 (40 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as soliciting dealers with respect to their unsold allotments or subscriptions.

ITEM 31.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          Securities and Exchange Commission registration fee   $     340,823
          NASD filing fee                                              30,500
          Printing and mailing expenses                             4,250,000
          Blue Sky fees and expenses                                  136,000
          Legal fees and expenses                                     900,000
          Accounting fees and expenses                                650,000
          Advertising and sales literature                          5,500,000
          Transfer agent fees                                         800,000
          Data processing fees                                        500,000
          Bank fees and other administrative expenses                 200,000
                                                                --------------
             Total                                              $   13,307,323
                                                                ==============

ITEM 32.  SALES TO SPECIAL PARTIES.

     Our employees and associates and those of our affiliates are permitted to purchase shares net of sales commissions and the marketing contribution and due diligence expense allowance fee or for $8.95 per share; however, any subsequent purchases of shares by any such persons are limited to a maximum discount of 5%.

ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES.

     As of October 7, 2004, we have sold the following securities for the following aggregate offering prices: In March 2003, Inland Western Retail Real Estate Advisory Services, Inc., the advisor, purchased from us 20,000 shares for $10 per share, for an aggregate purchase price of $200,000 in connection with our organization. No sales commissions or other consideration was paid in connection with such sales The sales were consummated without registration under the Act in reliance upon Rule 506 of Regulation D and the exemption from registration in Section 4(2) of the Securities Act as transactions not involving any public offering.

     Options to purchase an aggregate of 15,000 shares at an exercise price of $8.95 per share have been granted to the Independent Directors pursuant to the Independent Director Stock Option Plan (options to purchase 3,000 shares as to each of the five independent directors plus options for 500 shares each on the date of the first annual meeting). None of such options have been exercised. Therefore, no shares have been issued in connection with such options.

ITEM 34.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article XV of our articles of incorporation provides as follows:

     SECTION 3. INDEMNIFICATION

     (a) Subject to paragraphs (b), (c) and (d) of this Section 3, we shall, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with Section 2-418 of the Maryland General Corporation Law, indemnify and pay, advance, or reimburse reasonable expenses to any Director, officer, employee and agent of the Company and the Advisor and its Affiliates (each an "Indemnified Party").

     (b) As long as we qualify as a REIT, it shall not indemnify nor pay, advance or reimburse expenses to an Indemnified Party unless: (i) Directors have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the Indemnified Party was acting on behalf of or performing services on the part of the Company; (iii) such liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party except that in the event the Indemnified Party is or was an Independent Director, such liability or loss shall not have been the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to be held harmless is recoverable only out of our Net Assets and not from the Stockholders.

     (c) As long as we qualify as a REIT and notwithstanding anything to the contrary in Section 3(b) of this Article XV, the Company shall not indemnify a Director, officer, employee or agent of ours or the Advisor or its Affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission (the "Commission") and the published opinions of any state securities regulatory authority in which securities of ours were offered or sold as to indemnification for violations of securities laws.

     (d) We may advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with Section 2-418 of the Maryland General Corporation Law, and, as long as we qualify as a REIT, only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party for or on our behalf; (ii) the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnified Party receiving such advances undertakes in writing to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

     (e) We shall have the power to purchase and maintain insurance or provide similar protection on behalf of an Indemnified Party against any liability asserted which was incurred in any such capacity with us or arising out of such status; provided, however, that we shall not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under these Articles. Nothing contained herein shall constitute a waiver by any Indemnified Party of any right which he, she or it may have against any party under federal or state securities laws. We shall also have power to enter into any contract for indemnity and advancement of expenses with an officer, employee or agent who is not a Director to such further extent consistent with law.

     Our article of incorporation authorize and direct us to indemnify, and pay or reimburse reasonable expenses to, any director, officer, employee or agent we employ to the fullest extent provided by Maryland law. The Maryland General Corporation Law provides that a Maryland corporation may indemnify a director, officer, employee or agent made a party to any proceeding by reason of service in that capacity unless it has been established that (1) the act or omission was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; or (2) the individual actually received an improper personal benefit in money, property, or services; or (3) in the case of a criminal proceeding, the individual had reasonable cause to believe that the act or omission was unlawful.

     The Bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the articles of incorporation or the bylaws will apply to or affect, in any respect, the

Indemnitee's right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption.

     To the extent that the indemnification may apply to liabilities arising under the Act, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

     We entered into separate indemnification agreements with each of our directors and some of our executive officers. The indemnification agreements require, among other things, that we indemnify the directors and officers to the fullest extent permitted by law, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. We must also indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements and cover directors and officers under our Directors' and officers' liability insurance, if any. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the articles of incorporation and the Bylaws, as a contract, it cannot be unilaterally modified by the board or by the stockholders to eliminate the rights it provides.

ITEM 35.  TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

Inapplicable.

ITEM 36.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements.

The following financial statements are included as part of the registration statement in the prospectus:

1.   INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.:

     (a)  Report of Independent Registered Public Accounting Firm
     (b)  Consolidated Balance Sheet at December 31, 2003 (audited)
     (c) Consolidated Statement of Operations for the period from March 5, 2003 (inception) through December 31, 2003 (audited)
     (d) Consolidated Statement of Stockholders' Equity for the period from March 5, 2003 (inception) to December 31, 2003 (audited)
     (e) Consolidated Statement of Cash Flows for the period from March 5, 2003 (inception) to December 31, 2003 (audited)
     (f)  Notes to Consolidated Financial Statements (audited)
     (g) Consolidated Balance Sheets at June 30, 2004 (unaudited) and December 31, 2003
     (h) Consolidated Statements of Operations for the three and six months ended June 30, 2004, three months ended June 30, 2003, and the period from March 5, 2003 (inception) through June 30, 2003 (unaudited)
     (i) Consolidated Statement of Stockholders' Equity for the six month period ended June 30, 2004 (unaudited)
     (j) Consolidated Statements of Cash Flows for the six months ended June 30, 2004, and the period from March 5, 2003 (inception) to June 30, 2003 (unaudited)
     (k)  Notes to Consolidated Financial Statements (unaudited)
     (l)  Pro Forma Consolidated Balance Sheet (unaudited) at June 30, 2004
     (m) Notes to Pro Forma Consolidated Balance Sheet (unaudited) at June 30, 2004

     (n) Pro Forma Consolidated Statement of Operations (unaudited) for the six months ended June 30, 2004
     (o) Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the six months ended June 30, 2004
     (p) Pro Forma Consolidated Statements of Operations (unaudited) for the year ended December 31, 2003
     (q) Notes to Pro Forma Consolidated Statements of Operations (unaudited) for December 31, 2003

2.   SHOPS AT PARK PLACE:

     (a)  Report of Independent Registered Public Accounting Firm
     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2002 and the nine months ended September 30, 2003 (unaudited)
     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2002 and the nine months ended September 30, 2003 (unaudited)

3.   DARIEN TOWNE CENTER:

     (a)  Report of Independent Registered Public Accounting Firm
     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2002
     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2002
     (d) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 (unaudited)
     (e) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 (unaudited)

4.   PROPERTIES ACQUIRED FROM THOMAS ENTERPRISES IN 2003:

     (a)  Report of Independent Registered Public Accounting Firm
     (b) Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003
     (c) Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

5.   STONY CREEK MARKETPLACE:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 (unaudited)
     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 (unaudited)

6.   HICKORY RIDGE:

     (a)  Report of Independent Registered Public Accounting Firm
     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 (unaudited)
     (c)  Notes to the Historical Summary of Gross Income and Direct Operating

Expenses for the year ended December 31, 2003 (unaudited)

7.   CORWEST PLAZA:

     (a)  Report of Independent Registered Public Accounting Firm
     (b) Historical Summary of Gross Income and Direct Operating Expenses for the period from May 29, 2003 through December 31, 2003
     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from May 29, 2003 through December 31, 2003

8.   METRO SQUARE CENTER (SUPERVALUE):

     (a)  Report of Independent Registered Public Accounting Firm
     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003
     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

9.   LARKSPUR LANDING:

     (a)  Report of Independent Registered Public Accounting Firm
     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003
     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

10.  NORTH RANCH PAVILION:

     (a)  Report of Independent Registered Public Accounting Firm
     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003
     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

11.  LA PLAZA DEL NORTE:

     (a)  Report of Independent Registered Public Accounting Firm
     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003
     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

12.  MACARTHUR CROSSING:

     (a)  Report of Independent Registered Public Accounting Firm
     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003
     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

13.  PROMENADE AT RED CLIFF:

     (a)  Report of Independent Registered Public Accounting Firm
     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 (unaudited)
     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 (unaudited)

14.  PEORIA CROSSINGS:

     (a)  Report of Independent Registered Public Accounting Firm
     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003
     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

15.  DORMAN CENTRE:

     (a)  Report of Independent Registered Public Accounting Firm
     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003
     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

16.  HERITAGE TOWNE CROSSING:

     (a)  Report of Independent Registered Public Accounting Firm
     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003
     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

17.  PARADISE VALLEY MARKETPLACE:

     (a)  Report of Independent Registered Public Accounting Firm
     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)
     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

18.  BEST ON THE BOULEVARD:

     (a)  Report of Independent Registered Public Accounting Firm
     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)
     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

19.  BLUEBONNET PARC:

     (a)  Report of Independent Registered Public Accounting Firm
     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)
     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

20.  NORTH RIVERS TOWN CENTER:

     (a)  Report of Independent Registered Public Accounting Firm
     (b) Historical Summary of Gross Income and Direct Operating Expenses for the period of October 1, 2003 (commencement of operations) to December 31, 2003 and the three months ended March 31, 2004 (unaudited)
     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period of October 1, 2003 (commencement of operations) to December 31, 2003 and the three months ended March 31, 2004 (unaudited)

21.  ARVADA MARKETPLACE AND CONNECTION:

     (a)  Report of Independent Registered Public Accounting Firm
     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)
     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

22.  EASTWOOD TOWNE CENTER:

     (a)  Report of Independent Registered Public Accounting Firm
     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)
     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

23.  WAUTAGA PAVILION:

     (a)  Report of Independent Registered Public Accounting Firm
     (b) Historical Summary of Gross Income and Direct Operating Expenses for the period of August 15, 2003 (commencement of operations) to December 31, 2003 and the three months ended March 31, 2004 (unaudited)
     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for period of August 15, 2003 (commencement of operations) to December 31, 2003 and the three months ended March 31, 2004 (unaudited)

24.  NORTHPOINTE PLAZA:

     (a)  Report of Independent Registered Public Accounting Firm
     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)
     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

25.  PLAZA SANTA FE II:

     (a)  Report of Independent Registered Public Accounting Firm
     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)
     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

26.  PINE RIDGE PLAZA:

     (a)  Report of Independent Registered Public Accounting Firm
     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)
     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

27.  HUEBNER OAKS CENTER:

     (a)  Report of Independent Registered Public Accounting Firm
     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)
     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

28.  JOHN'S CREEK VILLAGE:

     (a)  Report of Independent Registered Public Accounting Firm
     (b) Historical Summary of Gross Income and Direct Operating Expenses for the period from September 21, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)
     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the period from September 21, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

29.  LAKEWOOD TOWN CENTER

     (a)  Report of Independent Registered Public Accounting Firm
     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)
     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

30.  FULLERTON METROCENTER:

     (a)  Report of Independent Registered Public Accounting Firm
     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)
     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

31.  DAVIS TOWNE CROSSING:

     (a)  Report of Independent Registered Public Accounting Firm
     (b) Historical Summary of Gross Income and Direct Operating Expenses for the period from July 18, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)
     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the period from July 18, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

32.  NORTHGATE NORTH:

     (a)  Report of Independent Registered Public Accounting Firm
     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)
     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

33.  CRANBERRY SQUARE:

     (a)  Report of Independent Registered Public Accounting Firm
     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)
     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

34.  GATEWAY PLAZA SHOPPING CENTER:

     (a)  Report of Independent Registered Public Accounting Firm
     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)
     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

35.  SAFEWAY PLAZA AT MARYSVILLE:

     (a)  Report of Independent Registered Public Accounting Firm
     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)
     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

36.  FORKS TOWN CENTER:

     (a)  Report of Independent Registered Public Accounting Firm
     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)
     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

37. CAPITAL CENTRE, LLC, GATEWAY VILLAGE LIMITED PARTNERSHIP, BEL AIR SQUARE JOINT VENTURE, TOWSON CIRCLE JOINT VENTURE LLP AND REISTERSTOWN PLAZA HOLDINGS, LLC:

     (a)  Report of Independent Registered Public Accounting Firm
     (b) Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)
     (c) Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

38.  THE SHOPS AT BOARDWALK:

     (a)  Report of Independent Registered Public Accounting Firm
     (b) Historical Summary of Gross Income and Direct Operating Expenses for the period from May 30, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)
     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from May 30, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

39.  MANCHESTER MEADOWS:

     (a)  Report of Independent Registered Public Accounting Firm
     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)
     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

40.  GOVERNOR'S MARKETPLACE:

     (a)  Report of Independent Registered Public Accounting Firm
     (b) Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

     (c) Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

41.  MITCHELL RANCH PLAZA:

     (a)  Report of Independent Registered Public Accounting Firm
     (b) Historical Summary of Gross Income and Direct Operating Expenses for the period from June 30, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)
     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from June 30, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

42.  THE COLUMNS:

     (a)  Report of Independent Registered Public Accounting Firm
     (b) Historical Summary of Gross Income and Direct Operating Expenses for the period from October 8, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)
     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from October 8, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

43.  SAUCON VALLEY SQUARE:

     (a)  Report of Independent Registered Public Accounting Firm
     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)
     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

44.  LINCOLN PARK:

     (a)  Report of Independent Registered Public Accounting Firm
     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)
     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

45.  SHOPPES AT PROMINENCE POINT:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the period from March 1, 2004 (commencement of operations) to June 30, 2004 (unaudited)
     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from March 1, 2004 (commencement of operations) to June 30, 2004 (unaudited)

46.  LOW COUNTRY VILLAGE:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the period from February 1, 2004 (commencement of operations) to June 30, 2004 (unaudited)
     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from February 1, 2004 (commencement of operations) to June 30, 2004 (unaudited)

47.  SHOPPES OF DALLAS:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the period from March 1, 2004 (commencement of operations) to June 30, 2004 (unaudited)
     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from March 1, 2004 (commencement of operations) to June 30, 2004 (unaudited)

48.  DORMAN CENTRE - PHASE II:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the period from March 15, 2004 (commencement of operations) to June 30, 2004 (unaudited)
     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from March 15, 2004 (commencement of operations) to June 30, 2004 (unaudited)

49.  VILLAGE SHOPPES AT SIMONTON:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the period from May 1, 2004 (commencement of operations) to June 30, 2004 (unaudited)
     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from May 1, 2004 (commencement of operations) to June 30, 2004 (unaudited)

50.  HARVEST TOWN CENTER:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the period from March 15, 2004 (commencement of operations) through June 30, 2004 (unaudited)
     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from March 15, 2004 (commencement of operations) through June 30, 2004 (unaudited)

51.  BED, BATH & BEYOND PLAZA:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the period from March 3, 2004 (commencement of operations) through June 30, 2004 (unaudited)
     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from March 3, 2004 (commencement of operations) through June 30, 2004 (unaudited)

(b)  Exhibits

EXHIBIT NO.         DESCRIPTION
-----------         -----------
1.1                 Form of Dealer Manager Agreement by and between Inland
                    Western Retail Real Estate Trust, Inc. and Inland Securities
                    Corporation.
1.2                 Form of Soliciting Dealers Agreement by and between Inland
                    Securities Corporation and the Soliciting Dealers.
3.1                 Second Amended and Restated Articles of Incorporation of
                    Inland Western Retail Real Estate Trust, Inc.
3.2*                Bylaws of Inland Western Retail Real Estate Trust, Inc.
4.1*                Specimen Certificate for the Shares.
5                   Opinion of Duane Morris LLP as to the legality of the Shares being registered.
8                   Opinion of Duane Morris LLP as to tax matters.
10.1**              Form of Escrow Agreement by and among Inland Western Retail
                    Real Estate Trust, Inc., Inland Securities Corporation and
                    LaSalle Bank National Association.
10.2**              Form of Advisory Agreement by and between Inland Western
                    Retail Real Estate Trust, Inc. and Inland Western Retail
                    Real Estate Advisory Services, Inc.
10.3**              Form of Master Management Agreement, including the form of
                    Management Agreement for each Property by and between Inland
                    Western Retail Real Estate Trust, Inc. and Inland Western
                    Property Management Corp.
10.4**              Property Acquisition Service Agreement by and among Inland
                    Western Retail Real Estate Trust, Inc., Inland Western
                    Retail Real Estate Advisory Services, Inc., Inland Real
                    Estate Corporation, Inland Real Estate Advisory Services,
                    Inc., and Inland Real Estate Acquisitions, Inc.
10.5*               Independent Director Stock Option Plan.
10.6*               Indemnification Agreement by and between Inland Western
                    Retail Real Estate Trust, Inc. and its directors and
                    executive officers.
10.7**              Purchase and Sale Agreement (Re: Peoria Station) dated
                    January 31, 2003.
10.8***             Assignment of Purchase and Sale Agreement (Re: Peoria
                    Station) dated June 3, 2003.
10.9****            Share Repurchase Plan.
10.10*****          Agreement for Purchase and Sale (Re: Stony Creek) dated
                    November 11, 2003.
10.11*****          Real Property Purchase Agreement (Re: Plaza 205 and Mall
                    205) dated December 3, 2003.
10.12*****          Amended Real Estate Purchase Contract (Re: Edmond Oklahoma
                    Eckerd Drug Store) dated November 11, 2003.
10.13*****          Amended Real Estate Purchase Contract (Re: Norman Oklahoma
                    Eckerd Drug Store) dated November 11, 2003.
10.14******         Sale-Purchase Agreement Contract (Re: Shops at Park Place)
                    dated September 5, 2003.
10.15******         Assignment of Contract (Re: Shops at Park Place) dated
                    September 23, 2003.
10.16******         Assignment of Membership Interests (Re: Shops at Park Place)
                    dated October 31, 2003.
10.17******         Promissory Note (Re: Shops at Park Place) dated October 31,
                    2003.
10.18******         Loan Agreement (Re: Shops at Park Place) dated October 31,
                    2003.
10.19******         Post Closing Agreement (Re: Shops at Park Place) dated
                    October 31, 2003.
10.20******         Purchase and Sale Agreement (Re: Darien Towne Center) dated
                    November 12, 2003.
10.21******         Purchase and Sale Agreement (Re: Shaws Supermarkets- New
                    Britain) dated November 20, 2003.

EXHIBIT NO.         DESCRIPTION
-----------         -----------
10.22******         Agreement Relating to PetsMart Claims (Re: Darien Towne
                    Center) dated December 18, 2003.
10.23******         Agreement Relating to Irv's Lease (Re: Darien Towne Center)
                    dated December 18, 2003.
10.24******         Amended Purchase Agreement (Re: Newnan Crossing) dated
                    December 18, 2003.
10.25******         Mortgage Note $10M (Re: Darien Towne Center) dated December
                    19, 2003.
10.26******         Mortgage Note $6.5M (Re: Darien Towne Center) dated December
                    19, 2003.
10.27******         Mortgage, Assignment of Leases, Rents and Contracts,
                    Security Agreement and Fixture Filing (Re: Darien Towne
                    Center) dated December 19, 2003.
10.28******         Related Agreement (Re: Darien Towne Center) dated December
                    19, 2003.
10.29******         Assignment (Re: Darien Towne Center) dated December 19, 2003.
10.30******         Partial Assignment and Assumption of Purchase and Sale
                    Agreement (Re: Shaws Supermarket - New Britain) dated
                    December 30, 2003.
10.31******         Amended Purchase Agreement (Re: Pavilion at Kings Grant)
                    dated December 31, 2003.
10.32******         Post Closing and Indemnity Agreement (Re: Pavilion at Kings
                    Grant) dated December 31, 2003.
10.33******         Mortgage Note (Re: CorWest Plaza) dated January 1, 2004.
10.34******         Mortgage, Assignment of Leases and Rents and Security
                    Agreement (Re: CorWest Plaza) dated January 1, 2004.
10.35******         Guaranty Agreement (Re: CorWest Plaza) dated January 1,
                    2004.
10.36******         Letter Agreement (Re: Stoney Creek Marketplace) dated
                    January 5, 2004.
10.37******         Mortgage Note (Re: Stoney Creek Marketplace) dated January
                    5, 2004.
10.38******         Mortgage, Assignment of Leases and Rents and Security
                    Agreement (Re: Stoney Creek Marketplace) dated January 5,
                    2004.
10.39******         Amended Contract of Sale (Re: La Plaza Del Norte) dated
                    January 16, 2004.
10.40******         Promissory Note (Re: Hickory Ridge) dated January 23, 2004.
10.41******         Post Closing Agreement (Re: Hickory Ridge) dated January
                    2004.
10.42******         Loan Agreement (Re: Hickory Ridge) dated January 23, 2004.
10.43******         Amended and Restated Promissory Noted (Re: Shops at Park
                    Place and Shaws Supermarket - New Britain) dated January
                    2004.
10.44******         Promissory Note (Re: Shops at Park Place and Shaws
                    Supermarket - New Britain) dated January 2004.
10.45******         Open-End Mortgage and Security Agreement (Re: Shops at Park
                    Place and Shaws Supermarket - New Britain) dated January
                    2004.
10.46******         Loan Agreement (Re: Shops at Park Place and Shaws
                    Supermarket - New Britain) dated January 2004.
10.47******         Guaranty Agreement Regarding Cross-Collateralization
                    (Re: Shops at Park Place) dated January 2004.
10.48******         Guaranty Agreement Regarding Cross-Collateralization
                    (Re: Shaws Supermarket - New Britain) dated January 2004.
10.49******         Notice of Final Agreement (Re: La Plaza Del Norte) dated
                    February 2004.
10.50******         Secured Promissory Note Loan No. 753821 (Re: La Plaza Del
                    Norte) dated February 2004.
10.51******         Deed of Trust, Security Agreement and Assignment of Rents
                    Loan No. 753821 (Re: La Plaza Del Norte) dated February
                    2004.
10.52******         Guaranty Loan No, 753821 (Re: La Plaza Del Norte) dated
                    February 2004.
10.53*******        Amended Purchase and Sale Agreement (Re: CorWest Plaza)
                    dated October 8, 2003.
10.54*******        Assignment and Assumption of Purchase and Sale Agreement
                    (Re: CorWest

EXHIBIT NO.         DESCRIPTION
-----------         -----------
                    Plaza) dated January 5, 2004.
10.55*******        Amended Purchase and Sale Agreement (Re: Metro Square
                    Center) dated January 16, 2004.
10.56*******        Assignment and Assumption of Letter Agreement (Re: Metro
                    Square Center) dated January 20, 2004.
10.57*******        Reinstatement of and Amendment to Purchase and Sale
                    Agreement (Re: North Ranch Pavilions) dated January 14,
                    2004.
10.58*******        Assignment and Assumption of Purchase and Sale Agreement
                    (Re: North Ranch Pavilions) dated January 15, 2004.
10.59*******        Letter Agreement (Re: MacArthur Crossing) dated
                    November 20, 2003.
10.60*******        Assignment of Contract (Re: MacArthur Crossing) dated
                    February 2004.
10.61*******        Secured Promissory Note Loan No. 753820 (Re: Larkspur
                    Landing) dated January 30, 2004.
10.62*******        Deed of Trust, Security Agreement and Assignment of Rents
                    (Re: Larkspur Landing) dated January 30, 2004.
10.63*******        Guaranty Loan No. 753820 (Re: Larkspur Landing) dated
                    January 30, 2004.
10.64*******        Amended Option to Purchase Partnership Interests
                    (Re: Hickory Ridge) dated December 23, 2003.
10.65*******        Assignment (Re: La Plaza Del Norte) dated January 21, 2004.
10.66*******        Purchase and Sale Agreement (Re: Larkspur Landing) dated
                    December 12, 2003.
10.67*******        Assignment (Re: Larkspur Landing) dated January 14, 2004.
10.68*******        Amended Letter Agreement Offer to Purchase (Re: The
                    Promenade at Red Cliff) dated February 13, 2004.
10.69********       Agreement of Sale (Re:  Peoria Crossng) dated January, 2004
10.70********       Letter Agreement to Purchase (Re: Heritage Towne Crossing)
                    dated January 8, 2004.
10.71*********      Secured Promissory Note Loan No. 753865 (Re: Pavilion at
                    King's Grant) dated April 6, 2004.
10.72*********      Deed of Trust, Security Agreement and Assignment of Rents
                    Loan No. 753865 (Re: Pavilion at King's Grant) dated April
                    6, 2004.
10.73*********      Guaranty Loan No. 753865 (Re: Pavilion at King's Grant)
                    dated April 6, 2004.
10.74*********      Guaranty - II  Loan No. 753865 (Re: Pavilion at King's
                    Grant) dated April 6, 2004.
10.75*********      Assignment of Contract (Re: Hickory Ridge ) dated
                    January 9, 2004.
10.76*********      Promissory Note Loan No. 6518303 (Re: Metro Square Center)
                    dated March 26, 2004.
10.77*********      Deed of Trust, Assignment of Leases and Rents, Security
                    Agreement and Fixture Filing Loan No. 6518303 (Re: Metro
                    Square Center) dated March 26, 2004.
10.78*********      Non-Recourse Guaranty Agreement Loan No. 6518303 (Re: Metro
                    Square Center) dated March 26, 2004.
10.79*********      Payment Guaranty Agreement Loan No. 6518303 (Re: Metro
                    Square Center) dated March 26, 2004.
10.80*********      Secured Promissory Note Loan No. 753864 (Re: MacArthur
                    Crossing) dated March 26, 2004.
10.81*********      Deed of Trust, Security Agreement and Assignment of Rents
                    Loan No. 753864 (Re: MacArthur Crossing) dated March 26,
                    2004.
10.82*********      Guaranty Loan No. 753864 (Re: MacArthur Crossing) dated
                    March 26, 2004.
10.83*********      Promissory Note Loan No. 57968 (Re: Promenade at Red Cliff)
                    dated April 8, 2004.
10.84*********      Exceptions to Non-Recourse Guaranty Agreement Loan No. 57968
                    (Re:

EXHIBIT NO.         DESCRIPTION
-----------         -----------
                    Promenade at Red Cliff) dated April 8, 2004.
10.85*********      Loan Agreement No. 57968 (Re: Promenade
                    at Red Cliff) dated April 8, 2004.
10.86*********      Post Closing and Indemnity Agreement (Re: Heritage Towne
                    Crossing) dated March 5, 2004.
10.87*********      Vacancy Escrow Agreement (Re: Heritage Towne Crossing) dated
                    March 5, 2004.
10.88*********      General Assignment (Re: Heritage Towne Crossing) dated March
                    5, 2004.
10.89*********      Assignment of Contract (Re: Heritage Towne Crossing) dated
                    March 5, 2004.
10.90*********      Assignment of Contract (Re: Dorman Center) dated December
                    29, 2003.
10.91*********      Amended Purchase Agreement (Re: Dorman Center) dated
                    December 10, 2003.
10.92*********      Dorman Center Pier 1 Escrow (Re: Dorman Center) dated March
                    4, 2004.
10.93*********      Dorman Center Escrow (Re: Dorman Center) dated March 4,
                    2004.
10.94*********      Mortgage Note Loan No. 6518291 (Re: Dorman Center) dated
                    April 9, 2004.
10.95*********      Mortgage, Assignment of Leases and Rents and Security
                    Agreement (Re: Dorman Center) dated April 9, 2004.
10.96*********      Transitional Security (Phase II) Reserve Agreement (Re:
                    Dorman Center) dated April 9, 2004,
10.97*********      Guaranty Agreement Loan No. 6518291 (Re: Dorman Center)
                    dated April 9, 2004.
10.98*********      Promissory Note: (Re: Heritage Towne Crossing) dated April
                    26, 2004.
10.99*********      Promissory Note: (Re: Eckerds - Edmond, OK.) dated April 26,
                    2004.
10.100*********     Promissory Note: (Re: Eckerds - Norman, OK.) dated April 26,
                    2004.
10.101*********     Loan Agreement (Re: Heritage Towne Crossing, Eckerds -
                    Edmond, OK. And Eckerds - Norman, OK.) dated April 26, 2004.
10.102*********     Post-Closing Agreement (Re: Heritage Towne Crossing, Eckerds
                    - Edmond, OK. And Eckerds - Norman, OK.) dated April 26,
                    2004.
10.103*********     Guaranty Agreement Regarding Cross-Collateralization (Re:
                    Heritage Towne Crossing) dated April 26, 2004.
10.104*********     Guaranty Agreement Regarding Cross-Collateralization (Re:
                    Eckerds - Edmond, OK.) dated April 26, 2004.
10.105*********     Guaranty Agreement Regarding Cross-Collateralization (Re:
                    Eckerds - Norman, OK.) dated April 26, 2004.
10.106*********     Assignment of Contract (Re: Promenade at Red Cliff) dated
                    February 13, 2004.
10.107*********     Assignment of Contract (Re: Peoria Crossings) dated March 3,
                    2004.
10.108*********     Post Closing Agreement (Re: Peoria Crossings) dated March 3,
                    2004.
10.109*********     Master Lease Escrow Agreement (Re: Peoria Crossings) dated
                    February 4, 2004.
10.110*********     Tax Proration Agreement (Re: Peoria Crossings) dated March
                    3, 2004.
10.111*********     Promissory Note Loan No. 10023006 (Re: Peoria Crossings)
                    dated March 5, 2004.
10.112*********     Loan Agreement -Loan No. 10023006 (Re: Peoria Crossings)
                    dated March 5, 2004.
10.113*********     Assignment of Contract (Re: Paradise Valley Marketplace)
                    dated April 8, 2004.
10.114*********     Revised Letter Agreement to Purchase (Re: Paradise Valley
                    Marketplace) dated January 21, 2004.
10.115*********     Escrow Agreement (Re: Paradise Valley Marketplace) dated
                    April 8, 2004.
10.116*********     Assignment and Assumption of Purchase and Sale Agreement
                    (Re: Best on the Boulevard) dated April 4, 2004.
10.117*********     Post-Closing Agreement (Re: Best on the Boulevard) dated
                    April 14, 2004.
10.118*********     Amended Purchase and Sale Agreement (Re: Best on the
                    Boulevard) dated March 29, 2004.
10.119*********     Assignment and Assumption of Purchase and Sales Agreement
                    (Re: Bluebonnet

EXHIBIT NO.         DESCRIPTION
-----------         -----------
                    Parc) dated April 21, 2004.
10.120*********     Escrow Agreement (Re: Bluebonnet Parc) dated April 22, 2004.
10.121*********     Letter Agreement to Purchase (Re: Bluebonnet Parc) dated
                    February 4, 2004.
10.122*********     Loan Agreement (Re: Bluebonnet Parc) dated May 7, 2004.
10.123*********     Assignment and Assumption of Agreement for Purchase and Sale
                    (Re: Alison's Corner) dated April 20, 2004.
10.124*********     Post Closing Agreement (Re: Alison's Corner) dated April 28,
                    2004.
10.125*********     Amended Purchase and Sale Agreement (Re: Alison's Corner)
                    dated April 23, 2004.
10.126*********     Promissory Note (Re: Alison's Corner) dated May 10, 2004.
10.127*********     Loan Agreement (Re: Alison's Corner) dated May 10, 2004.
10.128*********     Letter Agreement Regarding Escrow (Re: Alison's Corner)
                    dated May 10, 2004.
10.129*********     Post-Closing Agreement (Re: Alison's Corner) dated May 10,
                    2004.
10.130*********     Assignment and Assumption of Purchase and Sales Agreement
                    (Re: North Rivers Town Center) dated April 27, 2004.
10.131*********     Post-Closing Agreement (Re: North Rivers Town Center) dated
                    April 2004.
10.132*********     Amended Agreement for Purchase and Sale (Re: North Rivers
                    Town Center) dated April 26, 2004.
10.133*********     Assignment and Assumption of Purchase and Sales Agreement
                    (Re: Eastwood Towne Center) dated May 12, 2004.
10.134*********     Revised Letter Agreement (Re: Eastwood Towne Center) dated
                    March 29, 2004.
10.135*********     Master Fund Escrow Agreement (Eastwood Towne Center) dated
                    May 13, 2004.
10.136*********     Holdback Agreement (Re: Eastwood Towne Center) dated May 13,
                    2004.
10.137*********     Bill of Sale, Assignment and Assumption of Contracts (Re:
                    Eastwood Towne Center) dated May 13, 2004.
10.138*********     Assignment and Assumption of Purchase and Sales Agreement
                    (Re: Arvada Connection and Arvada Marketplace) dated April
                    28, 2004.
10.139*********     Bill of Sale, Assignment and Assumption of Contracts (Re:
                    Arvada Connection and Arvada Marketplace) dated April 29,
                    2004.
10.140*********     Purchase and Sale Agreement (Re: Arvada Connection and
                    Arvada Marketplace) dated March 31, 2004.
10.141*********     Escrow Agreement (Re: Arvada Connection and Arvada
                    Marketplace) dated April 29, 2004.
10.142*********     Redevelopment Agreement (Re: Arvada Connection and Arvada
                    Marketplace) dated April 28, 2004.
10.143*********     Easements With Covenants and Restrictions Affecting Land
                    (Re: Arvada Marketplace) dated April 29, 2004.
10.144*********     Assignment of Contract (Re: Watauga Pavilion) dated May 20,
                    2004.
10.145*********     Amended Purchase and Sale Agreement (Re: Watauga Pavilion)
                    dated May 11, 2004.
10.146*********     Post-Closing Escrow and Master Lease Agreement (Re: Watauga
                    Pavilion) dated May 21, 2004.
10.147*********     CAM Reconciliation Escrow Agreement (Re: Northpointe Plaza)
                    dated May 2004.
10.148*********     Reinstatement of and First Amendment to Agreement of
                    Purchase and Sale (Re: Northpointe Plaza) dated April 2004.
10.149*********     Vacancy Escrow Agreement (Re: Northpointe Plaza) dated May
                    2004.
10.150*********     Promissory Note - Loan No. 58108 (Re: Paradise Valley
                    Marketplace) dated June 3, 2004.
10.151*********     Loan Agreement - Loan No. 58108 (Re: Paradise Valley
                    Marketplace) dated June

EXHIBIT NO.         DESCRIPTION
-----------         -----------
                    3, 2004.
10.152*********     Promissory Note (Re: North Rivers Town Center) dated June
                    3, 2004.
10.153*********     Mortgage and Security Agreement (Re: North Rivers Town
                    Center) dated June 3, 2004.
10.154*********     Post-Closing Agreement (Re: North Rivers Town Center) dated
                    June 3, 2004.
10.155*********     Real Estate Purchase and Leaseback Agreement (Re: Eckerds -
                    Kill Devil Hills, NC) dated March 18, 2004.
10.156*********     Real Estate Purchase and Leaseback Agreement (Re: Eckerds -
                    Greer, SC) dated April 1, 2004.
10.157*********     Real Estate Purchase and Leaseback Agreement (Re: Eckerds -
                    Columbia, SC) dated March 18, 2004.
10.158*********     Real Estate Purchase and Leaseback Agreement (Re: Eckerds -
                    Crossville, TN) dated March 18, 2004.
10.159********      Deed of Trust, Assignment of Leases and Rents, Security
                    Agreement and Fixture Filing Loan No. 58108 (Re: Peoria
                    Crossing) dated June 3, 2004.
10.160********      Loan Agreement (Re: North Rivers Town) dated June 3, 2004.
10.161********      Secured Promissory Note Loan No. 753946 (Re: Arvada
                    Marketplace) dated June 17, 2004.
10.162********      Deed of Trust, Security Agreement and Assignment of Rents
                    Loan No. 753946 (Re: Arvada Marketplace) dated June 17,
                    2004.
10.163********      Guaranty Loan No. 753946 (Re: Arvada Marketplace) dated June
                    17, 2004.
10.164********      Mortgage Note Loan No. 6518370 (Re: Eastwood Town Center)
                    dated June 15, 2004.
10.165********      Mortgage - Loan No. 6518370 (Re: Eastwood Town Center) dated
                    June 15, 2004.
10.166********      Guaranty Agreement Loan No. 6518370 (Re: Eastwood Town
                    Center) dated June 15, 2004.
10.167********      Secured Promissory Note Loan No. 753943 (Re: Watauga
                    Pavilion) dated June 7, 2004.
10.168********      Deed of Trust, Security Agreement and Assignment of Rents
                    Loan No. 753943 (Re: Watauga Pavilion) dated June 7, 2004.
10.169********      Notice of Final Agreement Loan No. 753943 (Re: Watauga
                    Pavilion) dated June 7, 2004.
10.170********      Guaranty Loan No. 753943 (Re: Watauga Pavilion) dated June
                    7, 2004.
10.171********      General Assignment (Re: Northpointe Plaza) dated May 25,
                    2004.
10.172********      Post Closing and Indemnity Agreement (Re: Northpointe Plaza)
                    dated May, 2004.
10.173********      Promissory Note (Re: Northpointe Plaza) dated June 4, 2004.
10.174********      Loan Agreement (Re: Northpointe Plaza) dated June 4, 2004.
10.175********      Deed of Trust, Security Agreement and Fixture Filing (Re:
                    Northpointe Plaza) dated June 4, 2004.
10.176********      Revised Letter Agreement to Purchase (Re: Plaza Santa Fe)
                    dated December 4, 2004.
10.177********      Promissory Note Secured By Leasehold Deed of Trust (Re:
                    Plaza Santa Fe) dated November 22, 2002.
10.178********      Leasehold Deed of Trust and Absolute Assignment of Rents and
                    Leases and Security Agreement and Fixture Filing Loan No.
                    31-0900141A (Re: Plaza Santa Fe) dated November, 2002.
10.179********      Assignment of Purchase and Sale Agreement (Re: Pine Ridge
                    Plaza) dated June 4, 2004.
10.180********      Assignment and Assumption Agreement Purchase and Sale
                    Agreement (Re: Pine Ridge Plaza) dated May 26, 2004.

EXHIBIT NO.         DESCRIPTION
-----------         -----------
10.181********      Amended Purchase and Sale Agreement (Re: Pine Ridge Plaza)
                    dated March 30, 2004.
10.182********      Assignment of Contract (Re: Huebner Oaks Center) dated June
                    8, 2004.
10.183********      Agreement of Purchase and Sale (Re: Huebner Oaks Center).
10.184********      Secured Promissory Note 1 Loan No. 753971 (Re: Huebner Oaks
                    Center) dated June 22, 2004.
10.185********      Secured Promissory Note 2 Loan No. 753972 (Re: Huebner Oaks
                    Center) dated June 22, 2004.
10.186********      Deed of Trust, Security Agreement and Assignment of Rents
                    Loan Nos. 753971 and 753972 (Re: Huebner Oaks Center) dated
                    June 22, 2004.
10.187********      Guaranty Loan Nos. 753971 and 753972 (Re: Huebner Oaks
                    Center) dated June 22, 2004.
10.188********      Notice of Final Agreement Loan Nos. 753971 and 753972
                    (Huebner Oaks Center) dated June 22, 2004.
10.189********      Amended Letter Purchase Agreement (Re: John's Creek Village)
                    dated June 18, 2004.
10.190********      Earn-out Agreement (Re: John's Creek Village) dated June 23,
                    2004.
10.191********      Assignment of Contract (Re: Lakewood Towne Center) dated
                    June, 2004.
10.192********      Agreement for Purchase and Sale of Real Property and Escrow
                    Instructions (Re: Lakewood Towne Center) dated May 6, 2004.
10.193********      Escrow and Leasing Agreement (Re: Lakewood Towne Center)
                    dated June, 2004.
10.194********      Commitment Letter Loan Nos. 122498 and 122499 (Re: Lakewood
                    Towne Center) dated June 28, 2004.
10.195********      Deed of Trust Note A Loan No. 122498 (Re: Lakewood Towne
                    Center) dated June 28, 2004.
10.196********      Deed of Trust Note B Loan No. 122499 (Re: Lakewood Towne
                    Center) dated June 28, 2004.
10.197********      Deed of Trust, Assignment of Leases, Rents and Contracts,
                    Security Agreement and Fixture Filing (Re: Lakewood Towne
                    Center) dated June 28, 2004.
10.198********      First Amendment to Escrow and Leasing Agreement Loan Nos.
                    122498 and 122499 (Re: Lakewood Towne Center) dated June 28,
                    2004.
10.199********      Master Lease Escrow Agreement (Re: Paradise Shoppes at
                    Prominence Point) dated June 30, 2004.
10.200********      Assignment of Purchase and Sale Agreement (Re: Northgate
                    North) dated June 24, 2004.
10.201********      Amended Agreement to Purchase and Sale Agreement (Re:
                    Northgate North) dated June 23, 2004.
10.202********      Escrow Agreement Regarding July Rents (Re: Northgate North)
                    dated June 30, 2004.
10.203********      Escrow Agreement Regarding Bassett TI Work/Leasing
                    Commission (Re: Northgate North) dated June, 2004.
10.204********      Access Agreement (Re: Northgate North) dated June 30, 2004.
10.205********      Post Closing and Indemnity Agreement (Re: Davis Towne
                    Crossing) dated June 30, 2004.
10.206********      Letter Agreement to Purchase (Re: Davis Towne Crossing)
                    dated April 21, 2004.
10.207              ** NOT USED
10.208********      Assignment of Purchase and Sale Agreement (Re: Fullerton
                    Metrocenter) dated June 24, 2004.
10.209********      Post Closing and Indemnity Agreement (Re: Fullerton
                    Metrocenter) dated June, 2004.

EXHIBIT NO.         DESCRIPTION
-----------         -----------
10.210********      Amended Purchase and Sale Agreement and Joint Escrow
                    Instructions (Re: Fullerton Metrocenter) dated June 30,
                    2004.
10.211********      Assignment and Assumption of Agreement for Purchase and Sale
                    (Re: Low Country Village) datd June 30, 2004.
10.212********      Post Closing Agreement (Re: Low Country Village) dated June
                    30, 2004.
10.213********      Agreement of Purchase and Sale (Re: Low Country Village)
                    dated May 20, 2004.
10.214********      Installment Note (Re: Pacheco Pass) dated June 30, 2004.
10.215********      Loan Proceeds Holdback Agreement (Re: Pacheco Pass) dated
                    June 30, 2004.
10.216********      Interest Reserve Holdback Agreement (Re: Pacheco Pass) dated
                    June 30, 2004.
10.217********      Loan Guaranty Agreement (Secured Note) (Re: Pacheco Pass)
                    dated June 30, 2004.
10.218********      Escrow Agreement (Re: Shoppes at Boardwalk) dated July 1,
                    2004.
10.219********      Secured Promissory Note Loan No. 753948 (Re: Shoppes at
                    Boardwalk) dated July 2, 2004.
10.220********      Deed of Trust, Security Agreement and Assignment of Rents
                    (Re: Shoppes at Boardwalk) dated July 2, 2004.
10.221********      Guaranty Loan No. 75348 (Re: Shoppes at Boardwalk) dated
                    July 2, 2004.
10.222********      Property Reserves Agreement Loan No. 753948 (Re: Shoppes at
                    Boardwalk) dated July 2, 2004.
10.223********      Master Lease Escrow Agreement (Re: Paradise Shoppes at
                    Dallas) dated July 1, 2004.
10.224++            Assignment of Purchase Agreement (Re: Plaza Santa Fe II)
                    dated May 25, 2004
10.225++            Assignment of Contract (Re: Eckerds - Greer) dated May 2004
10.226++            Assignment of Contract (Re: Eckerds - Kill Devil Hills)
                    dated May 2004
10.227++            Assignment of Contract (Re: Eckerds - Crossville) dated May
                    2004
10.228++            Assignment of Contract (Re: Eckerds - Colimbia) dated May
                    2004
10.229++            Promissory Note (Re: Eckerds - Crossville) dated July 21,
                    2004
10.230++            Post-Closing Agreement (Re: Eckerds - Crossville) dated July
                    21, 2004
10.231++            Guaranty Agreement Regarding Cross-Collateralization (Re:
                    Eckerds- Crossville) dated July 21, 2004
10.232++            Promissory Note (Re: Eckerds - Columbia) dated July 21, 2004
10.233++            Guaranty Agreement Regarding Cross-Collateralization (Re:
                    Eckerds- Columbia) dated July 21, 2004
10.234++            Promissory Note (Re: Eckerds - Kill Devil Hills) dated July
                    21, 2004
10.235++            Post-Closing Agreement (Re: Eckerds - Kill Devil Hills)
                    dated July 21, 2004
10.236++            Guaranty Agreement Regarding Cross-Collateralization (Re:
                    Eckerds - Kill Devil Hills) dated July 21, 2004
10.237++            Promissory Note (Re: Eckerds - Greer) dated July 21, 2004
10.238++            Guaranty Agreement Regarding Cross-Collateralization (Re:
                    Eckerds - Greer) dated July 21, 2004
10.239++            Loan Agreement (Re: Eckerds - Crossville, Columbia, Greer
                    and Kill Devil Hills) dated July 21, 2003
10.240++            Promissory Note (Re: Pine Ridge Plaza) dated July 27, 2004
10.241++            Loan Agreement (Re: Pine Ridge Plaza) dated July 27, 2004
10.242++            Earn-Out Agreement (Re: Johns Creek Village) dated June 23,
                    2004
10.243++            Transitional Security (Phase II) Reserve Agreement (Re:
                    Johns Creek Village) dated June 28, 2004
10.244++            Mortgage Note (Re: Johns Creek Village) dated June 28, 2004
10.245++            Deed to Secure Debt, Assignment of Leases and Rents and
                    Security Agreement (Re: Johns Creek Village) dated June 28,
                    2004

EXHIBIT NO.         DESCRIPTION
-----------         -----------
10.246++            Guaranty Agreement (Re: Johns Creek Village) dated June 28,
                    2004
10.247++            Post-Closing Agreement (Re: Fullerton Metrocenter) dated
                    July 9, 2004
10.248++            Promissory Note (Re: Fullerton Metrocenter) dated July 9,
                    2004
10.249++            Loan Agreement (Re: Fullerton Metrocenter) dated July 9,
                    2004
10.250++            Deed of Trust Note (Re: Northgate North) dated July 2004
10.251++            Letter Agreement (Re: Northgate North) dated July 14, 2004
10.252++            Closing Certificate (Re: Northgate North) dated July 2004
10.253++            Limited Payment Guaranty (Re: Northgate North) dated July
                    2004
10.254++            Post-Closing Agreement (Re: Cranberry Square) dated July
                    2004
10.255++            Loan Agreement (Re: Cranberry Square) dated July 2004
10.256++            Letter Agreement (Re: Tollgate Marketplace) dated July 21,
                    2004
10.257++            Closing Certificate (Re: Tollgate Marketplace) dated July
                    21, 2004
10.258++            Mortgage Note (Re: Tollgate Marketplace) dated July 21, 2004
10.259++            Post Closing Delivery Covenant (Re: Tollgate Marketplace)
                    dated July 21, 2004
10.260++            Indemnity Guaranty (Re: Tollgate Marketplace) dated July 21,
                    2004
10.261++            Real Estate Purchase Contract (Re: Wal-Mart Supercenter -
                    Blytheville) dated May 28, 2004
10.262++            Letter Agreement (Re: Gateway Village) dated July 21, 2004
10.263++            Closing Certificate (Re: Gateway Village) dated July 21,
                    2004
10.264++            Mortgage Note A (Re: Gateway Village) dated July 21, 2004
10.265++            Mortgage Note B (Re: Gateway Village) dated July 21, 2004
10.266++            Indemnity Guaranty (Re: Gateway Village) dated July 21, 2004
10.267++            Post Closing Delivery Covenant (Re: Gateway Village, Towson
                    Circle, and Tollgate Marketplace) dated July 21, 2004
10.268++            Letter Agreement (Re: Towson Circle) dated July 21, 2004
10.269++            Closing Certificate (Re: Towson Circle) dated July 21, 2004
10.270++            Mortgage Note A (Re: Towson Circle) dated July 21, 2004
10.271++            Mortgage Note B (Re: Towson Circle) dated July 21, 2004
10.272++            Indemnity Guaranty (Re: Towson Circle) dated July 21, 2004
10.273++            Letter Agreement (Re: Gateway Plaza Shopping Center) dated
                    May 20, 2004
10.274++            Promissory Note (Re: Wrangler Company Western Headquarters
                    and Distribution Facility) dated July 26, 2004
10.275++            Loan Agreement (Re: Wrangler Company Western Headquarters
                    and Distribution Facility) Dated July 26, 2004
10.276++            Promissory Note (Re: Plaza at Marysville) dated July 30,
                    2004
10.277++            Loan Agreement (Re: Plaza at Marysville) dated July 30, 2004
10.278++            Forks Town Center China Moon Escrow (Re: Forks Town Center)
                    dated July 27, 2004
10.279++            Earn Out Agreement (Re: Forks Town Center) dated July 27,
                    2004
10.280++            Promissory Note (Re: Academy Sports and Outdoors - Houma)
                    dated August 4, 2004
10.281++            Loan Agreement (Re: Academy Sports and Outdoors - Houma)
                    dated August 4, 2004
10.282++            Promissory Note (Re: Resisterstown Plaza) dated August 4,
                    2004
10.283++            Letter Agreement (Re: Reisterstown Plaza) dated July 30,
                    2004
10.284++            Loan Agreement (Re: Reisterstown Plaza) dated August 4, 2004
10.285++            Guaranty Agreement (Re: Reisterstown Plaza) dated August 4,
                    2004
10.286++            Limited Guaranty Agreement (Re: Reisterstown Plaza) dated
                    August 4, 2004
10.287++            Post-Closing Agreement (Re: Reisterstown Plaza) dated August
                    4, 2004
10.288++            Letter Agreement (Re: Wal-Mart Supercenter - Jonesboro)
                    dated June 4, 2004

EXHIBIT NO.         DESCRIPTION
-----------         -----------
10.289++            Promissory Note (Re: Wal-Mart Supercenter - Jonesboro) dated
                    August 6, 2004
10.290++            Loan Agreement (Re: Wal-Mart Supercenter - Jonesboro) dated
                    August 6, 2004
10.291**********    Promissory Note Loan No. 10024997 (Re: Davis Towne Crossing)
                    dated August 9, 2004
10.292**********    Loan Agreement No. 10024997 (Re: Davis Towne Crossing) dated
                    August 9, 2004
10.293**********    Promissory Note Loan No. 10024995 (Re: Shoppes of Prominence
                    Point) dated August 2004
10.294**********    Loan Agreement No. 10024995 (Re: Shoppes of Prominence
                    Point) dated August 2004
10.295**********    Assignment of Contract (Re: Shops at Boardwalk) dated July
                    1, 2004
10.296**********    Letter Agreement to Purchase (Re: Shops at Boardwalk) dated
                    March 2004
10.297**********    Amended Agreement of Sale (Re: Shops at Boardwalk) dated
                    April 15, 2004
10.298**********    Assignment of Contract (Re: Cranberry Square) dated June 23,
                    2004
10.299**********    Letter Agreement to Purchase (Re: Cranberry Square) dated
                    April 27, 2004
10.300**********    Construction Agreement (Re: Dorman Center Phase II) dated
                    July 15, 2004
10.301**********    Escrow Agreement (Re: Dorman Center Phase II) dated July 14,
                    2004
10.302**********    Assignment and Assumption of Purchase and Sale Agreement
                    (Re: Gateway Plaza) dated July 21, 2004
10.303**********    Amended Purchase and Sale Agreement (Re: Gateway Plaza)
                    dated July 15, 2004
10.304**********    Letter Agreement to Purchase (Re: Gateway Plaza) dated May
                    20, 2004
10.305**********    Assignment of Contract (Re: Plaza at Marysville) dated July
                    26, 2004
10.306**********    Reinstated and Amended Purchase and Sale Agreement (Re:
                    Plaza at Marysville) dated July 23, 2004
10.307**********    Purchase and Sale Agreement (Re: Plaza at Marysville) dated
                    May 6, 2004
10.308**********    Letter Agreement to Purchase (Re: Forks Town Center) dated
                    August 10, 2004
10.309**********    Mortgage Note Loan No. 122483 (Re: Forks Town Center) dated
                    August 10, 2004
10.310**********    Limited Payment Guarantee Agreement Loan No. 122483 (Re:
                    Forks Town Center) dated August 10, 2004
10.311**********    Post-Closing Agreement (Re: Village Shoppes at Simonton)
                    dated August 9, 2004
10.312**********    Escrow and Guarantee Agreement (Re: Village Shoppes at
                    Simonton) dated August 2004
10.313**********    Assignment and Assumption of Purchase and Sale Agreement
                    (Re: Village Shoppes at Simonton) dated August 2004
10.314**********    Letter Agreement to Purchase (Re: Village Shoppes at
                    Simonton) dated April 30, 2004
10.315**********    Secured Promissory Note Loan No. 754044 (Re: Manchester
                    Meadows) dated August 24, 2004
10.316**********    Deed of Trust, Security Agreement and Assignment of Rents
                    (Re: Manchester Meadows) dated August 24, 2004
10.317**********    Guaranty Agreement Loan No. 754044 (Re: Manchester Meadows)
                    dated August 24, 2004
10.318**********    Escrow and Guarantee Agreement (Re: Manchester Meadows)
                    dated August 2004
10.319**********    St. Louis Playscapes Escrow and Guarantee Agreement (Re:
                    Manchester Meadows) dated August 2004
10.320**********    Assignment and Assumption of Purchase and Sale Agreement
                    (Re: Manchester Meadows) dated August 2004
10.321**********    Purchase and Sale Agreement (Re: Manchester Meadows) dated
                    July 13, 2004
10.322**********    Amended and Restated Promissory Note Loan No. 10024998 (Re:
                    Governor's Marketplace) dated August 17, 2004

EXHIBIT NO.         DESCRIPTION
-----------         -----------
10.323**********    Post-Closing Agreement (Re: Governor's Marketplace) dated
                    August 2004
10.324**********    Loan Agreement No. 10024998 (Re: Governor's Marketplace)
                    dated August 17, 2004
10.325**********    Master Lease Escrow Agreement (Re: Mitchell Ranch Plaza)
                    dated August 23, 2004
10.326**********    Agreement of Purchase and Sale (Re: Mitchell Ranch Plaza)
                    dated July 20, 2004
10.327**********    Master Lease Escrow Agreement (Re: The Columns) dated August
                    24, 2004
10.328**********    Escrow Agreement (Re: The Columns) dated August 24, 2004
23.1                Consent of KPMG LLP
23.2+               Consent of Duane Morris LLP (included in Exhibit 5).
23.3+               Consent of Duane Morris LLP (included in Exhibit 8).
24.1++              Power of Attorney

* Incorporated by reference to the Company's Registration Statement on Form S-11 (File No. 333-103799) originally filed March 13, 2003.

** Incorporated by reference to Amendment No. 1 to the Company's Registration Statement on Form S-11 (File No. 333-103799) originally filed May 8, 2003.

*** Incorporated by reference to Amendment No. 2 to the Company's Registration Statement on Form S-11 (File No. 333-103799) originally filed June 30, 2003.

**** Incorporated by reference to Amendment No. 3 to the Company's Registration Statement on Form S-11 (File No. 333-103799) originally filed August 20, 2003.

***** Incorporated by reference to Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-11 (File No. 333-103799) originally filed December 15, 2003.

****** Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2003, originally filed February 27, 2004.

******* Incorporated by reference to Post-Effective Amendment No. 3 to the Company's Registration Statement on Form S-11 (File No. 333-103799) originally filed March 15, 2004.

******** Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, originally filed July 29, 2004

*********   Incorporated by reference to Post-Effective Amendment No. 4 to the
            Company's Registration Statement on Form S-11 (File No. 333-103799) originally filed June 15, 2004.

**********  Incorporated by reference to Post-Effective Amendment No. 5 to the
            Company's Registration Statement on Form S-11 (File No. 333-103799) originally filed September 15, 2004.

+ To be filed by amendment.

++ Previously filed.

ITEM 37.  UNDERTAKINGS.

1.   The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The Registrant undertakes to send to each Stockholder at least on an annual basis a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

3. The Registrant undertakes to provide to the Stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Company.

4. The Registrant hereby undertakes to send to the Stockholders, within 60 days after the close of each quarterly fiscal period, the information specified by Form 10-Q, if such report is required to be filed with the Securities and Exchange Commission.

5. The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each Property not identified in the Prospectus at such time as there arises a reasonable probability that such Property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Stockholders. Each sticker supplement should also disclose all compensation and fees received by the Advisor and its Affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements Rule 3-14 of Regulation S-X only for Properties acquired during the distribution period.

     The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Stockholders at least once each quarter after the distribution period of the offering has ended.

6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on the 10th day of November, 2004.

                                   INLAND WESTERN RETAIL REAL ESTATE
                                   TRUST, INC.

                                   By:  /s/ Robert D. Parks
                                      ------------------------------------------
                                   Name:  Robert D. Parks
                                   Title: Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name                                     Capacity                               Date
----------------------------------       ---------------------------------      -----------------------

/s/ Robert D. Parks                      Chairman, Chief Executive Officer      November 10, 2004
----------------------------------       and Director
Robert D. Parks

/s/ Steven P. Grimes                     Treasurer and Principal Financial      November 10, 2004
----------------------------------       Officer
Steven P. Grimes

/s/ Lori J. Foust                        Principal Accounting Officer           November 10, 2004
----------------------------------
Lori J. Foust

*                                        Director                               November 10, 2004
----------------------------------
Brenda G. Gujral

*                                        Independent Director                   November 10, 2004
----------------------------------
Frank A. Catalano, Jr.

*                                        Independent Director                   November 10, 2004
----------------------------------
Kenneth H. Beard

*                                        Independent Director                   November 10, 2004
----------------------------------
Paul R. Gauvreau

*                                        Independent Director                   November 10, 2004
----------------------------------
Gerald M. Gorski

*                                        Independent Director                   November 10, 2004
----------------------------------
Barbara A. Murphy

*       By: /s/ Roberta S. Matlin
            ------------------------
        Power of Attorney

                                  EXHIBIT INDEX


EXHIBIT NO.         DESCRIPTION
-----------         -----------
1.1                 Form of Dealer Manager Agreement by and between Inland
                    Western Retail Real Estate Trust, Inc. and Inland Securities
                    Corporation
1.2                 Form of Soliciting Dealers Agreement by and between Inland
                    Securities Corporation and the Soliciting Dealers
3.1                 Second Amended and Restated Articles of Incorporation of
                    Inland Western Retail Real Estate Trust, Inc.
5                   Opinion of Duane Morris LLP as to the legality of the Shares being registered
8                   Opinion of Duane Morris LLP as to tax matters
23.1                Consent of KPMG LLP